EXECUTION COPY

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                        RESIDENTIAL ACCREDIT LOANS, INC.,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                                     Trustee

                               SERIES SUPPLEMENT,

                           DATED AS OF MARCH 1, 2003,

                                       TO

                                STANDARD TERMS OF
                         POOLING AND SERVICING AGREEMENT
                            dated as of March 1, 2003

                 Mortgage Asset-Backed Pass-Through Certificates

                                 Series 2003-QS6


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Article I    DEFINITIONS....................................................................4

        Section 1.01.  Definitions..........................................................4

        Section 1.02.  Use of Words and Phrases............................................16

        Section 1.03.  Determination of LIBOR..............................................17

Article II   CONVEYANCE OF MORTGAGE LOANS; ORIGINAL

        ISSUANCE OF CERTIFICATES...........................................................19

        Section 2.01.   Conveyance of Mortgage Loans.
                      (See Section 2.01 of the Standard Terms).............................19

        Section 2.02.   Acceptance by Trustee.  (See Section 2.02 of the Standard
                      Terms)...............................................................19

        Section 2.03.   Representations, Warranties and Covenants of the
                      Master Servicer and the Company......................................19

        Section 2.04. Representations and Warranties of Sellers. (See Section 2.04 of
                      the Standard Terms)..................................................22

        Section 2.05. Execution and Authentication of Certificates/Issuance of
                      Certificates Evidencing Interests in REMIC I Certificates............22

        Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular
                      Interests; Acceptance by the Trustee.................................22

        Section 2.07. Issuance of Certificates Evidencing Interest in REMIC II.............22

        Section 2.08. Purposes and Powers of the Trust (See Section 2.08 of the
                      Standard Terms)......................................................22

Article III  ADMINISTRATION AND SERVICING OF MORTGAGE LOANS................................23

Article IV  PAYMENTS TO CERTIFICATEHOLDERS.................................................24

        Section 4.01. Certificate Account.  (See Section 4.01 of the Standard Terms)  .....24

        Section 4.02. Distributions. ......................................................24

        Section 4.03. Statements to Certificateholders; Exchange Act Reporting (See
                      Section 4.04 of the Standard Terms)..................................39

        Section 4.04. Distribution of Reports to the Trustee and the Company;
                      Advances by the Master Servicer (See Section 4.04 of the
                      Standard Terms)......................................................39

        Section 4.05. Allocation of Realized Losses. ......................................39

        Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property.
                      (See Section 4.06 of the Standard Terms).............................40

        Section 4.07. Optional Purchase of Defaulted Mortgage Loans.  (See Section
                      4.07 of the Standard Terms)..........................................40

        Section 4.08. Surety Bond. (See Section 4.08 of the Standard Terms)................40

Article V  THE CERTIFICATES................................................................41

Article VI    THE COMPANY AND THE MASTER SERVICER..........................................42

Article VII   DEFAULT......................................................................43

Article VIII  CONCERNING THE TRUSTEE.......................................................44

Article IX    TERMINATION..................................................................45

Article X      REMIC PROVISIONS............................................................46

        Section 10.01.REMIC Administration.  (See Section 10.01 of the Standard Terms).....46

        Section 10.02.Master Servicer; REMIC Administrator and Trustee
                      Indemnification.  (See Section 10.02 of the Standard Terms)..........46

        Section 10.03.Designation of REMICs................................................46

        Section 10.04.Distributions on the Uncertificated REMIC I and REMIC II
                      Regular Interests....................................................46

        Section 10.05.Compliance with Withholding Requirements.............................48

Article XI   MISCELLANEOUS PROVISIONS......................................................50

        Section 11.01.Amendment.  (See Section 11.01 of the Standard Terms)................50

        Section 11.02.Recordation of Agreement;  Counterparts.  (See Section 11.02 of
                      the Standard Terms)..................................................50

        Section 11.03.Limitation on Rights of Certificateholders.  (See Section 11.03
                      of the Standard Terms)...............................................50

        Section 11.04.Governing Laws.  (See Section 11.04 of the Standard Terms)...........50

        Section 11.05.Notices..............................................................50

        Section 11.06.Required Notices to Rating Agency and Subservicer.  (See
                      Section 11.06 of the Standard Terms).................................51

        Section 11.07.Severability of Provisions. (See Section 11.07 of the Standard
                      Terms)...............................................................51

        Section 11.08.Supplemental Provisions for Resecuritization.  (See Section
                      11.08 of the Standard Terms).........................................51

        Section 11.09.Allocation of Voting Rights..........................................51

        Section 11.10.No Petition..........................................................51


                                    EXHIBITS

Exhibit One:          Mortgage Loan Schedule
Exhibit Two:          Schedule of Discount Fractions
Exhibit Three:        Information to be Included in
                      Monthly Distribution Date Statement
Exhibit Four:         Standard Terms of Pooling and Servicing
                      Agreement Dated as of March 1, 2003
Exhibit Five:         Aggregate Planned Principal Balances and Aggregate
                      Scheduled Principal
                      Balances

        This is a Series Supplement, dated as of March 1, 2003 (the "Series Supplement"), to the Standard Terms of Pooling and Servicing Agreement, dated as of March 1, 2003 and attached as Exhibit Four hereto (the "Standard Terms" and, together with this Series Supplement, the "Pooling and Servicing Agreement" or "Agreement"), among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

        The Company intends to sell mortgage asset-backed pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans. As provided herein, the REMIC
Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund, and subject to this Agreement (including the Mortgage Loans), as two real estate mortgage investment conduits (each, a "REMIC") for federal income tax purposes.

        The terms and provisions of the Standard Terms are hereby incorporated by reference herein as though set forth in full herein. If any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Standard Terms, the terms and provisions of this Series Supplement shall govern. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Standard Terms. The Pooling and Servicing Agreement shall be dated as of the date of this Series Supplement.

        The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.

                              AGGREGATE
                               INITIAL
                             CERTIFICATE                                            S&P/
               PASS-THROUGH   PRINCIPAL                              MATURITY    -----------     MINIMUM
 DESIGNATION      RATE         BALANCE      FEATURES1                  DATE         FITCH     DENOMINATIONS2
                                      -

                                                                    March 25,
Class A-1         2.75%     $64,642,131.00  Senior/PAC/Fixed Rate      2033        AAA/AAA     $25,000.00

                                            Senior/Scheduled/Accret March 25,
Class A-2         4.75%     $22,634,334.00   Directed/Fixed Rate        2033        AAA/AAA     $25,000.00

                                            Senior/Scheduled/AccretMarch 25,
Class A-3         5.25%     $22,841,077.00   Directed/Fixed Rate       2033        AAA/AAA     $25,000.00

                                                                    March 25,
Class A-4         4.25%     $41,961,883.00  Senior/PAC/Fixed Rate      2033        AAA/AAA     $25,000.00


               Adjustable                    Senior/PAC/Floater/    March 25,
Class A-5      Rate3        $22,814,869.00     Adjustable Rate         2033        AAA/AAA     $25,000.00
                                               Senior/Inverse
               Adjustable                     Floater/Interest      March 25,
Class A-6         Rate3              $0.004 Only/Adjustable Rate       2033        AAA/AAA    $2,000,000.00

               Adjustable                    Senior/PAC/Floater/    March 25,
Class A-7         Rate3     $70,592,117.00     Adjustable Rate         2033        AAA/AAA     $25,000.00
                                               Senior/Inverse
               Adjustable                     Floater/Interest      March 25,
Class A-8         Rate3              $0.004 Only/Adjustable Rate       2033        AAA/AAA    $2,000,000.00
                                            Senior/Scheduled/Accret
               Adjustable                     Directed/Floater/    iMarch 25,
Class A-9         Rate3     $12,383,589.00     Adjustable Rate         2033        AAA/AAA     $25,000.00
                                               Senior/Inverse
               Adjustable                     Floater/Interest      March 25,
Class A-10        Rate3              $0.004 Only/Adjustable Rate       2033        AAA/AAA    $2,000,000.00
                                            Senior/Scheduled/Accre



____________

1    The Certificates,  other than the Class A-P, Class A-V, Class B and Class R
     Certificates  shall be Book-Entry  Certificates.  The Class A-P, Class A-V,
     Class B and Class R Certificates shall be delivered to the holders thereof in physical form.

2 The Certificates, other than the Class A-V and Class R Certificates, shall be issuable in minimum dollar denominations as indicated above (by
     Certificate Principal Balance or Notional Amount, as applicable) and integral multiples of $1 (or $1,000 in the case of the Class A-P, Class
     B-1, Class B-2 and Class B-3 Certificates) in excess thereof, except that one Certificate of any of the Class A-P and Class B-1, Class B-2 and Class
     B-3 Certificates that contain an uneven multiple of $1,000 shall be issued in a denomination equal to the sum of the related minimum denomination set forth above and such uneven multiple for such Class or the sum of such denomination and an integral multiple of $1,000.

3
-------------------- ---------------- ----------------------- --------- --------
Adjustable Rates:    Initial          Formula                 Maximum   Minimum

-------------------- ---------------- ----------------------- --------- --------
-------------------- ---------------- ----------------------- --------- --------
Class A-5            1.64%            LIBOR + 0.30%           8.50%     0.30%
-------------------- ---------------- ----------------------- --------- --------
-------------------- ---------------- ----------------------- --------- --------
Class A-6            6.86%            8.20% - LIBOR           8.20%     0.00%
-------------------- ---------------- ----------------------- --------- --------
-------------------- ---------------- ----------------------- --------- --------
Class A-7            1.74%            LIBOR + 0.40%           8.50%     0.40%
-------------------- ---------------- ----------------------- --------- --------
-------------------- ---------------- ----------------------- --------- --------
Class A-8            6.76%            8.10% - LIBOR           8.10%     0.00%
-------------------- ---------------- ----------------------- --------- --------
-------------------- ---------------- ----------------------- --------- --------
Class A-9            2.09%            LIBOR + 0.75%           8.50%     0.75%
-------------------- ---------------- ----------------------- --------- --------
-------------------- ---------------- ----------------------- --------- --------
Class A-10           6.41%            7.75% - LIBOR           7.75%     0.00%
-------------------- ---------------- ----------------------- --------- --------
-------------------- ---------------- ----------------------- --------- --------
Class A-14           1.99%            LIBOR + 0.65%           8.00%     0.65%
-------------------- ---------------- ----------------------- --------- --------
-------------------- ---------------- ----------------------- --------- --------
Class A-15           6.51%            7.85% - LIBOR           7.85%     0.50%


                                       2

                             AGGREGATE
                               INITIAL
                             CERTIFICATE                                            S&P/
               PASS-THROUGH   PRINCIPAL                              MATURITY    -----------     MINIMUM
 DESIGNATION      RATE         BALANCE      FEATURES1                  DATE         FITCH     DENOMINATIONS2

                                                                     March 25,
Class A-11        5.75%     $37,614,546.00   Directed/Fixed Rate       2033        AAA/AAA     $25,000.00
                                            Senior/Accrual/Compani  March 25,
Class A-12        5.75%     $10,000,000.00          Rate               2033        AAA/AAA     $25,000.00
                                                                    March 25,
Class A-13        5.75%     $13,750,000.00    Senior/Fixed Rate        2033        AAA/AAA     $25,000.00
               Adjustable                   Senior/Floater/Adjusta  March 25,
Class A-14        Rate3     $31,923,454.00          Rate               2033        AAA/AAA     $25,000.00
                                               Senior/Inverse
               Adjustable                     Floater/Interest      March 25,
Class A-15        Rate3              $0.004 Only/Adjustable Rate       2033        AAA/AAA    $2,000,000.00
Class A-P         0.00%      $4,587,696.05  Principal Only/Senior   March 25,      AAA/AAA     $25,000.00
                                                                            2033
Class A-V       Variable             $0.00        Variable          March 25,      AAA/AAA    6
               Rate5                           Strip/Interest          2033
                                                 Only/Senior
Class R-I         6.00%            $100.00     Residual/Senior      March 25,      AAA/AAA    7
                                                                            2033
Class R-II        6.00%            $100.00     Residual/Senior      March 25,      AAA/AAA          7
                                                                            2033
Class M-1         6.00%      $8,404,200.00        Mezzanine         March 25,       AA/NA      $25,000.00
                                                                            2033
Class M-2         6.00%      $3,734,800.00        Mezzanine         March 25,       A/NA       $250,000.00
                                                                            2033
Class M-3         6.00%      $2,240,900.00         Mezzanine         March 25,      BBB/NA      $250,000.00
                                                                            2033
Class B-1         6.00%      $1,120,500.00        Subordinate        March 25,       BB/NA      $250,000.00
                                                                            2033
Class B-2         6.00%      $1,120,500.00        Subordinate        March 25,       B/NA       $250,000.00
                                                                            2033
Class B-3         6.00%      $1,120,516.12        Subordinate        March 25,       NA/NA      $250,000.00
                                                                            2033

_________

4 The Class A-6, Class A-8, Class A-10 and Class A-15 Certificates do not have a principal balance. For the purpose of calculating interest payments, interest on the Class A-6, Class A-8, Class A-10 and Class A-15
     Certificates will accrue on a notional amount equal to the certificate principal balances of the Class A-5, Class A-7, Class A-9 and Class A-14 Certificates, respectively.

5    The initial Pass-Through Rate on the Class A-V Certificates is 0.2233%.

6 The Class A-V Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest.

7 Each class of the Class R Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one Class R Certificate of each Class will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%.



        The Mortgage Loans have an aggregate principal balance as of the Cut-off Date of $370,125,796.05.

        In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows: ARTICLE I......

ARTICLE I
                                   DEFINITIONS

Section 1.01...Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

        Accretion Termination Date: The earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Accretion Directed Scheduled Certificates has been reduced to zero and (ii) the Credit Support Depletion Date.

        Accrual Companion Certificates:  Any of the Class A-12 Certificates.

     Accretion Directed Scheduled Certificates: Any of the Class A-2, Class A-3, Class A-9 and Class A-11 Certificates.

        Accrual Distribution Amount: With respect to any Distribution Date on or prior to the Accretion Termination Date, an amount equal to the amount of Accrued Certificate Interest on the Accrual Companion Certificates that is added to the Certificate Principal Balance thereof on such Distribution Date pursuant to Section 4.02(h).

        Adjustable Rate Certificates: Any of the Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-14 or Class A-15 Certificates.

        Aggregate Planned Principal Balance: With respect to the Class A-1, Class A-4, Class A-5 Certificates and Class A-7 Certificates and any Distribution Date, the amount set forth under Schedule III in the table entitled "Aggregate Planned Principal Balances and Aggregate Scheduled Principal Balances" in Exhibit Five opposite such date.

        Aggregate Scheduled Principal Balance: With respect to the Class A-2, Class A-3, Class A-9 and Class A-11 Certificates and any Distribution Date, the amount set forth under Schedule I in the table entitled "Aggregate Planned Principal Balances and Aggregate Scheduled Principal Balances" in Exhibit Five opposite such date. With respect to the Class A-2, Class A-3 and Class A-9 Certificates and any Distribution Date, the amount set forth in under Schedule II in the table entitled "Aggregate Planned Principal Balances and Aggregate Scheduled Principal Balances" in Exhibit Five opposite such date.

        Bankruptcy Amount: As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (A) $116,166 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement. As of any date of determination on or after the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of

               (1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination (or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") and (b) the greater of

(A) the greater of (i) 0.0006 times the aggregate principal balance of all the Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary having a Loan-to-Value Ratio (other than Additional Collateral Loans) at origination which exceeds 75% and (ii) $100,000; and

(B) the greater of (i) the product of (x) an amount equal to the largest difference in the related Monthly Payment for any Non-Primary Residence Loan remaining in the Mortgage Pool (other than Additional Collateral Loans) which had an original Loan-to-Value Ratio of 80% or greater that would result if the Net Mortgage Rate thereof was equal to the weighted average (based on the principal balance of the Mortgage Loans as of the Relevant Anniversary) of the Net Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Non-Primary Residence Loans remaining in the Mortgage Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary Residence Loans remaining in the Mortgage Pool divided by the total number of Outstanding Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary, and (ii) $50,000,

               over (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Relevant Anniversary.

        The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Certificate:  Any Class A, Class M, Class B or Class R Certificate.
        -----------

        Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01 of the Standard Terms, which shall be entitled "Deutsche Bank Trust Company Americas, as trustee, in trust for the registered holders of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2003-QS6" and which must be an Eligible Account.

        Certificate Policy:  None.

        Class A Certificate: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10,

Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-V or Class A-P Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit A.

        Class R Certificate: Any one of the Class R-I Certificates and Class R-II Certificates.

        Class R-I Certificate: Any one of the Class R-I Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC I for purposes of the REMIC Provisions.

        Class R-II Certificate: Any one of the Class R-II Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC II for purposes of the REMIC Provisions.

        Closing Date:  March 28, 2003.

     Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Residential Funding Corporation Series 2003-QS6.

        Cut-off Date:  March 1, 2003.

     Determination Date: With respect to any Distribution Date, the second Business Day prior to each Distribution Date.

        Discount Net Mortgage Rate:  6.00% per annum.

     Due Period: With respect to each Distribution Date, the calendar month in which such Distribution Date occurs.

        Eligible Funds: On any Distribution Date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Senior Certificates,
(ii) the Senior  Principal  Distribution  Amount  (determined  without regard to
Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-P Principal Distribution Amount (determined without regard to Section 4.02(b)(i)(E) hereof) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

        Floater Certificates: Any one of the Class A-5, Class A-7, Class A-9 or Class A-14 Certificates.

        Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date an amount equal to 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement since the Cut-off Date up to such date of determination and (Y) from the first to, but not including, the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and
(b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

        The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Initial Monthly Payment Fund: $78,613, representing scheduled principal amortization and interest at the Net Mortgage Rate payable during the April 2003 Due Period, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment.

        Initial Notional Amount: With respect to the Class A-6 Certificates, $22,814,869.00. With respect to the Class A-8 Certificates, $70,592,117.00. With respect to the Class A-10 Certificates, $12,383,589.00. With respect to the Class A-15 Certificates, $31,923,454.00. With respect to the Class A-V Certificates or Subclass thereof issued pursuant to Section 5.01(c), the aggregate Cut-off Date Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Class or Subclass on such date.

        Initial Subordinate Class Percentage: With respect to each Class of Subordinate Certificates, an amount which is equal to the initial aggregate Certificate Principal Balance of such Class of Subordinate Certificates divided by the aggregate Stated Principal Balance of all the Mortgage Loans as of the Cut-off Date as follows:

        Class M-1:  2.25%           Class B-1:  0.30%
        Class M-2:  1.00%           Class B-2:  0.30%
        Class M-3:  0.60%           Class B-3:  0.30%

        Interest Accrual Period: With respect to any Class of Certificates (other than the Floater Certificates and the Inverse Floater Certificates) and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. The Interest Accrual Period for the Floater Certificates and the Inverse Floater Certificates for any Distribution Date is the period beginning on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs.

        Interest Only Certificates: Any one of the Class A-6, Class A-8, Class A-10, Class A-15 or Class A-V Certificates. The Interest Only Certificates will have no Certificate Principal Balance.

        Inverse Floater Certificates: Any one of the Class A-6, Class A-8, Class A-10 or Class A-15 Certificates.

        Maturity Date: March 25, 2033, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

        Mortgage Loan Schedule: The list or lists of the Mortgage Loans attached hereto as Exhibit One (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which list or lists shall set forth the following information as to each Mortgage Loan:

(i)               the Mortgage Loan identifying number ("RFC LOAN #");

(ii)              the maturity of the Mortgage Note ("MATURITY DATE");

(iii)             the Mortgage Rate ("ORIG RATE");

(iv)              the Subservicer pass-through rate ("CURR NET");

(v)               the Net Mortgage Rate ("NET MTG RT");

(vi)              the Pool Strip Rate ("STRIP");

(vii) the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

(viii)            the Cut-off Date Principal Balance ("PRINCIPAL BAL");

(ix)              the Loan-to-Value Ratio at origination ("LTV");

(x) the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");

(xi) a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and

(xii) a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

        Notional Amount: As of any Distribution Date, (i) with respect to the Class A-6 Certificates, an amount equal to the Certificate Principal Balance of the Class A-5 Certificates immediately prior to such date, (ii) with respect to the Class A-8 Certificates, an amount equal to the Certificate Principal Balance of the Class A-7 Certificates immediately prior to such date, (iii) with respect to the Class A-10 Certificates, an amount equal to the Certificate Principal Balance of the Class A-9 Certificates immediately prior to such date, (iv) with respect to the Class A-15 Certificates, an amount equal to the Certificate Principal Balance of the Class A-14 Certificates immediately prior to such date and (v) with respect to any Class A-V Certificates or Subclass thereof issued pursuant to Section 5.01(c), the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Class or Subclass immediately prior to such date.

        Pass-Through Rate: With respect to the Senior Certificates (other than the Floater Certificates, Inverse Floater Certificates, Class A-V Certificates and Class A-P Certificates), Class M Certificates and Class B Certificates and any Distribution Date, the per annum rates set forth in the Preliminary Statement hereto.

o With respect to the Class A-5 Certificates and the initial Interest Accrual Period, 1.64% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to LIBOR plus 0.30%, subject to a maximum rate of 8.50% per annum and a minimum rate of 0.30% per annum.

o With respect to the Class A-6 Certificates and the initial Interest Accrual Period, 6.86% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to 8.20% minus LIBOR, subject to a maximum rate of 8.20% per annum and a minimum rate of 0.00% per annum.

o With respect to the Class A-7 Certificates and the initial Interest Accrual Period, 1.74% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to LIBOR plus 0.40%, subject to a maximum rate of 8.50% per annum and a minimum rate of 0.40% per annum.

o With respect to the Class A-8 Certificates and the initial Interest Accrual Period, 6.76% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to 8.10% minus LIBOR, subject to a maximum rate of 8.10% per annum and a minimum rate of 0.00% per annum.

o With respect to the Class A-9 Certificates and the initial Interest Accrual Period, 2.09% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to LIBOR plus 0.75%, subject to a maximum rate of 8.50% per annum and a minimum rate of 0.75% per annum.

o With respect to the Class A-10 Certificates and the initial Interest Accrual Period, 6.41% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to 7.75% minus LIBOR, subject to a maximum rate of 7.75% per annum and a minimum rate of 0.00% per annum.

o With respect to the Class A-14 Certificates and the initial Interest Accrual Period, 1.99% per annum, and as to any Interest

               Accrual Period thereafter, a per annum rate equal to LIBOR plus 0.65%, subject to a maximum rate of 8.00% per annum and a minimum rate of 0.65% per annum.

o With respect to the Class A-15 Certificates and the initial Interest Accrual Period, 6.51% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to 7.85% minus LIBOR, subject to a maximum rate of 7.85% per annum and a minimum rate of 0.50% per annum.

        With respect to the Class A-V Certificates (other than any Subclass thereof) and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or, with respect to the initial Distribution Date, at the close of business on the Cut-off Date). With respect to the Class A-V Certificates and the initial Distribution Date the Pass-Through Rate is equal to 0.2233% per annum. With respect to any Subclass of Class A-V Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Subclass as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or with respect to the initial Distribution Date, at the close of business on the Cut-off Date). The Principal Only Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest.

        Prepayment Assumption: The prepayment assumption to be used for determining the accrual of original issue discount and premium and market discount on the Certificates for federal income tax purposes, which assumes a constant prepayment rate of 6.0% per annum of the then outstanding principal balance of the related Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 1.090909% per annum in each month thereafter until the twelfth month, and beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, a constant prepayment rate of 18.0% per annum.

        Prepayment  Distribution  Percentage:  With respect to any  Distribution
Date  and  each  Class  of  Subordinate   Certificates,   under  the  applicable
circumstances set forth below, the respective percentages set forth below:

        (i) For any Distribution Date prior to the Distribution Date in April 2008 (unless the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates), have been reduced to zero), 0%.

        (ii) For any Distribution Date not discussed in clause (i) above on which any Class of Subordinate Certificates are outstanding:

                      (a) in the case of the Class of  Subordinate  Certificates then outstanding with the Highest Priority and each other Class of Subordinate Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal

               Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Subordinate Certificates then outstanding with the Highest
               Priority and (2) all other Classes of Subordinate Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

                      (b) in  the  case  of  each  other  Class  of  Subordinate
               Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

(iii)Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.02 of this Series Supplement (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Subordinate Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Subordinate Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

        Principal Only Certificates:  Any one of the Class A-P Certificates.
        ----------------------------

        Record Date: With respect to each Distribution Date and each Class of Certificates (other than the Adjustable Rate Certificates that are Book-Entry Certificates), the close of business on the last Business Day of the month preceding the month in which the related Distribution Date occurs. With respect to each Distribution Date and the Adjustable Rate Certificates (so long as they are Book-Entry Certificates), the close of business on the Business Day prior to such Distribution Date.

        Related Classes: As to any Uncertificated REMIC I Regular Interest, those classes of Certificates identified as "Related Classes of Certificates" to such Uncertificated REMIC I Regular Interest in the definition of Uncertificated REMIC I Regular Interest.

        REMIC I: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

               (i)    the Mortgage Loans and the related Mortgage Files,

               (ii) all payments and collections in respect of the Mortgage Loans due after the Cut-off Date (other than Monthly Payments due in the month of the Cut-off Date) as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan, but not including amounts on deposit in the Initial Monthly Payment Fund,

               (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

               (iv) the hazard insurance policies and Primary Insurance Policies, if any, the Pledged Assets with respect to each Pledged Asset Mortgage Loan, and the interest in the Surety Bond transferred to the Trustee pursuant to Section
                      2.01 herein, and

               (v)    all proceeds of clauses (i) through (iv) above.

        REMIC I Certificates:  The Class R-I Certificates.

        REMIC II: The segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the holders of each Class of Certificates (other than the Class R-I Certificates) pursuant to Section 2.06, with respect to which a separate REMIC election is to be made.

        REMIC II Certificates: Any Class of Certificates (other than the Class R-I Certificates).

        Schedule I Aggregate Scheduled Principal Balance: With respect to the Class A-2, Class A-3, Class A-9 and Class A-11 Certificates and any Distribution Date, the amount set forth under Schedule I in the table entitled "Aggregate Planned Principal Balances and Aggregate Scheduled Principal Balances" in Exhibit Five.

        Schedule II Aggregate Scheduled Principal Balance: With respect to the Class A-2, Class A-3 and Class A-9 Certificates and any Distribution Date, the amount set forth in under Schedule II in the table entitled "Aggregate Planned Principal Balances and Aggregate Scheduled Principal Balances" in Exhibit Five.

        Senior  Certificate:  Any one of the  Class A  Certificates  or  Class R
Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit A and Exhibit D.

        Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-P Certificates) immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Senior Principal Distribution Amount: As to any Distribution Date before the Credit Support Depletion Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i), Section 4.02(a)(ii)(W) and Section 4.02(a)(ii)(X) of this Series Supplement, and (b) the sum of the amounts required to be distributed to the Senior Certificateholders on such Distribution Date pursuant to Sections 4.02(a)(ii)(Y), 4.02(a)(xvi) and 4.02(a)(xvii) of this Series Supplement. As to any Distribution Date on or after the Credit Support Depletion Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of (i) all amounts required to be distributed pursuant to Section 4.02(a)(i) and (ii) the amount required to be distributed to the Class A-P Certificateholders pursuant to Section 4.02(c) of this Series Supplement, and (b) the sum of the amounts required to be distributed to the Senior Certificateholders on such Distribution Date pursuant to Sections 4.02(a)(ii)(Y), 4.02(a)(xvi) and 4.02(a)(xvii) of this Series Supplement.

        Special Hazard Amount: As of any Distribution Date, an amount equal to $3,734,873 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage

Loans, expressed as a percentage, and the denominator of which is equal to 36.8% (which percentage is equal to the percentage of Mortgage Loans by aggregate principal balance initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest Mortgage Loan secured by a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) located in the State of California.

        The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Subordinate Certificates, (a) the sum of (i) the product of (x) the related Subordinate Class Percentage for such Class and
(y) the aggregate of the amounts calculated (without giving effect to the related Senior Percentages) for such Distribution Date under clauses (1), (2) and (3) of Section 4.02(a)(ii)(Y)(A); (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Subordinate Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) (without giving effect to the Senior Accelerated Distribution Percentage) to the extent such collections are not otherwise distributed to the Senior Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments with respect to a Discount Mortgage Loan) to the extent not payable to the Senior Certificates;
(iv) if such Class is the Class of Subordinate Certificates with the Highest Priority, any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a Class of Subordinate Certificates; minus (b) the sum of (i) with respect to the Class of Subordinate Certificates with the Lowest Priority, any Excess
Subordinate Principal Amount for such Distribution Date; and (ii) the Capitalization Reimbursement Amount for such Distribution Date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan, multiplied by a fraction, the numerator of which is the Subordinate Principal Distribution Amount for such Class of Class M Certificates, without giving effect to this clause (b)(ii), and the denominator of which is the sum of the principal distribution amounts for all Classes of Certificates other than the Class A-P Certificates, without giving effect to any reductions for the Capitalization Reimbursement Amount.

        Uncertificated Accrued Interest: With respect to each Distribution Date,
(i) as to each Uncertificated REMIC I Regular Interest other than each Uncertificated REMIC I Regular Interest Z, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Related Classes of Certificates if the Pass-Through Rate on such Classes were equal to the Uncertificated Pass-Through Rate on such Uncertificated REMIC I Regular Interest, (ii) as to each Uncertificated REMIC I

Regular Interest Z and each Uncertificated REMIC II Regular Interest Z, an amount equal to one month's interest at the Pool Strip Rate of the related Mortgage Loan on the principal balance of such Mortgage Loan reduced by such Interest's pro-rata share of any prepayment interest shortfalls or other reductions of interest allocable to the Class A-V Certificates.

        Uncertificated Pass-Through Rate: With respect to each of the Uncertificated REMIC I Regular Interests, other than the Uncertificated REMIC I Regular Interests Z, the per annum rate specified in the definition of Uncertificated REMIC I Regular Interests. With respect to each Uncertificated REMIC I Regular Interest Z and each Uncertificated REMIC II Regular Interest Z, the Pool Strip Rate for the related Mortgage Loan.

        Uncertificated Principal Balance: With respect to each Uncertificated REMIC I Regular Interest, as defined in the definition of Uncertificated REMIC I Regular Interest.

        Uncertificated REMIC I Regular Interests: The Uncertificated REMIC I Regular Interests Z together with the interests identified in the table below, each representing an undivided beneficial ownership interest in REMIC I, and having the following characteristics:

1. The principal balance from time to time of each Uncertificated REMIC I Regular Interest identified in the table below shall be the amount identified as the Initial Principal Balance thereof in such table, minus the sum of (x) the aggregate of all amounts previously deemed distributed with respect to such interest and applied to reduce the Uncertificated Principal Balance thereof pursuant to Section 10.04(a)(ii) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses that were previously deemed allocated to the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interest pursuant to Section 10.04(d), which equals the aggregate principal balance of the Classes of Certificates identified as related to such Uncertificated REMIC I Regular Interest in such table.

        2. The Uncertificated Pass-Through Rate for each Uncertificated REMIC I Regular Interest identified in the table below shall be the per annum rate set forth in the Pass-Through Rate column of such table.

        3. The Uncertificated REMIC I Distribution Amount for each REMIC I Regular Interest identified in the table below shall be, for any Distribution Date, the amount deemed distributed with respect to such Uncertificated REMIC I Regular Interest on such
                Distribution   Date  pursuant  to  the   provisions  of  Section
                10.04(a).

----------------------- --------------------------------- ------------------- -------------------
 Uncertificated REMIC   Related Classes of Certificates   Pass-Through Rate   Initial Principal
  I Regular Interest                                                               Balance
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          N             Class A-1                         2.75%                  $ 64,642,131.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          O             Class A-2                         4.75%                  $ 22,634,334.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          P             Class A-3                         5.25%                   $22,841,077.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          Q             Class A-4                         4.25%                  $ 41,961,883.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          R             Class A-5, Class A-6              8.50%                  $ 22,814,869.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          S             Class A-7, Class A-8              8.50%                  $ 70,592,117.00


                                       15

----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          T             Class A-9, Class A-10             8.50%                  $ 12,383,589.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          U             Class A-11, Class A-13            5.75%                  $ 51,364,546.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          V             Class A-12                        5.75%                  $ 10,000,000.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          W             Class A-14, Class A-15            8.50%                  $ 31,923,454.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          X             Class A-P                         0.00%                  $  4,587,696.05
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          Y             Class R-II, Class M-1, Class      6.00%                                $
                        M-2, Class M-3, Class B-1,                                 17,741,516.12
                        Class B-2, Class B-3
----------------------- --------------------------------- ------------------- -------------------

        Uncertificated REMIC I Regular Interests Z: Each of the 1,992 uncertificated partial undivided beneficial ownership interests in the Trust Fund, numbered sequentially from 1 to 1,992, each relating to the particular Mortgage Loan identified by such sequential number on the Mortgage Loan Schedule, each having no principal balance, and each bearing interest at the respective Pool Strip Rate on the Stated Principal Balance of the related Mortgage Loan.

        Uncertificated REMIC I Regular Interests Z Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such Distribution Date pursuant to Section 10.04(a).

        Uncertificated REMIC I Regular Interest Distribution Amounts: With respect to each Uncertificated REMIC I Regular Interest, other than the Uncertificated REMIC I Regular Interests Z, the amount specified as the Uncertificated REMIC I Regular Interest Distribution Amount with respect thereto in the definition of Uncertificated REMIC I Regular Interests. With respect to the Uncertificated REMIC I Regular Interests Z, the Uncertificated REMIC I Regular Interests Z Distribution Amount.

        Uncertificated   REMIC  II  Regular  Interests  Z:  Each  of  the  1,992
uncertificated partial undivided beneficial ownership interests in REMIC II numbered sequentially from 1 through 1,992 each relating to the identically numbered Uncertificated REMIC I Regular Interests Z, each having no principal balance and bearing interest at a rate equal to the related Pool Strip Rate on the Stated Principal Balance of the Mortgage Loan related to the identically numbered Uncertificated REMIC I Regular Interests Z, comprising such Uncertificated REMIC II Regular Interests Z's pro rata share of the amount distributed pursuant to Sections 10.04(a).

        Uncertificated REMIC II Regular Interests Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such Distribution Date pursuant to Section 10.04(a).

        Underwriters:  Bear, Stearns & Co. Inc. and Salomon Smith Barney Inc.
        ------------

Section 1.02.  Use of Words and Phrases.
               ------------------------

        "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to the Pooling and Servicing Agreement as a whole. All references herein to Articles, Sections or Subsections shall mean the corresponding Articles, Sections and Subsections in the Pooling and Servicing Agreement. The definitions set forth herein include both the singular and the plural.

        Section 1.03. Determination of LIBOR.
                      ----------------------

        LIBOR applicable to the calculation of the Pass-Through Rates on the Floater Certificates and Inverse Floater Certificates, if any, for any Interest Accrual Period (other than the initial Interest Accrual Period) will be determined as described below:

        On each Distribution Date, LIBOR shall be established by the Trustee and, as to any Interest Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 of the Moneyline Telerate Capital Markets Report as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period ("LIBOR Rate Adjustment Date"). "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer) as of 11:00 a.m., London time, on the day that is one LIBOR Business Day prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations rounded up to the next multiple of 1/16%. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date, or, in the case of the first LIBOR Rate Adjustment Date, 1.34% per annum; provided, however, if, under the priorities described above, LIBOR for a Distribution Date would be based on LIBOR for the previous Distribution Date for the third consecutive Distribution Date, the Trustee shall, after consultation with the Master Servicer, select an alternative comparable index (over which the Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

        The establishment of LIBOR by the Trustee on any LIBOR Rate Adjustment Date and the Master Servicer's subsequent calculation of the Pass-Through Rates applicable to each of the Floater Certificates and Inverse Floater Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

        Promptly following each LIBOR Rate Adjustment Date the Trustee shall supply the Master Servicer with the results of its determination of LIBOR on such date. Furthermore, the Trustee will supply the Pass-Through Rates on each of the Floater Certificates and Inverse Floater Certificates for the current and the immediately preceding Interest Accrual Period via the Trustee's internet website, which may be obtained by telephoning the Trustee at (800) 735-7777.

                                   ARTICLE II


                          CONVEYANCE OF MORTGAGE LOANS;

                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01. Conveyance of Mortgage Loans. (See Section 2.01 of the Standard Terms)

Section 2.02. Acceptance by Trustee. (See Section 2.02 of the Standard Terms)

Section 2.03.  Representations, Warranties and Covenants
                      of the Master Servicer and the Company.

(a) For representations, warranties and covenants of the Master Servicer, see Section 2.03(a) of the Standard Terms.

(b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

(i) No Mortgage Loan is 30 or more days Delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so Delinquent more than once in the 12-month period prior to the Cut-off Date;

(ii) The information set forth in Exhibit One hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

(iii) The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Payments due, with respect to a majority of the Mortgage Loans, on the first day of each month and terms to maturity at origination or modification of not more than 30 years;

(iv) To the best of the Company's knowledge, except with respect to eight Mortgage Loans representing approximately 0.3% of the principal balance of the Mortgage Loans at origination, if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Insurance Policy that insures (a) at least 35% of the Stated Principal Balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 100.00% and 95.01%, (b) at least 30% of the Stated Principal Balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 95.00% and 90.01%, (c) at least 25% of such balance if the Loan-to-Value Ratio is between 90.00% and 85.01% and (d) at least 12% of such balance if the Loan-to-Value Ratio is between 85.00% and 80.01%. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

(v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

(vi) No more than 0.5% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California and no more than 0.4% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California;

(vii) The improvements upon the Mortgaged Properties are insured against loss by fire and other hazards as required by the Program Guide, including flood insurance if required under the National Flood Insurance Act of 1968, as amended. The Mortgage requires the Mortgagor to maintain such casualty insurance at the Mortgagor's expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's expense and to seek reimbursement therefor from the Mortgagor;

(viii) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

(ix) Approximately 48.22% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program, approximately 11.52% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no-stated income program, and approximately 2.20% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no income/no asset program;

(x) Except with respect to approximately 26.76% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date, the Mortgagor represented in its loan application with respect to the related Mortgage Loan that the Mortgaged Property would be owner-occupied;

(xi)    None of the Mortgage Loans is a Buy-Down Mortgage Loan;

(xii)   Each  Mortgage  Loan  constitutes  a qualified  mortgage  under  Section
        860G(a)(3)(A)   of   the   Code   and   Treasury   Regulations   Section
        1.860G-2(a)(1);

(xiii) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect, unless the Mortgaged Properties are located in the State of Iowa and an attorney's certificate has been provided as described in the Program Guide;

(xiv) None of the Mortgage Loans is a Cooperative Loan; with respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

(xv) With respect to each Mortgage Loan originated under a "streamlined" Mortgage Loan program (through which no new or updated appraisals of Mortgaged Properties are obtained in connection with the refinancing thereof), the related Seller has represented that either (a) the value of the related Mortgaged Property as of the date the Mortgage Loan was originated was not less than the appraised value of such property at the time of origination of the refinanced Mortgage Loan or (b) the Loan-to-Value Ratio of the Mortgage Loan as of the date of origination of the Mortgage Loan generally meets the Company's underwriting guidelines;

(xvi) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xvii) None of the Mortgage Loans contain in the related Mortgage File a Destroyed Mortgage Note;

(xviii) None of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date will have been made to International Borrowers, and no such Mortgagor is a member of a foreign diplomatic mission with diplomatic rank;

(xix) No Mortgage Loan provides for payments that are subject to reduction by withholding taxes levied by any foreign (non-United States) sovereign government; and

(xx) None of the Mortgage Loans are Additional Collateral Loans and none of the Mortgage Loans are Pledged Asset Loans.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in

Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this
Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

Section 2.04. Representations and Warranties of Sellers. (See Section 2.04 of the Standard Terms)

Section  2.05.   Execution  and  Authentication  of   Certificates/Issuance   of
     Certificates Evidencing Interests in REMIC I Certificates.

        The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund and/or the applicable REMIC, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company, has executed and caused to be authenticated and delivered to or upon the order of the Company the Class R-I Certificates in authorized denominations which together with the Uncertificated REMIC I Regular Interests, evidence the beneficial interest in REMIC I.

Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests; Acceptance by the Trustee.

        The Company, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Company in and to the Uncertificated REMIC I Regular Interests to the Trustee for the benefit of the Holders of each Class of Certificates (other than the Class R-I Certificates). The Trustee acknowledges receipt of the Uncertificated REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of each Class of Certificates (other than the Class R-I Certificates). The rights of the Holders of each Class of Certificates (other than the Class R-I Certificates) to receive distributions from the proceeds of REMIC II in respect of such Classes, and all ownership interests of the Holders of such Classes in such distributions, shall be as set forth in this Agreement.

Section 2.07. Issuance of Certificates Evidencing Interest in REMIC II.

        The Trustee acknowledges the assignment to it of the Uncertificated REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Company executed by an officer of the Company, the Trustee has executed and caused to be authenticated and delivered to or upon the order of the Company, all Classes of Certificates (other than the Class R-I Certificates) in authorized denominations, which evidence the beneficial interest in the entire REMIC II.

Section 2.08. Purposes and Powers of the Trust. (See Section 2.08 of the Standard Terms)..

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF MORTGAGE LOANS

                     (SEE ARTICLE III OF THE STANDARD TERMS)

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.  Certificate Account.  (See Section 4.01 of the Standard Terms)
               --------------------------------------------------------------

Section 4.02.  Distributions.
               -------------

(a) On each Distribution Date (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute to the Master Servicer, in the case of a distribution pursuant to Section 4.02(a)(iii) below, the amount required to be distributed to the Master Servicer or a Sub-Servicer pursuant to Section 4.02(a)(iii) below, and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (which share (A) with respect to each Class of Certificates (other than any Subclass of the Class A-V Certificates), shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder or (B) with respect to any Subclass of the Class A-V Certificates, shall be equal to the amount (if any) distributed pursuant to Section 4.02(a)(i) below to each Holder of a Subclass thereof) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b), (c) and (e) below), in each case to the extent of the Available Distribution Amount remaining:

               (i) to the Senior Certificates (other than the Class A-P Certificates and prior to the Accretion Termination Date, the Accrual Companion Certificates to the extent of the Accrual Distribution
        Amount), on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates (or Subclasses, if any, with respect to the Class A-V Certificates) for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a); and

               (ii) (W) to the Class A-P  Certificates,  the Class A-P Principal
        Distribution  Amount  (applied  to  reduce  the  Certificate   Principal
        Balances of such Senior Certificates);

                      (X) to the Accretion Directed Scheduled Certificates, in the priorities and amounts set forth in Section 4.02(b)(ii), the Accrual Distribution Amount; and

                      (Y) to the Senior  Certificates  (other than the Class A-P
        Certificates), in the priorities and amounts set forth in Section 4.02(b) and (c), the sum of the following (applied to reduce the Certificate Principal Balances of such Senior Certificates, as applicable):

(A) the Senior Percentage for such Distribution Date times the sum of the following:

(1) the principal portion of each Monthly Payment due during the related Due Period on each Outstanding Mortgage Loan (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

(2) the Stated Principal Balance of any Mortgage Loan repurchased during the preceding calendar month (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or
     4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to
     Section 2.03 or 2.04 during the preceding calendar month (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to each Discount Mortgage Loan); and

(3)  the  principal  portion of all other  unscheduled  collections  (other than
     Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in Section 4.02(a)(ii)(Y)(B) of this Series Supplement, including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds), including Subsequent Recoveries, received during the preceding calendar month (or deemed to have been so received in accordance with Section 3.07(b) of the Standard Terms) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 of the Standard Terms (other than the related Discount Fraction of the principal portion of such unscheduled collections, with respect to each Discount Mortgage Loan);

(B) with respect to each Mortgage Loan for which a Cash Liquidation or a REO Disposition occurred during the preceding calendar month (or was deemed to have occurred during such period in accordance with Section 3.07(b) of the Standard Terms) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to each Discount Mortgage Loan) and (b) the Senior Accelerated

     Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 of the Standard Terms (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan, included in Section 4.02(b)(i)(C) of this Series Supplement);

(C)            the  Senior   Accelerated   Distribution   Percentage   for  such
               Distribution Date times the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to each Discount Mortgage
               Loan);

(D)            any Excess  Subordinate  Principal  Amount for such  Distribution
               Date; and

(E)            any amounts described in subsection (ii)(Y), clauses (A), (B) and
               (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Subordinate Certificates; minus

                      (F) the Capitalization Reimbursement Amount for such Distribution Date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan, multiplied by a fraction, the numerator of which is the Senior Principal Distribution Amount, without giving effect to this clause (F), and the denominator of which is the sum of the principal distribution amounts for all Classes of Certificates other than the Class A-P Certificates, without giving effect to any reductions for the Capitalization Reimbursement Amount;

               (iii) if the Certificate Principal Balances of the Subordinate Certificates have not been reduced to zero, to the Master Servicer or a Sub-Servicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Sub-Servicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

               (iv) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (v) to the Holders of the Class M-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any

        Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii), (ix), (xi),
        (xiii), (xiv) and (xv) of this Series Supplement are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

               (vi) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (vii) to the Holders of the Class M-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a) (ix), (xi),
        (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

               (viii) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (ix) to the Holders of the Class M-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi),
        (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

               (x) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (xi) to the Holders of the Class B-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiii),
        (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

               (xii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (xiii) to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv) and
        (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

               (xiv) to the  Holders  of the Class B-3  Certificates,  an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of
        Section 4.02(a)(xv) are insufficient therefor;

               (xv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

               (xvi)  to  the  Senior  Certificates,  on a  pro  rata  basis  in accordance with their respective outstanding Certificate Principal Balances, the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Senior Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Senior Certificates, and thereafter, to each Class of Subordinate Certificates then outstanding beginning with such Class with the Highest Priority, any portion of the Available Distribution Amount remaining after the Senior Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Subordinate Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Subordinate Certificates; and

               (xvii) to the Class R-I Certificates, the balance, if any, of the Available Distribution Amount.

     Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Subordinate Certificates outstanding on such Distribution Date with the Lowest Priority, or in the event the Subordinate Certificates are no longer outstanding, the Senior Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that a shortfall in the amounts available to pay Accrued Certificate Interest on any Class of Certificates results from an interest rate reduction in connection with a Servicing Modification, or such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to the failure of the Master Servicer to make any required Advance, or the determination by the Master Servicer that any proposed Advance would be a Nonrecoverable Advance with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition or the related Liquidation Proceeds, Insurance Proceeds and REO Proceeds have not yet been distributed to the Certificateholders.

(b) Distributions of principal on the Senior Certificates on each Distribution Date occurring prior to the Credit Support Depletion Date will be made as follows:

(i) first, to the Class A-P Certificates, until the Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-P Principal Distribution Amount") equal to the aggregate of:

(A) the related Discount Fraction of the principal portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

(B) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month or, in the case of Principal Prepayments in Full, during the related Prepayment Period (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments, Subsequent Recoveries and repurchases (including deemed repurchases under Section 3.07(b) of the Standard Terms) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

(C) in connection with the Cash Liquidation or REO Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

(D) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (A) through (C) above) that remain undistributed; and

(E) the amount of any Class A-P Collection Shortfalls for such Distribution Date and the amount of any Class A-P Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date; minus

                      (F) the  related  Discount  Fraction of the portion of the
               Capitalization Reimbursement Amount for such Distribution Date, if any, related to each Discount Mortgage Loan; and

(ii) second, an amount equal to the Accrual Distribution Amount shall be distributed as follows:

(A) first, as follows, until the aggregate Certificate Principal Balance of the Class A-2, Class A-3, Class A-9 and Class A-11 Certificates has been reduced to the
                      Schedule I Aggregate Scheduled Principal Balance:

(1) first, as follows, until the aggregate Certificate Principal Balance of the Class A-2, Class A-3 and Class A-9 Certificates has been reduced to the Schedule II Aggregate Scheduled Principal Balance:

                                    (a) first,  concurrently,  as follows, until
                                the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero:

                                         (i)   73.3333355041%   of  the   amount
                                      described  in  Section  4.02(b)(ii)  above
                                      shall  be  distributed  to the  Class  A-2
                                      Certificates,    until   the   Certificate
                                      Principal   Balance   of  the   Class  A-2
                                      Certificates has been reduced zero; and

                                         (ii)   26.6666644959%   of  the  amount
                                      described  in  Section  4.02(b)(ii)  above
                                      shall  be  distributed  to the  Class  A-9
                                      Certificates,    until   the   Certificate
                                      Principal   Balance   of  the   Class  A-9
                                      Certificates has been reduced to zero; and

                                    (b) second,  the amount  remaining after the
                                distributions described in Section 4.02(b)(ii)(A)(1)(a) above shall be distributed concurrently, as follows, until the Certificate Principal Balances of the Class A-3 Certificates and Class A-9 Certificates have been reduced to zero:

                                         (i)   84.6153849117%   of  the   amount
                                      described in Section  4.02(b)(ii)(A)(1)(b)
                                      above  shall be  distributed  to the Class
                                      A-3  Certificates,  until the  Certificate
                                      Principal   Balance   of  the   Class  A-3
                                      Certificates has been reduced to zero; and

                                         (ii)   15.3846150883%   of  the  amount
                                      described in Section  4.02(b)(ii)(A)(1)(b)
                                      above  shall be  distributed  to the Class
                                      A-9  Certificates,  until the  Certificate
                                      Principal   Balance   of  the   Class  A-9
                                      Certificates has been reduced to zero;

(2)                   second,  to  the  Class  A-11   Certificates,   until  the
                      Certificate   Principal   Balance   of  the   Class   A-11
                      Certificates has been reduced to zero; and

(3) third, the amount remaining after the distributions described in Sections 4.02(b)(ii)(A)(1) and 4.02(b)(ii)(A)(2) above shall be distributed, as follows, without regard to the Schedule II Aggregate Scheduled Principal Balance:

                                    (a) first,  concurrently,  as follows, until
                                the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero:

                                         (i)   73.3333355041%   of  the   amount
                                      described  in  Section   4.02(b)(ii)(A)(3)
                                      above  shall be  distributed  to the Class
                                      A-2  Certificates,  until the  Certificate
                                      Principal   Balance   of  the   Class  A-2
                                      Certificates has been reduced to zero; and

                                         (ii)   26.6666644959%   of  the  amount
                                      described  in  Section   4.02(b)(ii)(A)(3)
                                      above  shall be  distributed  to the Class
                                      A-9  Certificates,  until the  Certificate
                                      Principal   Balance   of  the   Class  A-9
                                      Certificates has been reduced to zero; and

                                    (b) second,  the amount  remaining after the
                                distribution described in Section 4.02(b)(ii)(A)(3)(a) above shall be distributed, concurrently, as follows, until the Certificate Principal Balances of the Class A-3 Certificates and Class A-9 Certificates have been reduced to zero:

                                         (i)   84.6153849117%   of  the   amount
                                      described in Section  4.02(b)(ii)(A)(3)(b)
                                      above  shall be  distributed  to the Class
                                      A-3  Certificates,  until the  Certificate
                                      Principal   Balance   of  the   Class  A-3
                                      Certificates has been reduced to zero; and

                                         (ii)   15.3846150883%   of  the  amount
                                      described in Section  4.02(b)(ii)(A)(3)(b)
                                      above  shall be  distributed  to the Class
                                      A-9  Certificates,  until the  Certificate
                                      Principal   Balance   of  the   Class  A-9
                                      Certificates has been reduced to zero; and

(B) second, to the Class A-12 Certificates, until the Certificate Principal Balance of the Class A-12 Certificates has been reduced to zero; and

(iii)                 the  Senior   Principal   Distribution   Amount  shall  be
                      distributed in the following manner and priority:

(A) first, concurrently to the Class R-I Certificates and Class R-II Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero; and

(B) second, the Senior Principal Distribution Amount remaining after the distributions made pursuant to Section 4.02(b)(iii)(A) above shall be distributed concurrently, as follows:

(1) 9.09090893558% of the amount described in Section 4.02(b)(iii)(B) above to the Class A-14 Certificates, until the Certificate Principal Balance of the Class A-14 Certificates has been reduced to zero; and:

(2)                   90.90909106442%   of  the  amount   described  in  Section
                      4.02(b)(iii)(B)   above  in  the   following   manner  and
                      priority:

                                    (a) first,  as follows,  until the aggregate
                                Certificate Principal Balance of the Class A-1, Class A-4, Class A-5 and Class A-7 Certificates has been reduced to the Aggregate Planned Principal Balance listed in Schedule III:

                                         (i)  first,   64.70588267645%   of  the
                                      amount      described      in      Section
                                      4.02(b)(iii)(B)(2) above as follows:

                                            (A) first, concurrently to the Class
                                      A-1    Certificates    and    Class    A-5
                                      Certificates,  on  a  pro  rata  basis  in
                                      accordance    with    their     respective
                                      Certificate Principal Balances,  until the
                                      Certificate   Principal  Balances  thereof
                                      have been reduced to zero; and

                                            (B)   second,   to  the   Class  A-4
                                      Certificates,    until   the   Certificate
                                      Principal   Balance   of  the   Class  A-4
                                      Certificates has been reduced zero; and

                                         (ii)  second,  35.29411732355%  of  the
                                      amount      described      in      Section
                                      4.02(b)(iii)(B)(2)  above to the Class A-7
                                      Certificates,    until   the   Certificate
                                      Principal   Balance   of  the   Class  A-7
                                      Certificates has been reduced to zero;

                                    (b) second,  the amount  remaining after the
                                distributions described in Section 4.02(b)(iii)(B)(2)(a) above shall be distributed, as follows, until the aggregate Certificate Principal Balance of the Class A-2, Class A-3, Class A-9 and Class A-11 Certificates has been reduced to the Schedule I Aggregate Scheduled Principal Balance:

                                         (i)  first,   as  follows,   until  the
                                      aggregate Certificate Principal Balance of
                                      the  Class  A-2,  Class  A-3 and Class A-9
                                      Certificates   has  been  reduced  to  the
                                      Schedule II Aggregate  Scheduled Principal
                                      Balance:

                                            (A) first, concurrently, as follows,
                                      until the Certificate Principal Balance of
                                      the  Class  A-2   Certificates   has  been
                                      reduced to zero:

                                              (1)  73.3333355041%  of the amount
                                         described           in          Section
                                         4.02(b)(iii)(B)(2)(b)  above  shall  be
                                         distributed    to   the    Class    A-2
                                         Certificates,   until  the  Certificate
                                         Principal  Balance  of  the  Class  A-2
                                         Certificates  has been reduced to zero;
                                         and

                                              (2)  26.6666644959%  of the amount
                                         described           in          Section
                                         4.02(b)(iii)(B)(2)(b)  above  shall  be
                                         distributed    to   the    Class    A-9
                                         Certificates,   until  the  Certificate
                                         Principal  Balance  of  the  Class  A-9
                                         Certificates  has been reduced to zero;
                                         and

                                            (B)  second,  the  amount  remaining
                                      after  the   distribution   described   in
                                      Section 4.02(b)(iii)(B)(2)(b)(i)(A) above,
                                      concurrently,   as   follows,   until  the
                                      Certificate   Principal  Balances  of  the
                                      Class  A-3   Certificates  and  Class  A-9
                                      Certificates have been reduced to zero:

                                              (1)  84.6153849117%  of the amount
                                         described           in          Section
                                         4.02(b)(iii)(B)(2)(b)(i)(B) above shall
                                         be   distributed   to  the   Class  A-3
                                         Certificates,   until  the  Certificate
                                         Principal  Balance  of  the  Class  A-3
                                         Certificates  has been reduced to zero;
                                         and

                                              (2)  15.3846150883%  of the amount
                                         described           in          Section
                                         4.02(b)(iii)(B)(2)(b)(i)(B) above shall
                                         be   distributed   to  the   Class  A-9
                                         Certificates,   until  the  Certificate
                                         Principal  Balance  of  the  Class  A-9
                                         Certificates has been reduced to zero;

                                         (ii)   second,   to  the   Class   A-11
                                      Certificates,    until   the   Certificate
                                      Principal   Balance   of  the  Class  A-11
                                      Certificates has been reduced to zero; and

                                         (iii) third, the amount remaining after
                                      the  distributions  described  in Sections
                                      4.02(b)(iii)(B)(2)(b)(i)               and
                                      4.02(b)(iii)(B)(2)(b)(ii)     above,    as
                                      follows, without regard to the Schedule II
                                      Aggregate Scheduled Principal Balance:

                                            (A) first, concurrently, as follows,
                                      until the Certificate Principal Balance of
                                      the  Class  A-2   Certificates   has  been
                                      reduced to zero:

                                              (1)  73.3333355041%  of the amount
                                         described           in          Section
                                         4.02(b)(iii)(B)(2)(b)(iii)  above shall
                                         be   distributed   to  the   Class  A-2
                                         Certificates,   until  the  Certificate
                                         Principal  Balance  of  the  Class  A-2
                                         Certificates  has been reduced to zero;
                                         and

                                              (2)  26.6666644959%  of the amount
                                         described           in          Section
                                         4.02(b)(iii)(B)(2)(b)(iii)  above shall
                                         be   distributed   to  the   Class  A-9
                                         Certificates,   until  the  Certificate
                                         Principal  Balance  of  the  Class  A-9
                                         Certificates  has been reduced to zero;
                                         and

                                            (B)  second,  the  amount  remaining
                                      after  the   distribution   described   in
                                      Section      4.02(b)(iii)(B)(2)(b)(iii)(A)
                                      above, concurrently, as follows, until the
                                      Certificate   Principal  Balances  of  the
                                      Class  A-3   Certificates  and  Class  A-9
                                      Certificates have been reduced to zero:

                                              (1)  84.6153849117%  of the amount
                                         described           in          Section
                                         4.02(b)(iii)(B)(2)(b)(iii)(B)     above
                                         shall be  distributed  to the Class A-3
                                         Certificates,   until  the  Certificate
                                         Principal  Balance  of  the  Class  A-3
                                         Certificates  has been reduced to zero;
                                         and

                                              (2)  15.3846150883%  of the amount
                                         described           in          Section
                                         4.02(b)(iii)(B)(2)(b)(iii)(B)     above
                                         shall be  distributed  to the Class A-9
                                         Certificates,   until  the  Certificate
                                         Principal  Balance  of  the  Class  A-9
                                         Certificates has been reduced to zero;

                                    (c) third,  to the Class A-12  Certificates,
                                until the Certificate Principal Balance of the Class A-12 Certificates has been reduced to zero;

                                    (d) fourth,  the amount  remaining after the
                                distributions      described     in     Sections
                                4.02(b)(iii)(B)(2)(a)                    through
                                4.02(b)(iii)(B)(2)(c) above shall be distributed as follows, without regard to the Schedule I Aggregate Scheduled Principal Balance:

                                         (i)  first,   as  follows,   until  the
                                      aggregate Certificate Principal Balance of the Class A-2, Class A-3 and Class A-9 Certificates is reduced to the Schedule II Aggregate Scheduled Principal Balance:

                                            (A) first, concurrently, as follows,
                                      until the Certificate Principal Balance of
                                      the  Class  A-2   Certificates   has  been
                                      reduced to zero:

                                              (1)  73.3333355041%  of the amount
                                         described           in          Section
                                         4.02(b)(iii)(B)(2)(d)  above  shall  be
                                         distributed    to   the    Class    A-2
                                         Certificates,   until  the  Certificate
                                         Principal  Balance  of  the  Class  A-2
                                         Certificates  has been reduced to zero;
                                         and

                                              (2)  26.6666644959%  of the amount
                                         described           in          Section
                                         4.02(b)(iii)(B)(2)(d)  above  shall  be
                                         distributed    to   the    Class    A-9
                                         Certificates,   until  the  Certificate
                                         Principal  Balance  of  the  Class  A-9
                                         Certificates  has been reduced to zero;
                                         and

                                            (B)  second,  the  amount  remaining
                                      after  the   distributions   described  in
                                      Section 4.02(b)(iii)(B)(2)(d)(i)(A) above,
                                      concurrently,   as   follows,   until  the
                                      Certificate   Principal  Balances  of  the
                                      Class  A-3   Certificates  and  Class  A-9
                                      Certificates have been reduced to zero:

                                              (1)  84.6153849117%  of the amount
                                         described           in          Section
                                         4.02(b)(iii)(B)(2)(d)(i)(B) above shall
                                         be   distributed   to  the   Class  A-3
                                         Certificates,   until  the  Certificate
                                         Principal  Balance  of  the  Class  A-3
                                         Certificates  has been reduced to zero;
                                         and

                                              (2)  15.3846150883%  of the amount
                                         described           in          Section
                                         4.02(b)(iii)(B)(2)(d)(i)(B) above shall
                                         be   distributed   to  the   Class  A-9
                                         Certificates,   until  the  Certificate
                                         Principal  Balance  of  the  Class  A-9
                                         Certificates has been reduced to zero;

                                         (ii)   second,   to  the   Class   A-11
                                      Certificates,    until   the   Certificate
                                      Principal   Balance   of  the  Class  A-11
                                      Certificates has been reduced to zero; and

                                         (iii) third, the amount remaining after
                                      the  distribution  described  in  Sections
                                      4.02(b)(iii)(B)(2)(d)(i)               and
                                      4.02(b)(iii)(B)(2)(d)(ii)     above,    as
                                      follows,  without regard to their Schedule
                                      II Aggregate Scheduled Principal Balance:

                                            (A) first, concurrently, as follows,
                                      until the Certificate Principal Balance of
                                      the  Class  A-2   Certificates   has  been
                                      reduced to zero:

                                              (1)  73.3333355041%  of the amount
                                         described           in          Section
                                         4.02(b)(iii)(B)(2)(d)(iii)  above shall
                                         be   distributed   to  the   Class  A-2
                                         Certificates,   until  the  Certificate
                                         Principal  Balance  of  the  Class  A-2
                                         Certificates  has been reduced to zero;
                                         and

                                              (2)  26.6666644959%  of the amount
                                         described           in          Section
                                         4.02(b)(iii)(B)(2)(d)(iii)  above shall
                                         be   distributed   to  the   Class  A-9
                                         Certificates,   until  the  Certificate
                                         Principal  Balance  of  the  Class  A-9
                                         Certificates  has been reduced to zero;
                                         and

                                            (B)  second,  the  amount  remaining
                                      after  the   distribution   described   in
                                      Section      4.02(b)(iii)(B)(2)(d)(iii)(A)
                                      above, concurrently, as follows, until the
                                      Certificate   Principal  Balances  of  the
                                      Class  A-3   Certificates  and  Class  A-9
                                      Certificates have been reduced to zero:

                                              (1)  84.6153849117%  of the amount
                                         described           in          Section
                                         4.02(b)(iii)(B)(2)(d)(iii)(B)     above
                                         shall be  distributed  to the Class A-3
                                         Certificates,   until  the  Certificate
                                         Principal  Balance  of  the  Class  A-3
                                         Certificates  has been reduced to zero;
                                         and

                                              (2)  15.3846150883%  of the amount
                                         described           in          Section
                                         4.02(b)(iii)(B)(2)(d)(iii)(B)     above
                                         shall be  distributed  to the Class A-9
                                         Certificates,   until  the  Certificate
                                         Principal  Balance  of  the  Class  A-9
                                         Certificates has been reduced to zero;

                                    (e) fifth,  the amount  remaining  after the
                                distribution      described      in     Sections
                                4.02(b)(iii)(B)(2)(a)                    through
                                4.02(b)(iii)(B)(2)(d) above concurrently, as follows, without regard to the Aggregate Planned Principal Balance listed in Schedule III:

                                         (i)   64.70588267645%   of  the  amount
                                      described in Section 4.02(b)(iii)(B)(2)(e) above as follows:

                                            (A) first, concurrently to the Class
                                      A-1    Certificates    and    Class    A-5
                                      Certificates,  on  a  pro  rata  basis  in
                                      accordance    with    their     respective
                                      Certificate Principal Balances,  until the
                                      Certificate   Principal  Balances  thereof
                                      have been reduced to zero; and

                                            (B)   second,   to  the   Class  A-4
                                      Certificates,    until   the   Certificate
                                      Principal   Balance   of  the   Class  A-4
                                      Certificates has been reduced to zero; and

                                    (ii) 35.29411732355% of the amount described
                                in Section 4.02(b)(iii)(B)(2)(e) above to the Class A-7 Certificates, until the Certificate Principal Balance of the Class A-7 Certificates has been reduced to zero; and

                                    (f) sixth,  to the Class A-13  Certificates,
                                until the Certificate Principal Balance of the Class A-13 Certificates has been reduced to zero.

               In determining the outstanding Certificate Principal Balance of the Class A-2, Class A-3, Class A-9 and Class A-11 Certificates when allocating the Senior Principal Distribution Amount, any payment of the Accrual Distribution Amount shall first be taken into account.

(c) On or after the Credit Support Depletion Date, all priorities relating to distributions as described in Section 4.02(b) above in respect of principal among the various classes of Senior Certificates (other than the Class A-P Certificates) will be disregarded, and (i) an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of the Discount Mortgage Loans will be distributed to the Class A-P Certificates, (ii) the Senior Principal Distribution Amount will be distributed to the remaining Senior Certificates (other than the Class A-P Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances and (iii) the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein.

(d) After the reduction of the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates) to zero but prior to the Credit Support Depletion Date, the Senior Certificates (other than the Class A-P Certificates) will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Class A-P, Class A-V and Subordinate Certificates, in each case as described herein.

(e) In addition to the foregoing distributions, with respect to any Subsequent Recoveries, the Master Servicer shall deposit such funds into the Custodial Account pursuant to Section 3.07(b)(iii). If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Subordinate Certificates with a Certificate Principal Balance greater than zero with the highest payment priority to which Realized Losses, other than Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses, have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05. The amount of any remaining Subsequent Recoveries will be applied to increase from zero the Certificate Principal Balance of the Class of Certificates with the next lower payment priority, up to the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05. Any remaining Subsequent Recoveries will in turn be applied to increase from zero the Certificate Principal Balance of the Class of Certificates with the next lower payment priority up to the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05, and so on. Holders of such Certificates will not be entitled to any payment in respect of Accrued Certificate Interest on the amount of such increases for any Interest Accrual Period preceding the Interest Accrual Period that relates to the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be solely responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor.

(g) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and
(ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

(h) On each Distribution Date preceding the Accretion Termination Date, Accrued Certificate Interest that would otherwise be distributed to the Accrual Companion Certificates will be added to the Certificate Principal Balance of the Accrual Companion Certificates and such amount will thereafter accrue interest at a rate of 5.75% per annum. On the Accretion Termination Date, the Accrued Certificate Interest on the Accrual Companion Certificates for such date will be payable to the holders of the Accretion Directed Scheduled Certificates and the Accrual Companion Certificates as a distribution of principal pursuant to
Section 4.02(b)(ii) until the Certificate Principal Balances thereof have been reduced to zero, any such amount will be added to the Certificate Principal
Balance of the Accrual Companion Certificates, and any remaining amount of Accrued Certificate Interest will be paid to the holders of the Accrual Companion Certificates as a distribution of interest and will not be added to the Certificate Principal Balance thereof; provided, however, if the Accretion Termination Date is the Credit Support Depletion Date, the entire amount of Accrued Certificate Interest on the Accrual Companion Certificates for such date will be payable to the holders of the Accrual Companion Certificates as a distribution of interest and will not be added to the Certificate Principal Balance thereof.

Section 4.03.  Statements to  Certificateholders;  Exchange Act Reporting.  (See
     Section 4.03 of the Standard Terms)

Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer. (See Section 4.04 of the Standard Terms)

Section 4.05.  Allocation of Realized Losses.

        Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Servicing Modification, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due during the related Due Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if any such Realized Losses are on a Discount Mortgage Loan, to the Class A-P Certificates in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses on the Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among all Senior Certificates (other than the Class A-P Certificates) on a pro rata basis, as described below. The principal portion of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Discount Mortgage Loans will be allocated to the Class A-P Certificates in an amount equal to the Discount Fraction thereof and the remainder of the principal portion of such Realized Losses on Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among the Senior Certificates (other than the Class A-P Certificates) and Subordinate Certificates, on a pro rata basis, as described below. The interest portion of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses will be allocated to all the Certificates on a pro rata basis.

        As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates, on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date; provided that no such reduction shall reduce the aggregate Certificate Principal Balance of the Certificates below the aggregate Stated Principal Balance of the Mortgage Loans; provided further that the Certificate Principal Balance of the Accrual Companion Certificates for purposes of this Section 4.05 shall be the lesser of
(a) the Certificate Principal Balance of Accrual Companion Certificates as of the Closing Date, and (b) the Certificate Principal Balance of the Accrual

Companion Certificates as of the date of determination. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Subordinate Certificates then outstanding with the Lowest Priority shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses (other than any interest rate reduction resulting from a Servicing Modification) shall be made in proportion to the amount of Accrued Certificate Interest and by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the interest portion of a Realized Loss resulting from an interest rate reduction in connection with a Servicing Modification shall be made by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby; provided that if any Subclasses of the Class A-V Certificates have been issued pursuant to Section 5.01(c), such Realized Losses and other losses allocated to the Class A-V Certificates shall be allocated among such Subclasses in proportion to the respective amounts of Accrued Certificate Interest payable on such Distribution Date that would have resulted absent such reductions.

Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property. (See Section 4.06 of the Standard Terms)

Section 4.07. Optional Purchase of Defaulted Mortgage Loans. (See Section 4.07 of the Standard Terms)

Section 4.08.  Surety Bond. (See Section 4.08 of the Standard Terms)

                                   ARTICLE V

                                THE CERTIFICATES

                      (SEE ARTICLE V OF THE STANDARD TERMS)

                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

                     (SEE ARTICLE VI OF THE STANDARD TERMS)

ARTICLE VII

                                     DEFAULT

                     (SEE ARTICLE VII OF THE STANDARD TERMS)

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                    (SEE ARTICLE VIII OF THE STANDARD TERMS)

                                   ARTICLE IX

                                   TERMINATION

                     (SEE ARTICLE IX OF THE STANDARD TERMS)

                                   ARTICLE X

                                REMIC PROVISIONS

Section 10.01. REMIC Administration.  (See Section 10.01 of the Standard Terms)

Section 10.02. Master Servicer; REMIC Administrator and Trustee Indemnification. (See Section 10.02 of the Standard Terms)

Section 10.03. Designation of REMICs.

        The REMIC Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund, and subject to this Agreement (including the Mortgage Loans) as a REMIC ("REMIC I") and will make an election to treat the pool of assets comprised of the Uncertificated REMIC I Regular Interests as a REMIC ("REMIC II") for federal income tax purposes.

        The Uncertificated REMIC I Regular Interests will be "regular interests" in REMIC I and the Class R-I Certificates will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under the federal income tax law.

        The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-P, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the Uncertificated REMIC II Regular Interests Z, the rights in and to which will be represented by the Class A-V Certificates, will be "regular interests" in REMIC II, and the Class R-II Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law. On and after the date of issuance of any Subclass of Class A-V Certificates pursuant to
Section 5.01(c), any such Subclass will represent the Uncertificated REMIC II Regular Interest or Interests Z specified by the initial Holder of the Class A-V Certificates pursuant to said Section.

Section 10.04. Distributions on the Uncertificated REMIC I and REMIC II Regular Interests.

        (a)On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC I Regular Interests, the Uncertificated REMIC I Regular Interest Distribution Amounts in the following order of priority to the extent of the Available Distribution Amount reduced by distributions made to the Class R-I Certificates pursuant to Section 4.02(a):

               (i) Uncertificated Accrued Interest on the Uncertificated REMIC I Regular Interests for such Distribution Date, plus any Uncertificated Accrued Interest thereon remaining unpaid from any previous Distribution Date; and

               (ii) In accordance with the priority set forth in Section 10.04(b), an amount equal to the sum of the amounts in respect of principal distributable on each Class of Certificates (other than the Class R-I Certificates) under Section 4.02(a), as allocated thereto pursuant to Section 4.02(b).

        (b)The amount described in Section 10.04(a)(ii) shall be deemed distributed to (i) Uncertificated REMIC I Regular Interest N, (ii) Uncertificated REMIC I Regular Interest O, (iii) Uncertificated REMIC I Regular Interest P, (iv) Uncertificated REMIC I Regular Interest Q, (v) Uncertificated REMIC I Regular Interest R, (vi) Uncertificated REMIC I Regular Interest S,
(vii) Uncertificated REMIC I Regular Interest T, (viii) Uncertificated REMIC I Regular Interest U, (ixi) Uncertificated REMIC I Regular Interest V, (x) Uncertificated REMIC I Regular Interest W, (xi) Uncertificated REMIC I Regular Interest X and (xii) Uncertificated REMIC I Regular Interest Y with the amount to be distributed allocated among such interests in accordance with the priority assigned to each Related Class of Certificates (other than the Class R-I Certificates), respectively, under Section 4.02(b) until the Uncertificated Principal Balance of each such interest is reduced to zero.

        (c)The portion of the Uncertificated REMIC I Regular Interest Distribution Amounts described in Section 10.04(a)(ii) shall be deemed distributed by REMIC I to REMIC II in accordance with the priority assigned to the REMIC II Certificates relative to that assigned to the REMIC I Certificates under Section 4.02(b).

        (d)In determining from time to time the Uncertificated REMIC I Regular Interest Distribution Amounts and Uncertificated REMIC II Regular Interest Distribution Amounts:

               (i) Realized Losses allocated to the Class A-V Certificates under
        Section 4.05 shall be deemed allocated to the Uncertificated REMIC II Regular Interests Z pro-rata according to the respective amounts of Uncertificated Accrued Interest that would have accrued on such Uncertificated REMIC II Regular Interests Z for the Distribution Date for which such allocation is being made in the absence of such allocation;

               (ii) Realized Losses allocated to the Class A-1 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest N;

               (iii) Realized Losses allocated to the Class A-2 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest O;

               (iv) Realized Losses allocated to the Class A-3, Class A-7, Class A-11 and Class A-12 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest P;

               (v) Realized Losses allocated to the Class A-4 Certificates under
        Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest Q;

               (vi) Realized Losses allocated to the Class A-5 Certificates and Class A-6 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest R;

               (vii) Realized Losses allocated to the Class A-7 Certificates and Class A-8 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest S;

               (viii) Realized Losses allocated to the Class A-9 Certificates and Class A-10 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest T;

               (ix) Realized Losses allocated to the Class A-11 Certificates and Class A-13 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest U;

               (x) Realized Losses allocated to the Class A-12 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest V;

               (xi) Realized Losses allocated to the Class A-14 Certificates and Class A-15 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest W;

               (xii) Realized Losses allocated to the Class A-P Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest X;

               (xiii) Realized Losses allocated to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest Y; and

               (xiv) Realized Losses allocated to the Uncertificated REMIC II Regular Interests Z under clause (i), above, shall be deemed allocated, in each case, to the related Uncertificated REMIC I Regular Interest Z.

        (e)On each Distribution Date the Trustee shall be deemed to distribute from REMIC II, in the priority set forth in Sections 4.02(a) and (b), to the Holders of each Class of Certificates (other than the Class R-I Certificates) the amounts distributable thereon from the Uncertificated REMIC I Regular Interest Distribution Amounts deemed to have been received by REMIC II from REMIC I under this Section 10.04. The amounts deemed distributed hereunder with respect to the Class A-V Certificates shall be deemed to have been distributed in respect of the Uncertificated REMIC II Regular Interests Z in accordance with their respective Uncertificated REMIC II Regular Interest Distribution Amounts, as such Uncertificated REMIC II Regular Interests Z comprise the Class A-V Certificates.

        (f)Notwithstanding the deemed distributions on the Uncertificated REMIC I Regular Interests described in this Section 10.04, distributions of funds from the Certificate Account shall be made only in accordance with Section 4.02.

Section 10.05. Compliance with Withholding Requirements.
               -----------------------------------------

               Notwithstanding any other provision of this Agreement, the Trustee or any Paying Agent, as applicable, shall comply with all federal withholding requirements respecting payments to Certificateholders, including interest or original issue discount payments or advances thereof that the

Trustee or any Paying Agent, as applicable, reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee or any Paying Agent, as applicable, does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee or any Paying Agent, as applicable, shall indicate the amount withheld to such Certificateholder pursuant to the terms of such requirements.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01. Amendment.  (See Section 11.01 of the Standard Terms)

Section 11.02. Recordation of Agreement; Counterparts. (See Section 11.02 of the Standard Terms)

Section 11.03. Limitation on Rights of Certificateholders. (See Section 11.03 of the Standard Terms)

Section 11.04. Governing Laws.  (See Section 11.04 of the Standard Terms)

Section 11.05. Notices. All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to the appropriate address for each recipient listed in the table below or, in each case, such other address as may hereafter be furnished in writing to the Master Servicer, the Trustee and the Company, as applicable:


---------------------------------- --------------------------------------------
            RECIPIENT                                         ADDRESS
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Company                     8400 Normandale Lake Boulevard
                            Suite 250, Minneapolis, Minnesota  55437,
                            Attention: President

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Master Servicer             2255 N. Ontario Street, Suite 400
                            Burbank, California 91504-2130,
                            Attention:  Managing Director/Master Servicing

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Trustee                     Corporate Trust Office
                            1761 East St. Andrew Place
                            Santa Ana, California 92705-4934,
                            Attention:  Residential Accredit Loans, Inc.
                            Series 2003-QS6

                            The Trustee designates its offices located at c/o DTC Transfer Services, 55 Water Street, Jeanette Street Park Entrance, New York, New York 10041, for the purposes of Section 8.12 of the Standard Terms

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Fitch Ratings               One State Street Plaza
                            New York, New York 10004

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Standard & Poor's Ratings   55 Water Street
Services, a division of The 41st Floor
McGraw-Hill Companies, Inc. New York, New York 10041
-------------------------------------------------------------------------------

Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06.  Required Notices to Rating Agency and Subservicer.  (See Section
     11.06 of the Standard Terms)

Section 11.07. Severability of Provisions. (See Section 11.07 of the Standard Terms)

Section 11.08. Supplemental Provisions for Resecuritization. (See Section 11.08 of the Standard Terms)

Section 11.09. Allocation of Voting Rights.

               94% of all of the Voting Rights shall be allocated among Holders of Certificates, other than the Interest Only Certificates and Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates, 1% of all Voting Rights shall be allocated among the Holders of the Class A-6 Certificates, in accordance with their respective Percentage Interests; 1% of all Voting Rights shall be allocated among the Holders of the Class A-8 Certificates, in accordance with their respective Percentage Interests; 1% of all Voting Rights shall be allocated among the Holders of the Class A-10 Certificates, in accordance with their respective Percentage Interests; 1% of all Voting Rights shall be allocated among the Holders of the Class A-15 Certificates, in accordance with their respective Percentage Interests; 1% of all Voting Rights shall be allocated among the Holders of the Class A-V Certificates, in accordance with their respective Percentage Interests; 0.5% of all Voting Rights shall be allocated among the Holders of the Class R-I Certificates, in accordance with their respective Percentage Interests; and 0.5% of all Voting Rights shall be allocated among the Holders of the Class R-II Certificates, in accordance with their respective Percentage Interests.

Section 11.10. No Petition.

               The Depositor, Master Servicer and the Trustee, by entering into this Agreement, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Trust Fund, or join in any institution against the Trust Fund of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligation with respect to the Certificates or this Agreement.

        IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.



                                       RESIDENTIAL ACCREDIT LOANS, INC.
[Seal]


                                            By:  //s// Joseph Orning
                                               --------------------------------
                                                 Name:   Joseph Orning
                                                 Title:  Vice President

Attest: //s// Benita Bjorgo
      Name: Benita Bjorgo
      Title:  Vice President


                                       RESIDENTIAL FUNDING CORPORATION
[Seal]


                                            By:  //s// Benita Bjorgo
                                               --------------------------------
                                                 Name: Benita Bjorgo
                                                 Title: Associate

Attest: //s// Joseph Orning
      Name: Joseph Orning
      Title: Associate



                               DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
[Seal]



                                            By:  //s// Ronaldo Reyes
                                               ---------------------------------
                                                 Name: Ronaldo Reyes
                                                 Title: Associate


                                            By:  //s// James F. Noriega
                                               ---------------------------------
                                                 Name: James F. Noriega
                                                 Title: Associate


Attest: //s// Barbara Campbell
      Name: Barbara Campbell
      Title: Assistant Secretary

STATE OF MINNESOTA
                                  )
                                  ) ss.:
COUNTY OF HENNEPIN                )
               On the 28th day of March, 2003 before me, a notary public in and for said State, personally appeared Joseph Orning, known to me to be a Vice President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                       //s// Brian S. Bangerter
                                                          Notary Public

 [Notarial Seal]

STATE OF MINNESOTA
                                  )
                                  ) ss.:
COUNTY OF HENNEPIN                )
               On the 28th day of March, 2003 before me, a notary public in and for said State, personally appeared Benita Bjorgo, known to me to be a(n) Associate of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                   //s// Brian S. Bangerter
                                                   Notary Public


 [Notarial Seal]

STATE OF CALIFORNIA
                                  )
                                  ) ss.:
COUNTY OF ORANGE                  )
               On the 28th day of March, 2003 before me, a notary public in and for said State, personally appeared Ronaldo Reyes, known to me to be a(n)
Associate of Deutsche Bank Trust Company Americas, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first, above written.

                                                   //s// Brent Wayne Hoyler
                                                   Notary Public

 [Notarial Seal]



STATE OF CALIFORNIA               )
                                  ) ss.:
COUNTY OF ORANGE                  )
               On the 28th day of March, 2003 before me, a notary public in and for said State, personally appeared James F. Noriega, known to me to be a(n) Associate of Deutsche Bank Trust Company Americas, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                   //s// Brent Wayne Hoyler
                                                   Notary Public

[Notarial Seal]

                                   EXHIBIT ONE

                             MORTGAGE LOAN SCHEDULE


  RUN ON     : 03/20/03           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 09.12.19           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RALI 2003-QS6                                  CUTOFF : 03/01/03
  POOL       : 0004669
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  -------------------------------------------------------------------------
      4599839                              .2500
       46,933.86                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.0000                        2.4200

      5660185                              .2500
       59,311.16                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.0000                        1.6700

      6218206                              .2500
       57,980.25                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            6.0000                        2.1700

      7411330                              .2500
       68,344.43                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.0000                        1.6700

      7807405                              .2500
      227,579.40                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      7819191                              .2500
      146,170.37                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450
1



      7964025                              .2500
       80,427.61                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8039317                              .2500
      178,082.30                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8060935                              .2500
      322,712.03                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8066873                              .2500
      119,464.78                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8094625                              .2500
      380,436.14                          .0300
            5.6250                         .0000
            5.3750                         .0000
            5.3450                         .0000
            5.3450                         .0000

      8111267                              .2500
      114,652.57                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8128411                              .2500
      103,148.09                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.0000                        1.6700

      8141859                              .2500
      139,176.63                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8144367                              .2500
       99,520.24                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8147675                              .2500
      220,601.97                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8153699                              .2500
      373,989.07                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8154059                              .2500
      100,404.67                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8155275                              .2500
      437,440.12                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8164295                              .2500
      182,284.97                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8164541                              .2500
       79,748.11                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8190671                              .2500
      103,624.90                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8190695                              .2500
       84,718.85                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8192107                              .2500
      208,719.25                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8193335                              .2500
       69,750.99                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8194919                              .2500
       99,143.59                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8195147                              .2500
      111,591.69                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8195449                              .2500
       76,224.74                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8195857                              .2500
      130,052.93                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8201133                              .2500
      315,244.65                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8201665                              .2500
       53,060.48                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8202047                              .2500
      355,075.29                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8210429                              .2500
       46,950.42                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8212693                              .2500
      338,730.29                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8212849                              .2500
      111,524.12                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8214055                              .2500
       99,687.42                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8214671                              .2500
       52,385.28                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8219053                              .2500
       83,765.36                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8219379                              .2500
      103,772.72                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8221775                              .2500
      445,203.35                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8222063                              .2500
      113,624.81                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8222769                              .2500
       91,787.62                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8223411                              .2500
      102,164.80                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8226947                              .2500
       53,798.34                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8226951                              .2500
       96,715.72                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8228737                              .2500
      164,508.51                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8228943                              .2500
       73,642.73                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8229911                              .2500
       63,019.17                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8231851                              .2500
       94,728.17                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8241813                              .2500
      464,318.76                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8241847                              .2500
      134,574.91                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8241891                              .2500
      169,579.50                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8242811                              .2500
       62,248.88                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8243081                              .2500
      151,585.54                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8256213                              .2500
       90,188.39                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8256311                              .2500
      115,683.69                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8256807                              .2500
      156,966.42                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8266797                              .2500
      179,704.06                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8268067                              .2500
      101,329.58                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8272021                              .2500
      143,745.20                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8273071                              .2500
      160,538.41                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8273197                              .2500
       95,526.51                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8274219                              .2500
       51,883.51                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8274253                              .2500
       92,854.48                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8275757                              .2500
      158,704.70                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8277515                              .2500
       58,255.13                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8277557                              .2500
       80,407.09                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8278631                              .2500
      127,908.66                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8278871                              .2500
      160,528.16                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8279033                              .2500
       65,880.34                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8283077                              .2500
      204,215.82                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8283225                              .2500
       77,511.03                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8283543                              .2500
       81,472.91                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8283575                              .2500
      308,583.49                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8283665                              .2500
       88,221.32                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8283787                              .2500
      193,175.70                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8283923                              .2500
      154,448.40                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8283977                              .2500
      102,615.34                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8284375                              .2500
      187,460.09                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8285667                              .2500
      154,512.49                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8285927                              .2500
       98,607.44                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8287547                              .2500
       51,810.42                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8287681                              .2500
      119,731.14                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8287699                              .2500
      283,911.37                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8289891                              .2500
       74,733.09                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8290131                              .2500
       76,458.48                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8292927                              .2500
      212,064.05                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8296035                              .2500
      159,709.93                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8296425                              .2500
      373,519.50                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8300721                              .2500
      177,469.77                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8301295                              .2500
      156,701.28                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8305907                              .2500
       84,845.90                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8307739                              .2500
      137,251.93                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8313961                              .2500
       78,968.17                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450
1



      8326491                              .2500
      377,224.10                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8338865                              .2500
       52,462.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8339329                              .2500
      161,713.37                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8339571                              .2500
      116,612.65                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8339699                              .2500
      172,858.20                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8341335                              .2500
      479,041.91                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8341347                              .2500
      429,141.72                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8342339                              .2500
       50,547.73                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450
1



      8344460                              .2500
      208,647.81                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8344911                              .2500
      180,873.30                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8346334                              .2500
      254,752.15                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8346477                              .2500
      126,880.52                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8348386                              .2500
       97,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8348532                              .2500
      411,609.08                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8348620                              .2500
      167,037.50                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8348648                              .2500
      260,746.33                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8350239                              .2500
       86,323.77                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8350322                              .2500
      269,724.72                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8350332                              .2500
      166,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8350691                              .2500
       38,672.69                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8350868                              .2500
      324,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8350917                              .2500
       83,865.26                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8350934                              .2500
      195,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8351410                              .2500
      497,300.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8351432                              .2500
      228,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8351840                              .2500
      594,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8352568                              .2500
      150,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8352720                              .2500
      128,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8353170                              .2500
      139,150.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8353224                              .2500
      192,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8353450                              .2500
      275,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8357179                              .2500
       93,606.88                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450
1



      8357611                              .2500
      116,701.88                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8362745                              .2500
       39,927.48                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8363293                              .2500
       51,914.49                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8364949                              .2500
      629,483.59                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8365107                              .2500
       66,933.30                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8365533                              .2500
      134,766.88                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8367197                              .2500
      596,097.38                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8367201                              .2500
      414,606.23                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8367599                              .2500
       89,916.65                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8368677                              .2500
      224,781.32                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8372115                              .2500
      282,138.44                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8372397                              .2500
      175,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8374919                              .2500
      175,673.11                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8375949                              .2500
      157,367.68                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8375967                              .2500
      149,854.21                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8375997                              .2500
      119,754.70                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8376069                              .2500
      293,700.25                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8376203                              .2500
      246,506.99                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8376317                              .2500
      179,632.06                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8377393                              .2500
      279,721.26                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8377573                              .2500
       59,192.41                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8377627                              .2500
      300,407.74                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8377671                              .2500
      234,960.20                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8377777                              .2500
      203,811.06                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8378117                              .2500
      104,909.60                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8378395                              .2500
      107,398.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8379997                              .2500
       81,920.30                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8380337                              .2500
      262,738.18                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8380391                              .2500
      374,409.68                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8380405                              .2500
      124,337.49                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8380487                              .2500
      171,855.50                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8380611                              .2500
      102,906.89                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8381017                              .2500
      116,236.29                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8381033                              .2500
      144,949.72                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8381049                              .2500
      308,295.55                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8381053                              .2500
      162,272.94                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8381073                              .2500
      123,404.31                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8381083                              .2500
       80,283.37                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8381087                              .2500
      161,736.47                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8381095                              .2500
      603,350.31                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8381099                              .2500
      299,201.54                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8381111                              .2500
       70,155.47                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8381121                              .2500
      123,729.03                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8381135                              .2500
       70,709.04                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8381137                              .2500
      520,609.24                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8381139                              .2500
      349,624.88                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8381155                              .2500
       98,778.18                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8381163                              .2500
       94,570.07                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8381185                              .2500
       51,628.15                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8381191                              .2500
      620,118.72                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8381199                              .2500
      373,952.46                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8381211                              .2500
      360,490.19                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8381213                              .2500
       63,554.16                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8381217                              .2500
       99,006.41                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8381221                              .2500
      351,595.22                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8381233                              .2500
       60,131.54                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8381237                              .2500
      298,969.32                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8381239                              .2500
       92,554.93                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8381247                              .2500
      251,261.45                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8381253                              .2500
      112,332.49                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8381273                              .2500
      212,223.48                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8381279                              .2500
       83,763.06                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8381285                              .2500
      331,116.37                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8381299                              .2500
      317,294.43                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8381305                              .2500
       65,353.25                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8381307                              .2500
      369,938.44                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8381313                              .2500
      150,832.33                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8381759                              .2500
      103,609.04                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8382763                              .2500
      218,407.13                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8382839                              .2500
       97,118.35                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8384291                              .2500
      399,611.23                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8384331                              .2500
      598,199.12                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8384489                              .2500
       93,132.85                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8384667                              .2500
      648,763.29                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8386269                              .2500
       94,408.15                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8386691                              .2500
      223,024.79                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8387417                              .2500
      484,054.81                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8387449                              .2500
      140,659.83                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8387553                              .2500
      335,717.72                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8387675                              .2500
      194,819.39                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8388383                              .2500
      469,554.05                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8392889                              .2500
       91,922.71                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8392981                              .2500
      163,840.60                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8393003                              .2500
      104,913.93                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8393125                              .2500
       59,146.49                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8393417                              .2500
       66,446.82                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8394011                              .2500
      108,694.25                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8394175                              .2500
       99,851.10                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8394255                              .2500
       56,450.15                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8394493                              .2500
      134,868.79                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8394571                              .2500
      154,342.48                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8395137                              .2500
      128,891.62                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8395303                              .2500
      108,669.29                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8395775                              .2500
      479,533.47                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8395811                              .2500
       58,658.06                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8395851                              .2500
      263,749.51                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8396779                              .2500
      284,783.14                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8396863                              .2500
      104,918.09                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8396909                              .2500
      757,825.36                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8396921                              .2500
       74,645.94                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8396979                              .2500
      109,507.92                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8396983                              .2500
      422,161.29                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8398015                              .2500
       76,727.13                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8398143                              .2500
      291,709.31                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8398203                              .2500
      247,259.44                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8398325                              .2500
      125,286.64                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8398341                              .2500
      103,263.17                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8398585                              .2500
      257,355.58                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8398825                              .2500
       93,603.29                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8398865                              .2500
      254,758.04                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8398895                              .2500
      197,416.98                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8399223                              .2500
       78,607.24                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8399863                              .2500
      112,205.53                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8400221                              .2500
      256,050.89                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8400237                              .2500
      121,900.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8400251                              .2500
      185,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8400617                              .2500
      261,616.11                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8400661                              .2500
      219,801.12                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8400823                              .2500
      120,900.81                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8401317                              .2500
      123,085.89                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8401679                              .2500
      121,762.25                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8401691                              .2500
       62,344.95                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8401851                              .2500
      199,819.19                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8402633                              .2500
       99,512.12                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8402913                              .2500
      219,801.12                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8403413                              .2500
      142,600.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8403613                              .2500
      499,536.90                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8403615                              .2500
      123,885.15                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8403651                              .2500
      579,436.28                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8403703                              .2500
      111,903.57                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8403705                              .2500
       91,861.22                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8403707                              .2500
       75,934.57                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8403735                              .2500
      259,753.31                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8403737                              .2500
       71,949.18                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8403761                              .2500
      110,297.75                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8403785                              .2500
      157,613.88                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8403797                              .2500
      134,877.96                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8403899                              .2500
      155,868.94                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8403917                              .2500
       86,419.88                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8403923                              .2500
      358,708.39                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8403941                              .2500
      222,103.06                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8404009                              .2500
      237,774.17                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8404023                              .2500
      120,546.13                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8404171                              .2500
      233,178.54                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8404693                              .2500
      209,800.74                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8404773                              .2500
      190,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8406297                              .2500
       51,262.87                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8406373                              .2500
      178,252.18                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8406385                              .2500
      182,322.62                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8406491                              .2500
      164,843.44                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8406539                              .2500
      159,341.22                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8406963                              .2500
      134,892.04                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8407199                              .2500
      378,313.90                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8407203                              .2500
      167,341.07                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8407207                              .2500
      175,836.99                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8407213                              .2500
       99,909.60                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8407215                              .2500
      145,465.15                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8407225                              .2500
      214,791.04                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8407247                              .2500
      644,342.39                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8407279                              .2500
      449,583.21                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8407287                              .2500
      262,731.85                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8407291                              .2500
      149,867.65                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8407303                              .2500
      257,072.99                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8407349                              .2500
      279,640.76                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8407361                              .2500
      319,673.75                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8407417                              .2500
      102,300.48                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8407441                              .2500
       86,721.53                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8407445                              .2500
      169,850.01                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8407449                              .2500
       77,729.67                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8407469                              .2500
       82,919.33                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8407481                              .2500
      243,762.85                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8407489                              .2500
      139,626.71                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8407493                              .2500
      258,754.25                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8407497                              .2500
       69,140.42                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8407521                              .2500
      187,313.34                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8407533                              .2500
      183,046.09                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8407545                              .2500
      144,852.17                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8407549                              .2500
      101,896.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8407551                              .2500
      143,863.37                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8407559                              .2500
      103,893.97                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8407561                              .2500
      207,820.92                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8407565                              .2500
      228,511.17                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8407571                              .2500
      584,444.92                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8407573                              .2500
      373,853.42                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8407577                              .2500
      126,876.56                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8407611                              .2500
      339,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8407613                              .2500
      103,550.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8407615                              .2500
      248,740.03                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8407633                              .2500
      169,526.98                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8407645                              .2500
      249,745.11                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8407649                              .2500
      220,779.99                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8407655                              .2500
       86,923.24                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8407661                              .2500
      158,837.89                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8407665                              .2500
      127,881.45                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8407669                              .2500
      171,848.24                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8407673                              .2500
      115,892.56                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8407731                              .2500
      103,806.07                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8407735                              .2500
      155,402.41                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8408027                              .2500
       77,434.89                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8408053                              .2500
      395,667.31                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8408377                              .2500
       76,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8408461                              .2500
       83,731.31                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8408571                              .2500
      141,861.98                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8408607                              .2500
       90,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8408627                              .2500
      182,534.84                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8408667                              .2500
      236,523.95                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8408685                              .2500
      165,300.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8408697                              .2500
      142,870.72                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8408711                              .2500
      124,331.92                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8408713                              .2500
      217,788.12                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8408751                              .2500
      185,224.08                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8408765                              .2500
       89,223.11                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8408787                              .2500
      138,891.56                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8408983                              .2500
      322,386.35                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8409025                              .2500
      411,118.86                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8409173                              .2500
      507,583.59                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8409231                              .2500
       99,612.04                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8409435                              .2500
      394,634.15                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8409657                              .2500
      199,814.76                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8409865                              .2500
       31,973.77                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8410095                              .2500
      429,072.43                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8410169                              .2500
      488,513.20                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8410635                              .2500
       80,321.86                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8410795                              .2500
      195,818.46                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8410869                              .2500
      359,666.57                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8411091                              .2500
      133,429.27                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8411509                              .2500
       94,701.02                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8413101                              .2500
      118,082.33                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8413135                              .2500
      218,447.49                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8413193                              .2500
      183,821.17                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8413247                              .2500
      135,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8413269                              .2500
       99,915.99                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8413319                              .2500
      417,622.13                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8413353                              .2500
      221,194.94                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8413739                              .2500
      174,326.28                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8413895                              .2500
      370,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8414081                              .2500
      403,668.85                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8414137                              .2500
       87,827.72                          .0800
            6.9900                         .0000
            6.7400                         .0000
            6.6600                         .0000
            6.0000                         .6600

      8414221                              .2500
      163,851.73                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8414279                              .2500
      304,717.50                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8414337                              .2500
       69,287.31                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8414425                              .2500
       69,287.31                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8414427                              .2500
      218,375.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8414695                              .2500
      144,862.42                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8414819                              .2500
       88,822.83                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8414821                              .2500
      167,844.39                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8415213                              .2500
      107,899.97                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8415343                              .2500
      113,908.84                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8415371                              .2500
      102,906.89                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8415415                              .2500
      449,593.19                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8415457                              .2500
      246,400.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8415465                              .2500
      155,855.51                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8415483                              .2500
      445,596.81                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8415487                              .2500
       63,847.62                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8415521                              .2500
      163,840.60                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8415535                              .2500
      125,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8415573                              .2500
       75,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8415583                              .2500
      130,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8415591                              .2500
      112,100.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8415601                              .2500
       59,400.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8415609                              .2500
       85,247.05                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8415619                              .2500
      226,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8415839                              .2500
       87,916.50                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8415867                              .2500
       66,300.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8415873                              .2500
      283,900.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8415895                              .2500
      275,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8415939                              .2500
      231,750.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416111                              .2500
       78,335.27                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8416151                              .2500
      269,556.07                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416155                              .2500
       61,199.20                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416157                              .2500
       80,357.54                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416159                              .2500
      106,669.71                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8416167                              .2500
       91,856.03                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8416171                              .2500
      179,665.67                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416175                              .2500
      198,664.67                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8416179                              .2500
      156,542.19                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416183                              .2500
       88,240.62                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8416191                              .2500
       74,677.01                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416195                              .2500
       50,311.38                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416203                              .2500
       43,165.56                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8416207                              .2500
      110,083.85                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8416223                              .2500
      145,643.99                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416239                              .2500
       89,517.64                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8416247                              .2500
       24,709.87                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8416261                              .2500
      106,701.08                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416263                              .2500
       85,378.08                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8416279                              .2500
       47,051.32                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8416287                              .2500
      151,758.61                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8416295                              .2500
      119,418.47                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416299                              .2500
       94,089.14                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416305                              .2500
      103,742.75                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416307                              .2500
       57,585.16                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416317                              .2500
      167,617.07                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8416319                              .2500
       67,890.92                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8416325                              .2500
      154,187.48                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416327                              .2500
       90,331.90                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8416333                              .2500
       89,748.48                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8416335                              .2500
      119,664.78                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416339                              .2500
       59,861.70                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8416345                              .2500
      146,237.38                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416347                              .2500
      255,127.15                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416357                              .2500
       64,785.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416359                              .2500
       73,256.89                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416371                              .2500
      139,579.79                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8416375                              .2500
       56,117.54                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8416381                              .2500
       88,270.11                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416387                              .2500
      111,671.74                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8416391                              .2500
      102,135.26                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416399                              .2500
      102,522.42                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416401                              .2500
       58,251.95                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8416403                              .2500
      121,351.71                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8416405                              .2500
      295,153.04                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8416407                              .2500
       51,803.77                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8416411                              .2500
       47,162.24                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416413                              .2500
       78,994.31                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8416419                              .2500
       94,067.07                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8416421                              .2500
      181,316.13                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416441                              .2500
       29,952.49                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8416443                              .2500
       57,684.56                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416447                              .2500
      199,138.32                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8416459                              .2500
       69,656.07                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8416461                              .2500
       29,950.66                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416483                              .2500
       61,096.86                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8416491                              .2500
       75,070.14                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416493                              .2500
      129,619.79                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8416495                              .2500
      194,979.67                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416503                              .2500
      103,736.36                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8416511                              .2500
       35,913.12                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8416515                              .2500
       81,668.77                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8416517                              .2500
      100,775.81                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416523                              .2500
       42,836.36                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416529                              .2500
      119,688.29                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416531                              .2500
       74,968.94                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416533                              .2500
       75,691.35                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8416535                              .2500
       81,836.31                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8416539                              .2500
      131,349.61                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8416541                              .2500
      217,285.79                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8416553                              .2500
      102,615.34                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416563                              .2500
       74,503.23                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8416581                              .2500
       80,773.71                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416593                              .2500
      137,575.30                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8416601                              .2500
       74,936.99                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8416603                              .2500
       96,865.51                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8416605                              .2500
       71,771.11                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450
1



      8416611                              .2500
       44,770.69                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8416619                              .2500
       44,686.42                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8416621                              .2500
      257,497.20                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8416623                              .2500
      141,253.04                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8416625                              .2500
      103,908.90                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416633                              .2500
       97,221.88                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416637                              .2500
       89,676.44                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416643                              .2500
       96,039.96                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8416649                              .2500
       43,400.07                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8416653                              .2500
       89,771.86                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8416661                              .2500
       99,746.52                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8416663                              .2500
       82,310.51                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8416691                              .2500
       74,800.37                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416709                              .2500
      254,537.69                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8416715                              .2500
      224,561.50                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8416721                              .2500
      134,173.09                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8416727                              .2500
       70,747.36                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416729                              .2500
      129,867.46                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8416731                              .2500
       91,824.96                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8416739                              .2500
      449,143.82                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8416741                              .2500
       97,515.63                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416745                              .2500
       61,900.54                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8416747                              .2500
      160,996.51                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416751                              .2500
      122,398.75                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8416761                              .2500
       65,970.05                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416769                              .2500
       56,792.15                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416771                              .2500
       29,577.95                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8416777                              .2500
      102,456.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8416781                              .2500
      103,723.19                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416789                              .2500
      159,695.57                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8416791                              .2500
      195,352.78                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416793                              .2500
      139,160.02                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8416807                              .2500
       99,809.73                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8416809                              .2500
      103,605.20                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416811                              .2500
      115,192.60                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416813                              .2500
       73,334.25                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416817                              .2500
      168,027.14                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8416821                              .2500
      258,258.90                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8416827                              .2500
      348,974.24                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8416835                              .2500
       91,674.51                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8416837                              .2500
       80,102.03                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8416843                              .2500
      123,980.94                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416845                              .2500
      275,534.91                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8416851                              .2500
       37,653.55                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416853                              .2500
      235,800.49                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8416855                              .2500
      232,270.51                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416857                              .2500
      101,010.36                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416859                              .2500
       82,794.68                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8416869                              .2500
      106,845.41                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416871                              .2500
       67,876.71                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8416881                              .2500
       70,782.89                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8416883                              .2500
      145,592.24                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416893                              .2500
       85,261.17                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416931                              .2500
       55,402.70                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416933                              .2500
      114,676.11                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416939                              .2500
      147,249.17                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8416945                              .2500
      159,044.45                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8416947                              .2500
       93,449.71                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416949                              .2500
       43,552.20                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8416951                              .2500
      149,628.96                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416959                              .2500
       61,898.06                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416963                              .2500
       95,236.06                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416993                              .2500
      248,014.16                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416995                              .2500
      180,622.94                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8416997                              .2500
      103,755.11                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8416999                              .2500
      147,615.55                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417017                              .2500
      109,795.69                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417019                              .2500
       89,639.64                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417021                              .2500
      126,882.41                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8417027                              .2500
      422,302.86                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8417029                              .2500
       58,631.73                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8417037                              .2500
      134,050.88                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8417043                              .2500
      221,477.28                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417051                              .2500
       35,910.95                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8417055                              .2500
       35,907.33                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8417061                              .2500
       98,702.84                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8417063                              .2500
       98,702.84                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8417079                              .2500
       96,932.33                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417081                              .2500
      118,865.75                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417085                              .2500
       81,487.77                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8417087                              .2500
      121,995.11                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8417111                              .2500
      279,517.52                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8417115                              .2500
      423,412.86                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417119                              .2500
      106,701.08                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417133                              .2500
       89,742.47                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8417135                              .2500
      195,618.02                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8417139                              .2500
      114,781.19                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8417141                              .2500
      393,661.15                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8417149                              .2500
       76,319.87                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417151                              .2500
       96,819.83                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417161                              .2500
      130,756.69                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417165                              .2500
      181,128.28                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417169                              .2500
      276,903.61                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417171                              .2500
       79,748.37                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417173                              .2500
      166,226.24                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8417177                              .2500
      109,756.81                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8417179                              .2500
      101,697.57                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417183                              .2500
       95,662.12                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417185                              .2500
       86,834.45                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8417189                              .2500
      181,005.11                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417197                              .2500
      143,757.35                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8417213                              .2500
      154,194.89                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417215                              .2500
      239,605.39                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8417219                              .2500
      136,153.98                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8417221                              .2500
       62,002.80                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417227                              .2500
      219,601.16                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417233                              .2500
       91,749.14                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417243                              .2500
      274,326.68                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417245                              .2500
       85,266.87                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417249                              .2500
      138,498.44                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417263                              .2500
      109,814.63                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8417275                              .2500
       89,355.68                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8417281                              .2500
      306,877.17                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417291                              .2500
      285,254.72                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417297                              .2500
      106,824.07                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8417303                              .2500
       45,430.54                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8417305                              .2500
      226,617.49                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8417307                              .2500
      316,465.83                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8417311                              .2500
      102,700.85                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8417315                              .2500
      174,665.79                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8417323                              .2500
      184,672.64                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417325                              .2500
       23,943.47                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417327                              .2500
       32,722.76                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417331                              .2500
      551,473.82                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417333                              .2500
      167,702.72                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417337                              .2500
      172,693.88                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417339                              .2500
       87,348.89                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417351                              .2500
       65,434.12                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8417353                              .2500
      203,457.05                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417373                              .2500
      115,264.18                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8417377                              .2500
      149,721.40                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417383                              .2500
      164,201.76                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417399                              .2500
      156,602.02                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8417411                              .2500
       85,266.36                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417423                              .2500
      108,612.11                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417427                              .2500
      191,488.98                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8417435                              .2500
      128,754.55                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8417441                              .2500
       87,303.16                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417443                              .2500
       95,773.97                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417445                              .2500
      105,966.25                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417449                              .2500
       76,095.91                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8417451                              .2500
      319,419.86                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417453                              .2500
       66,875.55                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417461                              .2500
      247,338.32                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8417465                              .2500
      189,681.14                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8417467                              .2500
       57,458.88                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417469                              .2500
       58,877.74                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417471                              .2500
      131,666.60                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417475                              .2500
      151,737.52                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417479                              .2500
       77,877.73                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417481                              .2500
      179,657.51                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8417487                              .2500
      165,149.18                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8417489                              .2500
       99,570.84                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8417499                              .2500
      135,629.14                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417505                              .2500
      109,008.34                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8417507                              .2500
      294,438.72                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8417509                              .2500
       57,700.20                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417513                              .2500
      215,598.82                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417517                              .2500
      153,746.79                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8417523                              .2500
       54,349.29                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8417527                              .2500
       53,137.61                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417531                              .2500
      117,267.35                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8417543                              .2500
      310,436.16                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417545                              .2500
      127,021.55                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417547                              .2500
      379,261.65                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8417553                              .2500
      504,062.04                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417557                              .2500
      218,593.24                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417565                              .2500
      153,706.98                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8417577                              .2500
      129,752.64                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8417581                              .2500
       88,281.70                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8417591                              .2500
      167,716.89                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8417593                              .2500
       78,177.45                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417595                              .2500
       59,891.21                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417597                              .2500
      289,499.22                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417599                              .2500
      322,055.89                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8417609                              .2500
       73,869.04                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8417611                              .2500
      224,314.57                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417613                              .2500
      121,274.32                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417637                              .2500
       93,521.72                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8417645                              .2500
      206,134.60                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417649                              .2500
      354,356.40                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417669                              .2500
       48,523.95                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417677                              .2500
      162,918.17                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417685                              .2500
      190,242.31                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8417705                              .2500
      111,796.94                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8417713                              .2500
       89,110.32                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417729                              .2500
       94,578.22                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417733                              .2500
      159,296.33                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8417737                              .2500
      157,200.32                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8417745                              .2500
      188,613.66                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8417751                              .2500
      116,554.06                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417759                              .2500
       59,768.73                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8417765                              .2500
      152,639.77                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417783                              .2500
       86,111.63                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8417795                              .2500
      179,681.50                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417797                              .2500
      179,681.50                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417803                              .2500
      129,769.97                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417807                              .2500
      114,796.52                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417823                              .2500
      119,777.11                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417835                              .2500
      159,553.03                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8417845                              .2500
      142,610.06                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417865                              .2500
      449,164.20                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417877                              .2500
      148,999.14                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417883                              .2500
       97,923.60                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417887                              .2500
       93,277.89                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417891                              .2500
      199,628.54                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417911                              .2500
      104,785.36                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8417919                              .2500
       87,341.37                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8417923                              .2500
      147,756.66                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8417927                              .2500
      109,795.69                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417935                              .2500
      127,503.08                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417947                              .2500
      203,664.58                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8417949                              .2500
      491,938.31                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8417961                              .2500
       64,679.64                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417963                              .2500
      203,842.65                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417969                              .2500
      308,836.39                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8417971                              .2500
      299,442.80                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8418149                              .2500
      202,679.12                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8418161                              .2500
      183,825.41                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8419011                              .2500
      108,654.05                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8419135                              .2500
      197,802.89                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8419297                              .2500
      510,515.15                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8419301                              .2500
      249,757.01                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8419453                              .2500
       56,201.57                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8419591                              .2500
       46,465.50                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8419897                              .2500
       96,679.97                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8419933                              .2500
      602,413.92                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8420173                              .2500
      199,306.10                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8420183                              .2500
      227,683.76                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8420213                              .2500
      106,500.00                          .0300
            5.9500                         .0000
            5.7000                         .0000
            5.6700                         .0000
            5.6700                         .0000

      8421169                              .2500
      274,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8421501                              .2500
      143,863.37                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8421523                              .2500
      379,648.04                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8421525                              .2500
      251,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8421547                              .2500
      381,628.72                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8421579                              .2500
      260,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8421587                              .2500
      249,757.01                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8421595                              .2500
      249,757.01                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8421735                              .2500
      115,110.13                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8422097                              .2500
      116,459.08                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8422417                              .2500
       83,175.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8422573                              .2500
      166,421.40                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8423091                              .2500
      350,833.32                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8423119                              .2500
      166,153.27                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8423179                              .2500
      120,690.79                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8423187                              .2500
      168,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8423203                              .2500
      180,800.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8423205                              .2500
       82,245.58                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8423271                              .2500
      101,898.46                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8423305                              .2500
      103,903.68                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8423329                              .2500
      351,666.01                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8423379                              .2500
      444,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8423385                              .2500
      179,837.28                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8423479                              .2500
      194,654.95                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8423525                              .2500
      117,662.61                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8423579                              .2500
      155,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8423593                              .2500
      116,459.08                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8423635                              .2500
      134,900.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8423659                              .2500
      184,700.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8423713                              .2500
       66,449.40                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8424015                              .2500
      115,600.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8424101                              .2500
      100,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8424355                              .2500
      131,125.46                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8424499                              .2500
      345,164.20                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8424731                              .2500
      232,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8425973                              .2500
      163,848.10                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8426015                              .2500
      172,654.83                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8426463                              .2500
      408,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8426777                              .2500
       16,987.70                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8426789                              .2500
      116,459.08                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8426811                              .2500
      110,116.15                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8426873                              .2500
      191,813.39                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8426913                              .2500
      520,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8426975                              .2500
      110,800.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8426995                              .2500
      493,574.68                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8427013                              .2500
      500,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8427031                              .2500
       80,539.74                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8427043                              .2500
      152,800.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8427073                              .2500
      168,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8427081                              .2500
      344,226.88                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8427095                              .2500
      200,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8427103                              .2500
      108,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8427113                              .2500
      256,756.15                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8427131                              .2500
      135,150.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8427139                              .2500
      120,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8427143                              .2500
      120,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8427173                              .2500
      524,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8427195                              .2500
       85,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8427203                              .2500
      155,330.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8427217                              .2500
      330,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8427223                              .2500
      455,556.80                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8427249                              .2500
      129,631.13                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8427255                              .2500
      399,075.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8427265                              .2500
      335,688.80                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8427271                              .2500
      227,289.29                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8427273                              .2500
      281,775.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8427281                              .2500
      120,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8427291                              .2500
      113,879.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8427293                              .2500
       55,800.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8427295                              .2500
       92,250.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8427297                              .2500
      109,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8427305                              .2500
       95,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8427311                              .2500
      142,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8427315                              .2500
      133,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8427331                              .2500
      101,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8427333                              .2500
      103,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8428211                              .2500
      105,656.70                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8430283                              .2500
      102,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8430347                              .2500
      108,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8430357                              .2500
      447,595.01                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8430369                              .2500
      241,536.71                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8430457                              .2500
      152,358.76                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8430473                              .2500
      256,268.13                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8430479                              .2500
      368,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8430513                              .2500
      187,022.38                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8430527                              .2500
      148,665.48                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8431111                              .2500
       44,958.32                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8431297                              .2500
      342,059.14                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8431301                              .2500
       90,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8431341                              .2500
      296,400.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8431363                              .2500
      188,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8431531                              .2500
      206,893.83                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8431537                              .2500
      234,787.56                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8431579                              .2500
      388,403.60                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8431583                              .2500
      194,805.88                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8431619                              .2500
      574,441.14                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8431639                              .2500
      164,247.74                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8431647                              .2500
      490,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8431775                              .2500
      437,294.60                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8431785                              .2500
       46,216.80                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8431817                              .2500
      105,821.39                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8432459                              .2500
      225,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8432469                              .2500
      124,892.38                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8432489                              .2500
      127,895.08                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8432501                              .2500
      127,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8432529                              .2500
      300,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8432571                              .2500
      100,800.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8432579                              .2500
      450,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8432581                              .2500
      465,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8432635                              .2500
      158,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8432691                              .2500
      100,400.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8432693                              .2500
      196,304.38                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8432699                              .2500
      240,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8432719                              .2500
       79,200.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8432755                              .2500
      113,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8432759                              .2500
       86,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8432787                              .2500
      395,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8432793                              .2500
       94,800.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8432805                              .2500
       64,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8432811                              .2500
      104,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8432827                              .2500
      100,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8432847                              .2500
      150,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8432861                              .2500
      156,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8432863                              .2500
      152,854.82                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8432881                              .2500
      189,815.33                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8432889                              .2500
       94,918.21                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8432893                              .2500
      163,862.22                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8432907                              .2500
      150,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8432931                              .2500
      104,700.56                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8432939                              .2500
       99,907.38                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8432943                              .2500
      780,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8432979                              .2500
      165,838.66                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8432989                              .2500
       68,400.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8432997                              .2500
       65,544.88                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8433011                              .2500
      104,760.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8433399                              .2500
       62,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8433453                              .2500
       17,177.25                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8433671                              .2500
      152,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8433993                              .2500
      217,321.72                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8434387                              .2500
       77,940.64                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8434589                              .2500
      354,694.36                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8434625                              .2500
      124,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8434877                              .2500
      199,836.06                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8435085                              .2500
      367,134.15                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8435089                              .2500
      112,907.38                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8435385                              .2500
       83,927.68                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8435541                              .2500
      272,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8435761                              .2500
       81,192.66                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8435989                              .2500
       53,249.42                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8436067                              .2500
      171,844.51                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8436211                              .2500
      150,382.59                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8436375                              .2500
      315,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8436377                              .2500
      108,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8436379                              .2500
      479,566.07                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8436385                              .2500
      100,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8436387                              .2500
      272,679.71                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8436431                              .2500
      179,100.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8436441                              .2500
      223,833.76                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8436467                              .2500
      385,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8436477                              .2500
       57,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8436481                              .2500
      549,478.14                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8436509                              .2500
      134,874.97                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8436537                              .2500
      205,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8436555                              .2500
      189,810.85                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8436557                              .2500
      199,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8436629                              .2500
      415,855.04                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8436661                              .2500
      584,403.56                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8436767                              .2500
      424,191.38                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8436921                              .2500
      221,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8436947                              .2500
      216,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8436955                              .2500
       92,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8436967                              .2500
       98,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8436977                              .2500
      109,250.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8436981                              .2500
      400,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8437055                              .2500
      101,400.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8437057                              .2500
      300,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8437063                              .2500
       85,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8437069                              .2500
      224,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8437085                              .2500
      157,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8437089                              .2500
       55,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8437097                              .2500
       68,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8437101                              .2500
      285,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8437105                              .2500
      453,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8437109                              .2500
      610,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8437117                              .2500
       51,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8437143                              .2500
      338,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8437145                              .2500
       57,100.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8437155                              .2500
       74,552.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8437423                              .2500
      274,324.95                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8437521                              .2500
      173,356.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8437531                              .2500
      138,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8437573                              .2500
      329,606.05                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8437575                              .2500
       88,425.64                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8438303                              .2500
       44,767.57                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950
1



      8438333                              .2500
       78,335.27                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8438377                              .2500
      145,920.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8438513                              .2500
       99,909.60                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8438541                              .2500
       66,451.86                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8438649                              .2500
      187,925.78                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8438699                              .2500
      347,162.25                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8438747                              .2500
       73,883.15                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8438951                              .2500
       17,177.24                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8438999                              .2500
      111,910.43                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8439597                              .2500
      199,836.07                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8439661                              .2500
      249,608.78                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8440171                              .2500
       73,900.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8440403                              .2500
      300,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8440409                              .2500
      161,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8440413                              .2500
      220,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8440421                              .2500
      278,093.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8440429                              .2500
      430,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8440435                              .2500
      188,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8440469                              .2500
      170,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8440485                              .2500
       41,250.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8440547                              .2500
      464,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8441263                              .2500
      215,795.05                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8441269                              .2500
      108,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8441345                              .2500
       80,921.28                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8441441                              .2500
      277,136.79                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8441445                              .2500
      399,611.23                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8442423                              .2500
      232,794.43                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8442857                              .2500
      194,814.97                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8443353                              .2500
      223,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8443373                              .2500
      128,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8443377                              .2500
      100,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8443403                              .2500
      109,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8443447                              .2500
       64,125.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8443455                              .2500
      102,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8443503                              .2500
      107,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8443519                              .2500
       45,300.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8443523                              .2500
       65,600.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8443557                              .2500
       51,750.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8443571                              .2500
      210,900.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8443607                              .2500
      112,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8443613                              .2500
      119,200.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8443615                              .2500
      212,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8443779                              .2500
      196,013.83                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8443933                              .2500
      130,384.86                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8443991                              .2500
      324,496.66                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8444655                              .2500
       99,800.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8444693                              .2500
       40,600.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8444697                              .2500
      225,300.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8444715                              .2500
      437,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8444739                              .2500
      226,800.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8444783                              .2500
      184,800.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8444883                              .2500
       99,913.90                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8445301                              .2500
      179,825.05                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8445331                              .2500
       96,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8445339                              .2500
      195,700.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8445411                              .2500
      365,952.44                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8445451                              .2500
      169,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8445459                              .2500
       82,924.96                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8445469                              .2500
      116,077.71                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8445499                              .2500
       67,935.48                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8445541                              .2500
       85,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8445583                              .2500
      353,203.02                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8445597                              .2500
       88,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8445599                              .2500
      335,688.80                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8445619                              .2500
      388,673.20                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8445633                              .2500
      226,190.31                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8445701                              .2500
      285,708.41                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8445705                              .2500
       52,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8445753                              .2500
      225,764.04                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8445803                              .2500
      175,904.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8445853                              .2500
      100,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8445921                              .2500
      549,452.47                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8445929                              .2500
      288,476.03                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8445937                              .2500
      149,857.67                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8446709                              .2500
       64,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8447205                              .2500
      125,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8447223                              .2500
      399,990.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8447379                              .2500
       93,434.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8447535                              .2500
       61,100.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8447611                              .2500
      322,700.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8447651                              .2500
      449,900.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8447701                              .2500
       58,300.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8447871                              .2500
      459,492.12                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8447873                              .2500
      255,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8447905                              .2500
      104,310.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8447913                              .2500
      186,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8447939                              .2500
      148,675.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8448265                              .2500
       87,550.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8448283                              .2500
      475,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8448403                              .2500
       98,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8448821                              .2500
      152,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8449015                              .2500
      495,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8449209                              .2500
      111,519.23                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8449273                              .2500
      146,114.69                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8449297                              .2500
      102,809.21                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8449363                              .2500
      112,902.71                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8449571                              .2500
      237,779.57                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8449891                              .2500
      105,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8449897                              .2500
       94,322.62                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8449911                              .2500
      645,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8449925                              .2500
      108,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8449941                              .2500
      290,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8449959                              .2500
      169,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8449975                              .2500
      258,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8449977                              .2500
      214,650.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8449993                              .2500
       99,750.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8450051                              .2500
       89,500.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8450067                              .2500
       60,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8450077                              .2500
      131,200.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8450103                              .2500
       90,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8450105                              .2500
      221,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8450113                              .2500
      310,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8450115                              .2500
      130,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8450127                              .2500
      152,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8450131                              .2500
      313,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8450177                              .2500
       57,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8450191                              .2500
       80,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8450193                              .2500
       65,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8450197                              .2500
      200,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8450209                              .2500
      200,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8450225                              .2500
      140,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8450227                              .2500
      149,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8450229                              .2500
       76,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8450293                              .2500
      216,794.10                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8450301                              .2500
      250,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8450311                              .2500
      245,808.09                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8450317                              .2500
      109,907.58                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8450341                              .2500
      199,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8450345                              .2500
      143,856.64                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8450359                              .2500
      460,573.02                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8450369                              .2500
      187,338.56                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8450387                              .2500
      368,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8450395                              .2500
      199,323.99                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8450399                              .2500
      473,539.30                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8450741                              .2500
       71,100.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8450811                              .2500
      161,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8450841                              .2500
       93,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8450933                              .2500
      306,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8450971                              .2500
      114,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8451143                              .2500
      141,300.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8451171                              .2500
      142,276.35                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8451173                              .2500
       78,750.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8451177                              .2500
      195,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8451183                              .2500
      119,050.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8451185                              .2500
      163,359.23                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8451213                              .2500
      265,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8451215                              .2500
       94,905.43                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8451409                              .2500
      182,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8451413                              .2500
      101,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8451425                              .2500
       85,600.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8451547                              .2500
      326,267.02                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8451671                              .2500
      387,649.25                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8451697                              .2500
       99,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8451747                              .2500
      146,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8451755                              .2500
      344,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8451779                              .2500
      322,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8451783                              .2500
      105,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8451811                              .2500
      178,700.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8452617                              .2500
      105,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8452743                              .2500
       81,600.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8452909                              .2500
      275,200.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8452915                              .2500
      205,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8452923                              .2500
      164,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8452941                              .2500
      276,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8452957                              .2500
      109,250.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8452987                              .2500
       75,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8453015                              .2500
      109,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8453029                              .2500
      112,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8453035                              .2500
      308,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8453041                              .2500
      326,250.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8453051                              .2500
       67,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8453085                              .2500
       76,750.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8453093                              .2500
      633,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8453105                              .2500
      160,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8453119                              .2500
      165,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8453131                              .2500
      195,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8453415                              .2500
      165,850.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8453999                              .2500
      360,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8454137                              .2500
      168,625.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8454221                              .2500
      130,295.72                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8454265                              .2500
       69,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8454273                              .2500
      139,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8454425                              .2500
       57,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8454717                              .2500
       86,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8454741                              .2500
      151,855.78                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8454779                              .2500
      538,000.00                          .0300
            6.0500                         .0000
            5.8000                         .0000
            5.7700                         .0000
            5.7700                         .0000

      8454891                              .2500
      176,098.26                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8454901                              .2500
      420,000.00                          .0300
            6.1900                         .0000
            5.9400                         .0000
            5.9100                         .0000
            5.9100                         .0000

      8454905                              .2500
      120,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8456625                              .2500
      184,636.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8456631                              .2500
      232,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8456653                              .2500
      160,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8456655                              .2500
      173,895.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8456677                              .2500
      361,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8456737                              .2500
       51,254.74                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8456815                              .2500
      163,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8456831                              .2500
      254,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8456845                              .2500
      400,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8456851                              .2500
      225,000.00                          .0300
            5.6250                         .0000
            5.3750                         .0000
            5.3450                         .0000
            5.3450                         .0000

      8456853                              .2500
      274,745.30                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8456897                              .2500
      226,768.56                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8456899                              .2500
      125,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8456901                              .2500
      103,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8456907                              .2500
      220,600.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8456909                              .2500
      182,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8456921                              .2500
      182,000.00                          .0300
            5.6250                         .0000
            5.3750                         .0000
            5.3450                         .0000
            5.3450                         .0000

      8456925                              .2500
      116,694.41                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8456935                              .2500
      135,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8456943                              .2500
      140,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8456949                              .2500
      117,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8456953                              .2500
      196,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8456959                              .2500
      322,700.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8456965                              .2500
      189,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8456969                              .2500
      228,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8456979                              .2500
      184,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8456983                              .2500
      116,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8456999                              .2500
      150,000.00                          .0300
            5.3750                         .0000
            5.1250                         .0000
            5.0950                         .0000
            5.0950                         .0000

      8457013                              .2500
      300,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8457015                              .2500
      240,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8457037                              .2500
      120,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8457045                              .2500
      192,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8457057                              .2500
      190,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8457069                              .2500
      225,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8457075                              .2500
      197,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8457083                              .2500
      236,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8457085                              .2500
      280,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8457091                              .2500
      174,800.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8457095                              .2500
      202,900.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8457101                              .2500
      540,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8457103                              .2500
      172,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8457109                              .2500
      128,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8457111                              .2500
      162,400.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8457243                              .2500
      179,845.02                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8457341                              .2500
      209,441.06                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8457347                              .2500
      136,386.03                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8457351                              .2500
      170,476.76                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8457355                              .2500
      142,122.48                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8457359                              .2500
       94,952.71                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8457363                              .2500
      362,891.17                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8457381                              .2500
      143,767.63                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8457383                              .2500
      367,588.52                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8457385                              .2500
      117,287.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8457389                              .2500
      117,287.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8457391                              .2500
      182,152.76                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8457399                              .2500
      110,904.03                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8457401                              .2500
      217,391.03                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457413                              .2500
      263,727.58                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8457415                              .2500
      349,134.29                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8457419                              .2500
      140,443.09                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8457423                              .2500
      160,676.40                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8457425                              .2500
      120,236.86                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8457431                              .2500
      151,178.50                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8457433                              .2500
      116,665.22                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8457437                              .2500
      139,270.63                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8457439                              .2500
      543,402.75                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8457441                              .2500
      129,669.05                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8457447                              .2500
      130,862.31                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8457449                              .2500
      274,884.12                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8457451                              .2500
      114,095.32                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457461                              .2500
       37,935.96                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8457467                              .2500
      142,934.02                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457473                              .2500
      120,769.78                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8457475                              .2500
      399,274.82                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8457487                              .2500
      179,673.68                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8457489                              .2500
      143,763.23                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8457491                              .2500
      178,627.67                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457495                              .2500
      135,687.63                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8457499                              .2500
      646,934.56                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8457501                              .2500
      216,962.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8457505                              .2500
      236,455.62                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8457511                              .2500
      424,191.38                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8457513                              .2500
      238,359.26                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8457517                              .2500
      132,979.48                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457525                              .2500
      231,566.82                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8457527                              .2500
      299,160.81                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457531                              .2500
      145,172.45                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8457533                              .2500
      134,960.76                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8457537                              .2500
      157,558.64                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457541                              .2500
      162,625.59                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8457543                              .2500
      159,709.81                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8457545                              .2500
       51,854.72                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457559                              .2500
      170,616.89                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8457563                              .2500
      135,880.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8457565                              .2500
      229,572.80                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457567                              .2500
      111,696.68                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8457569                              .2500
      224,770.86                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8457571                              .2500
      161,589.35                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8457575                              .2500
      128,212.09                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8457625                              .2500
      254,537.69                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8457627                              .2500
      339,506.27                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8457629                              .2500
      117,815.66                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8457631                              .2500
      123,971.37                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8457633                              .2500
      182,994.30                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8457635                              .2500
      139,746.18                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8457637                              .2500
      241,339.44                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8457639                              .2500
      498,990.26                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8457641                              .2500
      200,036.68                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8457647                              .2500
      143,175.58                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8457655                              .2500
      287,549.30                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8457665                              .2500
       73,085.88                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8457669                              .2500
      152,554.43                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8457671                              .2500
      151,276.22                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457685                              .2500
      143,738.93                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8457689                              .2500
      157,155.83                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950
1



      8457697                              .2500
      153,101.80                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8457701                              .2500
      119,557.90                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8457707                              .2500
      395,282.08                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8457709                              .2500
      167,519.28                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8457713                              .2500
      161,547.30                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8457715                              .2500
      186,059.96                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8457719                              .2500
      355,254.85                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457721                              .2500
      437,393.38                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8457723                              .2500
      259,517.08                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457725                              .2500
      199,452.57                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8457727                              .2500
      486,295.10                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457735                              .2500
      407,260.32                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8457741                              .2500
      226,289.01                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8457749                              .2500
      164,660.64                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457759                              .2500
      231,382.51                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8457765                              .2500
      287,232.11                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8457773                              .2500
      182,077.25                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8457775                              .2500
      156,731.60                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8457781                              .2500
      150,370.10                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8457783                              .2500
      143,866.62                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8458177                              .2500
       71,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8458245                              .2500
       68,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8458249                              .2500
       70,400.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8458253                              .2500
       99,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8458259                              .2500
      120,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8458293                              .2500
       82,300.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8458327                              .2500
      177,200.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8458763                              .2500
      193,458.08                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8458771                              .2500
      418,909.03                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8458775                              .2500
      149,717.47                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8458793                              .2500
      243,334.66                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8458797                              .2500
      234,327.57                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8458811                              .2500
      225,766.97                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8458817                              .2500
      129,587.56                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8458829                              .2500
      419,225.67                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8458849                              .2500
      484,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8458867                              .2500
      145,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8458869                              .2500
      222,431.01                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8458875                              .2500
      114,282.14                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8458881                              .2500
      131,748.85                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8458911                              .2500
      131,748.85                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8458923                              .2500
      155,310.99                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8458931                              .2500
      141,550.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8458933                              .2500
      147,711.56                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8458949                              .2500
      217,242.22                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8458951                              .2500
      227,668.91                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8458973                              .2500
      135,002.66                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8458975                              .2500
       57,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8458977                              .2500
      478,653.68                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8458987                              .2500
      161,720.26                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8458991                              .2500
      135,695.28                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8459007                              .2500
      167,690.74                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8459011                              .2500
      230,963.91                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459023                              .2500
      197,632.24                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459025                              .2500
      437,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8459041                              .2500
      338,675.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8459043                              .2500
      253,528.25                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459055                              .2500
      203,539.83                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8459071                              .2500
      124,695.91                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459077                              .2500
      156,382.67                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459089                              .2500
      391,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459107                              .2500
      163,695.39                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459111                              .2500
      450,737.37                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459115                              .2500
      507,553.53                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8459117                              .2500
       59,850.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8459121                              .2500
      388,536.57                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8459125                              .2500
      221,226.07                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459129                              .2500
      177,420.51                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459133                              .2500
      188,718.58                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8459151                              .2500
       66,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459153                              .2500
      299,860.02                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459159                              .2500
      170,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8459165                              .2500
      145,753.98                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459171                              .2500
      160,361.52                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459175                              .2500
      129,294.83                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8459187                              .2500
      139,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8459191                              .2500
      118,400.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8459193                              .2500
      166,077.94                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459197                              .2500
      121,328.73                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459201                              .2500
      173,536.88                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8459215                              .2500
      111,824.73                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8459223                              .2500
      237,314.37                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8459227                              .2500
      229,088.16                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8459255                              .2500
      190,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459257                              .2500
      158,934.11                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8459265                              .2500
      478,088.63                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8459267                              .2500
      328,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8459269                              .2500
      102,140.42                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8459273                              .2500
      172,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8459277                              .2500
      151,521.38                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8459279                              .2500
      143,774.66                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8459281                              .2500
      117,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8459283                              .2500
      480,653.57                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459291                              .2500
      167,372.58                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459293                              .2500
      101,600.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8459301                              .2500
      216,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8459303                              .2500
      109,814.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8459313                              .2500
      111,694.20                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459319                              .2500
      185,454.87                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8459325                              .2500
       87,106.54                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8459331                              .2500
      194,709.66                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8459335                              .2500
      212,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8459339                              .2500
      112,667.56                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459347                              .2500
      240,960.18                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8459359                              .2500
      216,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459369                              .2500
      110,135.11                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459373                              .2500
      124,219.66                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459405                              .2500
      331,655.82                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459409                              .2500
      498,536.88                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459413                              .2500
      114,067.13                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459417                              .2500
      183,316.93                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8459435                              .2500
      272,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8459439                              .2500
      347,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8459457                              .2500
      230,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8459459                              .2500
      147,756.66                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8459461                              .2500
       87,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8459463                              .2500
      106,895.25                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8459475                              .2500
      153,369.70                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8459489                              .2500
       85,280.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8459497                              .2500
       98,310.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8459503                              .2500
      116,787.89                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459509                              .2500
      194,900.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8459511                              .2500
       55,850.94                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459515                              .2500
       80,879.38                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8459519                              .2500
      455,255.21                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459521                              .2500
      117,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459545                              .2500
      219,385.44                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459553                              .2500
       29,519.26                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8459559                              .2500
      165,600.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8459561                              .2500
      305,088.20                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459571                              .2500
      208,429.01                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459575                              .2500
      128,365.69                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8459585                              .2500
      169,525.13                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459605                              .2500
      159,641.52                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8459613                              .2500
      139,746.18                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459615                              .2500
      156,777.57                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8459617                              .2500
      136,202.62                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459619                              .2500
      172,351.14                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8459627                              .2500
       29,948.19                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8459633                              .2500
      207,956.95                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8459635                              .2500
      399,081.24                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8459637                              .2500
      125,688.32                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8459639                              .2500
      129,197.66                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459643                              .2500
      201,539.85                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8459657                              .2500
      145,465.10                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8459661                              .2500
      150,918.69                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459665                              .2500
      416,774.93                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8459671                              .2500
      198,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459695                              .2500
      234,584.17                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459699                              .2500
      133,949.21                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8459701                              .2500
      186,780.60                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8459703                              .2500
      143,244.80                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8459707                              .2500
      111,116.42                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8459713                              .2500
      206,997.60                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459717                              .2500
      112,806.21                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8459727                              .2500
      178,699.41                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459731                              .2500
      114,559.30                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8459735                              .2500
      299,880.06                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459741                              .2500
      424,268.53                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459747                              .2500
       78,250.73                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8459755                              .2500
      117,990.85                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459767                              .2500
      195,098.65                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8459769                              .2500
      125,149.42                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459775                              .2500
      240,042.40                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8459777                              .2500
      135,620.08                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459779                              .2500
      261,768.84                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459783                              .2500
      224,443.44                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8459785                              .2500
      159,553.03                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8459787                              .2500
      149,164.96                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8459791                              .2500
      143,607.34                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459797                              .2500
      124,712.88                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8459807                              .2500
      214,413.73                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459817                              .2500
       94,326.05                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8459819                              .2500
      130,445.62                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8459829                              .2500
      123,877.39                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8459833                              .2500
      116,696.10                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8459837                              .2500
       86,574.52                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8459839                              .2500
      187,474.82                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459841                              .2500
      126,597.28                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8459843                              .2500
      466,435.79                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8459847                              .2500
      259,551.02                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8459849                              .2500
      134,622.82                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459853                              .2500
      209,413.38                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459865                              .2500
      162,479.64                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8459875                              .2500
      323,158.40                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8459883                              .2500
       99,740.25                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8459887                              .2500
      194,455.28                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459889                              .2500
      194,694.84                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8459895                              .2500
      174,928.31                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459897                              .2500
      112,006.19                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8459899                              .2500
      191,414.57                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8459901                              .2500
      253,265.21                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8459903                              .2500
      119,703.17                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8459905                              .2500
      114,451.92                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8459909                              .2500
      138,367.36                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459913                              .2500
      398,541.80                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459917                              .2500
      146,153.30                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459923                              .2500
      208,216.71                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459929                              .2500
      143,634.98                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459933                              .2500
      173,381.93                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8459973                              .2500
       79,544.16                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8459975                              .2500
      134,803.25                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459985                              .2500
      117,171.77                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459989                              .2500
      155,300.17                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459991                              .2500
      254,628.25                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8459993                              .2500
      342,534.50                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8460005                              .2500
      144,778.66                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8460021                              .2500
      608,415.52                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8460023                              .2500
      135,504.18                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8460041                              .2500
      155,540.84                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460055                              .2500
      249,085.16                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8460059                              .2500
      238,531.81                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460071                              .2500
      136,002.36                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8460077                              .2500
      299,141.57                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8460083                              .2500
      449,143.82                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8460091                              .2500
      139,608.92                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8460093                              .2500
      347,384.22                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8460095                              .2500
      172,179.61                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460097                              .2500
      137,225.58                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8460103                              .2500
      144,730.67                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460105                              .2500
      121,864.76                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8460115                              .2500
      372,206.71                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8460117                              .2500
      143,597.73                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460125                              .2500
      111,687.12                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8460129                              .2500
      117,988.75                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8460131                              .2500
      194,986.70                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8460141                              .2500
      187,650.81                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460145                              .2500
      107,710.25                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8460159                              .2500
      144,395.50                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460163                              .2500
      145,870.11                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8460173                              .2500
      124,719.95                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8460175                              .2500
      119,688.27                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8460177                              .2500
      111,940.43                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8460179                              .2500
      124,705.67                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8460187                              .2500
      199,441.33                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460191                              .2500
      194,642.74                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8460195                              .2500
      219,428.53                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8460197                              .2500
      123,653.62                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460199                              .2500
      152,701.84                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8460203                              .2500
      426,416.33                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8460205                              .2500
      121,174.52                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460207                              .2500
      235,484.29                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8460223                              .2500
      151,975.10                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8460225                              .2500
       58,850.44                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8460229                              .2500
      119,461.89                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8460239                              .2500
      150,711.19                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8460251                              .2500
      323,514.95                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8460293                              .2500
      111,755.26                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950
1



      8460297                              .2500
      228,873.44                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8460299                              .2500
      289,529.07                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8460305                              .2500
      159,574.15                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8460307                              .2500
      115,718.48                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8460309                              .2500
      498,603.31                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460319                              .2500
      307,181.48                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8460329                              .2500
      328,080.95                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460331                              .2500
      119,570.48                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8460333                              .2500
      227,163.66                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460335                              .2500
      140,296.06                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460337                              .2500
      306,121.54                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8460341                              .2500
      138,013.38                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460349                              .2500
      118,667.57                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460355                              .2500
      215,560.79                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8460365                              .2500
      154,839.47                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8460373                              .2500
      179,711.25                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8460377                              .2500
      182,668.22                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8460379                              .2500
      384,895.51                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8460383                              .2500
       96,986.91                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8460395                              .2500
      119,239.37                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8460399                              .2500
      204,480.34                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8460407                              .2500
       22,458.19                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460409                              .2500
      139,503.50                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460421                              .2500
      429,201.34                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8460425                              .2500
      111,844.18                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8460431                              .2500
      174,651.90                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8460447                              .2500
      122,727.50                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8460449                              .2500
      157,937.01                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8460451                              .2500
      134,273.36                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8460455                              .2500
      117,969.54                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460461                              .2500
      186,581.02                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8460463                              .2500
      157,693.44                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8460469                              .2500
      212,083.73                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8460471                              .2500
       99,775.98                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8460485                              .2500
      130,256.18                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460493                              .2500
      188,640.39                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8460499                              .2500
       98,778.18                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8460935                              .2500
      487,950.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8460975                              .2500
      140,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8460977                              .2500
       50,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8461227                              .2500
      276,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8461255                              .2500
      100,250.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8461269                              .2500
      352,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8461315                              .2500
      107,921.83                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8461525                              .2500
      257,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8461539                              .2500
      175,984.67                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8461547                              .2500
       50,360.68                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8461565                              .2500
      186,800.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8461617                              .2500
      300,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8461619                              .2500
       71,943.83                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8461661                              .2500
       74,925.34                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8461673                              .2500
      118,200.49                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8461731                              .2500
       92,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8461767                              .2500
      157,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8461823                              .2500
      255,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8461841                              .2500
      143,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8461901                              .2500
      208,800.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8461943                              .2500
      134,300.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8461959                              .2500
      159,800.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8461965                              .2500
      184,664.60                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8461969                              .2500
      184,815.83                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8461971                              .2500
       60,936.31                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8461981                              .2500
      224,776.01                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8461983                              .2500
      299,701.35                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8462013                              .2500
      183,837.66                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8462019                              .2500
      131,880.67                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8462023                              .2500
      249,745.11                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8462031                              .2500
      289,737.83                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8462037                              .2500
      159,844.49                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8462041                              .2500
      309,719.76                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8462057                              .2500
      223,771.62                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8462063                              .2500
      198,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8462067                              .2500
      141,868.48                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8462069                              .2500
       87,123.07                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8462071                              .2500
      321,671.71                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8462077                              .2500
      239,783.04                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8462097                              .2500
      149,847.06                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8462103                              .2500
      164,336.24                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8462105                              .2500
      241,759.09                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8462107                              .2500
      148,000.00                          .0300
            5.6250                         .0000
            5.3750                         .0000
            5.3450                         .0000
            5.3450                         .0000
1



      8462113                              .2500
      211,299.32                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8462115                              .2500
      229,781.77                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8462125                              .2500
      252,282.60                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8462143                              .2500
      320,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8462155                              .2500
      149,861.07                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8462163                              .2500
      247,747.16                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8462167                              .2500
      202,598.11                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8462175                              .2500
      295,719.15                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8462181                              .2500
      355,653.99                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8462187                              .2500
      168,151.52                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8462191                              .2500
      209,800.74                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8462193                              .2500
       50,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8462353                              .2500
      165,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8464331                              .2500
       81,300.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8464583                              .2500
      108,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8464591                              .2500
      131,200.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8464599                              .2500
      125,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8464611                              .2500
      154,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8464619                              .2500
      118,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8464621                              .2500
      254,032.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8464641                              .2500
      249,275.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8464731                              .2500
      552,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8464743                              .2500
      160,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8464745                              .2500
       60,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8464763                              .2500
      104,025.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8464937                              .2500
      160,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8465133                              .2500
       69,300.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8465181                              .2500
      199,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8465253                              .2500
      600,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8465379                              .2500
      191,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8465525                              .2500
      131,862.18                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8465531                              .2500
      109,900.55                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8465533                              .2500
      154,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8465545                              .2500
      228,992.80                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8465547                              .2500
      119,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8465551                              .2500
      108,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8465561                              .2500
      208,077.32                          .0300
            5.6250                         .0000
            5.3750                         .0000
            5.3450                         .0000
            5.3450                         .0000

      8465577                              .2500
      191,830.60                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8465581                              .2500
      158,849.13                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8465593                              .2500
      293,000.97                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8465599                              .2500
      141,365.74                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8465607                              .2500
      108,956.11                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8465611                              .2500
      205,809.21                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8465617                              .2500
      298,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8465629                              .2500
      234,374.56                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8465641                              .2500
       83,927.68                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8465643                              .2500
      400,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8465647                              .2500
      195,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8465651                              .2500
      369,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8465655                              .2500
      101,075.15                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8465659                              .2500
       58,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8465663                              .2500
      115,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8465779                              .2500
      504,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8465781                              .2500
       72,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8465813                              .2500
       76,800.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8465819                              .2500
      197,381.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8465835                              .2500
       54,401.19                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8465855                              .2500
       72,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8465857                              .2500
      440,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8465861                              .2500
      284,500.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8465867                              .2500
      142,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8465925                              .2500
      235,456.31                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8465971                              .2500
      193,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8466047                              .2500
      164,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8466097                              .2500
      118,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8466101                              .2500
      136,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8466115                              .2500
      125,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8466257                              .2500
      117,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8466775                              .2500
      162,400.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8466777                              .2500
       73,300.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8466815                              .2500
       82,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8466831                              .2500
      109,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8466837                              .2500
       56,900.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8466843                              .2500
      112,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8467047                              .2500
      438,700.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8467071                              .2500
      544,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8467073                              .2500
      182,750.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8467081                              .2500
      130,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8467097                              .2500
      182,700.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8467137                              .2500
      175,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8467181                              .2500
      426,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8467187                              .2500
      117,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8467217                              .2500
       64,300.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8467219                              .2500
      229,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8467225                              .2500
      192,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8467235                              .2500
       81,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8467239                              .2500
      160,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8467243                              .2500
      238,140.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8467277                              .2500
      225,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8467281                              .2500
       23,750.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8467301                              .2500
      142,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8467311                              .2500
       81,400.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8467313                              .2500
      156,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8467325                              .2500
      204,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8467327                              .2500
      148,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8467353                              .2500
      124,800.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8467367                              .2500
    1,000,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8467369                              .2500
       55,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8467385                              .2500
      531,750.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8467391                              .2500
      106,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8467411                              .2500
      188,600.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8467417                              .2500
      351,200.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8467435                              .2500
       94,400.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8467445                              .2500
      148,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8467491                              .2500
      113,700.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8467655                              .2500
      195,143.82                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8467667                              .2500
      238,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8467677                              .2500
      152,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8467753                              .2500
      200,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8467775                              .2500
      168,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8467821                              .2500
      158,400.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8467829                              .2500
      268,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8467953                              .2500
      500,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8467973                              .2500
      206,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8468131                              .2500
      217,500.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8470371                              .2500
       62,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8470931                              .2500
      144,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8472251                              .2500
      261,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8472533                              .2500
      236,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8472623                              .2500
      380,200.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8472657                              .2500
      221,400.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8472675                              .2500
       54,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8472943                              .2500
      187,200.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8472945                              .2500
      144,200.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8472973                              .2500
      180,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8473019                              .2500
      184,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8473021                              .2500
      150,600.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8473025                              .2500
      120,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8473029                              .2500
      203,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8473033                              .2500
      164,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8473091                              .2500
       63,750.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8473127                              .2500
       72,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8473133                              .2500
      180,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8473141                              .2500
      537,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8473149                              .2500
      110,700.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8473213                              .2500
      322,700.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8473223                              .2500
      275,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8473231                              .2500
       84,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8473239                              .2500
      100,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8473245                              .2500
      209,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8473257                              .2500
      432,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8473261                              .2500
       90,900.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8473265                              .2500
      102,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8473285                              .2500
      136,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8473293                              .2500
      115,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8473323                              .2500
      580,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8473333                              .2500
      538,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8473335                              .2500
      144,400.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8473339                              .2500
      195,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8473397                              .2500
      282,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8473431                              .2500
      208,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8473449                              .2500
      128,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8473535                              .2500
      128,820.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8473549                              .2500
       99,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8473553                              .2500
      131,250.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8473563                              .2500
      177,600.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8473629                              .2500
      168,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8473659                              .2500
      190,500.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8473681                              .2500
      142,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8473753                              .2500
      134,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8473755                              .2500
      257,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8473797                              .2500
       72,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8473897                              .2500
      210,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8473947                              .2500
      213,750.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8473959                              .2500
      180,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8474017                              .2500
      206,000.00                          .0300
            5.9900                         .0000
            5.7400                         .0000
            5.7100                         .0000
            5.7100                         .0000

      8474029                              .2500
      190,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8474067                              .2500
      347,200.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8474099                              .2500
      208,800.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8474105                              .2500
      464,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8474211                              .2500
      180,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8474231                              .2500
      280,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8474357                              .2500
      115,200.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8474393                              .2500
       89,592.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8474417                              .2500
       82,512.90                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8474421                              .2500
      103,407.28                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8474423                              .2500
      599,483.41                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8474425                              .2500
      395,633.22                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8474429                              .2500
      183,745.49                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8474435                              .2500
      636,410.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8474437                              .2500
      219,801.12                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8474439                              .2500
      191,050.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8475001                              .2500
      144,200.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8475033                              .2500
      148,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8475059                              .2500
      127,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8475089                              .2500
       88,900.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8475091                              .2500
      118,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8475107                              .2500
      133,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8475117                              .2500
      122,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8475125                              .2500
      128,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8475131                              .2500
      172,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8475147                              .2500
      145,750.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8475153                              .2500
       78,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8475177                              .2500
      148,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8475227                              .2500
      120,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8475231                              .2500
      140,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8475255                              .2500
      103,300.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8475259                              .2500
      155,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8475261                              .2500
       50,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8475307                              .2500
      134,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8475345                              .2500
       97,200.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8475349                              .2500
      141,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8475387                              .2500
       51,700.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8475403                              .2500
      114,800.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8475405                              .2500
      172,200.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8475409                              .2500
      400,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8475445                              .2500
      648,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8475453                              .2500
      123,250.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8475459                              .2500
      322,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8475483                              .2500
      170,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8475489                              .2500
      255,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8476169                              .2500
      127,040.52                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8476589                              .2500
      131,829.80                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8476655                              .2500
      132,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8476667                              .2500
      235,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8476941                              .2500
      172,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8476947                              .2500
      160,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8477037                              .2500
       35,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8477047                              .2500
      217,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8477541                              .2500
      351,883.61                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8477691                              .2500
       81,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8477703                              .2500
      381,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8477717                              .2500
      162,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8477729                              .2500
      460,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8477737                              .2500
      154,200.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8477805                              .2500
      490,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8477809                              .2500
      123,300.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8477837                              .2500
      116,175.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8477849                              .2500
      366,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8477853                              .2500
      132,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8477863                              .2500
      240,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8477875                              .2500
      468,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8477877                              .2500
      198,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8477893                              .2500
      150,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8477901                              .2500
      150,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8477905                              .2500
      210,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8477907                              .2500
      425,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8477915                              .2500
      137,430.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8477925                              .2500
      320,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8477937                              .2500
      134,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8478573                              .2500
      143,869.82                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8478655                              .2500
       69,200.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8479015                              .2500
      113,400.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8480611                              .2500
      117,693.50                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8480651                              .2500
      119,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8480697                              .2500
      240,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8480703                              .2500
      128,250.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8480729                              .2500
      126,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8480743                              .2500
       47,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8481099                              .2500
      119,891.52                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8481135                              .2500
       62,743.23                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8481427                              .2500
       64,684.26                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8481819                              .2500
      119,883.37                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8482101                              .2500
      400,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8482191                              .2500
      412,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8482629                              .2500
      408,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8482731                              .2500
      420,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8482913                              .2500
      470,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8483179                              .2500
      415,665.56                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8483479                              .2500
       49,400.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8483611                              .2500
      201,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8483661                              .2500
      240,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8483663                              .2500
      215,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8483685                              .2500
      148,800.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8483689                              .2500
      360,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8483713                              .2500
      200,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8483721                              .2500
      165,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8483735                              .2500
      129,600.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8483745                              .2500
      438,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8483751                              .2500
       63,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8483755                              .2500
      175,750.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8483775                              .2500
      152,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8483819                              .2500
      166,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8483829                              .2500
      175,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8483831                              .2500
      165,775.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8483839                              .2500
       80,950.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8483845                              .2500
      204,250.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8483851                              .2500
      138,500.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8483853                              .2500
      187,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8483869                              .2500
      212,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8483879                              .2500
      128,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8483883                              .2500
       72,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8483885                              .2500
      180,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8483893                              .2500
      112,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8483899                              .2500
      179,900.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8483903                              .2500
      179,100.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8483917                              .2500
       61,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8483931                              .2500
      230,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8483947                              .2500
      175,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8484005                              .2500
      150,880.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8484011                              .2500
      239,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8484021                              .2500
      105,300.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8484101                              .2500
      224,900.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8484103                              .2500
      170,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8484105                              .2500
      160,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8484123                              .2500
      154,800.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8484127                              .2500
      215,920.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8484161                              .2500
       40,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8484167                              .2500
      520,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8484169                              .2500
      246,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8484219                              .2500
      252,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8484223                              .2500
      172,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8484225                              .2500
      230,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8484237                              .2500
      204,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8484245                              .2500
      200,700.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8484251                              .2500
      151,200.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8484731                              .2500
      115,700.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8484737                              .2500
      210,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8484779                              .2500
      193,900.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8485013                              .2500
      268,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8485043                              .2500
      148,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8485393                              .2500
      298,400.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000
1



      8485521                              .2500
      447,950.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8485637                              .2500
      137,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8485837                              .2500
      420,091.30                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8485891                              .2500
      111,150.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8486009                              .2500
      390,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8486055                              .2500
      134,868.79                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8486063                              .2500
      143,900.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8486065                              .2500
      106,898.47                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8486073                              .2500
      150,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8486085                              .2500
      180,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8486113                              .2500
      161,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8486147                              .2500
      198,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8486163                              .2500
      113,600.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8486167                              .2500
      288,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8486221                              .2500
      184,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8486407                              .2500
      196,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8486423                              .2500
      130,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8486547                              .2500
      247,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8486575                              .2500
       85,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8486591                              .2500
      480,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8486743                              .2500
      355,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8487333                              .2500
      443,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8487423                              .2500
      180,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8487437                              .2500
      151,100.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8487481                              .2500
      116,400.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8487509                              .2500
      117,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8487513                              .2500
      120,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8487523                              .2500
       56,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8487527                              .2500
      216,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8487533                              .2500
      199,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8487535                              .2500
      316,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8487571                              .2500
      408,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8487575                              .2500
      154,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8487583                              .2500
      115,200.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8487625                              .2500
      220,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8487629                              .2500
      225,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8488195                              .2500
      241,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8488339                              .2500
      460,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8488453                              .2500
      387,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8488783                              .2500
       86,400.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8488851                              .2500
      114,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8488937                              .2500
      139,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8488953                              .2500
      143,450.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8489215                              .2500
      257,813.27                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8489221                              .2500
      150,100.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8489225                              .2500
      122,400.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8489271                              .2500
      400,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8489353                              .2500
      132,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8489363                              .2500
      120,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8489503                              .2500
      157,600.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8489577                              .2500
      138,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8489617                              .2500
      140,110.38                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8489631                              .2500
      141,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8489667                              .2500
      140,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8489675                              .2500
      211,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8490465                              .2500
      616,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8490471                              .2500
      410,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8490479                              .2500
       63,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8490485                              .2500
       73,525.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8490509                              .2500
      288,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8490527                              .2500
      145,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8490531                              .2500
      206,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8490579                              .2500
      170,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8490607                              .2500
      144,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8490697                              .2500
      131,900.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8491223                              .2500
      363,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8491793                              .2500
      114,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8492297                              .2500
      237,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8492301                              .2500
      130,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8492309                              .2500
      108,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8492599                              .2500
      149,455.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8492673                              .2500
      619,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8492743                              .2500
      234,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8492751                              .2500
      490,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8492769                              .2500
      248,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8492835                              .2500
       63,750.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8492901                              .2500
      124,600.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8492985                              .2500
      175,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8493091                              .2500
      128,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8493145                              .2500
      151,920.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8493409                              .2500
      250,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8495361                              .2500
      140,240.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8495383                              .2500
      291,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8495387                              .2500
      113,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8495411                              .2500
      236,380.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8495491                              .2500
      160,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8495611                              .2500
      180,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8495643                              .2500
      165,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8495657                              .2500
      499,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8495739                              .2500
      399,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8495775                              .2500
      184,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8495819                              .2500
      208,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8495831                              .2500
      132,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8496037                              .2500
      139,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8496333                              .2500
       52,200.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8496377                              .2500
      210,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8496537                              .2500
      114,300.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8496861                              .2500
       54,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8497487                              .2500
       66,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8497815                              .2500
      200,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8497829                              .2500
      223,200.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8497961                              .2500
      344,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8498125                              .2500
      374,500.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8498293                              .2500
      204,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8498305                              .2500
       62,050.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8498367                              .2500
      229,950.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8498543                              .2500
      204,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8498595                              .2500
      380,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8498845                              .2500
      147,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8499317                              .2500
      231,080.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8499427                              .2500
      276,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8499877                              .2500
      132,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8500179                              .2500
      176,250.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8500283                              .2500
      168,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8500417                              .2500
      175,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8500427                              .2500
      178,300.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8502057                              .2500
      432,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8502097                              .2500
      227,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8502099                              .2500
      163,150.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8502123                              .2500
       78,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8502165                              .2500
      276,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8502169                              .2500
      180,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8502535                              .2500
       84,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8502543                              .2500
      140,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8502589                              .2500
       53,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8502701                              .2500
       53,775.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8502737                              .2500
      152,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8502903                              .2500
      129,885.31                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8502949                              .2500
      160,661.75                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8502999                              .2500
      195,618.02                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8503023                              .2500
      180,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8503035                              .2500
      155,717.18                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8503045                              .2500
      422,491.21                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8503101                              .2500
      243,487.37                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8503117                              .2500
      189,130.70                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8503695                              .2500
      224,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8503719                              .2500
       74,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8503737                              .2500
      316,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8504135                              .2500
      565,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8504397                              .2500
       61,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8505539                              .2500
      156,928.54                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8507055                              .2500
      483,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8507159                              .2500
      182,400.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8507295                              .2500
      185,915.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8507345                              .2500
      148,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8508215                              .2500
      156,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8508455                              .2500
       99,800.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8509453                              .2500
      117,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8511067                              .2500
      137,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8512319                              .2500
      304,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8516295                              .2500
      450,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8516377                              .2500
       77,900.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950
1



      8516451                              .2500
       99,700.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8516545                              .2500
      180,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

  TOTAL NUMBER OF LOANS:     1992
  TOTAL BALANCE........:        373,487,312.17


  RUN ON     : 03/20/03            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 09.12.19            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RALI 2003-QS6        FIXED SUMMARY REPORT      CUTOFF : 03/01/03
  POOL       : 0004669
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  ---------------------------------------------------------------------------
  CURR NOTE RATE                        6.4586            5.3750      8.7500
  RFC NET RATE                          6.2086            5.1250      8.5000
  NET MTG RATE(INVSTR RATE)             6.1496            5.0950      8.4200
  POST STRIP RATE                       5.9263            5.0950      6.0000
  SUB SERV FEE                           .2500             .2500       .2500
  MSTR SERV FEE                          .0590             .0300        .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .2233             .0000      2.4200







  TOTAL NUMBER OF LOANS:  1992
  TOTAL BALANCE........:     373,487,312.17


                             ***************************
                             *      END OF REPORT      *
                             ***************************
  RUN ON     : 03/20/03           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 09.12.19          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RALI 2003-QS6                                  CUTOFF : 03/01/03
  POOL       : 0004669
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ORIG RATE                                      ORIGINAL P+I     LTV
  CURR NET                                       CURRENT P+I
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    4599839          E22/G02             F           47,650.00         ZZ
                                         360         46,933.86          1
                                       8.750            374.87         90
                                       8.500            374.87
    DULUTH           MN   55805          1            02/05/01         04
    0412312688                           05           04/01/01         25
    0412312688                           N            03/01/31
    0


    5660185          K81/G02             F           60,000.00         T
                                         360         59,311.16          1
                                       8.000            440.26         80
                                       7.750            440.26
    GARDEN VALLEY    ID   83622          1            10/08/01         00
    0433544319                           01           12/01/01          0
    5502330                              O            11/01/31
    0


    6218206          M66/G02             F           58,500.00         ZZ
                                         360         57,980.25          3
                                       8.500            449.82         90
                                       8.250            449.82
    ALLENTOWN        PA   18102          1            12/05/01         11
    0433586278                           07           02/01/02         25
    217807                               N            01/01/32
    0


    7411330          Q99/G02             F           70,000.00         ZZ
                                         360         68,344.43          1
                                       8.000            513.64         52
                                       7.750            513.64
    CHATTANOOGA      TN   37421          5            01/24/02         00
    0433617198                           05           03/01/02          0
1


    1                                    O            02/01/32
    0


    7807405          E45/G02             F          230,000.00         ZZ
                                         360        227,579.40          1
                                       6.875          1,510.94         54
                                       6.625          1,510.94
    OXFORD           CT   06478          1            06/07/02         00
    0434205373                           05           08/01/02          0
    202965                               O            07/01/32
    0


    7819191          N74/G02             F          147,250.00         ZZ
                                         360        146,170.37          1
                                       7.875          1,067.66         95
                                       7.625          1,067.66
    WOODBRIDGE       VA   22193          5            06/24/02         01
    0434219614                           05           08/01/02         30
    0030367010                           O            07/01/32
    0


    7964025          286/286             F           80,900.00         T
                                         360         80,427.61          1
                                       7.000            538.23         90
                                       6.750            538.23
    SAN BERNARDINO   CA   92410          1            07/05/02         11
    804126                               05           09/01/02         25
    804126                               O            08/01/32
    0


    8039317          U19/G02             F          179,000.00         ZZ
                                         360        178,082.30          1
                                       6.250          1,102.13         68
                                       6.000          1,102.13
    LITTLETON        CO   80120          2            09/09/02         00
    0434541959                           05           11/01/02          0
    40804749                             O            10/01/32
    0


    8060935          737/G02             F          324,000.00         ZZ
                                         360        322,712.03          1
                                       7.250          2,210.25         90
                                       7.000          2,210.25
    LINCOLN          CA   95648          1            09/13/02         01
    0434639068                           05           11/01/02         25
    2084785                              O            10/01/32
    0


1


    8066873          U05/G02             F          120,000.00         ZZ
                                         360        119,464.78          1
                                       6.625            768.37         43
                                       6.375            768.37
    FALL CREEK       OR   97438          5            09/05/02         00
    0435350913                           05           11/01/02          0
    3246720                              O            10/01/32
    0


    8094625          A06/G02             F          382,500.00         ZZ
                                         360        380,436.14          1
                                       5.625          2,201.89         90
                                       5.375          2,201.89
    FARMINGTON HILL  MI   48331          1            09/30/02         11
    0434697843                           05           11/01/02         30
    025000020221337                      O            10/01/32
    0


    8111267          369/G02             F          115,200.00         ZZ
                                         360        114,652.57          1
                                       7.250            785.87         90
                                       7.000            785.87
    PHOENIX          AZ   85029          1            08/22/02         14
    0434775235                           05           10/01/02         25
    23383502                             N            09/01/32
    0


    8128411          N67/G02             F          103,500.00         ZZ
                                         360        103,148.09          1
                                       8.000            759.45         90
                                       7.750            759.45
    MONEE            IL   60449          1            09/18/02         10
    0434749875                           05           11/01/02         30
    3262002735A                          O            10/01/32
    0


    8141859          X66/G02             F          139,650.00         ZZ
                                         360        139,176.63          1
                                       6.875            917.41         95
                                       6.625            917.41
    FORT LAUDERDALE  FL   33311          5            10/17/02         04
    0435039136                           09           12/01/02         30
    02100033                             O            11/01/32
    0


    8144367          601/G02             F          100,000.00         ZZ
                                         360         99,520.24          1
                                       6.875            656.93         38
                                       6.625            656.93
1


    SAN DIEGO        CA   92101          1            09/26/02         00
    0434805503                           08           11/01/02          0
    61881504                             N            10/01/32
    0


    8147675          783/G02             F          221,500.00         ZZ
                                         360        220,601.97          1
                                       6.625          1,418.29         71
                                       6.375          1,418.29
    CLE ELUM         WA   98922          5            10/07/02         00
    0434973012                           05           12/01/02          0
    9420060037                           O            11/01/32
    0


    8153699          944/G02             F          375,200.00         ZZ
                                         360        373,989.07          4
                                       7.125          2,527.80         95
                                       6.875          2,527.80
    LONG BEACH       CA   90813          1            10/08/02         04
    0434814729                           05           12/01/02         30
    W02031661                            O            11/01/32
    0


    8154059          E45/G02             F          100,900.00         ZZ
                                         360        100,404.67          1
                                       6.250            621.26         73
                                       6.000            621.26
    CLEARWATER       FL   33755          2            10/10/02         00
    0434861910                           05           12/01/02          0
    284208                               O            11/01/32
    0


    8155275          E84/G02             F          440,000.00         ZZ
                                         360        437,440.12          1
                                       6.375          2,745.03         80
                                       6.125          2,745.03
    SHEFFIELD LAKE   OH   44054          2            10/04/02         00
    0434829289                           05           12/01/02          0
    49420143                             O            11/01/32
    0


    8164295          G34/G02             F          184,000.00         ZZ
                                         360        182,284.97          1
                                       7.000          1,224.16         80
                                       6.750          1,224.16
    ROSEDALE         MD   21237          1            10/25/02         00
    0435187745                           05           12/01/02          0
    85208147                             O            11/01/32
    0
1




    8164541          F89/G02             F           80,000.00         ZZ
                                         360         79,748.11          1
                                       7.250            545.74         80
                                       7.000            545.74
    LANCASTER        CA   93534          1            10/24/02         00
    0434953675                           05           12/01/02          0
    24374                                N            11/01/32
    0


    8190671          A06/G02             F          104,000.00         ZZ
                                         360        103,624.90          1
                                       6.625            665.93         79
                                       6.375            665.93
    REDFORD          MI   48239          5            10/30/02         00
    0434955977                           05           12/01/02          0
    021000020223187                      O            11/01/32
    0


    8190695          950/G02             F           85,000.00         ZZ
                                         360         84,718.85          1
                                       7.000            565.51         46
                                       6.750            565.51
    CLACKAMAS        OR   97015          1            10/09/02         00
    0434936688                           05           12/01/02          0
    YB209010                             N            11/01/32
    0


    8192107          X27/G02             F          209,500.00         ZZ
                                         360        208,719.25          1
                                       6.500          1,324.18         80
                                       6.250          1,324.18
    LOS ANGELES      CA   90018          5            10/22/02         00
    0434935904                           05           12/01/02          0
    10000440                             O            11/01/32
    0


    8193335          S11/G02             F           70,000.00         ZZ
                                         360         69,750.99          1
                                       6.750            454.02         41
                                       6.500            454.02
    OROVILLE         CA   95966          1            10/17/02         00
    0434965919                           05           12/01/02          0
    10400084                             N            11/01/32
    0


    8194919          E84/G02             F          100,000.00         ZZ
                                         360         99,143.59          1
1


                                       6.375            623.87         80
                                       6.125            623.87
    VANCOUVER        WA   98663          1            09/27/02         00
    0434944708                           05           12/01/02          0
    62401075                             N            11/01/32
    0


    8195147          E47/G02             F          112,000.00         ZZ
                                         360        111,591.69          2
                                       6.500            707.92         80
                                       6.250            707.92
    CHICAGO          IL   60621          1            11/01/02         00
    0434962320                           05           12/01/02          0
    7360514528                           N            11/01/32
    0


    8195449          E84/G02             F           76,550.00         ZZ
                                         360         76,224.74          1
                                       6.875            502.88         90
                                       6.625            502.88
    WALDORF          MD   20601          1            09/27/02         12
    0434869202                           09           11/01/02         25
    70407192                             N            10/01/32
    0


    8195857          L20/G02             F          130,400.00         ZZ
                                         360        130,052.93          1
                                       6.625            834.97         80
                                       6.375            834.97
    SALT LAKE CITY   UT   84104          5            11/06/02         00
    0434955514                           05           01/01/03          0
    1031010058                           O            12/01/32
    0


    8201133          313/G02             F          316,800.00         ZZ
                                         360        315,244.65          1
                                       6.125          1,924.91         67
                                       5.875          1,924.91
    PASADENA         CA   91104          5            09/23/02         00
    0434891875                           05           11/01/02          0
    9017740                              O            10/01/32
    0


    8201665          W02/G02             F           53,250.00         ZZ
                                         360         53,060.48          1
                                       6.625            340.97         83
                                       6.375            340.97
    JACKSONVILLE     FL   32254          5            10/22/02         11
    0434937546                           05           12/01/02         12
1


    1001638642                           O            11/01/32
    0


    8202047          642/G02             F          356,000.00         ZZ
                                         360        355,075.29          1
                                       6.750          2,309.01         95
                                       6.500          2,309.01
    FORT WASHINGTON  MD   20744          2            11/07/02         10
    0434940441                           05           01/01/03         30
    09129702                             O            12/01/32
    0


    8210429          N74/G02             F           47,200.00         ZZ
                                         240         46,950.42          1
                                       7.750            387.49         80
                                       7.500            387.49
    SAN ANTONIO      TX   78223          5            11/04/02         00
    0434992756                           05           01/01/03          0
    0031076010                           O            12/01/22
    0


    8212693          U37/U37             F          340,000.00         ZZ
                                         360        338,730.29          1
                                       6.375          2,121.16         80
                                       6.125          2,121.16
    PISMO BEACH      CA   93449          5            10/22/02         00
    8900010520                           05           12/01/02          0
    8900010520                           O            11/01/32
    0


    8212849          N67/G02             F          112,000.00         ZZ
                                         360        111,524.12          1
                                       6.875            735.76         80
                                       6.625            735.76
    NORTH LAS VEGAS  NV   89032          2            09/25/02         00
    0434913455                           03           11/01/02          0
    1162000322A                          O            10/01/32
    0


    8214055          F89/G02             F           99,960.00         ZZ
                                         360         99,687.42          1
                                       6.500            631.82         80
                                       6.250            631.82
    MADERA           CA   93637          1            11/04/02         00
    0434958492                           05           01/01/03          0
    40024047                             N            12/01/32
    0


1


    8214671          X31/G02             F           52,500.00         ZZ
                                         360         52,385.28          1
                                       7.625            371.59         50
                                       7.375            371.59
    REDLANDS         CA   92374          1            11/06/02         00
    0434975207                           05           01/01/03          0
    40104971                             O            12/01/32
    0


    8219053          K15/G02             F           84,000.00         ZZ
                                         360         83,765.36          1
                                       6.375            524.05         78
                                       6.125            524.05
    BARBERTON        OH   44203          5            11/11/02         00
    0435001052                           05           01/01/03          0
    028605504131                         O            12/01/32
    0


    8219379          K15/G02             F          104,000.00         ZZ
                                         360        103,772.72          1
                                       7.625            736.11         80
                                       7.375            736.11
    SAND LAKE        MI   49343          5            11/11/02         00
    0435002241                           05           01/01/03          0
    035905505563                         O            12/01/32
    0


    8221775          M27/G02             F          448,000.00         ZZ
                                         240        445,203.35          1
                                       6.375          3,307.28         80
                                       6.125          3,307.28
    CONCORD          NC   28025          2            11/07/02         00
    0435203294                           05           01/01/03          0
    0100002178                           O            12/01/22
    0


    8222063          X91/G02             F          114,000.00         ZZ
                                         360        113,624.81          1
                                       6.625            729.95         94
                                       6.375            729.95
    EWA BEACH        HI   96706          5            11/13/02         10
    0434983243                           01           01/01/03         30
    802326                               O            12/01/32
    0


    8222769          X67/G02             F           92,000.00         ZZ
                                         360         91,787.62          1
                                       7.375            635.42         80
                                       7.125            635.42
1


    VICTORVILLE      CA   92392          5            11/01/02         00
    0434996351                           05           01/01/03          0
    00270822                             N            12/01/32
    0


    8223411          X67/G02             F          102,400.00         ZZ
                                         360        102,164.80          1
                                       7.375            707.25         80
                                       7.125            707.25
    HESPERIA         CA   92345          5            11/01/02         00
    0435000047                           05           01/01/03          0
    00270823                             N            12/01/32
    0


    8226947          P59/G02             F           54,000.00         ZZ
                                         360         53,798.34          1
                                       6.375            336.89         90
                                       6.125            336.89
    LANCASTER        CA   93536          1            10/14/02         01
    0434969788                           01           12/01/02         25
    AT004613                             N            11/01/32
    0


    8226951          W34/G02             F           97,000.00         ZZ
                                         360         96,715.72          1
                                       6.125            589.38         59
                                       5.875            589.38
    POMONA           CA   91766          2            11/19/02         00
    0435004932                           05           01/01/03          0
    0002646                              O            12/01/32
    0


    8228737          P09/G02             F          166,000.00         ZZ
                                         360        164,508.51          1
                                       6.750          1,076.67         90
                                       6.500          1,076.67
    GLEN BURNIE      MD   21060          2            11/23/02         10
    0434992327                           05           01/01/03         30
    R0208356                             O            12/01/32
    0


    8228943          K15/G02             F           73,800.00         ZZ
                                         360         73,642.73          1
                                       7.750            528.71         94
                                       7.500            528.71
    NAUGATUCK        CT   06770          5            11/11/02         41
    0435173620                           01           01/01/03         30
    037405300055                         O            12/01/32
    0
1




    8229911          L20/G02             F           63,200.00         ZZ
                                         360         63,019.17          1
                                       6.250            389.13         80
                                       6.000            389.13
    OGDEN            UT   84404          5            11/15/02         00
    0434998779                           05           01/01/03          0
    1061030030                           O            12/01/32
    0


    8231851          E47/G02             F           95,000.00         ZZ
                                         360         94,728.17          1
                                       6.250            584.93         36
                                       6.000            584.93
    NEWARK           CA   94560          5            11/05/02         00
    0435359740                           05           01/01/03          0
    7359520490                           N            12/01/32
    0


    8241813          X82/G02             F          465,600.00         ZZ
                                         360        464,318.76          1
                                       6.500          2,942.71         80
                                       6.250          2,942.71
    VIENNA           VA   22181          2            11/05/02         00
    0435357678                           05           01/01/03          0
    840294                               O            12/01/32
    0


    8241847          M11/G02             F          135,000.00         ZZ
                                         360        134,574.91          1
                                       7.250            920.94         75
                                       7.000            920.94
    LEANDER          TX   78641          1            10/31/02         00
    0435332804                           05           12/01/02          0
    23721004                             N            11/01/32
    0


    8241891          F32/G02             F          170,000.00         ZZ
                                         360        169,579.50          1
                                       7.000          1,131.02         70
                                       6.750          1,131.02
    ATLANTA          GA   30317          5            11/15/02         00
    0435484217                           05           01/01/03          0
    15152762                             N            12/01/32
    0


    8242811          E22/G02             F           62,415.00         ZZ
                                         360         62,248.88          1
1


                                       6.625            399.65         95
                                       6.375            399.65
    WEBSTER          TX   77598          1            11/27/02         04
    0415603299                           01           01/01/03         30
    0415603299                           O            12/01/32
    0


    8243081          E22/G02             F          152,000.00         T
                                         360        151,585.54          1
                                       6.500            960.74         80
                                       6.250            960.74
    WELLINGTON       FL   33414          1            11/26/02         00
    0415585918                           03           01/01/03          0
    0415585918                           O            12/01/32
    0


    8256213          E44/G02             F           90,400.00         ZZ
                                         360         90,188.39          1
                                       7.500            632.09         80
                                       7.250            632.09
    LAYTON           UT   84041          5            11/21/02         00
    0435068630                           05           01/01/03          0
    52020237                             N            12/01/32
    0


    8256311          B44/G02             F          116,000.00         ZZ
                                         360        115,683.69          1
                                       6.500            733.20         80
                                       6.250            733.20
    BOISE            ID   83703          5            11/21/02         00
    0435082730                           05           01/01/03          0
    4021714                              O            12/01/32
    0


    8256807          E22/G02             F          157,735.00         ZZ
                                         360        156,966.42          1
                                       6.375            984.06         72
                                       6.125            984.06
    ALTADENA         CA   91001          1            11/26/02         00
    0415622828                           05           02/01/03          0
    0415622828                           O            01/01/33
    0


    8266797          E22/G02             F          180,000.00         ZZ
                                         360        179,704.06          1
                                       7.000          1,197.54         52
                                       6.750          1,197.54
    WEST HEMPSTEAD   NY   11552          5            12/02/02         00
    0415496173                           05           02/01/03          0
1


    0415496173                           O            01/01/33
    0


    8268067          U05/G02             F          101,600.00         ZZ
                                         360        101,329.58          1
                                       6.625            650.56         80
                                       6.375            650.56
    SAN JACINTO      CA   92583          1            11/25/02         00
    0435071626                           05           01/01/03          0
    3285160                              N            12/01/32
    0


    8272021          K15/G02             F          144,000.00         ZZ
                                         360        143,745.20          1
                                       6.625            922.05         76
                                       6.375            922.05
    ROSELLE BOROUGH  NJ   07203          5            12/03/02         00
    0435053624                           05           02/01/03          0
    011005507200                         O            01/01/33
    0


    8273071          E22/G02             F          160,830.00         ZZ
                                         360        160,538.41          4
                                       6.500          1,016.56         75
                                       6.250          1,016.56
    SALT LAKE CITY   UT   84102          1            12/04/02         00
    0415090596                           05           02/01/03          0
    0415090596                           N            01/01/33
    0


    8273197          E22/G02             F           95,700.00         ZZ
                                         360         95,526.51          1
                                       6.500            604.89         87
                                       6.250            604.89
    SPRINGFIELD      OR   97477          2            12/04/02         10
    0415448992                           05           02/01/03         25
    0415448992                           O            01/01/33
    0


    8274219          758/G02             F           52,000.00         ZZ
                                         360         51,883.51          1
                                       7.500            363.59         80
                                       7.250            363.59
    COLLEGE STATION  TX   77840          1            11/14/02         00
    0435402854                           05           01/01/03          0
    201396                               N            12/01/32
    0


1


    8274253          B39/G02             F           93,000.00         ZZ
                                         360         92,854.48          1
                                       7.250            634.42         75
                                       7.000            634.42
    MINNEAPOLIS      MN   55411          5            12/06/02         00
    0435094180                           05           02/01/03          0
    20023346F                            N            01/01/33
    0


    8275757          P09/G02             F          159,000.00         ZZ
                                         360        158,704.70          1
                                       6.375            991.95         62
                                       6.125            991.95
    CLINTON          MD   20735          5            12/04/02         00
    0435106430                           05           02/01/03          0
    R0211266                             O            01/01/33
    0


    8277515          E22/G02             F           58,342.00         ZZ
                                         360         58,255.13          2
                                       7.500            407.94         90
                                       7.250            407.94
    SAGINAW          MI   48602          1            12/11/02         04
    0415357102                           05           02/01/03         25
    0415357102                           N            01/01/33
    0


    8277557          E22/G02             F           80,527.00         ZZ
                                         360         80,407.09          2
                                       7.500            563.06         90
                                       7.250            563.06
    SAGINAW          MI   48602          1            12/11/02         04
    0415431188                           05           02/01/03         25
    0415431188                           N            01/01/33
    0


    8278631          U85/G02             F          128,250.00         ZZ
                                         360        127,908.66          1
                                       6.625            821.20         95
                                       6.375            821.20
    MILWAUKEE        WI   53207          1            11/15/02         10
    0435116249                           05           01/01/03         25
    10100                                O            12/01/32
    0


    8278871          U05/G02             F          161,000.00         ZZ
                                         360        160,528.16          1
                                       6.125            978.25         78
                                       5.875            978.25
1


    EUGENE           OR   97404          2            11/21/02         00
    0435462478                           05           01/01/03          0
    3281221                              O            12/01/32
    0


    8279033          F36/G02             F           66,000.00         ZZ
                                         360         65,880.34          1
                                       6.500            417.17         75
                                       6.250            417.17
    TACOMA           WA   98405          5            12/03/02         00
    0435105788                           05           02/01/03          0
    06505493                             N            01/01/33
    0


    8283077          286/286             F          205,000.00         ZZ
                                         360        204,215.82          1
                                       6.250          1,262.23         72
                                       6.000          1,262.23
    ARLINGTON        VA   22202          5            10/24/02         00
    1626349                              05           12/01/02          0
    1626349                              N            11/01/32
    0


    8283225          286/286             F           78,000.00         ZZ
                                         360         77,511.03          1
                                       6.875            512.41         69
                                       6.625            512.41
    LAS VEGAS        NV   89128          2            08/19/02         00
    1436938                              05           10/01/02          0
    1436938                              N            09/01/32
    0


    8283543          286/286             F           81,750.00         ZZ
                                         360         81,472.91          1
                                       6.875            537.04         66
                                       6.625            537.04
    LAS VEGAS        NV   89108          2            10/18/02         00
    1019401                              05           12/01/02          0
    1019401                              N            11/01/32
    0


    8283575          286/286             F          310,000.00         ZZ
                                         360        308,583.49          1
                                       6.500          1,959.41         73
                                       6.250          1,959.41
    DENVER           CO   80209          2            09/12/02         00
    1559007                              01           11/01/02          0
    1559007                              N            10/01/32
    0
1




    8283665          286/286             F           88,500.00         ZZ
                                         360         88,221.32          4
                                       7.250            603.73         64
                                       7.000            603.73
    JOLIET           IL   60435          2            10/21/02         00
    1541880                              05           12/01/02          0
    1541880                              N            11/01/32
    0


    8283787          286/286             F          194,000.00         ZZ
                                         360        193,175.70          2
                                       6.875          1,274.44         73
                                       6.625          1,274.44
    ATLANTA          GA   30318          2            09/30/02         00
    1600531                              05           11/01/02          0
    1600531                              N            10/01/32
    0


    8283923          286/286             F          155,000.00         ZZ
                                         360        154,448.40          1
                                       6.625            992.49         72
                                       6.375            992.49
    ATLANTA          GA   30318          2            10/18/02         00
    1569226                              05           12/01/02          0
    1569226                              N            11/01/32
    0


    8283977          286/286             F          103,000.00         ZZ
                                         360        102,615.34          1
                                       6.375            642.59         72
                                       6.125            642.59
    NEWBURGH         NY   12550          2            10/16/02         00
    1560630                              05           12/01/02          0
    1560630                              N            11/01/32
    0


    8284375          286/286             F          188,300.00         ZZ
                                         360        187,460.09          1
                                       6.625          1,205.71         70
                                       6.375          1,205.71
    LOTHIAN          MD   20711          5            09/24/02         00
    0001253856                           05           11/01/02          0
    0001253856                           N            10/01/32
    0


    8285667          E22/G02             F          154,800.00         ZZ
                                         360        154,512.49          2
1


                                       6.375            965.75         90
                                       6.125            965.75
    NEW ORLEANS      LA   70117          1            12/13/02         04
    0415575083                           05           02/01/03         25
    0415575083                           O            01/01/33
    0


    8285927          E22/G02             F           98,800.00         ZZ
                                         360         98,607.44          1
                                       6.375            616.38         80
                                       6.125            616.38
    VANCOUVER        WA   98662          1            12/06/02         00
    0415485614                           05           02/01/03          0
    0415485614                           O            01/01/33
    0


    8287547          286/286             F           52,000.00         ZZ
                                         360         51,810.42          1
                                       6.500            328.68         80
                                       6.250            328.68
    BENSON           AZ   85602          5            10/17/02         00
    1557513                              05           12/01/02          0
    1557513                              N            11/01/32
    0


    8287681          286/286             F          120,000.00         ZZ
                                         360        119,731.14          1
                                       7.500            839.06         80
                                       7.250            839.06
    MINNEAPOLIS      MN   55411          5            11/08/02         00
    1706793                              05           01/01/03          0
    1706793                              N            12/01/32
    0


    8287699          286/286             F          285,000.00         ZZ
                                         360        283,911.37          3
                                       6.750          1,848.51         88
                                       6.500          1,848.50
    NEW ORLEANS      LA   70119          2            10/14/02         11
    1701419                              05           12/01/02         25
    1701419                              O            11/01/32
    0


    8289891          286/286             F           75,000.00         ZZ
                                         360         74,733.09          1
                                       6.625            480.24         69
                                       6.375            480.24
    BREMERTON        WA   98312          5            10/24/02         00
    1602990                              05           12/01/02          0
1


    1602990                              N            11/01/32
    0


    8290131          286/286             F           76,700.00         ZZ
                                         360         76,458.48          2
                                       7.250            523.23         65
                                       7.000            523.23
    ST LOUIS         MO   63118          5            10/22/02         00
    1610675                              05           12/01/02          0
    1610675                              N            11/01/32
    0


    8292927          X67/G02             F          212,500.00         ZZ
                                         360        212,064.05          2
                                       6.375          1,325.72         85
                                       6.125          1,325.72
    LOS ANGELES      CA   90043          5            12/02/02         10
    0435325253                           05           02/01/03         12
    00281539                             O            01/01/33
    0


    8296035          E22/G02             F          160,000.00         ZZ
                                         360        159,709.93          1
                                       6.500          1,011.31         71
                                       6.250          1,011.31
    CASTLE ROCK      CO   80104          1            12/17/02         00
    0415652882                           03           02/01/03          0
    0415652882                           O            01/01/33
    0


    8296425          W53/G02             F          375,000.00         ZZ
                                         360        373,519.50          1
                                       7.250          2,558.17         75
                                       7.000          2,558.17
    EAST HAMPTONS    NY   11937          5            09/25/02         00
    0435338256                           05           11/01/02          0
    1101000841                           N            10/01/32
    0


    8300721          E82/G02             F          177,800.00         ZZ
                                         360        177,469.77          1
                                       6.375          1,109.24         83
                                       6.125          1,109.24
    BATTLE CREEK     MI   49017          2            12/16/02         04
    0400751475                           05           02/01/03         12
    1782608                              O            01/01/33
    0


1


    8301295          E47/G02             F          157,000.00         ZZ
                                         360        156,701.28          1
                                       6.250            966.68         34
                                       6.000            966.68
    DALY CITY        CA   94015          5            11/27/02         00
    0435128574                           03           02/01/03          0
    7359512757                           O            01/01/33
    0


    8305907          U42/G02             F           85,000.00         ZZ
                                         360         84,845.90          1
                                       6.500            537.26         43
                                       6.250            537.26
    AUSTIN           TX   78735          5            12/09/02         00
    0435470034                           03           02/01/03          0
    10202288                             O            01/01/33
    0


    8307739          E22/G02             F          137,750.00         ZZ
                                         360        137,251.93          1
                                       6.500            870.67         95
                                       6.250            870.67
    DREXEL HILL      PA   19026          2            12/17/02         04
    0415084599                           05           02/01/03         25
    0415084599                           O            01/01/33
    0


    8313961          B57/G02             F           79,100.00         ZZ
                                         360         78,968.17          1
                                       7.375            546.32         90
                                       7.125            546.32
    PHOENIX          AZ   85033          1            12/11/02         14
    0435158464                           05           02/01/03         25
    20001118                             N            01/01/33
    0


    8326491          E22/G02             F          377,600.00         ZZ
                                         360        377,224.10          1
                                       6.000          2,263.90         80
                                       5.750          2,263.90
    RICHMOND         CA   94803          5            12/26/02         00
    0415656032                           05           03/01/03          0
    0415656032                           O            02/01/33
    0


    8338865          E22/G02             F           52,500.00         ZZ
                                         360         52,462.00          1
                                       7.625            371.59         81
                                       7.375            371.59
1


    COLUMBUS         OH   43219          2            01/07/03         04
    0415593706                           05           03/01/03         12
    0415593706                           N            02/01/33
    0


    8339329          N47/G02             F          162,000.00         ZZ
                                         360        161,713.37          3
                                       6.625          1,037.30         90
                                       6.375          1,037.30
    FRESNO           CA   93702          1            12/27/02         04
    0435335302                           05           02/01/03         25
    20501035                             N            01/01/33
    0


    8339571          W40/G02             F          116,800.00         ZZ
                                         360        116,612.65          1
                                       7.125            786.90         80
                                       6.875            786.90
    MESA             AZ   85201          5            12/30/02         00
    0435200621                           05           02/01/03          0
    100016245                            O            01/01/33
    0


    8339699          P44/G02             F          173,000.00         ZZ
                                         360        172,858.20          1
                                       7.000          1,150.97         76
                                       6.750          1,150.97
    BARNSTABLE (HYA  MA   02601          2            01/06/03         00
    0435184320                           05           03/01/03          0
    02120032                             N            02/01/33
    0


    8341335          196/G02             F          480,000.00         ZZ
                                         360        479,041.91          1
                                       6.000          2,877.85         73
                                       5.750          2,877.85
    ORONO            MN   55364          5            12/20/02         00
    0435225032                           05           02/01/03          0
    1603489                              O            01/01/33
    0


    8341347          196/G02             F          430,000.00         ZZ
                                         360        429,141.72          1
                                       6.000          2,578.07         73
                                       5.750          2,578.07
    CHATSWORTH       CA   91311          5            12/10/02         00
    0435235718                           05           02/01/03          0
    1604192                              O            01/01/33
    0
1




    8342339          E22/G02             F           50,625.00         ZZ
                                         360         50,547.73          2
                                       7.375            349.65         90
                                       7.125            349.65
    PENDLETON        SC   29670          1            01/08/03         01
    0415094614                           05           02/01/03         25
    0415094614                           N            01/01/33
    0


    8344460          H76/G02             F          209,000.00         ZZ
                                         360        208,647.81          1
                                       6.875          1,372.98         95
                                       6.625          1,372.98
    OAKLAND PARK     FL   33309          2            12/20/02         01
    0435465604                           05           02/01/03         30
    2002461612                           O            01/01/33
    0


    8344911          758/G02             F          181,650.00         ZZ
                                         240        180,873.30          1
                                       6.125          1,314.53         79
                                       5.875          1,314.53
    HOCKLEY          TX   77447          2            12/19/02         00
    0435188503                           05           02/01/03          0
    300578                               O            01/01/23
    0


    8346334          E23/G02             F          255,000.00         ZZ
                                         360        254,752.15          1
                                       6.125          1,549.41         85
                                       5.875          1,549.41
    ORANGE           CA   92866          5            01/10/03         04
    0435282835                           05           03/01/03         12
    51024307                             O            02/01/33
    0


    8346477          W93/G02             F          127,100.00         ZZ
                                         360        126,880.52          1
                                       6.750            824.37         80
                                       6.500            824.37
    BOISE            ID   83713          1            12/23/02         00
    0435191861                           03           02/01/03          0
    35435390                             O            01/01/33
    0


    8348386          R68/G02             F           97,600.00         T
                                         360         97,600.00          1
1


                                       6.625            624.94         80
                                       6.375            624.94
    TAMARAC          FL   33321          1            02/21/03         00
    0435438197                           03           04/01/03          0
    7683100                              O            03/01/33
    0


    8348532          E23/G02             F          412,000.00         ZZ
                                         360        411,609.08          1
                                       6.250          2,536.75         78
                                       6.000          2,536.75
    YORBA LINDA      CA   92887          2            01/27/03         00
    0435403035                           05           03/01/03          0
    51024459                             O            02/01/33
    0


    8348620          E23/G02             F          167,200.00         ZZ
                                         360        167,037.50          1
                                       6.125          1,015.92         74
                                       5.875          1,015.92
    SAN GABRIEL      CA   91776          5            01/22/03         00
    0435360805                           01           03/01/03          0
    51024787                             O            02/01/33
    0


    8348648          E23/G02             F          261,000.00         ZZ
                                         360        260,746.33          1
                                       6.125          1,585.86         79
                                       5.875          1,585.86
    REDWOOD VALLEY   CA   95470          5            01/23/03         00
    0435360888                           03           03/01/03          0
    61009572                             O            02/01/33
    0


    8350239          E82/G02             F           86,400.00         ZZ
                                         360         86,323.77          1
                                       6.625            553.23         38
                                       6.375            553.23
    PLEASANTON       CA   94588          2            01/06/03         00
    0400747630                           01           03/01/03          0
    0400747630                           N            02/01/33
    0


    8350322          E23/G02             F          270,000.00         ZZ
                                         360        269,724.72          1
                                       5.875          1,597.15         72
                                       5.625          1,597.15
    (CHATSWORCH ARE  CA   91311          5            01/24/03         00
    0435428024                           05           03/01/03          0
1


    51023005                             O            02/01/33
    0


    8350332          R68/G02             F          166,000.00         ZZ
                                         360        166,000.00          1
                                       6.500          1,049.23         90
                                       6.250          1,049.23
    OAKLAND PARK     FL   33334          1            02/12/03         10
    0435409834                           05           04/01/03         25
    7678100                              O            03/01/33
    0


    8350691          E22/G02             F           38,700.00         ZZ
                                         360         38,672.69          1
                                       7.750            277.25         90
                                       7.500            277.25
    PORTSMOUTH       VA   23704          1            01/10/03         04
    0415798438                           05           03/01/03         25
    0415798438                           N            02/01/33
    0


    8350868          E23/G02             F          324,000.00         ZZ
                                         360        324,000.00          1
                                       6.625          2,074.61         90
                                       6.375          2,074.61
    ORANGE           CA   92865          1            02/05/03         14
    0435399449                           03           04/01/03         25
    51024515                             O            03/01/33
    0


    8350917          E65/G02             F           84,000.00         ZZ
                                         360         83,865.26          1
                                       7.125            565.92         80
                                       6.875            565.92
    MARQUETTE        MI   49855          1            01/03/03         00
    0435240353                           05           02/01/03          0
    255076                               O            01/01/33
    0


    8350934          E23/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
                                       6.500          1,232.53         65
                                       6.250          1,232.53
    WEST COVINA      CA   91791          5            02/01/03         00
    0435432166                           05           04/01/03          0
    51024549                             O            03/01/33
    0


1


    8351410          E23/G02             F          497,300.00         ZZ
                                         360        497,300.00          1
                                       6.125          3,021.65         80
                                       5.875          3,021.65
    YORBA LINDA      CA   92886          1            02/06/03         00
    0435429816                           05           04/01/03          0
    51025264                             O            03/01/33
    0


    8351432          E23/G02             F          228,000.00         ZZ
                                         360        228,000.00          1
                                       6.375          1,422.42         80
                                       6.125          1,422.42
    SACRAMENTO       CA   95828          1            02/10/03         00
    0435430137                           05           04/01/03          0
    64000458                             O            03/01/33
    0


    8351840          Q51/G02             F          594,000.00         ZZ
                                         360        594,000.00          1
                                       6.125          3,609.21         75
                                       5.875          3,609.21
    SAN MARINO       CA   91108          2            02/19/03         00
    0435451455                           05           04/01/03          0
    672827T30205B4                       O            03/01/33
    0


    8352568          L68/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       6.500            948.10         77
                                       6.250            948.10
    LOS ANGELES      CA   90047          5            02/19/03         00
    0435468004                           05           04/01/03          0
    7365001                              O            03/01/33
    0


    8352720          U66/G02             F          128,500.00         ZZ
                                         360        128,500.00          1
                                       6.125            780.78         77
                                       5.875            780.78
    HOUSTON          TX   77073          2            02/24/03         00
    0435472444                           05           04/01/03          0
    0680269                              O            03/01/33
    0


    8353170          E23/G02             F          139,150.00         ZZ
                                         360        139,150.00          1
                                       6.375            868.11         80
                                       6.125            868.11
1


    FRESNO           CA   93720          1            02/13/03         00
    0435462056                           05           04/01/03          0
    64000685                             N            03/01/33
    0


    8353224          W98/G02             F          192,000.00         ZZ
                                         360        192,000.00          1
                                       6.250          1,182.18         80
                                       6.000          1,182.18
    FRONT ROYAL      VA   22630          2            02/25/03         00
    0435485263                           03           04/01/03          0
    F0408044                             O            03/01/33
    0


    8353450          E23/G02             F          275,500.00         ZZ
                                         360        275,500.00          1
                                       6.125          1,673.97         61
                                       5.875          1,673.97
    SHERMAN OAKS     CA   91403          5            02/21/03         00
    0435470158                           05           04/01/03          0
    51026043                             O            03/01/33
    0


    8357179          950/G02             F           93,750.00         ZZ
                                         360         93,606.88          1
                                       7.375            647.51         75
                                       7.125            647.51
    CHICO            CA   95928          5            12/19/02         00
    0435217641                           09           02/01/03          0
    AE211017                             N            01/01/33
    0


    8357611          G34/G02             F          116,800.00         ZZ
                                         360        116,701.88          1
                                       6.875            767.29         78
                                       6.625            767.29
    MABANK           TX   75147          5            01/03/03         00
    0435439856                           05           03/01/03          0
    85210695                             O            02/01/33
    0


    8362745          588/G02             F           40,000.00         ZZ
                                         360         39,927.48          1
                                       6.500            252.83         29
                                       6.250            252.83
    OLD BRIDGE TOWN  NJ   08857          1            12/20/02         00
    0435244652                           01           02/01/03          0
    1080397                              O            01/01/33
    0
1




    8363293          N74/G02             F           52,000.00         ZZ
                                         360         51,914.49          1
                                       7.000            345.96         80
                                       6.750            345.96
    AUGUSTA          GA   30901          5            01/11/03         00
    0435290101                           05           02/11/03          0
    3300008958                           N            01/11/33
    0


    8364949          E22/G02             F          630,000.00         ZZ
                                         360        629,483.59          1
                                       7.000          4,191.41         53
                                       6.750          4,191.41
    LAWRENCE TOWNSH  NJ   08540          5            01/10/03         00
    0415642974                           05           03/01/03          0
    0415642974                           O            02/01/33
    0


    8365107          E22/G02             F           67,000.00         ZZ
                                         360         66,933.30          1
                                       6.000            401.70         78
                                       5.750            401.70
    LOUISVILLE       KY   40258          5            01/10/03         00
    0415798206                           05           03/01/03          0
    0415798206                           O            02/01/33
    0


    8365533          E47/G02             F          135,000.00         ZZ
                                         360        134,766.88          1
                                       6.750            875.61         45
                                       6.500            875.61
    SPRING VALLEY    CA   91977          5            12/21/02         00
    0435279872                           05           02/01/03          0
    7331014800                           O            01/01/33
    0


    8367197          U42/G02             F          596,650.00         ZZ
                                         360        596,097.38          1
                                       6.375          3,722.32         72
                                       6.125          3,722.32
    AUSTIN           TX   78746          5            01/10/03         00
    0435419239                           05           03/01/03          0
    10006322                             O            02/01/33
    0


    8367201          S11/G02             F          415,000.00         ZZ
                                         360        414,606.23          1
1


                                       6.250          2,555.23         80
                                       6.000          2,555.23
    RANCHOSANTAMARG  CA   92688          2            01/06/03         00
    0435269238                           03           03/01/03          0
    10210496                             O            02/01/33
    0


    8367599          L20/G02             F           90,000.00         ZZ
                                         360         89,916.65          1
                                       6.375            561.48         57
                                       6.125            561.48
    CALDWELL         ID   83607          1            01/14/03         00
    0435259783                           05           03/01/03          0
    1151080208                           O            02/01/33
    0


    8368677          E22/G02             F          225,000.00         ZZ
                                         360        224,781.32          1
                                       6.125          1,367.12         75
                                       5.875          1,367.12
    SACRAMENTO       CA   95833          5            01/09/03         00
    0415828243                           05           03/01/03          0
    0415828243                           O            02/01/33
    0


    8372115          E22/G02             F          282,400.00         ZZ
                                         360        282,138.44          3
                                       6.375          1,761.81         80
                                       6.125          1,761.81
    TAUNTON          MA   02780          1            01/17/03         00
    0415798073                           05           03/01/03          0
    0415798073                           N            02/01/33
    0


    8372397          W45/G02             F          175,500.00         ZZ
                                         360        175,500.00          1
                                       6.375          1,094.89         88
                                       6.125          1,094.89
    GROSSE POINTE    MI   48236          2            02/06/03         10
    0435424296                           05           04/01/03         25
    02120317410                          O            03/01/33
    0


    8374919          E47/G02             F          176,000.00         ZZ
                                         360        175,673.11          1
                                       6.375          1,098.01         80
                                       6.125          1,098.01
    RIVERSIDE        CA   92509          5            12/30/02         00
    0435281852                           05           02/01/03          0
1


    7331014767                           O            01/01/33
    0


    8375949          964/G02             F          157,500.00         ZZ
                                         360        157,367.68          1
                                       6.875          1,034.66         90
                                       6.625          1,034.66
    NORTH LAS VEGAS  NV   89032          1            01/07/03         12
    0435290150                           05           03/01/03         25
    295929                               N            02/01/33
    0


    8375967          964/G02             F          150,000.00         ZZ
                                         360        149,854.21          1
                                       6.125            911.42         80
                                       5.875            911.42
    DALLAS           OR   97338          2            01/01/03         00
    0435287123                           05           03/01/03          0
    324214                               O            02/01/33
    0


    8375997          964/G02             F          120,000.00         ZZ
                                         360        119,754.70          1
                                       5.875            709.85         39
                                       5.625            709.85
    ARCADIA          CA   91007          5            12/26/02         00
    0435290358                           01           02/01/03          0
    314665                               O            01/01/33
    0


    8376069          964/G02             F          294,000.00         ZZ
                                         360        293,700.25          1
                                       5.875          1,739.12         46
                                       5.625          1,739.12
    SAN FRANCISCO    CA   94116          2            12/30/02         00
    0435289889                           05           03/01/03          0
    311848                               O            02/01/33
    0


    8376203          964/G02             F          247,000.00         ZZ
                                         360        246,506.99          1
                                       6.000          1,480.89         34
                                       5.750          1,480.89
    BELMONT          CA   94002          2            12/23/02         00
    0435289806                           05           02/01/03          0
    313396                               O            01/01/33
    0


1


    8376317          964/G02             F          180,000.00         ZZ
                                         360        179,632.06          1
                                       5.875          1,064.77         47
                                       5.625          1,064.77
    EAGLE CREEK      OR   97022          5            12/19/02         00
    0435257795                           05           02/01/03          0
    309142                               O            01/01/33
    0


    8377393          E22/G02             F          280,000.00         ZZ
                                         360        279,721.26          1
                                       6.000          1,678.74         79
                                       5.750          1,678.74
    GOLD RIVER       CA   95670          5            01/10/03         00
    0415585629                           03           03/01/03          0
    0415585629                           O            02/01/33
    0


    8377573          E22/G02             F           59,250.00         ZZ
                                         360         59,192.41          2
                                       6.125            360.01         75
                                       5.875            360.01
    GULFPORT         MS   39501          5            01/21/03         00
    0415660315                           05           03/01/03          0
    0415660315                           N            02/01/33
    0


    8377627          E22/G02             F          300,700.00         ZZ
                                         360        300,407.74          1
                                       6.125          1,827.08         38
                                       5.875          1,827.08
    PLEASANTON       CA   94566          5            01/02/03         00
    0415843374                           05           03/01/03          0
    0415843374                           O            02/01/33
    0


    8377671          E22/G02             F          235,200.00         ZZ
                                         360        234,960.20          1
                                       5.875          1,391.30         80
                                       5.625          1,391.30
    SACRAMENTO       CA   95822          5            01/08/03         00
    0415838028                           05           03/01/03          0
    0415838028                           O            02/01/33
    0


    8377777          U05/G02             F          204,000.00         ZZ
                                         360        203,811.06          1
                                       6.375          1,272.69         80
                                       6.125          1,272.69
1


    LEXINGTON        VA   24450          1            01/16/03         00
    0435361407                           05           03/01/03          0
    3299533                              O            02/01/33
    0


    8378117          E47/G02             F          105,000.00         ZZ
                                         360        104,909.60          1
                                       6.750            681.03         75
                                       6.500            681.03
    WALDORF          MD   20602          5            01/15/03         00
    0435279575                           05           03/01/03          0
    7342510147                           O            02/01/33
    0


    8378395          G27/G02             F          107,500.00         ZZ
                                         360        107,398.00          1
                                       6.250            661.90         32
                                       6.000            661.90
    ORANGE           CA   92865          5            01/02/03         00
    0435286562                           05           03/01/03          0
    20502147                             O            02/01/33
    0


    8379997          E82/G02             F           82,000.00         ZZ
                                         360         81,920.30          1
                                       6.125            498.24         78
                                       5.875            498.24
    DAYTON           WA   99328          2            01/22/03         00
    0400775219                           05           03/01/03          0
    6461946                              N            02/01/33
    0


    8380337          E22/G02             F          263,000.00         ZZ
                                         360        262,738.18          1
                                       6.000          1,576.82         22
                                       5.750          1,576.82
    PALM BEACH       FL   33480          5            01/16/03         00
    0415742279                           05           03/01/03          0
    0415742279                           O            02/01/33
    0


    8380391          E22/G02             F          379,800.00         ZZ
                                         360        374,409.68          1
                                       6.125          2,307.70         55
                                       5.875          2,307.70
    FORT COLLINS     CO   80525          2            01/10/03         00
    0415697093                           03           03/01/03          0
    0415697093                           O            02/01/33
    0
1




    8380405          U05/G02             F          124,450.00         ZZ
                                         360        124,337.49          1
                                       6.500            786.61         95
                                       6.250            786.61
    AUSTIN           TX   78703          1            01/10/03         10
    0435438791                           01           03/01/03         30
    3302367                              O            02/01/33
    0


    8380487          E22/G02             F          172,000.00         ZZ
                                         360        171,855.50          1
                                       6.875          1,129.92         80
                                       6.625          1,129.92
    GEORGETOWN       TX   78628          5            01/14/03         00
    0415349083                           03           03/01/03          0
    0415349083                           O            02/01/33
    0


    8380611          E47/G02             F          103,000.00         ZZ
                                         360        102,906.89          1
                                       6.500            651.03         75
                                       6.250            651.03
    SAN ANTONIO      TX   78249          1            01/17/03         00
    0435286430                           05           03/01/03          0
    7362511596                           O            02/01/33
    0


    8381017          286/286             F          117,000.00         ZZ
                                         360        116,236.29          1
                                       6.750            758.86         75
                                       6.500            758.86
    SACRAMENTO       CA   95820          2            07/18/02         00
    1376328                              05           09/01/02          0
    1376328                              O            08/01/32
    0


    8381033          286/286             F          146,500.00         ZZ
                                         360        144,949.72          2
                                       6.250            902.03         80
                                       6.000            902.03
    JOHNSTON         RI   02919          2            10/10/02         00
    1564580                              05           12/01/02          0
    1564580                              O            11/01/32
    0


    8381049          286/286             F          310,000.00         ZZ
                                         360        308,295.55          1
1


                                       6.500          1,959.42         73
                                       6.250          1,959.42
    SHREWSBURY       MA   01545          2            08/29/02         00
    1456604                              05           10/01/02          0
    1456604                              O            09/01/32
    0


    8381053          286/286             F          163,000.00         ZZ
                                         360        162,272.94          1
                                       6.625          1,043.71         90
                                       6.375          1,043.71
    WHEELING         IL   60090          2            09/06/02         11
    1515240                              01           11/01/02         25
    1515240                              O            10/01/32
    0


    8381073          286/286             F          123,750.00         ZZ
                                         360        123,404.31          3
                                       6.375            772.04         90
                                       6.125            772.04
    DEER CREEK       IL   61733          1            11/18/02         10
    1438231                              05           01/01/03         25
    1438231                              O            12/01/32
    0


    8381083          286/286             F           81,450.00         ZZ
                                         360         80,283.37          1
                                       7.500            569.52         90
                                       7.250            569.52
    HOUSTON          TX   77083          1            04/30/02         10
    1279062                              03           06/01/02         25
    1279062                              O            05/01/32
    0


    8381087          286/286             F          162,450.00         ZZ
                                         360        161,736.47          1
                                       6.875          1,067.19         95
                                       6.625          1,067.19
    EASTON           PA   18045          1            11/22/02         11
    1741246                              05           01/01/03         30
    1741246                              O            12/01/32
    0


    8381095          286/286             F          605,000.00         ZZ
                                         360        603,350.31          1
                                       6.500          3,824.01         57
                                       6.250          3,824.01
    NAGS HEAD        NC   27959          2            11/08/02         00
    1410565                              05           01/01/03          0
1


    1410565                              N            12/01/32
    0


    8381099          286/286             F          300,000.00         ZZ
                                         360        299,201.54          4
                                       6.625          1,920.94         67
                                       6.375          1,920.94
    LINCOLNSHIRE     IL   60069          2            11/22/02         00
    1552905                              05           01/01/03          0
    1552905                              N            12/01/32
    0


    8381111          286/286             F           70,400.00         ZZ
                                         360         70,155.47          1
                                       6.750            456.62         80
                                       6.500            456.62
    CHARLOTTE        NC   28227          5            10/16/02         00
    1636311                              05           12/01/02          0
    1636311                              N            11/01/32
    0


    8381121          286/286             F          124,000.00         ZZ
                                         360        123,729.03          3
                                       7.625            877.67         80
                                       7.375            877.67
    NEW HAVEN        CT   06715          2            11/08/02         00
    879336                               05           01/01/03          0
    879336                               N            12/01/32
    0


    8381135          286/286             F           71,100.00         ZZ
                                         360         70,709.04          1
                                       6.500            449.41         90
                                       6.250            449.41
    MIAMI            FL   33172          1            08/30/02         21
    1479722                              01           10/01/02         25
    1479722                              O            09/01/32
    0


    8381137          286/286             F          522,000.00         ZZ
                                         360        520,609.24          1
                                       6.625          3,342.43         75
                                       6.375          3,342.43
    POWELL           OH   43065          5            11/14/02         00
    1676359                              05           01/01/03          0
    1676359                              O            12/01/32
    0


1


    8381139          286/286             F          351,000.00         ZZ
                                         360        349,624.88          1
                                       6.125          2,132.72         59
                                       5.875          2,132.72
    WILTON           CT   06897          2            10/31/02         00
    1612978                              05           12/01/02          0
    1612978                              O            11/01/32
    0


    8381155          286/286             F           99,000.00         ZZ
                                         360         98,778.18          4
                                       7.500            692.23         90
                                       7.250            692.23
    RIALTO           CA   92376          1            11/12/02         14
    1573805                              05           01/01/03         25
    1573805                              N            12/01/32
    0


    8381163          286/286             F           95,000.00         ZZ
                                         360         94,570.07          1
                                       7.500            664.26         95
                                       7.250            664.26
    EDGEWATER        FL   32141          1            08/27/02         14
    1517860                              05           10/01/02         30
    1517860                              O            09/01/32
    0


    8381185          286/286             F           51,750.00         ZZ
                                         360         51,628.15          1
                                       7.250            353.03         75
                                       7.000            353.03
    ALAMOGORDO       NM   88310          5            11/15/02         00
    1734260                              05           01/01/03          0
    1734260                              N            12/01/32
    0


    8381191          286/286             F          624,000.00         ZZ
                                         360        620,118.72          1
                                       7.375          4,309.82         80
                                       7.125          4,309.82
    MAHWAH           NJ   07430          1            06/24/02         00
    1065809                              05           08/01/02          0
    1065809                              O            07/01/32
    0


    8381199          286/286             F          375,000.00         ZZ
                                         360        373,952.46          1
                                       6.375          2,339.52         65
                                       6.125          2,339.52
1


    HOLMDEL          NJ   07733          2            11/15/02         00
    1666007                              05           01/01/03          0
    1666007                              O            12/01/32
    0


    8381211          286/286             F          361,500.00         ZZ
                                         360        360,490.19          1
                                       6.375          2,255.29         53
                                       6.125          2,255.29
    FAIRFIELD        CT   06430          2            11/01/02         00
    1608211                              05           01/01/03          0
    1608211                              O            12/01/32
    0


    8381213          286/286             F           63,750.00         ZZ
                                         360         63,554.16          2
                                       7.375            440.31         75
                                       7.125            440.31
    INDIANAPOLIS     IN   46201          5            10/31/02         00
    1622946                              05           12/01/02          0
    1622946                              N            11/01/32
    0


    8381217          286/286             F           99,890.00         ZZ
                                         360         99,006.41          1
                                       7.250            681.43         91
                                       7.000            681.43
    KATY             TX   77449          1            03/08/02         10
    1028030                              03           05/01/02         25
    1028030                              O            04/01/32
    0


    8381221          286/286             F          352,425.00         T
                                         360        351,595.22          1
                                       7.250          2,404.16         75
                                       7.000          2,404.16
    CONCORD          NH   03301          1            11/22/02         00
    1583543                              05           01/01/03          0
    1583543                              O            12/01/32
    0


    8381233          286/286             F           60,300.00         ZZ
                                         360         60,131.54          4
                                       6.375            376.20         90
                                       6.125            376.20
    DUSON            LA   70509          1            11/25/02         11
    1787084                              05           01/01/03         25
    1787084                              N            12/01/32
    0
1




    8381237          286/286             F          300,700.00         ZZ
                                         360        298,969.32          1
                                       6.375          1,875.98         84
                                       6.125          1,875.98
    CORONA           CA   92882          2            08/23/02         14
    1109191                              01           10/01/02         12
    1109191                              O            09/01/32
    0


    8381239          286/286             F           92,700.00         ZZ
                                         360         92,554.93          4
                                       7.250            632.38         90
                                       7.000            632.38
    LAFAYETTE        LA   70508          1            12/13/02         11
    1858804                              05           02/01/03         25
    1858804                              N            01/01/33
    0


    8381247          286/286             F          252,000.00         ZZ
                                         360        251,261.45          1
                                       6.125          1,531.18         80
                                       5.875          1,531.18
    LIVERMORE        CA   94550          1            11/20/02         00
    1753474                              05           01/01/03          0
    1753474                              N            12/01/32
    0


    8381253          286/286             F          112,500.00         ZZ
                                         360        112,332.49          4
                                       7.500            786.62         90
                                       7.250            786.62
    HOUSTON          TX   77091          1            12/06/02         11
    1804256                              03           02/01/03         25
    1804256                              N            01/01/33
    0


    8381273          286/286             F          213,000.00         ZZ
                                         360        212,223.48          2
                                       6.500          1,346.31         82
                                       6.250          1,346.31
    GREENSBURG       IN   47240          2            10/25/02         10
    1688053                              05           12/01/02         20
    1688053                              O            11/01/32
    0


    8381279          286/286             F           84,000.00         ZZ
                                         360         83,763.06          1
1


                                       6.875            551.83         80
                                       6.625            551.83
    BLOOMINGTON      IN   47401          5            11/20/02         00
    1738951                              05           01/01/03          0
    1738951                              N            12/01/32
    0


    8381285          286/286             F          332,000.00         ZZ
                                         360        331,116.37          4
                                       6.625          2,125.84         80
                                       6.375          2,125.84
    SAN PEDRO AREA   CA   90731          1            11/11/02         00
    1651715                              05           01/01/03          0
    1651715                              N            12/01/32
    0


    8381299          286/286             F          318,000.00         ZZ
                                         360        317,294.43          1
                                       6.250          1,957.99         80
                                       6.000          1,957.99
    HUNTINGTON BEAC  CA   92646          1            12/09/02         00
    1843337                              05           02/01/03          0
    1843337                              O            01/01/33
    0


    8381305          286/286             F           65,500.00         ZZ
                                         360         65,353.25          1
                                       7.500            457.99         80
                                       7.250            457.99
    TUCKERTON        NJ   08087          1            11/27/02         00
    1739287                              03           01/01/03          0
    1739287                              N            12/01/32
    0


    8381307          286/286             F          371,000.00         ZZ
                                         360        369,938.44          1
                                       6.250          2,284.31         63
                                       6.000          2,284.31
    NAGS HEAD        NC   27959          2            11/26/02         00
    0001117135                           05           01/01/03          0
    0001117135                           N            12/01/32
    0


    8381313          286/286             F          151,800.00         ZZ
                                         360        150,832.33          1
                                       7.250          1,035.55         90
                                       7.000          1,035.55
    PLANO            TX   75093          1            06/19/02         11
    1335251                              05           08/01/02         25
1


    1335251                              O            07/01/32
    0


    8381759          E45/G02             F          104,000.00         ZZ
                                         360        103,609.04          1
                                       7.000            691.91         80
                                       6.750            691.91
    LAKELAND         FL   33813          1            12/16/02         00
    0435316690                           05           02/01/03          0
    334056                               O            01/01/33
    0


    8382763          E22/G02             F          218,600.00         ZZ
                                         360        218,407.13          1
                                       6.625          1,399.72         73
                                       6.375          1,399.72
    PLANO            TX   75025          5            01/15/03         00
    0415782804                           03           03/01/03          0
    0415782804                           O            02/01/33
    0


    8382839          E22/G02             F           97,200.00         ZZ
                                         360         97,118.35          3
                                       6.875            638.53         90
                                       6.625            638.53
    NEW ORLEANS      LA   70117          2            01/23/03         01
    0415827047                           05           03/01/03         25
    0415827047                           N            02/01/33
    0


    8384291          P59/G02             F          400,000.00         ZZ
                                         360        399,611.23          1
                                       6.125          2,430.44         77
                                       5.875          2,430.44
    PASO ROBLES      CA   93446          5            01/07/03         00
    0435286208                           05           03/01/03          0
    AT005191                             O            02/01/33
    0


    8384331          025/G02             F          600,000.00         ZZ
                                         360        598,199.12          1
                                       6.000          3,597.30         75
                                       5.750          3,597.30
    SAN DIEGO        CA   92106          5            11/05/02         00
    0435332234                           05           01/01/03          0
    0131661225                           O            12/01/32
    0


1


    8384489          225/G02             F           93,600.00         ZZ
                                         360         93,132.85          1
                                       7.000            622.73         80
                                       6.750            622.73
    BEDFORD          OH   44146          5            08/13/02         00
    0435293691                           05           10/01/02          0
    7391668                              N            09/01/32
    0


    8384667          025/G02             F          650,000.00         ZZ
                                         360        648,763.29          1
                                       6.250          4,002.16         75
                                       6.000          4,002.16
    PALOS VERDES ES  CA   90274          5            12/03/02         00
    0435335112                           05           02/01/03          0
    0131874414                           O            01/01/33
    0


    8386269          E82/G02             F           94,500.00         ZZ
                                         360         94,408.15          1
                                       6.125            574.19         58
                                       5.875            574.19
    NILES            IL   60714          2            01/23/03         00
    0400775334                           01           03/01/03          0
    1720400                              O            02/01/33
    0


    8386691          E45/G02             F          224,000.00         ZZ
                                         360        223,024.79          1
                                       6.750          1,452.86         64
                                       6.500          1,452.86
    DACULA           GA   30019          5            09/06/02         00
    0435472329                           05           11/01/02          0
    269622                               O            10/01/32
    0


    8387417          X67/G02             F          485,000.00         ZZ
                                         360        484,054.81          2
                                       6.125          2,946.91         51
                                       5.875          2,946.91
    MURRIETA         CA   92562          5            12/24/02         00
    0435294145                           05           02/01/03          0
    00282157                             O            01/01/33
    0


    8387449          G34/G02             F          140,800.00         ZZ
                                         360        140,659.83          4
                                       6.000            844.17         80
                                       5.750            844.17
1


    HARLINGEN        TX   78550          4            01/13/03         00
    0435449541                           05           03/01/03          0
    85202594                             O            02/01/33
    0


    8387553          N47/G02             F          336,000.00         ZZ
                                         360        335,717.72          1
                                       6.875          2,207.28         77
                                       6.625          2,207.28
    SAN DIEGO        CA   92120          2            01/17/03         00
    0435397153                           05           03/01/03          0
    30501338                             O            02/01/33
    0


    8387675          E47/G02             F          195,000.00         ZZ
                                         360        194,819.39          1
                                       6.375          1,216.55         75
                                       6.125          1,216.55
    ANTIOCH          CA   94509          5            01/13/03         00
    0435363684                           05           03/01/03          0
    7359512968                           N            02/01/33
    0


    8388383          U05/G02             F          470,000.00         ZZ
                                         360        469,554.05          1
                                       6.250          2,893.87         56
                                       6.000          2,893.87
    LA JOLLA         CA   92037          2            01/13/03         00
    0435349386                           05           03/01/03          0
    3285711                              O            02/01/33
    0


    8392889          E22/G02             F           92,000.00         ZZ
                                         360         91,922.71          1
                                       6.875            604.37         80
                                       6.625            604.37
    COLLINSVILLE     IL   62234          5            01/22/03         00
    0415789486                           05           03/01/03          0
    0415789486                           O            02/01/33
    0


    8392981          E22/G02             F          164,000.00         ZZ
                                         360        163,840.60          1
                                       6.125            996.48         80
                                       5.875            996.48
    CORONA           CA   92881          1            01/22/03         00
    0415856525                           01           03/01/03          0
    0415856525                           O            02/01/33
    0
1




    8393003          E22/G02             F          105,000.00         T
                                         360        104,913.93          1
                                       7.000            698.57         70
                                       6.750            698.57
    PORT SAINT LUCI  FL   34986          1            01/27/03         00
    0415894880                           03           03/01/03          0
    0415894880                           O            02/01/33
    0


    8393125          E82/G02             F           59,200.00         ZZ
                                         360         59,146.49          1
                                       6.500            374.18         85
                                       6.250            374.18
    MACON            GA   31204          2            01/25/03         04
    0400756987                           05           03/01/03         12
    4086618                              N            02/01/33
    0


    8393417          B57/G02             F           66,500.00         ZZ
                                         360         66,446.82          1
                                       7.125            448.02         95
                                       6.875            448.02
    SCOTTSDALE       AZ   85251          1            01/22/03         14
    0435315197                           01           03/01/03         30
    20001303                             O            02/01/33
    0


    8394011          W40/G02             F          108,800.00         ZZ
                                         360        108,694.25          1
                                       6.125            661.08         85
                                       5.875            661.08
    DEARBORN HEIGHT  MI   48125          5            01/22/03         01
    0435343017                           05           03/01/03         12
    101015110                            O            02/01/33
    0


    8394175          408/G02             F          100,000.00         ZZ
                                         360         99,851.10          1
                                       7.500            699.22         74
                                       7.250            699.22
    OVERLAND PARK    KS   66212          5            12/19/02         00
    0435297049                           01           02/01/03          0
    703032171                            N            01/01/33
    0


    8394255          W02/G02             F           56,500.00         ZZ
                                         360         56,450.15          1
1


                                       6.625            361.78         69
                                       6.375            361.78
    TAMPA            FL   33607          5            01/16/03         00
    0435409610                           05           03/01/03          0
    1001891521                           O            02/01/33
    0


    8394493          K15/G02             F          135,000.00         ZZ
                                         360        134,868.79          1
                                       6.125            820.27         78
                                       5.875            820.27
    WEST WARWICK     RI   02893          5            01/21/03         00
    0435298419                           05           03/01/03          0
    0297505913                           O            02/01/33
    0


    8394571          K15/G02             F          154,500.00         ZZ
                                         360        154,342.48          1
                                       5.875            913.93         71
                                       5.625            913.93
    MEDINA           OH   44256          5            01/14/03         00
    0435299094                           05           03/01/03          0
    0280505879                           O            02/01/33
    0


    8395137          H81/G02             F          129,000.00         ZZ
                                         360        128,891.62          1
                                       6.875            847.44         79
                                       6.625            847.44
    BLACK CREEK      WI   54106          2            01/14/03         00
    0435439609                           05           03/01/03          0
    WH17602                              O            02/01/33
    0


    8395303          E22/G02             F          108,750.00         ZZ
                                         360        108,669.29          1
                                       7.500            760.40         75
                                       7.250            760.40
    FLINT HILL       VA   22627          5            01/27/03         00
    0415829324                           05           03/01/03          0
    0415829324                           N            02/01/33
    0


    8395775          N47/G02             F          480,000.00         ZZ
                                         360        479,533.47          1
                                       6.125          2,916.53         75
                                       5.875          2,916.53
    IRVINE           CA   92602          2            01/17/03         00
    0435335310                           05           03/01/03          0
1


    90500633                             O            02/01/33
    0


    8395811          967/G02             F           58,750.00         ZZ
                                         360         58,658.06          1
                                       7.250            400.78         80
                                       7.000            400.78
    BOISE            ID   83706          1            12/12/02         00
    0435344288                           05           02/01/03          0
    5847017                              N            01/01/33
    0


    8395851          N47/G02             F          264,000.00         ZZ
                                         360        263,749.51          1
                                       6.250          1,625.49         80
                                       6.000          1,625.49
    EL CAJON         CA   92019          5            01/17/03         00
    0435335328                           03           03/01/03          0
    30501549                             O            02/01/33
    0


    8396779          X80/G02             F          285,000.00         ZZ
                                         360        284,783.14          2
                                       7.375          1,968.42         64
                                       7.125          1,968.42
    CYPRESS          CA   90630          2            01/09/03         00
    0435343561                           05           03/01/03          0
    1410054014                           N            02/01/33
    0


    8396863          M07/G02             F          105,000.00         ZZ
                                         360        104,918.09          1
                                       7.250            716.29         75
                                       7.000            716.29
    RIVERSIDE        CA   92504          5            01/14/03         00
    0435302005                           05           03/01/03          0
    02212233                             N            02/01/33
    0


    8396909          144/144             F          760,000.00         ZZ
                                         360        757,825.36          1
                                       6.250          4,679.45         59
                                       6.000          4,679.45
    STONE RIDGE      NY   12484          2            11/27/02         00
    02/RAMATY J                          05           01/01/03          0
    02/RAMATY J                          O            12/01/32
    0


1


    8396921          W99/G02             F           74,700.00         ZZ
                                         360         74,645.94          1
                                       7.625            528.72         90
                                       7.375            528.72
    SURFSIDE BEACH   SC   29575          1            01/22/03         12
    0435298187                           01           03/01/03         25
    261134002                            N            02/01/33
    0


    8396979          W93/G02             F          109,600.00         ZZ
                                         360        109,507.92          1
                                       6.875            720.00         80
                                       6.625            720.00
    MESA             AZ   85202          1            01/22/03         00
    0435290432                           03           03/01/03          0
    88431213PG                           O            02/01/33
    0


    8396983          144/144             F          423,000.00         ZZ
                                         360        422,161.29          1
                                       6.500          2,673.65         80
                                       6.250          2,673.65
    GARDINER         NY   12525          2            12/26/02         00
    1                                    05           02/01/03          0
    1                                    O            01/01/33
    0


    8398015          E82/G02             F           76,800.00         ZZ
                                         360         76,727.13          1
                                       6.250            472.87         34
                                       6.000            472.87
    ALBUQUERQUE      NM   87112          2            01/27/03         00
    0400762951                           05           03/01/03          0
    1738000                              O            02/01/33
    0


    8398143          E22/G02             F          292,000.00         ZZ
                                         360        291,709.31          1
                                       6.000          1,750.69         38
                                       5.750          1,750.69
    SOUTH SAN FRANC  CA   94080          2            01/24/03         00
    0415865450                           05           03/01/03          0
    0415865450                           O            02/01/33
    0


    8398203          E22/G02             F          247,500.00         ZZ
                                         360        247,259.44          2
                                       6.125          1,503.84         75
                                       5.875          1,503.84
1


    FOREST PARK      IL   60130          5            01/29/03         00
    0415949858                           05           03/01/03          0
    0415949858                           N            02/01/33
    0


    8398325          E22/G02             F          125,400.00         ZZ
                                         360        125,286.64          1
                                       6.500            792.61         95
                                       6.250            792.61
    STEVENSVILLE     MI   49127          2            01/24/03         01
    0415836097                           05           03/01/03         30
    0415836097                           O            02/01/33
    0


    8398341          E22/G02             F          103,350.00         ZZ
                                         360        103,263.17          1
                                       6.875            678.94         80
                                       6.625            678.94
    PLAINFIELD       IL   60544          1            01/29/03         00
    0415847748                           09           03/01/03          0
    0415847748                           O            02/01/33
    0


    8398585          N47/G02             F          257,600.00         ZZ
                                         360        257,355.58          1
                                       6.250          1,586.09         80
                                       6.000          1,586.09
    SAN DIEGO        CA   92115          1            01/23/03         00
    0435349675                           05           03/01/03          0
    30501322                             O            02/01/33
    0


    8398825          N74/G02             F           93,750.00         ZZ
                                         360         93,603.29          1
                                       7.250            639.54         75
                                       7.000            639.54
    BURLINGTON       NC   27217          5            01/28/03         00
    0435316526                           05           02/28/03          0
    0031563010                           N            01/28/33
    0


    8398865          X71/G02             F          255,000.00         ZZ
                                         360        254,758.04          1
                                       6.250          1,570.08         80
                                       6.000          1,570.08
    HOLLISTER        CA   95023          1            01/27/02         00
    0435356530                           05           03/01/03          0
    7672527                              O            02/01/33
    0
1




    8398895          W93/G02             F          197,600.00         ZZ
                                         360        197,416.98          1
                                       6.375          1,232.77         80
                                       6.125          1,232.77
    LITTLETON        CO   80129          1            01/27/03         00
    0435302369                           03           03/01/03          0
    78443600                             O            02/01/33
    0


    8399223          Q87/G02             F           78,750.00         ZZ
                                         360         78,607.24          1
                                       6.500            497.75         77
                                       6.250            497.75
    MADISON          MS   39110          5            01/14/03         00
    0435314646                           05           02/21/03          0
    MOLI01                               O            01/21/33
    0


    8399863          738/G02             F          112,800.00         ZZ
                                         360        112,205.53          1
                                       6.750            731.62         80
                                       6.500            731.62
    IRMO             SC   29063          5            01/21/03         00
    0435297916                           03           03/01/03          0
    40830247                             N            02/01/33
    0


    8400221          E82/G02             F          256,300.00         ZZ
                                         360        256,050.89          1
                                       6.125          1,557.31         79
                                       5.875          1,557.31
    PLANO            TX   75025          2            01/28/03         00
    0400766374                           03           03/01/03          0
    0400766374                           O            02/01/33
    0


    8400237          E82/G02             F          121,900.00         ZZ
                                         360        121,900.00          1
                                       6.375            760.50         89
                                       6.125            760.50
    LAKE WORTH       FL   33467          2            01/28/03         04
    0400760252                           05           04/01/03         25
    7004426                              O            03/01/33
    0


    8400251          E82/G02             F          185,600.00         ZZ
                                         360        185,600.00          2
1


                                       6.625          1,188.42         48
                                       6.375          1,188.42
    BROOKLYN         NY   11234          5            01/28/03         00
    0400743803                           05           04/01/03          0
    1665528                              O            03/01/33
    0


    8400617          E22/G02             F          262,000.00         ZZ
                                         360        261,616.11          1
                                       6.125          1,591.94         80
                                       5.875          1,591.94
    SIMI VALLEY      CA   93065          1            01/28/03         00
    0416062107                           05           03/01/03          0
    0416062107                           O            02/01/33
    0


    8400661          E22/G02             F          220,000.00         ZZ
                                         360        219,801.12          1
                                       6.500          1,390.55         80
                                       6.250          1,390.55
    POMONA           CA   91767          1            01/24/03         00
    0415873306                           05           03/01/03          0
    0415873306                           O            02/01/33
    0


    8400823          E22/G02             F          121,000.00         ZZ
                                         360        120,900.81          1
                                       7.000            805.02         71
                                       6.750            805.02
    CASTLE ROCK      CO   80104          1            01/29/03         00
    0415840552                           05           03/01/03          0
    0415840552                           N            02/01/33
    0


    8401317          S27/G02             F          123,200.00         ZZ
                                         360        123,085.89          1
                                       6.375            768.61         70
                                       6.125            768.61
    PISCATAWAY       NJ   08854          5            01/23/03         00
    0435372826                           05           03/01/03          0
    1130011363                           O            02/01/33
    0


    8401679          Q87/G02             F          122,000.00         ZZ
                                         360        121,762.25          1
                                       6.125            741.28         54
                                       5.875            741.28
    TERRELL          TX   75160          5            01/22/03         00
    0435334859                           05           02/27/03          0
1


    MORI01                               O            01/27/33
    0


    8401691          F89/G02             F           62,400.00         ZZ
                                         360         62,344.95          1
                                       6.625            399.55         80
                                       6.375            399.55
    PINEDALE         CA   93650          5            01/21/03         00
    0435327903                           05           03/01/03          0
    26453                                N            02/01/33
    0


    8401851          E57/G02             F          200,000.00         ZZ
                                         360        199,819.19          2
                                       6.500          1,264.14         80
                                       6.250          1,264.14
    LOS ANGELES      CA   90029          5            01/06/03         00
    0435372990                           05           03/01/03          0
    06012451                             O            02/01/33
    0


    8402633          N47/G02             F           99,600.00         T
                                         360         99,512.12          1
                                       6.625            637.75         80
                                       6.375            637.75
    DESERT HOT SPRI  CA   92240          1            01/16/03         00
    0435323506                           05           03/01/03          0
    30501259                             O            02/01/33
    0


    8402913          588/G02             F          220,000.00         ZZ
                                         360        219,801.12          1
                                       6.500          1,390.55         80
                                       6.250          1,390.55
    DAMASCUS         MD   20872          1            01/15/03         00
    0435427588                           03           03/01/03          0
    00010842309                          O            02/01/33
    0


    8403413          E82/G02             F          142,600.00         ZZ
                                         360        142,600.00          1
                                       6.250            878.01         78
                                       6.000            878.01
    QUEMADO          NM   87829          2            01/30/03         00
    0400760369                           05           04/01/03          0
    5705023                              O            03/01/33
    0


1


    8403613          E22/G02             F          500,000.00         ZZ
                                         360        499,536.90          1
                                       6.375          3,119.35         80
                                       6.125          3,119.35
    SAN JOSE         CA   95121          5            01/18/03         00
    0415569052                           05           03/01/03          0
    0415569052                           O            02/01/33
    0


    8403615          E22/G02             F          124,000.00         ZZ
                                         360        123,885.15          1
                                       6.375            773.60         80
                                       6.125            773.60
    SOUTH WINDSOR    CT   06074          1            01/31/03         00
    0415587112                           05           03/01/03          0
    0415587112                           O            02/01/33
    0


    8403651          E22/G02             F          580,000.00         ZZ
                                         360        579,436.28          1
                                       6.125          3,524.14         80
                                       5.875          3,524.14
    CASTAIC          CA   91384          2            01/22/03         00
    0415719855                           05           03/01/03          0
    0415719855                           O            02/01/33
    0


    8403703          E22/G02             F          112,000.00         ZZ
                                         360        111,903.57          1
                                       6.750            726.43         80
                                       6.500            726.43
    CHAPEL HILL      NC   27514          2            01/31/03         00
    0415771146                           01           03/01/03          0
    0415771146                           N            02/01/33
    0


    8403705          E22/G02             F           92,500.00         ZZ
                                         360         91,861.22          1
                                       6.750            599.95         67
                                       6.500            599.95
    CHAPEL HILL      NC   27514          2            01/31/03         00
    0415771310                           01           03/01/03          0
    0415771310                           N            02/01/33
    0


    8403707          E22/G02             F           76,000.00         ZZ
                                         360         75,934.57          1
                                       6.750            492.93         75
                                       6.500            492.93
1


    CHAPEL HILL      NC   27514          2            01/31/03         00
    0415772623                           01           03/01/03          0
    0415772623                           N            02/01/33
    0


    8403735          E22/G02             F          260,000.00         ZZ
                                         360        259,753.31          1
                                       6.250          1,600.86         80
                                       6.000          1,600.86
    TEANECK TOWNSHI  NJ   07666          2            01/27/03         00
    0415800416                           05           03/01/03          0
    0415800416                           O            02/01/33
    0


    8403737          E22/G02             F           72,000.00         ZZ
                                         360         71,949.18          2
                                       7.750            515.82         90
                                       7.500            515.82
    NEW ORLEANS      LA   70117          1            01/31/03         04
    0415800457                           05           03/01/03         25
    0415800457                           N            02/01/33
    0


    8403761          E22/G02             F          110,400.00         ZZ
                                         360        110,297.75          1
                                       6.375            688.75         80
                                       6.125            688.75
    EDMOND           OK   73003          1            01/31/03         00
    0415818269                           05           03/01/03          0
    0415818269                           O            02/01/33
    0


    8403785          E22/G02             F          157,760.00         ZZ
                                         360        157,613.88          1
                                       6.375            984.22         80
                                       6.125            984.22
    WINDSOR          CO   80550          1            01/31/03         00
    0415833581                           03           03/01/03          0
    0415833581                           O            02/01/33
    0


    8403797          E22/G02             F          135,000.00         ZZ
                                         360        134,877.96          2
                                       6.500            853.29         57
                                       6.250            853.29
    MINNEAPOLIS      MN   55406          5            01/27/03         00
    0415846278                           05           03/01/03          0
    0415846278                           O            02/01/33
    0
1




    8403899          E22/G02             F          156,000.00         ZZ
                                         360        155,868.94          3
                                       6.875          1,024.81         80
                                       6.625          1,024.81
    NEW BEDFORD      MA   02740          1            01/31/03         00
    0415921451                           05           03/01/03          0
    0415921451                           N            02/01/33
    0


    8403917          E22/G02             F           86,500.00         ZZ
                                         360         86,419.88          1
                                       6.375            539.65         70
                                       6.125            539.65
    BOISE            ID   83704          2            01/24/03         00
    0415933258                           09           03/01/03          0
    0415933258                           O            02/01/33
    0


    8403923          E22/G02             F          359,010.00         ZZ
                                         360        358,708.39          1
                                       6.875          2,358.44         90
                                       6.625          2,358.44
    REVERE           MA   02151          1            01/31/03         01
    0415937010                           05           03/01/03         30
    0415937010                           O            02/01/33
    0


    8403941          E22/G02             F          222,314.00         ZZ
                                         360        222,103.06          1
                                       6.250          1,368.83         93
                                       6.000          1,368.83
    HUDSON           FL   34667          5            01/27/03         04
    0415955699                           03           03/01/03         30
    0415955699                           O            02/01/33
    0


    8404009          E22/G02             F          238,000.00         ZZ
                                         360        237,774.17          1
                                       6.250          1,465.41         80
                                       6.000          1,465.41
    ESCONDIDO        CA   92026          1            01/29/03         00
    0416011526                           05           03/01/03          0
    0416011526                           O            02/01/33
    0


    8404023          E22/G02             F          120,650.00         ZZ
                                         360        120,546.13          1
1


                                       6.750            782.53         95
                                       6.500            782.53
    OREGON           WI   53575          1            01/31/03         01
    0416027233                           01           03/01/03         30
    0416027233                           O            02/01/33
    0


    8404171          L86/G02             F          233,400.00         ZZ
                                         360        233,178.54          1
                                       6.250          1,437.08         64
                                       6.000          1,437.08
    SUISUN CITY      CA   94585          5            01/16/03         00
    0435327606                           03           03/01/03          0
    14500508                             O            02/01/33
    0


    8404693          T09/G02             F          210,000.00         ZZ
                                         360        209,800.74          1
                                       6.250          1,293.01         41
                                       6.000          1,293.01
    SAN FRANCISCO    CA   94114          5            01/24/03         00
    0435339163                           01           03/01/03          0
    2002631000                           N            02/01/33
    0


    8404773          N74/G02             F          190,000.00         ZZ
                                         360        190,000.00          1
                                       5.875          1,123.92         74
                                       5.625          1,123.92
    GREENSBORO       NC   27410          2            01/28/03         00
    0435365168                           05           04/01/03          0
    0031598010                           O            03/01/33
    0


    8406297          U35/G02             F           51,300.00         ZZ
                                         360         51,262.87          2
                                       7.625            363.10         90
                                       7.375            363.10
    INDIANAPOLIS     IN   46208          1            01/16/03         02
    0435411426                           05           03/01/03         25
    0007571240                           N            02/01/33
    0


    8406373          P09/G02             F          178,500.00         ZZ
                                         300        178,252.18          1
                                       6.250          1,177.51         78
                                       6.000          1,177.51
    SILVER SPRING    MD   20906          5            01/21/03         00
    0435408786                           05           03/01/03          0
1


    R0211172                             O            02/01/28
    0


    8406385          P09/G02             F          182,500.00         ZZ
                                         360        182,322.62          1
                                       6.125          1,108.89         67
                                       5.875          1,108.89
    GAITHERSBURG     MD   20877          2            01/23/03         00
    0435333042                           09           03/01/03          0
    R0212482                             O            02/01/33
    0


    8406491          E47/G02             F          165,000.00         ZZ
                                         360        164,843.44          1
                                       6.250          1,015.93         69
                                       6.000          1,015.93
    REDDING          CA   96003          5            01/10/03         00
    0435378112                           05           03/01/03          0
    7331014860                           O            02/01/33
    0


    8406539          K15/G02             F          159,500.00         ZZ
                                         360        159,341.22          1
                                       6.000            956.28         73
                                       5.750            956.28
    CARVER           MA   02330          5            01/24/03         00
    0435318779                           05           03/01/03          0
    024005510067                         O            02/01/33
    0


    8406963          P09/G02             F          135,000.00         ZZ
                                         360        134,892.04          1
                                       7.125            909.52         75
                                       6.875            909.52
    FINKSBURG        MD   21048          5            01/29/03         00
    0435359096                           05           03/01/03          0
    KIZISM                               N            02/01/33
    0


    8407199          964/G02             F          378,700.00         ZZ
                                         360        378,313.90          1
                                       5.875          2,240.15         70
                                       5.625          2,240.15
    VENTURA          CA   93004          2            01/17/03         00
    0435361225                           05           03/01/03          0
    289895                               O            02/01/33
    0


1


    8407203          964/G02             F          167,500.00         ZZ
                                         360        167,341.07          1
                                       6.250          1,031.33         55
                                       6.000          1,031.33
    ATASCADERO       CA   93422          5            01/21/03         00
    0435355201                           05           03/01/03          0
    319518                               O            02/01/33
    0


    8407207          964/G02             F          176,000.00         ZZ
                                         360        175,836.99          1
                                       6.375          1,098.01         80
                                       6.125          1,098.01
    GRASS VALLEY     CA   95945          1            01/23/03         00
    0435355821                           05           03/01/03          0
    320103                               N            02/01/33
    0


    8407213          964/G02             F          100,000.00         ZZ
                                         360         99,909.60          1
                                       6.500            632.07         50
                                       6.250            632.07
    MADERA           CA   93638          1            01/22/03         00
    0435360649                           05           03/01/03          0
    320447                               O            02/01/33
    0


    8407215          964/G02             F          145,600.00         ZZ
                                         360        145,465.15          1
                                       6.375            908.35         80
                                       6.125            908.35
    COLORADO SPRING  CO   80922          1            01/24/03         00
    0435356704                           05           03/01/03          0
    322603                               O            02/01/33
    0


    8407225          964/G02             F          215,000.00         ZZ
                                         360        214,791.04          2
                                       6.125          1,306.36         72
                                       5.875          1,306.36
    SOUTH PADRE ISL  TX   78597          2            01/23/03         00
    0435352877                           05           03/01/03          0
    334173                               O            02/01/33
    0


    8407247          964/G02             F          645,000.00         ZZ
                                         360        644,342.39          1
                                       5.875          3,815.42         42
                                       5.625          3,815.42
1


    OAKLAND          CA   94611          5            12/30/02         00
    0435354477                           05           03/01/03          0
    261843                               O            02/01/33
    0


    8407279          964/G02             F          450,000.00         ZZ
                                         360        449,583.21          1
                                       6.375          2,807.42         75
                                       6.125          2,807.42
    WATSONVILLE      CA   95076          5            01/15/03         00
    0435351606                           05           03/01/03          0
    299481                               O            02/01/33
    0


    8407287          964/G02             F          263,000.00         ZZ
                                         360        262,731.85          1
                                       5.875          1,555.75         57
                                       5.625          1,555.75
    SANTA BARBARA    CA   93103          5            01/15/03         00
    0435360722                           05           03/01/03          0
    302370                               O            02/01/33
    0


    8407291          964/G02             F          150,000.00         ZZ
                                         360        149,867.65          1
                                       6.625            960.47         75
                                       6.375            960.47
    FAIR OAKS        CA   95628          5            01/15/03         00
    0435351499                           05           03/01/03          0
    304171                               N            02/01/33
    0


    8407303          964/G02             F          257,300.00         ZZ
                                         360        257,072.99          1
                                       6.625          1,647.52         70
                                       6.375          1,647.52
    REDLANDS         CA   92373          5            01/15/03         00
    0435356621                           05           03/01/03          0
    306626                               O            02/01/33
    0


    8407349          964/G02             F          279,900.00         ZZ
                                         360        279,640.76          1
                                       6.375          1,746.21         70
                                       6.125          1,746.21
    CAMERON PARK     CA   95682          5            01/13/03         00
    0435356894                           05           03/01/03          0
    314104                               O            02/01/33
    0
1




    8407361          964/G02             F          320,000.00         ZZ
                                         360        319,673.75          1
                                       5.875          1,892.92         47
                                       5.625          1,892.92
    NOVATO           CA   94949          5            01/10/03         00
    0435361035                           05           03/01/03          0
    316053                               O            02/01/33
    0


    8407417          964/G02             F          102,400.00         ZZ
                                         360        102,300.48          1
                                       6.125            622.19         80
                                       5.875            622.19
    COLORADO SPRING  CO   80911          5            01/17/03         00
    0435351804                           05           03/01/03          0
    320699                               O            02/01/33
    0


    8407441          964/G02             F           86,800.00         ZZ
                                         360         86,721.53          1
                                       6.500            548.64         67
                                       6.250            548.64
    LAS VEGAS        NV   89156          2            01/20/03         00
    0435355078                           05           03/01/03          0
    321197                               N            02/01/33
    0


    8407445          964/G02             F          170,000.00         ZZ
                                         360        169,850.01          1
                                       6.625          1,088.53         55
                                       6.375          1,088.53
    NAPA             CA   94558          2            01/14/03         00
    0435360995                           05           03/01/03          0
    321247                               O            02/01/33
    0


    8407449          964/G02             F           77,800.00         ZZ
                                         360         77,729.67          1
                                       6.500            491.75         57
                                       6.250            491.75
    LAS VEGAS        NV   89156          2            01/20/03         00
    0435355110                           05           03/01/03          0
    321274                               N            02/01/33
    0


    8407469          964/G02             F           83,000.00         ZZ
                                         360         82,919.33          1
1


                                       6.125            504.32         14
                                       5.875            504.32
    GRESHAM          OR   97080          5            01/21/03         00
    0435360763                           05           03/01/03          0
    322393                               O            02/01/33
    0


    8407481          964/G02             F          244,000.00         ZZ
                                         360        243,762.85          1
                                       6.125          1,482.57         80
                                       5.875          1,482.57
    GUNNISON         CO   81230          5            01/17/03         00
    0435354626                           05           03/01/03          0
    322598                               O            02/01/33
    0


    8407489          964/G02             F          139,750.00         ZZ
                                         360        139,626.71          2
                                       6.625            894.83         64
                                       6.375            894.83
    OLATHE           KS   66061          1            01/22/03         00
    0435351697                           05           03/01/03          0
    322820                               N            02/01/33
    0


    8407493          964/G02             F          259,000.00         ZZ
                                         360        258,754.25          1
                                       6.250          1,594.71         69
                                       6.000          1,594.71
    SAN JOSE         CA   95123          2            01/21/03         00
    0435351580                           01           03/01/03          0
    323477                               O            02/01/33
    0


    8407497          964/G02             F           69,200.00         ZZ
                                         360         69,140.42          1
                                       6.750            448.83         80
                                       6.500            448.83
    PRESCOTT         AZ   86301          1            01/23/03         00
    0435351754                           01           03/01/03          0
    323522                               N            02/01/33
    0


    8407521          964/G02             F          187,500.00         ZZ
                                         360        187,313.34          1
                                       6.000          1,124.16         64
                                       5.750          1,124.16
    RIDGWAY          CO   81432          5            01/17/03         00
    0435356787                           03           03/01/03          0
1


    324671                               O            02/01/33
    0


    8407533          964/G02             F          183,200.00         ZZ
                                         360        183,046.09          2
                                       6.875          1,203.49         75
                                       6.625          1,203.49
    ENGLEWOOD        CO   80110          5            01/22/03         00
    0435351887                           05           03/01/03          0
    327043                               N            02/01/33
    0


    8407545          964/G02             F          145,000.00         ZZ
                                         360        144,852.17          1
                                       5.875            857.73         60
                                       5.625            857.73
    WINTER PARK      FL   32789          5            01/22/03         00
    0435361019                           05           03/01/03          0
    329473                               O            02/01/33
    0


    8407549          964/G02             F          102,000.00         ZZ
                                         360        101,896.00          1
                                       5.875            603.37         42
                                       5.625            603.37
    SAINT LOUIS      MO   63141          2            01/20/03         00
    0435355540                           03           03/01/03          0
    329491                               O            02/01/33
    0


    8407551          964/G02             F          144,000.00         ZZ
                                         360        143,863.37          1
                                       6.250            886.63         80
                                       6.000            886.63
    BEAVERTON        OR   97005          1            01/10/03         00
    0435354816                           05           03/01/03          0
    329618                               N            02/01/33
    0


    8407559          964/G02             F          104,000.00         ZZ
                                         360        103,893.97          1
                                       5.875            615.20         54
                                       5.625            615.20
    BONITA SPRINGS   FL   34134          5            01/17/03         00
    0435355607                           05           03/01/03          0
    330229                               O            02/01/33
    0


1


    8407561          964/G02             F          208,000.00         ZZ
                                         360        207,820.92          1
                                       6.750          1,349.08         80
                                       6.500          1,349.08
    PANORAMA CITY (  CA   91402          5            01/15/03         00
    0435354857                           05           03/01/03          0
    331857                               O            02/01/33
    0


    8407565          964/G02             F          228,750.00         ZZ
                                         360        228,511.17          1
                                       5.750          1,334.92         75
                                       5.500          1,334.92
    WHITTIER         CA   90603          2            01/17/03         00
    0435356928                           05           03/01/03          0
    332310                               O            02/01/33
    0


    8407571          964/G02             F          585,000.00         ZZ
                                         360        584,444.92          1
                                       6.250          3,601.95         60
                                       6.000          3,601.95
    COLLEYVILLE      TX   76034          1            01/24/03         00
    0435351853                           05           03/01/03          0
    333270                               O            02/01/33
    0


    8407573          964/G02             F          374,200.00         ZZ
                                         360        373,853.42          1
                                       6.375          2,334.52         80
                                       6.125          2,334.52
    WEST LINN        OR   97068          2            01/09/03         00
    0435354931                           05           03/01/03          0
    333456                               O            02/01/33
    0


    8407577          964/G02             F          127,000.00         ZZ
                                         360        126,876.56          1
                                       6.125            771.67         66
                                       5.875            771.67
    SNOHOMISH        WA   98290          1            01/17/03         00
    0435351671                           05           03/01/03          0
    339035                               O            02/01/33
    0


    8407611          F25/G02             F          339,600.00         ZZ
                                         360        339,600.00          1
                                       6.750          2,202.64         85
                                       6.500          2,202.64
1


    YONKERS          NY   10704          1            02/03/03         14
    0435337951                           05           04/01/03         12
    0649651                              O            03/01/33
    0


    8407613          N74/G02             F          103,550.00         ZZ
                                         360        103,550.00          1
                                       6.875            680.25         95
                                       6.625            680.25
    WILMAR           AR   71675          5            01/29/03         10
    0435374053                           05           04/01/03         30
    0031602010                           O            03/01/33
    0


    8407615          964/G02             F          249,000.00         ZZ
                                         360        248,740.03          1
                                       5.750          1,453.10         67
                                       5.500          1,453.10
    CAMARILLO        CA   93010          2            01/15/03         00
    0435356415                           05           03/01/03          0
    269785                               O            02/01/33
    0


    8407633          964/G02             F          169,700.00         ZZ
                                         360        169,526.98          1
                                       5.875          1,003.84         59
                                       5.625          1,003.84
    LAS VEGAS        NV   89129          5            01/10/03         00
    0435354238                           03           03/01/03          0
    311415                               O            02/01/33
    0


    8407645          964/G02             F          250,000.00         ZZ
                                         360        249,745.11          1
                                       5.875          1,478.85         54
                                       5.625          1,478.85
    FOUNTAIN VALLEY  CA   92708          2            01/06/03         00
    0435360284                           05           03/01/03          0
    317698                               O            02/01/33
    0


    8407649          964/G02             F          221,000.00         ZZ
                                         360        220,779.99          1
                                       6.000          1,325.01         50
                                       5.750          1,325.01
    BENICIA          CA   94510          5            01/10/03         00
    0435356977                           05           03/01/03          0
    320196                               O            02/01/33
    0
1




    8407655          964/G02             F           87,000.00         ZZ
                                         360         86,923.24          1
                                       6.625            557.07         64
                                       6.375            557.07
    LAS VEGAS        NV   89145          2            01/08/03         00
    0435355896                           05           03/01/03          0
    321212                               O            02/01/33
    0


    8407661          964/G02             F          159,000.00         ZZ
                                         360        158,837.89          1
                                       5.875            940.55         60
                                       5.625            940.55
    SAN FRANCISCO    CA   94112          1            01/07/03         00
    0435356480                           01           03/01/03          0
    323106                               O            02/01/33
    0


    8407665          964/G02             F          128,000.00         ZZ
                                         360        127,881.45          1
                                       6.375            798.55         80
                                       6.125            798.55
    LAS VEGAS        NV   89110          2            01/14/03         00
    0435354428                           05           03/01/03          0
    323569                               O            02/01/33
    0


    8407669          964/G02             F          172,000.00         ZZ
                                         360        171,848.24          1
                                       6.625          1,101.34         79
                                       6.375          1,101.34
    CITRUS HEIGHTS   CA   95621          5            01/15/03         00
    0435355961                           05           03/01/03          0
    324948                               O            02/01/33
    0


    8407673          964/G02             F          116,000.00         ZZ
                                         360        115,892.56          1
                                       6.375            723.69         79
                                       6.125            723.69
    TACOMA           WA   98445          5            01/16/03         00
    0435354899                           05           03/01/03          0
    328463                               O            02/01/33
    0


    8407731          950/G02             F          103,900.00         ZZ
                                         360        103,806.07          1
1


                                       6.500            656.72         58
                                       6.250            656.72
    DONNELLY         ID   83615          1            01/08/03         00
    0435410618                           05           03/01/03          0
    EW2C194                              O            02/01/33
    0


    8407735          N74/G02             F          155,550.00         ZZ
                                         360        155,402.41          1
                                       6.250            957.75         85
                                       6.000            957.75
    FREDERICKSBURG   VA   22408          5            01/28/03         10
    0435365093                           03           03/03/03         12
    0031594010                           O            02/03/33
    0


    8408027          N74/G02             F           77,500.00         ZZ
                                         360         77,434.89          1
                                       6.875            509.12         78
                                       6.625            509.12
    MIDLOTHIAN       TX   76065          2            01/30/03         00
    0435427042                           05           03/04/03          0
    0031614010                           O            02/04/33
    0


    8408053          356/G02             F          396,000.00         ZZ
                                         360        395,667.31          1
                                       6.875          2,601.44         64
                                       6.625          2,601.44
    SAN FRANCISCO    CA   94107          2            01/23/03         00
    0435343504                           05           03/01/03          0
    3054053                              N            02/01/33
    0


    8408377          E82/G02             F           76,000.00         ZZ
                                         360         76,000.00          1
                                       6.250            467.95         80
                                       6.000            467.95
    ASHEVILLE        NC   28806          2            01/31/03         00
    0400774931                           05           04/01/03          0
    7708113                              O            03/01/33
    0


    8408461          W99/G02             F           83,800.00         ZZ
                                         360         83,731.31          1
                                       7.000            557.52         88
                                       6.750            557.52
    WEST COLUMBIA    SC   29172          2            01/30/03         12
    0435328760                           05           03/01/03         25
1


    93002188                             N            02/01/33
    0


    8408571          E22/G02             F          142,000.00         ZZ
                                         360        141,861.98          1
                                       6.125            862.81         80
                                       5.875            862.81
    NAPA             CA   94558          2            01/14/03         00
    0415471275                           01           03/01/03          0
    0415471275                           N            02/01/33
    0


    8408607          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       6.250            554.15         75
                                       6.000            554.15
    FERNLEY          NV   89408          1            01/24/03         00
    0415777630                           05           04/01/03          0
    0415777630                           N            03/01/33
    0


    8408627          E22/G02             F          182,700.00         ZZ
                                         360        182,534.84          1
                                       6.500          1,154.79         90
                                       6.250          1,154.79
    AURORA           CO   80011          5            01/28/03         01
    0415811322                           05           03/01/03         25
    0415811322                           O            02/01/33
    0


    8408667          E22/G02             F          237,000.00         ZZ
                                         240        236,523.95          1
                                       6.625          1,784.49         68
                                       6.375          1,784.49
    COLLEYVILLE      TX   76034          5            01/29/03         00
    0415879642                           03           03/01/03          0
    0415879642                           O            02/01/23
    0


    8408685          E22/G02             F          165,300.00         ZZ
                                         360        165,300.00          1
                                       6.000            991.06         95
                                       5.750            991.06
    SACRAMENTO       CA   95823          2            01/28/03         04
    0415890631                           05           04/01/03         30
    0415890631                           O            03/01/33
    0


1


    8408697          E22/G02             F          143,000.00         ZZ
                                         360        142,870.72          1
                                       6.500            903.86         50
                                       6.250            903.86
    OAK PARK         IL   60304          2            01/28/03         00
    0415897743                           05           03/01/03          0
    0415897743                           O            02/01/33
    0


    8408711          E22/G02             F          124,450.00         ZZ
                                         360        124,331.92          1
                                       6.250            766.26         95
                                       6.000            766.26
    PUEBLO           CO   81007          2            01/29/03         01
    0415904549                           05           03/01/03         30
    0415904549                           O            02/01/33
    0


    8408713          E22/G02             F          218,000.00         ZZ
                                         360        217,788.12          1
                                       6.125          1,324.59         84
                                       5.875          1,324.59
    ST. LOUIS        MO   63146          2            01/28/03         01
    0415905173                           05           03/01/03         12
    0415905173                           O            02/01/33
    0


    8408751          E22/G02             F          185,400.00         ZZ
                                         360        185,224.08          1
                                       6.250          1,141.54         90
                                       6.000          1,141.54
    AURORA           CO   80013          2            01/28/03         01
    0415948652                           03           03/01/03         25
    0415948652                           O            02/01/33
    0


    8408765          E22/G02             F           89,300.00         ZZ
                                         360         89,223.11          1
                                       6.750            579.20         95
                                       6.500            579.20
    DALEVILLE        IN   47334          5            01/29/03         04
    0415968023                           05           03/01/03         30
    0415968023                           O            02/01/33
    0


    8408787          E22/G02             F          139,000.00         ZZ
                                         360        138,891.56          1
                                       7.250            948.23         79
                                       7.000            948.23
1


    NILES            MI   49120          5            01/28/03         00
    0416025393                           05           03/01/03          0
    0416025393                           O            02/01/33
    0


    8408983          N47/G02             F          322,700.00         ZZ
                                         360        322,386.35          1
                                       6.125          1,960.76         75
                                       5.875          1,960.76
    SAN DIEGO        CA   92130          1            01/22/03         00
    0435384144                           01           03/01/03          0
    30501606                             O            02/01/33
    0


    8409025          964/G02             F          411,500.00         ZZ
                                         360        411,118.86          1
                                       6.375          2,567.23         65
                                       6.125          2,567.23
    SAN MATEO        CA   94402          5            01/18/03         00
    0435395900                           05           03/01/03          0
    329276                               O            02/01/33
    0


    8409173          X31/G02             F          508,000.00         ZZ
                                         360        507,583.59          1
                                       7.000          3,379.74         65
                                       6.750          3,379.74
    ARCADIA          CA   91007          5            01/07/03         00
    0435327747                           05           03/01/03          0
    40102691                             O            02/01/33
    0


    8409231          T44/G02             F           99,700.00         ZZ
                                         360         99,612.04          1
                                       6.625            638.39         78
                                       6.375            638.39
    MEMPHIS          TN   38117          2            01/09/03         00
    0435336789                           05           03/01/03          0
    1063795                              O            02/01/33
    0


    8409435          196/G02             F          395,000.00         ZZ
                                         360        394,634.15          1
                                       6.375          2,464.29         72
                                       6.125          2,464.29
    SAN DIEGO        CA   92103          5            01/22/03         00
    0435347091                           05           03/01/03          0
    1610511                              O            02/01/33
    0
1




    8409657          N47/G02             F          200,000.00         ZZ
                                         360        199,814.76          1
                                       6.375          1,247.74         76
                                       6.125          1,247.74
    BRENTWOOD        CA   94513          5            01/28/03         00
    0435350541                           05           03/01/03          0
    90500149                             O            02/01/33
    0


    8409865          M07/G02             F           32,000.00         ZZ
                                         360         31,973.77          1
                                       7.000            212.90         80
                                       6.750            212.90
    ARROWHEAD VILLA  CA   92352          1            01/13/03         00
    0435333315                           05           03/01/03          0
    01021225                             O            02/01/33
    0


    8410095          X51/G02             F          429,500.00         ZZ
                                         360        429,072.43          1
                                       6.000          2,575.07         53
                                       5.750          2,575.07
    SAN FRANCISCO    CA   94110          5            01/23/03         00
    0435331327                           07           03/01/03          0
    1                                    O            02/01/33
    0


    8410169          X51/G02             F          489,000.00         ZZ
                                         360        488,513.20          1
                                       6.000          2,931.80         77
                                       5.750          2,931.80
    YORBA LINDA      CA   92886          5            01/22/03         00
    0435333976                           05           03/01/03          0
    021226015                            O            02/01/33
    0


    8410635          N74/G02             F           80,400.00         ZZ
                                         360         80,321.86          1
                                       6.125            488.52         73
                                       5.875            488.52
    STUARTS DRAFT    VA   24477          5            01/31/03         00
    0435382551                           05           03/05/03          0
    0031632010                           O            02/05/33
    0


    8410795          696/G02             F          196,000.00         ZZ
                                         360        195,818.46          1
1


                                       6.375          1,222.79         80
                                       6.125          1,222.79
    CENTREVILLE      VA   20121          1            01/24/03         00
    0435316021                           03           03/01/03          0
    23302405                             O            02/01/33
    0


    8410869          Q73/G02             F          360,000.00         ZZ
                                         360        359,666.57          1
                                       6.375          2,245.93         80
                                       6.125          2,245.93
    CLINTON          MS   39056          5            01/21/03         00
    0435360052                           05           03/01/03          0
    3027268                              O            02/01/33
    0


    8411091          A35/G02             F          133,550.00         ZZ
                                         360        133,429.27          1
                                       6.500            844.13         80
                                       6.250            844.13
    NAPLES           FL   34110          1            01/30/03         00
    0435332747                           01           03/01/03          0
    PFW5296                              O            02/01/33
    0


    8411509          K15/G02             F           94,800.00         ZZ
                                         360         94,701.02          1
                                       5.750            553.23         68
                                       5.500            553.23
    LANSING          MI   48917          2            01/25/03         00
    0435326830                           05           03/01/03          0
    036305509045                         O            02/01/33
    0


    8413101          950/G02             F          118,200.00         ZZ
                                         360        118,082.33          1
                                       6.000            708.67         80
                                       5.750            708.67
    TACOMA           WA   98409          1            01/28/03         00
    0435336581                           05           03/01/03          0
    E2207299                             O            02/01/33
    0


    8413135          E22/G02             F          218,650.00         ZZ
                                         360        218,447.49          1
                                       6.375          1,364.09         75
                                       6.125          1,364.09
    CORAL SPRINGS    FL   33076          2            01/30/03         00
    0415657659                           03           03/01/03          0
1


    0415657659                           O            02/01/33
    0


    8413193          E22/G02             F          184,000.00         ZZ
                                         360        183,821.17          1
                                       6.125          1,118.00         80
                                       5.875          1,118.00
    LAWLEY           AL   36793          5            01/31/03         00
    0415738368                           05           03/01/03          0
    0415738368                           O            02/01/33
    0


    8413247          E22/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
                                       6.125            820.27         61
                                       5.875            820.27
    EAST WENATCHEE   WA   98802          5            01/28/03         00
    0415902014                           05           04/01/03          0
    0415902014                           O            03/01/33
    0


    8413269          E22/G02             F          100,000.00         ZZ
                                         360         99,915.99          1
                                       6.875            656.93         95
                                       6.625            656.93
    PEARCY           AR   71964          5            01/30/03         01
    0415921907                           05           03/01/03         30
    0415921907                           O            02/01/33
    0


    8413319          E22/G02             F          418,000.00         ZZ
                                         360        417,622.13          1
                                       6.500          2,642.04         65
                                       6.250          2,642.04
    NEW BRAUNFELS    TX   78133          5            01/30/03         00
    0416009835                           05           03/01/03          0
    0416009835                           O            02/01/33
    0


    8413353          E22/G02             F          221,400.00         ZZ
                                         360        221,194.94          1
                                       6.375          1,381.25         90
                                       6.125          1,381.25
    BROOKLYN PARK    MN   55445          1            02/04/03         01
    0416096790                           05           03/01/03         25
    0416096790                           O            02/01/33
    0


1


    8413739          W98/G02             F          174,500.00         ZZ
                                         360        174,326.28          1
                                       6.000          1,046.22         80
                                       5.750          1,046.22
    BEALETON         VA   22712          2            01/31/03         00
    0435350947                           05           03/01/03          0
    WA030104                             O            02/01/33
    0


    8413895          W34/G02             F          370,000.00         ZZ
                                         360        370,000.00          1
                                       6.375          2,308.32         72
                                       6.125          2,308.32
    SACRAMENTO       CA   95864          5            01/31/03         00
    0435336250                           05           04/01/03          0
    0671663                              O            03/01/33
    0


    8414081          H93/G02             F          404,000.00         ZZ
                                         360        403,668.85          1
                                       7.000          2,687.82         85
                                       6.750          2,687.82
    LEAWOOD          KS   66209          5            01/27/03         04
    0435352562                           05           03/01/03         12
    2002001767                           O            02/01/33
    0


    8414137          Q87/G02             F           88,000.00         ZZ
                                         360         87,827.72          1
                                       6.990            584.88         80
                                       6.740            584.88
    CLEBURNE         TX   76031          5            01/31/03         00
    0435360201                           05           03/05/03          0
    1                                    O            02/05/33
    0


    8414221          L21/G02             F          164,000.00         ZZ
                                         360        163,851.73          1
                                       6.500          1,036.60         80
                                       6.250          1,036.60
    WOODBRIDGE       VA   22192          5            01/31/03         00
    0435336110                           05           03/01/03          0
    70302708                             O            02/01/33
    0


    8414279          B28/G02             F          305,000.00         ZZ
                                         360        304,717.50          1
                                       6.375          1,902.81         77
                                       6.125          1,902.81
1


    BAILEY           CO   80421          5            01/27/03         00
    0435331202                           05           03/01/03          0
    01300754                             O            02/01/33
    0


    8414337          U05/G02             F           69,350.00         ZZ
                                         360         69,287.31          1
                                       6.500            438.34         75
                                       6.250            438.34
    FORT WORTH       TX   76112          5            01/20/03         00
    0435326822                           05           03/01/03          0
    3301647                              N            02/01/33
    0


    8414425          U05/G02             F           69,350.00         ZZ
                                         360         69,287.31          1
                                       6.500            438.34         75
                                       6.250            438.34
    FORT WORTH       TX   76120          5            01/20/03         00
    0435326871                           05           03/01/03          0
    3301651                              N            02/01/33
    0


    8414427          P09/G02             F          218,375.00         ZZ
                                         360        218,375.00          1
                                       6.750          1,416.38         85
                                       6.500          1,416.38
    SILVER SPRING    MD   20902          5            01/30/03         10
    0435325550                           05           04/01/03         25
    R0205328                             O            03/01/33
    0


    8414695          952/G02             F          145,000.00         ZZ
                                         360        144,862.42          1
                                       6.250            892.79         54
                                       6.000            892.79
    PALM BEACH GARD  FL   33418          5            01/24/03         00
    0435461827                           03           03/01/03          0
    1                                    O            02/01/33
    0


    8414819          144/144             F           89,000.00         ZZ
                                         360         88,822.83          1
                                       6.375            555.24         62
                                       6.125            555.24
    MIDDLETOWN       NY   10941          5            12/02/02         00
    1                                    05           02/01/03          0
    1                                    O            01/01/33
    0
1




    8414821          944/G02             F          168,000.00         ZZ
                                         360        167,844.39          1
                                       6.375          1,048.11         80
                                       6.125          1,048.11
    EVERETT          WA   98205          5            01/14/03         00
    0435339890                           05           03/01/03          0
    02034699                             O            02/01/33
    0


    8415213          950/G02             F          108,000.00         ZZ
                                         360        107,899.97          1
                                       6.375            673.78         80
                                       6.125            673.78
    GLENDALE         AZ   85304          1            01/30/03         00
    0435342852                           05           03/01/03          0
    EQ31002                              O            02/01/33
    0


    8415343          E22/G02             F          114,000.00         ZZ
                                         360        113,908.84          1
                                       7.125            768.04         78
                                       6.875            768.04
    ITALY            TX   76651          2            01/31/03         00
    0415671908                           05           03/01/03          0
    0415671908                           O            02/01/33
    0


    8415371          E22/G02             F          103,000.00         ZZ
                                         360        102,906.89          1
                                       6.500            651.03         36
                                       6.250            651.03
    SAN ANTONIO      TX   78209          5            01/31/03         00
    0415766401                           05           03/01/03          0
    0415766401                           O            02/01/33
    0


    8415415          E22/G02             F          450,000.00         ZZ
                                         360        449,593.19          1
                                       6.500          2,844.31         75
                                       6.250          2,844.31
    STAMFORD         CT   06484          5            01/31/03         00
    0415775667                           05           03/01/03          0
    0415775667                           O            02/01/33
    0


    8415457          E22/G02             F          246,400.00         ZZ
                                         360        246,400.00          1
1


                                       5.875          1,457.55         80
                                       5.625          1,457.55
    GIG HARBOR       WA   98335          5            01/28/03         00
    0415871375                           03           04/01/03          0
    0415871375                           O            03/01/33
    0


    8415465          E22/G02             F          156,000.00         ZZ
                                         360        155,855.51          1
                                       6.375            973.24         80
                                       6.125            973.24
    KISSIMMEE        FL   34741          5            01/31/03         00
    0415885508                           05           03/01/03          0
    0415885508                           O            02/01/33
    0


    8415483          E22/G02             F          446,000.00         ZZ
                                         360        445,596.81          2
                                       6.500          2,819.02         61
                                       6.250          2,819.02
    GREENWICH        CT   06830          2            02/05/03         00
    0415905108                           05           03/01/03          0
    0415905108                           N            02/01/33
    0


    8415487          U42/G02             F           63,900.00         ZZ
                                         360         63,847.62          1
                                       7.000            425.13         77
                                       6.750            425.13
    MIDLOTHIAN       TX   76065          2            01/28/03         00
    0435401336                           05           03/01/03          0
    24300025                             N            02/01/33
    0


    8415521          E22/G02             F          164,000.00         ZZ
                                         360        163,840.60          1
                                       6.125            996.48         80
                                       5.875            996.48
    EVERETT          WA   98201          2            01/29/03         00
    0415928704                           05           03/01/03          0
    0415928704                           O            02/01/33
    0


    8415535          E22/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
                                       6.250            769.65         36
                                       6.000            769.65
    SUMMIT           NJ   07901          2            02/05/03         00
    0415944461                           05           04/01/03          0
1


    0415944461                           N            03/01/33
    0


    8415573          E22/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       6.750            486.45         60
                                       6.500            486.45
    SEMINOLE         FL   33772          5            01/31/03         00
    0415976380                           05           04/01/03          0
    0415976380                           O            03/01/33
    0


    8415583          E22/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       6.250            800.43         52
                                       6.000            800.43
    ROSEVILLE        CA   95678          5            01/31/03         00
    0415992700                           05           04/01/03          0
    0415992700                           N            03/01/33
    0


    8415591          E22/G02             F          112,100.00         ZZ
                                         360        112,100.00          1
                                       6.875            736.42         95
                                       6.625            736.42
    LEMOORE          CA   93245          5            01/30/03         04
    0416013704                           05           04/01/03         25
    0416013704                           O            03/01/33
    0


    8415601          E22/G02             F           59,400.00         ZZ
                                         360         59,400.00          3
                                       7.500            415.33         90
                                       7.250            415.33
    BAY CITY         MI   48708          1            02/05/03         04
    0418415601                           05           04/01/03         25
    0416021863                           N            03/01/33
    0


    8415609          E22/G02             F           85,332.00         T
                                         360         85,247.05          1
                                       6.000            511.61         80
                                       5.750            511.61
    FERNLEY          NV   89408          1            01/29/03         00
    0416045094                           05           03/01/03          0
    0416045094                           O            02/01/33
    0


1


    8415619          E22/G02             F          226,500.00         ZZ
                                         360        226,500.00          1
                                       6.125          1,376.24         80
                                       5.875          1,376.24
    BRENTWOOD        CA   94513          1            01/31/03         00
    0416066363                           05           04/01/03          0
    0416066363                           N            03/01/33
    0


    8415839          758/G02             F           88,000.00         ZZ
                                         360         87,916.50          1
                                       6.250            541.83         80
                                       6.000            541.83
    MONTROSE         CO   81401          1            01/31/03         00
    0435407747                           05           03/01/03          0
    650546                               N            02/01/33
    0


    8415867          E82/G02             F           66,300.00         ZZ
                                         360         66,300.00          1
                                       6.625            424.53         90
                                       6.375            424.53
    MILWAUKEE        WI   53218          2            02/06/03         04
    0400763157                           05           04/01/03         25
    0400763157                           N            03/01/33
    0


    8415873          E82/G02             F          283,900.00         ZZ
                                         360        283,900.00          1
                                       6.125          1,725.01         85
                                       5.875          1,725.01
    LA VERNE         CA   91750          5            01/31/03         10
    0400753943                           05           04/01/03         12
    0400753943                           O            03/01/33
    0


    8415895          E82/G02             F          275,200.00         ZZ
                                         360        275,200.00          1
                                       6.500          1,739.45         80
                                       6.250          1,739.45
    ANAHEIM          CA   92804          2            01/31/03         00
    0400760773                           05           04/01/03          0
    4034182                              O            03/01/33
    0


    8415939          E82/G02             F          231,750.00         ZZ
                                         360        231,750.00          1
                                       6.375          1,445.82         78
                                       6.125          1,445.82
1


    CONCORD          NC   28025          2            02/03/03         00
    0400761169                           05           04/01/03          0
    5512449                              O            03/01/33
    0


    8416111          M24/G02             F           78,392.00         ZZ
                                         360         78,335.27          1
                                       7.625            554.85         80
                                       7.375            554.85
    LAS VEGAS        NV   89123          1            01/17/03         00
    0435335955                           01           03/01/03          0
    608107251                            N            02/01/33
    0


    8416151          286/286             F          270,000.00         ZZ
                                         360        269,556.07          2
                                       7.000          1,796.32         90
                                       6.750          1,796.32
    CHICAGO          IL   60622          1            12/20/02         14
    1708768                              05           02/01/03         25
    1708768                              N            01/01/33
    0


    8416155          286/286             F           61,300.00         ZZ
                                         360         61,199.20          1
                                       7.000            407.84         26
                                       6.750            407.84
    COLLEGE PARK     MD   20740          2            12/10/02         00
    1602870                              05           02/01/03          0
    1602870                              N            01/01/33
    0


    8416157          286/286             F           80,500.00         ZZ
                                         360         80,357.54          1
                                       6.625            515.46         90
                                       6.375            515.46
    BLOOMINGTON      IL   61701          1            12/06/02         10
    1781266                              05           02/01/03         25
    1781266                              N            01/01/33
    0


    8416159          286/286             F          107,000.00         ZZ
                                         360        106,669.71          1
                                       6.000            641.52         90
                                       5.750            641.52
    MISSION          KS   66202          1            11/27/02         14
    1822773                              05           01/01/03         25
    1822773                              N            12/01/32
    0
1




    8416167          286/286             F           92,000.00         ZZ
                                         360         91,856.03          1
                                       7.250            627.60         80
                                       7.000            627.60
    TUCSON           AZ   85741          5            12/13/02         00
    1810368                              05           02/01/03          0
    1810368                              N            01/01/33
    0


    8416171          286/286             F          180,000.00         ZZ
                                         360        179,665.67          1
                                       6.375          1,122.97         90
                                       6.125          1,122.97
    LEESBURG         VA   20175          1            12/17/02         11
    1891575                              03           02/01/03         25
    1891575                              N            01/01/33
    0


    8416175          286/286             F          199,000.00         ZZ
                                         360        198,664.67          1
                                       6.875          1,307.29         61
                                       6.625          1,307.29
    NEW ORLEANS      LA   70114          2            12/05/02         00
    1873831                              05           02/01/03          0
    1873831                              N            01/01/33
    0


    8416179          286/286             F          156,800.00         ZZ
                                         360        156,542.19          2
                                       7.000          1,043.20         80
                                       6.750          1,043.20
    NEW ORLEANS      LA   70118          2            12/05/02         00
    1873813                              05           02/01/03          0
    1873813                              N            01/01/33
    0


    8416183          286/286             F           88,500.00         ZZ
                                         360         88,240.62          1
                                       6.125            537.74         75
                                       5.875            537.74
    LOUISVILLE       KY   40245          2            11/14/02         00
    1635749                              05           01/01/03          0
    1635749                              N            12/01/32
    0


    8416191          286/286             F           74,800.00         ZZ
                                         360         74,677.01          1
1


                                       7.000            497.65         80
                                       6.750            497.65
    INDIANAPOLIS     IN   46201          5            12/06/02         00
    1740024                              05           02/01/03          0
    1740024                              N            01/01/33
    0


    8416195          286/286             F           50,500.00         ZZ
                                         360         50,311.38          1
                                       6.375            315.06         63
                                       6.125            315.06
    MT HOLLY         NC   28120          5            11/01/02         00
    1663637                              05           12/01/02          0
    1663637                              N            11/01/32
    0


    8416203          286/286             F           43,500.00         ZZ
                                         360         43,165.56          2
                                       6.625            278.54         67
                                       6.375            278.54
    COLUMBUS         OH   43228          2            12/12/02         00
    1723278                              05           02/01/03          0
    1723278                              N            01/01/33
    0


    8416207          286/286             F          110,250.00         ZZ
                                         360        110,083.85          1
                                       7.500            770.89         90
                                       7.250            770.89
    HOLT             MI   48842          1            12/02/02         11
    1751150                              05           02/01/03         25
    1751150                              N            01/01/33
    0


    8416223          286/286             F          146,200.00         ZZ
                                         360        145,643.99          2
                                       6.750            948.26         75
                                       6.500            948.26
    MIDDLETON        WI   53562          2            10/25/02         00
    1704314                              05           12/01/02          0
    1704314                              N            11/01/32
    0


    8416239          286/286             F           90,000.00         ZZ
                                         360         89,517.64          3
                                       6.250            554.15         75
                                       6.000            554.15
    FOUNTAIN HILL    PA   18018          2            11/01/02         00
    1677352                              05           12/01/02          0
1


    1677352                              N            11/01/32
    0


    8416247          286/286             F           24,750.00         ZZ
                                         360         24,709.87          1
                                       7.250            168.84         90
                                       7.000            168.84
    PITTSBURGH       PA   15206          1            12/20/02         04
    1832447                              05           02/01/03         25
    1832447                              N            01/01/33
    0


    8416261          286/286             F          107,000.00         ZZ
                                         360        106,701.08          1
                                       6.375            667.55         72
                                       6.125            667.55
    BURTONSVILLE     MD   20866          5            11/11/02         00
    1651278                              03           01/01/03          0
    1651278                              N            12/01/32
    0


    8416263          286/286             F           85,600.00         ZZ
                                         360         85,378.08          1
                                       7.375            591.22         80
                                       7.125            591.22
    IRVING           TX   75060          5            11/01/02         00
    1655415                              05           01/01/03          0
    1655415                              N            12/01/32
    0


    8416279          286/286             F           47,200.00         ZZ
                                         360         47,051.32          1
                                       6.875            310.08         59
                                       6.625            310.08
    ELLWOOD CITY     PA   16117          5            11/22/02         00
    1619804                              05           01/01/03          0
    1619804                              N            12/01/32
    0


    8416287          286/286             F          152,250.00         ZZ
                                         360        151,758.61          4
                                       7.125          1,025.74         75
                                       6.875          1,025.74
    FARMINGTON       NH   03103          1            10/25/02         00
    1680479                              05           12/01/02          0
    1680479                              N            11/01/32
    0


1


    8416295          286/286             F          120,100.00         ZZ
                                         288        119,418.47          1
                                       6.750            843.19         78
                                       6.500            843.19
    VIRGINIA BEACH   VA   23451          2            10/25/02         00
    1513660                              01           12/01/02          0
    1513660                              N            11/01/26
    0


    8416299          286/286             F           94,500.00         ZZ
                                         360         94,089.14          1
                                       6.625            605.10         70
                                       6.375            605.10
    DAYTON           OH   45419          5            11/21/02         00
    1697832                              05           01/01/03          0
    1697832                              N            12/01/32
    0


    8416305          286/286             F          104,000.00         ZZ
                                         360        103,742.75          2
                                       7.000            691.92         80
                                       6.750            691.92
    CHICOPEE         MA   01013          1            11/26/02         00
    1637003                              05           01/01/03          0
    1637003                              N            12/01/32
    0


    8416307          286/286             F           57,680.00         ZZ
                                         360         57,585.16          1
                                       7.000            383.75         80
                                       6.750            383.75
    ATLANTIC CITY    NJ   08401          1            12/09/02         00
    1818337                              07           02/01/03          0
    1818337                              N            01/01/33
    0


    8416317          286/286             F          167,900.00         ZZ
                                         360        167,617.07          1
                                       6.875          1,102.99         80
                                       6.625          1,102.99
    ANNAPOLIS        MD   21401          1            12/03/02         00
    1706196                              01           02/01/03          0
    1706196                              N            01/01/33
    0


    8416319          286/286             F           68,000.00         ZZ
                                         360         67,890.92          1
                                       7.125            458.13         80
                                       6.875            458.13
1


    LOUISVILLE       KY   40229          2            12/02/02         00
    1671491                              05           02/01/03          0
    1671491                              N            01/01/33
    0


    8416325          286/286             F          155,000.00         ZZ
                                         360        154,187.48          1
                                       6.625            992.49         77
                                       6.375            992.49
    LOMBARD          IL   60148          2            11/27/02         00
    1418376                              05           01/01/03          0
    1418376                              N            12/01/32
    0


    8416327          286/286             F           90,500.00         ZZ
                                         360         90,331.90          1
                                       6.375            564.61         61
                                       6.125            564.61
    ACWORTH          GA   30101          5            12/12/02         00
    1823234                              03           02/01/03          0
    1823234                              N            01/01/33
    0


    8416333          286/286             F           90,000.00         ZZ
                                         360         89,748.48          1
                                       6.875            591.24         64
                                       6.625            591.24
    PLAINFIELD       IN   46168          2            12/09/02         00
    1731642                              05           02/01/03          0
    1731642                              N            01/01/33
    0


    8416335          286/286             F          120,000.00         ZZ
                                         360        119,664.78          1
                                       6.375            748.65         80
                                       6.125            748.65
    CARROLLTON       TX   75007          5            11/22/02         00
    1706927                              05           01/01/03          0
    1706927                              N            12/01/32
    0


    8416339          286/286             F           60,000.00         ZZ
                                         360         59,861.70          1
                                       6.250            369.44         75
                                       6.000            369.44
    LOUISVILLE       KY   40216          5            12/05/02         00
    1751011                              05           02/01/03          0
    1751011                              N            01/01/33
    0
1




    8416345          286/286             F          146,600.00         ZZ
                                         360        146,237.38          1
                                       7.000            975.34         76
                                       6.750            975.34
    MIDVALE          UT   84047          2            11/12/02         00
    1788194                              05           01/01/03          0
    1788194                              N            12/01/32
    0


    8416347          286/286             F          256,000.00         ZZ
                                         360        255,127.15          1
                                       6.375          1,597.11         80
                                       6.125          1,597.11
    FAIRFAX          VA   22032          2            11/26/02         00
    1699463                              05           01/01/03          0
    1699463                              N            12/01/32
    0


    8416357          286/286             F           65,000.00         ZZ
                                         360         64,785.00          1
                                       7.000            432.45         70
                                       6.750            432.45
    HAGERSTOWN       MD   21740          2            10/28/02         00
    1611289                              05           12/01/02          0
    1611289                              N            11/01/32
    0


    8416359          286/286             F           73,500.00         ZZ
                                         360         73,256.89          1
                                       7.000            489.00         79
                                       6.750            489.00
    HAGERSTOWN       MD   21740          2            10/28/02         00
    1611826                              05           12/01/02          0
    1611826                              N            11/01/32
    0


    8416371          286/286             F          140,000.00         ZZ
                                         360        139,579.79          2
                                       6.000            839.37         67
                                       5.750            839.37
    FRANKLIN         WI   53132          1            11/27/02         00
    1650603                              05           01/01/03          0
    1650603                              N            12/01/32
    0


    8416375          286/286             F           56,250.00         ZZ
                                         360         56,117.54          1
1


                                       7.250            383.73         90
                                       7.000            383.73
    BRIDGEPORT       PA   19405          1            11/27/02         10
    1786393                              05           01/01/03         25
    1786393                              N            12/01/32
    0


    8416381          286/286             F           88,500.00         ZZ
                                         360         88,270.11          3
                                       6.750            574.01         75
                                       6.500            574.01
    PHILADELPHIA     PA   19124          1            11/18/02         00
    1709837                              05           01/01/03          0
    1709837                              N            12/01/32
    0


    8416387          286/286             F          112,000.00         ZZ
                                         360        111,671.74          1
                                       6.125            680.53         80
                                       5.875            680.53
    AUSTIN           TX   78729          1            11/26/02         00
    1786501                              05           01/01/03          0
    1786501                              N            12/01/32
    0


    8416391          286/286             F          102,500.00         ZZ
                                         360        102,135.26          1
                                       6.625            656.32         75
                                       6.375            656.32
    DANVILLE         IN   46122          2            11/01/02         00
    1652553                              05           12/01/02          0
    1652553                              N            11/01/32
    0


    8416399          286/286             F          104,000.00         ZZ
                                         360        102,522.42          1
                                       7.000            691.92         80
                                       6.750            691.92
    RAHWAY           NJ   07065          5            10/22/02         00
    1533465                              05           12/01/02          0
    1533465                              N            11/01/32
    0


    8416401          286/286             F           58,400.00         ZZ
                                         360         58,251.95          1
                                       6.875            383.65         80
                                       6.625            383.65
    GREENVILLE       SC   29605          5            11/07/02         00
    1669837                              05           01/01/03          0
1


    1669837                              N            12/01/32
    0


    8416403          286/286             F          121,680.00         ZZ
                                         360        121,351.71          1
                                       7.250            830.07         90
                                       7.000            830.07
    CARMEL           IN   46032          1            11/15/02         12
    1699673                              03           01/01/03         25
    1699673                              N            12/01/32
    0


    8416405          286/286             F          296,000.00         ZZ
                                         360        295,153.04          1
                                       6.250          1,822.52         80
                                       6.000          1,822.52
    DENVER           CO   80210          1            11/27/02         00
    1766667                              05           01/01/03          0
    1766667                              N            12/01/32
    0


    8416407          286/286             F           52,000.00         ZZ
                                         360         51,803.77          1
                                       7.375            359.16         70
                                       7.125            359.16
    EAST LANSING     MI   48823          5            10/28/02         00
    1595329                              05           12/01/02          0
    1595329                              N            11/01/32
    0


    8416411          286/286             F           47,250.00         ZZ
                                         360         47,162.24          3
                                       6.375            294.78         75
                                       6.125            294.78
    LAPORTE          IN   46350          1            12/13/02         00
    1832584                              05           02/01/03          0
    1832584                              N            01/01/33
    0


    8416413          286/286             F           79,500.00         ZZ
                                         360         78,994.31          1
                                       6.250            489.50         50
                                       6.000            489.50
    EDGEWATER        MD   21037          2            10/09/02         00
    1511739                              05           12/01/02          0
    1511739                              N            11/01/32
    0


1


    8416419          286/286             F           94,400.00         ZZ
                                         360         94,067.07          2
                                       6.875            620.15         80
                                       6.625            620.15
    CASSELBERRY      FL   32707          1            10/30/02         00
    1621720                              05           12/01/02          0
    1621720                              N            11/01/32
    0


    8416421          286/286             F          181,800.00         ZZ
                                         360        181,316.13          1
                                       6.625          1,164.09         64
                                       6.375          1,164.09
    CORCORAN         MN   55374          5            11/25/02         00
    1444204                              05           01/01/03          0
    1444204                              N            12/01/32
    0


    8416441          286/286             F           30,000.00         ZZ
                                         360         29,952.49          2
                                       7.250            204.66         66
                                       7.000            204.66
    MACON            GA   31204          5            12/05/02         00
    1705058                              05           02/01/03          0
    1705058                              N            01/01/33
    0


    8416443          286/286             F           57,876.00         ZZ
                                         360         57,684.56          1
                                       7.000            385.05         80
                                       6.750            385.05
    BOROUGH OF PINE  NJ   08021          1            10/24/02         00
    1739368                              05           12/01/02          0
    1739368                              N            11/01/32
    0


    8416447          286/286             F          199,500.00         ZZ
                                         360        199,138.32          2
                                       6.500          1,260.98         80
                                       6.250          1,260.98
    COLS             OH   43206          5            12/16/02         00
    1652952                              05           02/01/03          0
    1652952                              N            01/01/33
    0


    8416459          286/286             F           70,000.00         ZZ
                                         360         69,656.07          1
                                       7.875            507.55         70
                                       7.625            507.55
1


    CROWN POINT      IN   46307          5            07/15/02         00
    1355991                              05           09/01/02          0
    1355991                              N            08/01/32
    0


    8416461          286/286             F           30,000.00         ZZ
                                         360         29,950.66          1
                                       7.000            199.60         63
                                       6.750            199.60
    DAYTON           OH   45403          5            12/16/02         00
    1782141                              05           02/01/03          0
    1782141                              N            01/01/33
    0


    8416483          286/286             F           61,200.00         ZZ
                                         360         61,096.86          2
                                       6.875            402.05         90
                                       6.625            402.05
    PITTSBURGH       PA   15213          1            12/13/02         11
    1419182                              05           02/01/03         25
    1419182                              N            01/01/33
    0


    8416491          286/286             F           75,200.00         ZZ
                                         360         75,070.14          1
                                       6.750            487.75         55
                                       6.500            487.75
    DANVILLE         IN   46122          2            12/18/02         00
    1747739                              05           02/01/03          0
    1747739                              N            01/01/33
    0


    8416493          286/286             F          130,400.00         ZZ
                                         360        129,619.79          1
                                       6.875            856.64         80
                                       6.625            856.64
    TUCSON           AZ   85741          1            07/23/02         00
    1381947                              05           09/01/02          0
    1381947                              N            08/01/32
    0


    8416495          286/286             F          195,500.00         ZZ
                                         360        194,979.67          1
                                       6.625          1,251.81         65
                                       6.375          1,251.81
    KANEOHE          HI   96744          2            11/25/02         00
    1702614                              01           01/01/03          0
    1702614                              N            12/01/32
    0
1




    8416503          286/286             F          104,000.00         ZZ
                                         360        103,736.36          1
                                       6.875            683.21         80
                                       6.625            683.21
    PORT ORANGE      FL   32127          1            11/22/02         00
    1805338                              05           01/01/03          0
    1805338                              N            12/01/32
    0


    8416511          286/286             F           36,000.00         ZZ
                                         360         35,913.12          1
                                       7.125            242.54         90
                                       6.875            242.54
    NORRISTOWN       PA   19403          1            11/26/02         11
    1763291                              01           01/01/03         25
    1763291                              N            12/01/32
    0


    8416515          286/286             F           81,800.00         ZZ
                                         360         81,668.77          1
                                       7.125            551.11         90
                                       6.875            551.11
    FREDERICK        MD   21710          1            12/18/02         10
    1820803                              05           02/01/03         25
    1820803                              N            01/01/33
    0


    8416517          286/286             F          101,000.00         ZZ
                                         360        100,775.81          1
                                       6.375            630.11         67
                                       6.125            630.11
    ALBUQUERQUE      NM   87111          2            12/03/02         00
    1736443                              05           02/01/03          0
    1736443                              N            01/01/33
    0


    8416523          286/286             F           43,200.00         ZZ
                                         360         42,836.36          1
                                       6.750            280.20         80
                                       6.500            280.20
    KELLER           TX   76248          1            12/03/02         00
    1701609                              05           01/01/03          0
    1701609                              N            12/01/32
    0


    8416529          286/286             F          120,000.00         ZZ
                                         360        119,688.29          1
1


                                       6.750            778.32         80
                                       6.500            778.32
    COLLEGE PARK     GA   30349          5            12/05/02         00
    1783498                              05           01/01/03          0
    1783498                              N            12/01/32
    0


    8416531          286/286             F           75,250.00         ZZ
                                         360         74,968.94          1
                                       6.375            469.47         76
                                       6.125            469.47
    WILMINGTON       OH   45177          2            10/31/02         00
    1513679                              05           12/01/02          0
    1513679                              N            11/01/32
    0


    8416533          286/286             F           75,870.00         ZZ
                                         360         75,691.35          1
                                       7.250            517.57         90
                                       7.000            517.57
    INDIANAPOLIS     IN   46236          1            12/04/02         11
    1639417                              05           01/01/03         25
    1639417                              N            12/01/32
    0


    8416535          286/286             F           82,000.00         ZZ
                                         360         81,836.31          2
                                       6.000            491.64         61
                                       5.750            491.64
    NEW ORLEANS      LA   70118          2            12/19/02         00
    1812908                              05           02/01/03          0
    1812908                              N            01/01/33
    0


    8416539          286/286             F          131,600.00         ZZ
                                         360        131,349.61          1
                                       6.250            810.29         70
                                       6.000            810.29
    ATLANTA          GA   30318          5            12/09/02         00
    1643401                              05           02/01/03          0
    1643401                              N            01/01/33
    0


    8416541          286/286             F          217,700.00         ZZ
                                         360        217,285.79          1
                                       6.250          1,340.42         70
                                       6.000          1,340.42
    ATLANTA          GA   30312          5            12/09/02         00
    1643436                              05           02/01/03          0
1


    1643436                              N            01/01/33
    0


    8416553          286/286             F          103,000.00         ZZ
                                         360        102,615.34          1
                                       6.375            642.59         77
                                       6.125            642.59
    GLENDALE         AZ   85308          2            10/18/02         00
    1617477                              03           12/01/02          0
    1617477                              N            11/01/32
    0


    8416563          286/286             F           74,750.00         ZZ
                                         360         74,503.23          1
                                       6.500            472.48         65
                                       6.250            472.48
    CHICAGO          IL   60628          5            11/20/02         00
    1675873                              05           01/01/03          0
    1675873                              N            12/01/32
    0


    8416581          286/286             F           81,000.00         ZZ
                                         360         80,773.71          1
                                       6.375            505.34         65
                                       6.125            505.34
    ALBUQUERQUE      NM   87109          2            11/22/02         00
    1761254                              05           01/01/03          0
    1761254                              N            12/01/32
    0


    8416593          286/286             F          137,900.00         ZZ
                                         360        137,575.30          3
                                       7.250            940.73         70
                                       7.000            940.73
    WILLOW GROVE     PA   19090          5            11/26/02         00
    1757213                              05           01/01/03          0
    1757213                              N            12/01/32
    0


    8416601          738/G02             F           75,000.00         ZZ
                                         360         74,936.99          1
                                       6.875            492.70         73
                                       6.625            492.70
    MABLETON         GA   30126          5            01/30/03         00
    0435328877                           05           03/01/03          0
    40839536                             N            02/01/33
    0


1


    8416603          286/286             F           97,200.00         ZZ
                                         360         96,865.51          1
                                       7.375            671.34         90
                                       7.125            671.34
    JACKSON          NJ   08527          1            10/18/02         12
    1525857                              05           12/01/02         25
    1525857                              N            11/01/32
    0


    8416605          286/286             F           72,000.00         ZZ
                                         360         71,771.11          1
                                       7.375            497.29         90
                                       7.125            497.29
    BAYVILLE         NJ   08721          1            10/15/02         12
    1546147                              05           12/01/02         25
    1546147                              N            11/01/32
    0


    8416611          286/286             F           45,000.00         ZZ
                                         360         44,770.69          1
                                       6.250            277.08         70
                                       6.000            277.08
    LEXINGTON        KY   40517          1            12/03/02         00
    1687199                              01           01/01/03          0
    1687199                              N            12/01/32
    0


    8416619          286/286             F           44,800.00         ZZ
                                         360         44,686.42          1
                                       6.875            294.31         64
                                       6.625            294.31
    POMPANO BEACH    FL   33064          5            11/27/02         00
    1746779                              01           01/01/03          0
    1746779                              N            12/01/32
    0


    8416621          286/286             F          258,000.00         ZZ
                                         360        257,497.20          1
                                       6.125          1,567.64         80
                                       5.875          1,567.64
    PHOENIX          AZ   85021          2            12/19/02         00
    1826639                              03           02/01/03          0
    1826639                              N            01/01/33
    0


    8416623          286/286             F          142,400.00         ZZ
                                         360        141,253.04          2
                                       7.250            971.42         80
                                       7.000            971.42
1


    CHICAGO          IL   60608          5            07/12/02         00
    1398132                              05           09/01/02          0
    1398132                              N            08/01/32
    0


    8416625          286/286             F          104,200.00         ZZ
                                         360        103,908.90          1
                                       6.375            650.08         90
                                       6.125            650.08
    RIVERVIEW        FL   33569          1            11/25/02         21
    1749549                              03           01/01/03         25
    1749549                              N            12/01/32
    0


    8416633          286/286             F           99,000.00         ZZ
                                         360         97,221.88          2
                                       6.375            617.64         74
                                       6.125            617.64
    CLEVELAND        OH   44111          2            12/05/02         00
    1726800                              05           02/01/03          0
    1726800                              N            01/01/33
    0


    8416637          286/286             F           89,910.00         ZZ
                                         360         89,676.44          1
                                       6.750            583.16         90
                                       6.500            583.16
    RIO RANCHO       NM   87124          1            11/26/02         12
    1787929                              05           01/01/03         25
    1787929                              N            12/01/32
    0


    8416643          286/286             F           96,400.00         ZZ
                                         360         96,039.96          1
                                       6.375            601.42         80
                                       6.125            601.42
    INDIANAPOLIS     IN   46240          2            10/21/02         00
    1643159                              01           12/01/02          0
    1643159                              N            11/01/32
    0


    8416649          286/286             F           43,500.00         ZZ
                                         360         43,400.07          1
                                       7.375            300.45         73
                                       7.125            300.45
    GREENVILLE       SC   29615          2            11/21/02         00
    1712165                              05           01/01/03          0
    1712165                              N            12/01/32
    0
1




    8416653          286/286             F           90,000.00         ZZ
                                         360         89,771.86          1
                                       6.875            591.24         75
                                       6.625            591.24
    POTTSTOWN        PA   19464          5            11/25/02         00
    1747388                              05           01/01/03          0
    1747388                              N            12/01/32
    0


    8416661          286/286             F          100,000.00         ZZ
                                         360         99,746.52          1
                                       6.875            656.93         80
                                       6.625            656.93
    MESA             AZ   85201          1            11/11/02         00
    1786713                              05           01/01/03          0
    1786713                              N            12/01/32
    0


    8416663          286/286             F           82,500.00         ZZ
                                         360         82,310.51          2
                                       7.375            569.81         75
                                       7.125            569.81
    NEW ORLEANS      LA   70113          2            11/27/02         00
    1861807                              05           01/01/03          0
    1861807                              N            12/01/32
    0


    8416691          286/286             F           75,000.00         ZZ
                                         360         74,800.37          1
                                       6.625            480.24         63
                                       6.375            480.24
    HOUSTON          TX   77015          5            11/18/02         00
    1710616                              03           01/01/03          0
    1710616                              N            12/01/32
    0


    8416709          286/286             F          255,000.00         ZZ
                                         360        254,537.69          2
                                       6.500          1,611.78         57
                                       6.250          1,611.78
    CHICAGO          IL   60618          1            12/16/02         00
    1606421                              05           02/01/03          0
    1606421                              N            01/01/33
    0


    8416715          286/286             F          225,000.00         ZZ
                                         360        224,561.50          1
1


                                       6.125          1,367.13         58
                                       5.875          1,367.13
    PRIOR LAKE       MN   55372          5            12/20/02         00
    1763006                              05           02/01/03          0
    1763006                              N            01/01/33
    0


    8416721          286/286             F          134,400.00         ZZ
                                         360        134,173.09          1
                                       6.875            882.91         80
                                       6.625            882.91
    SAINT LOUIS PAR  MN   55426          5            12/17/02         00
    1865322                              05           02/01/03          0
    1865322                              N            01/01/33
    0


    8416727          286/286             F           71,000.00         ZZ
                                         360         70,747.36          1
                                       6.625            454.62         77
                                       6.375            454.62
    FLAGSTAFF        AZ   86001          5            10/16/02         00
    1643254                              05           12/01/02          0
    1643254                              N            11/01/32
    0


    8416729          L20/G02             F          130,000.00         ZZ
                                         360        129,867.46          1
                                       5.875            769.00         80
                                       5.625            769.00
    SYRACUSE         UT   84075          1            01/30/03         00
    0435384110                           05           03/01/03          0
    1061070139                           O            02/01/33
    0


    8416731          286/286             F           92,000.00         ZZ
                                         360         91,824.96          1
                                       6.250            566.46         80
                                       6.000            566.46
    LYNDEN           WA   98264          1            12/04/02         00
    1836948                              05           02/01/03          0
    1836948                              N            01/01/33
    0


    8416739          286/286             F          450,000.00         ZZ
                                         360        449,143.82          3
                                       6.250          2,770.73         49
                                       6.000          2,770.73
    CHICAGO          IL   60614          5            12/09/02         00
    1767924                              05           02/01/03          0
1


    1767924                              N            01/01/33
    0


    8416741          286/286             F          100,800.00         ZZ
                                         360         97,515.63          1
                                       6.750            653.79         90
                                       6.500            653.79
    PENSACOLA        FL   32507          1            11/25/02         14
    1806222                              05           01/01/03         25
    1806222                              N            12/01/32
    0


    8416745          286/286             F           62,000.00         ZZ
                                         360         61,900.54          2
                                       7.125            417.71         80
                                       6.875            417.71
    MT VERNON        OH   43050          1            12/05/02         00
    1717744                              05           02/01/03          0
    1717744                              N            01/01/33
    0


    8416747          286/286             F          161,600.00         ZZ
                                         360        160,996.51          1
                                       6.375          1,008.18         80
                                       6.125          1,008.18
    FRISCO           TX   75034          2            10/21/02         00
    1623631                              05           12/01/02          0
    1623631                              N            11/01/32
    0


    8416751          286/286             F          122,750.00         ZZ
                                         360        122,398.75          1
                                       6.250            755.80         80
                                       6.000            755.80
    LAS VEGAS        NV   89122          1            11/20/02         00
    1780431                              03           01/01/03          0
    1780431                              N            12/01/32
    0


    8416761          286/286             F           66,200.00         ZZ
                                         360         65,970.05          1
                                       6.750            429.38         65
                                       6.500            429.38
    ST CLOUD         FL   34769          2            10/31/02         00
    1679464                              05           12/01/02          0
    1679464                              N            11/01/32
    0


1


    8416769          286/286             F           57,000.00         ZZ
                                         360         56,792.15          1
                                       7.000            379.23         26
                                       6.750            379.23
    TUCSON           AZ   85750          2            10/25/02         00
    1632174                              05           12/01/02          0
    1632174                              N            11/01/32
    0


    8416771          286/286             F           29,700.00         ZZ
                                         360         29,577.95          2
                                       7.500            207.67         90
                                       7.250            207.67
    MACON            GA   31204          1            09/23/02         11
    1454289                              05           11/01/02         25
    1454289                              N            10/01/32
    0


    8416777          286/286             F          102,750.00         ZZ
                                         360        102,456.00          1
                                       6.250            632.65         75
                                       6.000            632.65
    ELKRIDGE         MD   21075          1            11/20/02         00
    1761247                              03           01/01/03          0
    1761247                              N            12/01/32
    0


    8416781          286/286             F          104,000.00         ZZ
                                         360        103,723.19          1
                                       6.625            665.93         80
                                       6.375            665.93
    PHOENIX          AZ   85013          1            11/04/02         00
    1638249                              05           01/01/03          0
    1638249                              N            12/01/32
    0


    8416789          286/286             F          160,000.00         ZZ
                                         360        159,695.57          2
                                       6.250            985.15         50
                                       6.000            985.15
    CHICAGO          IL   60612          2            12/02/02         00
    1641538                              05           02/01/03          0
    1641538                              N            01/01/33
    0


    8416791          286/286             F          195,900.00         ZZ
                                         360        195,352.78          1
                                       6.375          1,222.16         77
                                       6.125          1,222.16
1


    ATLANTA          GA   30318          2            12/03/02         00
    1817795                              05           01/01/03          0
    1817795                              N            12/01/32
    0


    8416793          286/286             F          140,000.00         ZZ
                                         360        139,160.02          1
                                       6.875            919.71         80
                                       6.625            919.71
    WHEELING         IL   60090          1            11/01/02         00
    1618776                              01           12/01/02          0
    1618776                              N            11/01/32
    0


    8416807          286/286             F          100,000.00         ZZ
                                         360         99,809.73          2
                                       6.250            615.72         80
                                       6.000            615.72
    CUYAHOGA FALLS   OH   44221          1            12/02/02         00
    1751361                              05           02/01/03          0
    1751361                              N            01/01/33
    0


    8416809          286/286             F          104,000.00         ZZ
                                         360        103,605.20          2
                                       6.375            648.83         80
                                       6.125            648.83
    LAKE HAVASU CIT  AZ   86404          1            11/19/02         00
    1805546                              05           01/01/03          0
    1805546                              N            12/01/32
    0


    8416811          286/286             F          115,500.00         ZZ
                                         360        115,192.60          1
                                       6.625            739.56         57
                                       6.375            739.56
    CRYSTAL LAKE     IL   60014          1            11/15/02         00
    1728340                              05           01/01/03          0
    1728340                              N            12/01/32
    0


    8416813          286/286             F           73,600.00         ZZ
                                         360         73,334.25          1
                                       7.000            489.67         80
                                       6.750            489.67
    INDIANAPOLIS     IN   46219          2            10/30/02         00
    1684473                              05           12/01/02          0
    1684473                              N            11/01/32
    0
1




    8416817          286/286             F          168,500.00         ZZ
                                         360        168,027.14          1
                                       6.250          1,037.48         61
                                       6.000          1,037.48
    ATLANTA          GA   30307          5            12/05/02         00
    1764560                              05           01/01/03          0
    1764560                              N            12/01/32
    0


    8416821          286/286             F          259,000.00         ZZ
                                         360        258,258.90          2
                                       6.250          1,594.71         51
                                       6.000          1,594.71
    ATLANTA          GA   30306          2            12/05/02         00
    1764575                              05           01/01/03          0
    1764575                              N            12/01/32
    0


    8416827          286/286             F          350,000.00         ZZ
                                         360        348,974.24          3
                                       6.125          2,126.64         75
                                       5.875          2,126.64
    ALLSTON          MA   02134          1            11/27/02         00
    1765155                              05           01/01/03          0
    1765155                              N            12/01/32
    0


    8416835          286/286             F           92,000.00         ZZ
                                         360         91,674.51          1
                                       6.750            596.72         62
                                       6.500            596.72
    BERLIN           MD   21811          5            10/28/02         00
    1631837                              03           12/01/02          0
    1631837                              N            11/01/32
    0


    8416837          286/286             F           80,550.00         ZZ
                                         360         80,102.03          1
                                       7.250            549.50         90
                                       7.000            549.50
    HOUSTON          TX   77095          1            07/16/02         11
    1410023                              03           09/01/02         25
    1410023                              N            08/01/32
    0


    8416843          286/286             F          124,650.00         ZZ
                                         360        123,980.94          1
1


                                       6.625            798.15         90
                                       6.375            798.15
    CHANDLER         AZ   85226          1            08/23/02         12
    1479735                              03           10/01/02         25
    1479735                              N            09/01/32
    0


    8416845          286/286             F          276,000.00         ZZ
                                         360        275,534.91          1
                                       6.875          1,813.13         80
                                       6.625          1,813.13
    CARMEL           IN   46032          2            12/03/02         00
    1723648                              03           02/01/03          0
    1723648                              N            01/01/33
    0


    8416851          286/286             F           37,800.00         ZZ
                                         300         37,653.55          1
                                       6.750            261.17         90
                                       6.500            261.17
    GULF BREEZE      FL   32563          1            11/19/02         12
    1746546                              05           01/01/03         25
    1746546                              N            12/01/27
    0


    8416853          286/286             F          236,250.00         ZZ
                                         360        235,800.49          1
                                       6.250          1,454.64         75
                                       6.000          1,454.64
    BETHESDA         MD   20814          5            12/10/02         00
    1803514                              01           02/01/03          0
    1803514                              N            01/01/33
    0


    8416855          286/286             F          233,100.00         ZZ
                                         360        232,270.51          4
                                       6.625          1,492.57         50
                                       6.375          1,492.57
    WOBURN           MA   01801          5            10/28/02         00
    1632098                              05           12/01/02          0
    1632098                              N            11/01/32
    0


    8416857          286/286             F          103,500.00         ZZ
                                         360        101,010.36          1
                                       6.750            671.30         90
                                       6.500            671.30
    EXETER           CA   93221          1            10/31/02         14
    1676369                              05           01/01/03         25
1


    1676369                              N            12/01/32
    0


    8416859          286/286             F           83,000.00         ZZ
                                         360         82,794.68          3
                                       7.000            552.21         66
                                       6.750            552.21
    WATERBURY        CT   06705          5            11/26/02         00
    1747019                              05           01/01/03          0
    1747019                              N            12/01/32
    0


    8416869          286/286             F          107,200.00         ZZ
                                         360        106,845.41          1
                                       7.000            713.21         80
                                       6.750            713.21
    BOLINGBROOK      IL   60440          2            10/26/02         00
    1597034                              05           12/01/02          0
    1597034                              N            11/01/32
    0


    8416871          286/286             F           68,000.00         ZZ
                                         360         67,876.71          1
                                       6.500            429.81         63
                                       6.250            429.81
    PEACHTREE CITY   GA   30269          5            12/12/02         00
    1853982                              05           02/01/03          0
    1853982                              N            01/01/33
    0


    8416881          286/286             F           71,500.00         ZZ
                                         360         70,782.89          1
                                       6.000            428.68         78
                                       5.750            428.68
    HARWICK          PA   15049          2            11/27/02         00
    1694329                              05           01/01/03          0
    1694329                              N            12/01/32
    0


    8416883          286/286             F          148,000.00         ZZ
                                         360        145,592.24          1
                                       6.625            947.67         80
                                       6.375            947.67
    WARRINGTON       PA   18976          1            11/29/02         00
    1703389                              05           01/01/03          0
    1703389                              N            12/01/32
    0


1


    8416893          286/286             F           85,500.00         ZZ
                                         360         85,261.17          1
                                       6.375            533.41         79
                                       6.125            533.41
    INDIANAPOLIS     IN   46236          1            11/26/02         00
    1810499                              03           01/01/03          0
    1810499                              N            12/01/32
    0


    8416931          286/286             F           55,500.00         ZZ
                                         360         55,402.70          1
                                       7.000            369.25         62
                                       6.750            369.25
    PANAMA CITY BEA  FL   32408          2            12/09/02         00
    1642032                              05           02/01/03          0
    1642032                              N            01/01/33
    0


    8416933          286/286             F          115,000.00         ZZ
                                         360        114,676.11          1
                                       6.375            717.46         55
                                       6.125            717.46
    KING GEORGE      VA   22485          2            11/25/02         00
    1740494                              05           01/01/03          0
    1740494                              N            12/01/32
    0


    8416939          286/286             F          147,750.00         ZZ
                                         360        147,249.17          2
                                       6.875            970.62         80
                                       6.625            970.62
    GARLAND          TX   75043          2            10/29/02         00
    1641662                              05           12/01/02          0
    1641662                              N            11/01/32
    0


    8416945          286/286             F          159,300.00         ZZ
                                         360        159,044.45          1
                                       7.125          1,073.24         90
                                       6.875          1,073.24
    CHERRY HILL      NJ   08003          1            12/03/02         11
    1800910                              01           02/01/03         25
    1800910                              N            01/01/33
    0


    8416947          286/286             F           93,800.00         ZZ
                                         360         93,449.71          1
                                       6.375            585.19         80
                                       6.125            585.19
1


    FAIRWAY          KS   66205          1            10/30/02         00
    1682768                              05           12/01/02          0
    1682768                              N            11/01/32
    0


    8416949          286/286             F           43,650.00         ZZ
                                         360         43,552.20          1
                                       7.500            305.21         90
                                       7.250            305.21
    MATTOON          IL   61938          1            11/01/02         10
    1654347                              05           01/01/03         25
    1654347                              N            12/01/32
    0


    8416951          286/286             F          150,000.00         ZZ
                                         360        149,628.96          2
                                       7.000            997.96         69
                                       6.750            997.96
    ASBURY PARK      NJ   07712          5            11/27/02         00
    1824731                              05           01/01/03          0
    1824731                              N            12/01/32
    0


    8416959          286/286             F           62,000.00         ZZ
                                         360         61,898.06          1
                                       7.000            412.49         66
                                       6.750            412.49
    SPRINGFIELD      IL   62704          2            12/05/02         00
    1723765                              05           02/01/03          0
    1723765                              N            01/01/33
    0


    8416963          286/286             F           95,750.00         ZZ
                                         360         95,236.06          4
                                       6.625            613.10         80
                                       6.375            613.10
    TUCSON           AZ   85706          1            08/29/02         00
    1487441                              05           10/01/02          0
    1487441                              N            09/01/32
    0


    8416993          286/286             F          248,800.00         ZZ
                                         360        248,014.16          1
                                       6.375          1,552.19         75
                                       6.125          1,552.19
    SEDONA           AZ   86351          1            11/08/02         00
    1750132                              03           01/01/03          0
    1750132                              N            12/01/32
    0
1




    8416995          286/286             F          181,300.00         ZZ
                                         360        180,622.94          4
                                       6.375          1,131.08         70
                                       6.125          1,131.08
    MESA             AZ   85210          5            10/25/02         00
    1680664                              05           12/01/02          0
    1680664                              N            11/01/32
    0


    8416997          286/286             F          104,000.00         ZZ
                                         360        103,755.11          1
                                       7.250            709.47         80
                                       7.000            709.47
    CRAWFORDSVILLE   IN   47933          5            11/15/02         00
    1627385                              05           01/01/03          0
    1627385                              N            12/01/32
    0


    8416999          286/286             F          148,000.00         ZZ
                                         360        147,615.55          1
                                       6.750            959.93         80
                                       6.500            959.93
    COLLEGEVILLE     PA   19426          1            11/26/02         00
    1801569                              05           01/01/03          0
    1801569                              N            12/01/32
    0


    8417017          286/286             F          110,000.00         ZZ
                                         360        109,795.69          1
                                       6.375            686.26         74
                                       6.125            686.26
    ALBUQUERQUE      NM   87109          5            12/06/02         00
    1824135                              05           02/01/03          0
    1824135                              N            01/01/33
    0


    8417019          286/286             F           90,000.00         ZZ
                                         360         89,639.64          1
                                       6.625            576.28         50
                                       6.375            576.28
    GILBERT          AZ   85296          2            12/13/02         00
    1826730                              03           02/01/03          0
    1826730                              N            01/01/33
    0


    8417021          286/286             F          127,900.00         ZZ
                                         360        126,882.41          1
1


                                       6.250            787.51         80
                                       6.000            787.51
    BELLAIRE         TX   77401          1            10/16/02         00
    1667877                              05           12/01/02          0
    1667877                              N            11/01/32
    0


    8417027          286/286             F          423,350.00         ZZ
                                         360        422,302.86          4
                                       7.000          2,816.56         53
                                       6.750          2,816.56
    SAN DIEGO        CA   92109          2            11/22/02         00
    1691685                              05           01/01/03          0
    1691685                              N            12/01/32
    0


    8417029          286/286             F           58,800.00         ZZ
                                         360         58,631.73          1
                                       6.250            362.05         73
                                       6.000            362.05
    LOUISVILLE       KY   40291          2            11/27/02         00
    1790600                              01           01/01/03          0
    1790600                              N            12/01/32
    0


    8417037          286/286             F          134,400.00         ZZ
                                         360        134,050.88          2
                                       6.750            871.72         70
                                       6.500            871.72
    WINOOSKI         VT   05404          5            11/22/02         00
    1708829                              05           01/01/03          0
    1708829                              N            12/01/32
    0


    8417043          286/286             F          222,000.00         ZZ
                                         360        221,477.28          1
                                       7.250          1,514.44         74
                                       7.000          1,514.44
    ROCKVILLE        MD   20853          5            11/05/02         00
    1417805                              05           01/01/03          0
    1417805                              N            12/01/32
    0


    8417051          286/286             F           36,000.00         ZZ
                                         360         35,910.95          1
                                       7.000            239.51         77
                                       6.750            239.51
    OKLAHOMA CITY    OK   73107          2            11/25/02         00
    1587859                              05           01/01/03          0
1


    1587859                              N            12/01/32
    0


    8417055          286/286             F           36,000.00         ZZ
                                         360         35,907.33          1
                                       7.000            239.51         80
                                       6.750            239.51
    OKLAHOMA CITY    OK   73112          2            11/25/02         00
    1587878                              05           01/01/03          0
    1587878                              N            12/01/32
    0


    8417061          286/286             F           99,000.00         ZZ
                                         360         98,702.84          2
                                       6.000            593.56         75
                                       5.750            593.56
    MADISON          VA   22727          2            11/27/02         00
    1020047                              05           01/01/03          0
    1020047                              N            12/01/32
    0


    8417063          286/286             F           99,000.00         ZZ
                                         360         98,702.84          2
                                       6.000            593.56         75
                                       5.750            593.56
    MADISON          VA   22727          2            11/27/02         00
    1020048                              05           01/01/03          0
    1020048                              N            12/01/32
    0


    8417079          286/286             F           97,100.00         ZZ
                                         360         96,932.33          1
                                       6.750            629.79         71
                                       6.500            629.79
    TUCSON           AZ   85719          5            12/02/02         00
    1744906                              05           02/01/03          0
    1744906                              N            01/01/33
    0


    8417081          286/286             F          120,000.00         ZZ
                                         360        118,865.75          2
                                       6.625            768.38         37
                                       6.375            768.38
    MONTEREY PARK    CA   91754          1            10/29/02         00
    1666273                              05           12/01/02          0
    1666273                              N            11/01/32
    0


1


    8417085          286/286             F           81,700.00         ZZ
                                         360         81,487.77          1
                                       6.750            529.91         90
                                       6.500            529.91
    GARLAND          TX   75044          1            11/11/02         10
    1733661                              05           01/01/03         30
    1733661                              N            12/01/32
    0


    8417087          286/286             F          122,400.00         ZZ
                                         360        121,995.11          2
                                       7.000            814.34         90
                                       6.750            814.34
    SAINT PAUL       MN   55106          1            10/30/02         21
    1739695                              05           12/01/02         25
    1739695                              N            11/01/32
    0


    8417111          286/286             F          280,000.00         ZZ
                                         360        279,517.52          1
                                       6.875          1,839.41         59
                                       6.625          1,839.41
    SAN JOSE         CA   95130          5            12/11/02         00
    1839406                              05           02/01/03          0
    1839406                              N            01/01/33
    0


    8417115          286/286             F          425,000.00         ZZ
                                         360        423,412.86          4
                                       6.375          2,651.45         50
                                       6.125          2,651.45
    FAIRFAX          CA   94930          5            10/25/02         00
    1704711                              05           12/01/02          0
    1704711                              N            11/01/32
    0


    8417119          286/286             F          107,000.00         ZZ
                                         360        106,701.08          2
                                       6.375            667.55         39
                                       6.125            667.55
    LAKESIDE         CA   92040          2            11/25/02         00
    1706195                              05           01/01/03          0
    1706195                              N            12/01/32
    0


    8417133          286/286             F           90,000.00         ZZ
                                         360         89,742.47          1
                                       6.250            554.15         75
                                       6.000            554.15
1


    REDDING          CA   96002          1            11/19/02         00
    1803188                              05           01/01/03          0
    1803188                              N            12/01/32
    0


    8417135          286/286             F          196,000.00         ZZ
                                         360        195,618.02          1
                                       6.125          1,190.92         56
                                       5.875          1,190.92
    POWAY            CA   92064          5            12/19/02         00
    1780540                              05           02/01/03          0
    1780540                              N            01/01/33
    0


    8417139          286/286             F          115,000.00         ZZ
                                         360        114,781.19          1
                                       6.250            708.08         58
                                       6.000            708.08
    SEDONA           AZ   86336          2            12/02/02         00
    1828031                              05           02/01/03          0
    1828031                              N            01/01/33
    0


    8417141          286/286             F          395,000.00         ZZ
                                         360        393,661.15          4
                                       6.875          2,594.87         50
                                       6.625          2,594.87
    LOS ANGELES      CA   90035          2            10/22/02         00
    1538067                              05           12/01/02          0
    1538067                              N            11/01/32
    0


    8417149          286/286             F           76,500.00         ZZ
                                         360         76,319.87          1
                                       7.250            521.87         90
                                       7.000            521.87
    INDIANAPOLIS     IN   46224          1            11/27/02         10
    1784565                              05           01/01/03         25
    1784565                              N            12/01/32
    0


    8417151          286/286             F           97,000.00         ZZ
                                         360         96,819.83          1
                                       6.375            605.16         61
                                       6.125            605.16
    OAKDALE          CA   95631          2            12/03/02         00
    1793793                              05           02/01/03          0
    1793793                              N            01/01/33
    0
1




    8417161          286/286             F          131,000.00         ZZ
                                         360        130,756.69          1
                                       6.375            817.27         38
                                       6.125            817.27
    PINOLE           CA   94564          2            12/23/02         00
    1870291                              05           02/01/03          0
    1870291                              N            01/01/33
    0


    8417165          286/286             F          181,600.00         ZZ
                                         360        181,128.28          1
                                       6.750          1,177.86         80
                                       6.500          1,177.86
    RENO             NV   89523          1            11/26/02         00
    1755270                              05           01/01/03          0
    1755270                              N            12/01/32
    0


    8417169          286/286             F          277,500.00         ZZ
                                         360        276,903.61          1
                                       6.625          1,776.87         75
                                       6.375          1,776.87
    BOWIE            MD   20720          1            12/13/02         00
    1861936                              03           02/01/03          0
    1861936                              N            01/01/33
    0


    8417171          286/286             F           80,000.00         ZZ
                                         360         79,748.37          4
                                       6.375            499.10         80
                                       6.125            499.10
    BURNEY           CA   96013          1            11/25/02         00
    1763958                              05           01/01/03          0
    1763958                              N            12/01/32
    0


    8417173          286/286             F          166,500.00         ZZ
                                         360        166,226.24          2
                                       7.000          1,107.73         90
                                       6.750          1,107.73
    NASHUA           NH   03060          1            12/16/02         11
    1845058                              05           02/01/03         25
    1845058                              N            01/01/33
    0


    8417177          286/286             F          110,050.00         ZZ
                                         360        109,756.81          1
1


                                       6.750            713.79         62
                                       6.500            713.79
    PALM DESERT      CA   92260          2            11/15/02         00
    1792566                              05           01/01/03          0
    1792566                              N            12/01/32
    0


    8417179          286/286             F          101,900.00         ZZ
                                         360        101,697.57          1
                                       6.750            660.93         90
                                       6.500            660.93
    INDIANAPOLIS     IN   46220          1            12/09/02         14
    1847435                              05           02/01/03         25
    1847435                              N            01/01/33
    0


    8417183          286/286             F           96,000.00         ZZ
                                         360         95,662.12          4
                                       6.750            622.66         80
                                       6.500            622.66
    ROCKVILLE        CT   06066          1            12/20/02         00
    1780483                              05           02/01/03          0
    1780483                              N            01/01/33
    0


    8417185          286/286             F           87,000.00         ZZ
                                         360         86,834.45          1
                                       6.250            535.68         36
                                       6.000            535.68
    BRENTWOOD        CA   94513          5            12/18/02         00
    1893157                              05           02/01/03          0
    1893157                              N            01/01/33
    0


    8417189          286/286             F          181,500.00         ZZ
                                         360        181,005.11          1
                                       6.500          1,147.20         70
                                       6.250          1,147.20
    MECHANICSVILLE   VA   23116          2            11/19/02         00
    0001248761                           03           01/01/03          0
    0001248761                           N            12/01/32
    0


    8417197          286/286             F          144,000.00         ZZ
                                         360        143,757.35          1
                                       6.875            945.98         80
                                       6.625            945.98
    PHOENIX          AZ   85016          1            12/11/02         00
    1874508                              05           02/01/03          0
1


    1874508                              N            01/01/33
    0


    8417213          286/286             F          155,000.00         ZZ
                                         360        154,194.89          3
                                       6.750          1,005.33         60
                                       6.500          1,005.33
    LOS ANGELES      CA   90011          5            11/14/02         00
    1645577                              05           01/01/03          0
    1645577                              N            12/01/32
    0


    8417215          286/286             F          240,000.00         ZZ
                                         360        239,605.39          1
                                       7.000          1,596.73         80
                                       6.750          1,596.73
    NOBLEVILLE       IN   46060          5            12/23/02         00
    1878892                              05           02/01/03          0
    1878892                              N            01/01/33
    0


    8417219          286/286             F          136,500.00         ZZ
                                         360        136,153.98          1
                                       6.875            896.71         68
                                       6.625            896.71
    EDGEWATER        MD   21037          2            11/26/02         00
    0001248055                           03           01/01/03          0
    0001248055                           N            12/01/32
    0


    8417221          286/286             F           62,100.00         ZZ
                                         360         62,002.80          1
                                       7.250            423.64         90
                                       7.000            423.64
    NEW BEDFORD      MA   02745          1            12/20/02         10
    1709979                              01           02/20/03         25
    1709979                              N            01/20/33
    0


    8417227          286/286             F          220,000.00         ZZ
                                         360        219,601.16          1
                                       6.500          1,390.55         54
                                       6.250          1,390.55
    UNION CITY       CA   94587          5            11/26/02         00
    1779763                              05           02/01/03          0
    1779763                              N            01/01/33
    0


1


    8417233          286/286             F           92,000.00         ZZ
                                         360         91,749.14          1
                                       6.500            581.50         74
                                       6.250            581.50
    MERIDIAN         ID   83642          2            11/25/02         00
    0001248086                           03           01/01/03          0
    0001248086                           N            12/01/32
    0


    8417243          286/286             F          275,700.00         ZZ
                                         360        274,326.68          1
                                       6.375          1,720.01         77
                                       6.125          1,720.01
    MONROVIA         CA   91016          2            11/14/02         00
    1816215                              03           01/01/03          0
    1816215                              N            12/01/32
    0


    8417245          286/286             F           85,500.00         ZZ
                                         360         85,266.87          1
                                       6.500            540.42         90
                                       6.250            540.42
    REDDING          CA   96002          1            11/07/02         10
    1655715                              05           01/01/03         30
    1655715                              N            12/01/32
    0


    8417249          286/286             F          138,750.00         ZZ
                                         360        138,498.44          1
                                       6.500            877.00         75
                                       6.250            877.00
    CHICO            CA   95973          5            12/05/02         00
    1847824                              05           02/01/03          0
    1847824                              N            01/01/33
    0


    8417263          286/286             F          110,000.00         ZZ
                                         360        109,814.63          1
                                       6.875            722.63         68
                                       6.625            722.63
    OAKLEY           CA   94561          5            12/04/02         00
    1783155                              05           02/01/03          0
    1783155                              N            01/01/33
    0


    8417275          286/286             F           89,600.00         ZZ
                                         360         89,355.68          2
                                       6.500            566.33         80
                                       6.250            566.33
1


    BOISE            ID   83705          1            11/27/02         00
    0001251480                           05           01/01/03          0
    0001251480                           N            12/01/32
    0


    8417281          286/286             F          308,000.00         ZZ
                                         360        306,877.17          1
                                       6.500          1,946.77         77
                                       6.250          1,946.77
    PHOENIX          AZ   85016          2            10/11/02         00
    1634594                              03           12/01/02          0
    1634594                              N            11/01/32
    0


    8417291          286/286             F          286,000.00         ZZ
                                         360        285,254.72          1
                                       6.500          1,807.72         73
                                       6.250          1,807.72
    FREMONT          CA   94538          1            12/04/02         00
    1840256                              05           02/01/03          0
    1840256                              N            01/01/33
    0


    8417297          286/286             F          107,000.00         ZZ
                                         360        106,824.07          3
                                       7.000            711.88         74
                                       6.750            711.88
    PAWTUCKET        RI   02860          2            01/03/03         00
    1903722                              05           02/01/03          0
    1903722                              N            01/01/33
    0


    8417303          286/286             F           45,500.00         ZZ
                                         360         45,430.54          1
                                       7.375            314.26         76
                                       7.125            314.26
    INDIANAPOLIS     IN   46219          5            12/11/02         00
    1840131                              05           02/01/03          0
    1840131                              N            01/01/33
    0


    8417305          286/286             F          227,000.00         ZZ
                                         360        226,617.49          2
                                       6.875          1,491.23         70
                                       6.625          1,491.23
    ROSLINDALE       MA   02131          5            12/20/02         00
    1830362                              05           02/01/03          0
    1830362                              N            01/01/33
    0
1




    8417307          286/286             F          317,000.00         ZZ
                                         360        316,465.83          2
                                       6.875          2,082.47         70
                                       6.625          2,082.47
    ROSLINDALE       MA   02131          5            12/20/02         00
    1830570                              05           02/01/03          0
    1830570                              N            01/01/33
    0


    8417311          286/286             F          102,870.00         ZZ
                                         360        102,700.85          1
                                       7.000            684.40         90
                                       6.750            684.40
    SACRAMENTO       CA   95824          1            12/27/02         14
    1903737                              05           02/01/03         25
    1903737                              N            01/01/33
    0


    8417315          286/286             F          175,000.00         ZZ
                                         360        174,665.79          1
                                       6.250          1,077.51         68
                                       6.000          1,077.51
    WEST COVINA      CA   91790          5            11/26/02         00
    1742854                              05           02/01/03          0
    1742854                              N            01/01/33
    0


    8417323          286/286             F          185,000.00         ZZ
                                         360        184,672.64          2
                                       6.625          1,184.58         52
                                       6.375          1,184.58
    HOLLISTER        CA   95023          5            12/16/02         00
    1849748                              05           02/01/03          0
    1849748                              N            01/01/33
    0


    8417325          286/286             F           24,000.00         ZZ
                                         360         23,943.47          1
                                       7.250            163.73         80
                                       7.000            163.73
    HOT SPRINGS      AR   71913          1            11/22/02         00
    1745572                              05           01/01/03          0
    1745572                              N            12/01/32
    0


    8417327          286/286             F           32,800.00         ZZ
                                         360         32,722.76          1
1


                                       7.250            223.76         80
                                       7.000            223.76
    HOT SPRINGS      AR   71913          1            11/22/02         00
    1745689                              05           01/01/03          0
    1745689                              N            12/01/32
    0


    8417331          286/286             F          552,500.00         ZZ
                                         360        551,473.82          4
                                       6.375          3,446.89         70
                                       6.125          3,446.89
    EL CERRITO       CA   94530          1            12/05/02         00
    1794758                              05           02/01/03          0
    1794758                              N            01/01/33
    0


    8417333          286/286             F          168,000.00         ZZ
                                         360        167,702.72          1
                                       6.625          1,075.73         69
                                       6.375          1,075.73
    NORWALK          CA   90650          5            12/11/02         00
    1859113                              05           02/01/03          0
    1859113                              N            01/01/33
    0


    8417337          286/286             F          173,000.00         ZZ
                                         360        172,693.88          1
                                       6.625          1,107.74         74
                                       6.375          1,107.74
    SALT LAKE CITY   UT   84106          2            12/11/02         00
    1783744                              05           02/01/03          0
    1783744                              N            01/01/33
    0


    8417339          286/286             F           87,500.00         ZZ
                                         360         87,348.89          1
                                       6.750            567.53         70
                                       6.500            567.53
    YAKIMA           WA   98908          5            12/23/02         00
    1811652                              03           02/01/03          0
    1811652                              N            01/01/33
    0


    8417351          286/286             F           65,610.00         ZZ
                                         360         65,434.12          1
                                       7.125            442.03         90
                                       6.875            442.03
    EASTON           PA   18042          1            12/19/02         04
    1802410                              05           02/01/03         25
1


    1802410                              N            01/01/33
    0


    8417353          286/286             F          204,000.00         ZZ
                                         360        203,457.05          1
                                       6.625          1,306.24         80
                                       6.375          1,306.24
    CEDAR HILLS      UT   84062          5            11/26/02         00
    821950                               03           01/01/03          0
    821950                               N            12/01/32
    0


    8417373          286/286             F          115,550.00         ZZ
                                         360        115,264.18          1
                                       7.000            768.76         77
                                       6.750            768.76
    WEATHERFORD      TX   76086          2            11/27/02         00
    1830180                              05           01/01/03          0
    1830180                              N            12/01/32
    0


    8417377          286/286             F          150,000.00         ZZ
                                         360        149,721.40          1
                                       6.375            935.81         55
                                       6.125            935.81
    PITTSBURG        CA   94565          5            12/13/02         00
    1875288                              05           02/01/03          0
    1875288                              N            01/01/33
    0


    8417383          286/286             F          164,500.00         ZZ
                                         360        164,201.76          4
                                       6.500          1,039.76         70
                                       6.250          1,039.76
    FONTANA          CA   92336          1            11/27/02         00
    1724445                              05           02/01/03          0
    1724445                              N            01/01/33
    0


    8417399          286/286             F          157,000.00         ZZ
                                         360        156,602.02          1
                                       6.875          1,031.38         39
                                       6.625          1,031.38
    VALLEJO          CA   94591          2            11/15/02         00
    1796899                              05           01/01/03          0
    1796899                              N            12/01/32
    0


1


    8417411          286/286             F           85,400.00         ZZ
                                         360         85,266.36          1
                                       7.250            582.58         90
                                       7.000            582.58
    LONG BEACH       CA   90802          1            11/27/02         21
    1825554                              01           02/01/03         25
    1825554                              N            01/01/33
    0


    8417423          286/286             F          108,800.00         ZZ
                                         360        108,612.11          1
                                       6.750            705.68         80
                                       6.500            705.68
    RIO LINDA        CA   95673          2            12/10/02         00
    1836253                              05           02/01/03          0
    1836253                              N            01/01/33
    0


    8417427          286/286             F          192,000.00         ZZ
                                         360        191,488.98          2
                                       6.625          1,229.40         75
                                       6.375          1,229.40
    CHICO            CA   95973          5            11/22/02         00
    1790996                              05           01/01/03          0
    1790996                              N            12/01/32
    0


    8417435          286/286             F          129,000.00         ZZ
                                         360        128,754.55          1
                                       6.250            794.28         41
                                       6.000            794.28
    VISTA            CA   92083          2            12/16/02         00
    1822690                              05           02/01/03          0
    1822690                              N            01/01/33
    0


    8417441          286/286             F           87,500.00         ZZ
                                         360         87,303.16          1
                                       6.750            567.53         70
                                       6.500            567.53
    SARASOTA         FL   34236          5            12/26/02         00
    1835835                              05           02/01/03          0
    1835835                              N            01/01/33
    0


    8417443          286/286             F           96,000.00         ZZ
                                         360         95,773.97          1
                                       7.250            654.89         80
                                       7.000            654.89
1


    VIRGINIA BEACH   VA   23452          1            11/15/02         00
    0001248304                           05           01/01/03          0
    0001248304                           N            12/01/32
    0


    8417445          286/286             F          106,150.00         ZZ
                                         360        105,966.25          1
                                       6.750            688.49         70
                                       6.500            688.49
    KLAMATH FALLS    OR   97603          2            12/03/02         00
    1404259                              05           02/01/03          0
    1404259                              N            01/01/33
    0


    8417449          286/286             F           76,325.00         ZZ
                                         360         76,095.91          2
                                       6.000            457.61         71
                                       5.750            457.61
    PORTSMOUTH       VA   23707          2            11/13/02         00
    0001117345                           05           01/01/03          0
    0001117345                           N            12/01/32
    0


    8417451          286/286             F          320,000.00         ZZ
                                         360        319,419.86          4
                                       6.500          2,022.62         61
                                       6.250          2,022.62
    OAKLAND          CA   94607          5            12/10/02         00
    1818365                              05           02/01/03          0
    1818365                              N            01/01/33
    0


    8417453          286/286             F           67,000.00         ZZ
                                         360         66,875.55          1
                                       6.375            418.00         49
                                       6.125            418.00
    REDDING          CA   96001          5            12/06/02         00
    1818745                              05           02/01/03          0
    1818745                              N            01/01/33
    0


    8417461          286/286             F          248,000.00         ZZ
                                         360        247,338.32          1
                                       6.375          1,547.20         80
                                       6.125          1,547.20
    GOLD BEACH       OR   97444          1            12/19/02         00
    1616954                              05           02/01/03          0
    1616954                              N            01/01/33
    0
1




    8417465          286/286             F          190,000.00         ZZ
                                         360        189,681.14          3
                                       7.000          1,264.08         66
                                       6.750          1,264.08
    BROOKLYN         NY   11233          5            12/27/02         00
    1877784                              07           02/01/03          0
    1877784                              N            01/01/33
    0


    8417467          286/286             F           57,600.00         ZZ
                                         360         57,458.88          1
                                       6.750            373.60         80
                                       6.500            373.60
    COLUMBUS         GA   31907          5            12/13/02         00
    1859059                              05           02/01/03          0
    1859059                              N            01/01/33
    0


    8417469          286/286             F           59,000.00         ZZ
                                         360         58,877.74          1
                                       6.750            382.68         76
                                       6.500            382.68
    COLUMBUS         GA   31907          2            12/18/02         00
    1859074                              05           02/01/03          0
    1859074                              N            01/01/33
    0


    8417471          286/286             F          131,900.00         ZZ
                                         360        131,666.60          1
                                       6.625            844.58         80
                                       6.375            844.58
    BANNING          CA   92220          1            12/06/02         00
    1751971                              05           02/01/03          0
    1751971                              N            01/01/33
    0


    8417475          286/286             F          152,000.00         ZZ
                                         360        151,737.52          2
                                       6.750            985.87         80
                                       6.500            985.87
    TRACY            CA   95376          1            12/03/02         00
    1836153                              05           02/01/03          0
    1836153                              N            01/01/33
    0


    8417479          286/286             F           78,000.00         ZZ
                                         360         77,877.73          2
1


                                       7.250            532.10         90
                                       7.000            532.10
    MUNCIE           IN   47303          1            12/23/02         10
    1878902                              05           02/01/03         25
    1878902                              N            01/01/33
    0


    8417481          286/286             F          180,000.00         ZZ
                                         360        179,657.51          1
                                       6.250          1,108.30         49
                                       6.000          1,108.30
    ALAMEDA          CA   94502          1            12/03/02         00
    1620986                              01           01/01/03          0
    1620986                              N            12/01/32
    0


    8417487          286/286             F          165,495.00         ZZ
                                         360        165,149.18          2
                                       6.625          1,059.69         72
                                       6.375          1,059.69
    ORANGEVALE       CA   95662          1            12/15/02         00
    1823878                              05           02/01/03          0
    1823878                              N            01/01/33
    0


    8417489          286/286             F           99,770.00         ZZ
                                         360         99,570.84          1
                                       6.000            598.18         69
                                       5.750            598.18
    PORTLAND         OR   97206          2            12/13/02         00
    1790142                              05           02/01/03          0
    1790142                              N            01/01/33
    0


    8417499          286/286             F          136,000.00         ZZ
                                         360        135,629.14          1
                                       6.500            859.62         80
                                       6.250            859.62
    SACRAMENTO       CA   95825          1            11/27/02         00
    1820499                              05           01/01/03          0
    1820499                              N            12/01/32
    0


    8417505          286/286             F          109,100.00         ZZ
                                         360        109,008.34          1
                                       6.875            716.71         73
                                       6.625            716.71
    AUSTIN           TX   78729          5            01/06/03         00
    1852602                              05           03/01/03          0
1


    1852602                              N            02/01/33
    0


    8417507          286/286             F          295,000.00         ZZ
                                         360        294,438.72          1
                                       6.250          1,816.37         74
                                       6.000          1,816.37
    SAN JOSE         CA   95116          5            11/26/02         00
    1816226                              05           02/01/03          0
    1816226                              N            01/01/33
    0


    8417509          286/286             F           57,800.00         ZZ
                                         360         57,700.20          1
                                       6.750            374.89         88
                                       6.500            374.89
    NEPHI            UT   84648          1            12/16/02         10
    1896668                              05           02/01/03         25
    1896668                              N            01/01/33
    0


    8417513          286/286             F          216,000.00         ZZ
                                         360        215,598.82          1
                                       6.375          1,347.56         80
                                       6.125          1,347.56
    BRENTWOOD        CA   94513          1            12/09/02         00
    1844144                              05           02/01/03          0
    1844144                              N            01/01/33
    0


    8417517          286/286             F          154,000.00         ZZ
                                         360        153,746.79          1
                                       7.000          1,024.57         70
                                       6.750          1,024.57
    OXNARD           CA   93030          5            12/18/02         00
    1867821                              05           02/01/03          0
    1867821                              N            01/01/33
    0


    8417523          286/286             F           54,450.00         ZZ
                                         360         54,349.29          1
                                       6.500            344.17         80
                                       6.250            344.17
    MUNCIE           IN   47302          2            12/17/02         00
    1871934                              05           02/01/03          0
    1871934                              N            01/01/33
    0


1


    8417527          286/286             F           53,300.00         ZZ
                                         360         53,137.61          1
                                       6.500            336.90         54
                                       6.250            336.90
    STOCKTON         CA   95206          5            11/27/02         00
    1707596                              05           01/01/03          0
    1707596                              N            12/01/32
    0


    8417531          286/286             F          117,600.00         ZZ
                                         360        117,267.35          1
                                       7.375            812.24         70
                                       7.125            812.24
    SACRAMENTO       CA   95827          5            11/16/02         00
    1395755                              05           01/01/03          0
    1395755                              N            12/01/32
    0


    8417543          286/286             F          311,000.00         ZZ
                                         360        310,436.16          2
                                       6.500          1,965.74         43
                                       6.250          1,965.74
    PLEASANTON       CA   94566          1            12/23/02         00
    1833274                              05           02/01/03          0
    1833274                              N            01/01/33
    0


    8417545          286/286             F          127,400.00         ZZ
                                         360        127,021.55          2
                                       6.500            805.26         70
                                       6.250            805.26
    RENO             NV   89502          5            11/22/02         00
    1666895                              05           01/01/03          0
    1666895                              N            12/01/32
    0


    8417547          286/286             F          380,000.00         ZZ
                                         360        379,261.65          2
                                       7.125          2,560.14         62
                                       6.875          2,560.14
    SANTA CLARA      CA   95050          5            11/25/02         00
    1791752                              05           02/01/03          0
    1791752                              N            01/01/33
    0


    8417553          286/286             F          505,000.00         ZZ
                                         360        504,062.04          4
                                       6.375          3,150.55         65
                                       6.125          3,150.55
1


    LOS ALAMITOS     CA   90720          1            12/04/02         00
    1861870                              05           02/01/03          0
    1861870                              N            01/01/33
    0


    8417557          286/286             F          219,000.00         ZZ
                                         360        218,593.24          4
                                       6.375          1,366.28         31
                                       6.125          1,366.28
    HUNTINGTON BEAC  CA   90720          2            12/13/02         00
    1861900                              05           02/01/03          0
    1861900                              N            01/01/33
    0


    8417565          286/286             F          154,000.00         ZZ
                                         360        153,706.98          1
                                       6.250            948.21         80
                                       6.000            948.21
    ANTELOPE         CA   95843          1            12/17/02         00
    1853398                              05           02/01/03          0
    1853398                              N            01/01/33
    0


    8417577          286/286             F          130,000.00         ZZ
                                         360        129,752.64          2
                                       6.250            800.44         58
                                       6.000            800.44
    SEATTLE          WA   98144          5            12/20/02         00
    1851969                              05           02/01/03          0
    1851969                              N            01/01/33
    0


    8417581          286/286             F           88,450.00         ZZ
                                         360         88,281.70          1
                                       6.250            544.61         71
                                       6.000            544.61
    LINCOLN CITY     OR   97367          2            12/18/02         00
    1247814                              05           02/01/03          0
    1247814                              N            01/01/33
    0


    8417591          286/286             F          168,000.00         ZZ
                                         360        167,716.89          1
                                       6.875          1,103.65         80
                                       6.625          1,103.65
    WRENTHAM         MA   02093          1            12/12/02         00
    1732088                              01           02/01/03          0
    1732088                              N            01/01/33
    0
1




    8417593          286/286             F           78,300.00         ZZ
                                         360         78,177.45          2
                                       7.250            534.15         90
                                       7.000            534.15
    EAST ORANGE      NJ   07018          1            12/12/02         11
    1805448                              05           02/01/03         25
    1805448                              N            01/01/33
    0


    8417595          286/286             F           60,000.00         ZZ
                                         360         59,891.21          1
                                       6.500            379.25         50
                                       6.250            379.25
    CALEXICO         CA   92231          5            12/16/02         00
    1684116                              05           02/01/03          0
    1684116                              N            01/01/33
    0


    8417597          286/286             F          290,000.00         ZZ
                                         360        289,499.22          2
                                       6.750          1,880.94         39
                                       6.500          1,880.94
    CUPERTINO        CA   95014          5            12/06/02         00
    1792576                              05           02/01/03          0
    1792576                              N            01/01/33
    0


    8417599          286/286             F          322,700.00         ZZ
                                         360        322,055.89          1
                                       6.000          1,934.75         67
                                       5.750          1,934.75
    SUNNYVALE        CA   94086          1            12/13/02         00
    1876946                              05           02/01/03          0
    1876946                              N            01/01/33
    0


    8417609          286/286             F           74,000.00         ZZ
                                         360         73,869.04          1
                                       6.625            473.84         38
                                       6.375            473.84
    COON RAPIDS      MN   55433          2            12/12/02         00
    1760490                              05           02/01/03          0
    1760490                              N            01/01/33
    0


    8417611          286/286             F          225,000.00         ZZ
                                         360        224,314.57          1
1


                                       6.500          1,422.16         65
                                       6.250          1,422.16
    SAN DIEGO        CA   92106          1            11/25/02         00
    1787794                              01           01/01/03          0
    1787794                              N            12/01/32
    0


    8417613          286/286             F          121,500.00         ZZ
                                         360        121,274.32          1
                                       6.375            758.01         90
                                       6.125            758.01
    MIAMI            FL   33142          1            12/11/02         14
    1860520                              05           02/01/03         30
    1860520                              N            01/01/33
    0


    8417637          286/286             F           93,700.00         ZZ
                                         360         93,521.72          2
                                       6.250            576.93         41
                                       6.000            576.93
    ANTIOCH          CA   94509          2            12/03/02         00
    1116837                              05           02/01/03          0
    1116837                              N            01/01/33
    0


    8417645          286/286             F          206,500.00         ZZ
                                         360        206,134.60          3
                                       6.625          1,322.25         50
                                       6.375          1,322.25
    MALDEN           MA   02148          2            12/13/02         00
    1759540                              05           02/01/03          0
    1759540                              N            01/01/33
    0


    8417649          286/286             F          355,000.00         ZZ
                                         360        354,356.40          4
                                       6.500          2,243.85         70
                                       6.250          2,243.85
    EVERETT          MA   02149          2            12/16/02         00
    1759578                              05           02/01/03          0
    1759578                              N            01/01/33
    0


    8417669          286/286             F           48,600.00         ZZ
                                         360         48,523.95          1
                                       7.250            331.54         90
                                       7.000            331.54
    SOUTH BEND       IN   46616          1            12/16/02         11
    1848712                              05           02/01/03         30
1


    1848712                              N            01/01/33
    0


    8417677          286/286             F          163,200.00         ZZ
                                         360        162,918.17          1
                                       6.750          1,058.52         80
                                       6.500          1,058.52
    RIVERSIDE        CA   92506          1            12/10/02         00
    1822260                              03           02/01/03          0
    1822260                              N            01/01/33
    0


    8417685          286/286             F          190,750.00         ZZ
                                         360        190,242.31          1
                                       6.625          1,221.40         90
                                       6.375          1,221.40
    EL PASO          TX   79912          1            12/05/02         12
    1847376                              05           01/01/03         30
    1847376                              N            12/01/32
    0


    8417705          286/286             F          112,000.00         ZZ
                                         360        111,796.94          1
                                       7.125            754.57         70
                                       6.875            754.57
    SCOTTSDALE       AZ   85251          5            12/10/02         00
    1816734                              05           02/01/03          0
    1816734                              N            01/01/33
    0


    8417713          286/286             F           89,250.00         ZZ
                                         360         89,110.32          4
                                       7.250            608.85         75
                                       7.000            608.85
    SUSANVILLE       CA   96130          1            12/09/02         00
    1814249                              05           02/01/03          0
    1814249                              N            01/01/33
    0


    8417729          286/286             F           94,750.00         ZZ
                                         360         94,578.22          1
                                       6.500            598.89         79
                                       6.250            598.89
    TEMPE            AZ   85283          5            12/17/02         00
    1828715                              03           02/01/03          0
    1828715                              N            01/01/33
    0


1


    8417733          286/286             F          159,600.00         ZZ
                                         360        159,296.33          4
                                       6.250            982.69         70
                                       6.000            982.69
    BOUNTIFUL        UT   84010          5            12/05/02         00
    1812065                              05           02/01/03          0
    1812065                              N            01/01/33
    0


    8417737          286/286             F          157,500.00         ZZ
                                         360        157,200.32          4
                                       6.250            969.76         70
                                       6.000            969.76
    BOUNTIFUL        UT   84010          5            12/05/02         00
    1812068                              05           02/01/03          0
    1812068                              N            01/01/33
    0


    8417745          286/286             F          189,000.00         ZZ
                                         360        188,613.66          1
                                       5.875          1,118.01         90
                                       5.625          1,118.01
    RANCHO CUCAMONG  CA   91730          1            12/13/02         11
    1865438                              05           02/01/03         25
    1865438                              N            01/01/33
    0


    8417751          286/286             F          116,800.00         ZZ
                                         360        116,554.06          1
                                       6.375            728.69         80
                                       6.125            728.69
    ALBUQUERQUE      NM   87111          5            12/10/02         00
    1844997                              05           02/01/03          0
    1844997                              N            01/01/33
    0


    8417759          286/286             F           60,000.00         ZZ
                                         360         59,768.73          1
                                       6.750            389.16         80
                                       6.500            389.16
    KINGSTON         WA   98346          2            11/21/02         00
    1617318                              03           01/01/03          0
    1617318                              N            12/01/32
    0


    8417765          286/286             F          153,000.00         ZZ
                                         360        152,639.77          2
                                       7.250          1,043.73         90
                                       7.000          1,043.73
1


    CANAAN           NH   03741          1            11/27/02         14
    1778704                              05           01/01/03         25
    1778704                              N            12/01/32
    0


    8417783          286/286             F           86,250.00         ZZ
                                         360         86,111.63          1
                                       7.125            581.09         75
                                       6.875            581.09
    TOBYHANNA        PA   18466          5            12/17/02         00
    1858282                              05           02/01/03          0
    1858282                              N            01/01/33
    0


    8417795          286/286             F          180,000.00         ZZ
                                         360        179,681.50          4
                                       6.625          1,152.56         55
                                       6.375          1,152.56
    LOWELL           MA   01852          5            12/05/02         00
    1798359                              05           02/01/03          0
    1798359                              N            01/01/33
    0


    8417797          286/286             F          180,000.00         ZZ
                                         360        179,681.50          4
                                       6.625          1,152.56         55
                                       6.375          1,152.56
    LOWELL           VT   05461          5            12/05/02         00
    1798555                              05           02/01/03          0
    1798555                              N            01/01/33
    0


    8417803          286/286             F          130,000.00         ZZ
                                         360        129,769.97          2
                                       6.625            832.41         57
                                       6.375            832.41
    LOWELL           MA   01852          5            12/05/02         00
    1798573                              05           02/01/03          0
    1798573                              N            01/01/33
    0


    8417807          286/286             F          115,000.00         ZZ
                                         360        114,796.52          2
                                       6.625            736.36         50
                                       6.375            736.36
    LOWELL           MA   01852          2            12/05/02         00
    1803782                              05           02/01/03          0
    1803782                              N            01/01/33
    0
1




    8417823          286/286             F          120,000.00         ZZ
                                         360        119,777.11          1
                                       6.375            748.65         71
                                       6.125            748.65
    RIALTO           CA   92316          5            12/17/02         00
    1840069                              05           02/01/03          0
    1840069                              N            01/01/33
    0


    8417835          286/286             F          160,000.00         ZZ
                                         360        159,553.03          1
                                       6.375            998.20         28
                                       6.125            998.20
    PROVINCETOWN     MA   02657          5            12/05/02         00
    1723299                              05           01/01/03          0
    1723299                              N            12/01/32
    0


    8417845          286/286             F          143,000.00         ZZ
                                         360        142,610.06          1
                                       6.500            903.86         47
                                       6.250            903.86
    TRACY            CA   95376          2            11/22/02         00
    1684101                              05           01/01/03          0
    1684101                              N            12/01/32
    0


    8417865          286/286             F          450,000.00         ZZ
                                         360        449,164.20          1
                                       6.375          2,807.42         65
                                       6.125          2,807.42
    SANTA CLARA      CA   95051          2            12/18/02         00
    1674647                              03           02/01/03          0
    1674647                              N            01/01/33
    0


    8417877          286/286             F          150,800.00         ZZ
                                         360        148,999.14          4
                                       6.375            940.80         64
                                       6.125            940.80
    BOISE            ID   83705          2            12/23/02         00
    1246679                              03           02/01/03          0
    1246679                              N            01/01/33
    0


    8417883          286/286             F           99,300.00         ZZ
                                         360         97,923.60          2
1


                                       6.375            619.51         75
                                       6.125            619.51
    BOISE            ID   83705          2            12/20/02         00
    1246680                              05           02/01/03          0
    1246680                              N            01/01/33
    0


    8417887          286/286             F           94,650.00         ZZ
                                         360         93,277.89          2
                                       6.375            590.50         73
                                       6.125            590.50
    BOISE            ID   83705          2            12/20/02         00
    1246681                              05           02/01/03          0
    1246681                              N            01/01/33
    0


    8417891          286/286             F          200,000.00         ZZ
                                         360        199,628.54          2
                                       6.375          1,247.74         67
                                       6.125          1,247.74
    SACRAMENTO       CA   95831          5            12/20/02         00
    1792535                              05           02/01/03          0
    1792535                              N            01/01/33
    0


    8417911          286/286             F          105,000.00         ZZ
                                         360        104,785.36          2
                                       5.875            621.12         70
                                       5.625            621.12
    WARDEN           WA   98857          5            12/23/02         00
    811307                               05           02/01/03          0
    811307                               N            01/01/33
    0


    8417919          286/286             F           87,500.00         ZZ
                                         360         87,341.37          2
                                       6.500            553.06         75
                                       6.250            553.06
    BOISE            ID   83704          2            01/02/03         00
    1245255                              05           02/01/03          0
    1245255                              N            01/01/33
    0


    8417923          286/286             F          148,000.00         ZZ
                                         360        147,756.66          2
                                       7.000            984.65         65
                                       6.750            984.65
    SAN DIEGO        CA   92113          5            12/16/02         00
    1827977                              05           02/01/03          0
1


    1827977                              N            01/01/33
    0


    8417927          286/286             F          110,000.00         ZZ
                                         360        109,795.69          4
                                       6.375            686.26         32
                                       6.125            686.26
    RICHMOND         CA   94801          5            12/27/02         00
    1835872                              05           02/01/03          0
    1835872                              N            01/01/33
    0


    8417935          286/286             F          128,000.00         ZZ
                                         360        127,503.08          1
                                       6.625            819.60         80
                                       6.375            819.60
    GAITHERSBURG     MD   20879          1            10/31/02         00
    0001250065                           03           12/01/02          0
    0001250065                           N            11/01/32
    0


    8417947          286/286             F          204,000.00         ZZ
                                         360        203,664.58          3
                                       7.000          1,357.22         80
                                       6.750          1,357.22
    ROSEVILLE        CA   95678          1            12/06/02         00
    1638354                              05           02/01/03          0
    1638354                              N            01/01/33
    0


    8417949          286/286             F          493,350.00         ZZ
                                         360        491,938.31          4
                                       6.250          3,037.65         69
                                       6.000          3,037.65
    WEST HOLLYWOOD   CA   90048          5            11/01/02         00
    1647950                              05           01/01/03          0
    1647950                              N            12/01/32
    0


    8417961          286/286             F           64,800.00         ZZ
                                         360         64,679.64          1
                                       6.375            404.27         80
                                       6.125            404.27
    SOUTHAVEN        MS   38671          5            12/30/02         00
    1879958                              05           02/01/03          0
    1879958                              N            01/01/33
    0


1


    8417963          286/286             F          204,400.00         ZZ
                                         360        203,842.65          2
                                       6.500          1,291.95         75
                                       6.250          1,291.95
    SACRAMENTO       CA   95831          2            11/19/02         00
    1685839                              05           01/01/03          0
    1685839                              N            12/01/32
    0


    8417969          286/286             F          310,000.00         ZZ
                                         360        308,836.39          1
                                       6.500          1,959.42         61
                                       6.250          1,959.42
    DALY CITY        CA   94015          5            10/02/02         00
    1609020                              05           12/01/02          0
    1609020                              N            11/01/32
    0


    8417971          286/286             F          300,000.00         ZZ
                                         360        299,442.80          4
                                       6.375          1,871.61         69
                                       6.125          1,871.61
    ALAMEDA          CA   94501          1            11/26/02         00
    1788024                              05           02/01/03          0
    1788024                              N            01/01/33
    0


    8418149          W40/G02             F          204,000.00         ZZ
                                         360        202,679.12          1
                                       6.125          1,239.53         94
                                       5.875          1,239.53
    PORTGAGE         MI   49024          2            01/31/03         01
    0435343249                           05           03/01/03         30
    102016439                            O            02/01/33
    0


    8418161          P59/G02             F          184,000.00         ZZ
                                         360        183,825.41          1
                                       6.250          1,132.92         80
                                       6.000          1,132.92
    LOS ANGELES      CA   91352          5            01/21/03         00
    0435344221                           05           03/01/03          0
    AT004902                             O            02/01/33
    0


    8419011          U05/G02             F          108,750.00         TX
                                         360        108,654.05          1
                                       6.625            696.34         72
                                       6.375            696.34
1


    CONROE           TX   77302          5            01/16/03         00
    0435335757                           03           03/01/03          0
    3297672                              O            02/01/33
    0


    8419135          K15/G02             F          198,000.00         ZZ
                                         360        197,802.89          1
                                       6.000          1,187.11         76
                                       5.750          1,187.11
    ATTLEBORO        MA   02703          5            01/27/03         00
    0435340369                           05           03/01/03          0
    037905506169                         O            02/01/33
    0


    8419297          R65/G02             F          511,000.00         ZZ
                                         360        510,515.15          1
                                       6.250          3,146.31         79
                                       6.000          3,146.31
    NORWALK          CT   06850          5            01/28/03         00
    0435343165                           05           03/01/03          0
    419575627641957                      O            02/01/33
    0


    8419301          G34/G02             F          250,000.00         ZZ
                                         360        249,757.01          1
                                       6.125          1,519.03         72
                                       5.875          1,519.03
    GRAPEVINE        TX   76051          5            01/27/03         00
    0435358064                           05           03/01/03          0
    85212273                             O            02/01/33
    0


    8419453          U05/G02             F           56,250.00         ZZ
                                         360         56,201.57          1
                                       6.750            364.84         75
                                       6.500            364.84
    HEMET            CA   92582          1            01/27/03         00
    0435331491                           01           03/01/03          0
    3303350                              N            02/01/33
    0


    8419591          G34/G02             F           46,500.00         ZZ
                                         360         46,465.50          1
                                       7.500            325.13         75
                                       7.250            325.13
    SANTA TERESA     NM   88008          1            01/30/03         00
    0435371471                           05           03/01/03          0
    85212635                             N            02/01/33
    0
1




    8419897          Q30/G02             F           96,750.00         ZZ
                                         360         96,679.97          2
                                       7.625            684.80         90
                                       7.375            684.80
    NEW BRITAIN      CT   06053          1            01/21/03         28
    0435394093                           05           03/01/03         25
    21018242                             N            02/01/33
    0


    8419933          X51/G02             F          603,000.00         ZZ
                                         360        602,413.92          1
                                       6.125          3,663.89         79
                                       5.875          3,663.89
    REDWOOD CITY     CA   94065          2            01/30/03         00
    0435337126                           05           03/01/03          0
    030106005                            O            02/01/33
    0


    8420173          X91/G02             F          199,500.00         ZZ
                                         360        199,306.10          1
                                       6.125          1,212.18         70
                                       5.875          1,212.18
    KANEOHE          HI   96744          1            01/24/03         00
    0435347943                           08           03/01/03          0
    803973                               N            02/01/33
    0


    8420183          E11/G02             F          227,900.00         ZZ
                                         360        227,683.76          1
                                       6.250          1,403.22         95
                                       6.000          1,403.22
    ROCHESTER        MN   55901          1            01/31/03         04
    0435351085                           05           03/01/03         30
    0014001047508                        O            02/01/33
    0


    8420213          W35/G02             F          106,500.00         ZZ
                                         360        106,500.00          1
                                       5.950            635.11         79
                                       5.700            635.11
    CRAWFORDSVILLE   IN   47933          5            01/31/03         00
    0435351325                           05           04/01/03          0
    17349                                O            03/01/33
    0


    8421169          E82/G02             F          274,700.00         ZZ
                                         360        274,700.00          1
1


                                       6.375          1,713.77         76
                                       6.125          1,713.77
    FAIRFAX          VA   22030          2            02/04/03         00
    0400759700                           09           04/01/03          0
    7674181                              O            03/01/33
    0


    8421501          E22/G02             F          144,000.00         ZZ
                                         360        143,863.37          1
                                       6.250            886.63         78
                                       6.000            886.63
    ARLINGTON        TX   76018          2            01/31/03         00
    0415401538                           03           03/01/03          0
    0415401538                           N            02/01/33
    0


    8421523          E22/G02             F          380,000.00         ZZ
                                         360        379,648.04          1
                                       6.375          2,370.71         80
                                       6.125          2,370.71
    BOISE            ID   83707          5            01/22/03         00
    0415797471                           05           03/01/03          0
    0415797471                           O            02/01/33
    0


    8421525          E22/G02             F          251,500.00         ZZ
                                         360        251,500.00          1
                                       6.125          1,528.14         63
                                       5.875          1,528.14
    PALO ALTO        CA   94303          2            01/29/03         00
    0415806264                           05           04/01/03          0
    0415806264                           O            03/01/33
    0


    8421547          E22/G02             F          382,000.00         ZZ
                                         360        381,628.72          1
                                       6.125          2,321.07         80
                                       5.875          2,321.07
    DALY CITY        CA   94015          2            01/28/03         00
    0415936897                           05           03/01/03          0
    0415936897                           O            02/01/33
    0


    8421579          E22/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
                                       6.250          1,600.86         87
                                       6.000          1,600.86
    SANGER           TX   76266          2            02/06/03         04
    0416036036                           05           04/01/03         25
1


    0416036036                           O            03/01/33
    0


    8421587          E22/G02             F          250,000.00         ZZ
                                         360        249,757.01          4
                                       6.125          1,519.03         80
                                       5.875          1,519.03
    REDMOND          OR   97756          1            01/31/03         00
    0416062677                           05           03/01/03          0
    0416062677                           N            02/01/33
    0


    8421595          E22/G02             F          250,000.00         ZZ
                                         360        249,757.01          4
                                       6.125          1,519.03         80
                                       5.875          1,519.03
    REDMOND          OR   97756          1            01/31/03         00
    0416077717                           05           03/01/03          0
    0416077717                           N            02/01/33
    0


    8421735          W93/G02             F          115,200.00         ZZ
                                         360        115,110.13          1
                                       7.250            785.87         80
                                       7.000            785.87
    CHANDLER         AZ   85225          2            01/13/03         00
    0435326129                           03           03/01/03          0
    35436978 /PG                         O            02/01/33
    0


    8422097          W68/G02             F          116,550.00         ZZ
                                         360        116,459.08          4
                                       7.250            795.08         90
                                       7.000            795.08
    ALBUQUERQUE      NM   87108          1            01/17/03         10
    0435429675                           05           03/01/03         25
    35268                                N            02/01/33
    0


    8422417          940/G02             F           83,175.00         ZZ
                                         360         83,175.00          1
                                       6.500            525.72         76
                                       6.250            525.72
    APPLE VALLEY     CA   92308          1            01/31/03         00
    0435384268                           05           04/01/03          0
    65020602                             N            03/01/33
    0


1


    8422573          E76/G02             F          166,545.00         ZZ
                                         360        166,421.40          1
                                       7.500          1,164.51         90
                                       7.250          1,164.51
    PARKER           CO   80138          1            01/24/03         04
    0435352257                           09           03/01/03         25
    10018538                             N            02/01/33
    0


    8423091          U05/G02             F          351,200.00         ZZ
                                         360        350,833.32          1
                                       5.750          2,049.51         80
                                       5.500          2,049.51
    ANTIOCH          CA   94509          1            01/27/03         00
    0435373386                           03           03/01/03          0
    3306638                              O            02/01/33
    0


    8423119          U05/G02             F          166,300.00         ZZ
                                         360        166,153.27          1
                                       6.625          1,064.84         45
                                       6.375          1,064.84
    YPSILANTI        MI   48198          5            01/23/03         00
    0435342738                           05           03/01/03          0
    3299347                              O            02/01/33
    0


    8423179          W93/G02             F          120,800.00         ZZ
                                         360        120,690.79          1
                                       6.500            763.54         80
                                       6.250            763.54
    BOISE            ID   83709          1            01/29/03         00
    0435332499                           05           03/01/03          0
    60439207                             O            02/01/33
    0


    8423187          S27/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
                                       6.375          1,048.11         80
                                       6.125          1,048.11
    FREDERICK        MD   21703          5            01/30/03         00
    0435346713                           05           04/01/03          0
    1130011431                           O            03/01/33
    0


    8423203          M18/G02             F          180,800.00         ZZ
                                         360        180,800.00          2
                                       6.750          1,172.67         80
                                       6.500          1,172.67
1


    LONG BEACH       CA   90805          1            01/24/03         00
    0435349253                           05           04/01/03          0
    980102200                            N            03/01/33
    0


    8423205          S27/G02             F           82,320.00         ZZ
                                         360         82,245.58          1
                                       6.500            520.32         80
                                       6.250            520.32
    ALLENTOWN        PA   18104          1            02/04/03         00
    0435352505                           05           03/01/03          0
    1130011492                           O            02/01/33
    0


    8423271          X08/G02             F          102,000.00         ZZ
                                         360        101,898.46          1
                                       6.000            611.54         65
                                       5.750            611.54
    WEST JORDAN      UT   84088          2            01/27/03         00
    0435349048                           05           03/01/03          0
    6020491                              O            02/01/33
    0


    8423305          U42/G02             F          104,000.00         ZZ
                                         360        103,903.68          1
                                       6.375            648.82         80
                                       6.125            648.82
    DURANT           OK   74701          5            01/10/03         00
    0435347711                           05           03/01/03          0
    15201894                             O            02/01/33
    0


    8423329          N47/G02             F          352,000.00         ZZ
                                         360        351,666.01          1
                                       6.250          2,167.32         80
                                       6.000          2,167.32
    MARINA           CA   93933          5            01/27/03         00
    0435346325                           05           03/01/03          0
    20502437                             O            02/01/33
    0


    8423379          N47/G02             F          444,000.00         ZZ
                                         360        444,000.00          1
                                       6.000          2,662.00         80
                                       5.750          2,662.00
    PETALUMA         CA   94952          1            02/01/03         00
    0435396254                           03           04/01/03          0
    20502921                             O            03/01/33
    0
1




    8423385          W30/G02             F          180,000.00         ZZ
                                         360        179,837.28          3
                                       6.500          1,137.72         69
                                       6.250          1,137.72
    WORCESTER        MA   01607          5            01/29/03         00
    0435437827                           05           03/01/03          0
    0669328                              O            02/01/33
    0


    8423479          588/G02             F          195,000.00         ZZ
                                         360        194,654.95          1
                                       6.625          1,248.61         74
                                       6.375          1,248.61
    WASHINGTON TOWN  NJ   07840          1            12/13/02         00
    0435425418                           05           02/01/03          0
    1081450                              O            01/01/33
    0


    8423525          G34/G02             F          117,750.00         ZZ
                                         360        117,662.61          1
                                       7.500            823.33         75
                                       7.250            823.33
    SANTA TERESA     NM   88008          1            01/30/03         00
    0435440862                           05           03/01/03          0
    85212617                             N            02/01/33
    0


    8423579          L76/G02             F          155,000.00         ZZ
                                         360        155,000.00          1
                                       6.125            941.80         80
                                       5.875            941.80
    RICHFIELD        MN   55423          2            02/05/03         00
    0435347828                           05           04/01/03          0
    9507457                              O            03/01/33
    0


    8423593          W68/G02             F          116,550.00         ZZ
                                         360        116,459.08          4
                                       7.250            795.08         90
                                       7.000            795.08
    ALBUQUERQUE      NM   87108          1            01/23/03         01
    0435354725                           05           03/01/03         25
    35269                                N            02/01/33
    0


    8423635          R55/G02             F          134,900.00         ZZ
                                         360        134,900.00          1
1


                                       6.875            886.20         95
                                       6.625            886.20
    GILBERT          AZ   85296          1            02/06/03         10
    0435347190                           05           04/01/03         30
    100094600000187                      O            03/01/33
    0


    8423659          X04/G02             F          184,700.00         ZZ
                                         360        184,700.00          1
                                       6.500          1,167.43         80
                                       6.250          1,167.43
    HENDERSON        NV   89074          2            02/04/03         00
    0435374848                           03           04/01/03          0
    2847554                              N            03/01/33
    0


    8423713          642/G02             F           66,500.00         ZZ
                                         360         66,449.40          1
                                       7.375            459.30         89
                                       7.125            459.30
    CHICAGO          IL   60617          5            01/31/03         10
    0435341904                           05           03/01/03         25
    12115002                             O            02/01/33
    0


    8424015          E82/G02             F          115,600.00         ZZ
                                         360        115,600.00          2
                                       7.125            778.82         80
                                       6.875            778.82
    GRAIN VALLEY     MO   64029          2            02/07/03         00
    0400734828                           05           04/01/03          0
    0400734828                           N            03/01/33
    0


    8424101          E82/G02             F          100,600.00         ZZ
                                         360        100,600.00          4
                                       6.500            635.86         27
                                       6.250            635.86
    JACKSONVILLE BE  FL   32250          2            02/07/03         00
    0400784930                           05           04/01/03          0
    1607893                              N            03/01/33
    0


    8424355          X82/G02             F          131,250.00         ZZ
                                         360        131,125.46          1
                                       6.250            808.13         75
                                       6.000            808.13
    WARRENTON        VA   20186          1            01/31/03         00
    0435358775                           09           03/01/03          0
1


    848732                               N            02/01/33
    0


    8424499          E76/G02             F          345,500.00         ZZ
                                         360        345,164.20          1
                                       6.125          2,099.29         74
                                       5.875          2,099.29
    LONGMONT         CO   80501          5            02/03/03         00
    0435337258                           03           03/01/03          0
    10020904                             O            02/01/33
    0


    8424731          B39/G02             F          232,500.00         ZZ
                                         360        232,500.00          1
                                       6.000          1,393.95         80
                                       5.750          1,393.95
    SAVAGE           MN   55378          1            02/07/03         00
    0435348784                           05           04/01/03          0
    20033550F                            O            03/01/33
    0


    8425973          950/G02             F          164,000.00         ZZ
                                         360        163,848.10          2
                                       6.375          1,023.15         75
                                       6.125          1,023.15
    MARYSVILLE       WA   98270          2            01/31/03         00
    0435358593                           05           03/01/03          0
    E42C071                              N            02/01/33
    0


    8426015          950/G02             F          172,800.00         ZZ
                                         360        172,654.83          1
                                       6.875          1,135.17         95
                                       6.625          1,135.17
    REDDING          CA   96003          1            01/24/03         11
    0435342787                           03           03/01/03         30
    A5205011                             O            02/01/33
    0


    8426463          964/G02             F          408,000.00         ZZ
                                         360        408,000.00          1
                                       5.875          2,413.48         68
                                       5.625          2,413.48
    NOVATO           CA   94947          5            01/30/03         00
    0435431671                           05           04/01/03          0
    331160                               O            03/01/33
    0


1


    8426777          N74/G02             F           17,000.00         T
                                         360         16,987.70          1
                                       7.625            120.32         19
                                       7.375            120.32
    ST GEORGE        UT   84770          5            02/05/03         00
    0435410733                           01           03/10/03          0
    0031669010                           O            02/10/33
    0


    8426789          W68/G02             F          116,550.00         ZZ
                                         360        116,459.08          4
                                       7.250            795.08         90
                                       7.000            795.08
    ALBUQUERQUE      NM   87108          1            01/24/03         14
    0435356324                           05           03/01/03         25
    35267                                N            02/01/33
    0


    8426811          E11/G02             F          110,200.00         ZZ
                                         360        110,116.15          1
                                       7.375            761.12         80
                                       7.125            761.12
    COON RAPIDS      MN   55433          1            02/05/03         00
    0435456264                           01           03/01/03          0
    008001051152                         N            02/01/33
    0


    8426873          U05/G02             F          192,000.00         ZZ
                                         360        191,813.39          1
                                       6.125          1,166.61         77
                                       5.875          1,166.61
    CLACKAMAS        OR   97015          5            01/28/03         00
    0435349584                           03           03/01/03          0
    3299970                              N            02/01/33
    0


    8426913          N47/G02             F          520,000.00         ZZ
                                         360        520,000.00          1
                                       6.125          3,159.57         80
                                       5.875          3,159.57
    BENICIA          CA   94510          1            02/01/03         00
    0435357603                           05           04/01/03          0
    20502548                             O            03/01/33
    0


    8426975          E22/G02             F          110,800.00         ZZ
                                         360        110,800.00          1
                                       7.500            774.73         80
                                       7.250            774.73
1


    MT PLEASANT      SC   29464          5            02/10/03         00
    0415574458                           01           04/01/03          0
    0415574458                           N            03/01/33
    0


    8426995          E22/G02             F          494,000.00         ZZ
                                         360        493,574.68          1
                                       6.750          3,204.07         71
                                       6.500          3,204.07
    HOLLISWOOD       NY   11423          5            02/05/03         00
    0415689090                           05           03/01/03          0
    0415689090                           O            02/01/33
    0


    8427013          E22/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       6.500          3,160.34         39
                                       6.250          3,160.34
    PENNGROVE        CA   94951          5            01/31/03         00
    0415759471                           05           04/01/03          0
    0415759471                           O            03/01/33
    0


    8427031          U09/G02             F           80,620.00         ZZ
                                         360         80,539.74          1
                                       6.000            483.36         58
                                       5.750            483.36
    KALAMAZOO        MI   49009          5            01/27/03         00
    0435427018                           05           03/01/03          0
    2202658                              O            02/01/33
    0


    8427043          E22/G02             F          152,800.00         ZZ
                                         360        152,800.00          1
                                       6.250            940.82         80
                                       6.000            940.82
    FORT WORTH       TX   76135          5            02/05/03         00
    0415873355                           05           04/01/03          0
    0415873355                           O            03/01/33
    0


    8427073          E22/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
                                       6.500          1,061.87         60
                                       6.250          1,061.87
    SAN ANTONIO      TX   78255          5            02/04/03         00
    0415918895                           05           04/01/03          0
    0415918895                           O            03/01/33
    0
1




    8427081          E22/G02             F          345,000.00         ZZ
                                         360        344,226.88          1
                                       6.250          2,124.22         70
                                       6.000          2,124.22
    MYRTLE           MS   38850          2            02/05/03         00
    0415927094                           05           03/01/03          0
    0415927094                           O            02/01/33
    0


    8427095          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.000          1,199.10         67
                                       5.750          1,199.10
    MURPHYS          CA   95247          2            02/02/03         00
    0415931674                           05           04/01/03          0
    0415931674                           O            03/01/33
    0


    8427103          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       5.875            638.86         80
                                       5.625            638.86
    INDIANAPOLIS     IN   46214          2            02/05/03         00
    0415932904                           05           04/01/03          0
    0415932904                           O            03/01/33
    0


    8427113          E22/G02             F          257,000.00         T
                                         360        256,756.15          1
                                       6.250          1,582.39         62
                                       6.000          1,582.39
    HEALDSBURG       CA   95448          5            01/27/03         00
    0415938430                           05           03/01/03          0
    0415938430                           O            02/01/33
    0


    8427131          E22/G02             F          135,150.00         ZZ
                                         360        135,150.00          1
                                       6.500            854.24         85
                                       6.250            854.24
    ROYAL OAK        MI   48067          1            02/10/03         04
    0415959162                           05           04/01/03         12
    0415959162                           O            03/01/33
    0


    8427139          E22/G02             F          120,000.00         T
                                         360        120,000.00          1
1


                                       6.500            758.48         75
                                       6.250            758.48
    BIG ARM          MT   59910          5            02/05/03         00
    0415974211                           05           04/01/03          0
    0415974211                           O            03/01/33
    0


    8427143          E22/G02             F          120,600.00         ZZ
                                         360        120,600.00          1
                                       6.625            772.22         90
                                       6.375            772.22
    WEST PALM BEACH  FL   33415          1            02/10/03         01
    0415981398                           03           04/01/03         25
    0415981398                           O            03/01/33
    0


    8427173          E22/G02             F          524,000.00         ZZ
                                         360        524,000.00          1
                                       6.125          3,183.88         71
                                       5.875          3,183.88
    SAINT HELENA     CA   94574          2            01/31/03         00
    0415988534                           05           04/01/03          0
    0415988534                           O            03/01/33
    0


    8427195          E22/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
                                       6.500            537.26         50
                                       6.250            537.26
    LAPEER           MI   48446          5            02/05/03         00
    0416004190                           05           04/01/03          0
    0416004190                           O            03/01/33
    0


    8427203          E22/G02             F          155,330.00         ZZ
                                         360        155,330.00          1
                                       5.875            918.84         74
                                       5.625            918.84
    CARROLLTON       TX   75006          2            02/05/03         00
    0416008225                           05           04/01/03          0
    0416008225                           O            03/01/33
    0


    8427217          E22/G02             F          330,000.00         ZZ
                                         360        330,000.00          1
                                       6.125          2,005.11         80
                                       5.875          2,005.11
    WEST BLOOMFIELD  MI   48324          1            02/10/03         00
    0415401074                           29           04/01/03          0
1


    0415401074                           O            03/01/33
    0


    8427223          E22/G02             F          456,000.00         ZZ
                                         360        455,556.80          1
                                       6.125          2,770.70         79
                                       5.875          2,770.70
    HUNTINGTON BEAC  CA   92648          5            01/27/03         00
    0415537273                           05           03/01/03          0
    0415537273                           O            02/01/33
    0


    8427249          E22/G02             F          129,900.00         ZZ
                                         240        129,631.13          1
                                       6.375            958.96         90
                                       6.125            958.96
    APOPKA           FL   32703          2            02/04/03         01
    0415818038                           05           03/01/03         30
    0415818038                           O            02/01/23
    0


    8427255          E22/G02             F          399,075.00         ZZ
                                         360        399,075.00          1
                                       6.250          2,457.17         85
                                       6.000          2,457.17
    COTATI           CA   94931          1            01/30/03         04
    0415820471                           05           04/01/03         12
    0415820471                           O            03/01/33
    0


    8427265          E22/G02             F          336,000.00         ZZ
                                         360        335,688.80          1
                                       6.375          2,096.20         69
                                       6.125          2,096.20
    LAKE ARROWHEAD   CA   92352          5            01/29/03         00
    0415834407                           05           03/01/03          0
    0415834407                           O            02/01/33
    0


    8427271          E22/G02             F          227,500.00         ZZ
                                         360        227,289.29          1
                                       6.375          1,419.30         66
                                       6.125          1,419.30
    NEWARK           CA   94560          5            01/21/03         00
    0415844190                           05           03/01/03          0
    0415844190                           O            02/01/33
    0


1


    8427273          E22/G02             F          281,775.00         ZZ
                                         360        281,775.00          1
                                       6.250          1,734.94         85
                                       6.000          1,734.94
    SEATTLE          WA   98178          5            02/03/03         04
    0415844653                           03           04/01/03         12
    0415844653                           O            03/01/33
    0


    8427281          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.750            778.32         89
                                       6.500            778.32
    COLORADO SPRING  CO   80911          5            02/04/03         04
    0416020246                           03           04/01/03         25
    0416020246                           O            03/01/33
    0


    8427291          E22/G02             F          113,879.00         ZZ
                                         360        113,879.00          1
                                       6.500            719.79         80
                                       6.250            719.79
    SPARKS           NV   89436          1            02/05/03         00
    0416026466                           03           04/01/03          0
    0416026466                           O            03/01/33
    0


    8427293          E22/G02             F           55,800.00         ZZ
                                         360         55,800.00          2
                                       6.625            357.29         90
                                       6.375            357.29
    FORT WORTH       TX   76116          1            02/07/03         01
    0416028298                           05           04/01/03         25
    0416028298                           N            03/01/33
    0


    8427295          E22/G02             F           92,250.00         ZZ
                                         360         92,250.00          1
                                       7.000            613.74         75
                                       6.750            613.74
    SAN ANTONIO      TX   78240          5            02/10/03         00
    0416029916                           05           04/01/03          0
    0416029916                           N            03/01/33
    0


    8427297          E22/G02             F          109,600.00         ZZ
                                         360        109,600.00          1
                                       6.500            692.75         80
                                       6.250            692.75
1


    DAVIE            FL   33314          2            02/04/03         00
    0416033884                           05           04/01/03          0
    0416033884                           O            03/01/33
    0


    8427305          E22/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
                                       7.500            664.25         95
                                       7.250            664.25
    COLUMBIANA       AL   35051          5            02/04/03         04
    0416043602                           05           04/01/03         30
    0416043602                           O            03/01/33
    0


    8427311          E22/G02             F          142,500.00         ZZ
                                         360        142,500.00          1
                                       6.500            900.70         95
                                       6.250            900.70
    FRESNO           CA   93722          5            01/31/03         04
    0416044774                           05           04/01/03         30
    0416044774                           O            03/01/33
    0


    8427315          E22/G02             F          133,600.00         ZZ
                                         360        133,600.00          1
                                       6.500            844.44         80
                                       6.250            844.44
    FORT WAYNE       IN   46807          1            02/10/03         00
    0416051746                           05           04/01/03          0
    0416051746                           O            03/01/33
    0


    8427331          E22/G02             F          101,500.00         ZZ
                                         360        101,500.00          1
                                       6.625            649.92         89
                                       6.375            649.92
    LOUISVILLE       KY   40218          2            02/05/03         10
    0416062842                           05           04/01/03         25
    0416062842                           O            03/01/33
    0


    8427333          E22/G02             F          103,000.00         ZZ
                                         360        103,000.00          1
                                       6.500            651.03         58
                                       6.250            651.03
    OMAHA            NE   68144          5            02/05/03         00
    0416066629                           05           04/01/03          0
    0416066629                           O            03/01/33
    0
1




    8428211          F36/G02             F          105,750.00         ZZ
                                         360        105,656.70          1
                                       6.625            677.13         78
                                       6.375            677.13
    YELM             WA   98597          2            01/06/03         00
    0435427315                           05           03/01/03          0
    06405694                             N            02/01/33
    0


    8430283          L76/G02             F          102,000.00         ZZ
                                         360        102,000.00          1
                                       6.625            653.12         66
                                       6.375            653.12
    PRIOR LAKE       MN   55372          2            02/07/03         00
    0435366802                           05           04/01/03          0
    991624                               N            03/01/33
    0


    8430347          967/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.375            673.78         80
                                       6.125            673.78
    VANCOUVER        WA   98662          2            01/29/03         00
    0435428487                           07           04/01/03          0
    5950712                              N            03/01/33
    0


    8430357          T44/G02             F          448,000.00         ZZ
                                         360        447,595.01          4
                                       6.500          2,831.66         70
                                       6.250          2,831.66
    WEST HOLLYWOOD   CA   90046          5            01/20/03         00
    0435349592                           05           03/01/03          0
    1062034                              O            02/01/33
    0


    8430369          E57/G02             F          241,750.00         ZZ
                                         360        241,536.71          1
                                       6.625          1,547.95         95
                                       6.375          1,547.95
    FONTANA          CA   92336          1            01/17/03         04
    0435352513                           05           03/01/03         30
    06013276                             O            02/01/33
    0


    8430457          588/G02             F          152,500.00         ZZ
                                         360        152,358.76          1
1


                                       6.375            951.40         52
                                       6.125            951.40
    ALEXANDRIA       VA   22315          2            01/30/03         00
    0435350665                           09           03/01/03          0
    1085319                              O            02/01/33
    0


    8430473          N47/G02             F          256,500.00         ZZ
                                         360        256,268.13          1
                                       6.500          1,621.25         75
                                       6.250          1,621.25
    HOLLISTER        CA   95023          5            01/23/03         00
    0435353321                           05           03/01/03          0
    20500213                             O            02/01/33
    0


    8430479          N47/G02             F          368,000.00         ZZ
                                         360        368,000.00          1
                                       6.000          2,206.35         76
                                       5.750          2,206.35
    SAN JOSE         CA   95123          2            02/01/03         00
    0435358429                           05           04/01/03          0
    20502047                             O            03/01/33
    0


    8430513          E47/G02             F          187,200.00         ZZ
                                         360        187,022.38          1
                                       6.250          1,152.62         80
                                       6.000          1,152.62
    REDDING          CA   96002          5            01/27/03         00
    0435353420                           05           03/01/03          0
    7331014853                           O            02/01/33
    0


    8430527          W93/G02             F          148,800.00         ZZ
                                         360        148,665.48          1
                                       6.500            940.52         80
                                       6.250            940.52
    PEORIA           AZ   85382          5            01/30/03         00
    0435346549                           03           03/01/03          0
    35436233                             O            02/01/33
    0


    8431111          E57/G02             F           45,000.00         ZZ
                                         360         44,958.32          1
                                       6.375            280.74         75
                                       6.125            280.74
    OAKHURST         CA   93644          1            01/29/03         00
    0435362108                           01           03/01/03          0
1


    13004430                             O            02/01/33
    0


    8431297          X64/G02             F          342,400.00         ZZ
                                         360        342,059.14          1
                                       6.000          2,052.86         80
                                       5.750          2,052.86
    OAKLAND TOWNSHI  MI   48306          2            01/31/03         00
    0435358700                           05           03/01/03          0
    0000003675                           O            02/01/33
    0


    8431301          A06/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       6.875            591.24         63
                                       6.625            591.24
    STERLING HEIGHT  MI   48313          5            02/03/03         00
    0435366604                           05           04/01/03          0
    021000020235307                      O            03/01/33
    0


    8431341          P09/G02             F          296,400.00         ZZ
                                         360        296,400.00          1
                                       6.125          1,800.96         95
                                       5.875          1,800.96
    COLONIAL HEIGHT  VA   23834          5            02/10/03         10
    0435407085                           05           04/01/03         30
    R0301102                             O            03/01/33
    0


    8431363          P09/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
                                       6.125          1,142.31         78
                                       5.875          1,142.31
    SPRINGFIELD      VA   22152          2            02/05/03         00
    0435376140                           07           04/01/03          0
    0301035                              O            03/01/33
    0


    8431531          F89/G02             F          207,100.00         ZZ
                                         360        206,893.83          1
                                       6.000          1,241.67         95
                                       5.750          1,241.67
    LOS ANGELES      CA   90061          1            01/27/03         01
    0435429543                           05           03/01/03         30
    13727139                             O            02/01/33
    0


1


    8431537          X67/G02             F          235,000.00         ZZ
                                         360        234,787.56          3
                                       6.500          1,485.36         74
                                       6.250          1,485.36
    FALL RIVER       MA   02720          1            01/17/03         00
    0435358114                           05           03/01/03          0
    00241526                             O            02/01/33
    0


    8431579          X67/G02             F          388,800.00         ZZ
                                         360        388,403.60          1
                                       5.875          2,299.90         71
                                       5.625          2,299.90
    NORCO            CA   92860          2            01/17/03         00
    0435351903                           05           03/01/03          0
    00282873                             O            02/01/33
    0


    8431583          X67/G02             F          195,000.00         ZZ
                                         360        194,805.88          1
                                       6.000          1,169.12         74
                                       5.750          1,169.12
    LA PUENTE        CA   91745          5            01/22/03         00
    0435373758                           05           03/01/03          0
    00282262                             O            02/01/33
    0


    8431619          R65/G02             F          575,000.00         ZZ
                                         360        574,441.14          1
                                       6.125          3,493.76         70
                                       5.875          3,493.76
    HENDERSON        NV   89015          2            01/29/03         00
    0435366695                           03           03/01/03          0
    7610503000                           O            02/01/33
    0


    8431639          U05/G02             F          164,400.00         TX
                                         360        164,247.74          1
                                       6.375          1,025.64         75
                                       6.125          1,025.64
    SPRING           TX   77388          5            01/23/03         00
    0435359435                           03           03/01/03          0
    3305019                              O            02/01/33
    0


    8431647          U80/U80             F          490,000.00         ZZ
                                         360        490,000.00          1
                                       6.250          3,017.01         46
                                       6.000          3,017.01
1


    MOUNT PLEASANT   SC   29464          2            02/03/03         00
    30009808                             05           04/01/03          0
    30009808                             O            03/01/33
    0


    8431775          168/168             F          437,700.00         ZZ
                                         360        437,294.60          1
                                       6.375          2,730.68         80
                                       6.125          2,730.68
    MERCER ISLAND    WA   98040          2            01/14/03         00
    0099789957                           05           03/01/03          0
    0099789957                           O            02/01/33
    0


    8431785          168/168             F           46,400.00         ZZ
                                         360         46,216.80          1
                                       7.250            316.53         80
                                       7.000            316.53
    AUSABLE FORKS    NY   12912          5            12/16/02         00
    0099834154                           05           02/01/03          0
    0099834154                           O            01/01/33
    0


    8431817          168/168             F          106,000.00         ZZ
                                         360        105,821.39          1
                                       6.875            696.34         68
                                       6.625            696.34
    KEENE            NY   12942          5            12/17/02         00
    0099694247                           05           02/01/03          0
    0099694247                           O            01/01/33
    0


    8432459          E22/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
                                       6.875          1,478.09         62
                                       6.625          1,478.09
    SAN LEANDRO      CA   94579          5            02/03/03         00
    0414942656                           05           04/01/03          0
    0414942656                           N            03/01/33
    0


    8432469          E22/G02             F          125,000.00         ZZ
                                         360        124,892.38          1
                                       6.750            810.75         43
                                       6.500            810.75
    RIVERSIDE        CA   92508          5            01/18/03         00
    0415470012                           05           03/01/03          0
    0415470012                           O            02/01/33
    0
1




    8432489          E22/G02             F          128,000.00         ZZ
                                         360        127,895.08          1
                                       7.000            851.59         76
                                       6.750            851.59
    SANDY            UT   84094          5            01/18/03         00
    0415784958                           05           03/01/03          0
    0415784958                           N            02/01/33
    0


    8432501          E22/G02             F          127,500.00         ZZ
                                         360        127,500.00          1
                                       6.125            774.70         75
                                       5.875            774.70
    TACOMA           WA   98403          5            02/05/03         00
    0415800507                           05           04/01/03          0
    0415800507                           N            03/01/33
    0


    8432529          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.625          1,920.93         22
                                       6.375          1,920.93
    HEAD OF THE HAR  NY   11780          1            02/11/03         00
    0415859313                           05           04/01/03          0
    0415859313                           O            03/01/33
    0


    8432571          E22/G02             F          100,800.00         ZZ
                                         360        100,800.00          1
                                       6.750            653.79         90
                                       6.500            653.79
    OLD BRIDGE       NJ   08857          1            02/11/03         04
    0415893825                           05           04/01/03         25
    0415893825                           N            03/01/33
    0


    8432579          E22/G02             F          450,000.00         ZZ
                                         360        450,000.00          1
                                       6.125          2,734.25         66
                                       5.875          2,734.25
    BEND             OR   97701          5            01/30/03         00
    0415620244                           03           04/01/03          0
    0415620244                           O            03/01/33
    0


    8432581          E22/G02             F          465,000.00         ZZ
                                         360        465,000.00          1
1


                                       7.125          3,132.79         72
                                       6.875          3,132.79
    SACRAMENTO       CA   95829          2            01/29/03         00
    0415903889                           05           04/01/03          0
    0415903889                           O            03/01/33
    0


    8432635          E22/G02             F          158,000.00         ZZ
                                         360        158,000.00          1
                                       6.750          1,024.78         85
                                       6.500          1,024.78
    HIAWATHA         IA   52233          5            02/06/03         04
    0415936756                           05           04/01/03         12
    0415936756                           O            03/01/33
    0


    8432691          E22/G02             F          100,400.00         ZZ
                                         360        100,400.00          1
                                       6.125            610.04         80
                                       5.875            610.04
    ADDISON          TX   75001          1            02/07/03         00
    0415954932                           01           04/01/03          0
    0415954932                           O            03/01/33
    0


    8432693          E22/G02             F          196,500.00         ZZ
                                         360        196,304.38          1
                                       6.000          1,178.12         53
                                       5.750          1,178.12
    PLACENTIA        CA   92870          5            01/22/03         00
    0415757079                           05           03/01/03          0
    0415757079                           O            02/01/33
    0


    8432699          E22/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
                                       6.000          1,438.92         54
                                       5.750          1,438.92
    SAN JOSE         CA   95111          5            02/05/03         00
    0415972678                           05           04/01/03          0
    0415972678                           O            03/01/33
    0


    8432719          E22/G02             F           79,200.00         ZZ
                                         360         79,200.00          2
                                       6.250            487.65         90
                                       6.000            487.65
    HIXSON           TN   37343          1            02/11/03         10
    0415975242                           05           04/01/03         25
1


    0415975242                           N            03/01/33
    0


    8432755          E22/G02             F          113,000.00         ZZ
                                         360        113,000.00          1
                                       6.250            695.76         46
                                       6.000            695.76
    CRANFORD         NJ   07016          2            02/03/03         00
    0415835248                           05           04/01/03          0
    0415835248                           O            03/01/33
    0


    8432759          E22/G02             F           86,700.00         ZZ
                                         360         86,700.00          1
                                       6.375            540.90         85
                                       6.125            540.90
    MIAMI            FL   33183          5            01/29/03         01
    0415840248                           01           04/01/03         12
    0415840248                           O            03/01/33
    0


    8432787          E22/G02             F          395,000.00         ZZ
                                         360        395,000.00          1
                                       6.500          2,496.67         80
                                       6.250          2,496.67
    GRANITE BAY      CA   95746          2            01/30/03         00
    0415875517                           03           04/01/03          0
    0415875517                           O            03/01/33
    0


    8432793          E22/G02             F           94,800.00         ZZ
                                         360         94,800.00          1
                                       6.750            614.87         80
                                       6.500            614.87
    GEORGETOWN       TX   78626          5            02/05/03         00
    0416025633                           05           04/01/03          0
    0416025633                           O            03/01/33
    0


    8432805          E22/G02             F           64,800.00         ZZ
                                         360         64,800.00          2
                                       6.500            409.58         90
                                       6.250            409.58
    KANSAS CITY      KS   66104          1            02/06/03         01
    0415879147                           05           04/01/03         25
    0415879147                           N            03/01/33
    0


1


    8432811          E22/G02             F          104,500.00         ZZ
                                         360        104,500.00          1
                                       6.250            643.42         64
                                       6.000            643.42
    COATESVILLE      PA   19320          5            02/06/03         00
    0416032423                           05           04/01/03          0
    0416032423                           O            03/01/33
    0


    8432827          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.500            632.07         77
                                       6.250            632.07
    AUSTIN           TX   78745          5            02/06/03         00
    0416058766                           05           04/01/03          0
    0416058766                           O            03/01/33
    0


    8432847          E22/G02             F          150,500.00         ZZ
                                         360        150,500.00          1
                                       6.000            902.32         80
                                       5.750            902.32
    KENT             WA   98032          5            02/05/03         00
    0416080026                           05           04/01/03          0
    0416080026                           O            03/01/33
    0


    8432861          E22/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
                                       6.000            935.30         46
                                       5.750            935.30
    FOLSOM           CA   95630          5            02/04/03         00
    0416105138                           05           04/01/03          0
    0416105138                           O            03/01/33
    0


    8432863          E22/G02             F          153,000.00         ZZ
                                         360        152,854.82          1
                                       6.250            942.05         51
                                       6.000            942.05
    HUNTINGTON STAT  NY   11746          5            02/03/03         00
    0415924323                           05           03/01/03          0
    0415924323                           O            02/01/33
    0


    8432881          E22/G02             F          190,000.00         ZZ
                                         360        189,815.33          1
                                       6.125          1,154.46         90
                                       5.875          1,154.46
1


    WESTEN           FL   33312          2            02/03/03         04
    0415928282                           03           03/01/03         25
    0415928282                           O            02/01/33
    0


    8432889          E22/G02             F           95,000.00         ZZ
                                         360         94,918.21          1
                                       6.750            616.17         70
                                       6.500            616.17
    ARGYLE           TX   76226          5            02/03/03         00
    0415933142                           05           03/01/03          0
    0415933142                           O            02/01/33
    0


    8432893          E22/G02             F          164,000.00         ZZ
                                         360        163,862.22          1
                                       6.875          1,077.36         80
                                       6.625          1,077.36
    SUGARLAND        TX   77478          5            02/03/03         00
    0415941053                           03           03/01/03          0
    0415941053                           O            02/01/33
    0


    8432907          E22/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       6.375            935.80         80
                                       6.125            935.80
    AURORA           CO   80018          1            02/07/03         00
    0415963891                           05           04/01/03          0
    0415963891                           N            03/01/33
    0


    8432931          E22/G02             F          104,800.00         ZZ
                                         360        104,700.56          1
                                       6.250            645.27         78
                                       6.000            645.27
    FORT WORTH       TX   76123          2            01/31/03         00
    0415985324                           05           03/01/03          0
    0415985324                           O            02/01/33
    0


    8432939          E22/G02             F          100,000.00         ZZ
                                         360         99,907.38          1
                                       6.375            623.87         80
                                       6.125            623.87
    HOUSTON          TX   77077          5            02/03/03         00
    0415988112                           09           03/01/03          0
    0415988112                           O            02/01/33
    0
1




    8432943          E22/G02             F          780,000.00         ZZ
                                         360        780,000.00          1
                                       6.250          4,802.59         60
                                       6.000          4,802.59
    MARBLE FALLS     TX   78654          5            02/03/03         00
    0415993534                           05           04/01/03          0
    0415993534                           O            03/01/33
    0


    8432979          E22/G02             F          166,000.00         ZZ
                                         360        165,838.66          1
                                       6.125          1,008.63         42
                                       5.875          1,008.63
    LOS ANGELES      CA   90731          5            01/27/03         00
    0416013464                           05           03/01/03          0
    0416013464                           O            02/01/33
    0


    8432989          E22/G02             F           68,400.00         ZZ
                                         360         68,400.00          1
                                       7.000            455.07         90
                                       6.750            455.07
    BOYNTON BEACH    FL   33435          1            02/07/03         04
    0416029932                           05           04/01/03         25
    0416029932                           N            03/01/33
    0


    8432997          E22/G02             F           65,600.00         ZZ
                                         360         65,544.88          1
                                       6.875            430.95         80
                                       6.625            430.95
    HOUSTON          TX   77072          5            02/07/03         00
    0416042190                           03           03/01/03          0
    0416042190                           N            02/01/33
    0


    8433011          E22/G02             F          104,760.00         ZZ
                                         360        104,760.00          1
                                       6.875            688.20         90
                                       6.625            688.20
    STATELINE        NV   89449          1            02/04/03         04
    0416092179                           01           04/01/03         25
    0416092179                           N            03/01/33
    0


    8433399          E82/G02             F           62,700.00         ZZ
                                         360         62,700.00          1
1


                                       6.375            391.17         90
                                       6.125            391.17
    OXFORD           AL   36203          2            02/07/03         10
    0400762399                           05           04/01/03         25
    4797751                              O            03/01/33
    0


    8433453          408/G02             F           17,190.00         ZZ
                                         360         17,177.25          1
                                       7.500            120.19         90
                                       7.250            120.19
    OKLAHOMA CITY    OK   73109          1            01/24/03         04
    0435367693                           05           03/01/03         25
    703032423                            N            02/01/33
    0


    8433671          Q49/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
                                       6.250            935.89         80
                                       6.000            935.89
    WHITESBORO       NY   13492          1            02/07/03         00
    0435359591                           05           04/01/03          0
    41418002                             O            03/01/33
    0


    8433993          477/G02             F          217,500.00         ZZ
                                         360        217,321.72          1
                                       7.000          1,447.03         87
                                       6.750          1,447.03
    OLYMPIA          WA   98501          2            01/14/03         10
    0435448444                           05           03/01/03         25
    258107                               N            02/01/33
    0


    8434387          168/168             F           78,000.00         ZZ
                                         360         77,940.64          3
                                       7.375            538.73         71
                                       7.125            538.73
    NEW HARTFORD     NY   13413          1            01/03/03         00
    0099308835                           05           03/01/03          0
    0099308835                           N            02/01/33
    0


    8434589          E47/G02             F          355,000.00         ZZ
                                         360        354,694.36          1
                                       6.750          2,302.52         61
                                       6.500          2,302.52
    PLACERVILLE      CA   95667          5            01/13/03         00
    0435417621                           05           03/01/03          0
1


    739512959                            O            02/01/33
    0


    8434625          T29/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
                                       6.125            753.44         49
                                       5.875            753.44
    LAKESIDE         AZ   85929          2            01/31/03         00
    0435357504                           05           04/01/03          0
    1531305                              O            03/01/33
    0


    8434877          P34/G02             F          200,000.00         ZZ
                                         360        199,836.06          1
                                       7.000          1,330.61         88
                                       6.750          1,330.61
    EAST GREENWICH   RI   02818          2            01/02/03         04
    0435373048                           05           03/01/03         25
    62174                                O            02/01/33
    0


    8435085          M27/G02             F          367,500.00         ZZ
                                         360        367,134.15          1
                                       6.000          2,203.35         75
                                       5.750          2,203.35
    CARY             NC   27513          5            01/27/03         00
    0435450119                           03           03/01/03          0
    0100024174                           O            02/01/33
    0


    8435089          P34/G02             F          113,000.00         ZZ
                                         360        112,907.38          2
                                       7.000            751.79         86
                                       6.750            751.79
    PROVIDENCE       RI   02909          2            01/10/03         04
    0435372339                           05           03/01/03         25
    62179                                N            02/01/33
    0


    8435385          K15/G02             F           84,000.00         ZZ
                                         360         83,927.68          1
                                       6.750            544.82         84
                                       6.500            544.82
    PHOENIX          AZ   85031          5            01/27/03         41
    0435358650                           05           03/01/03         12
    021505506826                         O            02/01/33
    0


1


    8435541          N47/G02             F          272,000.00         ZZ
                                         360        272,000.00          1
                                       6.500          1,719.23         51
                                       6.250          1,719.23
    CARLSBAD         CA   92009          2            02/01/03         00
    0435363817                           03           04/01/03          0
    30501977                             N            03/01/33
    0


    8435761          N67/G02             F           81,250.00         T
                                         360         81,192.66          1
                                       7.750            582.08         65
                                       7.500            582.08
    MAMMOTH CREEK    UT   84762          1            01/16/03         00
    0435370689                           05           03/01/03          0
    1162001441                           O            02/01/33
    0


    8435989          N67/G02             F           53,300.00         ZZ
                                         360         53,249.42          1
                                       6.250            328.18         65
                                       6.000            328.18
    FLINT            MI   48507          5            01/13/03         00
    0435372149                           05           03/01/03          0
    3262004343                           O            02/01/33
    0


    8436067          N67/G02             F          172,000.00         ZZ
                                         360        171,844.51          1
                                       6.500          1,087.16         66
                                       6.250          1,087.16
    MIAMI            FL   33193          1            01/17/03         00
    0435372818                           03           03/01/03          0
    3254004305                           O            02/01/33
    0


    8436211          N67/G02             F          150,500.00         ZZ
                                         360        150,382.59          1
                                       7.250          1,026.68         70
                                       7.000          1,026.68
    LAKEWOOD         NJ   08701          1            01/14/03         00
    0435373592                           05           03/01/03          0
    3264001812                           N            02/01/33
    0


    8436375          K15/G02             F          315,000.00         ZZ
                                         360        315,000.00          1
                                       7.250          2,148.86         90
                                       7.000          2,148.86
1


    POUGHKEEPSIE     NY   12603          5            01/30/03         41
    0435360581                           05           04/01/03         25
    029505508582                         O            03/01/33
    0


    8436377          Q14/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.250            664.97         90
                                       6.000            664.97
    GLENDALE         AZ   85310          5            02/05/03         01
    0435350400                           03           04/01/03         25
    00000311264                          O            03/01/33
    0


    8436379          U05/G02             F          480,000.00         ZZ
                                         360        479,566.07          1
                                       6.500          3,033.93         51
                                       6.250          3,033.93
    SHERMAN OAKS AR  CA   91423          5            01/27/03         00
    0435409750                           05           03/01/03          0
    3293930                              N            02/01/33
    0


    8436385          X31/G02             F          100,000.00         T
                                         360        100,000.00          1
                                       6.375            623.87         64
                                       6.125            623.87
    PINETOP          AZ   85935          5            02/06/03         00
    0435382643                           03           04/01/03          0
    70000024                             O            03/01/33
    0


    8436387          X31/G02             F          272,958.00         ZZ
                                         360        272,679.71          1
                                       5.875          1,614.65         61
                                       5.625          1,614.65
    SIMI VALLEY      CA   93065          5            01/30/03         00
    0435382114                           05           03/01/03          0
    41000382                             O            02/01/33
    0


    8436431          642/G02             F          179,100.00         ZZ
                                         360        179,100.00          1
                                       6.500          1,132.03         90
                                       6.250          1,132.03
    GAITHERSBURG     MD   20879          1            02/11/03         11
    0435366349                           09           04/01/03         25
    01225903                             O            03/01/33
    0
1




    8436441          S11/G02             F          224,000.00         ZZ
                                         360        223,833.76          3
                                       7.500          1,566.24         80
                                       7.250          1,566.24
    LONG BEACH       CA   90805          1            01/23/03         00
    0435445838                           05           03/01/03          0
    10321186                             N            02/01/33
    0


    8436467          588/G02             F          385,000.00         ZZ
                                         360        385,000.00          1
                                       6.375          2,401.90         67
                                       6.125          2,401.90
    ARLINGTON        VA   22201          2            02/06/03         00
    0435372255                           05           04/01/03          0
    1085697                              N            03/01/33
    0


    8436477          M27/G02             F           57,000.00         ZZ
                                         360         57,000.00          1
                                       7.125            384.02         74
                                       6.875            384.02
    OLD HICKORY      TN   37138          5            02/06/03         00
    0435382932                           05           04/01/03          0
    5000113086                           N            03/01/33
    0


    8436481          B57/G02             F          550,000.00         ZZ
                                         360        549,478.14          1
                                       6.250          3,386.44         74
                                       6.000          3,386.44
    LOS ANGELES      CA   90068          5            01/30/03         00
    0435363734                           05           03/01/03          0
    10008556                             O            02/01/33
    0


    8436509          F89/G02             F          135,000.00         ZZ
                                         360        134,874.97          1
                                       6.375            842.22         90
                                       6.125            842.22
    PALMDALE AREA    CA   93551          1            01/14/03         11
    0435383682                           05           03/01/03         25
    10625667                             N            02/01/33
    0


    8436537          940/G02             F          205,000.00         ZZ
                                         360        205,000.00          1
1


                                       6.875          1,346.70         70
                                       6.625          1,346.70
    VISTA            CA   92083          5            02/05/03         00
    0435374483                           05           04/01/03          0
    20030009                             O            03/01/33
    0


    8436555          F36/G02             F          190,000.00         ZZ
                                         360        189,810.85          1
                                       6.000          1,139.15         63
                                       5.750          1,139.15
    CATHLAMET        WA   98612          5            01/24/03         00
    0435367388                           05           03/01/03          0
    06505626                             O            02/01/33
    0


    8436557          Q49/G02             F          199,500.00         ZZ
                                         360        199,500.00          1
                                       6.500          1,260.98         70
                                       6.250          1,260.98
    GREENTOWN        PA   18472          5            02/08/03         00
    0435367180                           03           04/01/03          0
    47206002                             O            03/01/33
    0


    8436629          F28/G02             F          416,250.00         ZZ
                                         360        415,855.04          1
                                       6.250          2,562.93         75
                                       6.000          2,562.93
    SHALIMAR         FL   32579          5            01/14/03         00
    0435364138                           05           03/01/03          0
    4403346                              O            02/01/33
    0


    8436661          F28/G02             F          585,000.00         ZZ
                                         360        584,403.56          1
                                       5.875          3,460.50         75
                                       5.625          3,460.50
    SEATTLE          WA   98112          5            01/08/03         00
    0435360524                           05           03/01/03          0
    4314489                              O            02/01/33
    0


    8436767          F28/G02             F          425,000.00         ZZ
                                         360        424,191.38          1
                                       6.250          2,616.80         75
                                       6.000          2,616.80
    WEST CHESTER     PA   19380          5            12/10/02         00
    0435363908                           05           02/01/03          0
1


    3867851                              O            01/01/33
    0


    8436921          E22/G02             F          221,000.00         ZZ
                                         360        221,000.00          1
                                       6.625          1,415.09         85
                                       6.375          1,415.09
    SAN MARCOS       TX   78666          2            02/07/03         01
    0415727874                           05           04/01/03         25
    0415727874                           O            03/01/33
    0


    8436947          E22/G02             F          216,500.00         ZZ
                                         360        216,500.00          1
                                       6.250          1,333.03         70
                                       6.000          1,333.03
    OAKLAND          CA   94603          5            02/05/03         00
    0415814623                           05           04/01/03          0
    0415814623                           O            03/01/33
    0


    8436955          E22/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
                                       6.375            573.96         80
                                       6.125            573.96
    ARLINGTON        TX   76017          5            02/07/03         00
    0415848639                           05           04/01/03          0
    0415848639                           O            03/01/33
    0


    8436967          E22/G02             F           98,500.00         ZZ
                                         360         98,500.00          1
                                       6.375            614.51         76
                                       6.125            614.51
    HANFORD          CA   93230          5            02/01/03         00
    0415873751                           05           04/01/03          0
    0415873751                           O            03/01/33
    0


    8436977          E22/G02             F          109,250.00         ZZ
                                         360        109,250.00          1
                                       7.625            773.26         95
                                       7.375            773.26
    WILLIAMS         AZ   86046          5            02/03/03         04
    0415884899                           05           04/01/03         30
    0415884899                           O            03/01/33
    0


1


    8436981          E22/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.375          2,495.48         80
                                       6.125          2,495.48
    DEMAREST         NJ   07627          1            02/12/03         00
    0415886829                           05           04/01/03          0
    0415886829                           O            03/01/33
    0


    8437055          E82/G02             F          101,400.00         ZZ
                                         360        101,400.00          1
                                       6.125            616.12         58
                                       5.875            616.12
    CHINO VALLEY     AZ   86323          2            02/10/03         00
    0400781290                           05           04/01/03          0
    2818537                              O            03/01/33
    0


    8437057          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.125          1,822.83         75
                                       5.875          1,822.83
    LOS ANGELES      CA   90064          5            02/10/03         00
    0415960434                           05           04/01/03          0
    0415960434                           O            03/01/33
    0


    8437063          E82/G02             F           85,700.00         ZZ
                                         360         85,700.00          1
                                       6.375            534.66         80
                                       6.125            534.66
    INDIANAPOLIS     IN   46234          2            02/10/03         00
    0400771499                           05           04/01/03          0
    7641359                              O            03/01/33
    0


    8437069          E22/G02             F          224,000.00         ZZ
                                         360        224,000.00          1
                                       6.250          1,379.21         80
                                       6.000          1,379.21
    FLETCHER         NC   28732          1            02/12/03         00
    0415965995                           05           04/01/03          0
    0415965995                           O            03/01/33
    0


    8437085          E22/G02             F          157,000.00         ZZ
                                         360        157,000.00          1
                                       6.125            953.95         53
                                       5.875            953.95
1


    COLORADO SPRING  CO   80920          2            02/07/03         00
    0415987114                           05           04/01/03          0
    0415987114                           O            03/01/33
    0


    8437089          E22/G02             F           55,000.00         ZZ
                                         240         55,000.00          1
                                       6.250            402.01         43
                                       6.000            402.01
    SAN ANTONIO      TX   78231          5            02/07/03         00
    0415998632                           03           04/01/03          0
    0415998632                           O            03/01/23
    0


    8437097          E22/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       6.750            441.05         80
                                       6.500            441.05
    PORT SAINT LUCI  FL   34953          1            02/12/03         00
    0416008761                           05           04/01/03          0
    0416008761                           N            03/01/33
    0


    8437101          E22/G02             F          285,000.00         ZZ
                                         360        285,000.00          2
                                       6.125          1,731.69         64
                                       5.875          1,731.69
    NEWBURY          MA   01951          5            02/07/03         00
    0416014967                           05           04/01/03          0
    0416014967                           O            03/01/33
    0


    8437105          E22/G02             F          453,500.00         ZZ
                                         360        453,500.00          1
                                       6.250          2,792.28         83
                                       6.000          2,792.28
    EAST HADDAM      CT   06423          5            02/07/03         04
    0416020642                           05           04/01/03         12
    0416020642                           O            03/01/33
    0


    8437109          E22/G02             F          610,000.00         ZZ
                                         360        610,000.00          1
                                       6.125          3,706.42         73
                                       5.875          3,706.42
    MILLBRAE         CA   94030          1            02/06/03         00
    0416028072                           05           04/01/03          0
    0416028702                           O            03/01/33
    0
1




    8437117          E22/G02             F           51,000.00         ZZ
                                         360         51,000.00          1
                                       7.000            339.30         85
                                       6.750            339.30
    KANSAS CITY      MO   64131          1            02/12/03         10
    0416043651                           05           04/01/03         20
    0416043651                           N            03/01/33
    0


    8437143          E22/G02             F          338,000.00         T
                                         360        338,000.00          1
                                       6.500          2,136.39         61
                                       6.250          2,136.39
    SOUTH LAKE TAHO  CA   96150          2            02/03/03         00
    0416085819                           05           04/01/03          0
    0416085819                           O            03/01/33
    0


    8437145          E22/G02             F           57,100.00         ZZ
                                         360         57,100.00          1
                                       7.500            399.25         76
                                       7.250            399.25
    NORFOLK          VA   23503          2            02/12/03         00
    0416093300                           01           04/01/03          0
    0416093300                           N            03/01/33
    0


    8437155          E22/G02             F           74,552.00         ZZ
                                         360         74,552.00          1
                                       6.750            483.54         80
                                       6.500            483.54
    CALDWELL         ID   83607          1            02/06/03         00
    0416121796                           03           04/01/03          0
    0416121796                           N            03/01/33
    0


    8437423          601/G02             F          274,550.00         ZZ
                                         360        274,324.95          3
                                       7.000          1,826.59         95
                                       6.750          1,826.59
    PORTLAND         ME   04102          1            01/17/03         11
    0435343579                           05           03/01/03         30
    62390422                             O            02/01/33
    0


    8437521          T29/G02             F          173,356.00         ZZ
                                         360        173,356.00          1
1


                                       6.125          1,053.33         80
                                       5.875          1,053.33
    GILBERT          AZ   85297          1            02/03/03         00
    0435357405                           03           04/01/03          0
    1522961                              O            03/01/33
    0


    8437531          883/G02             F          138,500.00         ZZ
                                         360        138,500.00          1
                                       6.250            852.77         80
                                       6.000            852.77
    WINTER PARK      FL   32792          2            02/05/03         00
    0435381553                           05           04/01/03          0
    81000073                             N            03/01/33
    0


    8437573          758/G02             F          330,300.00         ZZ
                                         240        329,606.05          1
                                       6.250          2,414.26         90
                                       6.000          2,414.26
    DENVER           CO   80209          5            01/22/03         11
    0435399027                           05           03/01/03         25
    650540                               O            02/01/23
    0


    8437575          S27/G02             F           88,500.00         ZZ
                                         360         88,425.64          1
                                       6.875            581.39         75
                                       6.625            581.39
    WASHINGTON       DC   20020          5            01/28/03         00
    0435376538                           05           03/01/03          0
    1020005456                           N            02/01/33
    0


    8438303          W02/G02             F           44,800.00         ZZ
                                         360         44,767.57          1
                                       7.625            317.10         80
                                       7.375            317.10
    MEMPHIS          TN   38127          5            01/31/03         00
    0435357132                           05           03/01/03          0
    1001946852                           O            02/01/33
    0


    8438333          M24/G02             F           78,392.00         ZZ
                                         360         78,335.27          1
                                       7.625            554.85         80
                                       7.375            554.85
    LAS VEGAS        NV   89123          1            01/17/03         00
    0435424064                           01           03/01/03          0
1


    608107253                            N            02/01/33
    0


    8438377          L20/G02             F          145,920.00         ZZ
                                         360        145,920.00          1
                                       5.875            863.17         80
                                       5.625            863.17
    KUNA             ID   83634          1            02/11/03         00
    0435374251                           03           04/01/03          0
    701237                               O            03/01/33
    0


    8438513          808/G02             F          100,000.00         ZZ
                                         360         99,909.60          1
                                       6.500            632.07         59
                                       6.250            632.07
    PERRIS           CA   92571          1            01/23/03         00
    0435357900                           05           03/01/03          0
    9328751                              O            02/01/33
    0


    8438541          W02/G02             F           66,500.00         ZZ
                                         360         66,451.86          1
                                       7.625            470.69         64
                                       7.375            470.69
    MEMPHIS          TN   38122          5            01/31/03         00
    0435357702                           05           03/01/03          0
    1001946441                           N            02/01/33
    0


    8438649          B44/G02             F          188,100.00         ZZ
                                         360        187,925.78          1
                                       6.375          1,173.50         95
                                       6.125          1,173.50
    MERIDIAN         ID   83642          5            01/24/03         11
    0435391560                           05           03/01/03         30
    4031009                              O            02/01/33
    0


    8438699          420/G02             F          347,500.00         ZZ
                                         360        347,162.25          1
                                       6.125          2,111.45         79
                                       5.875          2,111.45
    SANTA ROSA       CA   95403          2            01/01/03         00
    0435377189                           05           03/01/03          0
    73000015                             O            02/01/33
    0


1


    8438747          S25/G02             F           73,950.00         ZZ
                                         360         73,883.15          1
                                       6.500            467.41         85
                                       6.250            467.41
    SUMMERVILLE      SC   29483          5            02/04/03         11
    0435422597                           05           03/10/03         12
    249207594                            O            02/10/33
    0


    8438951          408/G02             F           17,190.00         ZZ
                                         360         17,177.24          1
                                       7.500            120.20         90
                                       7.250            120.20
    OKLAHOMA CITY    OK   73109          1            01/24/03         04
    0435379870                           05           03/01/03         25
    703032419                            N            02/01/33
    0


    8438999          W53/G02             F          112,000.00         ZZ
                                         360        111,910.43          1
                                       7.125            754.57         80
                                       6.875            754.57
    DECATUR          GA   30034          2            01/24/03         00
    0435432596                           05           03/01/03          0
    1310001423                           N            02/01/33
    0


    8439597          N67/G02             F          200,000.00         ZZ
                                         360        199,836.07          1
                                       7.000          1,330.60         66
                                       6.750          1,330.60
    NORTH HAVEN      CT   06473          5            12/31/02         00
    0435368287                           05           03/01/03          0
    3274006741                           O            02/01/33
    0


    8439661          N67/G02             F          250,000.00         ZZ
                                         360        249,608.78          1
                                       7.250          1,705.44         72
                                       7.000          1,705.44
    SAN ANTONIO      TX   78230          1            12/31/02         00
    0435368527                           05           02/01/03          0
    1161003521                           O            01/01/33
    0


    8440171          E82/G02             F           73,900.00         ZZ
                                         360         73,900.00          1
                                       6.375            461.04         29
                                       6.125            461.04
1


    LOWELL           MA   01851          2            02/06/03         00
    0400758892                           05           04/01/03          0
    1812837                              O            03/01/33
    0


    8440403          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.750          1,945.79         80
                                       6.500          1,945.79
    MONMOUTH BEACH   NJ   07750          1            02/13/03         00
    0415655877                           05           04/01/03          0
    0415655877                           O            03/01/33
    0


    8440409          E22/G02             F          161,500.00         ZZ
                                         360        161,500.00          1
                                       6.375          1,007.55         68
                                       6.125          1,007.55
    DENVER           CO   80211          2            02/12/03         00
    0415709054                           07           04/01/03          0
    0415709054                           N            03/01/33
    0


    8440413          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.125          1,336.74         80
                                       5.875          1,336.74
    WESTON           FL   33332          1            02/13/03         00
    0415761113                           03           04/01/03          0
    0415761113                           N            03/01/33
    0


    8440421          E22/G02             F          278,093.00         ZZ
                                         360        278,093.00          1
                                       5.875          1,645.03         80
                                       5.625          1,645.03
    ROCKLIN          CA   95765          1            02/06/03         00
    0415834183                           05           04/01/03          0
    0415834183                           O            03/01/33
    0


    8440429          E22/G02             F          430,000.00         ZZ
                                         360        430,000.00          1
                                       5.875          2,543.61         57
                                       5.625          2,543.61
    EAGLE MOUNTAIN   UT   84043          5            02/06/03         00
    0415895713                           05           04/01/03          0
    0415895713                           O            03/01/33
    0
1




    8440435          E22/G02             F          188,000.00         ZZ
                                         240        188,000.00          1
                                       6.375          1,387.88         79
                                       6.125          1,387.88
    HACIENDA HEIGHT  CA   91745          2            02/07/03         00
    0415905975                           01           04/01/03          0
    0415905975                           N            03/01/23
    0


    8440469          E22/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
                                       6.250          1,046.72         61
                                       6.000          1,046.72
    NARRAGANSETT     RI   02882          5            02/08/03         00
    0415977669                           05           04/01/03          0
    0415977669                           O            03/01/33
    0


    8440485          E22/G02             F           41,250.00         ZZ
                                         360         41,250.00          1
                                       6.875            270.98         75
                                       6.625            270.98
    OKLAHOMA CITY    OK   73129          5            02/13/03         00
    0416010239                           05           04/01/03          0
    0416010239                           N            03/01/33
    0


    8440547          E22/G02             F          464,000.00         ZZ
                                         360        464,000.00          1
                                       6.250          2,856.93         80
                                       6.000          2,856.93
    SAN JOSE         CA   95129          2            02/04/03         00
    0416113645                           05           04/01/03          0
    0416113645                           O            03/01/33
    0


    8441263          N74/G02             F          216,000.00         ZZ
                                         360        215,795.05          1
                                       6.250          1,329.95         80
                                       6.000          1,329.95
    MONCKS CORNER    SC   29461          5            02/10/03         00
    0435428636                           05           03/14/03          0
    0031697011                           O            02/14/33
    0


    8441269          N74/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
1


                                       6.500            682.63         90
                                       6.250            682.63
    FORT SMITH       AR   72903          5            02/10/03         10
    0435466883                           05           04/01/03         25
    0031680010                           O            03/01/33
    0


    8441345          N74/G02             F           81,000.00         ZZ
                                         360         80,921.28          1
                                       6.125            492.16         90
                                       5.875            492.16
    NORTH WILKESBOR  NC   28659          5            02/10/03         10
    0435428552                           05           03/14/03         25
    0031679010                           O            02/14/33
    0


    8441441          U05/G02             F          277,400.00         ZZ
                                         360        277,136.79          1
                                       6.250          1,708.00         84
                                       6.000          1,708.00
    DUMFRIES         VA   22026          5            01/31/03         10
    0435372610                           03           03/01/03         12
    3303404                              O            02/01/33
    0


    8441445          H58/G02             F          400,000.00         ZZ
                                         360        399,611.23          1
                                       6.125          2,430.44         74
                                       5.875          2,430.44
    SAN DIEGO        CA   92116          5            01/21/03         00
    0435399464                           05           03/01/03          0
    0000130495                           O            02/01/33
    0


    8442423          U05/G02             F          233,000.00         ZZ
                                         360        232,794.43          1
                                       6.625          1,491.92         72
                                       6.375          1,491.92
    LEANDER          TX   78641          5            01/23/03         00
    0435378385                           05           03/01/03          0
    3299631                              O            02/01/33
    0


    8442857          964/G02             F          195,000.00         ZZ
                                         360        194,814.97          1
                                       6.250          1,200.65         75
                                       6.000          1,200.65
    MODESTO          CA   95356          1            01/22/03         00
    0435426978                           05           03/01/03          0
1


    242794                               O            02/01/33
    0


    8443353          E22/G02             F          223,500.00         ZZ
                                         360        223,500.00          1
                                       6.250          1,376.13         79
                                       6.000          1,376.13
    HIGHLANDS RANCH  CO   80129          5            02/10/03         00
    0416042513                           03           04/01/03          0
    0416042513                           O            03/01/33
    0


    8443373          E22/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       6.000            767.42         57
                                       5.750            767.42
    PENROSE          NC   28766          2            02/10/03         00
    0416065480                           03           04/01/03          0
    0416065480                           O            03/01/33
    0


    8443377          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.875            656.93         65
                                       6.625            656.93
    OLMSTED TOWNSHI  OH   44138          5            02/10/03         00
    0416069094                           05           04/01/03          0
    0416069094                           O            03/01/33
    0


    8443403          E22/G02             F          109,500.00         ZZ
                                         360        109,500.00          1
                                       6.250            674.21         80
                                       6.000            674.21
    HOUSTON          TX   77066          5            02/10/03         00
    0416103885                           03           04/01/03          0
    0416103885                           O            03/01/33
    0


    8443447          E22/G02             F           64,125.00         ZZ
                                         360         64,125.00          2
                                       7.750            459.40         90
                                       7.500            459.40
    PASCO            WA   99301          1            02/10/03         04
    0416173615                           05           04/01/03         25
    0416173615                           N            03/01/33
    0


1


    8443455          E22/G02             F          102,000.00         T
                                         360        102,000.00          1
                                       6.500            644.71         68
                                       6.250            644.71
    PORT AUSTIN      MI   48467          1            02/17/03         00
    0415132034                           05           04/01/03          0
    0415132034                           O            03/01/33
    0


    8443503          E22/G02             F          107,000.00         ZZ
                                         360        107,000.00          1
                                       6.125            650.14         72
                                       5.875            650.14
    BEACHWOOD        NJ   08722          5            02/10/03         00
    0415831395                           05           04/01/03          0
    0415831395                           O            03/01/33
    0


    8443519          E22/G02             F           45,300.00         ZZ
                                         240         45,300.00          1
                                       6.875            347.82         95
                                       6.625            347.82
    SCOTTSBORO       AL   35768          5            02/10/03         04
    0415881788                           05           04/01/03         30
    0415881788                           O            03/01/23
    0


    8443523          E22/G02             F           65,600.00         ZZ
                                         360         65,600.00          1
                                       7.000            436.44         80
                                       6.750            436.44
    LEXINGTON        KY   40508          2            02/13/03         00
    0415886027                           05           04/01/03          0
    0415886027                           N            03/01/33
    0


    8443557          E22/G02             F           51,750.00         ZZ
                                         360         51,750.00          1
                                       7.000            344.29         90
                                       6.750            344.29
    FORT WAYNE       IN   46805          1            02/11/03         01
    0415934512                           05           04/01/03         25
    0415934512                           N            03/01/33
    0


    8443571          E22/G02             F          210,900.00         ZZ
                                         360        210,900.00          1
                                       6.250          1,298.55         95
                                       6.000          1,298.55
1


    LAKE WORTH       FL   33467          5            02/10/03         01
    0415964378                           03           04/01/03         30
    0415964378                           O            03/01/33
    0


    8443607          E22/G02             F          112,500.00         ZZ
                                         360        112,500.00          1
                                       6.000            674.49         90
                                       5.750            674.49
    VINTON           VA   24179          5            02/10/03         10
    0416008894                           05           04/01/03         25
    0416008894                           O            03/01/33
    0


    8443613          E22/G02             F          119,200.00         ZZ
                                         360        119,200.00          1
                                       6.125            724.27         80
                                       5.875            724.27
    PINSON           AL   35126          5            02/10/03         00
    0416019297                           03           04/01/03          0
    0416019297                           O            03/01/33
    0


    8443615          E22/G02             F          212,000.00         ZZ
                                         360        212,000.00          1
                                       5.875          1,254.06         80
                                       5.625          1,254.06
    ATASCADERO       CA   93422          1            02/03/03         00
    0416021418                           07           04/01/03          0
    0416021418                           O            03/01/33
    0


    8443779          964/G02             F          196,200.00         ZZ
                                         360        196,013.83          1
                                       6.250          1,208.04         79
                                       6.000          1,208.04
    BOISE            ID   83702          5            01/16/03         00
    0435426812                           05           03/01/03          0
    322828                               O            02/01/33
    0


    8443933          W02/G02             F          130,500.00         ZZ
                                         360        130,384.86          1
                                       6.625            835.61         90
                                       6.375            835.61
    FORT MYERS       FL   33912          5            01/23/03         26
    0435435128                           05           03/01/03         25
    1001890044                           O            02/01/33
    0
1




    8443991          W02/G02             F          325,000.00         TX
                                         360        324,496.66          1
                                       7.750          2,328.34         62
                                       7.500          2,328.34
    MALAKOFF         TX   75148          5            01/13/03         00
    0435438544                           05           02/17/03          0
    1001903127                           O            01/17/33
    0


    8444655          E82/G02             F           99,800.00         ZZ
                                         360         99,800.00          1
                                       6.625            639.03         69
                                       6.375            639.03
    DELRAY BEACH     FL   33466          2            02/11/03         00
    0400782090                           03           04/01/03          0
    1880887                              O            03/01/33
    0


    8444693          E82/G02             F           40,600.00         ZZ
                                         360         40,600.00          1
                                       7.125            273.53         44
                                       6.875            273.53
    GARLAND          TX   75043          2            02/12/03         00
    0400774204                           05           04/01/03          0
    1573400                              O            03/01/33
    0


    8444697          E82/G02             F          225,300.00         ZZ
                                         360        225,300.00          1
                                       6.375          1,405.58         76
                                       6.125          1,405.58
    POMPANO BEACH    FL   33060          2            02/11/03         00
    0400782074                           05           04/01/03          0
    5085462                              O            03/01/33
    0


    8444715          N47/G02             F          437,000.00         ZZ
                                         360        437,000.00          1
                                       6.375          2,726.31         75
                                       6.125          2,726.31
    CASTRO VALLEY    CA   94546          2            02/06/03         00
    0435408653                           05           04/01/03          0
    90500497                             O            03/01/33
    0


    8444739          K15/G02             F          226,800.00         ZZ
                                         360        226,800.00          1
1


                                       5.750          1,323.54         80
                                       5.500          1,323.54
    MACOMB           MI   48044          5            02/11/03         00
    0435394036                           05           04/01/03          0
    035005510007                         O            03/01/33
    0


    8444783          K15/G02             F          184,800.00         ZZ
                                         360        184,800.00          1
                                       6.750          1,198.61         80
                                       6.500          1,198.61
    BELMONT          NH   03220          5            02/11/03         00
    0435385471                           05           04/01/03          0
    033305510481                         O            03/01/33
    0


    8444883          A50/G02             F          100,000.00         ZZ
                                         360         99,913.90          1
                                       6.750            648.60         67
                                       6.500            648.60
    JASPER           AL   35504          2            01/27/03         00
    0435407036                           05           03/01/03          0
    937990                               O            02/01/33
    0


    8445301          Q73/G02             F          180,000.00         ZZ
                                         360        179,825.05          1
                                       6.125          1,093.70         73
                                       5.875          1,093.70
    BILOXI           MS   39532          2            01/29/03         00
    0435424452                           05           03/01/03          0
    3029583                              O            02/01/33
    0


    8445331          944/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       6.000            575.57         80
                                       5.750            575.57
    KANSAS CITY      MO   64152          5            02/07/03         00
    0435394549                           05           04/01/03          0
    W02038642                            O            03/01/33
    0


    8445339          L20/G02             F          195,700.00         ZZ
                                         360        195,700.00          1
                                       5.875          1,157.64         80
                                       5.625          1,157.64
    NAMPA            ID   83686          2            02/10/03         00
    0435399902                           05           04/01/03          0
1


    1151030058                           O            03/01/33
    0


    8445411          964/G02             F          366,300.00         ZZ
                                         360        365,952.44          1
                                       6.250          2,255.37         80
                                       6.000          2,255.37
    PORTLAND         OR   97209          1            01/15/03         00
    0435426713                           08           03/01/03          0
    301008                               O            02/01/33
    0


    8445451          N47/G02             F          169,400.00         ZZ
                                         360        169,400.00          1
                                       6.875          1,112.84         79
                                       6.625          1,112.84
    LA PUENTE        CA   91744          2            02/03/03         00
    0435407820                           05           04/01/03          0
    30501877                             N            03/01/33
    0


    8445459          964/G02             F           83,000.00         ZZ
                                         360         82,924.96          1
                                       6.500            524.62         47
                                       6.250            524.62
    SOUTH PADRE ISL  TX   78597          5            01/22/03         00
    0435426754                           05           03/01/03          0
    334148                               N            02/01/33
    0


    8445469          E47/G02             F          117,000.00         ZZ
                                         360        116,077.71          1
                                       6.500            739.52         78
                                       6.250            739.52
    SAN ANTONIO      TX   78232          5            11/27/02         00
    0435471511                           05           01/01/03          0
    7362511580                           O            12/01/32
    0


    8445499          964/G02             F           68,000.00         ZZ
                                         360         67,935.48          1
                                       6.250            418.69         55
                                       6.000            418.69
    CHICAGO          IL   60608          5            01/17/03         00
    0435426887                           05           03/01/03          0
    330185                               O            02/01/33
    0


1


    8445541          A06/G02             F           85,000.00         ZZ
                                         240         85,000.00          1
                                       6.250            621.29         60
                                       6.000            621.29
    WATERFORD        MI   48327          5            02/08/03         00
    0435396866                           05           04/01/03          0
    021000020235441                      O            03/01/23
    0


    8445583          964/G02             F          353,500.00         ZZ
                                         360        353,203.02          1
                                       6.875          2,322.24         66
                                       6.625          2,322.24
    SEATTLE          WA   98105          2            01/14/03         00
    0435427398                           05           03/01/03          0
    305360                               N            02/01/33
    0


    8445597          A06/G02             F           88,000.00         ZZ
                                         360         88,000.00          2
                                       6.250            541.84         80
                                       6.000            541.84
    DETROIT          MI   48227          5            02/10/03         00
    0435396593                           05           04/01/03          0
    005000010300010                      O            03/01/33
    0


    8445599          U05/G02             F          336,000.00         ZZ
                                         360        335,688.80          1
                                       6.375          2,096.20         80
                                       6.125          2,096.20
    FOLSOM           CA   95630          5            01/24/03         00
    0435393764                           05           03/01/03          0
    3301783                              O            02/01/33
    0


    8445619          964/G02             F          389,000.00         ZZ
                                         360        388,673.20          1
                                       6.875          2,555.45         67
                                       6.625          2,555.45
    SEATTLE          WA   98122          2            01/14/03         00
    0435427372                           05           03/01/03          0
    305379                               N            02/01/33
    0


    8445633          U05/G02             F          226,400.00         ZZ
                                         360        226,190.31          1
                                       6.375          1,412.44         80
                                       6.125          1,412.44
1


    COLFAX           CA   95713          5            01/22/03         00
    0435393095                           05           03/01/03          0
    3299214                              O            02/01/33
    0


    8445701          964/G02             F          286,000.00         ZZ
                                         360        285,708.41          1
                                       5.875          1,691.80         69
                                       5.625          1,691.80
    WELLINGTON       NV   89444          5            01/21/03         00
    0435427232                           05           03/01/03          0
    331149                               O            02/01/33
    0


    8445705          313/G02             F           52,000.00         ZZ
                                         360         52,000.00          1
                                       6.250            320.18         39
                                       6.000            320.18
    CHANDLER         AZ   85225          2            02/06/03         00
    0435432067                           03           04/01/03          0
    0009308131                           O            03/01/33
    0


    8445753          964/G02             F          226,000.00         ZZ
                                         360        225,764.04          1
                                       5.750          1,318.88         50
                                       5.500          1,318.88
    WILSON           WY   83014          5            01/21/03         00
    0435427026                           05           03/01/03          0
    333417                               O            02/01/33
    0


    8445803          X31/G02             F          175,904.00         ZZ
                                         360        175,904.00          1
                                       6.125          1,068.81         76
                                       5.875          1,068.81
    CHINO            CA   91710          5            02/04/03         00
    0435453105                           05           04/01/03          0
    41000420                             O            03/01/33
    0


    8445853          T29/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.000            599.55         80
                                       5.750            599.55
    PHOENIX          AZ   85013          1            02/06/03         00
    0435380605                           05           04/01/03          0
    1531395                              O            03/01/33
    0
1




    8445921          X67/G02             F          550,000.00         ZZ
                                         360        549,452.47          1
                                       6.000          3,297.53         79
                                       5.750          3,297.53
    UPLAND           CA   91784          5            01/27/03         00
    0435398839                           05           03/01/03          0
    00270553                             O            02/01/33
    0


    8445929          964/G02             F          288,750.00         ZZ
                                         360        288,476.03          1
                                       6.250          1,777.88         75
                                       6.000          1,777.88
    LAKE OSWEGO      OR   97034          5            01/15/03         00
    0435426895                           03           03/01/03          0
    328493                               O            02/01/33
    0


    8445937          964/G02             F          150,000.00         ZZ
                                         360        149,857.67          1
                                       6.250            923.58         43
                                       6.000            923.58
    ROSEVILLE        CA   95747          5            01/20/03         00
    0435426515                           05           03/01/03          0
    339486                               O            02/01/33
    0


    8446709          E82/G02             F           64,000.00         ZZ
                                         360         64,000.00          2
                                       6.875            420.43         68
                                       6.625            420.43
    NORFOLK          VA   23508          2            02/13/03         00
    0400770178                           05           04/01/03          0
    4137276                              N            03/01/33
    0


    8447205          N67/G02             F          125,600.00         ZZ
                                         360        125,600.00          1
                                       6.500            793.88         80
                                       6.250            793.88
    GILBERT          AZ   85296          1            02/11/03         00
    0435471032                           05           04/01/03          0
    1760003842                           O            03/01/33
    0


    8447223          B57/G02             F          399,990.00         ZZ
                                         360        399,990.00          1
1


                                       6.375          2,495.42         62
                                       6.125          2,495.42
    TOPANGA AREA     CA   90290          5            02/03/03         00
    0435407705                           05           04/01/03          0
    10007699                             O            03/01/33
    0


    8447379          S27/G02             F           93,434.00         T
                                         360         93,434.00          1
                                       7.125            629.49         80
                                       6.875            629.49
    PALM COAST       FL   32164          1            02/14/03         00
    0435405295                           03           04/01/03          0
    1900001424                           O            03/01/33
    0


    8447535          M27/G02             F           61,100.00         ZZ
                                         360         61,100.00          2
                                       6.500            386.19         80
                                       6.250            386.19
    MEMPHIS          TN   38111          1            02/12/03         00
    0435426390                           05           04/01/03          0
    5000093056                           N            03/01/33
    0


    8447611          S11/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
                                       6.875          2,119.91         90
                                       6.625          2,119.91
    PALMDALE         CA   93551          5            02/04/03         04
    0435436480                           03           04/01/03         25
    10210397                             O            03/01/33
    0


    8447651          M37/G02             F          449,900.00         ZZ
                                         360        449,900.00          1
                                       6.125          2,733.64         90
                                       5.875          2,733.64
    FORT COLLINS     CO   80528          1            02/10/03         04
    0435422415                           03           04/01/03         25
    609581                               O            03/01/33
    0


    8447701          K15/G02             F           58,300.00         ZZ
                                         360         58,300.00          1
                                       7.625            412.64         90
                                       7.375            412.64
    GREAT VALLEY     NY   14741          5            02/11/03         41
    0435413158                           05           04/01/03         25
1


    023605510918                         O            03/01/33
    0


    8447871          420/G02             F          459,950.00         ZZ
                                         360        459,492.12          1
                                       6.000          2,757.63         76
                                       5.750          2,757.63
    NAPA             CA   94558          1            01/24/03         00
    0435395009                           05           03/01/03          0
    72004342                             O            02/01/33
    0


    8447873          Q30/G02             F          255,000.00         ZZ
                                         360        255,000.00          1
                                       6.375          1,590.87         48
                                       6.125          1,590.87
    WILLISTON PARK   NY   11596          1            02/06/03         00
    0435405865                           05           04/01/03          0
    21020183                             N            03/01/33
    0


    8447905          U42/G02             F          104,310.00         ZZ
                                         360        104,310.00          2
                                       6.875            685.24         90
                                       6.625            685.24
    SAN ANTONIO      TX   78212          1            02/13/03         14
    0435436860                           05           04/01/03         25
    49300012                             N            03/01/33
    0


    8447913          N47/G02             F          186,500.00         ZZ
                                         360        186,500.00          1
                                       6.375          1,163.52         65
                                       6.125          1,163.52
    ESCONDIDO        CA   92027          2            02/04/03         00
    0435411707                           05           04/01/03          0
    30501945                             O            03/01/33
    0


    8447939          A46/G02             F          148,675.00         ZZ
                                         360        148,675.00          1
                                       6.625            951.99         95
                                       6.375            951.99
    AUSTIN           TX   78753          1            02/05/03         04
    0435382999                           05           04/01/03         30
    0712249                              O            03/01/33
    0


1


    8448265          W08/G02             F           87,550.00         ZZ
                                         360         87,550.00          1
                                       6.750            567.85         82
                                       6.500            567.85
    MIAMI            FL   33176          5            02/07/03         10
    0435470828                           01           04/01/03         12
    022473MG                             O            03/01/33
    0


    8448283          U05/G02             F          475,000.00         ZZ
                                         360        475,000.00          1
                                       6.000          2,847.87         76
                                       5.750          2,847.87
    LAREDO           TX   78045          1            02/05/03         00
    0435435466                           03           04/01/03          0
    3288370                              O            03/01/33
    0


    8448403          G51/G02             F           98,000.00         ZZ
                                         360         98,000.00          1
                                       7.250            668.53         76
                                       7.000            668.53
    DIXON            NM   87527          1            02/14/03         00
    0435425863                           05           04/01/03          0
    29000114                             O            03/01/33
    0


    8448821          Q14/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
                                       6.000            911.32         80
                                       5.750            911.32
    NAPOLEON         MO   64074          5            02/12/03         00
    0435425814                           05           04/01/03          0
    0000311139                           O            03/01/33
    0


    8449015          U05/G02             F          495,000.00         TX
                                         360        495,000.00          1
                                       6.375          3,088.16         75
                                       6.125          3,088.16
    AUSTIN           TX   78738          5            02/03/03         00
    0435442561                           03           04/01/03          0
    3303927                              O            03/01/33
    0


    8449209          T08/G02             F          111,600.00         ZZ
                                         360        111,519.23          4
                                       7.625            789.90         90
                                       7.375            789.90
1


    LAKELAND         FL   33809          1            01/17/03         11
    0435379912                           05           03/01/03         30
    132014900                            N            02/01/33
    0


    8449273          T08/G02             F          146,400.00         ZZ
                                         360        146,114.69          1
                                       6.125            889.54         80
                                       5.875            889.54
    CLEARWATER       FL   33762          1            12/30/02         00
    0435380118                           09           02/01/03          0
    15010477                             O            01/01/33
    0


    8449297          W96/G02             F          102,900.00         ZZ
                                         360        102,809.21          1
                                       6.625            658.88         70
                                       6.375            658.88
    MIAMI            FL   33055          5            01/21/03         00
    0435381132                           05           03/01/03          0
    22110658                             N            02/01/33
    0


    8449363          N74/G02             F          113,000.00         ZZ
                                         360        112,902.71          1
                                       6.750            732.92         87
                                       6.500            732.92
    VAN BUREN        AR   72956          5            02/11/03         10
    0435407242                           05           03/18/03         25
    0031704010                           O            02/18/33
    0


    8449571          X71/G02             F          238,000.00         ZZ
                                         360        237,779.57          1
                                       6.375          1,484.81         75
                                       6.125          1,484.81
    HAYWARD          CA   94544          5            01/28/03         00
    0435411558                           05           03/01/03          0
    1                                    O            02/01/33
    0


    8449891          E22/G02             F          105,000.00         ZZ
                                         240        105,000.00          1
                                       6.500            782.85         50
                                       6.250            782.85
    MIAMI            FL   33157          2            02/11/03         00
    0412316341                           05           04/01/03          0
    0412316341                           O            03/01/23
    0
1




    8449897          E22/G02             F           94,400.00         ZZ
                                         360         94,322.62          1
                                       7.000            628.05         80
                                       6.750            628.05
    SALT LAKE CITY   UT   84118          5            01/13/03         00
    0415054097                           05           03/01/03          0
    0415054097                           N            02/01/33
    0


    8449911          E22/G02             F          645,000.00         ZZ
                                         360        645,000.00          1
                                       6.000          3,867.10         75
                                       5.750          3,867.10
    CORTE MADERA     CA   94925          5            02/06/03         00
    0415659929                           05           04/01/03          0
    0415659929                           O            03/01/33
    0


    8449925          E22/G02             F          108,600.00         ZZ
                                         360        108,600.00          1
                                       6.500            686.43         84
                                       6.250            686.43
    WEATHERFORD      TX   76087          2            02/12/03         01
    0415758572                           05           04/01/03         12
    0415758572                           O            03/01/33
    0


    8449941          E22/G02             F          290,000.00         ZZ
                                         360        290,000.00          1
                                       6.500          1,833.00         73
                                       6.250          1,833.00
    SANTA FE         NM   87501          5            02/10/03         00
    0415851435                           05           04/01/03          0
    0415851435                           O            03/01/33
    0


    8449959          E22/G02             F          169,200.00         ZZ
                                         360        169,200.00          1
                                       6.375          1,055.59         90
                                       6.125          1,055.59
    JARRETTSVILLE    MD   21084          5            02/11/03         01
    0415865310                           05           04/01/03         25
    0415865310                           O            03/01/33
    0


    8449975          E22/G02             F          258,000.00         ZZ
                                         360        258,000.00          1
1


                                       6.250          1,588.55         78
                                       6.000          1,588.55
    ROCKLIN          CA   95765          2            02/10/03         00
    0415896497                           05           04/01/03          0
    0415896497                           O            03/01/33
    0


    8449977          E22/G02             F          214,650.00         ZZ
                                         360        214,650.00          1
                                       7.500          1,500.86         90
                                       7.250          1,500.86
    BAYSHORE         NY   11706          1            02/18/03         04
    0415899210                           05           04/01/03         30
    0415899210                           O            03/01/33
    0


    8449993          E22/G02             F           99,750.00         ZZ
                                         360         99,750.00          3
                                       7.500            697.47         95
                                       7.250            697.47
    LINDSAY          CA   93247          1            02/10/03         04
    0415939867                           05           04/01/03         30
    0415939867                           O            03/01/33
    0


    8450051          E22/G02             F           89,500.00         ZZ
                                         360         89,500.00          1
                                       7.125            602.98         75
                                       6.875            602.98
    KANSAS CITY      MO   64114          2            02/18/03         00
    0416137057                           05           04/01/03          0
    0416137057                           N            03/01/33
    0


    8450067          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       7.500            419.53         80
                                       7.250            419.53
    CORTEZ           CO   81321          1            02/18/03         00
    0416148989                           05           04/01/03          0
    0416148989                           N            03/01/33
    0


    8450077          E22/G02             F          131,200.00         ZZ
                                         360        131,200.00          1
                                       6.750            850.96         80
                                       6.500            850.96
    WESTON           FL   33326          1            02/18/03         00
    0416178432                           03           04/01/03          0
1


    0416178432                           N            03/01/33
    0


    8450103          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       7.750            644.77         73
                                       7.500            644.77
    LOUISVILLE       KY   40216          5            02/18/03         00
    0416102416                           05           04/01/03          0
    0416102416                           N            03/01/33
    0


    8450105          E22/G02             F          221,000.00         ZZ
                                         360        221,000.00          1
                                       7.125          1,488.92         85
                                       6.875          1,488.92
    LITTLE FALLS     NJ   07424          5            02/12/03         01
    0416102838                           05           04/01/03         12
    0416102838                           O            03/01/33
    0


    8450113          E22/G02             F          310,000.00         ZZ
                                         360        310,000.00          1
                                       6.500          1,959.41         80
                                       6.250          1,959.41
    SANTA ROSA       CA   95401          1            02/07/03         00
    0416086262                           05           04/01/03          0
    0416086262                           O            03/01/33
    0


    8450115          E22/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       6.375            811.03         67
                                       6.125            811.03
    KERRVILLE        TX   78028          5            02/11/03         00
    0416091429                           05           04/01/03          0
    0416091429                           O            03/01/33
    0


    8450127          E22/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
                                       6.250            935.89         47
                                       6.000            935.89
    SAN LEANDRO      CA   94579          5            02/07/03         00
    0415991678                           05           04/01/03          0
    0415991678                           O            03/01/33
    0


1


    8450131          E22/G02             F          313,000.00         ZZ
                                         360        313,000.00          1
                                       6.250          1,927.19         79
                                       6.000          1,927.19
    SAN JOSE         CA   95112          2            02/04/03         00
    0415994417                           05           04/01/03          0
    0415994417                           N            03/01/33
    0


    8450177          E22/G02             F           57,000.00         ZZ
                                         360         57,000.00          1
                                       7.750            408.35         75
                                       7.500            408.35
    KEWANEE          IL   61443          5            02/18/03         00
    0415999473                           05           04/01/03          0
    0415999473                           N            03/01/33
    0


    8450191          E22/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       6.500            505.65         58
                                       6.250            505.65
    WELLINGTON       FL   33414          1            02/18/03         00
    0416017135                           07           04/01/03          0
    0416017135                           N            03/01/33
    0


    8450193          E22/G02             F           65,000.00         ZZ
                                         360         65,000.00          1
                                       7.500            454.49         76
                                       7.250            454.49
    MILTON           FL   32570          5            02/14/03         00
    0416017424                           05           04/01/03          0
    0416017424                           N            03/01/33
    0


    8450197          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.250          1,231.43         64
                                       6.000          1,231.43
    TUCKAHOE         NY   10707          1            02/18/03         00
    0416005338                           06           04/01/03          0
    0416005338                           O            03/01/33
    0


    8450209          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.125          1,215.22         67
                                       5.875          1,215.22
1


    CORAL SPRINGS    FL   33076          5            02/11/03         00
    0415948116                           05           04/01/03          0
    0415948116                           O            03/01/33
    0


    8450225          E22/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       6.625            896.44         89
                                       6.375            896.44
    SANDPOINT        ID   83864          5            02/10/03         04
    0415970748                           05           04/01/03         25
    0415970748                           O            03/01/33
    0


    8450227          E22/G02             F          149,000.00         ZZ
                                         360        149,000.00          1
                                       6.500            941.78         75
                                       6.250            941.78
    SACRAMENTO       CA   95828          5            02/07/03         00
    0415975747                           05           04/01/03          0
    0415975747                           O            03/01/33
    0


    8450229          E22/G02             F           76,000.00         ZZ
                                         360         76,000.00          1
                                       6.875            499.27         80
                                       6.625            499.27
    ASHEVILLE        NC   28806          1            02/18/03         00
    0415978030                           05           04/01/03          0
    0415978030                           N            03/01/33
    0


    8450293          W93/G02             F          217,000.00         ZZ
                                         360        216,794.10          1
                                       6.250          1,336.11         75
                                       6.000          1,336.11
    ESCONDIDO        CA   92029          5            01/29/03         00
    0435426952                           05           03/01/03          0
    28425428                             O            02/01/33
    0


    8450301          W93/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
                                       5.875          1,478.85         38
                                       5.625          1,478.85
    BONITA           CA   91902          5            02/01/03         00
    0435421045                           05           04/01/03          0
    28425886                             O            03/01/33
    0
1




    8450311          W93/G02             F          246,000.00         ZZ
                                         360        245,808.09          1
                                       7.250          1,678.16         73
                                       7.000          1,678.16
    RANCHO SANTA MA  CA   92688          2            01/29/03         00
    0435423272                           03           03/01/03          0
    33408233                             O            02/01/33
    0


    8450317          W93/G02             F          110,000.00         ZZ
                                         360        109,907.58          1
                                       6.875            722.63         67
                                       6.625            722.63
    CHANDLER         AZ   85225          5            01/22/03         00
    0435427133                           03           03/01/03          0
    35437010                             O            02/01/33
    0


    8450341          W93/G02             F          199,500.00         ZZ
                                         360        199,500.00          1
                                       6.750          1,293.96         95
                                       6.500          1,293.96
    SOUTH GATE       CA   90280          1            02/06/03         19
    0435419320                           05           04/01/03         30
    67423596                             O            03/01/33
    0


    8450345          W93/G02             F          144,000.00         ZZ
                                         360        143,856.64          1
                                       6.000            863.36         80
                                       5.750            863.36
    HESPERIA         CA   92345          2            01/30/03         00
    0435419528                           05           03/01/03          0
    67423668                             O            02/01/33
    0


    8450359          W93/G02             F          461,000.00         ZZ
                                         360        460,573.02          1
                                       6.375          2,876.04         80
                                       6.125          2,876.04
    OCEANSIDE        CA   92054          5            01/24/03         00
    0435422308                           05           03/01/03          0
    86445909                             O            02/01/33
    0


    8450369          W93/G02             F          187,500.00         ZZ
                                         360        187,338.56          1
1


                                       6.750          1,216.13         75
                                       6.500          1,216.13
    LA PUENTE        CA   91744          2            01/24/03         00
    0435422969                           05           03/01/03          0
    01440934                             O            02/01/33
    0


    8450387          W93/G02             F          368,000.00         ZZ
                                         360        368,000.00          1
                                       6.125          2,236.01         80
                                       5.875          2,236.01
    MORGAN HILL      CA   95037          5            02/07/03         00
    0435426051                           03           04/01/03          0
    20433278                             O            03/01/33
    0


    8450395          W93/G02             F          199,500.00         ZZ
                                         360        199,323.99          1
                                       6.625          1,277.42         75
                                       6.375          1,277.42
    ELK GROVE        CA   95758          1            01/27/03         00
    0435419593                           05           03/01/03          0
    21446592                             O            02/01/33
    0


    8450399          W93/G02             F          474,000.00         ZZ
                                         360        473,539.30          1
                                       6.125          2,880.08         75
                                       5.875          2,880.08
    MORGAN HILL      CA   95037          5            01/27/03         00
    0435431275                           05           03/01/03          0
    22432020                             O            02/01/33
    0


    8450741          Q14/G02             F           71,100.00         ZZ
                                         360         71,100.00          1
                                       7.000            473.03         90
                                       6.750            473.03
    ODESSA           MO   64076          1            02/11/03         01
    0435429410                           05           04/01/03         25
    00003-11316                          O            03/01/33
    0


    8450811          U19/G02             F          161,500.00         ZZ
                                         360        161,500.00          1
                                       6.500          1,020.79         85
                                       6.250          1,020.79
    AURORA           CO   80017          5            02/12/03         01
    0435430491                           03           04/01/03         12
1


    0302050001                           O            03/01/33
    0


    8450841          U19/G02             F           93,000.00         ZZ
                                         360         93,000.00          1
                                       6.750            603.20         75
                                       6.500            603.20
    COLORADO SPRING  CO   80916          5            02/14/03         00
    0435409941                           05           04/01/03          0
    0301220003                           N            03/01/33
    0


    8450933          696/G02             F          306,000.00         ZZ
                                         360        306,000.00          1
                                       6.250          1,884.09         80
                                       6.000          1,884.09
    WASHINGTON       DC   20016          1            02/11/03         00
    0435384904                           01           04/01/03          0
    32603016                             O            03/01/33
    0


    8450971          Q66/G02             F          114,500.00         ZZ
                                         360        114,500.00          2
                                       6.500            723.72         62
                                       6.250            723.72
    MINNEAPOLIS      MN   55407          2            02/17/03         00
    0435432828                           05           04/01/03          0
    03B0007                              N            03/01/33
    0


    8451143          M27/G02             F          141,300.00         ZZ
                                         360        141,300.00          1
                                       6.625            904.76         89
                                       6.375            904.76
    RALEIGH          NC   27615          2            02/10/03         01
    0435414321                           03           04/01/03         25
    0100019312                           O            03/01/33
    0


    8451171          U05/G02             F          142,550.00         TX
                                         240        142,276.35          1
                                       7.000          1,105.19         80
                                       6.750          1,105.19
    PARADISE         TX   76073          5            01/29/03         00
    0435422258                           05           03/01/03          0
    3305536                              O            02/01/23
    0


1


    8451173          U05/G02             F           78,750.00         ZZ
                                         360         78,750.00          1
                                       6.625            504.24         75
                                       6.375            504.24
    HOUSTON          TX   77088          5            02/07/03         00
    0435417449                           05           04/01/03          0
    3312052                              N            03/01/33
    0


    8451177          N47/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
                                       6.250          1,200.65         56
                                       6.000          1,200.65
    SAN JOSE         CA   95133          2            02/07/03         00
    0435444476                           09           04/01/03          0
    20502272                             O            03/01/33
    0


    8451183          U05/G02             F          119,050.00         ZZ
                                         360        119,050.00          1
                                       6.250            733.01         57
                                       6.000            733.01
    AUSTIN           TX   78759          5            02/04/03         00
    0435478870                           05           04/01/03          0
    3310745                              O            03/01/33
    0


    8451185          T29/G02             F          163,500.00         ZZ
                                         360        163,359.23          1
                                       6.750          1,060.46         76
                                       6.500          1,060.46
    PHOENIX          AZ   85045          2            01/30/03         00
    0435420484                           03           03/01/03          0
    1531246                              N            02/01/33
    0


    8451213          N47/G02             F          265,500.00         ZZ
                                         360        265,500.00          4
                                       6.875          1,744.15         90
                                       6.625          1,744.15
    REDLANDS         CA   92374          1            02/07/03         04
    0435430715                           05           04/01/03         25
    30502286                             N            03/01/33
    0


    8451215          Q87/G02             F           95,000.00         ZZ
                                         360         94,905.43          1
                                       6.000            569.57         76
                                       5.750            569.57
1


    THEODORE         AL   36582          5            02/14/03         00
    0435409776                           05           03/20/03          0
    MEAN01                               O            02/20/33
    0


    8451409          B39/G02             F          182,400.00         ZZ
                                         360        182,400.00          1
                                       6.500          1,152.89         80
                                       6.250          1,152.89
    HUDSON           WI   54016          5            02/13/03         00
    0435434626                           05           04/01/03          0
    20030419F                            O            03/01/33
    0


    8451413          Q31/G02             F          101,500.00         ZZ
                                         360        101,500.00          1
                                       6.500            641.55         73
                                       6.250            641.55
    HANFORD          CA   93230          5            02/13/03         00
    0435418736                           05           04/01/03          0
    SD881723                             O            03/01/33
    0


    8451425          642/G02             F           85,600.00         ZZ
                                         360         85,600.00          1
                                       7.125            576.70         80
                                       6.875            576.70
    COLORADO SPRING  CO   80910          1            02/14/03         00
    0435418116                           05           04/01/03          0
    01123903                             N            03/01/33
    0


    8451547          K15/G02             F          326,600.00         ZZ
                                         360        326,267.02          2
                                       5.875          1,931.96         73
                                       5.625          1,931.96
    LONG BEACH       NY   11561          5            01/27/03         00
    0435423710                           05           03/01/03          0
    021205509852                         O            02/01/33
    0


    8451671          X67/G02             F          388,000.00         ZZ
                                         360        387,649.25          1
                                       6.500          2,452.42         80
                                       6.250          2,452.42
    FRANKLIN         OH   45005          2            01/31/03         00
    0435430574                           05           03/01/03          0
    00282476                             O            02/01/33
    0
1




    8451697          883/G02             F           99,000.00         ZZ
                                         360         99,000.00          1
                                       6.500            625.75         75
                                       6.250            625.75
    PETERSBURG       OH   44454          5            02/07/03         00
    0435410881                           05           04/01/03          0
    040000107                            O            03/01/33
    0


    8451747          U05/G02             F          146,500.00         ZZ
                                         360        146,500.00          1
                                       6.000            878.34         67
                                       5.750            878.34
    EL CAJON         CA   92109          5            02/04/03         00
    0435411723                           01           04/01/03          0
    3287049                              O            03/01/33
    0


    8451755          B57/G02             F          344,000.00         ZZ
                                         360        344,000.00          1
                                       6.250          2,118.07         80
                                       6.000          2,118.07
    WOODLAND HILLS   CA   91367          1            02/11/03         00
    0435426010                           05           04/01/03          0
    10008000                             O            03/01/33
    0


    8451779          M37/G02             F          322,000.00         ZZ
                                         360        322,000.00          1
                                       6.250          1,982.61         78
                                       6.000          1,982.61
    BRIGHTON         CO   80602          2            02/10/03         00
    0435419387                           05           04/01/03          0
    611263                               O            03/01/33
    0


    8451783          B76/G02             F          105,200.00         ZZ
                                         360        105,200.00          1
                                       6.500            664.94         80
                                       6.250            664.94
    DAYTON           OH   45405          2            02/10/03         00
    0435406889                           05           04/01/03          0
    0004670816                           O            03/01/33
    0


    8451811          Q14/G02             F          178,700.00         ZZ
                                         360        178,700.00          1
1


                                       6.250          1,100.29         88
                                       6.000          1,100.29
    PHOENIX          AZ   85032          5            02/05/03         10
    0435403506                           05           04/01/03         25
    11317                                O            03/01/33
    0


    8452617          E82/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
                                       6.250            646.50         59
                                       6.000            646.50
    AURORA           CO   80012          5            02/17/03         00
    0400782439                           03           04/01/03          0
    0400782439                           O            03/01/33
    0


    8452743          E82/G02             F           81,600.00         ZZ
                                         360         81,600.00          1
                                       6.875            536.05         85
                                       6.625            536.05
    LAGRANGE         KY   40031          2            02/12/03         04
    0400776225                           05           04/01/03         25
    1981249                              O            03/01/33
    0


    8452909          E22/G02             F          275,200.00         ZZ
                                         360        275,200.00          2
                                       6.750          1,784.94         80
                                       6.500          1,784.94
    LOMITA           CA   90717          5            02/03/03         00
    0415469089                           05           04/01/03          0
    0415469089                           O            03/01/33
    0


    8452915          E22/G02             F          205,000.00         ZZ
                                         360        205,000.00          1
                                       6.500          1,295.74         79
                                       6.250          1,295.74
    MANTEO           NC   27954          5            02/11/03         00
    0415676725                           05           04/01/03          0
    0415676725                           O            03/01/33
    0


    8452923          E22/G02             F          164,000.00         ZZ
                                         360        164,000.00          1
                                       6.125            996.48         80
                                       5.875            996.48
    HACKETTSTOWN     NJ   07840          5            02/06/03         00
    0415729524                           05           04/01/03          0
1


    0415729524                           O            03/01/33
    0


    8452941          E22/G02             F          276,000.00         ZZ
                                         360        276,000.00          1
                                       6.250          1,699.38         80
                                       6.000          1,699.38
    DALLAS           TX   75214          5            02/13/03         00
    0415896026                           03           04/01/03          0
    0415896026                           O            03/01/33
    0


    8452957          E22/G02             F          109,250.00         ZZ
                                         360        109,250.00          1
                                       6.750            708.59         95
                                       6.500            708.59
    MUSCLE SHOALS    AL   35661          5            02/13/03         11
    0415935873                           05           04/01/03         30
    0415935873                           O            03/01/33
    0


    8452987          E22/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       7.250            511.63         75
                                       7.000            511.63
    PHOENIX          AZ   85020          5            02/10/03         00
    0415986892                           01           04/01/03          0
    0415986892                           N            03/01/33
    0


    8453015          E22/G02             F          109,600.00         ZZ
                                         360        109,600.00          1
                                       6.500            692.75         80
                                       6.250            692.75
    KATY             TX   77450          5            02/12/03         00
    0416002418                           03           04/01/03          0
    0416002418                           O            03/01/33
    0


    8453029          E22/G02             F          112,500.00         ZZ
                                         360        112,500.00          2
                                       6.625            720.35         75
                                       6.375            720.35
    SPRINGFIELD      OR   97478          5            02/13/03         00
    0416012623                           05           04/01/03          0
    0416012623                           N            03/01/33
    0


1


    8453035          E22/G02             F          308,000.00         ZZ
                                         360        308,000.00          1
                                       6.250          1,896.41         61
                                       6.000          1,896.41
    BELLVUE          CO   80512          2            02/13/03         00
    0416013324                           05           04/01/03          0
    0416013324                           O            03/01/33
    0


    8453041          E22/G02             F          326,250.00         ZZ
                                         360        326,250.00          1
                                       6.375          2,035.38         75
                                       6.125          2,035.38
    RENO             NV   89509          1            02/14/03         00
    0416074508                           05           04/01/03          0
    0416074508                           N            03/01/33
    0


    8453051          E22/G02             F           67,500.00         ZZ
                                         360         67,500.00          1
                                       7.750            483.58         75
                                       7.500            483.58
    MIAMI            FL   33173          5            02/19/03         00
    0416085579                           01           04/01/03          0
    0416085579                           N            03/01/33
    0


    8453085          E22/G02             F           76,750.00         ZZ
                                         360         76,750.00          1
                                       6.750            497.80         80
                                       6.500            497.80
    SPOKANE          WA   99205          2            02/13/03         00
    0416032571                           05           04/01/03          0
    0416032571                           N            03/01/33
    0


    8453093          E22/G02             F          633,000.00         ZZ
                                         360        633,000.00          1
                                       6.000          3,795.15         75
                                       5.750          3,795.15
    SAN FRANCISCO    CA   94118          1            02/12/03         00
    0416040046                           07           04/01/03          0
    0416040046                           O            03/01/33
    0


    8453105          E22/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       6.375            998.19         54
                                       6.125            998.19
1


    FORT BRAGG       CA   95437          2            02/03/03         00
    0416053908                           05           04/01/03          0
    0416053908                           O            03/01/33
    0


    8453119          E22/G02             F          165,000.00         ZZ
                                         360        165,000.00          4
                                       7.750          1,182.08         75
                                       7.500          1,182.08
    AUSTIN           TX   78724          1            02/18/03         00
    0416117000                           05           04/01/03          0
    0416117000                           N            03/01/33
    0


    8453131          E22/G02             F          195,000.00         ZZ
                                         360        195,000.00          4
                                       6.875          1,281.01         50
                                       6.625          1,281.01
    DALLAS           TX   75219          5            02/19/03         00
    0416138444                           05           04/01/03          0
    0416138444                           N            03/01/33
    0


    8453415          W68/G02             F          165,850.00         ZZ
                                         360        165,850.00          1
                                       6.125          1,007.72         67
                                       5.875          1,007.72
    BELLVILLE        TX   77418          2            02/07/03         00
    0435429204                           05           04/01/03          0
    35297                                O            03/01/33
    0


    8453999          964/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       5.875          2,129.54         75
                                       5.625          2,129.54
    SUMNER           WA   98390          2            02/05/03         00
    0435398953                           03           04/01/03          0
    305413                               O            03/01/33
    0


    8454137          W68/G02             F          168,625.00         ZZ
                                         360        168,625.00          1
                                       6.125          1,024.58         95
                                       5.875          1,024.58
    SARASOTA         FL   34243          1            02/04/03         12
    0435428156                           29           04/01/03         30
    34694                                O            03/01/33
    0
1




    8454221          K15/G02             F          130,400.00         ZZ
                                         360        130,295.72          2
                                       7.125            878.53         80
                                       6.875            878.53
    MANCHESTER       CT   06040          2            01/27/03         00
    0435426267                           05           03/01/03          0
    037405506132                         O            02/01/33
    0


    8454265          M07/G02             F           69,600.00         T
                                         360         69,600.00          1
                                       6.500            439.92         80
                                       6.250            439.92
    BIG BEAR CITY    CA   92314          1            02/10/03         00
    0435408349                           05           04/01/03          0
    02301184                             O            03/01/33
    0


    8454273          T29/G02             F          139,200.00         ZZ
                                         360        139,200.00          1
                                       6.500            879.84         80
                                       6.250            879.84
    GLENDALE         AZ   85308          1            02/12/03         00
    0435413190                           03           04/01/03          0
    1531313                              O            03/01/33
    0


    8454425          K15/G02             F           57,000.00         ZZ
                                         360         57,000.00          1
                                       6.750            369.70         95
                                       6.500            369.70
    SHELBYVILLE      TN   37160          5            02/13/03         41
    0435423934                           05           04/01/03         30
    003805506170                         O            03/01/33
    0


    8454717          F89/G02             F           86,000.00         ZZ
                                         360         86,000.00          1
                                       6.500            543.58         64
                                       6.250            543.58
    LAS VEGAS        NV   89103          1            02/12/03         00
    0435425830                           05           04/01/03          0
    27813                                N            03/01/33
    0


    8454741          S11/G02             F          152,000.00         ZZ
                                         360        151,855.78          1
1


                                       6.250            935.89         38
                                       6.000            935.89
    ALISO VIEJO      CA   92656          2            01/29/03         00
    0435431200                           01           03/01/03          0
    10320831                             O            02/01/33
    0


    8454779          X51/G02             F          538,000.00         ZZ
                                         360        538,000.00          1
                                       6.050          3,242.90         74
                                       5.800          3,242.90
    SAN LUIS OBISPO  CA   93405          2            02/07/03         00
    0435413026                           05           04/01/03          0
    030109006                            O            03/01/33
    0


    8454891          W84/G02             F          176,250.00         ZZ
                                         360        176,098.26          2
                                       6.750          1,143.15         75
                                       6.500          1,143.15
    SALT LAKE CITY   UT   84121          5            01/31/03         00
    0435428248                           05           03/01/03          0
    10074871                             N            02/01/33
    0


    8454901          X51/G02             F          420,000.00         ZZ
                                         360        420,000.00          1
                                       6.190          2,569.64         80
                                       5.940          2,569.64
    FOUNTAIN VALLEY  CA   92708          5            02/13/03         00
    0435419338                           05           04/01/03          0
    0030124006                           O            03/01/33
    0


    8454905          A35/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.000            719.46         64
                                       5.750            719.46
    BAYSHORE         NY   11706          5            02/11/03         00
    0435424825                           05           04/01/03          0
    14693                                O            03/01/33
    0


    8456625          883/G02             F          184,636.00         ZZ
                                         360        184,636.00          1
                                       7.250          1,259.54         90
                                       7.000          1,259.54
    ORLANDO          FL   32828          1            02/14/03         01
    0435427240                           03           04/01/03         25
1


    48000977                             N            03/01/33
    0


    8456631          Q59/G02             F          232,500.00         ZZ
                                         360        232,500.00          2
                                       6.750          1,507.99         75
                                       6.500          1,507.99
    SANTA ANA        CA   92702          5            01/31/03         00
    0435421763                           05           04/01/03          0
    0000404368                           O            03/01/33
    0


    8456653          L20/G02             F          160,000.00         ZZ
                                         360        160,000.00          2
                                       6.500          1,011.31         80
                                       6.250          1,011.31
    RENO             NV   89509          1            02/13/03         00
    0435417779                           05           04/01/03          0
    1141040008                           N            03/01/33
    0


    8456655          883/G02             F          173,895.00         ZZ
                                         360        173,895.00          1
                                       7.250          1,186.27         90
                                       7.000          1,186.27
    ORLANDO          FL   32828          1            02/14/03         14
    0435422175                           03           04/01/03         25
    48001074                             N            03/01/33
    0


    8456677          U05/G02             F          361,500.00         ZZ
                                         360        361,500.00          1
                                       6.125          2,196.51         70
                                       5.875          2,196.51
    CLAYTON          CA   94517          2            02/12/03         00
    0435429725                           05           04/01/03          0
    3312113                              O            03/01/33
    0


    8456737          408/G02             F           51,300.00         ZZ
                                         360         51,254.74          1
                                       6.625            328.48         90
                                       6.375            328.48
    OKLAHOMA CITY    OK   73159          1            01/31/03         04
    0435426770                           05           03/01/03         25
    703033015                            N            02/01/33
    0


1


    8456815          X31/G02             F          163,000.00         ZZ
                                         360        163,000.00          1
                                       6.625          1,043.71         41
                                       6.375          1,043.71
    GARDEN GROVE     CA   92840          5            02/07/03         00
    0435419189                           05           04/01/03          0
    80000319                             O            03/01/33
    0


    8456831          P09/G02             F          254,000.00         ZZ
                                         360        254,000.00          1
                                       6.000          1,522.86         88
                                       5.750          1,522.86
    FORT WASHINGTON  MD   20744          5            02/14/03         10
    0435425046                           05           04/01/03         25
    03010081                             O            03/01/33
    0


    8456845          964/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       5.875          2,366.15         58
                                       5.625          2,366.15
    LONG BEACH       CA   90815          2            01/29/03         00
    0435442389                           03           04/01/03          0
    301448                               O            03/01/33
    0


    8456851          964/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
                                       5.625          1,295.23         45
                                       5.375          1,295.23
    REDWOOD VALLEY   CA   95470          5            01/31/03         00
    0435442645                           05           04/01/03          0
    307837                               O            03/01/33
    0


    8456853          964/G02             F          275,000.00         ZZ
                                         360        274,745.30          1
                                       6.375          1,715.64         54
                                       6.125          1,715.64
    FREMONT          CA   94555          2            01/27/03         00
    0435441761                           03           03/01/03          0
    310451                               O            02/01/33
    0


    8456897          964/G02             F          227,000.00         ZZ
                                         360        226,768.56          1
                                       5.875          1,342.79         57
                                       5.625          1,342.79
1


    ANAHEIM          CA   92808          2            01/28/03         00
    0435441779                           01           03/01/03          0
    316648                               O            02/01/33
    0


    8456899          964/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
                                       6.250            769.65         75
                                       6.000            769.65
    BEND             OR   97702          5            02/06/03         00
    0435439138                           05           04/01/03          0
    318962                               O            03/01/33
    0


    8456901          P09/G02             F          103,500.00         ZZ
                                         360        103,500.00          1
                                       6.375            645.71         90
                                       6.125            645.71
    RIDLEY PARK      PA   19078          5            02/12/03         10
    0435429758                           07           04/01/03         30
    R0211029                             O            03/01/33
    0


    8456907          964/G02             F          220,600.00         ZZ
                                         360        220,600.00          1
                                       6.125          1,340.39         80
                                       5.875          1,340.39
    AURORA           CO   80013          2            02/10/03         00
    0435438676                           05           04/01/03          0
    340116                               O            03/01/33
    0


    8456909          964/G02             F          182,000.00         ZZ
                                         360        182,000.00          1
                                       6.125          1,105.85         72
                                       5.875          1,105.85
    WOOD DALE        IL   60191          5            02/07/03         00
    0435442066                           05           04/01/03          0
    320151                               O            03/01/33
    0


    8456921          964/G02             F          182,000.00         ZZ
                                         360        182,000.00          1
                                       5.625          1,047.69         42
                                       5.375          1,047.69
    SAN JOSE         CA   95127          5            02/04/03         00
    0435442330                           05           04/01/03          0
    322010                               O            03/01/33
    0
1




    8456925          964/G02             F          116,800.00         T
                                         360        116,694.41          1
                                       6.500            738.26         73
                                       6.250            738.26
    BOERNE           TX   78006          2            02/04/03         00
    0435440227                           05           03/01/03          0
    323542                               O            02/01/33
    0


    8456935          964/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
                                       6.125            820.27         65
                                       5.875            820.27
    PICO RIVERA      CA   90660          5            02/03/03         00
    0435443502                           05           04/01/03          0
    324847                               O            03/01/33
    0


    8456943          964/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       6.250            862.00         37
                                       6.000            862.00
    SANTA MARIA      CA   93454          5            02/03/03         00
    0435440359                           05           04/01/03          0
    326253                               O            03/01/33
    0


    8456949          964/G02             F          117,500.00         ZZ
                                         360        117,500.00          1
                                       6.375            733.05         54
                                       6.125            733.05
    MILWAUKIE        OR   97222          5            02/01/03         00
    0435442900                           05           04/01/03          0
    327070                               O            03/01/33
    0


    8456953          964/G02             F          196,000.00         ZZ
                                         360        196,000.00          1
                                       6.000          1,175.12         54
                                       5.750          1,175.12
    ROSEVILLE        CA   95678          2            02/03/03         00
    0435438718                           05           04/01/03          0
    327638                               O            03/01/33
    0


    8456959          964/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
1


                                       5.750          1,883.19         51
                                       5.500          1,883.19
    BERKELEY         CA   94707          5            02/06/03         00
    0435442595                           05           04/01/03          0
    327997                               O            03/01/33
    0


    8456965          964/G02             F          189,000.00         ZZ
                                         360        189,000.00          1
                                       6.250          1,163.71         63
                                       6.000          1,163.71
    SAN LEANDRO      CA   94577          2            01/29/03         00
    0435444013                           03           04/01/03          0
    328526                               O            03/01/33
    0


    8456969          964/G02             F          228,000.00         ZZ
                                         360        228,000.00          1
                                       5.875          1,348.71         74
                                       5.625          1,348.71
    RANCHO SANTA MA  CA   92688          2            02/03/03         00
    0435443007                           01           04/01/03          0
    328683                               O            03/01/33
    0


    8456979          964/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
                                       5.750          1,073.77         34
                                       5.500          1,073.77
    SAN PEDRO (AREA  CA   90731          2            02/04/03         00
    0435440771                           05           04/01/03          0
    329241                               O            03/01/33
    0


    8456983          964/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
                                       6.250            714.23         80
                                       6.000            714.23
    APOPKA           FL   32712          5            02/06/03         00
    0435442496                           05           04/01/03          0
    329628                               O            03/01/33
    0


    8456999          964/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       5.375            839.96         18
                                       5.125            839.96
    MOUNTAIN VIEW    CA   94040          5            02/03/03         00
    0435442314                           05           04/01/03          0
1


    330329                               O            03/01/33
    0


    8457013          964/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       5.875          1,774.61         26
                                       5.625          1,774.61
    LOS ALTOS        CA   94024          2            02/06/03         00
    0435439393                           05           04/01/03          0
    331379                               O            03/01/33
    0


    8457015          964/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
                                       5.875          1,419.69         35
                                       5.625          1,419.69
    SAN JOSE         CA   95133          2            01/30/03         00
    0435441845                           03           04/01/03          0
    331852                               O            03/01/33
    0


    8457037          964/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.000            719.46         67
                                       5.750            719.46
    SACRAMENTO       CA   95834          5            02/05/03         00
    0435438098                           05           04/01/03          0
    332991                               O            03/01/33
    0


    8457045          964/G02             F          192,000.00         ZZ
                                         360        192,000.00          1
                                       6.125          1,166.61         58
                                       5.875          1,166.61
    BUENA PARK       CA   90620          1            01/29/03         00
    0435443270                           05           04/01/03          0
    334085                               O            03/01/33
    0


    8457057          964/G02             F          190,000.00         ZZ
                                         360        190,000.00          1
                                       6.000          1,139.15         42
                                       5.750          1,139.15
    EL DORADO HILLS  CA   95762          5            02/03/03         00
    0435443395                           05           04/01/03          0
    336580                               O            03/01/33
    0


1


    8457069          964/G02             F          225,500.00         ZZ
                                         360        225,500.00          1
                                       6.000          1,351.99         55
                                       5.750          1,351.99
    PETALUMA         CA   94952          5            02/05/03         00
    0435442157                           05           04/01/03          0
    337862                               O            03/01/33
    0


    8457075          964/G02             F          197,800.00         ZZ
                                         360        197,800.00          1
                                       6.375          1,234.01         68
                                       6.125          1,234.01
    TAOS             NM   87571          2            02/04/03         00
    0435441555                           05           04/01/03          0
    339260                               O            03/01/33
    0


    8457083          964/G02             F          236,000.00         ZZ
                                         360        236,000.00          1
                                       5.875          1,396.03         53
                                       5.625          1,396.03
    SALT LAKE CITY   UT   84103          5            02/06/03         00
    0435444211                           05           04/01/03          0
    340596                               O            03/01/33
    0


    8457085          964/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       5.750          1,634.00         59
                                       5.500          1,634.00
    SAN JOSE         CA   95121          2            01/31/03         00
    0435444542                           05           04/01/03          0
    340752                               O            03/01/33
    0


    8457091          964/G02             F          174,800.00         ZZ
                                         360        174,800.00          1
                                       6.250          1,076.27         80
                                       6.000          1,076.27
    HILLSBORO        OR   97124          1            02/05/03         00
    0435437850                           05           04/01/03          0
    341105                               O            03/01/33
    0


    8457095          964/G02             F          202,900.00         ZZ
                                         360        202,900.00          1
                                       5.875          1,200.23         70
                                       5.625          1,200.23
1


    RIDGEFIELD       WA   98642          2            02/04/03         00
    0435442512                           05           04/01/03          0
    343154                               O            03/01/33
    0


    8457101          964/G02             F          540,000.00         ZZ
                                         360        540,000.00          1
                                       6.250          3,324.87         75
                                       6.000          3,324.87
    ELK GROVE        CA   95758          5            02/06/03         00
    0435441522                           05           04/01/03          0
    344247                               O            03/01/33
    0


    8457103          964/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
                                       6.000          1,031.23         61
                                       5.750          1,031.23
    LAS VEGAS        NV   89143          5            02/04/03         00
    0435439187                           03           04/01/03          0
    345132                               O            03/01/33
    0


    8457109          964/G02             F          128,500.00         ZZ
                                         360        128,500.00          1
                                       6.000            770.42         74
                                       5.750            770.42
    PORTLAND         OR   97213          2            02/05/03         00
    0435442231                           05           04/01/03          0
    346360                               O            03/01/33
    0


    8457111          964/G02             F          162,400.00         ZZ
                                         360        162,400.00          1
                                       6.125            986.76         80
                                       5.875            986.76
    TIGARD           OR   97224          1            02/06/03         00
    0435442819                           05           04/01/03          0
    349445                               O            03/01/33
    0


    8457243          168/168             F          180,000.00         ZZ
                                         360        179,845.02          1
                                       6.750          1,167.48         80
                                       6.500          1,167.48
    PITTSFORD        NY   14534          5            01/22/03         00
    0099889471                           05           03/01/03          0
    0099889471                           O            02/01/33
    0
1




    8457341          286/286             F          210,000.00         ZZ
                                         360        209,441.06          1
                                       6.625          1,344.66         70
                                       6.375          1,344.66
    DANA POINT       CA   92629          1            11/18/02         00
    1698197                              01           01/01/03          0
    1698197                              N            12/01/32
    0


    8457347          286/286             F          136,750.00         ZZ
                                         360        136,386.03          1
                                       6.625            875.63         90
                                       6.375            875.63
    LITCHFIELD PARK  AZ   85340          1            11/20/02         12
    1766140                              05           01/01/03         25
    1766140                              O            12/01/32
    0


    8457351          286/286             F          170,910.00         ZZ
                                         360        170,476.76          1
                                       6.875          1,122.76         90
                                       6.625          1,122.76
    SONORA           CA   95370          1            11/21/02         12
    1725680                              05           01/01/03         25
    1725680                              O            12/01/32
    0


    8457355          286/286             F          142,400.00         ZZ
                                         360        142,122.48          1
                                       6.125            865.24         80
                                       5.875            865.24
    CHANDLER         AZ   85226          5            12/04/02         00
    1632456                              03           02/01/03          0
    1632456                              O            01/01/33
    0


    8457359          286/286             F           95,200.00         ZZ
                                         360         94,952.71          3
                                       6.750            617.47         80
                                       6.500            617.47
    SPRINGFIELD      MA   01108          1            11/27/02         00
    1712743                              05           01/01/03          0
    1712743                              N            12/01/32
    0


    8457363          286/286             F          364,000.00         ZZ
                                         360        362,891.17          1
1


                                       6.500          2,300.73         57
                                       6.250          2,300.73
    PLEASANTON       CA   94566          2            11/07/02         00
    1575904                              05           01/01/03          0
    1575904                              O            12/01/32
    0


    8457381          286/286             F          145,000.00         ZZ
                                         360        143,767.63          1
                                       6.500            916.50         71
                                       6.250            916.50
    PRESCOTT         AZ   86301          5            10/21/02         00
    1640628                              05           12/01/02          0
    1640628                              O            11/01/32
    0


    8457383          286/286             F          369,000.00         ZZ
                                         360        367,588.52          1
                                       6.250          2,272.00         68
                                       6.000          2,272.00
    SAN CLEMENTE     CA   92673          1            10/24/02         00
    1640230                              05           12/01/02          0
    1640230                              N            11/01/32
    0


    8457385          286/286             F          117,600.00         ZZ
                                         360        117,287.00          1
                                       6.625            753.01         80
                                       6.375            753.01
    GLENDALE         AZ   85308          5            11/22/02         00
    1732236                              03           01/01/03          0
    1732236                              N            12/01/32
    0


    8457389          286/286             F          117,600.00         ZZ
                                         360        117,287.00          1
                                       6.625            753.01         80
                                       6.375            753.01
    GLENDALE         AZ   85308          5            11/22/02         00
    1735423                              03           01/01/03          0
    1735423                              N            12/01/32
    0


    8457391          286/286             F          182,500.00         ZZ
                                         360        182,152.76          1
                                       6.250          1,123.69         67
                                       6.000          1,123.69
    LAS VEGAS        NV   89134          1            12/09/02         00
    1847312                              03           02/01/03          0
1


    1847312                              O            01/01/33
    0


    8457399          286/286             F          111,200.00         ZZ
                                         360        110,904.03          1
                                       6.625            712.03         80
                                       6.375            712.03
    GILBERT          AZ   85234          5            11/22/02         00
    1735435                              03           01/01/03          0
    1735435                              N            12/01/32
    0


    8457401          286/286             F          218,000.00         ZZ
                                         360        217,391.03          1
                                       6.375          1,360.04         69
                                       6.125          1,360.04
    TUCSON           AZ   85718          2            11/12/02         00
    1764929                              05           01/01/03          0
    1764929                              N            12/01/32
    0


    8457413          286/286             F          264,350.00         ZZ
                                         360        263,727.58          1
                                       7.250          1,803.34         85
                                       7.000          1,803.34
    ROGERSVILLE      MO   65742          5            11/15/02         11
    1743591                              05           01/01/03         12
    1743591                              O            12/01/32
    0


    8457415          286/286             F          350,000.00         ZZ
                                         360        349,134.29          1
                                       7.000          2,328.56         80
                                       6.750          2,328.56
    BOXFORD          MA   01921          2            11/12/02         00
    1674064                              05           01/01/03          0
    1674064                              O            12/01/32
    0


    8457419          286/286             F          140,800.00         ZZ
                                         360        140,443.09          1
                                       6.875            924.96         80
                                       6.625            924.96
    DESTIN           FL   32550          1            11/26/02         00
    1765746                              05           01/01/03          0
    1765746                              O            12/01/32
    0


1


    8457423          286/286             F          161,200.00         ZZ
                                         360        160,676.40          1
                                       6.750          1,045.55         80
                                       6.500          1,045.55
    EL CAJON         CA   92020          2            11/19/02         00
    1704701                              01           01/01/03          0
    1704701                              O            12/01/32
    0


    8457425          286/286             F          120,450.00         ZZ
                                         360        120,236.86          1
                                       6.625            771.26         90
                                       6.375            771.26
    GILBERT          AZ   85236          1            12/02/02         12
    1787903                              03           02/01/03         25
    1787903                              N            01/01/33
    0


    8457431          286/286             F          151,600.00         ZZ
                                         360        151,178.50          1
                                       6.625            970.72         90
                                       6.375            970.72
    LAS VEGAS        NV   89123          1            11/21/02         11
    1779282                              03           01/01/03         25
    1779282                              N            12/01/32
    0


    8457433          286/286             F          117,000.00         ZZ
                                         360        116,665.22          1
                                       6.250            720.39         47
                                       6.000            720.39
    SANTA FE         NM   87505          2            11/01/02         00
    1720980                              05           01/01/03          0
    1720980                              O            12/01/32
    0


    8457437          286/286             F          139,500.00         ZZ
                                         360        139,270.63          1
                                       7.000            928.10         90
                                       6.750            928.10
    PLYMOUTH         MA   02360          1            12/06/02         12
    1765037                              05           02/01/03         25
    1765037                              N            01/01/33
    0


    8457439          286/286             F          545,000.00         ZZ
                                         360        543,402.75          1
                                       6.125          3,311.48         42
                                       5.875          3,311.48
1


    DARIEN           CT   06820          2            11/27/02         00
    1662744                              05           01/01/03          0
    1662744                              O            12/01/32
    0


    8457441          286/286             F          130,000.00         ZZ
                                         360        129,669.05          4
                                       6.875            854.01         79
                                       6.625            854.01
    PATERSON         NJ   07501          1            11/25/02         00
    561413                               05           01/01/03          0
    561413                               N            12/01/32
    0


    8457447          286/286             F          131,100.00         ZZ
                                         360        130,862.31          2
                                       6.500            828.65         80
                                       6.250            828.65
    SALT LAKE CITY   UT   84115          1            12/16/02         00
    1742836                              05           02/01/03          0
    1742836                              O            01/01/33
    0


    8457449          286/286             F          275,600.00         ZZ
                                         360        274,884.12          1
                                       6.750          1,787.54         88
                                       6.500          1,787.54
    CHESAPEAKE       VA   23322          2            11/26/02         11
    0001246991                           05           01/01/03         25
    0001246991                           O            12/01/32
    0


    8457451          286/286             F          115,000.00         ZZ
                                         360        114,095.32          1
                                       6.375            717.46         49
                                       6.125            717.46
    LAGUNA HILLS     CA   92653          5            11/22/02         00
    1725248                              01           01/01/03          0
    1725248                              O            12/01/32
    0


    8457461          286/286             F           38,000.00         ZZ
                                         360         37,935.96          1
                                       6.875            249.64         85
                                       6.625            249.64
    PAYETTE          ID   83661          5            12/17/02         14
    1876040                              05           02/01/03         12
    1876040                              O            01/01/33
    0
1




    8457467          286/286             F          143,200.00         ZZ
                                         360        142,934.02          1
                                       6.375            893.39         80
                                       6.125            893.39
    SPOKANE          WA   99208          1            12/05/02         00
    1583921                              05           02/01/03          0
    1583921                              O            01/01/33
    0


    8457473          286/286             F          121,000.00         ZZ
                                         360        120,769.78          1
                                       6.250            745.02         84
                                       6.000            745.02
    ATWATER          CA   95301          1            12/05/02         21
    1767648                              05           02/01/03         20
    1767648                              N            01/01/33
    0


    8457475          286/286             F          400,000.00         ZZ
                                         360        399,274.82          1
                                       6.500          2,528.28         54
                                       6.250          2,528.28
    GREENBANK        WA   98253          5            12/18/02         00
    1872775                              05           02/01/03          0
    1872775                              O            01/01/33
    0


    8457487          286/286             F          180,000.00         ZZ
                                         360        179,673.68          1
                                       6.500          1,137.72         80
                                       6.250          1,137.72
    NORFOLK          VA   23505          1            12/13/02         00
    0001245002                           05           02/01/03          0
    0001245002                           O            01/01/33
    0


    8457489          286/286             F          144,000.00         ZZ
                                         360        143,763.23          2
                                       7.000            958.04         90
                                       6.750            958.04
    CHICAGO          IL   60620          1            12/19/02         19
    1861209                              05           02/01/03         25
    1861209                              N            01/01/33
    0


    8457491          286/286             F          179,241.00         ZZ
                                         360        178,627.67          1
1


                                       6.375          1,118.24         80
                                       6.125          1,118.24
    TROPHY CLUB      TX   76262          1            11/25/02         00
    1816363                              05           01/01/03          0
    1816363                              O            12/01/32
    0


    8457495          286/286             F          136,000.00         ZZ
                                         360        135,687.63          2
                                       7.375            939.32         80
                                       7.125            939.32
    PLEASANT GROVE   UT   84062          5            11/21/02         00
    1800730                              05           01/01/03          0
    1800730                              N            12/01/32
    0


    8457499          286/286             F          648,000.00         ZZ
                                         360        646,934.56          1
                                       7.000          4,311.17         80
                                       6.750          4,311.17
    CAMARILLO        CA   93012          5            12/04/02         00
    1742065                              05           02/01/03          0
    1742065                              O            01/01/33
    0


    8457501          286/286             F          217,500.00         ZZ
                                         360        216,962.00          1
                                       7.000          1,447.04         75
                                       6.750          1,447.04
    SAN DIEGO        CA   92139          5            11/22/02         00
    1530091                              05           01/01/03          0
    1530091                              N            12/01/32
    0


    8457505          286/286             F          237,000.00         ZZ
                                         360        236,455.62          1
                                       7.375          1,636.91         66
                                       7.125          1,636.91
    EL CERRITO       CA   94530          5            11/21/02         00
    1810691                              05           01/01/03          0
    1810691                              N            12/01/32
    0


    8457511          286/286             F          425,000.00         ZZ
                                         360        424,191.38          1
                                       6.250          2,616.80         54
                                       6.000          2,616.80
    CARLSBAD         CA   92009          2            12/09/02         00
    1795399                              03           02/01/03          0
1


    1795399                              O            01/01/33
    0


    8457513          286/286             F          239,000.00         ZZ
                                         360        238,359.26          1
                                       6.625          1,530.35         75
                                       6.375          1,530.35
    RAMONA           CA   92065          5            11/27/02         00
    1850382                              05           01/01/03          0
    1850382                              N            12/01/32
    0


    8457517          286/286             F          133,352.00         ZZ
                                         360        132,979.48          1
                                       6.375            831.95         80
                                       6.125            831.95
    FT WORTH         TX   76112          1            11/27/02         00
    1830162                              05           01/01/03          0
    1830162                              O            12/01/32
    0


    8457525          286/286             F          232,200.00         ZZ
                                         360        231,566.82          1
                                       6.500          1,467.67         90
                                       6.250          1,467.67
    CENTERVILLE      UT   84014          1            12/03/02         14
    1864350                              05           01/01/03         25
    1864350                              O            12/01/32
    0


    8457527          286/286             F          300,000.00         ZZ
                                         360        299,160.81          1
                                       6.375          1,871.61         63
                                       6.125          1,871.61
    DALLAS           TX   75201          1            11/27/02         00
    1787708                              01           01/01/03          0
    1787708                              O            12/01/32
    0


    8457531          286/286             F          145,400.00         ZZ
                                         360        145,172.45          1
                                       7.250            991.89         80
                                       7.000            991.89
    LAS  VEGAS       NV   89135          1            12/09/02         00
    1829133                              03           02/01/03          0
    1829133                              N            01/01/33
    0


1


    8457533          286/286             F          135,200.00         ZZ
                                         360        134,960.76          1
                                       6.625            865.71         80
                                       6.375            865.71
    SAINT PAUL       MN   55104          5            12/09/02         00
    1838960                              05           02/01/03          0
    1838960                              O            01/01/33
    0


    8457537          286/286             F          158,000.00         ZZ
                                         360        157,558.64          1
                                       6.375            985.72         80
                                       6.125            985.72
    FRISCO           TX   75035          1            11/14/02         00
    1712487                              05           01/01/03          0
    1712487                              O            12/01/32
    0


    8457541          286/286             F          163,000.00         ZZ
                                         360        162,625.59          1
                                       7.375          1,125.81         58
                                       7.125          1,125.81
    SILVER SPRING    MD   20906          5            11/26/02         00
    1645074                              05           01/01/03          0
    1645074                              O            12/01/32
    0


    8457543          286/286             F          160,000.00         ZZ
                                         360        159,709.81          1
                                       6.500          1,011.31         52
                                       6.250          1,011.31
    LOMPOC           CA   93436          5            12/23/02         00
    1840282                              05           02/01/03          0
    1840282                              O            01/01/33
    0


    8457545          286/286             F           52,000.00         ZZ
                                         360         51,854.72          1
                                       6.375            324.42         80
                                       6.125            324.42
    SACRAMENTO       CA   95817          1            11/19/02         00
    1780341                              05           01/01/03          0
    1780341                              N            12/01/32
    0


    8457559          286/286             F          171,000.00         ZZ
                                         360        170,616.89          4
                                       7.500          1,195.66         90
                                       7.250          1,195.66
1


    RED BLUFF        CA   96080          1            11/26/02         10
    1818249                              05           01/01/03         25
    1818249                              N            12/01/32
    0


    8457563          286/286             F          136,000.00         ZZ
                                         360        135,880.00          1
                                       6.625            870.83         80
                                       6.375            870.83
    MERCED           CA   95340          1            01/01/03         00
    1845532                              05           03/01/03          0
    1845532                              N            02/01/33
    0


    8457565          286/286             F          230,000.00         ZZ
                                         360        229,572.80          1
                                       6.375          1,434.91         80
                                       6.125          1,434.91
    MONTROSE AREA    CA   91020          5            11/27/02         00
    1695074                              01           02/01/03          0
    1695074                              O            01/01/33
    0


    8457567          286/286             F          112,000.00         ZZ
                                         360        111,696.68          3
                                       6.500            707.92         56
                                       6.250            707.92
    SALT LAKE CITY   UT   84106          5            12/02/02         00
    1754071                              05           02/01/03          0
    1754071                              O            01/01/33
    0


    8457569          286/286             F          225,600.00         ZZ
                                         360        224,770.86          1
                                       6.500          1,425.95         80
                                       6.250          1,425.95
    EL CAJON         CA   92021          1            10/23/02         00
    1620427                              05           12/01/02          0
    1620427                              O            11/01/32
    0


    8457571          286/286             F          162,000.00         ZZ
                                         360        161,589.35          1
                                       6.875          1,064.23         60
                                       6.625          1,064.23
    LOS ANGELES      CA   91606          2            11/15/02         00
    1719858                              05           01/01/03          0
    1719858                              N            12/01/32
    0
1




    8457575          286/286             F          128,500.00         ZZ
                                         360        128,212.09          1
                                       7.500            898.50         90
                                       7.250            898.50
    WASHINGTON       DC   20005          1            11/26/02         10
    1838855                              01           01/01/03         25
    1838855                              N            12/01/32
    0


    8457625          286/286             F          255,000.00         ZZ
                                         360        254,537.69          1
                                       6.500          1,611.78         53
                                       6.250          1,611.78
    ESCONDIDO        CA   92026          1            12/12/02         00
    1857892                              05           02/01/03          0
    1857892                              O            01/01/33
    0


    8457627          286/286             F          340,000.00         ZZ
                                         360        339,506.27          3
                                       7.625          2,406.50         80
                                       7.375          2,406.50
    HAWTHORNE        CA   90250          1            12/03/02         00
    1837465                              05           02/01/03          0
    1837465                              O            01/01/33
    0


    8457629          286/286             F          118,000.00         ZZ
                                         360        117,815.66          1
                                       7.625            835.20         80
                                       7.375            835.20
    CLAYTON          WA   99110          1            12/06/02         00
    1853178                              05           02/01/03          0
    1853178                              N            01/01/33
    0


    8457631          286/286             F          124,200.00         ZZ
                                         360        123,971.37          3
                                       7.500            868.43         90
                                       7.250            868.43
    NEW BRITAIN      CT   06053          1            12/26/02         11
    1872247                              05           02/01/03         25
    1872247                              N            01/01/33
    0


    8457633          286/286             F          183,400.00         ZZ
                                         360        182,994.30          1
1


                                       6.250          1,129.23         56
                                       6.000          1,129.23
    LAKESIDE         CA   92040          1            12/03/02         00
    1850048                              05           02/01/03          0
    1850048                              O            01/01/33
    0


    8457635          286/286             F          140,000.00         ZZ
                                         360        139,746.18          1
                                       6.500            884.90         80
                                       6.250            884.90
    FREDRICKSBURG    VA   22408          1            12/20/02         00
    1875767                              03           02/01/03          0
    1875767                              O            01/01/33
    0


    8457637          286/286             F          242,000.00         ZZ
                                         360        241,339.44          3
                                       6.500          1,529.61         71
                                       6.250          1,529.61
    UPLAND           CA   91786          1            11/20/02         00
    1757335                              05           01/01/03          0
    1757335                              O            12/01/32
    0


    8457639          286/286             F          500,000.00         ZZ
                                         360        498,990.26          2
                                       6.375          3,119.35         79
                                       6.125          3,119.35
    SAN JOSE         CA   95008          1            12/12/02         00
    1865174                              05           02/01/03          0
    1865174                              O            01/01/33
    0


    8457641          286/286             F          200,400.00         ZZ
                                         360        200,036.68          1
                                       6.500          1,266.67         58
                                       6.250          1,266.67
    SAN DIEGO        CA   92129          2            12/09/02         00
    1651531                              05           02/01/03          0
    1651531                              N            01/01/33
    0


    8457647          286/286             F          143,400.00         ZZ
                                         360        143,175.58          1
                                       7.250            978.25         80
                                       7.000            978.25
    SPARKS           NV   89436          1            12/19/02         00
    1865998                              03           02/01/03          0
1


    1865998                              O            01/01/33
    0


    8457655          286/286             F          288,000.00         ZZ
                                         360        287,549.30          3
                                       7.250          1,964.67         90
                                       7.000          1,964.67
    LYNN             MA   01905          1            12/11/02         14
    1737011                              05           02/01/03         25
    1737011                              O            01/01/33
    0


    8457665          286/286             F           73,500.00         ZZ
                                         360         73,085.88          4
                                       7.875            532.93         74
                                       7.625            532.93
    SPRINGFIELD      OH   45505          5            06/28/02         00
    1325369                              05           08/01/02          0
    1325369                              N            07/01/32
    0


    8457669          286/286             F          153,600.00         ZZ
                                         360        152,554.43          1
                                       7.125          1,034.84         80
                                       6.875          1,034.84
    RIVERSIDE        CA   92503          5            06/17/02         00
    1335674                              05           08/01/02          0
    1335674                              O            07/01/32
    0


    8457671          286/286             F          151,700.00         ZZ
                                         360        151,276.22          1
                                       6.375            946.42         80
                                       6.125            946.42
    MERCED           CA   95340          1            11/19/02         00
    1533442                              05           01/01/03          0
    1533442                              N            12/01/32
    0


    8457685          286/286             F          144,000.00         ZZ
                                         360        143,738.93          1
                                       6.500            910.18         78
                                       6.250            910.18
    PITTSBORO        NC   27312          5            12/12/02         00
    1854295                              05           02/01/03          0
    1854295                              O            01/01/33
    0


1


    8457689          286/286             F          157,500.00         ZZ
                                         360        157,155.83          2
                                       7.625          1,114.78         90
                                       7.375          1,114.78
    CHICAGO          IL   60636          1            11/20/02         19
    1822341                              05           01/01/03         25
    1822341                              N            12/01/32
    0


    8457697          286/286             F          153,408.00         ZZ
                                         360        153,101.80          1
                                       6.000            919.76         80
                                       5.750            919.76
    QUARTZ HILL      CA   93536          5            12/11/02         00
    1809031                              05           02/01/03          0
    1809031                              O            01/01/33
    0


    8457701          286/286             F          119,800.00         ZZ
                                         360        119,557.90          1
                                       6.000            718.27         75
                                       5.750            718.27
    LANCASTER        CA   93536          5            12/06/02         00
    1809033                              05           02/01/03          0
    1809033                              N            01/01/33
    0


    8457707          286/286             F          396,000.00         ZZ
                                         360        395,282.08          1
                                       6.500          2,502.99         80
                                       6.250          2,502.99
    RIPON            CA   95366          5            12/05/02         00
    1783589                              05           02/01/03          0
    1783589                              O            01/01/33
    0


    8457709          286/286             F          168,000.00         ZZ
                                         360        167,519.28          1
                                       6.250          1,034.41         80
                                       6.000          1,034.41
    FAIRFIELD        CA   94533          5            11/25/02         00
    1811348                              03           01/01/03          0
    1811348                              O            12/01/32
    0


    8457713          286/286             F          161,820.00         ZZ
                                         360        161,547.30          1
                                       6.875          1,063.05         90
                                       6.625          1,063.05
1


    TAMPA            FL   33635          1            12/06/02         21
    1791288                              03           02/01/03         25
    1791288                              O            01/01/33
    0


    8457715          286/286             F          186,400.00         ZZ
                                         360        186,059.96          2
                                       6.750          1,208.99         80
                                       6.500          1,208.99
    NEW ORLEANS      LA   70124          5            12/23/02         00
    1760051                              05           02/01/03          0
    1760051                              O            01/01/33
    0


    8457719          286/286             F          356,250.00         ZZ
                                         360        355,254.85          3
                                       6.375          2,222.54         75
                                       6.125          2,222.54
    SANTA FE         NM   87501          5            11/26/02         00
    1718365                              05           01/01/03          0
    1718365                              O            12/01/32
    0


    8457721          286/286             F          438,150.00         ZZ
                                         360        437,393.38          1
                                       6.750          2,841.84         75
                                       6.500          2,841.84
    LAGUNA NIGUEL    CA   92677          2            12/05/02         00
    1854846                              05           02/01/03          0
    1854846                              O            01/01/33
    0


    8457723          286/286             F          260,000.00         ZZ
                                         360        259,517.08          2
                                       6.375          1,622.07         60
                                       6.125          1,622.07
    SAN DIEGO        CA   92102          5            12/18/02         00
    1871553                              05           02/01/03          0
    1871553                              O            01/01/33
    0


    8457725          286/286             F          199,750.00         ZZ
                                         360        199,452.57          4
                                       7.500          1,396.69         85
                                       7.250          1,396.69
    SAN BERNARDINO   CA   92407          1            11/21/02         11
    1648650                              05           02/01/03         12
    1648650                              N            01/01/33
    0
1




    8457727          286/286             F          487,200.00         ZZ
                                         360        486,295.10          1
                                       6.375          3,039.50         54
                                       6.125          3,039.50
    PALOS VERDES ES  CA   90274          2            12/11/02         00
    1806600                              05           02/01/03          0
    1806600                              O            01/01/33
    0


    8457735          286/286             F          408,000.00         ZZ
                                         360        407,260.32          1
                                       6.500          2,578.84         80
                                       6.250          2,578.84
    SAN DIEGO        CA   92124          5            12/11/02         00
    1830191                              05           02/01/03          0
    1830191                              O            01/01/33
    0


    8457741          286/286             F          226,700.00         ZZ
                                         360        226,289.01          1
                                       6.500          1,432.90         90
                                       6.250          1,432.90
    MUNDELEIN        IL   60060          1            12/20/02         11
    1842859                              01           02/01/03         25
    1842859                              O            01/01/33
    0


    8457749          286/286             F          165,000.00         ZZ
                                         360        164,660.64          1
                                       6.375          1,029.39         43
                                       6.125          1,029.39
    WOODLAND         CA   95695          5            12/11/02         00
    1861410                              05           02/01/03          0
    1861410                              O            01/01/33
    0


    8457759          286/286             F          232,000.00         ZZ
                                         360        231,382.51          1
                                       6.625          1,485.53         80
                                       6.375          1,485.53
    SAN DIEGO        CA   92104          5            11/22/02         00
    1753597                              05           01/01/03          0
    1753597                              O            12/01/32
    0


    8457765          286/286             F          287,910.00         ZZ
                                         360        287,232.11          3
1


                                       7.250          1,964.06         90
                                       7.000          1,964.06
    BROCKTON         MA   02301          1            12/03/02         14
    1782953                              05           01/01/03         25
    1782953                              N            12/01/32
    0


    8457773          286/286             F          182,400.00         ZZ
                                         360        182,077.25          1
                                       6.625          1,167.93         80
                                       6.375          1,167.93
    NORFOLK          VA   23508          5            12/13/02         00
    0001250963                           05           02/01/03          0
    0001250963                           O            01/01/33
    0


    8457775          286/286             F          157,365.00         ZZ
                                         360        156,731.60          1
                                       6.250            968.93         53
                                       6.000            968.93
    LONG BEACH       CA   90808          2            11/20/02         00
    1693040                              05           01/01/03          0
    1693040                              N            12/01/32
    0


    8457781          286/286             F          150,600.00         ZZ
                                         360        150,370.10          4
                                       7.375          1,040.16         76
                                       7.125          1,040.16
    TEMPE            AZ   85281          2            12/11/02         00
    1514680                              05           02/01/03          0
    1514680                              N            01/01/33
    0


    8457783          286/286             F          144,000.00         ZZ
                                         360        143,866.62          3
                                       6.375            898.38         80
                                       6.125            898.38
    MESA             AZ   85204          2            01/03/03         00
    1876975                              05           03/01/03          0
    1876975                              N            02/01/33
    0


    8458177          E82/G02             F           71,000.00         ZZ
                                         360         71,000.00          1
                                       6.250            437.16         79
                                       6.000            437.16
    DAYTONA BEACH    FL   32118          2            02/18/03         00
    0400783395                           05           04/01/03          0
1


    3950958                              O            03/01/33
    0


    8458245          E82/G02             F           68,500.00         ZZ
                                         360         68,500.00          1
                                       6.125            416.21         80
                                       5.875            416.21
    JOPLIN           MO   64801          2            02/21/03         00
    0400776555                           05           04/01/03          0
    5303969                              N            03/01/33
    0


    8458249          E82/G02             F           70,400.00         ZZ
                                         360         70,400.00          1
                                       6.125            427.76         80
                                       5.875            427.76
    JOPLIN           MO   64801          2            02/21/03         00
    0400776605                           05           04/01/03          0
    4861530                              N            03/01/33
    0


    8458253          E82/G02             F           99,700.00         T
                                         360         99,700.00          1
                                       6.375            622.00         38
                                       6.125            622.00
    LAPOINTE         WI   54850          2            02/19/03         00
    0400766770                           05           04/01/03          0
    2796409                              O            03/01/33
    0


    8458259          E82/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.250            738.86         64
                                       6.000            738.86
    GAINESVILLE      FL   32607          1            02/17/03         00
    0400784880                           05           04/01/03          0
    0400784880                           O            03/01/33
    0


    8458293          E82/G02             F           82,300.00         ZZ
                                         360         82,300.00          1
                                       6.375            513.44         95
                                       6.125            513.44
    PALM BAY         FL   32907          2            02/18/03         10
    0400784336                           05           04/01/03         30
    7713351                              O            03/01/33
    0


1


    8458327          E82/G02             F          177,200.00         ZZ
                                         360        177,200.00          1
                                       6.625          1,134.63         50
                                       6.375          1,134.63
    SAINT JAMES      NY   11780          2            02/19/03         00
    0400725495                           05           04/01/03          0
    0400725495                           O            03/01/33
    0


    8458763          286/286             F          194,000.00         ZZ
                                         360        193,458.08          1
                                       6.375          1,210.31         80
                                       6.125          1,210.31
    WASHINGTON       DC   20003          5            12/03/02         00
    1691637                              05           01/01/03          0
    1691637                              N            12/01/32
    0


    8458771          286/286             F          420,000.00         ZZ
                                         360        418,909.03          2
                                       6.750          2,724.12         80
                                       6.500          2,724.12
    COLLEGE POINT    NY   11356          2            11/14/02         00
    1645674                              05           01/01/03          0
    1645674                              O            12/01/32
    0


    8458775          286/286             F          150,300.00         ZZ
                                         360        149,717.47          1
                                       6.875            987.37         90
                                       6.625            987.37
    ENCINO           CA   91316          1            11/06/02         12
    1712175                              01           01/01/03         25
    1712175                              N            12/01/32
    0


    8458793          286/286             F          244,000.00         ZZ
                                         360        243,334.66          1
                                       6.500          1,542.25         78
                                       6.250          1,542.25
    PARK CITY        UT   84098          5            11/21/02         00
    1745575                              05           01/01/03          0
    1745575                              O            12/01/32
    0


    8458797          286/286             F          235,000.00         ZZ
                                         360        234,327.57          1
                                       6.250          1,446.94         79
                                       6.000          1,446.94
1


    LAUGHLIN         NV   89029          2            11/04/02         00
    1684100                              05           01/01/03          0
    1684100                              O            12/01/32
    0


    8458811          286/286             F          226,400.00         ZZ
                                         360        225,766.97          1
                                       6.375          1,412.45         80
                                       6.125          1,412.45
    LAKE VILLA       IL   60046          1            11/27/02         00
    1798078                              05           01/01/03          0
    1798078                              O            12/01/32
    0


    8458817          286/286             F          130,000.00         ZZ
                                         360        129,587.56          1
                                       6.250            800.44         78
                                       6.000            800.44
    GOSHEN           IN   46526          5            11/15/02         00
    1675818                              05           01/01/03          0
    1675818                              O            12/01/32
    0


    8458829          286/286             F          420,000.00         ZZ
                                         360        419,225.67          1
                                       7.125          2,829.62         85
                                       6.875          2,829.62
    WHITESTONE       NY   11357          5            12/03/02         14
    1688050                              05           02/01/03         12
    1688050                              O            01/01/33
    0


    8458849          E22/G02             F          484,000.00         ZZ
                                         360        484,000.00          1
                                       6.375          3,019.53         80
                                       6.125          3,019.53
    PORTLAND         OR   97225          5            02/12/03         00
    0416157758                           05           04/01/03          0
    0416157758                           O            03/01/33
    0


    8458867          E22/G02             F          145,600.00         ZZ
                                         360        145,600.00          1
                                       6.375            908.35         80
                                       6.125            908.35
    PHOENIX          AZ   85042          2            02/10/03         00
    0416163624                           05           04/01/03          0
    0416163624                           O            03/01/33
    0
1




    8458869          286/286             F          226,000.00         ZZ
                                         360        222,431.01          1
                                       6.625          1,447.11         72
                                       6.375          1,447.11
    CORONA           CA   92882          5            12/10/02         00
    1847202                              05           02/01/03          0
    1847202                              O            01/01/33
    0


    8458875          286/286             F          114,500.00         ZZ
                                         360        114,282.14          1
                                       6.250            705.00         70
                                       6.000            705.00
    STOCKTON         CA   95210          5            12/03/02         00
    1658657                              05           02/01/03          0
    1658657                              N            01/01/33
    0


    8458881          286/286             F          132,000.00         ZZ
                                         360        131,748.85          1
                                       6.250            812.75         72
                                       6.000            812.75
    STOCKTON         CA   95207          5            12/09/02         00
    1662590                              05           02/01/03          0
    1662590                              N            01/01/33
    0


    8458911          286/286             F          132,000.00         ZZ
                                         360        131,748.85          1
                                       6.250            812.75         80
                                       6.000            812.75
    PORT ORCHARD     WA   98366          1            12/19/02         00
    1820372                              05           02/01/03          0
    1820372                              O            01/01/33
    0


    8458923          286/286             F          155,600.00         ZZ
                                         360        155,310.99          1
                                       6.375            970.75         31
                                       6.125            970.75
    THOUSAND OAKS    CA   91360          2            12/11/02         00
    1788478                              05           02/01/03          0
    1788478                              O            01/01/33
    0


    8458931          E22/G02             F          141,550.00         ZZ
                                         360        141,550.00          1
1


                                       6.125            860.07         95
                                       5.875            860.07
    GRAND JUNCTION   CO   81501          1            02/20/03         01
    0416242873                           03           04/01/03         30
    0416242873                           O            03/01/33
    0


    8458933          286/286             F          148,000.00         ZZ
                                         360        147,711.56          1
                                       6.125            899.27         56
                                       5.875            899.27
    WINNETKA AREA    CA   91306          2            11/25/02         00
    1714345                              05           02/01/03          0
    1714345                              N            01/01/33
    0


    8458949          286/286             F          217,600.00         ZZ
                                         360        217,242.22          1
                                       7.000          1,447.70         80
                                       6.750          1,447.70
    OXNARD           CA   93036          5            12/05/02         00
    1787034                              05           02/01/03          0
    1787034                              N            01/01/33
    0


    8458951          286/286             F          228,000.00         ZZ
                                         360        227,668.91          4
                                       7.625          1,613.77         80
                                       7.375          1,613.77
    AUSTIN           TX   78734          1            12/20/02         00
    1868865                              05           02/01/03          0
    1868865                              N            01/01/33
    0


    8458973          286/286             F          135,225.00         ZZ
                                         360        135,002.66          1
                                       7.000            899.66         75
                                       6.750            899.66
    KOOSKIA          ID   83539          2            12/10/02         00
    1585703                              05           02/01/03          0
    1585703                              N            01/01/33
    0


    8458975          E22/G02             F           57,000.00         ZZ
                                         360         57,000.00          1
                                       6.625            364.98         75
                                       6.375            364.98
    LEHIGH ACRES     FL   33972          5            02/20/03         00
    0415635226                           05           04/01/03          0
1


    0415635226                           N            03/01/33
    0


    8458977          286/286             F          480,000.00         ZZ
                                         360        478,653.68          1
                                       6.375          2,994.58         80
                                       6.125          2,994.58
    DETROIT          MI   48215          5            11/26/02         00
    1825103                              05           01/01/03          0
    1825103                              O            12/01/32
    0


    8458987          286/286             F          162,000.00         ZZ
                                         360        161,720.26          3
                                       6.750          1,050.73         88
                                       6.500          1,050.73
    EAST LYME        CT   06333          1            12/20/02         14
    1864932                              05           02/01/03         25
    1864932                              N            01/01/33
    0


    8458991          286/286             F          136,000.00         ZZ
                                         360        135,695.28          1
                                       7.500            950.94         80
                                       7.250            950.94
    GAINESVILLE      GA   30506          1            12/05/02         00
    1787035                              05           01/01/03          0
    1787035                              N            12/01/32
    0


    8459007          286/286             F          168,000.00         ZZ
                                         360        167,690.74          3
                                       7.500          1,174.69         70
                                       7.250          1,174.69
    BIG BEAR CITY    CA   92314          1            11/26/02         00
    1679772                              05           02/01/03          0
    1679772                              N            01/01/33
    0


    8459011          286/286             F          232,000.00         ZZ
                                         360        230,963.91          1
                                       6.500          1,466.40         80
                                       6.250          1,466.40
    CORONA           CA   92882          2            11/14/02         00
    1766564                              01           01/01/03          0
    1766564                              O            12/01/32
    0


1


    8459023          286/286             F          198,000.00         ZZ
                                         360        197,632.24          1
                                       6.375          1,235.27         53
                                       6.125          1,235.27
    OAKLAND          CA   94619          5            12/04/02         00
    1718180                              05           02/01/03          0
    1718180                              N            01/01/33
    0


    8459025          E22/G02             F          437,000.00         ZZ
                                         360        437,000.00          1
                                       6.125          2,655.26         52
                                       5.875          2,655.26
    CAMARILLO        CA   93010          2            02/10/03         00
    0415827872                           03           04/01/03          0
    0415827872                           O            03/01/33
    0


    8459041          E22/G02             F          338,675.00         ZZ
                                         360        338,675.00          1
                                       6.250          2,085.28         95
                                       6.000          2,085.28
    NANUET           NY   10954          1            02/20/03         04
    0415892249                           05           04/01/03         30
    0415892249                           O            03/01/33
    0


    8459043          286/286             F          254,000.00         ZZ
                                         360        253,528.25          1
                                       6.375          1,584.63         48
                                       6.125          1,584.63
    PLEASANTON       CA   94566          2            12/19/02         00
    1824067                              05           02/01/03          0
    1824067                              N            01/01/33
    0


    8459055          286/286             F          204,000.00         ZZ
                                         360        203,539.83          1
                                       7.500          1,426.40         80
                                       7.250          1,426.40
    SANTA MARIA      CA   93458          5            11/26/02         00
    1779218                              05           01/01/03          0
    1779218                              O            12/01/32
    0


    8459071          286/286             F          125,120.00         ZZ
                                         360        124,695.91          1
                                       6.875            821.95         80
                                       6.625            821.95
1


    LAS VEGAS        NV   89128          1            10/31/02         00
    1603738                              01           12/01/02          0
    1603738                              O            11/01/32
    0


    8459077          286/286             F          156,800.00         ZZ
                                         360        156,382.67          1
                                       6.625          1,004.01         80
                                       6.375          1,004.01
    CLINTON          WA   98236          5            11/26/02         00
    1784835                              05           01/01/03          0
    1784835                              O            12/01/32
    0


    8459089          E22/G02             F          391,500.00         ZZ
                                         360        391,500.00          1
                                       6.375          2,442.45         75
                                       6.125          2,442.45
    DANVERS          MA   01923          5            02/14/03         00
    0415919661                           05           04/01/03          0
    0415919661                           O            03/01/33
    0


    8459107          286/286             F          164,000.00         ZZ
                                         360        163,695.39          1
                                       6.375          1,023.15         80
                                       6.125          1,023.15
    ORANGEVALE       CA   95662          1            12/05/02         00
    1809133                              05           02/01/03          0
    1809133                              N            01/01/33
    0


    8459111          286/286             F          452,000.00         ZZ
                                         360        450,737.37          1
                                       6.375          2,819.90         33
                                       6.125          2,819.90
    SAN DIEGO        CA   92103          2            11/18/02         00
    1804344                              05           01/01/03          0
    1804344                              O            12/01/32
    0


    8459115          286/286             F          509,000.00         ZZ
                                         360        507,553.53          1
                                       6.375          3,175.50         77
                                       6.125          3,175.50
    SAN DIEGO        CA   92130          2            11/19/02         00
    1782923                              05           01/01/03          0
    1782923                              O            12/01/32
    0
1




    8459117          E22/G02             F           59,850.00         ZZ
                                         360         59,850.00          1
                                       7.500            418.48         90
                                       7.250            418.48
    MIAMI            FL   33177          1            02/20/03         04
    0415930742                           09           04/01/03         25
    0415930742                           N            03/01/33
    0


    8459121          286/286             F          389,500.00         ZZ
                                         360        388,536.57          1
                                       7.000          2,591.36         95
                                       6.750          2,591.36
    CORDOVA          TN   38018          1            12/04/02         10
    1842847                              05           01/01/03         30
    1842847                              O            12/01/32
    0


    8459125          286/286             F          221,600.00         ZZ
                                         360        221,226.07          1
                                       6.875          1,455.76         80
                                       6.625          1,455.76
    ROGERS           MN   55374          5            12/13/02         00
    1865754                              05           02/01/03          0
    1865754                              O            01/01/33
    0


    8459129          286/286             F          177,735.00         ZZ
                                         360        177,420.51          1
                                       6.625          1,138.06         70
                                       6.375          1,138.06
    VIRGINIA BEACH   VA   23455          2            12/06/02         00
    1560708                              05           02/01/03          0
    1560708                              O            01/01/33
    0


    8459133          286/286             F          189,000.00         ZZ
                                         360        188,718.58          1
                                       7.500          1,321.52         75
                                       7.250          1,321.52
    SILVER SPRING    MD   20901          5            12/19/02         00
    1879375                              05           02/01/03          0
    1879375                              N            01/01/33
    0


    8459151          E22/G02             F           66,500.00         ZZ
                                         360         66,500.00          1
1


                                       6.375            414.87         79
                                       6.125            414.87
    RALEIGH          NC   27610          2            02/20/03         00
    0415949502                           05           04/01/03          0
    0415949502                           N            03/01/33
    0


    8459153          286/286             F          300,700.00         ZZ
                                         360        299,860.02          1
                                       6.375          1,875.98         77
                                       6.125          1,875.98
    SAN LEANDRO      CA   94577          2            11/18/02         00
    1563423                              05           01/01/03          0
    1563423                              O            12/01/32
    0


    8459159          E22/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
                                       6.125          1,032.94         80
                                       5.875          1,032.94
    TOMBALL          TX   77377          5            02/14/03         00
    0415954676                           03           04/01/03          0
    0415954676                           O            03/01/33
    0


    8459165          286/286             F          146,000.00         ZZ
                                         360        145,753.98          1
                                       6.875            959.12         80
                                       6.625            959.12
    ENGLEWOOD        CO   80110          1            12/11/02         00
    1806309                              05           02/01/03          0
    1806309                              N            01/01/33
    0


    8459171          286/286             F          160,800.00         ZZ
                                         360        160,361.52          1
                                       6.500          1,016.37         80
                                       6.250          1,016.37
    NEW ORLEANS      LA   70117          2            11/13/02         00
    1864330                              05           01/01/03          0
    1864330                              N            12/01/32
    0


    8459175          286/286             F          129,600.00         ZZ
                                         360        129,294.83          2
                                       7.250            884.11         90
                                       7.000            884.11
    WEST SPRINGFIEL  MA   01089          1            11/26/02         11
    1593471                              05           01/01/03         30
1


    1593471                              N            12/01/32
    0


    8459187          E22/G02             F          139,500.00         ZZ
                                         360        139,500.00          1
                                       6.250            858.93         95
                                       6.000            858.93
    COLORADO SPRING  CO   80915          2            02/14/03         01
    0415980440                           05           04/01/03         30
    0415980440                           O            03/01/33
    0


    8459191          E22/G02             F          118,400.00         ZZ
                                         360        118,400.00          1
                                       5.875            700.38         95
                                       5.625            700.38
    ST.LOUIS         MO   63116          2            02/07/03         04
    0415983451                           05           04/01/03         30
    0415983451                           O            03/01/33
    0


    8459193          286/286             F          166,500.00         ZZ
                                         360        166,077.94          4
                                       6.875          1,093.79         90
                                       6.625          1,093.79
    PHOENIX          AZ   85029          1            11/24/02         12
    1811416                              05           01/01/03         25
    1811416                              N            12/01/32
    0


    8459197          286/286             F          121,745.00         ZZ
                                         360        121,328.73          1
                                       6.375            759.54         80
                                       6.125            759.54
    ALBUQUERQUE      NM   87113          1            11/07/02         00
    1559132                              03           01/01/03          0
    1559132                              O            12/01/32
    0


    8459201          286/286             F          174,000.00         ZZ
                                         360        173,536.88          1
                                       6.625          1,114.15         80
                                       6.375          1,114.15
    ORLANDO          FL   32812          5            11/27/02         00
    1753532                              03           01/01/03          0
    1753532                              O            12/01/32
    0


1


    8459215          286/286             F          112,000.00         ZZ
                                         360        111,824.73          1
                                       7.250            764.04         80
                                       7.000            764.04
    HYATTSVILLE      MD   20782          1            12/12/02         00
    1739793                              05           02/01/03          0
    1739793                              N            01/01/33
    0


    8459223          286/286             F          238,000.00         ZZ
                                         360        237,314.37          1
                                       6.250          1,465.41         80
                                       6.000          1,465.41
    TUSTIN           CA   92782          1            11/18/02         00
    1787326                              01           01/01/03          0
    1787326                              O            12/01/32
    0


    8459227          286/286             F          229,500.00         ZZ
                                         360        229,088.16          1
                                       7.500          1,604.70         90
                                       7.250          1,604.70
    MEMPHIS          TN   38112          1            12/06/02         12
    1844445                              05           02/01/03         30
    1844445                              O            01/01/33
    0


    8459255          E22/G02             F          190,000.00         ZZ
                                         360        190,000.00          1
                                       6.375          1,185.35         73
                                       6.125          1,185.35
    ROCKLAND         MA   02370          5            02/14/03         00
    0415998855                           05           04/01/03          0
    0415998855                           O            03/01/33
    0


    8459257          286/286             F          159,300.00         ZZ
                                         360        158,934.11          1
                                       7.375          1,100.25         90
                                       7.125          1,100.25
    MIAMI            FL   33176          1            11/14/02         21
    1757741                              05           01/01/03         25
    1757741                              O            12/01/32
    0


    8459265          286/286             F          479,000.00         ZZ
                                         360        478,088.63          1
                                       6.250          2,949.29         52
                                       6.000          2,949.29
1


    ALEXANDRIA       VA   22314          1            12/09/02         00
    1820121                              03           02/01/03          0
    1820121                              N            01/01/33
    0


    8459267          E22/G02             F          328,000.00         ZZ
                                         360        328,000.00          2
                                       6.750          2,127.40         80
                                       6.500          2,127.40
    REVERE           MA   02151          5            02/14/03         00
    0416005908                           05           04/01/03          0
    0416005908                           O            03/01/33
    0


    8459269          286/286             F          102,400.00         ZZ
                                         360        102,140.42          4
                                       6.875            672.70         80
                                       6.625            672.70
    ROANOKE          VA   24016          1            12/05/02         00
    1781280                              05           01/01/03          0
    1781280                              N            12/01/32
    0


    8459273          E22/G02             F          172,000.00         ZZ
                                         360        172,000.00          2
                                       7.500          1,202.65         80
                                       7.250          1,202.65
    WILMINGTON       NC   28405          1            02/20/03         00
    0416008357                           05           04/01/03          0
    0416008357                           N            03/01/33
    0


    8459277          286/286             F          152,000.00         ZZ
                                         360        151,521.38          1
                                       7.250          1,036.91         80
                                       7.000          1,036.91
    STERLING HEIGHT  MI   48312          5            10/29/02         00
    1749430                              05           12/01/02          0
    1749430                              O            11/01/32
    0


    8459279          286/286             F          144,000.00         ZZ
                                         360        143,774.66          1
                                       7.250            982.33         80
                                       7.000            982.33
    PHOENIX          AZ   85032          1            12/05/02         00
    1873726                              05           02/01/03          0
    1873726                              N            01/01/33
    0
1




    8459281          E22/G02             F          117,000.00         ZZ
                                         360        117,000.00          2
                                       7.750            838.20         90
                                       7.500            838.20
    NEW ORLEANS      LA   70117          2            02/20/03         01
    0416012417                           05           04/01/03         25
    0416012417                           N            03/01/33
    0


    8459283          286/286             F          482,000.00         ZZ
                                         360        480,653.57          1
                                       6.375          3,007.06         28
                                       6.125          3,007.06
    DARIEN           CT   06820          2            11/06/02         00
    1596422                              05           01/01/03          0
    1596422                              O            12/01/32
    0


    8459291          286/286             F          168,000.00         ZZ
                                         360        167,372.58          1
                                       6.375          1,048.11         80
                                       6.125          1,048.11
    SCOTTSDALE       AZ   85255          1            10/11/02         00
    1611596                              01           12/01/02          0
    1611596                              N            11/01/32
    0


    8459293          E22/G02             F          101,600.00         ZZ
                                         360        101,600.00          1
                                       6.000            609.14         80
                                       5.750            609.14
    TACOMA           WA   98409          5            02/13/03         00
    0416013944                           05           04/01/03          0
    0416013944                           O            03/01/33
    0


    8459301          E22/G02             F          216,000.00         ZZ
                                         360        216,000.00          1
                                       6.000          1,295.03         75
                                       5.750          1,295.03
    NORTH HILLS      CA   91343          2            02/14/03         00
    0416015733                           05           04/01/03          0
    0416015733                           O            03/01/33
    0


    8459303          286/286             F          110,100.00         ZZ
                                         360        109,814.00          1
1


                                       6.750            714.11         80
                                       6.500            714.11
    BLOOMINGTON      IL   61704          1            11/27/02         00
    1404355                              05           01/01/03          0
    1404355                              O            12/01/32
    0


    8459313          286/286             F          112,000.00         ZZ
                                         360        111,694.20          1
                                       6.500            707.92         80
                                       6.250            707.92
    BOCA RATON       FL   33428          5            11/11/02         00
    1757615                              01           01/01/03          0
    1757615                              O            12/01/32
    0


    8459319          286/286             F          186,000.00         ZZ
                                         360        185,454.87          1
                                       6.125          1,130.16         80
                                       5.875          1,130.16
    MONTEREY PARK    CA   91755          2            11/07/02         00
    1644736                              05           01/01/03          0
    1644736                              O            12/01/32
    0


    8459325          286/286             F           87,250.00         T
                                         360         87,106.54          1
                                       7.000            580.48         80
                                       6.750            580.48
    MESA             AZ   85212          1            12/05/02         00
    1745401                              01           02/01/03          0
    1745401                              O            01/01/33
    0


    8459331          286/286             F          195,000.00         ZZ
                                         360        194,709.66          4
                                       7.500          1,363.47         53
                                       7.250          1,363.47
    WASHINGTON       DC   20003          5            12/20/02         00
    1866374                              05           02/01/03          0
    1866374                              N            01/01/33
    0


    8459335          E22/G02             F          212,000.00         ZZ
                                         360        212,000.00          1
                                       6.750          1,375.03         79
                                       6.500          1,375.03
    STEPHENSON       VA   22656          5            02/14/03         00
    0416024834                           05           04/01/03          0
1


    0416024834                           O            03/01/33
    0


    8459339          286/286             F          115,000.00         ZZ
                                         360        112,667.56          1
                                       6.500            726.88         70
                                       6.250            726.88
    JOHNSTON         RI   02919          5            12/09/02         00
    1784932                              05           02/01/03          0
    1784932                              O            01/01/33
    0


    8459347          286/286             F          242,400.00         ZZ
                                         360        240,960.18          1
                                       6.500          1,532.14         80
                                       6.250          1,532.14
    CHICAGO          IL   60647          2            12/09/02         00
    1709775                              05           02/01/03          0
    1709775                              O            01/01/33
    0


    8459359          E22/G02             F          216,000.00         ZZ
                                         360        216,000.00          1
                                       6.625          1,383.07         80
                                       6.375          1,383.07
    BUFFALO GROVE    IL   60089          5            02/14/03         00
    0416033306                           05           04/01/03          0
    0416033306                           O            03/01/33
    0


    8459369          286/286             F          110,415.00         ZZ
                                         360        110,135.11          4
                                       6.875            725.35         85
                                       6.625            725.35
    HINESVILLE       GA   31313          1            11/06/02         12
    1719310                              05           01/01/03         20
    1719310                              N            12/01/32
    0


    8459373          286/286             F          125,000.00         ZZ
                                         240        124,219.66          1
                                       6.375            922.80         43
                                       6.125            922.80
    MILFORD          NJ   08848          2            11/06/02         00
    1610005                              05           01/01/03          0
    1610005                              O            12/01/22
    0


1


    8459405          286/286             F          334,000.00         ZZ
                                         360        331,655.82          1
                                       6.375          2,083.73         48
                                       6.125          2,083.73
    RANCHO PALOS VE  CA   90275          5            11/12/02         00
    1670884                              05           01/01/03          0
    1670884                              O            12/01/32
    0


    8459409          286/286             F          499,900.00         ZZ
                                         360        498,536.88          1
                                       6.500          3,159.71         73
                                       6.250          3,159.71
    LIVINGSTON       MT   59047          5            11/22/02         00
    1656751                              05           01/01/03          0
    1656751                              O            12/01/32
    0


    8459413          286/286             F          114,400.00         ZZ
                                         360        114,067.13          1
                                       6.375            713.71         80
                                       6.125            713.71
    RUTLAND          VT   05701          2            11/21/02         00
    1677434                              05           01/01/03          0
    1677434                              O            12/01/32
    0


    8459417          286/286             F          183,750.00         ZZ
                                         360        183,316.93          1
                                       7.250          1,253.50         75
                                       7.000          1,253.50
    RUTLAND          VT   05701          5            11/21/02         00
    1732537                              05           01/01/03          0
    1732537                              N            12/01/32
    0


    8459435          E22/G02             F          272,000.00         ZZ
                                         360        272,000.00          1
                                       6.125          1,652.70         75
                                       5.875          1,652.70
    ELLENSBURG       WA   98926          2            02/13/03         00
    0416054500                           05           04/01/03          0
    0416054500                           O            03/01/33
    0


    8459439          E22/G02             F          347,000.00         ZZ
                                         360        347,000.00          1
                                       6.125          2,108.41         74
                                       5.875          2,108.41
1


    SAN JOSE         CA   95120          2            02/11/03         00
    0416054641                           09           04/01/03          0
    0416054641                           N            03/01/33
    0


    8459457          E22/G02             F          230,000.00         ZZ
                                         360        230,000.00          1
                                       6.250          1,416.15         76
                                       6.000          1,416.15
    ROCKLIN          CA   95765          5            02/10/03         00
    0416059962                           05           04/01/03          0
    0416059962                           O            03/01/33
    0


    8459459          286/286             F          148,000.00         ZZ
                                         360        147,756.66          1
                                       7.000            984.65         80
                                       6.750            984.65
    WILLIAMSTON      SC   29697          5            12/04/02         00
    1559448                              05           02/01/03          0
    1559448                              N            01/01/33
    0


    8459461          E22/G02             F           87,500.00         ZZ
                                         360         87,500.00          1
                                       7.000            582.14         85
                                       6.750            582.14
    COLUMBIA HEIGHT  MN   55421          5            02/14/03         04
    0416061372                           05           04/01/03         12
    0416061372                           O            03/01/33
    0


    8459463          286/286             F          107,250.00         ZZ
                                         360        106,895.25          4
                                       7.000            713.54         65
                                       6.750            713.54
    MIAMI            FL   33142          5            11/14/02         00
    1664995                              05           01/01/03          0
    1664995                              O            12/01/32
    0


    8459475          286/286             F          154,000.00         ZZ
                                         360        153,369.70          1
                                       6.250            948.21         38
                                       6.000            948.21
    DUBLIN           CA   94568          5            11/08/02         00
    1687097                              05           01/01/03          0
    1687097                              O            12/01/32
    0
1




    8459489          E22/G02             F           85,280.00         ZZ
                                         360         85,280.00          1
                                       7.750            610.96         90
                                       7.500            610.96
    DAYTONA BEACH    FL   32118          1            02/20/03         01
    0416076024                           05           04/01/03         25
    0416076024                           N            03/01/33
    0


    8459497          E22/G02             F           98,310.00         ZZ
                                         360         98,310.00          1
                                       6.250            605.31         87
                                       6.000            605.31
    DELRAY BEACH     FL   33484          1            02/20/03         04
    0416077857                           09           04/01/03         25
    0416077857                           O            03/01/33
    0


    8459503          286/286             F          117,000.00         ZZ
                                         360        116,787.89          1
                                       6.500            739.52         90
                                       6.250            739.52
    HALETHROPE       MD   21227          5            12/19/02         12
    1803629                              05           02/01/03         25
    1803629                              O            01/01/33
    0


    8459509          E22/G02             F          194,900.00         ZZ
                                         360        194,900.00          1
                                       6.250          1,200.03         66
                                       6.000          1,200.03
    CAPITOLA         CA   95010          1            02/17/03         00
    0416085033                           01           04/01/03          0
    0416085033                           N            03/01/33
    0


    8459511          286/286             F           56,000.00         ZZ
                                         360         55,850.94          4
                                       6.625            358.58         80
                                       6.375            358.58
    "WATERBURY,"     CT   06706          1            11/26/02         00
    1686045                              05           01/01/03          0
    1686045                              N            12/01/32
    0


    8459515          286/286             F           81,000.00         ZZ
                                         360         80,879.38          3
1


                                       7.500            566.37         90
                                       7.250            566.37
    WATERBURY        CT   06705          1            12/04/02         12
    1718070                              05           02/01/03         25
    1718070                              N            01/01/33
    0


    8459519          286/286             F          456,500.00         ZZ
                                         360        455,255.21          1
                                       6.500          2,885.40         78
                                       6.250          2,885.40
    NEWTOWN          CT   06470          2            11/27/02         00
    1616249                              05           01/01/03          0
    1616249                              O            12/01/32
    0


    8459521          E22/G02             F          117,200.00         ZZ
                                         360        117,200.00          1
                                       6.375            731.18         80
                                       6.125            731.18
    AMARILLO         TX   79109          5            02/14/03         00
    0416092484                           05           04/01/03          0
    0416092484                           O            03/01/33
    0


    8459545          286/286             F          220,000.00         ZZ
                                         360        219,385.44          1
                                       6.375          1,372.52         80
                                       6.125          1,372.52
    KENT             CT   06785          5            11/15/02         00
    1648239                              05           01/01/03          0
    1648239                              O            12/01/32
    0


    8459553          286/286             F           29,600.00         ZZ
                                         360         29,519.26          1
                                       6.500            187.10         80
                                       6.250            187.10
    CANTON           OH   44705          1            11/27/02         00
    1676685                              05           01/01/03          0
    1676685                              N            12/01/32
    0


    8459559          E22/G02             F          165,600.00         ZZ
                                         360        165,600.00          1
                                       6.125          1,006.20         80
                                       5.875          1,006.20
    SHELTON          WA   98584          2            02/11/03         00
    0416108801                           05           04/01/03          0
1


    0416108801                           O            03/01/33
    0


    8459561          286/286             F          305,950.00         ZZ
                                         360        305,088.20          1
                                       6.375          1,908.73         85
                                       6.125          1,908.73
    GILBERT          AZ   85234          1            11/22/02         12
    1760099                              05           01/01/03         12
    1760099                              O            12/01/32
    0


    8459571          286/286             F          209,000.00         ZZ
                                         360        208,429.01          3
                                       6.875          1,372.99         95
                                       6.625          1,372.99
    HAVERHILL        MA   01832          1            11/20/02         12
    1733403                              05           01/01/03         30
    1733403                              O            12/01/32
    0


    8459575          286/286             F          128,700.00         ZZ
                                         360        128,365.69          4
                                       6.750            834.75         90
                                       6.500            834.75
    ALBUQUERQUE      NM   87108          1            11/26/02         12
    1830977                              05           01/01/03         25
    1830977                              N            12/01/32
    0


    8459585          286/286             F          170,000.00         ZZ
                                         360        169,525.13          1
                                       6.375          1,060.58         80
                                       6.125          1,060.58
    STUART           FL   34994          1            11/22/02         00
    1734676                              05           01/01/03          0
    1734676                              O            12/01/32
    0


    8459605          286/286             F          160,000.00         ZZ
                                         360        159,641.52          4
                                       7.500          1,118.75         64
                                       7.250          1,118.75
    LONGBRANCH       NJ   07740          5            11/14/02         00
    1713879                              05           01/01/03          0
    1713879                              N            12/01/32
    0


1


    8459613          286/286             F          140,000.00         ZZ
                                         360        139,746.18          2
                                       6.500            884.90         47
                                       6.250            884.90
    LITTLE FERRY     NJ   07643          5            12/12/02         00
    1790406                              05           02/01/03          0
    1790406                              O            01/01/33
    0


    8459615          286/286             F          157,500.00         ZZ
                                         360        156,777.57          1
                                       6.250            969.76         90
                                       6.000            969.76
    PHOENIX          AZ   85006          1            10/07/02         12
    1596733                              05           12/01/02         25
    1596733                              N            11/01/32
    0


    8459617          286/286             F          136,450.00         ZZ
                                         360        136,202.62          1
                                       6.500            862.46         90
                                       6.250            862.46
    PHOENIX          AZ   85042          1            12/09/02         12
    1848337                              05           02/01/03         25
    1848337                              N            01/01/33
    0


    8459619          286/286             F          172,800.00         ZZ
                                         360        172,351.14          1
                                       6.750          1,120.78         80
                                       6.500          1,120.78
    FAIRFAX          VA   22032          1            11/27/02         00
    1793403                              03           01/01/03          0
    1793403                              N            12/01/32
    0


    8459627          286/286             F           30,000.00         T
                                         360         29,948.19          1
                                       6.750            194.58         77
                                       6.500            194.58
    BRADFORD         PA   16701          5            12/04/02         00
    1696943                              05           02/01/03          0
    1696943                              O            01/01/33
    0


    8459633          286/286             F          209,000.00         ZZ
                                         360        207,956.95          1
                                       7.000          1,390.49         95
                                       6.750          1,390.49
1


    DAVIE            FL   33389          5            08/12/02         10
    1462536                              05           10/01/02         30
    1462536                              O            09/01/32
    0


    8459635          286/286             F          400,000.00         ZZ
                                         360        399,081.24          3
                                       7.375          2,762.71         53
                                       7.125          2,762.71
    CAMBRIDGE        MA   02140          5            11/21/02         00
    1738361                              05           01/01/03          0
    1738361                              N            12/01/32
    0


    8459637          286/286             F          126,000.00         ZZ
                                         360        125,688.32          1
                                       7.000            838.29         72
                                       6.750            838.29
    MARIETTA         GA   30062          5            11/12/02         00
    1710161                              05           01/01/03          0
    1710161                              N            12/01/32
    0


    8459639          286/286             F          129,600.00         T
                                         360        129,197.66          1
                                       6.875            851.38         80
                                       6.625            851.38
    LARGO            FL   33770          1            11/22/02         00
    1710406                              05           01/01/03          0
    1710406                              O            12/01/32
    0


    8459643          286/286             F          202,168.00         ZZ
                                         360        201,539.85          1
                                       6.375          1,261.27         80
                                       6.125          1,261.27
    ROSEVILLE        CA   95747          1            11/01/02         00
    1648228                              05           01/01/03          0
    1648228                              O            12/01/32
    0


    8459657          286/286             F          145,800.00         ZZ
                                         360        145,465.10          3
                                       7.375          1,007.01         90
                                       7.125          1,007.01
    POMPANO BEACH    FL   33060          1            11/13/02         10
    1639167                              05           01/01/03         30
    1639167                              N            12/01/32
    0
1




    8459661          286/286             F          151,200.00         ZZ
                                         360        150,918.69          1
                                       6.375            943.30         80
                                       6.125            943.30
    LITTLETON        CO   80123          2            12/05/02         00
    1766650                              01           02/01/03          0
    1766650                              N            01/01/33
    0


    8459665          286/286             F          418,000.00         ZZ
                                         360        416,774.93          1
                                       6.125          2,539.82         39
                                       5.875          2,539.82
    NEW CANAAN       CT   06840          2            11/22/02         00
    1582671                              05           01/01/03          0
    1582671                              O            12/01/32
    0


    8459671          E22/G02             F          198,000.00         ZZ
                                         360        198,000.00          1
                                       6.500          1,251.49         90
                                       6.250          1,251.49
    MIAMI            FL   33165          5            02/10/03         01
    0415857515                           05           04/01/03         25
    0415857515                           O            03/01/33
    0


    8459695          286/286             F          235,000.00         ZZ
                                         360        234,584.17          1
                                       6.625          1,504.74         63
                                       6.375          1,504.74
    ARLINGTON        VA   22202          1            12/19/02         00
    1879810                              01           02/01/03          0
    1879810                              N            01/01/33
    0


    8459699          286/286             F          134,250.00         ZZ
                                         360        133,949.21          2
                                       7.500            938.70         90
                                       7.250            938.70
    SPRINGFIELD      OR   97478          1            11/22/02         12
    1716644                              05           01/01/03         25
    1716644                              N            12/01/32
    0


    8459701          286/286             F          187,200.00         ZZ
                                         360        186,780.60          1
1


                                       7.500          1,308.93         80
                                       7.250          1,308.93
    HAYMARKET        VA   20169          1            11/26/02         00
    1787704                              03           01/01/03          0
    1787704                              N            12/01/32
    0


    8459703          286/286             F          143,600.00         ZZ
                                         360        143,244.80          1
                                       7.000            955.38         74
                                       6.750            955.38
    SANTA ANA        CA   92701          5            11/01/02         00
    1628591                              01           01/01/03          0
    1628591                              O            12/01/32
    0


    8459707          286/286             F          111,600.00         ZZ
                                         360        111,116.42          1
                                       6.250            687.14         80
                                       6.000            687.14
    OAK PARK         MI   48237          1            10/21/02         00
    1716390                              05           12/01/02          0
    1716390                              O            11/01/32
    0


    8459713          286/286             F          207,550.00         ZZ
                                         360        206,997.60          1
                                       6.625          1,328.97         80
                                       6.375          1,328.97
    SOUTH RIDING     VA   20152          1            11/26/02         00
    1757930                              05           01/01/03          0
    1757930                              N            12/01/32
    0


    8459717          286/286             F          113,100.00         ZZ
                                         360        112,806.21          1
                                       6.750            733.57         69
                                       6.500            733.57
    DENVER           CO   80224          5            11/08/02         00
    1700216                              01           01/01/03          0
    1700216                              O            12/01/32
    0


    8459727          286/286             F          179,200.00         ZZ
                                         360        178,699.41          1
                                       6.375          1,117.98         80
                                       6.125          1,117.98
    SILVER SPRING    MD   20904          1            11/27/02         00
    1589068                              03           01/01/03          0
1


    1589068                              O            12/01/32
    0


    8459731          286/286             F          115,000.00         ZZ
                                         360        114,559.30          1
                                       6.250            708.08         55
                                       6.000            708.08
    SCOTTSDALE       AZ   85254          2            10/11/02         00
    1628730                              05           12/01/02          0
    1628730                              N            11/01/32
    0


    8459735          286/286             F          300,700.00         ZZ
                                         360        299,880.06          2
                                       6.500          1,900.63         78
                                       6.250          1,900.63
    LOS ANGELES      CA   90045          5            11/20/02         00
    1663330                              05           01/01/03          0
    1663330                              O            12/01/32
    0


    8459741          286/286             F          425,457.00         ZZ
                                         360        424,268.53          1
                                       6.375          2,654.30         62
                                       6.125          2,654.30
    WESTPORT         CT   06880          2            11/27/02         00
    1757119                              05           01/01/03          0
    1757119                              O            12/01/32
    0


    8459747          286/286             F           78,500.00         ZZ
                                         360         78,250.73          2
                                       6.875            515.69         70
                                       6.625            515.69
    NEW ORLEANS      LA   70122          2            11/26/02         00
    1822929                              05           01/01/03          0
    1822929                              O            12/01/32
    0


    8459755          286/286             F          118,200.00         ZZ
                                         360        117,990.85          1
                                       6.625            756.85         90
                                       6.375            756.85
    GILBERT          AZ   85236          1            12/06/02         12
    1829934                              03           02/01/03         25
    1829934                              N            01/01/33
    0


1


    8459767          286/286             F          195,500.00         ZZ
                                         360        195,098.65          1
                                       6.750          1,268.01         61
                                       6.500          1,268.01
    FAIRFAX          VA   22033          5            12/09/02         00
    1498380                              03           02/01/03          0
    1498380                              O            01/01/33
    0


    8459769          286/286             F          125,500.00         ZZ
                                         360        125,149.42          1
                                       6.375            782.96         69
                                       6.125            782.96
    DUMFRIES         VA   22026          2            12/03/02         00
    1718009                              03           01/01/03          0
    1718009                              N            12/01/32
    0


    8459775          286/286             F          240,500.00         ZZ
                                         360        240,042.40          1
                                       6.250          1,480.81         74
                                       6.000          1,480.81
    DALEVILLE        IN   47334          2            12/05/02         00
    1691401                              05           02/01/03          0
    1691401                              O            01/01/33
    0


    8459777          286/286             F          136,000.00         ZZ
                                         360        135,620.08          1
                                       6.375            848.47         80
                                       6.125            848.47
    CHANDLER         AZ   85226          1            11/19/02         00
    1754220                              03           01/01/03          0
    1754220                              N            12/01/32
    0


    8459779          286/286             F          262,000.00         ZZ
                                         360        261,768.84          1
                                       6.625          1,677.62         63
                                       6.375          1,677.62
    MILPITAS         CA   95035          2            01/02/03         00
    1897084                              05           03/01/03          0
    1897084                              N            02/01/33
    0


    8459783          286/286             F          225,000.00         ZZ
                                         360        224,443.44          4
                                       7.000          1,496.94         90
                                       6.750          1,496.94
1


    PAWTUCKET        RI   02861          1            11/13/02         12
    1695513                              05           01/01/03         25
    1695513                              N            12/01/32
    0


    8459785          286/286             F          160,000.00         T
                                         360        159,553.03          1
                                       6.375            998.20         60
                                       6.125            998.20
    CHANDLER         AZ   85249          1            11/14/02         00
    1779782                              05           01/01/03          0
    1779782                              O            12/01/32
    0


    8459787          286/286             F          150,300.00         ZZ
                                         360        149,164.96          4
                                       7.000            999.95         83
                                       6.750            999.95
    ALBUQUERQUE      NM   87112          2            05/30/02         12
    1305160                              05           07/01/02         12
    1305160                              N            06/01/32
    0


    8459791          286/286             F          144,000.00         ZZ
                                         360        143,607.34          1
                                       6.500            910.18         54
                                       6.250            910.18
    PUNTA GORDA      FL   33950          5            11/12/02         00
    1657798                              05           01/01/03          0
    1657798                              O            12/01/32
    0


    8459797          286/286             F          125,000.00         ZZ
                                         360        124,712.88          1
                                       7.375            863.35         89
                                       7.125            863.35
    ST LOUIS         MO   63118          2            12/02/02         11
    1766031                              05           01/01/03         25
    1766031                              N            12/01/32
    0


    8459807          286/286             F          215,000.00         ZZ
                                         360        214,413.73          1
                                       6.500          1,358.95         42
                                       6.250          1,358.95
    DANA POINT       CA   92629          2            11/11/02         00
    1651696                              03           01/01/03          0
    1651696                              N            12/01/32
    0
1




    8459817          286/286             F           94,500.00         ZZ
                                         360         94,326.05          4
                                       7.500            660.76         90
                                       7.250            660.76
    SLATINGTON       PA   18080          1            12/13/02         04
    1800246                              05           02/01/03         25
    1800246                              N            01/01/33
    0


    8459819          286/286             F          130,950.00         ZZ
                                         360        130,445.62          1
                                       7.375            904.44         90
                                       7.125            904.44
    ALBUQUERQUE      NM   87109          1            09/12/02         12
    1540210                              05           11/01/02         25
    1540210                              O            10/01/32
    0


    8459829          286/286             F          124,200.00         ZZ
                                         360        123,877.39          1
                                       6.750            805.56         90
                                       6.500            805.56
    PHOENIX          AZ   85006          1            11/08/02         12
    1787742                              05           01/01/03         25
    1787742                              N            12/01/32
    0


    8459833          286/286             F          117,000.00         ZZ
                                         360        116,696.10          1
                                       6.750            758.86         90
                                       6.500            758.86
    PHOENIX          AZ   85008          1            11/08/02         12
    1787776                              05           01/01/03         25
    1787776                              N            12/01/32
    0


    8459837          286/286             F           86,800.00         T
                                         360         86,574.52          1
                                       6.750            562.99         80
                                       6.500            562.99
    BOULDER          CO   80303          1            11/18/02         00
    1760557                              01           01/01/03          0
    1760557                              O            12/01/32
    0


    8459839          286/286             F          188,000.00         ZZ
                                         360        187,474.82          1
1


                                       6.375          1,172.88         80
                                       6.125          1,172.88
    DALLAS           TX   75287          1            11/21/02         00
    1779224                              05           01/01/03          0
    1779224                              O            12/01/32
    0


    8459841          286/286             F          127,000.00         ZZ
                                         360        126,597.28          1
                                       6.250            781.97         50
                                       6.000            781.97
    NEWPORT NEWS     VA   23602          5            11/27/02         00
    1741161                              05           01/01/03          0
    1741161                              O            12/01/32
    0


    8459843          286/286             F          468,500.00         ZZ
                                         360        466,435.79          1
                                       6.250          2,884.64         60
                                       6.000          2,884.64
    WILTON           CT   06897          2            11/21/02         00
    1630181                              05           01/01/03          0
    1630181                              O            12/01/32
    0


    8459847          286/286             F          260,000.00         ZZ
                                         360        259,551.02          3
                                       6.750          1,686.36         80
                                       6.500          1,686.36
    SEATTLE          WA   98109          1            12/10/02         00
    1722254                              05           02/01/03          0
    1722254                              N            01/01/33
    0


    8459849          286/286             F          135,000.00         ZZ
                                         360        134,622.82          1
                                       6.375            842.23         45
                                       6.125            842.23
    NORTH KINGSTOWN  RI   02852          5            11/27/02         00
    1711652                              05           01/01/03          0
    1711652                              O            12/01/32
    0


    8459853          286/286             F          210,000.00         ZZ
                                         360        209,413.38          1
                                       6.375          1,310.13         75
                                       6.125          1,310.13
    SCOTCH PLAINS    NJ   07076          5            11/07/02         00
    1610015                              01           01/01/03          0
1


    1610015                              O            12/01/32
    0


    8459865          286/286             F          163,000.00         ZZ
                                         360        162,479.64          4
                                       7.500          1,139.72         73
                                       7.250          1,139.72
    CLEVELAND        OH   44103          2            11/01/02         00
    1349274                              05           12/01/02          0
    1349274                              N            11/01/32
    0


    8459875          286/286             F          324,000.00         ZZ
                                         360        323,158.40          2
                                       6.750          2,101.46         90
                                       6.500          2,101.46
    SANTA ANA        CA   92701          1            11/27/02         10
    1816168                              05           01/01/03         25
    1816168                              O            12/01/32
    0


    8459883          286/286             F          100,000.00         ZZ
                                         360         99,740.25          1
                                       6.750            648.60         59
                                       6.500            648.60
    LAKE KIOWA       TX   76240          1            11/26/02         00
    1718362                              03           01/01/03          0
    1718362                              O            12/01/32
    0


    8459887          286/286             F          195,000.00         ZZ
                                         360        194,455.28          1
                                       6.375          1,216.55         44
                                       6.125          1,216.55
    HOLDEN BEACH     NC   28462          2            11/20/02         00
    1019847                              05           01/01/03          0
    1019847                              N            12/01/32
    0


    8459889          286/286             F          195,000.00         ZZ
                                         360        194,694.84          2
                                       7.250          1,330.25         75
                                       7.000          1,330.25
    FOREST GROVE     OR   97116          2            12/04/02         00
    1810813                              05           02/01/03          0
    1810813                              N            01/01/33
    0


1


    8459895          286/286             F          176,000.00         ZZ
                                         360        174,928.31          4
                                       6.500          1,112.44         80
                                       6.250          1,112.44
    FRESNO           CA   93704          1            11/21/02         00
    1792201                              05           01/01/03          0
    1792201                              N            12/01/32
    0


    8459897          286/286             F          112,500.00         ZZ
                                         360        112,006.19          1
                                       7.125            757.94         90
                                       6.875            757.94
    N LAS VEGAS      NV   89031          1            09/06/02         12
    1516559                              05           11/01/02         25
    1516559                              O            10/01/32
    0


    8459899          286/286             F          191,700.00         ZZ
                                         360        191,414.57          3
                                       7.500          1,340.40         90
                                       7.250          1,340.40
    PROVIDENCE       RI   02908          1            12/06/02         12
    1760424                              05           02/01/03         25
    1760424                              N            01/01/33
    0


    8459901          168/168             F          253,500.00         ZZ
                                         360        253,265.21          1
                                       6.375          1,581.51         77
                                       6.125          1,581.51
    ALEXANDRIA       VA   22301          2            01/21/03         00
    0319377849                           05           03/01/03          0
    0319377849                           O            02/01/33
    0


    8459903          286/286             F          120,000.00         ZZ
                                         360        119,703.17          1
                                       7.000            798.37         80
                                       6.750            798.37
    BEAVER           PA   15009          1            11/25/02         00
    1537467                              05           01/01/03          0
    1537467                              O            12/01/32
    0


    8459905          286/286             F          114,750.00         ZZ
                                         360        114,451.92          1
                                       6.750            744.27         75
                                       6.500            744.27
1


    VIRGINIA BEACH   VA   23454          5            11/26/02         00
    1520453                              05           01/01/03          0
    1520453                              N            12/01/32
    0


    8459909          286/286             F          138,750.00         T
                                         360        138,367.36          1
                                       6.500            877.00         75
                                       6.250            877.00
    FENWICH          DE   19944          5            11/18/02         00
    1045535                              01           01/01/03          0
    1045535                              O            12/01/32
    0


    8459913          286/286             F          400,000.00         ZZ
                                         360        398,541.80          1
                                       6.500          2,528.27         72
                                       6.250          2,528.27
    KENSINGTON       MD   20895          1            11/01/02         00
    1744875                              05           12/01/02          0
    1744875                              O            11/01/32
    0


    8459917          286/286             F          146,400.00         ZZ
                                         360        146,153.30          1
                                       6.875            961.75         78
                                       6.625            961.75
    NORTHVILLE MI    MI   48152          2            12/09/02         00
    1658906                              05           02/01/03          0
    1658906                              N            01/01/33
    0


    8459923          286/286             F          208,800.00         ZZ
                                         360        208,216.71          1
                                       6.375          1,302.65         80
                                       6.125          1,302.65
    LYNNWOOD         WA   98036          1            11/20/02         00
    1660884                              05           01/01/03          0
    1660884                              O            12/01/32
    0


    8459929          286/286             F          144,000.00         ZZ
                                         360        143,634.98          4
                                       6.875            945.98         90
                                       6.625            945.98
    CINCINNATI       OH   45239          2            11/21/02         12
    1706683                              05           01/01/03         25
    1706683                              O            12/01/32
    0
1




    8459933          286/286             F          173,856.00         ZZ
                                         360        173,381.93          1
                                       6.500          1,098.89         89
                                       6.250          1,098.89
    FRISCO           TX   75035          2            11/20/02         14
    1701268                              03           01/01/03         25
    1701268                              N            12/01/32
    0


    8459973          286/286             F           80,000.00         T
                                         360         79,544.16          1
                                       7.125            538.97         49
                                       6.875            538.97
    INGLESIDE        TX   78362          5            07/19/02         00
    1357344                              05           09/01/02          0
    1357344                              O            08/01/32
    0


    8459975          286/286             F          135,500.00         ZZ
                                         360        134,803.25          1
                                       6.500            856.46         74
                                       6.250            856.46
    SEVERN           MD   21144          2            12/18/02         00
    1824173                              05           02/01/03          0
    1824173                              N            01/01/33
    0


    8459985          286/286             F          117,500.00         ZZ
                                         360        117,171.77          1
                                       6.375            733.05         32
                                       6.125            733.05
    APTOS            CA   95003          1            11/25/02         00
    1804924                              01           01/01/03          0
    1804924                              O            12/01/32
    0


    8459989          286/286             F          155,700.00         ZZ
                                         360        155,300.17          1
                                       6.875          1,022.84         90
                                       6.625          1,022.84
    DENVER           CO   80204          1            11/22/02         12
    1804578                              01           01/01/03         25
    1804578                              O            12/01/32
    0


    8459991          286/286             F          255,200.00         ZZ
                                         360        254,628.25          4
1


                                       7.500          1,784.40         80
                                       7.250          1,784.40
    LONG BEACH       CA   90806          1            11/06/02         00
    1734413                              05           01/01/03          0
    1734413                              O            12/01/32
    0


    8459993          286/286             F          343,500.00         ZZ
                                         360        342,534.50          1
                                       6.500          2,171.16         59
                                       6.250          2,171.16
    OAKLAND          CA   94611          2            11/19/02         00
    1685052                              05           01/01/03          0
    1685052                              O            12/01/32
    0


    8460005          286/286             F          145,000.00         ZZ
                                         360        144,778.66          1
                                       7.375          1,001.48         73
                                       7.125          1,001.48
    ELMONT           NY   11003          5            12/04/02         00
    1298205                              05           02/01/03          0
    1298205                              O            01/01/33
    0


    8460021          286/286             F          610,000.00         ZZ
                                         360        608,415.52          1
                                       6.750          3,956.45         72
                                       6.500          3,956.45
    WASHINGTON       DC   20007          5            11/18/02         00
    1686701                              05           01/01/03          0
    1686701                              O            12/01/32
    0


    8460023          286/286             F          136,000.00         ZZ
                                         360        135,504.18          1
                                       6.500            859.62         80
                                       6.250            859.62
    CHANDLER         AZ   85248          1            10/28/02         00
    1724492                              03           12/01/02          0
    1724492                              N            11/01/32
    0


    8460041          286/286             F          156,000.00         ZZ
                                         360        155,540.84          1
                                       6.375            973.24         80
                                       6.125            973.24
    NORTH  SMITHFIE  RI   02896          5            11/27/02         00
    1631000                              05           01/01/03          0
1


    1631000                              O            12/01/32
    0


    8460055          286/286             F          250,000.00         ZZ
                                         360        249,085.16          1
                                       6.250          1,539.30         33
                                       6.000          1,539.30
    LOMPOC           CA   93436          5            11/13/02         00
    1611363                              05           01/01/03          0
    1611363                              O            12/01/32
    0


    8460059          286/286             F          239,200.00         ZZ
                                         360        238,531.81          1
                                       6.375          1,492.30         80
                                       6.125          1,492.30
    RANCHO CUCAMONG  CA   91701          2            11/15/02         00
    1708241                              05           01/01/03          0
    1708241                              O            12/01/32
    0


    8460071          286/286             F          136,500.00         ZZ
                                         360        136,002.36          1
                                       6.500            862.78         75
                                       6.250            862.78
    FRANKLIN         MN   55333          2            10/31/02         00
    1630582                              05           12/01/02          0
    1630582                              O            11/01/32
    0


    8460077          286/286             F          300,000.00         ZZ
                                         360        299,141.57          4
                                       6.250          1,847.16         80
                                       6.000          1,847.16
    NEW BRUNSWICK    NJ   08901          2            11/22/02         00
    1661603                              05           01/01/03          0
    1661603                              N            12/01/32
    0


    8460083          286/286             F          450,000.00         ZZ
                                         360        449,143.82          1
                                       6.250          2,770.73         68
                                       6.000          2,770.73
    WILTON           CT   06897          2            12/02/02         00
    1798611                              05           02/01/03          0
    1798611                              O            01/01/33
    0


1


    8460091          286/286             F          140,000.00         ZZ
                                         360        139,608.92          1
                                       6.375            873.42         88
                                       6.125            873.42
    SHEFFIELD        MA   01257          1            11/27/02         21
    1768229                              05           01/01/03         25
    1768229                              O            12/01/32
    0


    8460093          286/286             F          348,000.00         ZZ
                                         360        347,384.22          1
                                       6.625          2,228.29         80
                                       6.375          2,228.29
    WESTMINSTER      CA   92683          5            12/05/02         00
    1588208                              05           02/01/03          0
    1588208                              O            01/01/33
    0


    8460095          286/286             F          172,500.00         ZZ
                                         360        172,179.61          1
                                       6.375          1,076.18         68
                                       6.125          1,076.18
    HERSHEY          PA   17033          5            12/16/02         00
    1821640                              03           02/01/03          0
    1821640                              O            01/01/33
    0


    8460097          286/286             F          137,550.00         ZZ
                                         360        137,225.58          3
                                       7.125            926.70         90
                                       6.875            926.70
    TUCSON           AZ   85712          1            12/10/02         12
    1756287                              05           02/01/03         25
    1756287                              N            01/01/33
    0


    8460103          286/286             F          145,000.00         ZZ
                                         360        144,730.67          1
                                       6.375            904.62         61
                                       6.125            904.62
    CINCINNATI       OH   45236          5            12/16/02         00
    1794761                              05           02/01/03          0
    1794761                              O            01/01/33
    0


    8460105          286/286             F          122,300.00         ZZ
                                         360        121,864.76          1
                                       6.625            783.11         80
                                       6.375            783.11
1


    MESA             AZ   85210          1            10/28/02         00
    1660885                              05           12/01/02          0
    1660885                              N            11/01/32
    0


    8460115          286/286             F          373,200.00         ZZ
                                         360        372,206.71          3
                                       6.625          2,389.65         74
                                       6.375          2,389.65
    MELROSE          MA   02176          2            11/25/02         00
    1754308                              05           01/01/03          0
    1754308                              O            12/01/32
    0


    8460117          286/286             F          144,000.00         ZZ
                                         360        143,597.73          1
                                       6.375            898.38         78
                                       6.125            898.38
    MIAMI            FL   33173          5            11/12/02         00
    1730486                              05           01/01/03          0
    1730486                              O            12/01/32
    0


    8460125          286/286             F          112,000.00         ZZ
                                         360        111,687.12          1
                                       6.375            698.74         80
                                       6.125            698.74
    DALLAS           TX   75248          1            11/27/02         00
    1817291                              05           01/01/03          0
    1817291                              N            12/01/32
    0


    8460129          286/286             F          118,400.00         ZZ
                                         360        117,988.75          1
                                       6.750            767.95         83
                                       6.500            767.95
    EASTLAKE         OH   44095          5            10/31/02         12
    1699716                              05           12/01/02         12
    1699716                              O            11/01/32
    0


    8460131          286/286             F          195,300.00         ZZ
                                         360        194,986.70          4
                                       7.125          1,315.78         90
                                       6.875          1,315.78
    MANCHESTER       NH   03103          1            12/13/02         10
    1708777                              05           02/01/03         25
    1708777                              N            01/01/33
    0
1




    8460141          286/286             F          188,000.00         ZZ
                                         360        187,650.81          1
                                       6.375          1,172.88         80
                                       6.125          1,172.88
    SHOREWOOD        IL   60431          1            12/16/02         00
    1434922                              05           02/01/03          0
    1434922                              O            01/01/33
    0


    8460145          286/286             F          107,900.00         ZZ
                                         360        107,710.25          3
                                       6.750            699.84         90
                                       6.500            699.84
    HARTFORD         CT   06112          1            12/09/02         12
    1571401                              05           02/01/03         25
    1571401                              N            01/01/33
    0


    8460159          286/286             F          144,800.00         ZZ
                                         360        144,395.50          1
                                       6.375            903.37         80
                                       6.125            903.37
    OLYMPIA          WA   98506          1            11/25/02         00
    1724323                              05           01/01/03          0
    1724323                              O            12/01/32
    0


    8460163          286/286             F          146,250.00         ZZ
                                         360        145,870.11          1
                                       6.750            948.58         75
                                       6.500            948.58
    BURLINGTON       CT   06013          5            12/05/02         00
    1649828                              05           01/01/03          0
    1649828                              N            12/01/32
    0


    8460173          286/286             F          125,000.00         ZZ
                                         360        124,719.95          1
                                       7.500            874.02         56
                                       7.250            874.02
    APACHE JUNCTION  AZ   85219          5            11/01/02         00
    1680823                              05           01/01/03          0
    1680823                              O            12/01/32
    0


    8460175          286/286             F          120,000.00         ZZ
                                         360        119,688.27          1
1


                                       6.750            778.32         80
                                       6.500            778.32
    DENVER           CO   80231          1            11/27/02         00
    1824193                              01           01/01/03          0
    1824193                              N            12/01/32
    0


    8460177          286/286             F          112,400.00         ZZ
                                         360        111,940.43          1
                                       6.500            710.45         80
                                       6.250            710.45
    ARLINGTON        TX   76002          1            11/01/02         00
    1680057                              05           01/01/03          0
    1680057                              O            12/01/32
    0


    8460179          286/286             F          125,000.00         ZZ
                                         360        124,705.67          1
                                       7.250            852.73         89
                                       7.000            852.73
    ST LOUIS         MO   63116          2            12/02/02         11
    1766108                              05           01/01/03         25
    1766108                              N            12/01/32
    0


    8460187          286/286             F          200,000.00         ZZ
                                         360        199,441.33          4
                                       6.375          1,247.74         80
                                       6.125          1,247.74
    CINCINNATI       OH   45209          1            12/05/02         00
    1833229                              05           01/01/03          0
    1833229                              N            12/01/32
    0


    8460191          286/286             F          195,000.00         ZZ
                                         360        194,642.74          1
                                       6.875          1,281.02         62
                                       6.625          1,281.02
    HAYMARKET        VA   20169          1            12/31/02         00
    1884761                              03           02/01/03          0
    1884761                              N            01/01/33
    0


    8460195          286/286             F          220,000.00         ZZ
                                         360        219,428.53          4
                                       6.750          1,426.92         80
                                       6.500          1,426.92
    MANCHESTER       NH   03101          1            11/25/02         00
    1714644                              05           01/01/03          0
1


    1714644                              N            12/01/32
    0


    8460197          286/286             F          124,000.00         ZZ
                                         360        123,653.62          1
                                       6.375            773.60         80
                                       6.125            773.60
    CHESAPEAKE       VA   23320          1            11/07/02         00
    1765134                              05           01/01/03          0
    1765134                              O            12/01/32
    0


    8460199          286/286             F          153,000.00         ZZ
                                         360        152,701.84          1
                                       6.125            929.64         73
                                       5.875            929.64
    ELGIN            AZ   85611          5            12/11/02         00
    1885544                              05           02/01/03          0
    1885544                              O            01/01/33
    0


    8460203          286/286             F          427,500.00         ZZ
                                         360        426,416.33          1
                                       6.875          2,808.38         90
                                       6.625          2,808.38
    LOS ANGELES      CA   90065          1            11/06/02         12
    1704644                              05           01/01/03         25
    1704644                              O            12/01/32
    0


    8460205          286/286             F          121,400.00         ZZ
                                         360        121,174.52          1
                                       6.375            757.38         90
                                       6.125            757.38
    GILBERT          AZ   85236          1            12/09/02         12
    1837077                              03           02/01/03         25
    1837077                              N            01/01/33
    0


    8460207          286/286             F          236,000.00         ZZ
                                         360        235,484.29          2
                                       7.625          1,670.40         80
                                       7.375          1,670.40
    HIALEAH          FL   33010          1            12/04/02         00
    1759870                              05           01/01/03          0
    1759870                              O            12/01/32
    0


1


    8460223          286/286             F          152,325.00         ZZ
                                         360        151,975.10          1
                                       7.375          1,052.08         90
                                       7.125          1,052.08
    LAS VEGAS        NV   89108          1            11/18/02         21
    1685619                              05           01/01/03         25
    1685619                              N            12/01/32
    0


    8460225          286/286             F           59,000.00         T
                                         360         58,850.44          1
                                       6.875            387.59         72
                                       6.625            387.59
    HALLANDALE       FL   33009          5            11/05/02         00
    1679545                              01           01/01/03          0
    1679545                              O            12/01/32
    0


    8460229          286/286             F          120,000.00         ZZ
                                         360        119,461.89          1
                                       7.000            798.37         58
                                       6.750            798.37
    JOHNSTON         RI   02919          5            12/11/02         00
    1519479                              05           02/01/03          0
    1519479                              N            01/01/33
    0


    8460239          286/286             F          152,000.00         ZZ
                                         360        150,711.19          1
                                       6.500            960.75         87
                                       6.250            960.75
    LAS VEGAS        NV   89130          2            11/18/02         12
    1795950                              03           01/01/03         25
    1795950                              O            12/01/32
    0


    8460251          286/286             F          325,000.00         ZZ
                                         360        323,514.95          1
                                       6.500          2,054.23         64
                                       6.250          2,054.23
    GILBERT          AZ   85236          5            09/30/02         00
    1518497                              03           11/01/02          0
    1518497                              O            10/01/32
    0


    8460293          286/286             F          112,000.00         ZZ
                                         360        111,755.26          2
                                       7.625            792.73         80
                                       7.375            792.73
1


    WATERBURY        CT   06708          2            11/27/02         00
    1580261                              05           01/01/03          0
    1580261                              N            12/01/32
    0


    8460297          286/286             F          229,500.00         ZZ
                                         360        228,873.44          4
                                       6.500          1,450.60         90
                                       6.250          1,450.60
    RIVERSIDE        CA   92507          1            11/26/02         10
    1803376                              05           01/01/03         25
    1803376                              O            12/01/32
    0


    8460299          286/286             F          290,700.00         ZZ
                                         300        289,529.07          1
                                       6.500          1,962.83         67
                                       6.250          1,962.83
    COLUMBUS         OH   43221          2            11/12/02         00
    1783273                              05           01/01/03          0
    1783273                              N            12/01/27
    0


    8460305          286/286             F          160,000.00         ZZ
                                         360        159,574.15          1
                                       6.625          1,024.50         30
                                       6.375          1,024.50
    MCLEAN           VA   22101          5            11/20/02         00
    1701598                              05           01/01/03          0
    1701598                              O            12/01/32
    0


    8460307          286/286             F          116,100.00         ZZ
                                         360        115,718.48          4
                                       6.500            733.84         90
                                       6.250            733.84
    FRANKLIN         IN   46131          1            11/08/02         12
    1741628                              05           01/01/03         25
    1741628                              O            12/01/32
    0


    8460309          286/286             F          500,000.00         ZZ
                                         360        498,603.31          1
                                       6.375          3,119.35         46
                                       6.125          3,119.35
    NEWTON           MA   02468          2            11/22/02         00
    1728891                              05           01/01/03          0
    1728891                              O            12/01/32
    0
1




    8460319          286/286             F          307,700.00         ZZ
                                         360        307,181.48          4
                                       6.875          2,021.38         80
                                       6.625          2,021.38
    JERSEY CITY      NJ   07306          5            12/16/02         00
    1781021                              05           02/01/03          0
    1781021                              O            01/01/33
    0


    8460329          286/286             F          329,000.00         ZZ
                                         360        328,080.95          1
                                       6.375          2,052.54         36
                                       6.125          2,052.54
    ALAMO            CA   94507          2            11/08/02         00
    1624909                              05           01/01/03          0
    1624909                              O            12/01/32
    0


    8460331          286/286             F          120,000.00         ZZ
                                         360        119,570.48          1
                                       6.625            768.38         54
                                       6.375            768.38
    UNDERHILL        VT   05489          1            12/12/02         00
    1696475                              05           02/01/03          0
    1696475                              N            01/01/33
    0


    8460333          286/286             F          227,800.00         ZZ
                                         360        227,163.66          1
                                       6.375          1,421.18         85
                                       6.125          1,421.18
    ANGOLA           IN   46703          1            11/25/02         11
    1751124                              05           01/01/03         12
    1751124                              O            12/01/32
    0


    8460335          286/286             F          140,800.00         ZZ
                                         360        140,296.06          2
                                       6.375            878.41         80
                                       6.125            878.41
    EVERETT          WA   98205          5            11/12/02         00
    1742943                              05           01/01/03          0
    1742943                              O            12/01/32
    0


    8460337          286/286             F          307,000.00         ZZ
                                         360        306,121.54          1
1


                                       6.250          1,890.26         72
                                       6.000          1,890.26
    NORCO            CA   91760          2            11/25/02         00
    1783371                              05           01/01/03          0
    1783371                              O            12/01/32
    0


    8460341          286/286             F          138,400.00         ZZ
                                         360        138,013.38          1
                                       6.375            863.44         80
                                       6.125            863.44
    HICKORY          NC   28601          1            12/03/02         00
    1787893                              05           01/01/03          0
    1787893                              O            12/01/32
    0


    8460349          286/286             F          119,000.00         ZZ
                                         360        118,667.57          1
                                       6.375            742.41         80
                                       6.125            742.41
    BEAVERCREEK      OH   45432          1            11/26/02         00
    1740270                              05           01/01/03          0
    1740270                              O            12/01/32
    0


    8460355          286/286             F          216,150.00         ZZ
                                         360        215,560.79          1
                                       6.750          1,401.95         87
                                       6.500          1,401.95
    ELK GROVE        CA   95758          1            11/21/02         12
    1797733                              05           01/01/03         25
    1797733                              N            12/01/32
    0


    8460365          286/286             F          155,325.00         ZZ
                                         360        154,839.47          1
                                       6.750          1,007.44         95
                                       6.500          1,007.44
    VIRGINIA BEACH   VA   23464          5            11/12/02         12
    1533219                              05           01/01/03         30
    1533219                              O            12/01/32
    0


    8460373          286/286             F          180,000.00         ZZ
                                         360        179,711.25          2
                                       7.125          1,212.70         90
                                       6.875          1,212.70
    WEST HAVEN       CT   06516          5            12/03/02         12
    1763776                              05           02/01/03         25
1


    1763776                              O            01/01/33
    0


    8460377          286/286             F          183,000.00         ZZ
                                         360        182,668.22          1
                                       6.500          1,156.69         69
                                       6.250          1,156.69
    FALLS CHURCH     VA   22042          2            12/03/02         00
    1754371                              05           02/01/03          0
    1754371                              O            01/01/33
    0


    8460379          286/286             F          386,000.00         ZZ
                                         360        384,895.51          1
                                       6.250          2,376.67         60
                                       6.000          2,376.67
    SUDBURY          MA   01776          2            11/07/02         00
    1638615                              05           01/01/03          0
    1638615                              O            12/01/32
    0


    8460383          286/286             F           97,200.00         ZZ
                                         360         96,986.91          2
                                       7.625            687.98         90
                                       7.375            687.98
    WINOOSKI         VT   05404          1            11/19/02         12
    1597223                              05           01/01/03         25
    1597223                              O            12/01/32
    0


    8460395          286/286             F          120,000.00         ZZ
                                         360        119,239.37          1
                                       6.875            788.32         80
                                       6.625            788.32
    SCOTTSDALE       AZ   85250          1            10/16/02         00
    1623211                              05           12/01/02          0
    1623211                              N            11/01/32
    0


    8460399          286/286             F          205,000.00         ZZ
                                         360        204,480.34          4
                                       6.875          1,346.71         75
                                       6.625          1,346.71
    ATTLEBORO        MA   02703          5            11/29/02         00
    1744188                              05           01/01/03          0
    1744188                              O            12/01/32
    0


1


    8460407          286/286             F           22,500.00         ZZ
                                         360         22,458.19          1
                                       6.375            140.38         90
                                       6.125            140.38
    TROTWOOD         OH   45426          1            12/10/02         10
    1826605                              05           02/01/03         25
    1826605                              N            01/01/33
    0


    8460409          286/286             F          140,800.00         ZZ
                                         360        139,503.50          1
                                       6.375            878.41         80
                                       6.125            878.41
    CENTRAL POINT    OR   97502          5            11/26/02         00
    1763964                              05           01/01/03          0
    1763964                              O            12/01/32
    0


    8460421          286/286             F          430,000.00         ZZ
                                         360        429,201.34          1
                                       6.375          2,682.65         49
                                       6.125          2,682.65
    MIAMI            FL   33179          2            12/06/02         00
    1680036                              03           01/01/03          0
    1680036                              O            12/01/32
    0


    8460425          286/286             F          112,150.00         ZZ
                                         360        111,844.18          1
                                       6.500            708.87         66
                                       6.250            708.87
    MARBLE FALLS     TX   78654          2            11/26/02         00
    1786777                              05           01/01/03          0
    1786777                              O            12/01/32
    0


    8460431          286/286             F          176,000.00         ZZ
                                         360        174,651.90          1
                                       6.875          1,156.20         80
                                       6.625          1,156.20
    CINCINNATI       OH   45255          5            11/25/02         00
    1712603                              05           01/01/03          0
    1712603                              O            12/01/32
    0


    8460447          286/286             F          123,200.00         ZZ
                                         360        122,727.50          1
                                       6.250            758.57         80
                                       6.000            758.57
1


    GLENDALE         AZ   85308          2            10/30/02         00
    1648271                              03           12/01/02          0
    1648271                              N            11/01/32
    0


    8460449          286/286             F          158,400.00         ZZ
                                         360        157,937.01          3
                                       7.625          1,121.15         80
                                       7.375          1,121.15
    MESA             AZ   85201          1            10/28/02         00
    1715794                              05           12/01/02          0
    1715794                              N            11/01/32
    0


    8460451          286/286             F          134,500.00         ZZ
                                         360        134,273.36          1
                                       6.875            883.57         38
                                       6.625            883.57
    PLYMOUTH         MA   02360          5            12/11/02         00
    1821737                              05           02/01/03          0
    1821737                              O            01/01/33
    0


    8460455          286/286             F          118,300.00         ZZ
                                         360        117,969.54          1
                                       6.375            738.04         81
                                       6.125            738.04
    LUTZ             FL   33559          1            11/20/02         10
    1753375                              03           01/01/03         25
    1753375                              N            12/01/32
    0


    8460461          286/286             F          187,000.00         ZZ
                                         360        186,581.02          1
                                       7.500          1,307.54         85
                                       7.250          1,307.54
    CHICAGO          IL   60641          5            11/22/02         11
    1755592                              05           01/01/03         12
    1755592                              O            12/01/32
    0


    8460463          286/286             F          158,400.00         ZZ
                                         360        157,693.44          1
                                       6.625          1,014.25         80
                                       6.375          1,014.25
    GLENDALE         AZ   85308          5            11/14/02         00
    1737521                              05           12/01/02          0
    1737521                              O            11/01/32
    0
1




    8460469          286/286             F          212,400.00         ZZ
                                         360        212,083.73          1
                                       7.500          1,485.14         90
                                       7.250          1,485.14
    MIAMI            FL   33193          1            12/05/02         12
    1279741                              03           02/01/03         25
    1279741                              O            01/01/33
    0


    8460471          286/286             F          100,000.00         ZZ
                                         360         99,775.98          4
                                       7.500            699.21         80
                                       7.250            699.21
    RIO RICO         AZ   85648          1            11/15/02         00
    1733215                              05           01/01/03          0
    1733215                              O            12/01/32
    0


    8460485          286/286             F          130,500.00         ZZ
                                         360        130,256.18          1
                                       6.375            814.16         90
                                       6.125            814.16
    PHOENIX          AZ   85041          1            12/16/02         12
    1854476                              05           02/01/03         25
    1854476                              N            01/01/33
    0


    8460493          286/286             F          189,000.00         ZZ
                                         360        188,640.39          1
                                       6.250          1,163.71         90
                                       6.000          1,163.71
    PIEDMONT         SC   29673          1            12/10/02         12
    1707576                              05           02/01/03         25
    1707576                              O            01/01/33
    0


    8460499          286/286             F           99,000.00         ZZ
                                         360         98,778.18          3
                                       7.500            692.23         90
                                       7.250            692.23
    WATERBURY        CT   06710          1            11/22/02         14
    910828                               05           01/01/03         25
    910828                               N            12/01/32
    0


    8460935          X31/G02             F          487,950.00         ZZ
                                         360        487,950.00          1
1


                                       6.125          2,964.84         80
                                       5.875          2,964.84
    RANCHO PALOS VE  CA   90275          5            02/13/03         00
    0435465505                           05           04/01/03          0
    41000497                             O            03/01/33
    0


    8460975          P09/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       6.250            862.00         68
                                       6.000            862.00
    CENTREVILLE      VA   20120          5            02/14/03         00
    0435427653                           09           04/01/03          0
    HAYES                                O            03/01/33
    0


    8460977          E57/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
                                       6.125            303.81         65
                                       5.875            303.81
    EL PASO          TX   79925          1            02/14/03         00
    0435429055                           05           04/01/03          0
    17300324                             O            03/01/33
    0


    8461227          N47/G02             F          276,000.00         ZZ
                                         360        276,000.00          1
                                       6.125          1,677.01         65
                                       5.875          1,677.01
    SPRING VALLEY    CA   91977          2            02/05/03         00
    0435444054                           05           04/01/03          0
    30501508                             O            03/01/33
    0


    8461255          U05/G02             F          100,250.00         ZZ
                                         240        100,250.00          1
                                       6.125            725.47         75
                                       5.875            725.47
    TACOMA           WA   98408          2            02/11/03         00
    0435424858                           05           04/01/03          0
    3313289                              O            03/01/23
    0


    8461269          N47/G02             F          352,000.00         ZZ
                                         360        352,000.00          1
                                       6.000          2,110.42         80
                                       5.750          2,110.42
    HOLLISTER        CA   95023          5            02/13/03         00
    0435443700                           05           04/01/03          0
1


    20502897                             O            03/01/33
    0


    8461315          M66/G02             F          108,000.00         ZZ
                                         360        107,921.83          4
                                       7.625            764.42         90
                                       7.375            764.42
    WOODBURY         NJ   08096          1            01/28/03         01
    0435428537                           05           03/01/03         25
    93610383                             N            02/01/33
    0


    8461525          E47/G02             F          257,600.00         ZZ
                                         360        257,600.00          1
                                       6.375          1,607.09         80
                                       6.125          1,607.09
    TRACY            CA   95377          1            02/04/03         00
    0435429865                           05           04/01/03          0
    7359513150                           O            03/01/33
    0


    8461539          E47/G02             F          176,400.00         ZZ
                                         360        175,984.67          2
                                       7.250          1,203.36         90
                                       7.000          1,203.36
    SACRAMENTO       CA   95828          1            11/25/02         26
    0435471990                           05           01/01/03         25
    7359512428                           N            12/01/32
    0


    8461547          X67/G02             F           50,400.00         ZZ
                                         360         50,360.68          1
                                       7.250            343.82         80
                                       7.000            343.82
    MEMPHIS          TN   38122          1            01/31/03         00
    0435425673                           05           03/01/03          0
    00241542                             N            02/01/33
    0


    8461565          K15/G02             F          186,800.00         ZZ
                                         360        186,800.00          1
                                       6.875          1,227.14         80
                                       6.625          1,227.14
    CARMICHAEL       CA   95608          2            02/14/03         00
    0435427422                           05           04/01/03          0
    026605506902                         N            03/01/33
    0


1


    8461617          952/G02             F          300,000.00         ZZ
                                         360        300,000.00          2
                                       6.750          1,945.79         66
                                       6.500          1,945.79
    WESTFIED         NJ   07090          5            02/19/03         00
    0435429550                           05           04/01/03          0
    20128643                             N            03/01/33
    0


    8461619          X67/G02             F           72,000.00         ZZ
                                         360         71,943.83          1
                                       7.250            491.17         80
                                       7.000            491.17
    MEMPHIS          TN   38104          1            01/31/03         00
    0435433313                           05           03/01/03          0
    00241501                             N            02/01/33
    0


    8461661          N74/G02             F           75,000.00         ZZ
                                         360         74,925.34          1
                                       6.000            449.66         37
                                       5.750            449.66
    GREENSBORO       NC   27408          5            02/14/03         00
    0435437918                           05           03/20/03          0
    3300009011                           O            02/20/33
    0


    8461673          168/168             F          118,400.00         ZZ
                                         360        118,200.49          1
                                       6.875            777.80         80
                                       6.625            777.80
    GLENDALE         AZ   85303          1            12/30/02         00
    0099920751                           03           02/01/03          0
    0099920751                           N            01/01/33
    0


    8461731          F32/G02             F           92,600.00         ZZ
                                         360         92,600.00          1
                                       6.625            592.93         70
                                       6.375            592.93
    NORCROSS         GA   30092          5            02/11/03         00
    0435429121                           09           04/01/03          0
    15183312                             N            03/01/33
    0


    8461767          964/G02             F          157,500.00         ZZ
                                         360        157,500.00          1
                                       6.875          1,034.66         90
                                       6.625          1,034.66
1


    DAYTON           NV   89403          5            02/06/03         04
    0435434808                           05           04/01/03         25
    335125                               O            03/01/33
    0


    8461823          G51/G02             F          255,000.00         ZZ
                                         360        255,000.00          1
                                       5.750          1,488.11         55
                                       5.500          1,488.11
    GOLDEN           CO   80401          5            02/17/03         00
    0435428453                           05           04/01/03          0
    20003712                             O            03/01/33
    0


    8461841          950/G02             F          143,000.00         ZZ
                                         360        143,000.00          1
                                       7.125            963.42         80
                                       6.875            963.42
    BEAVERTON        OR   97008          1            02/07/03         00
    0435429469                           05           04/01/03          0
    YC31020                              N            03/01/33
    0


    8461901          W08/G02             F          208,800.00         ZZ
                                         360        208,800.00          1
                                       6.125          1,268.69         80
                                       5.875          1,268.69
    MIAMI            FL   33172          5            02/18/03         00
    0435429162                           03           04/01/03          0
    032570MG                             O            03/01/33
    0


    8461943          A06/G02             F          134,300.00         ZZ
                                         360        134,300.00          1
                                       6.250            826.91         66
                                       6.000            826.91
    STOCKBRIDGE      MI   49285          5            02/17/03         00
    0435426036                           05           04/01/03          0
    1000020231947                        O            03/01/33
    0


    8461959          964/G02             F          159,800.00         ZZ
                                         360        159,800.00          1
                                       6.250            983.92         90
                                       6.000            983.92
    SPARKS           NV   89436          1            01/27/03         19
    0435433255                           03           04/01/03         25
    260180                               O            03/01/33
    0
1




    8461965          964/G02             F          185,000.00         ZZ
                                         360        184,664.60          1
                                       6.500          1,169.33         79
                                       6.250          1,169.33
    OREGON CITY      OR   97045          2            12/02/02         00
    0435437009                           05           02/01/03          0
    289465                               O            01/01/33
    0


    8461969          964/G02             F          185,000.00         ZZ
                                         360        184,815.83          1
                                       6.000          1,109.17         67
                                       5.750          1,109.17
    BOCA RATON       FL   33431          5            01/31/03         00
    0435434709                           05           03/01/03          0
    294636                               O            02/01/33
    0


    8461971          964/G02             F           61,000.00         ZZ
                                         360         60,936.31          1
                                       5.750            355.98         31
                                       5.500            355.98
    BOYNTON BEACH    FL   33437          2            01/31/03         00
    0435440532                           03           03/01/03          0
    294727                               O            02/01/33
    0


    8461981          964/G02             F          225,000.00         ZZ
                                         360        224,776.01          1
                                       6.000          1,348.99         69
                                       5.750          1,348.99
    RICHMOND         CA   94804          5            01/23/03         00
    0435434964                           05           03/01/03          0
    304397                               O            02/01/33
    0


    8461983          964/G02             F          300,000.00         ZZ
                                         360        299,701.35          1
                                       6.000          1,798.65         41
                                       5.750          1,798.65
    KENTFIELD        CA   94904          5            01/09/03         00
    0435438452                           05           03/01/03          0
    307824                               O            02/01/33
    0


    8462013          964/G02             F          184,000.00         ZZ
                                         360        183,837.66          1
1


                                       6.625          1,178.17         40
                                       6.375          1,178.17
    SAN MATEO        CA   94401          2            01/10/03         00
    0435433644                           05           03/01/03          0
    312643                               O            02/01/33
    0


    8462019          964/G02             F          132,000.00         ZZ
                                         360        131,880.67          1
                                       6.500            834.33         60
                                       6.250            834.33
    BLACK DIAMOND    WA   98010          5            01/29/03         00
    0435435896                           05           03/01/03          0
    315058                               O            02/01/33
    0


    8462023          964/G02             F          250,000.00         ZZ
                                         360        249,745.11          2
                                       5.875          1,478.85         65
                                       5.625          1,478.85
    LOS OSOS         CA   93402          2            01/22/03         00
    0435436977                           05           03/01/03          0
    315126                               O            02/01/33
    0


    8462031          964/G02             F          290,000.00         ZZ
                                         360        289,737.83          1
                                       6.500          1,833.00         80
                                       6.250          1,833.00
    DENVER           CO   80206          2            01/30/03         00
    0435436258                           05           03/01/03          0
    316262                               O            02/01/33
    0


    8462037          964/G02             F          160,000.00         ZZ
                                         360        159,844.49          1
                                       6.125            972.18         54
                                       5.875            972.18
    COQUILLE         OR   97423          5            01/30/03         00
    0435439997                           05           03/01/03          0
    317307                               O            02/01/33
    0


    8462041          964/G02             F          310,000.00         ZZ
                                         360        309,719.76          1
                                       6.500          1,959.41         73
                                       6.250          1,959.41
    CORONA           CA   92883          2            01/17/03         00
    0435439054                           03           03/01/03          0
1


    317562                               O            02/01/33
    0


    8462057          964/G02             F          224,000.00         ZZ
                                         360        223,771.62          1
                                       5.875          1,325.05         80
                                       5.625          1,325.05
    ELK GROVE        CA   95624          1            01/29/03         00
    0435433495                           05           03/01/03          0
    319316                               O            02/01/33
    0


    8462063          964/G02             F          198,000.00         ZZ
                                         360        198,000.00          1
                                       6.000          1,187.11         65
                                       5.750          1,187.11
    LAKE FOREST      CA   92630          2            02/01/03         00
    0435441803                           01           04/01/03          0
    319776                               O            03/01/33
    0


    8462067          964/G02             F          142,000.00         ZZ
                                         360        141,868.48          1
                                       6.375            885.90         73
                                       6.125            885.90
    SCOTTSDALE       AZ   85254          2            01/29/03         00
    0435436845                           05           03/01/03          0
    320031                               O            02/01/33
    0


    8462069          964/G02             F           87,200.00         ZZ
                                         360         87,123.07          1
                                       6.625            558.35         79
                                       6.375            558.35
    GILBERT          AZ   85234          1            01/07/03         00
    0435440045                           01           03/01/03          0
    320084                               N            02/01/33
    0


    8462071          964/G02             F          322,000.00         ZZ
                                         360        321,671.71          1
                                       5.875          1,904.75         59
                                       5.625          1,904.75
    PACIFICA         CA   94044          5            01/24/03         00
    0435441100                           05           03/01/03          0
    320252                               O            02/01/33
    0


1


    8462077          964/G02             F          240,000.00         ZZ
                                         360        239,783.04          1
                                       6.500          1,516.96         75
                                       6.250          1,516.96
    OAKLAND          CA   94602          5            01/15/03         00
    0435441290                           05           03/01/03          0
    320842                               O            02/01/33
    0


    8462097          964/G02             F          150,000.00         ZZ
                                         360        149,847.06          1
                                       5.875            887.31         59
                                       5.625            887.31
    ATASCADERO       CA   93422          5            01/27/03         00
    0435439518                           05           03/01/03          0
    323576                               O            02/01/33
    0


    8462103          964/G02             F          164,500.00         ZZ
                                         360        164,336.24          1
                                       6.000            986.26         38
                                       5.750            986.26
    SAN LUIS OBISPO  CA   93401          2            01/24/03         00
    0435440169                           05           03/01/03          0
    324051                               O            02/01/33
    0


    8462105          964/G02             F          242,000.00         ZZ
                                         360        241,759.09          1
                                       6.000          1,450.91         50
                                       5.750          1,450.91
    SAN FRANCISCO    CA   94112          2            01/23/03         00
    0435433305                           07           03/01/03          0
    324187                               O            02/01/33
    0


    8462107          964/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
                                       5.625            851.97         39
                                       5.375            851.97
    KNEELAND         CA   95549          1            01/30/03         00
    0435436662                           05           04/01/03          0
    324196                               O            03/01/33
    0


    8462113          964/G02             F          211,500.00         ZZ
                                         360        211,299.32          1
                                       6.250          1,302.24         42
                                       6.000          1,302.24
1


    DALY CITY        CA   94015          2            01/22/03         00
    0435439120                           05           03/01/03          0
    324676                               O            02/01/33
    0


    8462115          964/G02             F          230,000.00         ZZ
                                         360        229,781.77          1
                                       6.250          1,416.15         59
                                       6.000          1,416.15
    SAN GABRIEL      CA   91775          2            01/24/03         00
    0435439245                           05           03/01/03          0
    324677                               O            02/01/33
    0


    8462125          964/G02             F          252,500.00         ZZ
                                         360        252,282.60          2
                                       6.750          1,637.71         90
                                       6.500          1,637.71
    PACIFIC          WA   98047          1            01/31/03         04
    0435439328                           05           03/01/03         25
    326773                               N            02/01/33
    0


    8462143          964/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       6.000          1,918.56         67
                                       5.750          1,918.56
    GARDENA          CA   90248          2            01/29/03         00
    0435440318                           03           04/01/03          0
    329601                               O            03/01/33
    0


    8462155          964/G02             F          150,000.00         ZZ
                                         360        149,861.07          1
                                       6.375            935.81         72
                                       6.125            935.81
    TULSA            OK   74120          5            01/31/03         00
    0435436902                           05           03/01/03          0
    332755                               O            02/01/33
    0


    8462163          964/G02             F          248,000.00         ZZ
                                         360        247,747.16          1
                                       5.875          1,467.01         80
                                       5.625          1,467.01
    TAOS             NM   87571          2            01/30/03         00
    0435440391                           05           03/01/03          0
    336973                               O            02/01/33
    0
1




    8462167          964/G02             F          202,800.00         ZZ
                                         360        202,598.11          1
                                       6.000          1,215.89         68
                                       5.750          1,215.89
    PORTLAND         OR   97214          2            01/31/03         00
    0435440029                           05           03/01/03          0
    337560                               O            02/01/33
    0


    8462175          964/G02             F          296,000.00         ZZ
                                         360        295,719.15          1
                                       6.250          1,822.52         74
                                       6.000          1,822.52
    HILLSBORO        OR   97214          5            01/29/03         00
    0435435839                           05           03/01/03          0
    340368                               O            02/01/33
    0


    8462181          964/G02             F          356,000.00         ZZ
                                         360        355,653.99          1
                                       6.125          2,163.09         80
                                       5.875          2,163.09
    LAS VEGAS        NV   89117          1            01/23/03         00
    0435439492                           03           03/01/03          0
    341183                               O            02/01/33
    0


    8462187          964/G02             F          168,300.00         ZZ
                                         360        168,151.52          1
                                       6.625          1,077.64         94
                                       6.375          1,077.64
    LAS VEGAS        NV   89134          5            01/30/03         10
    0435435177                           03           03/01/03         30
    342790                               O            02/01/33
    0


    8462191          964/G02             F          210,000.00         ZZ
                                         360        209,800.74          1
                                       6.250          1,293.01         75
                                       6.000          1,293.01
    BROOKINGS        OR   97415          2            01/31/03         00
    0435437272                           05           03/01/03          0
    343626                               O            02/01/33
    0


    8462193          964/G02             F           50,800.00         ZZ
                                         360         50,800.00          1
1


                                       6.500            321.09         80
                                       6.250            321.09
    LAS VEGAS        NV   89103          1            02/06/03         00
    0435435441                           01           04/01/03          0
    345290                               N            03/01/33
    0


    8462353          737/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       6.250          1,015.93         79
                                       6.000          1,015.93
    DENVER           CO   80239          5            02/10/03         00
    0435431218                           05           04/01/03          0
    5000356                              O            03/01/33
    0


    8464331          E82/G02             F           81,300.00         ZZ
                                         360         81,300.00          1
                                       6.125            493.99         36
                                       5.875            493.99
    PALM BEACH GARD  FL   33410          2            02/20/03         00
    0400770632                           03           04/01/03          0
    0400770632                           O            03/01/33
    0


    8464583          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          3
                                       6.375            673.78         80
                                       6.125            673.78
    NEW HAVEN        CT   06513          1            02/21/03         00
    0415654367                           05           04/01/03          0
    0415654367                           N            03/01/33
    0


    8464591          E22/G02             F          131,200.00         ZZ
                                         360        131,200.00          1
                                       6.000            786.61         80
                                       5.750            786.61
    SALT LAKE CITY   UT   84119          1            02/21/03         00
    0415761212                           05           04/01/03          0
    0415761212                           O            03/01/33
    0


    8464599          E22/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
                                       6.000            749.44         33
                                       5.750            749.44
    GARDNERVILLE     NV   89410          5            02/14/03         00
    0415829977                           05           04/01/03          0
1


    0415829977                           O            03/01/33
    0


    8464611          E22/G02             F          154,000.00         ZZ
                                         360        154,000.00          1
                                       6.500            973.38         91
                                       6.250            973.38
    DECLO            ID   83323          5            02/11/03         04
    0415894872                           05           04/01/03         30
    0415894872                           O            03/01/33
    0


    8464619          E22/G02             F          118,000.00         ZZ
                                         360        118,000.00          1
                                       6.500            745.84         80
                                       6.250            745.84
    SPRING           TX   77381          5            02/13/03         00
    0415921725                           03           04/01/03          0
    0415921725                           O            03/01/33
    0


    8464621          E22/G02             F          254,032.00         ZZ
                                         360        254,032.00          1
                                       7.000          1,690.08         93
                                       6.750          1,690.08
    IRVING           TX   75063          2            02/17/03         01
    0415933159                           03           04/01/03         30
    0415933159                           O            03/01/33
    0


    8464641          E22/G02             F          249,275.00         ZZ
                                         360        249,275.00          1
                                       7.375          1,721.68         90
                                       7.125          1,721.68
    FLOWER MOUND     TX   75028          2            02/14/03         01
    0415992320                           03           04/01/03         30
    0415992320                           O            03/01/33
    0


    8464731          E22/G02             F          552,000.00         ZZ
                                         360        552,000.00          1
                                       6.125          3,354.01         80
                                       5.875          3,354.01
    DANVILLE         CA   94526          1            02/12/03         00
    0416066850                           05           04/01/03          0
    0416066850                           O            03/01/33
    0


1


    8464743          E22/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       6.125            972.18         76
                                       5.875            972.18
    PICO RIVERA      CA   90660          5            02/14/03         00
    0416080141                           05           04/01/03          0
    0416080141                           O            03/01/33
    0


    8464745          E22/G02             F           60,000.00         ZZ
                                         240         60,000.00          1
                                       6.250            438.56         80
                                       6.000            438.56
    MEMPHIS          TN   38111          5            02/17/03         00
    0416085140                           05           04/01/03          0
    0416085140                           O            03/01/23
    0


    8464763          E22/G02             F          104,025.00         ZZ
                                         360        104,025.00          3
                                       6.125            632.07         95
                                       5.875            632.07
    SPOKANE          WA   99207          1            02/18/03         04
    0416122646                           05           04/01/03         30
    0416122646                           O            03/01/33
    0


    8464937          S11/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       6.625          1,024.50         66
                                       6.375          1,024.50
    MURRIETA         CA   92563          5            02/11/03         00
    0435440722                           05           04/01/03          0
    10321226                             O            03/01/33
    0


    8465133          T44/G02             F           69,300.00         ZZ
                                         360         69,300.00          2
                                       7.375            478.64         90
                                       7.125            478.64
    AKRON            OH   44306          1            02/05/03         01
    0435430749                           05           04/01/03         25
    1066864                              O            03/01/33
    0


    8465181          S11/G02             F          199,000.00         ZZ
                                         360        199,000.00          1
                                       6.250          1,225.28         74
                                       6.000          1,225.28
1


    SAN JUAN CAPIST  CA   92675          5            02/05/03         00
    0435436407                           09           04/01/03          0
    10209983                             O            03/01/33
    0


    8465253          356/356             F          600,000.00         ZZ
                                         360        600,000.00          1
                                       6.625          3,841.87         75
                                       6.375          3,841.87
    MILLBRAE         CA   94030          5            01/28/03         00
    28981256                             05           04/01/03          0
    28981256                             O            03/01/33
    0


    8465379          U05/G02             F          191,000.00         TX
                                         360        191,000.00          1
                                       6.375          1,191.59         78
                                       6.125          1,191.59
    MONTGOMERY       TX   77316          5            02/10/03         00
    0435429600                           03           04/01/03          0
    3308010                              O            03/01/33
    0


    8465525          964/G02             F          132,000.00         ZZ
                                         360        131,862.18          1
                                       5.750            770.32         56
                                       5.500            770.32
    PASO ROBLES      CA   93446          1            01/30/03         00
    0435440458                           01           03/01/03          0
    274057                               O            02/01/33
    0


    8465531          964/G02             F          110,000.00         ZZ
                                         360        109,900.55          1
                                       6.500            695.28         80
                                       6.250            695.28
    CORVALLIS        OR   97333          5            01/24/03         00
    0435433966                           05           03/01/03          0
    286709                               O            02/01/33
    0


    8465533          964/G02             F          154,000.00         ZZ
                                         360        154,000.00          1
                                       5.750            898.70         53
                                       5.500            898.70
    LINDON           UT   84042          2            01/31/03         00
    0435436456                           05           04/01/03          0
    313887                               O            03/01/33
    0
1




    8465545          964/G02             F          229,200.00         ZZ
                                         360        228,992.80          1
                                       6.500          1,448.70         80
                                       6.250          1,448.70
    FULLERTON        CA   92831          1            01/17/03         00
    0435439989                           05           03/01/03          0
    324674                               O            02/01/33
    0


    8465547          964/G02             F          119,200.00         ZZ
                                         360        119,200.00          1
                                       6.875            783.06         80
                                       6.625            783.06
    PORTLAND         OR   97220          5            02/06/03         00
    0435430285                           05           04/01/03          0
    336970                               O            03/01/33
    0


    8465551          964/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.750            700.49         80
                                       6.500            700.49
    GALVESTON        TX   77551          1            02/03/03         00
    0435432232                           05           04/01/03          0
    340008                               O            03/01/33
    0


    8465561          964/G02             F          208,300.00         ZZ
                                         360        208,077.32          1
                                       5.625          1,199.09         58
                                       5.375          1,199.09
    SIMI VALLEY      CA   93065          2            01/29/03         00
    0435437934                           05           03/01/03          0
    329162                               O            02/01/33
    0


    8465577          964/G02             F          192,000.00         ZZ
                                         360        191,830.60          1
                                       6.625          1,229.40         80
                                       6.375          1,229.40
    COLTON           OR   97017          2            01/27/03         00
    0435433701                           05           03/01/03          0
    339331                               O            02/01/33
    0


    8465581          964/G02             F          159,000.00         T
                                         360        158,849.13          1
1


                                       6.250            978.99         33
                                       6.000            978.99
    DOWNEY           CA   90240          5            01/28/03         00
    0435440219                           05           03/01/03          0
    335273                               O            02/01/33
    0


    8465593          964/G02             F          293,300.00         ZZ
                                         360        293,000.97          1
                                       5.875          1,734.98         55
                                       5.625          1,734.98
    HUNTINGTON BEAC  CA   92648          5            01/27/03         00
    0435439484                           05           03/01/03          0
    337888                               O            02/01/33
    0


    8465599          964/G02             F          141,500.00         ZZ
                                         360        141,365.74          1
                                       6.250            871.24         85
                                       6.000            871.24
    COLORADO SPRING  CO   80918          2            01/31/03         04
    0435439708                           05           03/01/03         12
    338794                               O            02/01/33
    0


    8465607          964/G02             F          109,050.00         ZZ
                                         360        108,956.11          1
                                       6.750            707.30         72
                                       6.500            707.30
    AUSTIN           TX   78729          2            01/27/03         00
    0435430384                           05           03/01/03          0
    334016                               O            02/01/33
    0


    8465611          964/G02             F          206,000.00         ZZ
                                         360        205,809.21          1
                                       6.375          1,285.17         64
                                       6.125          1,285.17
    SAN LEANDRO      CA   94577          2            01/23/03         00
    0435439914                           05           03/01/03          0
    326014                               O            02/01/33
    0


    8465617          964/G02             F          298,000.00         ZZ
                                         360        298,000.00          1
                                       5.875          1,762.78         59
                                       5.625          1,762.78
    DALY CITY        CA   94015          2            01/29/03         00
    0435440110                           05           04/01/03          0
1


    328694                               O            03/01/33
    0


    8465629          964/G02             F          235,000.00         ZZ
                                         360        234,374.56          1
                                       6.625          1,504.73         78
                                       6.375          1,504.73
    GOLD RIVER       CA   95670          2            11/20/02         00
    0435436514                           05           01/01/03          0
    263559                               O            12/01/32
    0


    8465641          964/G02             F           84,000.00         ZZ
                                         360         83,927.68          1
                                       6.750            544.82         80
                                       6.500            544.82
    PORTLAND         OR   97266          1            01/27/03         00
    0435430947                           05           03/01/03          0
    344279                               N            02/01/33
    0


    8465643          964/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.250          2,462.87         75
                                       6.000          2,462.87
    DOVE CANYON (AR  CA   92679          5            02/04/03         00
    0435439302                           03           04/01/03          0
    332134                               O            03/01/33
    0


    8465647          964/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
                                       6.250          1,200.65         80
                                       6.000          1,200.65
    DAMMERON VALLEY  UT   84782          5            02/03/03         00
    0435440912                           05           04/01/03          0
    316486                               O            03/01/33
    0


    8465651          964/G02             F          369,600.00         ZZ
                                         360        369,600.00          1
                                       6.500          2,336.12         70
                                       6.250          2,336.12
    EL CAJON         CA   92020          5            01/31/03         00
    0435439567                           05           04/01/03          0
    299327                               O            03/01/33
    0


1


    8465655          964/G02             F          101,250.00         ZZ
                                         360        101,075.15          1
                                       6.750            656.71         75
                                       6.500            656.71
    PORTLAND         OR   97217          5            12/04/02         00
    0435435052                           05           02/01/03          0
    299271                               N            01/01/33
    0


    8465659          964/G02             F           58,000.00         ZZ
                                         360         58,000.00          3
                                       6.750            376.19         64
                                       6.500            376.19
    IDAHO FALLS      ID   83402          2            02/03/03         00
    0435439948                           05           04/01/03          0
    322723                               N            03/01/33
    0


    8465663          964/G02             F          115,000.00         ZZ
                                         360        115,000.00          1
                                       6.875            755.47         19
                                       6.625            755.47
    SANTA CLARA      CA   95051          2            01/30/03         00
    0435441233                           03           04/01/03          0
    334966                               N            03/01/33
    0


    8465779          M18/G02             F          504,000.00         ZZ
                                         360        504,000.00          3
                                       7.500          3,524.04         90
                                       7.250          3,524.04
    COSTA MESA       CA   92627          1            02/03/03         11
    0435483177                           05           04/01/03         25
    980102296                            O            03/01/33
    0


    8465781          455/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       6.750            467.00         78
                                       6.500            467.00
    BUFORD           GA   30518          2            02/19/03         00
    0435432240                           05           04/01/03          0
    09001795                             N            03/01/33
    0


    8465813          455/G02             F           76,800.00         ZZ
                                         360         76,800.00          1
                                       7.000            510.96         80
                                       6.750            510.96
1


    DOUGLASVILLE     GA   30134          5            02/19/03         00
    0435432554                           05           04/01/03          0
    09001796                             N            03/01/33
    0


    8465819          B23/G02             F          197,381.00         ZZ
                                         360        197,381.00          1
                                       6.250          1,215.31         47
                                       6.000          1,215.31
    YUCAIPA          CA   92399          2            02/12/03         00
    0435435862                           05           04/01/03          0
    80000161                             O            03/01/33
    0


    8465835          P59/G02             F           54,500.00         ZZ
                                         360         54,401.19          1
                                       6.500            344.48         53
                                       6.250            344.48
    LANCASTER        CA   93534          2            12/23/02         00
    0435431374                           05           02/01/03          0
    AT005103                             N            01/01/33
    0


    8465855          G34/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       6.750            466.99         50
                                       6.500            466.99
    LAS VEGAS        NV   89108          2            02/20/03         00
    0435432711                           05           04/01/03          0
    77303013                             N            03/01/33
    0


    8465857          420/G02             F          440,000.00         ZZ
                                         360        440,000.00          1
                                       6.000          2,638.02         69
                                       5.750          2,638.02
    SONOMA           CA   95476          2            02/11/03         00
    0435429477                           05           04/01/03          0
    73000084                             O            03/01/33
    0


    8465861          L76/G02             F          284,500.00         ZZ
                                         360        284,500.00          1
                                       5.750          1,660.26         60
                                       5.500          1,660.26
    HOLLAND          MI   49423          2            02/18/03         00
    0435429667                           05           04/01/03          0
    991653                               O            03/01/33
    0
1




    8465867          A06/G02             F          142,400.00         ZZ
                                         360        142,400.00          1
                                       6.500            900.07         95
                                       6.250            900.07
    CLINTON TOWNSHI  MI   48035          1            02/18/03         11
    0435450135                           05           04/01/03         30
    5000020235703                        O            03/01/33
    0


    8465925          G27/G02             F          237,000.00         ZZ
                                         360        235,456.31          1
                                       6.750          1,537.18         90
                                       6.500          1,537.18
    LOS ANGELES      CA   90038          2            11/21/02         14
    0435429626                           05           01/01/03         25
    20002674                             O            12/01/32
    0


    8465971          944/G02             F          193,500.00         ZZ
                                         360        193,500.00          4
                                       6.000          1,160.14         90
                                       5.750          1,160.14
    TACOMA           WA   98404          2            02/12/03         04
    0435431242                           05           04/01/03         25
    W02034942                            N            03/01/33
    0


    8466047          X82/G02             F          164,000.00         ZZ
                                         360        164,000.00          1
                                       6.750          1,063.70         80
                                       6.500          1,063.70
    HERNDON          VA   20171          1            02/21/03         00
    0435429493                           09           04/01/03          0
    850861                               O            03/01/33
    0


    8466097          L20/G02             F          118,000.00         ZZ
                                         360        118,000.00          1
                                       6.125            716.98         43
                                       5.875            716.98
    EL SOBRANTE      CA   94803          2            02/06/03         00
    0435431457                           05           04/01/03          0
    1141070001                           O            03/01/33
    0


    8466101          L21/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
1


                                       6.625            870.83         80
                                       6.375            870.83
    CASSADAGA        NY   14718          5            02/07/03         00
    0435447131                           05           04/01/03          0
    70302733                             O            03/01/33
    0


    8466115          X31/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
                                       7.500            874.02         49
                                       7.250            874.02
    EUGENE           OR   97405          5            02/12/03         00
    0435451141                           05           04/01/03          0
    59000314                             N            03/01/33
    0


    8466257          Q30/G02             F          117,000.00         ZZ
                                         360        117,000.00          1
                                       6.625            749.17         85
                                       6.375            749.17
    MOUNTAIN TOP     PA   18707          5            02/10/03         12
    0435430327                           05           04/01/03         12
    21020524                             O            03/01/33
    0


    8466775          E82/G02             F          162,400.00         ZZ
                                         360        162,400.00          1
                                       6.250            999.92         80
                                       6.000            999.92
    THOMASVILLE      NC   27360          2            02/20/03         00
    0400782256                           05           04/01/03          0
    5041661                              O            03/01/33
    0


    8466777          E82/G02             F           73,300.00         ZZ
                                         360         73,300.00          3
                                       6.750            475.42         65
                                       6.500            475.42
    LAKE WORTH       FL   33461          2            02/14/03         00
    0400754594                           05           04/01/03          0
    1576342                              N            03/01/33
    0


    8466815          E82/G02             F           82,000.00         ZZ
                                         360         82,000.00          1
                                       6.500            518.30         59
                                       6.250            518.30
    DUNEDIN          FL   34698          2            02/21/03         00
    0400774220                           05           04/01/03          0
1


    3565690                              N            03/01/33
    0


    8466831          E82/G02             F          109,000.00         ZZ
                                         360        109,000.00          1
                                       6.250            671.13         39
                                       6.000            671.13
    VALLEJO          CA   94589          2            02/18/03         00
    0400771242                           05           04/01/03          0
    1711455                              O            03/01/33
    0


    8466837          E82/G02             F           56,900.00         ZZ
                                         360         56,900.00          2
                                       7.000            378.56         59
                                       6.750            378.56
    GRETNA           LA   70053          2            02/20/03         00
    0400771879                           05           04/01/03          0
    1761239                              N            03/01/33
    0


    8466843          E82/G02             F          112,000.00         ZZ
                                         360        112,000.00          2
                                       6.875            735.76         80
                                       6.625            735.76
    CHEEKTOWAGA      NY   14227          5            02/21/03         00
    0400757266                           05           04/01/03          0
    0400757266                           O            03/01/33
    0


    8467047          E22/G02             F          438,700.00         ZZ
                                         360        438,700.00          1
                                       5.875          2,595.08         75
                                       5.625          2,595.08
    SACRAMENTO       CA   95819          5            02/13/03         00
    0416200293                           05           04/01/03          0
    0416200293                           O            03/01/33
    0


    8467071          E22/G02             F          544,000.00         ZZ
                                         360        544,000.00          1
                                       6.125          3,305.40         80
                                       5.875          3,305.40
    LAFAYETTE        CA   94549          1            02/19/03         00
    0416091320                           05           04/01/03          0
    0416091320                           O            03/01/33
    0


1


    8467073          E22/G02             F          182,750.00         ZZ
                                         360        182,750.00          1
                                       6.625          1,170.17         85
                                       6.375          1,170.17
    GOODLETTSVILLE   TN   37072          5            02/14/03         01
    0416092708                           05           04/01/03         12
    0416092708                           O            03/01/33
    0


    8467081          E22/G02             F          130,500.00         ZZ
                                         360        130,500.00          1
                                       6.500            824.85         80
                                       6.250            824.85
    PHILADELPHIA     PA   19128          5            02/19/03         00
    0416099620                           07           04/01/03          0
    0416099620                           O            03/01/33
    0


    8467097          E22/G02             F          182,700.00         ZZ
                                         360        182,700.00          1
                                       6.625          1,169.85         70
                                       6.375          1,169.85
    BATTLE GROUND    WA   98604          5            02/13/03         00
    0416109692                           05           04/01/03          0
    0416109692                           O            03/01/33
    0


    8467137          E22/G02             F          175,000.00         ZZ
                                         360        175,000.00          2
                                       7.250          1,193.81         32
                                       7.000          1,193.81
    SOMERVILLE       MA   02144          5            02/24/03         00
    0415799394                           05           04/01/03          0
    0415799394                           N            03/01/33
    0


    8467181          E22/G02             F          426,000.00         ZZ
                                         360        426,000.00          1
                                       6.125          2,588.42         66
                                       5.875          2,588.42
    MIDDLETOWN       MD   21769          2            02/19/03         00
    0415874130                           05           04/01/03          0
    0415874130                           O            03/01/33
    0


    8467187          E22/G02             F          117,000.00         ZZ
                                         360        117,000.00          4
                                       7.750            838.20         90
                                       7.500            838.20
1


    NEW ORLEANS      LA   70129          2            02/24/03         01
    0415885227                           05           04/01/03         25
    0415885227                           N            03/01/33
    0


    8467217          E22/G02             F           64,300.00         ZZ
                                         360         64,300.00          1
                                       6.500            406.42         74
                                       6.250            406.42
    OMAHA            NE   68105          2            02/24/03         00
    0415920396                           01           04/01/03          0
    0415920396                           N            03/01/33
    0


    8467219          E22/G02             F          229,500.00         ZZ
                                         360        229,500.00          1
                                       6.375          1,431.78         85
                                       6.125          1,431.78
    CHICAGO          IL   60634          2            02/19/03         04
    0415921113                           05           04/01/03         12
    0415921113                           O            03/01/33
    0


    8467225          E22/G02             F          192,500.00         ZZ
                                         360        192,500.00          1
                                       6.250          1,185.26         70
                                       6.000          1,185.26
    SPRINGFIELD      MO   65803          5            02/18/03         00
    0415927656                           05           04/01/03          0
    0415927656                           O            03/01/33
    0


    8467235          E22/G02             F           81,000.00         ZZ
                                         240         81,000.00          1
                                       6.250            592.05         45
                                       6.000            592.05
    HACKETTSTOWN     NJ   07840          5            02/18/03         00
    0415936459                           05           04/01/03          0
    0415936459                           O            03/01/23
    0


    8467239          E22/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       6.000            959.28         80
                                       5.750            959.28
    TACOMA           WA   98406          5            02/13/03         00
    0415951243                           05           04/01/03          0
    0415951243                           O            03/01/33
    0
1




    8467243          E22/G02             F          238,140.00         T
                                         360        238,140.00          1
                                       7.125          1,604.39         70
                                       6.875          1,604.39
    BIG SKY          MT   59716          1            02/24/03         00
    0415951805                           22           04/01/03          0
    0415951805                           O            03/01/33
    0


    8467277          E22/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
                                       6.500          1,422.15         89
                                       6.250          1,422.15
    THE COLONY       TX   75056          2            02/18/03         01
    0415980655                           03           04/01/03         25
    0415980655                           O            03/01/33
    0


    8467281          E22/G02             F           23,750.00         ZZ
                                         360         23,750.00          1
                                       7.250            162.02         95
                                       7.000            162.02
    HOUSTON          TX   77091          1            02/21/03         01
    0415985795                           01           04/01/03         30
    0415985795                           O            03/01/33
    0


    8467301          E22/G02             F          142,500.00         ZZ
                                         240        142,500.00          1
                                       7.750          1,169.85         95
                                       7.500          1,169.85
    COMMERCE CITY    CO   80022          5            02/19/03         01
    0416009934                           05           04/01/03         30
    0416009934                           O            03/01/23
    0


    8467311          E22/G02             F           81,400.00         ZZ
                                         360         81,400.00          1
                                       6.625            521.21         79
                                       6.375            521.21
    WARRENSVILLE HE  OH   44128          2            02/19/03         00
    0416018893                           05           04/01/03          0
    0416018893                           O            03/01/33
    0


    8467313          E22/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
1


                                       6.125            947.87         85
                                       5.875            947.87
    LISLE            IL   60532          2            02/19/03         04
    0416022101                           05           04/01/03         12
    0416022101                           O            03/01/33
    0


    8467325          E22/G02             F          204,000.00         ZZ
                                         360        204,000.00          1
                                       6.375          1,272.69         79
                                       6.125          1,272.69
    WHITING          NJ   08759          5            02/19/03         00
    0416066413                           05           04/01/03          0
    0416066413                           O            03/01/33
    0


    8467327          E22/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
                                       6.625            947.66         80
                                       6.375            947.66
    HOUSTON          TX   77023          2            02/18/03         00
    0416040269                           05           04/01/03          0
    0416040269                           O            03/01/33
    0


    8467353          E22/G02             F          124,800.00         ZZ
                                         360        124,800.00          1
                                       6.125            758.30         80
                                       5.875            758.30
    FRISCO           TX   75035          5            02/18/03         00
    0416058329                           03           04/01/03          0
    0416058329                           O            03/01/33
    0


    8467367          E22/G02             F        1,000,000.00         ZZ
                                         360      1,000,000.00          1
                                       6.125          6,076.11         53
                                       5.875          6,076.11
    LOVELAND         CO   80537          2            02/18/03         00
    0416065001                           05           04/01/03          0
    0416065001                           O            03/01/33
    0


    8467369          E22/G02             F           55,000.00         ZZ
                                         360         55,000.00          1
                                       6.500            347.64         59
                                       6.250            347.64
    PUEBLO           CO   81004          2            02/21/03         00
    0416067247                           05           04/01/03          0
1


    0416067247                           N            03/01/33
    0


    8467385          E22/G02             F          531,750.00         ZZ
                                         360        531,750.00          1
                                       6.125          3,230.97         75
                                       5.875          3,230.97
    ESTES PARK       CO   80517          5            02/18/03         00
    0416134450                           03           04/01/03          0
    0416134450                           O            03/01/33
    0


    8467391          E22/G02             F          106,000.00         ZZ
                                         360        106,000.00          1
                                       6.500            669.99         65
                                       6.250            669.99
    COLORADO SPRING  CO   80909          2            02/24/03         00
    0416139541                           05           04/01/03          0
    0416139541                           N            03/01/33
    0


    8467411          E22/G02             F          188,600.00         ZZ
                                         360        188,600.00          1
                                       7.250          1,286.58         92
                                       7.000          1,286.58
    FERNDALE         MI   48220          1            02/24/03         01
    0416165678                           05           04/01/03         30
    0416165678                           O            03/01/33
    0


    8467417          E22/G02             F          351,200.00         ZZ
                                         360        351,200.00          3
                                       6.250          2,162.40         80
                                       6.000          2,162.40
    LYNN             MA   01905          5            02/19/03         00
    0416069755                           05           04/01/03          0
    0416069755                           O            03/01/33
    0


    8467435          E22/G02             F           94,400.00         ZZ
                                         360         94,400.00          1
                                       7.500            660.06         80
                                       7.250            660.06
    PEACHTREE CITY   GA   30269          2            02/24/03         00
    0416080067                           05           04/01/03          0
    0416080067                           N            03/01/33
    0


1


    8467445          E22/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
                                       6.250            911.26         80
                                       6.000            911.26
    (L.A.) TUJUNGA   CA   91042          5            02/11/03         00
    0416083558                           01           04/01/03          0
    0416083558                           O            03/01/33
    0


    8467491          313/G02             F          113,700.00         ZZ
                                         360        113,700.00          1
                                       6.625            728.04         71
                                       6.375            728.04
    PAYSON           AZ   85547          2            02/14/03         00
    0435431903                           05           04/01/03          0
    0009310178                           N            03/01/33
    0


    8467655          K15/G02             F          195,300.00         ZZ
                                         360        195,143.82          1
                                       7.125          1,315.77         90
                                       6.875          1,315.77
    ELMONT           NY   11003          5            01/27/03         41
    0435433354                           05           03/01/03         25
    021205510348                         O            02/01/33
    0


    8467667          X64/G02             F          238,000.00         ZZ
                                         360        238,000.00          1
                                       6.500          1,504.32         85
                                       6.250          1,504.32
    RIVERSIDE        IL   60622          2            02/04/03         11
    0435446257                           05           04/01/03         12
    2301                                 O            03/01/33
    0


    8467677          U05/G02             F          152,000.00         ZZ
                                         360        152,000.00          4
                                       7.250          1,036.91         95
                                       7.000          1,036.91
    WASHINGTON       DC   20020          1            02/14/03         04
    0435478706                           05           04/01/03         30
    3312518                              O            03/01/33
    0


    8467753          952/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.000          1,199.10         72
                                       5.750          1,199.10
1


    LEVITTOWN        NY   11756          5            02/13/03         00
    0435430954                           05           04/01/03          0
    00620296                             O            03/01/33
    0


    8467775          825/G02             F          168,500.00         ZZ
                                         360        168,500.00          1
                                       6.125          1,023.82         53
                                       5.875          1,023.82
    TRACY            CA   95376          5            02/12/03         00
    0435437710                           05           04/01/03          0
    50861                                O            03/01/33
    0


    8467821          T44/G02             F          158,400.00         ZZ
                                         360        158,400.00          1
                                       6.000            949.69         80
                                       5.750            949.69
    EL DORADO HILLS  CA   95762          2            02/06/03         00
    0435436381                           03           04/01/03          0
    1066420                              N            03/01/33
    0


    8467829          E47/G02             F          268,000.00         ZZ
                                         360        268,000.00          1
                                       6.250          1,650.12         80
                                       6.000          1,650.12
    TRACY            CA   95377          1            02/04/03         00
    0435430897                           05           04/01/03          0
    7359520018                           O            03/01/33
    0


    8467953          X89/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       6.250          3,078.59         80
                                       6.000          3,078.59
    LAS VEGAS        NV   89135          5            02/08/03         00
    0435431069                           03           04/01/03          0
    1010241425                           O            03/01/33
    0


    8467973          U05/G02             F          206,000.00         ZZ
                                         360        206,000.00          1
                                       6.250          1,268.38         92
                                       6.000          1,268.38
    LONGMONT         CO   80504          5            02/10/03         10
    0435430939                           03           04/01/03         30
    3312792                              O            03/01/33
    0
1




    8468131          X91/G02             F          217,500.00         ZZ
                                         360        217,500.00          1
                                       5.875          1,286.59         75
                                       5.625          1,286.59
    PEARL CITY       HI   96782          1            02/10/03         00
    0435431044                           05           04/01/03          0
    803867                               O            03/01/33
    0


    8470371          A06/G02             F           62,400.00         ZZ
                                         360         62,400.00          1
                                       6.500            394.42         80
                                       6.250            394.42
    DETROIT          MI   48235          2            02/24/03         00
    0435441480                           05           04/01/03          0
    0020300731                           N            03/01/33
    0


    8470931          X80/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
                                       6.250            886.63         73
                                       6.000            886.63
    LONG BEACH       CA   90810          5            02/06/03         00
    0435452347                           05           04/01/03          0
    1410107211                           O            03/01/33
    0


    8472251          B39/G02             F          261,200.00         ZZ
                                         360        261,200.00          1
                                       6.375          1,629.55         80
                                       6.125          1,629.55
    WOODBURY         MN   55125          2            02/17/03         00
    0435448915                           05           04/01/03          0
    20030414                             O            03/01/33
    0


    8472533          M27/G02             F          236,400.00         ZZ
                                         360        236,400.00          1
                                       6.875          1,552.98         80
                                       6.625          1,552.98
    WILMINGTON       NC   28409          5            02/18/03         00
    0435471339                           05           04/01/03          0
    600884013                            O            03/01/33
    0


    8472623          M27/G02             F          380,200.00         ZZ
                                         360        380,200.00          1
1


                                       6.125          2,310.14         75
                                       5.875          2,310.14
    WILMINGTON       NC   28409          5            02/19/03         00
    0435450150                           05           04/01/03          0
    0100025212                           O            03/01/33
    0


    8472657          E82/G02             F          221,400.00         ZZ
                                         360        221,400.00          1
                                       6.250          1,363.20         76
                                       6.000          1,363.20
    LOS ANGELES      CA   90043          2            02/20/03         00
    0400783825                           05           04/01/03          0
    6264700                              O            03/01/33
    0


    8472675          E82/G02             F           54,200.00         ZZ
                                         360         54,200.00          1
                                       6.375            338.14         83
                                       6.125            338.14
    HOUSTON          TX   77025          2            02/21/03         04
    0400779971                           01           04/01/03         12
    1953950                              O            03/01/33
    0


    8472943          H81/G02             F          187,200.00         ZZ
                                         360        187,200.00          1
                                       7.250          1,277.03         90
                                       7.000          1,277.03
    OCONOMOWOC       WI   53066          1            02/21/03         10
    0435437181                           05           04/01/03         25
    WH17585                              O            03/01/33
    0


    8472945          975/G02             F          144,200.00         ZZ
                                         360        144,200.00          1
                                       6.250            887.86         70
                                       6.000            887.86
    ANTELOPE AREA    CA   92843          5            02/03/03         00
    0435436654                           05           04/01/03          0
    2025880                              O            03/01/33
    0


    8472973          E57/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.625          1,152.56         90
                                       6.375          1,152.56
    BAKERSFIELD      CA   93308          5            02/13/03         04
    0435434139                           05           04/01/03         25
1


    06013596                             O            03/01/33
    0


    8473019          F89/G02             F          184,500.00         ZZ
                                         360        184,500.00          1
                                       6.125          1,121.04         71
                                       5.875          1,121.04
    FONTANA          CA   92336          2            02/12/03         00
    0435448089                           05           04/01/03          0
    27000                                O            03/01/33
    0


    8473021          940/G02             F          150,600.00         ZZ
                                         360        150,600.00          1
                                       6.250            927.27         76
                                       6.000            927.27
    APPLE VALLEY     CA   92307          2            02/14/03         00
    0435433198                           05           04/01/03          0
    65020666                             O            03/01/33
    0


    8473025          W40/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.500            758.48         80
                                       6.250            758.48
    DEARBORN         MI   48124          5            02/18/03         00
    0435458401                           05           04/01/03          0
    101018125                            O            03/01/33
    0


    8473029          M27/G02             F          203,000.00         ZZ
                                         360        203,000.00          1
                                       6.125          1,233.45         63
                                       5.875          1,233.45
    WILMINGTON       NC   28412          2            02/18/03         00
    0435447925                           05           04/01/03          0
    100025256                            O            03/01/33
    0


    8473033          S27/G02             F          164,500.00         T
                                         360        164,500.00          1
                                       6.500          1,039.75         70
                                       6.250          1,039.75
    SEVIERVILLE      TN   37863          1            02/14/03         00
    0435432679                           05           04/01/03          0
    1900001742                           O            03/01/33
    0


1


    8473091          S27/G02             F           63,750.00         ZZ
                                         360         63,750.00          1
                                       7.125            429.50         75
                                       6.875            429.50
    ORLANDO          FL   32811          5            02/19/03         00
    0435440243                           05           04/01/03          0
    1300001063                           N            03/01/33
    0


    8473127          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       7.750            515.82         95
                                       7.500            515.82
    MORRISTOWN       TN   37814          5            02/20/03         04
    0415918408                           05           04/01/03         30
    0415918408                           O            03/01/33
    0


    8473133          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.500          1,137.72         90
                                       6.250          1,137.72
    OAK RIDGE        NJ   07438          1            02/25/03         01
    0415938182                           05           04/01/03         25
    0415938182                           N            03/01/33
    0


    8473141          E22/G02             F          537,000.00         ZZ
                                         360        537,000.00          1
                                       6.375          3,350.18         55
                                       6.125          3,350.18
    SONOMA           CA   95476          5            01/29/03         00
    0415967405                           05           04/01/03          0
    0415967405                           O            03/01/33
    0


    8473149          E22/G02             F          110,700.00         ZZ
                                         360        110,700.00          1
                                       6.625            708.82         90
                                       6.375            708.82
    FAIRHOPE         AL   36532          5            02/20/03         10
    0415977842                           05           04/01/03         25
    0415977842                           O            03/01/33
    0


    8473213          E22/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
                                       6.875          2,119.91         79
                                       6.625          2,119.91
1


    LAKE IN THE HIL  IL   60156          5            02/20/03         00
    0416039709                           05           04/01/03          0
    0416039709                           O            03/01/33
    0


    8473223          E22/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
                                       6.250          1,693.22         41
                                       6.000          1,693.22
    SAN DIEGO        CA   92107          5            02/18/03         00
    0416041069                           05           04/01/03          0
    0416041069                           O            03/01/33
    0


    8473231          E22/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
                                       7.750            601.79         80
                                       7.500            601.79
    MT CLEMENS       MI   48043          5            02/25/03         00
    0416043149                           05           04/01/03          0
    0416043149                           N            03/01/33
    0


    8473239          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.125            607.61         68
                                       5.875            607.61
    ORLAND PARK      IL   60462          5            02/20/03         00
    0416045862                           01           04/01/03          0
    0416045862                           O            03/01/33
    0


    8473245          E22/G02             F          209,600.00         ZZ
                                         360        209,600.00          1
                                       6.375          1,307.63         90
                                       6.125          1,307.63
    BROOKINGS        OR   97415          1            02/11/03         04
    0416046936                           03           04/01/03         25
    0416046936                           N            03/01/33
    0


    8473257          E22/G02             F          432,000.00         ZZ
                                         360        432,000.00          1
                                       6.125          2,624.88         80
                                       5.875          2,624.88
    SOUTH RIDING     VA   20152          5            02/20/03         00
    0416058196                           05           04/01/03          0
    0416058196                           O            03/01/33
    0
1




    8473261          E22/G02             F           90,900.00         ZZ
                                         360         90,900.00          1
                                       6.625            582.04         90
                                       6.375            582.04
    MADISON          AL   35758          1            02/25/03         04
    0416060309                           05           04/01/03         25
    0416060309                           N            03/01/33
    0


    8473265          E22/G02             F          102,600.00         ZZ
                                         360        102,600.00          4
                                       6.625            656.96         90
                                       6.375            656.96
    MADISON          AL   35758          1            02/25/03         04
    0416060689                           05           04/01/03         25
    0416060689                           N            03/01/33
    0


    8473285          E22/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
                                       6.250            837.38         80
                                       6.000            837.38
    GRESHAM          OR   97030          5            02/18/03         00
    0416071348                           05           04/01/03          0
    0416071348                           O            03/01/33
    0


    8473293          E22/G02             F          115,000.00         ZZ
                                         360        115,000.00          1
                                       6.875            755.47         80
                                       6.625            755.47
    CARPENTERSVILLE  IL   60110          2            02/20/03         00
    0416143345                           05           04/01/03          0
    0416143345                           O            03/01/33
    0


    8473323          E22/G02             F          580,000.00         ZZ
                                         360        580,000.00          1
                                       6.125          3,524.14         72
                                       5.875          3,524.14
    SAN JOSE         CA   95126          5            02/17/03         00
    0416158558                           05           04/01/03          0
    0416158558                           O            03/01/33
    0


    8473333          E22/G02             F          538,000.00         ZZ
                                         360        538,000.00          1
1


                                       6.000          3,225.58         65
                                       5.750          3,225.58
    FOSTER CITY      CA   94404          5            02/12/03         00
    0416163970                           05           04/01/03          0
    0416163970                           O            03/01/33
    0


    8473335          E22/G02             F          144,400.00         ZZ
                                         360        144,400.00          1
                                       6.125            877.39         71
                                       5.875            877.39
    CASTLE ROCK      CO   80104          1            02/25/03         00
    0416164234                           03           04/01/03          0
    0416164234                           O            03/01/33
    0


    8473339          E22/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
                                       6.125          1,184.84         56
                                       5.875          1,184.84
    SUMMERLAND KEY   FL   33042          5            02/20/03         00
    0416165439                           05           04/01/03          0
    0416165439                           O            03/01/33
    0


    8473397          E22/G02             F          282,000.00         ZZ
                                         360        282,000.00          1
                                       5.875          1,668.14         69
                                       5.625          1,668.14
    PLEASANT HILL    CA   94523          5            02/14/03         00
    0416206852                           05           04/01/03          0
    0416206852                           O            03/01/33
    0


    8473431          E22/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       6.875          1,366.41         80
                                       6.625          1,366.41
    SANTA MARIA      CA   93458          5            02/14/03         00
    0415717630                           03           04/01/03          0
    0415717636                           O            03/01/33
    0


    8473449          E22/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       5.875            757.17         80
                                       5.625            757.17
    PLANTATION       FL   33324          5            02/07/03         00
    0415867860                           01           04/01/03          0
1


    0415867860                           O            03/01/33
    0


    8473535          E22/G02             F          128,820.00         ZZ
                                         360        128,820.00          1
                                       6.750            835.52         95
                                       6.500            835.52
    CINCINNATI       OH   45238          1            02/25/03         04
    0416075943                           05           04/01/03         30
    0416075943                           O            03/01/33
    0


    8473549          E22/G02             F           99,000.00         ZZ
                                         360         99,000.00          1
                                       7.000            658.65         94
                                       6.750            658.65
    MONTGOMERY       AL   36109          5            02/20/03         04
    0416107464                           05           04/01/03         30
    0416107464                           O            03/01/33
    0


    8473553          E22/G02             F          131,250.00         ZZ
                                         360        131,250.00          2
                                       6.250            808.13         75
                                       6.000            808.13
    LOUISVILLE       KY   40207          1            02/25/03         00
    0416110963                           05           04/01/03          0
    0416110963                           N            03/01/33
    0


    8473563          E22/G02             F          177,600.00         ZZ
                                         360        177,600.00          1
                                       6.250          1,093.51         80
                                       6.000          1,093.51
    MINNEAPOLIS      MN   55417          5            02/20/03         00
    0416120749                           05           04/01/03          0
    0416120749                           O            03/01/33
    0


    8473629          M37/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
                                       6.375          1,048.10         80
                                       6.125          1,048.10
    FLAGSTAFF        AZ   86004          5            02/07/03         00
    0435436373                           05           04/01/03          0
    100050100006113                      O            03/01/33
    0


1


    8473659          K60/G02             F          190,500.00         ZZ
                                         360        190,500.00          1
                                       5.875          1,126.88         75
                                       5.625          1,126.88
    COPPELL          TX   75019          2            02/21/03         00
    0435483284                           03           04/01/03          0
    0001049466                           O            03/01/33
    0


    8473681          K60/G02             F          142,800.00         ZZ
                                         360        142,800.00          1
                                       6.500            902.59         80
                                       6.250            902.59
    FLOWER MOUND     TX   75022          5            02/19/03         00
    0435464243                           05           04/01/03          0
    74923                                O            03/01/33
    0


    8473753          477/G02             F          134,000.00         ZZ
                                         360        134,000.00          1
                                       6.250            825.06         74
                                       6.000            825.06
    PHOENIX          AZ   85050          2            02/04/03         00
    0435448568                           09           04/01/03          0
    238774                               O            03/01/33
    0


    8473755          M27/G02             F          257,000.00         ZZ
                                         360        257,000.00          1
                                       5.875          1,520.25         58
                                       5.625          1,520.25
    PITTSBORO        NC   27312          2            02/17/03         00
    0435450168                           05           04/01/03          0
    0100029118                           O            03/01/33
    0


    8473797          K15/G02             F           72,000.00         ZZ
                                         360         72,000.00          2
                                       7.625            509.61         12
                                       7.375            509.61
    SOMERVILLE       MA   02144          5            01/29/03         00
    0435436894                           05           04/01/03          0
    024505508930                         O            03/01/33
    0


    8473897          B39/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       7.625          1,486.37         75
                                       7.375          1,486.37
1


    VADNAIS HEIGHTS  MN   55127          5            02/25/03         00
    0435466651                           05           04/01/03          0
    20030636F                            N            03/01/33
    0


    8473947          B39/G02             F          213,750.00         ZZ
                                         360        213,750.00          1
                                       7.625          1,512.91         75
                                       7.375          1,512.91
    ST ANTHONY VILL  MN   55418          5            02/25/03         00
    0435466735                           05           04/01/03          0
    2003638F                             N            03/01/33
    0


    8473959          N47/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.250          1,108.29         90
                                       6.000          1,108.29
    OCEANSIDE        CA   92054          1            02/07/03         04
    0435472501                           05           04/01/03         25
    30501915                             O            03/01/33
    0


    8474017          B39/G02             F          206,000.00         ZZ
                                         360        206,000.00          1
                                       5.990          1,233.75         72
                                       5.740          1,233.75
    GOLDEN VALLEY    MN   55427          5            02/20/03         00
    0435440607                           05           04/01/03          0
    20030627F                            O            03/01/33
    0


    8474029          967/G02             F          190,000.00         ZZ
                                         360        190,000.00          1
                                       6.500          1,200.93         47
                                       6.250          1,200.93
    CORBETT          OR   97019          5            02/12/03         00
    0435440284                           05           04/01/03          0
    5945704                              O            03/01/33
    0


    8474067          U05/G02             F          347,200.00         ZZ
                                         360        347,200.00          1
                                       6.000          2,081.64         80
                                       5.750          2,081.64
    OSWEGO           IL   60543          1            02/21/03         00
    0435487608                           05           04/01/03          0
    3314774                              O            03/01/33
    0
1




    8474099          M27/G02             F          208,800.00         ZZ
                                         360        208,800.00          1
                                       6.125          1,268.69         80
                                       5.875          1,268.69
    WAKE FOREST      NC   27587          1            02/24/03         00
    0435459797                           05           04/01/03          0
    600886180                            O            03/01/33
    0


    8474105          U05/G02             F          464,000.00         ZZ
                                         360        464,000.00          1
                                       6.125          2,819.31         77
                                       5.875          2,819.31
    KENSINGTON       MD   20895          5            02/19/03         00
    0435434949                           05           04/01/03          0
    3311070                              O            03/01/33
    0


    8474211          Y14/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.250          1,108.29         80
                                       6.000          1,108.29
    SANTA ANA        CA   92703          1            02/14/03         00
    0435437751                           09           04/01/03          0
    042104661                            O            03/01/33
    0


    8474231          M18/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       6.250          1,724.01         80
                                       6.000          1,724.01
    CAMARILLO        CA   93010          5            02/10/03         00
    0435435607                           01           04/01/03          0
    980102221                            O            03/01/33
    0


    8474357          R84/G02             F          115,200.00         ZZ
                                         360        115,200.00          1
                                       6.750            747.19         80
                                       6.500            747.19
    LAS VEGAS        NV   89107          5            02/12/03         00
    0435445903                           05           04/01/03          0
    LVW5670                              N            03/01/33
    0


    8474393          313/G02             F           89,592.00         ZZ
                                         360         89,592.00          1
1


                                       6.500            566.29         90
                                       6.250            566.29
    CHARLESTON       SC   29414          1            02/07/03         11
    0435438874                           05           04/01/03         25
    9300468                              O            03/01/33
    0


    8474417          313/G02             F           82,584.00         ZZ
                                         360         82,512.90          4
                                       6.750            535.64         90
                                       6.500            535.64
    SAINT LOUIS      MO   63116          1            01/24/03         11
    0435442603                           05           03/01/03         25
    9294158                              N            02/01/33
    0


    8474421          313/G02             F          103,500.00         ZZ
                                         360        103,407.28          1
                                       6.750            671.30         90
                                       6.500            671.30
    GLEN ELLYN       IL   60137          1            01/28/03         11
    0435441506                           01           03/01/03         25
    9293549                              N            02/01/33
    0


    8474423          313/G02             F          600,000.00         ZZ
                                         360        599,483.41          1
                                       6.750          3,891.59         75
                                       6.500          3,891.59
    WESTLAKE VILLAG  CA   91361          5            01/17/03         00
    0435435151                           03           03/01/03          0
    9206731                              O            02/01/33
    0


    8474425          313/G02             F          396,000.00         ZZ
                                         360        395,633.22          1
                                       6.375          2,470.53         80
                                       6.125          2,470.53
    WOODLAND HILLS   CA   91367          2            01/21/03         00
    0435436001                           05           03/01/03          0
    9266206                              O            02/01/33
    0


    8474429          313/G02             F          183,900.00         ZZ
                                         360        183,745.49          3
                                       6.875          1,208.10         80
                                       6.625          1,208.10
    FALL RIVER       MA   02721          1            01/31/03         00
    0435439260                           05           03/01/03          0
1


    9307976                              N            02/01/33
    0


    8474435          313/G02             F          637,000.00         ZZ
                                         360        636,410.00          1
                                       6.375          3,974.06         75
                                       6.125          3,974.06
    GREAT FALLS      VA   22066          1            02/05/03         00
    0435433156                           05           03/01/03          0
    9334178                              O            02/01/33
    0


    8474437          313/G02             F          220,000.00         ZZ
                                         360        219,801.12          1
                                       6.500          1,390.55         52
                                       6.250          1,390.55
    SANTA CLARA      CA   95051          5            01/30/03         00
    0435436183                           05           03/01/03          0
    9287368                              O            02/01/33
    0


    8474439          313/G02             F          191,050.00         ZZ
                                         360        191,050.00          1
                                       6.875          1,255.07         77
                                       6.625          1,255.07
    BROOKLYN PARK    MN   55445          5            02/07/03         00
    0435439310                           05           04/01/03          0
    9330887                              O            03/01/33
    0


    8475001          E82/G02             F          144,200.00         ZZ
                                         360        144,200.00          1
                                       6.125            876.17         74
                                       5.875            876.17
    CHICAGO          IL   60616          2            02/24/03         00
    0400771465                           06           04/01/03          0
    5743444                              O            03/01/33
    0


    8475033          E82/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
                                       6.375            923.33         72
                                       6.125            923.33
    POCONO LAKE      PA   18347          1            02/28/03         00
    0400783783                           03           04/01/03          0
    0400783783                           O            03/01/33
    0


1


    8475059          E82/G02             F          127,000.00         ZZ
                                         360        127,000.00          1
                                       6.125            771.67         52
                                       5.875            771.67
    LAWRENCEVILLE    NJ   08648          2            02/24/03         00
    0400782611                           05           04/01/03          0
    1810651                              O            03/01/33
    0


    8475089          E82/G02             F           88,900.00         ZZ
                                         360         88,900.00          1
                                       6.125            540.17         61
                                       5.875            540.17
    SPRINGFIELD      OH   45504          2            02/20/03         00
    0400782942                           05           04/01/03          0
    2796564                              N            03/01/33
    0


    8475091          E82/G02             F          118,500.00         ZZ
                                         360        118,500.00          1
                                       6.000            710.47         38
                                       5.750            710.47
    LEXINGTON        MI   48450          2            02/24/03         00
    0400783304                           05           04/01/03          0
    0400783304                           O            03/01/33
    0


    8475107          E82/G02             F          133,600.00         ZZ
                                         360        133,600.00          1
                                       6.375            833.49         84
                                       6.125            833.49
    FORT LAUDERDALE  FL   33305          2            02/24/03         10
    0400791935                           09           04/01/03         12
    0400791935                           O            03/01/33
    0


    8475117          E82/G02             F          122,200.00         ZZ
                                         360        122,200.00          1
                                       6.500            772.39         38
                                       6.250            772.39
    NORTHVILLE       MI   48167          2            02/14/03         00
    0400783023                           05           04/01/03          0
    3304874                              O            03/01/33
    0


    8475125          E82/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       6.625            819.60         70
                                       6.375            819.60
1


    GREAT FALLS      MT   59405          2            02/24/03         00
    0400781795                           05           04/01/03          0
    3017631                              O            03/01/33
    0


    8475131          E82/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
                                       6.625          1,101.33         75
                                       6.375          1,101.33
    LOUISVILLE       KY   40243          2            02/24/03         00
    0400774899                           05           04/01/03          0
    5249517                              O            03/01/33
    0


    8475147          E82/G02             F          145,750.00         ZZ
                                         360        145,750.00          1
                                       6.250            897.41         78
                                       6.000            897.41
    NEWPORT NEWS     VA   23602          2            02/24/03         00
    0400789806                           03           04/01/03          0
    1886749                              O            03/01/33
    0


    8475153          E82/G02             F           78,000.00         ZZ
                                         360         78,000.00          1
                                       6.375            486.62         43
                                       6.125            486.62
    DANA POINT       CA   92629          2            02/21/03         00
    0400759288                           01           04/01/03          0
    3063480                              N            03/01/33
    0


    8475177          E82/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
                                       6.125            899.26         60
                                       5.875            899.26
    NORWALK          CT   06851          2            02/24/03         00
    0400789046                           05           04/01/03          0
    1579554                              O            03/01/33
    0


    8475227          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          2
                                       7.000            798.36         80
                                       6.750            798.36
    COLTON           CA   92324          1            02/14/03         00
    0415752120                           05           04/01/03          0
    0415752120                           N            03/01/33
    0
1




    8475231          E22/G02             F          140,000.00         ZZ
                                         240        140,000.00          1
                                       6.125          1,013.13         70
                                       5.875          1,013.13
    FARMINGVILLE     NY   11738          5            02/21/03         00
    0415782978                           05           04/01/03          0
    0415782978                           O            03/01/23
    0


    8475255          E22/G02             F          103,300.00         ZZ
                                         360        103,300.00          1
                                       6.125            627.66         80
                                       5.875            627.66
    LOUISVILLE       KY   40228          2            02/21/03         00
    0415867282                           05           04/01/03          0
    0415867282                           O            03/01/33
    0


    8475259          E22/G02             F          155,000.00         ZZ
                                         360        155,000.00          1
                                       6.000            929.30         45
                                       5.750            929.30
    GRASS VALLEY     CA   95945          1            02/18/03         00
    0415878149                           03           04/01/03          0
    0415878149                           O            03/01/33
    0


    8475261          E22/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
                                       7.750            358.21         75
                                       7.500            358.21
    LIGONIER         IN   46767          5            02/26/03         00
    0415883297                           05           04/01/03          0
    0415883297                           N            03/01/33
    0


    8475307          E22/G02             F          134,400.00         ZZ
                                         360        134,400.00          1
                                       6.500            849.50         80
                                       6.250            849.50
    MANCHESTER       NH   03103          5            02/21/03         00
    0416095677                           05           04/01/03          0
    0416095677                           O            03/01/33
    0


    8475345          E22/G02             F           97,200.00         ZZ
                                         360         97,200.00          1
1


                                       7.000            646.67         90
                                       6.750            646.67
    VISALIA          CA   93291          1            02/14/03         04
    0416113926                           05           04/01/03         30
    0416113926                           O            03/01/33
    0


    8475349          E22/G02             F          141,000.00         ZZ
                                         360        141,000.00          1
                                       6.250            868.16         75
                                       6.000            868.16
    REVERE           MA   02151          5            02/21/03         00
    0416116424                           06           04/01/03          0
    0416116424                           O            03/01/33
    0


    8475387          E22/G02             F           51,700.00         ZZ
                                         360         51,700.00          1
                                       6.125            314.13         28
                                       5.875            314.13
    PEMBROKE PINES   FL   33026          5            02/21/03         00
    0416214179                           05           04/01/03          0
    0416214179                           O            03/01/33
    0


    8475403          E22/G02             F          114,800.00         ZZ
                                         360        114,800.00          1
                                       6.250            706.84         80
                                       6.000            706.84
    CANBY            OR   97013          5            02/22/03         00
    0416239820                           05           04/01/03          0
    0416239820                           N            03/01/33
    0


    8475405          E22/G02             F          172,200.00         ZZ
                                         360        172,200.00          1
                                       6.250          1,060.27         78
                                       6.000          1,060.27
    PEMBROKE PINES   FL   33029          5            02/21/03         00
    0416251577                           03           04/01/03          0
    0416251577                           O            03/01/33
    0


    8475409          E22/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.000          2,398.20         80
                                       5.750          2,398.20
    RICHMOND         CA   94803          1            02/20/03         00
    0416277663                           03           04/01/03          0
1


    0416277663                           O            03/01/33
    0


    8475445          E22/G02             F          648,000.00         ZZ
                                         360        648,000.00          1
                                       6.250          3,989.85         75
                                       6.000          3,989.85
    SARATOGA         CA   95070          2            02/18/03         00
    0416062537                           05           04/01/03          0
    0416062537                           O            03/01/33
    0


    8475453          E22/G02             F          123,250.00         ZZ
                                         360        123,250.00          1
                                       6.500            779.02         85
                                       6.250            779.02
    SANFORD          FL   32773          5            02/21/03         04
    0416076784                           03           04/01/03         12
    0416076784                           O            03/01/33
    0


    8475459          E22/G02             F          322,000.00         ZZ
                                         360        322,000.00          1
                                       6.125          1,956.51         70
                                       5.875          1,956.51
    SUISUN CITY      CA   94585          5            02/19/03         00
    0416138741                           03           04/01/03          0
    0416138741                           O            03/01/33
    0


    8475483          E22/G02             F          170,500.00         ZZ
                                         360        170,500.00          1
                                       6.500          1,077.68         73
                                       6.250          1,077.68
    AUBURN           CA   95603          2            02/21/03         00
    0416177111                           05           04/01/03          0
    0416177111                           O            03/01/33
    0


    8475489          E22/G02             F          255,000.00         ZZ
                                         360        255,000.00          1
                                       6.375          1,590.87         75
                                       6.125          1,590.87
    PINOLE           CA   94564          5            02/20/03         00
    0416185296                           05           04/01/03          0
    0416185296                           N            03/01/33
    0


1


    8476169          253/253             F          127,150.00         ZZ
                                         360        127,040.52          1
                                       6.750            824.70         75
                                       6.500            824.70
    MANSFIELD        TX   76063          2            01/31/03         00
    448335                               05           03/01/03          0
    448335                               O            02/01/33
    0


    8476589          X08/G02             F          131,955.00         ZZ
                                         360        131,829.80          1
                                       6.250            812.47         95
                                       6.000            812.47
    SALT LAKE CITY   UT   84107          1            01/17/03         04
    0435447065                           01           03/01/03         35
    6017391                              O            02/01/33
    0


    8476655          M07/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
                                       6.500            834.33         80
                                       6.250            834.33
    HESPERIA         CA   92345          5            02/06/03         00
    0435460944                           05           04/01/03          0
    02301247                             O            03/01/33
    0


    8476667          M07/G02             F          235,200.00         ZZ
                                         360        235,200.00          1
                                       6.375          1,467.34         80
                                       6.125          1,467.34
    WILDOMAR         CA   92595          5            02/20/03         00
    0435467949                           05           04/01/03          0
    02302109                             O            03/01/33
    0


    8476941          Q14/G02             F          172,500.00         ZZ
                                         360        172,500.00          4
                                       6.500          1,090.32         90
                                       6.250          1,090.32
    PHOENIX          AZ   85020          2            02/21/03         01
    0435436191                           05           04/01/03         25
    0000311713                           O            03/01/33
    0


    8476947          U87/G02             F          160,500.00         ZZ
                                         360        160,500.00          4
                                       7.000          1,067.81         75
                                       6.750          1,067.81
1


    SAN BERNARDINO   CA   92404          2            02/22/03         00
    0435476296                           05           04/01/03          0
    6830                                 N            03/01/33
    0


    8477037          Q49/G02             F           35,000.00         ZZ
                                         360         35,000.00          1
                                       7.250            238.76         37
                                       7.000            238.76
    NEWPORT          NY   13416          5            02/21/03         00
    0435448725                           05           04/01/03          0
    41418402                             O            03/01/33
    0


    8477047          M27/G02             F          217,000.00         ZZ
                                         360        217,000.00          1
                                       6.250          1,336.11         73
                                       6.000          1,336.11
    MIDLOTHIAN       VA   23113          5            02/21/03         00
    0435462429                           05           04/01/03          0
    600885960                            O            03/01/33
    0


    8477541          964/G02             F          352,800.00         ZZ
                                         360        351,883.61          1
                                       6.750          2,288.25         79
                                       6.500          2,288.25
    WESTMINSTER      CA   92683          2            11/05/02         00
    0435492889                           05           01/01/03          0
    258789                               O            12/01/32
    0


    8477691          E22/G02             F           81,000.00         ZZ
                                         360         81,000.00          1
                                       7.625            573.31         75
                                       7.375            573.31
    MIDLAND          MI   48640          5            02/27/03         00
    0416146553                           05           04/01/03          0
    0416146553                           N            03/01/33
    0


    8477703          E22/G02             F          381,000.00         ZZ
                                         360        381,000.00          1
                                       6.125          2,315.00         78
                                       5.875          2,315.00
    SOUTH SAN FRANC  CA   94080          2            02/20/03         00
    0416163699                           05           04/01/03          0
    0416163699                           O            03/01/33
    0
1




    8477717          E22/G02             F          162,000.00         ZZ
                                         360        162,000.00          1
                                       6.000            971.27         78
                                       5.750            971.27
    FORT COLLINS     CO   80525          2            02/20/03         00
    0416175461                           03           04/01/03          0
    0416175461                           O            03/01/33
    0


    8477729          E22/G02             F          460,000.00         ZZ
                                         360        460,000.00          1
                                       6.750          2,983.55         80
                                       6.500          2,983.55
    BRENTWOOD        CA   94513          1            02/14/03         00
    0416197432                           05           04/01/03          0
    0416197432                           O            03/01/33
    0


    8477737          E22/G02             F          154,200.00         ZZ
                                         360        154,200.00          1
                                       6.000            924.51         55
                                       5.750            924.51
    PHOENIX          AZ   85086          1            02/19/03         00
    0416205417                           03           04/01/03          0
    0416205417                           O            03/01/33
    0


    8477805          E22/G02             F          490,000.00         ZZ
                                         360        490,000.00          1
                                       6.125          2,977.29         76
                                       5.875          2,977.29
    DALLAS           TX   75214          5            02/19/03         00
    0415624873                           05           04/01/03          0
    0415624873                           O            03/01/33
    0


    8477809          E22/G02             F          123,300.00         ZZ
                                         360        123,300.00          1
                                       6.625            789.50         80
                                       6.375            789.50
    CONROE           TX   77385          5            02/20/03         00
    0415708494                           03           04/01/03          0
    0415708494                           O            03/01/33
    0


    8477837          E22/G02             F          116,175.00         ZZ
                                         360        116,175.00          1
1


                                       6.250            715.31         75
                                       6.000            715.31
    FERNLEY          NV   89408          1            02/12/03         00
    0415918036                           05           04/01/03          0
    0415918036                           N            03/01/33
    0


    8477849          E22/G02             F          366,000.00         ZZ
                                         360        366,000.00          1
                                       7.250          2,496.77         90
                                       7.000          2,496.77
    JERSEY CITY      NJ   07302          1            02/27/03         01
    0415937853                           08           04/01/03         20
    0415937853                           O            03/01/33
    0


    8477853          E22/G02             F          132,500.00         ZZ
                                         360        132,500.00          1
                                       6.625            848.41         76
                                       6.375            848.41
    TUCSON           AZ   85719          2            02/18/03         00
    0415951458                           05           04/01/03          0
    0415951458                           O            03/01/33
    0


    8477863          E22/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
                                       6.625          1,536.75         80
                                       6.375          1,536.75
    OCEANSIDE        CA   92056          5            02/04/03         00
    0415974062                           05           04/01/03          0
    0415974062                           O            03/01/33
    0


    8477875          E22/G02             F          468,000.00         ZZ
                                         360        468,000.00          1
                                       6.875          3,074.43         80
                                       6.625          3,074.43
    FORT WORTH       TX   76109          5            02/21/03         00
    0415991892                           05           04/01/03          0
    0415991892                           O            03/01/33
    0


    8477877          E22/G02             F          198,500.00         ZZ
                                         360        198,500.00          1
                                       6.250          1,222.20         80
                                       6.000          1,222.20
    COLUMBUS         NC   28722          1            02/27/03         00
    0415999358                           05           04/01/03          0
1


    0415999358                           O            03/01/33
    0


    8477893          E22/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       6.125            911.42         53
                                       5.875            911.42
    SOUTH SAN GABRI  CA   91770          2            02/21/03         00
    0416047959                           05           04/01/03          0
    0416047959                           O            03/01/33
    0


    8477901          E22/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       6.250            923.58         61
                                       6.000            923.58
    OAKLAND          CA   94621          5            02/19/03         00
    0416059764                           05           04/01/03          0
    0416059764                           O            03/01/33
    0


    8477905          E22/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       6.125          1,275.98         30
                                       5.875          1,275.98
    LOOMIS           CA   95650          5            02/19/03         00
    0416061794                           05           04/01/03          0
    0416061794                           O            03/01/33
    0


    8477907          E22/G02             F          425,000.00         ZZ
                                         360        425,000.00          1
                                       6.125          2,582.34         74
                                       5.875          2,582.34
    SOUTH RIDING     VA   20152          5            02/21/03         00
    0416066744                           05           04/01/03          0
    0416066744                           O            03/01/33
    0


    8477915          E22/G02             F          137,430.00         ZZ
                                         360        137,430.00          1
                                       6.250            846.18         80
                                       6.000            846.18
    FAIRVIEW         NC   28730          1            02/27/03         00
    0416089936                           05           04/01/03          0
    0416089936                           O            03/01/33
    0


1


    8477925          E22/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       6.125          1,944.35         83
                                       5.875          1,944.35
    HIGHLANDS RANCH  CO   80126          2            02/20/03         04
    0416096592                           03           04/01/03         12
    0416096592                           O            03/01/33
    0


    8477937          E22/G02             F          134,800.00         ZZ
                                         360        134,800.00          1
                                       6.500            852.03         80
                                       6.250            852.03
    PLANO            TX   75074          1            02/27/03         00
    0416104529                           05           04/01/03          0
    0416104529                           O            03/01/33
    0


    8478573          S25/G02             F          144,000.00         ZZ
                                         360        143,869.82          1
                                       6.500            910.18         75
                                       6.250            910.18
    DURHAM           NC   27705          1            01/31/03         00
    0435451604                           05           03/01/03          0
    100389327                            O            02/01/33
    0


    8478655          H81/G02             F           69,200.00         ZZ
                                         360         69,200.00          2
                                       7.375            477.95         80
                                       7.125            477.95
    MILWAUKEE        WI   53212          5            02/18/03         00
    0435451802                           05           04/01/03          0
    WH17580                              O            03/01/33
    0


    8479015          M12/G02             F          113,400.00         ZZ
                                         360        113,400.00          1
                                       6.250            698.22         90
                                       6.000            698.22
    TUCSON           AZ   85747          2            02/21/03         10
    0435452487                           03           04/01/03         25
    R1040                                O            03/01/33
    0


    8480611          S25/G02             F          117,800.00         ZZ
                                         360        117,693.50          1
                                       6.500            744.58         95
                                       6.250            744.58
1


    LUGOFF           SC   29078          5            02/24/03         11
    0435454053                           05           03/28/03         25
    249841235                            O            02/28/33
    0


    8480651          K15/G02             F          119,600.00         ZZ
                                         360        119,600.00          1
                                       6.375            746.15         90
                                       6.125            746.15
    ALMA             MI   48801          5            02/20/03         41
    0435451885                           05           04/01/03         25
    036305510088                         O            03/01/33
    0


    8480697          Q59/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
                                       6.250          1,477.72         79
                                       6.000          1,477.72
    SANTA ANA        CA   92707          5            02/20/03         00
    0435463310                           05           04/01/03          0
    0000500069                           O            03/01/33
    0


    8480703          U05/G02             F          128,250.00         ZZ
                                         360        128,250.00          4
                                       7.375            885.79         90
                                       7.125            885.79
    WASHINGTON       DC   20002          1            02/21/03         04
    0435453121                           05           04/01/03         25
    3313018                              N            03/01/33
    0


    8480729          E11/G02             F          126,000.00         ZZ
                                         360        126,000.00          1
                                       6.750            817.23         90
                                       6.500            817.23
    MAPLE GROVE      MN   55369          1            02/24/03         04
    0435450549                           03           04/01/03         25
    0010001053304                        N            03/01/33
    0


    8480743          P01/G02             F           47,500.00         ZZ
                                         360         47,500.00          1
                                       7.500            332.13         95
                                       7.250            332.13
    ALBANY           NY   12202          1            02/11/03         04
    0435461595                           01           04/01/03         30
    02010068                             O            03/01/33
    0
1




    8481099          N74/G02             F          120,000.00         ZZ
                                         360        119,891.52          1
                                       6.500            758.48         94
                                       6.250            758.48
    LADSON           SC   29456          2            02/20/03         10
    0435440805                           05           03/25/03         30
    0031771010                           O            02/25/33
    0


    8481135          N74/G02             F           62,800.00         ZZ
                                         360         62,743.23          1
                                       6.500            396.94         80
                                       6.250            396.94
    CORPUS CHRISTI   TX   78410          5            02/21/03         00
    0435483920                           05           03/26/03          0
    0031782010                           O            02/26/33
    0


    8481427          N74/G02             F           64,740.00         ZZ
                                         360         64,684.26          1
                                       6.750            419.90         94
                                       6.500            419.90
    GREENBRIER       AR   72058          5            02/18/03         10
    0435440128                           05           03/24/03         30
    31746010                             O            02/24/33
    0


    8481819          N74/G02             F          120,000.00         ZZ
                                         360        119,883.37          1
                                       6.125            729.13         80
                                       5.875            729.13
    CULPEPER         VA   22701          2            02/20/03         00
    0435468061                           05           03/25/03          0
    0031773010                           O            02/25/33
    0


    8482101          U05/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.375          2,495.48         80
                                       6.125          2,495.48
    SANTA ROSA BEAC  FL   32459          5            02/17/03         00
    0435444955                           05           04/01/03          0
    3304329                              O            03/01/33
    0


    8482191          U05/G02             F          412,000.00         ZZ
                                         360        412,000.00          1
1


                                       6.125          2,503.36         80
                                       5.875          2,503.36
    THOUSAND OAKS    CA   91320          5            02/18/03         00
    0435450630                           03           04/01/03          0
    3317087                              O            03/01/33
    0


    8482629          N47/G02             F          408,000.00         ZZ
                                         360        408,000.00          1
                                       6.000          2,446.17         80
                                       5.750          2,446.17
    REDLANDS         CA   92373          2            02/14/03         00
    0435474929                           05           04/01/03          0
    90500879                             O            03/01/33
    0


    8482731          N47/G02             F          420,000.00         ZZ
                                         360        420,000.00          1
                                       6.125          2,551.96         80
                                       5.875          2,551.96
    PACIFICA         CA   94044          5            02/19/03         00
    0435452511                           05           04/01/03          0
    20502707                             O            03/01/33
    0


    8482913          253/253             F          470,000.00         ZZ
                                         360        470,000.00          1
                                       6.375          2,932.19         72
                                       6.125          2,932.19
    HENDERSON        NV   89015          4            02/13/03         00
    447066                               05           04/01/03          0
    447066                               O            03/01/33
    0


    8483179          L86/G02             F          416,100.00         ZZ
                                         360        415,665.56          1
                                       5.750          2,428.25         64
                                       5.500          2,428.25
    MISSION VIEJO    CA   92691          2            01/22/03         00
    0435455555                           03           03/01/03          0
    20513364                             O            02/01/33
    0


    8483479          E82/G02             F           49,400.00         ZZ
                                         360         49,400.00          1
                                       6.125            300.16         50
                                       5.875            300.16
    EDMOND           OK   73034          2            03/03/03         00
    0400771788                           05           04/01/03          0
1


    0400771788                           N            03/01/33
    0


    8483611          642/G02             F          201,000.00         ZZ
                                         360        201,000.00          1
                                       6.125          1,221.30         79
                                       5.875          1,221.30
    PUEBLO           CO   81007          2            02/25/03         00
    0435454368                           05           04/01/03          0
    02147036                             O            03/01/33
    0


    8483661          E22/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
                                       6.250          1,477.72         28
                                       6.000          1,477.72
    SANTA FE         NM   87501          2            02/24/03         00
    0415836113                           05           04/01/03          0
    0415836113                           O            03/01/33
    0


    8483663          E22/G02             F          215,000.00         ZZ
                                         360        215,000.00          1
                                       6.250          1,323.79         94
                                       6.000          1,323.79
    COVINA           CA   91723          5            02/21/03         11
    0415843879                           05           04/01/03         30
    0415843879                           O            03/01/33
    0


    8483685          E22/G02             F          148,800.00         ZZ
                                         360        148,800.00          1
                                       6.625            952.78         80
                                       6.375            952.78
    LAKE WORTH       FL   33467          5            02/24/03         00
    0415898899                           03           04/01/03          0
    0415898899                           O            03/01/33
    0


    8483689          E22/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       6.625          2,305.12         77
                                       6.375          2,305.12
    FENTON           MO   63026          2            02/24/03         00
    0415902246                           05           04/01/03          0
    0415902246                           O            03/01/33
    0


1


    8483713          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.375          1,247.74         75
                                       6.125          1,247.74
    OLD BRIDGE TWP   NJ   08857          5            02/24/03         00
    0415989755                           09           04/01/03          0
    0415989755                           O            03/01/33
    0


    8483721          E22/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       6.250          1,015.93         73
                                       6.000          1,015.93
    MARGATE          NJ   08402          5            02/24/03         00
    0416003655                           05           04/01/03          0
    0416003655                           O            03/01/33
    0


    8483735          E22/G02             F          129,600.00         ZZ
                                         360        129,600.00          1
                                       6.000            777.02         90
                                       5.750            777.02
    EAU CLAIRE       MI   49111          2            02/24/03         01
    0416019388                           05           04/01/03         25
    0416019388                           O            03/01/33
    0


    8483745          E22/G02             F          438,000.00         ZZ
                                         360        438,000.00          2
                                       6.250          2,696.84         80
                                       6.000          2,696.84
    STAMFORD         CT   06906          1            02/28/03         00
    0416024792                           05           04/01/03          0
    0416024792                           O            03/01/33
    0


    8483751          E22/G02             F           63,000.00         ZZ
                                         360         63,000.00          1
                                       6.000            377.72         72
                                       5.750            377.72
    FRESNO           CA   93704          2            02/14/03         00
    0416075414                           05           04/01/03          0
    0416075414                           O            03/01/33
    0


    8483755          E22/G02             F          175,750.00         ZZ
                                         360        175,750.00          3
                                       7.250          1,198.92         95
                                       7.000          1,198.92
1


    NEWARK (CITY)    NJ   07112          1            02/28/03         04
    0416078509                           05           04/01/03         30
    0416078509                           O            03/01/33
    0


    8483775          E22/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
                                       6.000            911.32         80
                                       5.750            911.32
    DENVER           CO   80249          5            02/24/03         00
    0416092278                           03           04/01/03          0
    0416092278                           O            03/01/33
    0


    8483819          E22/G02             F          166,500.00         ZZ
                                         360        166,500.00          1
                                       7.750          1,192.83         90
                                       7.500          1,192.83
    CHINO            CA   91710          1            02/24/03         01
    0416108116                           05           04/01/03         30
    0416108116                           O            03/01/33
    0


    8483829          E22/G02             F          175,000.00         ZZ
                                         360        175,000.00          2
                                       6.500          1,106.12         45
                                       6.250          1,106.12
    WEST PALM BEACH  FL   33405          5            02/24/03         00
    0416142172                           05           04/01/03          0
    0416142172                           O            03/01/33
    0


    8483831          E22/G02             F          165,775.00         ZZ
                                         360        165,775.00          1
                                       6.250          1,020.71         95
                                       6.000          1,020.71
    COLORADO SPRING  CO   80922          1            02/28/03         01
    0416142230                           05           04/01/03         30
    0416142230                           O            03/01/33
    0


    8483839          E22/G02             F           80,950.00         ZZ
                                         360         80,950.00          1
                                       6.875            531.78         90
                                       6.625            531.78
    BRANDON          FL   33511          1            02/19/03         04
    0416147981                           09           04/01/03         25
    0416147981                           N            03/01/33
    0
1




    8483845          E22/G02             F          204,250.00         ZZ
                                         360        204,250.00          1
                                       5.875          1,208.22         95
                                       5.625          1,208.22
    LAKE WORTH       FL   33463          5            02/24/03         04
    0416154417                           03           04/01/03         30
    0416154417                           O            03/01/33
    0


    8483851          E22/G02             F          138,500.00         ZZ
                                         360        138,500.00          1
                                       5.875            819.28         73
                                       5.625            819.28
    AURORA           CO   80013          2            02/24/03         00
    0416156735                           05           04/01/03          0
    0416156735                           O            03/01/33
    0


    8483853          E22/G02             F          187,000.00         ZZ
                                         360        187,000.00          1
                                       6.250          1,151.39         77
                                       6.000          1,151.39
    WEST PALM BEACH  FL   33409          2            02/24/03         00
    0416157006                           03           04/01/03          0
    0416157006                           O            03/01/33
    0


    8483869          E22/G02             F          212,000.00         ZZ
                                         360        212,000.00          1
                                       6.250          1,305.32         75
                                       6.000          1,305.32
    MARYSVILLE       WA   98270          5            02/22/03         00
    0416195956                           05           04/01/03          0
    0416195956                           O            03/01/33
    0


    8483879          E22/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       6.500            809.05         80
                                       6.250            809.05
    BOCA RATON       FL   33431          1            02/28/03         00
    0416199800                           05           04/01/03          0
    0416199800                           O            03/01/33
    0


    8483883          E22/G02             F           72,000.00         ZZ
                                         240         72,000.00          1
1


                                       6.500            536.81         90
                                       6.250            536.81
    LYNN CENTER      IL   61262          5            02/24/03         04
    0416206159                           05           04/01/03         12
    0416206159                           O            03/01/23
    0


    8483885          E22/G02             F          180,000.00         T
                                         360        180,000.00          1
                                       6.500          1,137.72         75
                                       6.250          1,137.72
    GRASS VALLEY     CA   95945          5            02/21/03         00
    0416206753                           05           04/01/03          0
    0416206753                           O            03/01/33
    0


    8483893          E22/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       5.875            662.52         63
                                       5.625            662.52
    ALAMO HEIGHTS    TX   78209          5            02/24/03         00
    0416217156                           05           04/01/03          0
    0416217156                           O            03/01/33
    0


    8483899          E22/G02             F          179,900.00         ZZ
                                         360        179,900.00          1
                                       6.250          1,107.68         70
                                       6.000          1,107.68
    AURORA           CO   80013          5            02/24/03         00
    0416223089                           03           04/01/03          0
    0416223089                           O            03/01/33
    0


    8483903          E22/G02             F          179,100.00         ZZ
                                         360        179,100.00          1
                                       6.500          1,132.03         90
                                       6.250          1,132.03
    ADDISON          IL   60101          1            02/28/03         04
    0416224418                           05           04/01/03         25
    0416224418                           O            03/01/33
    0


    8483917          E22/G02             F           61,600.00         ZZ
                                         360         61,600.00          1
                                       6.750            399.54         80
                                       6.500            399.54
    CALDWELL         ID   83605          1            02/25/03         00
    0416262152                           05           04/01/03          0
1


    0416262152                           N            03/01/33
    0


    8483931          E22/G02             F          230,000.00         ZZ
                                         360        230,000.00          1
                                       6.250          1,416.15         71
                                       6.000          1,416.15
    GREENBANK        WA   98253          2            02/21/03         00
    0416279156                           05           04/01/03          0
    0416279156                           O            03/01/33
    0


    8483947          E22/G02             F          175,000.00         ZZ
                                         360        175,000.00          2
                                       6.750          1,135.05         67
                                       6.500          1,135.05
    MINNEAPOLIS      MN   55359          2            02/28/03         00
    0415215037                           05           04/01/03          0
    0415215037                           N            03/01/33
    0


    8484005          E22/G02             F          150,880.00         ZZ
                                         360        150,880.00          1
                                       6.000            904.60         80
                                       5.750            904.60
    BOISE            ID   83716          1            02/24/03         00
    0415960202                           03           04/01/03          0
    0415960202                           O            03/01/33
    0


    8484011          E22/G02             F          239,500.00         ZZ
                                         360        239,500.00          1
                                       6.000          1,435.92         73
                                       5.750          1,435.92
    DUVALL           WA   98019          2            02/20/03         00
    0415967975                           05           04/01/03          0
    0415967975                           O            03/01/33
    0


    8484021          E22/G02             F          105,300.00         ZZ
                                         360        105,300.00          1
                                       6.625            674.25         90
                                       6.375            674.25
    EDMOND           OK   73003          1            02/28/03         01
    0416025054                           03           04/01/03         25
    0416025054                           N            03/01/33
    0


1


    8484101          E22/G02             F          224,900.00         ZZ
                                         360        224,900.00          1
                                       6.375          1,403.08         90
                                       6.125          1,403.08
    DALLAS           TX   75238          1            02/27/03         04
    0416113728                           05           04/01/03         25
    0416113728                           O            03/01/33
    0


    8484103          E22/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
                                       6.125          1,032.94         70
                                       5.875          1,032.94
    HOUSTON          TX   77018          5            02/24/03         00
    0416115160                           05           04/01/03          0
    0416115160                           O            03/01/33
    0


    8484105          E22/G02             F          160,200.00         ZZ
                                         360        160,200.00          1
                                       6.375            999.44         70
                                       6.125            999.44
    GARLAND          TX   75044          5            02/24/03         00
    0416116002                           05           04/01/03          0
    0416116002                           O            03/01/33
    0


    8484123          E22/G02             F          154,800.00         ZZ
                                         360        154,800.00          4
                                       7.000          1,029.89         90
                                       6.750          1,029.89
    CLIFTON          CO   81520          1            02/28/03         01
    0416129500                           05           04/01/03         25
    0416129500                           N            03/01/33
    0


    8484127          E22/G02             F          215,920.00         ZZ
                                         360        215,920.00          1
                                       6.375          1,347.06         80
                                       6.125          1,347.06
    LITTLETON        CO   80123          1            02/28/03         00
    0416130391                           05           04/01/03          0
    0416130391                           O            03/01/33
    0


    8484161          E22/G02             F           40,000.00         ZZ
                                         360         40,000.00          1
                                       7.250            272.87         67
                                       7.000            272.87
1


    DECATUR          AL   35603          5            02/24/03         00
    0416184653                           05           04/01/03          0
    0416184653                           O            03/01/33
    0


    8484167          E22/G02             F          520,000.00         ZZ
                                         360        520,000.00          1
                                       6.125          3,159.57         80
                                       5.875          3,159.57
    VACAVILLE        CA   95688          5            02/21/03         00
    0416187904                           05           04/01/03          0
    0416187904                           O            03/01/33
    0


    8484169          E22/G02             F          246,000.00         ZZ
                                         360        246,000.00          1
                                       6.750          1,595.55         83
                                       6.500          1,595.55
    CAMPO            CA   91906          5            02/20/03         04
    0416188035                           05           04/01/03         12
    0416188035                           O            03/01/33
    0


    8484219          E22/G02             F          252,000.00         ZZ
                                         360        252,000.00          3
                                       6.125          1,531.18         60
                                       5.875          1,531.18
    HARWOOD HEIGHTS  IL   60706          1            02/28/03         00
    0416237998                           05           04/01/03          0
    0416237998                           O            03/01/33
    0


    8484223          E22/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
                                       6.625          1,101.33         80
                                       6.375          1,101.33
    WILTON MANORS    FL   33305          5            02/24/03         00
    0416240166                           05           04/01/03          0
    0416240166                           O            03/01/33
    0


    8484225          E22/G02             F          230,000.00         ZZ
                                         360        230,000.00          1
                                       6.625          1,472.72         83
                                       6.375          1,472.72
    AVENEL           NJ   07001          5            02/24/03         01
    0416241479                           05           04/01/03         12
    0416241479                           O            03/01/33
    0
1




    8484237          E22/G02             F          204,000.00         ZZ
                                         360        204,000.00          1
                                       6.000          1,223.08         72
                                       5.750          1,223.08
    MURRIETA         CA   92562          2            02/21/03         00
    0416245389                           05           04/01/03          0
    0416245389                           O            03/01/33
    0


    8484245          E22/G02             F          200,700.00         ZZ
                                         360        200,700.00          1
                                       6.500          1,268.56         76
                                       6.250          1,268.56
    KEIZER           OR   97303          2            02/24/03         00
    0416250025                           05           04/01/03          0
    0416250025                           O            03/01/33
    0


    8484251          E22/G02             F          151,200.00         ZZ
                                         360        151,200.00          1
                                       6.625            968.15         80
                                       6.375            968.15
    BRADENTON        FL   34212          1            02/28/03         00
    0416255545                           03           04/01/03          0
    0416255545                           N            03/01/33
    0


    8484731          W34/G02             F          115,700.00         ZZ
                                         360        115,700.00          1
                                       6.250            712.38         65
                                       6.000            712.38
    BOISE            ID   83709          5            02/26/03         00
    0435466891                           05           04/01/03          0
    100182501                            O            03/01/33
    0


    8484737          X89/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       6.375          1,310.13         73
                                       6.125          1,310.13
    UPLAND           CA   91786          5            02/17/03         00
    0435454970                           05           04/01/03          0
    1010241423                           O            03/01/33
    0


    8484779          E11/G02             F          193,900.00         ZZ
                                         360        193,900.00          1
1


                                       6.125          1,178.16         80
                                       5.875          1,178.16
    EAGAN            MN   55123          1            02/26/03         00
    0435451620                           05           04/01/03          0
    0010001039795                        O            03/01/33
    0


    8485013          U05/G02             F          268,000.00         ZZ
                                         360        268,000.00          1
                                       6.000          1,606.80         80
                                       5.750          1,606.80
    FALLS CHURCH     VA   22043          2            02/12/03         00
    0435449020                           05           04/01/03          0
    3308832                              O            03/01/33
    0


    8485043          U05/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
                                       6.375            923.33         79
                                       6.125            923.33
    TIGARD           OR   97223          5            02/20/03         00
    0435445440                           05           04/01/03          0
    3318510                              O            03/01/33
    0


    8485393          Q59/G02             F          298,400.00         ZZ
                                         360        298,400.00          1
                                       5.750          1,741.38         80
                                       5.500          1,741.38
    LOS ANGELES      CA   90019          5            02/14/03         00
    0435488945                           05           04/01/03          0
    0000501557                           O            03/01/33
    0


    8485521          R84/G02             F          447,950.00         ZZ
                                         360        447,950.00          1
                                       6.125          2,721.79         80
                                       5.875          2,721.79
    NEWCASTLE        WA   98059          1            02/12/03         00
    0435445556                           03           04/01/03          0
    WA301151                             O            03/01/33
    0


    8485637          B28/G02             F          137,000.00         ZZ
                                         360        137,000.00          1
                                       6.500            865.94         83
                                       6.250            865.94
    GRAND ISLAND     NE   68803          2            02/19/03         01
    0435472089                           05           04/01/03         12
1


    16600233                             O            03/01/33
    0


    8485837          N74/G02             F          420,500.00         ZZ
                                         360        420,091.30          1
                                       6.125          2,555.00         85
                                       5.875          2,555.00
    ASHBURN          VA   20147          5            02/18/03         10
    0435477245                           09           03/24/03         12
    31730010                             O            02/24/33
    0


    8485891          N74/G02             F          111,150.00         ZZ
                                         360        111,150.00          1
                                       6.500            702.54         95
                                       6.250            702.54
    BARTLETT         TN   38135          5            02/24/03         10
    0435472808                           05           04/01/03         30
    0031811010                           O            03/01/33
    0


    8486009          X51/G02             F          390,000.00         ZZ
                                         360        390,000.00          1
                                       6.000          2,338.25         68
                                       5.750          2,338.25
    NEWBURY PARK     CA   91320          5            02/21/03         00
    0435446430                           05           04/01/03          0
    0030127002                           O            03/01/33
    0


    8486055          N74/G02             F          135,000.00         ZZ
                                         360        134,868.79          1
                                       6.125            820.27         72
                                       5.875            820.27
    ELKWOOD          VA   22718          5            02/20/03         00
    0435472626                           05           03/25/03          0
    0031769010                           O            02/25/33
    0


    8486063          U05/G02             F          143,900.00         ZZ
                                         360        143,900.00          1
                                       6.500            909.55         95
                                       6.250            909.55
    PFLUGERVILLE     TX   78660          1            02/18/03         10
    0435449491                           03           04/01/03         30
    3313026                              O            03/01/33
    0


1


    8486065          N74/G02             F          107,000.00         ZZ
                                         360        106,898.47          1
                                       6.250            658.82         57
                                       6.000            658.82
    MONTVALE         VA   24122          5            02/20/03         00
    0435479399                           05           03/25/03          0
    31768010                             O            02/25/33
    0


    8486073          Q14/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       6.500            948.10         51
                                       6.250            948.10
    PHOENIX          AZ   85044          1            02/26/03         00
    0435446968                           03           04/01/03          0
    0000311664                           O            03/01/33
    0


    8486085          U05/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.125          1,093.70         80
                                       5.875          1,093.70
    SACRAMENTO       CA   95829          1            02/13/03         00
    0435461124                           05           04/01/03          0
    3306759                              N            03/01/33
    0


    8486113          N74/G02             F          161,500.00         ZZ
                                         360        161,500.00          1
                                       6.625          1,034.10         95
                                       6.375          1,034.10
    WEST JORDAN      UT   84084          2            02/21/03         10
    0435464607                           05           04/01/03         30
    0031776010                           O            03/01/33
    0


    8486147          952/G02             F          198,000.00         ZZ
                                         360        198,000.00          1
                                       6.125          1,203.07         90
                                       5.875          1,203.07
    MONSEY           NY   10952          1            02/13/03         01
    0435461470                           05           04/01/03         30
    03001252                             N            03/01/33
    0


    8486163          E44/G02             F          113,600.00         ZZ
                                         360        113,600.00          1
                                       5.875            671.99         80
                                       5.625            671.99
1


    MIDVALE          UT   84047          5            02/24/03         00
    0435459664                           05           04/01/03          0
    53020171                             O            03/01/33
    0


    8486167          X84/G02             F          288,000.00         ZZ
                                         360        288,000.00          1
                                       6.750          1,867.97         80
                                       6.500          1,867.97
    GLEN ROCK        PA   17327          1            02/21/03         00
    0435467436                           05           04/01/03          0
    4105818768                           O            03/01/33
    0


    8486221          W40/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
                                       6.000          1,103.17         80
                                       5.750          1,103.17
    LINDEN           MI   48451          1            02/27/03         00
    0435457973                           05           04/01/03          0
    101012197                            O            03/01/33
    0


    8486407          F61/G02             F          196,000.00         ZZ
                                         360        196,000.00          1
                                       6.125          1,190.92         80
                                       5.875          1,190.92
    SEATTLE          WA   98177          1            02/24/03         00
    0435461777                           05           04/01/03          0
    030173B                              O            03/01/33
    0


    8486423          G51/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       6.625            832.40         37
                                       6.375            832.40
    BERTHOUD         CO   80513          5            02/25/03         00
    0435452461                           05           04/01/03          0
    20004240                             O            03/01/33
    0


    8486547          B98/G02             F          247,000.00         ZZ
                                         360        247,000.00          1
                                       6.625          1,581.57         83
                                       6.375          1,581.57
    ANTIOCH          CA   94531          5            02/11/03         14
    0435476346                           05           04/01/03         12
    B301149KN                            O            03/01/33
    0
1




    8486575          P21/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
                                       5.875            502.81         59
                                       5.625            502.81
    LARGO            FL   33770          5            02/20/03         00
    0435462460                           05           04/01/03          0
    0212020                              O            03/01/33
    0


    8486591          420/G02             F          480,000.00         ZZ
                                         360        480,000.00          1
                                       6.125          2,916.53         74
                                       5.875          2,916.53
    SANTA ROSA       CA   95403          5            02/07/03         00
    0435445408                           05           04/01/03          0
    73000385                             O            03/01/33
    0


    8486743          A35/A35             F          355,000.00         ZZ
                                         240        355,000.00          1
                                       6.375          2,620.72         79
                                       6.125          2,620.72
    BROOKLYN         NY   11234          5            02/20/03         00
    14528                                05           04/01/03          0
    14528                                O            03/01/23
    0


    8487333          E22/G02             F          443,500.00         ZZ
                                         360        443,500.00          1
                                       6.125          2,694.75         71
                                       5.875          2,694.75
    CASTRO VALLEY    CA   94546          5            02/25/03         00
    0416131399                           05           04/01/03          0
    0416131399                           O            03/01/33
    0


    8487423          E22/G02             F          180,500.00         ZZ
                                         360        180,500.00          1
                                       7.250          1,231.33         95
                                       7.000          1,231.33
    NAPERVILLE       IL   60563          5            02/26/03         11
    0416211464                           09           04/01/03         30
    0416211464                           O            03/01/33
    0


    8487437          E22/G02             F          151,100.00         ZZ
                                         360        151,100.00          1
1


                                       6.625            967.51         90
                                       6.375            967.51
    BROOKLYN         WI   53521          1            03/03/03         04
    0416229557                           05           04/01/03         25
    0416229557                           O            03/01/33
    0


    8487481          E22/G02             F          116,400.00         ZZ
                                         360        116,400.00          1
                                       6.125            707.26         58
                                       5.875            707.26
    WOODBURY         MN   55129          2            02/26/03         00
    0415814367                           09           04/01/03          0
    0415814367                           O            03/01/33
    0


    8487509          E22/G02             F          117,000.00         ZZ
                                         360        117,000.00          1
                                       5.875            692.10         95
                                       5.625            692.10
    WILMINGTON       NC   28409          5            02/26/03         01
    0415935535                           05           04/01/03         30
    0415935535                           O            03/01/33
    0


    8487513          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.500            758.48         76
                                       6.250            758.48
    DELTONA          FL   32738          1            03/03/03         00
    0415946482                           05           04/01/03          0
    0415946482                           O            03/01/33
    0


    8487523          E22/G02             F           56,500.00         ZZ
                                         360         56,500.00          1
                                       7.000            375.90         85
                                       6.750            375.90
    LAKELAND         FL   33801          5            02/26/03         10
    0415978691                           05           04/01/03         12
    0415978691                           O            03/01/33
    0


    8487527          E22/G02             F          216,000.00         ZZ
                                         360        216,000.00          1
                                       6.875          1,418.97         90
                                       6.625          1,418.97
    AIKEN            SC   29803          5            02/25/03         10
    0415983402                           05           04/01/03         25
1


    0415983402                           O            03/01/33
    0


    8487533          E22/G02             F          199,000.00         ZZ
                                         360        199,000.00          1
                                       6.000          1,193.11         80
                                       5.750          1,193.11
    DENVER           CO   80220          5            02/25/03         00
    0415987502                           05           04/01/03          0
    0415987502                           O            03/01/33
    0


    8487535          E22/G02             F          316,500.00         ZZ
                                         360        316,500.00          2
                                       6.250          1,948.74         39
                                       6.000          1,948.74
    SAN FRANCISCO    CA   94118          2            02/16/03         00
    0415987866                           05           04/01/03          0
    0415987866                           O            03/01/33
    0


    8487571          E22/G02             F          408,000.00         ZZ
                                         360        408,000.00          1
                                       6.125          2,479.05         43
                                       5.875          2,479.05
    SAN RAMON        CA   94583          2            02/19/03         00
    0416066728                           03           04/01/03          0
    0416066728                           O            03/01/33
    0


    8487575          E22/G02             F          154,000.00         ZZ
                                         360        154,000.00          1
                                       6.500            973.38         85
                                       6.250            973.38
    CAPE CORAL       FL   33914          5            02/25/03         10
    0416076404                           05           04/01/03         12
    0416076404                           O            03/01/33
    0


    8487583          E22/G02             F          115,200.00         T
                                         360        115,200.00          1
                                       5.875            681.45         80
                                       5.625            681.45
    WANSHIP          UT   84017          2            02/26/03         00
    0416081271                           05           04/01/03          0
    0416081271                           O            03/01/33
    0


1


    8487625          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.125          1,336.74         73
                                       5.875          1,336.74
    WEST COVINA      CA   91790          5            02/02/03         00
    0416094431                           05           04/01/03          0
    0416094431                           O            03/01/33
    0


    8487629          E22/G02             F          225,000.00         ZZ
                                         360        225,000.00          4
                                       6.250          1,385.36         75
                                       6.000          1,385.36
    COLORADO SPRING  CO   80907          2            03/03/03         00
    0416100519                           05           04/01/03          0
    0416100519                           N            03/01/33
    0


    8488195          253/253             F          241,000.00         ZZ
                                         360        241,000.00          1
                                       6.375          1,503.53         77
                                       6.125          1,503.53
    RENO             NV   89521          5            02/10/03         00
    448891                               03           04/01/03          0
    448891                               O            03/01/33
    0


    8488339          X51/G02             F          460,000.00         ZZ
                                         360        460,000.00          1
                                       6.125          2,795.01         68
                                       5.875          2,795.01
    LOS ANGELES      CA   90025          5            02/24/03         00
    0435451497                           05           04/01/03          0
    0030206004                           O            03/01/33
    0


    8488453          X51/G02             F          387,000.00         ZZ
                                         360        387,000.00          1
                                       6.000          2,320.26         80
                                       5.750          2,320.26
    BRENTWOOD        CA   94513          2            02/16/03         00
    0435451372                           05           04/01/03          0
    030109010                            O            03/01/33
    0


    8488783          K60/G02             F           86,400.00         ZZ
                                         360         86,400.00          1
                                       6.000            518.01         80
                                       5.750            518.01
1


    NORTH RICHLAND   TX   76180          2            02/04/03         00
    0435489430                           05           04/01/03          0
    0001044532                           O            03/01/33
    0


    8488851          X82/G02             F          114,000.00         ZZ
                                         360        114,000.00          1
                                       6.250            701.92         95
                                       6.000            701.92
    CALIFORNIA       MD   20619          1            02/26/03         12
    0435453451                           09           04/01/03         30
    849264                               O            03/01/33
    0


    8488937          W30/G02             F          139,500.00         ZZ
                                         360        139,500.00          3
                                       7.500            975.40         90
                                       7.250            975.40
    KEENE            NH   03431          1            02/28/03         12
    0435472014                           05           04/01/03         25
    101597901                            N            03/01/33
    0


    8488953          T44/G02             F          143,450.00         ZZ
                                         360        143,450.00          1
                                       6.250            883.25         95
                                       6.000            883.25
    GRESHAM          OR   97030          5            02/20/03         11
    0435472535                           05           04/01/03         35
    106487                               O            03/01/33
    0


    8489215          K15/G02             F          258,000.00         ZZ
                                         360        257,813.27          1
                                       7.625          1,826.11         92
                                       7.375          1,826.11
    SACRAMENTO       CA   95831          5            01/27/03         41
    0435453584                           05           03/01/03         30
    039005506219                         O            02/01/33
    0


    8489221          K15/G02             F          150,100.00         ZZ
                                         360        150,100.00          1
                                       5.875            887.90         53
                                       5.625            887.90
    STATEN ISLAND    NY   10310          5            02/13/03         00
    0435454152                           05           04/01/03          0
    011105509563                         O            03/01/33
    0
1




    8489225          K15/G02             F          122,400.00         ZZ
                                         360        122,400.00          1
                                       7.625            866.34         90
                                       7.375            866.34
    WEST HAVEN       CT   06516          5            02/19/03         41
    0435454418                           05           04/01/03         25
    037405506334                         O            03/01/33
    0


    8489271          U42/G02             F          400,000.00         TX
                                         360        400,000.00          1
                                       6.500          2,528.27         80
                                       6.250          2,528.27
    PLANO            TX   75093          5            02/24/03         00
    0435485552                           05           04/01/03          0
    12300395                             O            03/01/33
    0


    8489353          313/G02             F          132,400.00         ZZ
                                         360        132,400.00          1
                                       6.375            826.01         80
                                       6.125            826.01
    PHOENIX          AZ   85007          1            02/26/03         00
    0435467964                           05           04/01/03          0
    9319104                              N            03/01/33
    0


    8489363          G34/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       7.500            839.06         59
                                       7.250            839.06
    CHARLOTTE HALL   MD   20622          5            02/20/03         00
    0435470836                           05           04/01/03          0
    85213288                             N            03/01/33
    0


    8489503          G34/G02             F          157,600.00         TX
                                         360        157,600.00          1
                                       6.125            957.59         80
                                       5.875            957.59
    PLANO            TX   75093          5            02/21/03         00
    0435470877                           05           04/01/03          0
    85213311                             O            03/01/33
    0


    8489577          950/G02             F          138,000.00         ZZ
                                         360        138,000.00          1
1


                                       6.375            860.94         44
                                       6.125            860.94
    TIGARD           OR   97224          1            02/18/03         00
    0435459862                           05           04/01/03          0
    31015                                O            03/01/33
    0


    8489617          Q87/G02             F          140,250.00         ZZ
                                         360        140,110.38          1
                                       6.000            840.87         75
                                       5.750            840.87
    SEAGOVILLE       TX   75159          5            02/14/03         00
    0435473160                           05           03/20/03          0
    SCHE01                               O            02/20/33
    0


    8489631          G34/G02             F          141,000.00         TX
                                         360        141,000.00          1
                                       6.250            868.16         74
                                       6.000            868.16
    DALLAS           TX   75224          5            02/21/03         00
    0435469085                           05           04/01/03          0
    100053700852113                      O            03/01/33
    0


    8489667          U05/G02             F          140,000.00         TX
                                         360        140,000.00          1
                                       6.125            850.65         39
                                       5.875            850.65
    SUNRISE BEACH    TX   78643          5            02/11/03         00
    0435461660                           05           04/01/03          0
    3310341                              O            03/01/33
    0


    8489675          A06/G02             F          211,000.00         ZZ
                                         360        211,000.00          1
                                       6.250          1,299.17         75
                                       6.000          1,299.17
    CANTON           MI   48188          2            02/26/03         00
    0435475108                           05           04/01/03          0
    1                                    O            03/01/33
    0


    8490465          E22/G02             F          616,000.00         ZZ
                                         360        616,000.00          1
                                       6.000          3,693.23         80
                                       5.750          3,693.23
    MEADOW VISTA     CA   95722          5            02/24/03         00
    0415844562                           05           04/01/03          0
1


    0415844562                           O            03/01/33
    0


    8490471          E22/G02             F          410,000.00         ZZ
                                         360        410,000.00          1
                                       5.875          2,425.30         41
                                       5.625          2,425.30
    OLD GREENWICH    CT   06870          2            02/26/03         00
    0415888981                           05           04/01/03          0
    0415888981                           O            03/01/33
    0


    8490479          E22/G02             F           63,000.00         ZZ
                                         360         63,000.00          1
                                       7.250            429.77         90
                                       7.000            429.77
    BROWNVILLE       ME   04414          5            02/27/03         10
    0415947506                           05           04/01/03         25
    0415947506                           O            03/01/33
    0


    8490485          E22/G02             F           73,525.00         ZZ
                                         360         73,525.00          1
                                       7.375            507.82         85
                                       7.125            507.82
    LINEVILLE        AL   36266          5            02/27/03         01
    0415982305                           05           04/01/03         12
    0415982305                           O            03/01/33
    0


    8490509          E22/G02             F          288,000.00         ZZ
                                         360        288,000.00          1
                                       6.125          1,749.92         69
                                       5.875          1,749.92
    FAIRFIELD        CA   94533          5            02/22/03         00
    0416014637                           05           04/01/03          0
    0416014637                           O            03/01/33
    0


    8490527          E22/G02             F          145,000.00         ZZ
                                         360        145,000.00          1
                                       5.875            857.73         80
                                       5.625            857.73
    BOUNTIFUL        UT   84010          2            02/19/03         00
    0416038842                           05           04/01/03          0
    0416038842                           O            03/01/33
    0


1


    8490531          E22/G02             F          206,500.00         ZZ
                                         360        206,500.00          1
                                       6.625          1,322.24         70
                                       6.375          1,322.24
    SELDEN           NY   11784          5            02/27/03         00
    0416040251                           05           04/01/03          0
    0416040251                           O            03/01/33
    0


    8490579          E22/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
                                       6.750          1,102.62         74
                                       6.500          1,102.62
    LA PUENTE        CA   91744          5            02/23/03         00
    0416150548                           05           04/01/03          0
    0416150548                           O            03/01/33
    0


    8490607          E22/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
                                       7.125            970.15         89
                                       6.875            970.15
    SACRAMENTO       CA   95838          5            02/18/03         04
    0416175156                           05           04/01/03         25
    0416175156                           O            03/01/33
    0


    8490697          E22/G02             F          131,900.00         ZZ
                                         360        131,900.00          1
                                       6.500            833.70         80
                                       6.250            833.70
    OCEOLA           MI   48843          1            03/04/03         00
    0416354363                           05           04/01/03          0
    0416354363                           O            03/01/33
    0


    8491223          U05/G02             F          363,000.00         TX
                                         360        363,000.00          1
                                       6.375          2,264.65         58
                                       6.125          2,264.65
    DALLAS           TX   75225          5            02/21/03         00
    0435469937                           05           04/01/03          0
    3283502                              O            03/01/33
    0


    8491793          E57/G02             F          114,000.00         ZZ
                                         360        114,000.00          1
                                       6.625            729.95         60
                                       6.375            729.95
1


    ONTARIO          CA   91761          2            02/13/03         00
    0435484969                           05           04/01/03          0
    06012761                             O            03/01/33
    0


    8492297          X89/G02             F          237,000.00         ZZ
                                         360        237,000.00          1
                                       6.500          1,498.00        100
                                       6.250          1,498.00
    LA QUINTA        CA   92253          1            02/17/03         04
    0435454020                           05           04/01/03         35
    1010240950                           O            03/01/33
    0


    8492301          K15/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       6.375            811.03         48
                                       6.125            811.03
    EAST BRIDGEWATE  MA   02333          5            02/24/03         00
    0435462999                           05           04/01/03          0
    024005511781                         O            03/01/33
    0


    8492309          K15/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       5.875            638.86         58
                                       5.625            638.86
    BELLINGHAM       MA   02019          5            02/24/03         00
    0435461702                           05           04/01/03          0
    024005511718                         O            03/01/33
    0


    8492599          P09/G02             F          149,455.00         ZZ
                                         360        149,455.00          1
                                       6.125            908.10         68
                                       5.875            908.10
    WESTMINSTER      MD   21158          2            03/01/03         00
    0435470679                           05           04/01/03          0
    0301230081                           O            03/01/33
    0


    8492673          E44/G02             F          619,500.00         ZZ
                                         360        619,500.00          1
                                       6.500          3,915.66         73
                                       6.250          3,915.66
    SALT LAKE CITY   UT   84124          5            02/21/03         00
    0435476601                           05           04/01/03          0
    59030006                             O            03/01/33
    0
1




    8492743          E57/G02             F          234,500.00         ZZ
                                         360        234,500.00          1
                                       6.250          1,443.86         70
                                       6.000          1,443.86
    IRVINE           CA   92614          2            02/19/03         00
    0435473269                           01           04/01/03          0
    06013467                             O            03/01/33
    0


    8492751          F89/G02             F          490,000.00         ZZ
                                         360        490,000.00          1
                                       6.125          2,977.29         68
                                       5.875          2,977.29
    LOS ANGELES      CA   91604          2            02/21/03         00
    0435456082                           05           04/01/03          0
    16827658                             O            03/01/33
    0


    8492769          K15/G02             F          248,000.00         ZZ
                                         360        248,000.00          1
                                       6.000          1,486.89         80
                                       5.750          1,486.89
    HUNTINGTON       NY   11743          5            02/24/03         00
    0435462544                           05           04/01/03          0
    020605511440                         O            03/01/33
    0


    8492835          X84/G02             F           63,750.00         ZZ
                                         360         63,750.00          1
                                       7.625            451.22         78
                                       7.375            451.22
    BALTIMORE        MD   21222          2            02/28/03         00
    0435474341                           07           04/01/03          0
    1                                    N            03/01/33
    0


    8492901          W35/G02             F          124,600.00         ZZ
                                         360        124,600.00          1
                                       6.125            757.08         80
                                       5.875            757.08
    YORKTOWN         IN   47396          2            02/21/03         00
    0435475520                           05           04/01/03          0
    17594                                O            03/01/33
    0


    8492985          W58/G02             F          175,000.00         ZZ
                                         360        175,000.00          1
1


                                       6.625          1,120.54         71
                                       6.375          1,120.54
    PALM SPRINGS     CA   92262          5            02/22/03         00
    0435474036                           05           04/01/03          0
    LW00325                              O            03/01/33
    0


    8493091          F89/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       6.000            767.42         80
                                       5.750            767.42
    NORTH LAS VEGAS  NV   89030          1            02/12/03         00
    0435479621                           05           04/01/03          0
    21022689                             O            03/01/33
    0


    8493145          T29/G02             F          151,920.00         ZZ
                                         360        151,920.00          1
                                       6.000            910.84         80
                                       5.750            910.84
    CHANDLER         AZ   85248          1            02/24/03         00
    0435477773                           03           04/01/03          0
    1532619                              O            03/01/33
    0


    8493409          M27/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
                                       5.875          1,478.84         72
                                       5.625          1,478.84
    HUNTERSVILLE     NC   28078          1            02/28/03         00
    0435471974                           03           04/01/03          0
    0100059159                           O            03/01/33
    0


    8495361          E22/G02             F          140,240.00         ZZ
                                         360        140,240.00          1
                                       6.125            852.11         76
                                       5.875            852.11
    SACRAMENTO       CA   95829          5            02/19/03         00
    0416019552                           05           04/01/03          0
    0416019552                           O            03/01/33
    0


    8495383          E22/G02             F          291,000.00         ZZ
                                         360        291,000.00          1
                                       6.250          1,791.74         62
                                       6.000          1,791.74
    HAUPPAUGE        NY   11788          5            02/28/03         00
    0416034650                           05           04/01/03          0
1


    0416034650                           O            03/01/33
    0


    8495387          E22/G02             F          113,600.00         ZZ
                                         360        113,600.00          1
                                       6.500            718.03         77
                                       6.250            718.03
    MIAMI            FL   33172          5            02/27/03         00
    0416039642                           01           04/01/03          0
    0416039642                           O            03/01/33
    0


    8495411          E22/G02             F          236,380.00         ZZ
                                         360        236,380.00          1
                                       6.750          1,533.16         90
                                       6.500          1,533.16
    BALDWIN          NY   11510          1            03/05/03         04
    0416097590                           05           04/01/03         25
    0416097590                           O            03/01/33
    0


    8495491          E22/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       6.125            972.18         80
                                       5.875            972.18
    THE COLONY       TX   75056          5            02/27/03         00
    0416043974                           05           04/01/03          0
    0416043974                           O            03/01/33
    0


    8495611          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       5.875          1,064.77         80
                                       5.625          1,064.77
    THAYNE           WY   83127          5            02/28/03         00
    0415686666                           05           04/01/03          0
    0415686666                           O            03/01/33
    0


    8495643          E22/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       6.250          1,015.93         70
                                       6.000          1,015.93
    RICHFIELD        MN   55423          5            02/28/03         00
    0415873587                           05           04/01/03          0
    0415873587                           O            03/01/33
    0


1


    8495657          E22/G02             F          499,000.00         ZZ
                                         360        499,000.00          1
                                       6.125          3,031.98         85
                                       5.875          3,031.98
    LOUISVILLE       KY   40245          2            02/28/03         04
    0415894484                           05           04/01/03         12
    0415894484                           O            03/01/33
    0


    8495739          E22/G02             F          399,000.00         ZZ
                                         360        399,000.00          1
                                       6.000          2,392.21         72
                                       5.750          2,392.21
    REDMOND          WA   98053          2            02/24/03         00
    0416193654                           05           04/01/03          0
    0416193654                           O            03/01/33
    0


    8495775          E22/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
                                       6.125          1,118.00         80
                                       5.875          1,118.00
    BOISE            ID   83705          5            02/26/03         00
    0416242493                           05           04/01/03          0
    0416242493                           O            03/01/33
    0


    8495819          E22/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       6.000          1,247.07         80
                                       5.750          1,247.07
    LYNNWOOD         WA   98037          5            02/25/03         00
    0416247195                           05           04/01/03          0
    0416247195                           O            03/01/33
    0


    8495831          E22/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
                                       6.125            802.05         48
                                       5.875            802.05
    CLAYSVILLE       PA   15323          5            02/24/03         00
    0416255644                           05           04/01/03          0
    0416255644                           O            03/01/33
    0


    8496037          L20/G02             F          139,600.00         ZZ
                                         360        139,600.00          1
                                       6.500            882.37         79
                                       6.250            882.37
1


    LAYTON           UT   84040          2            02/21/03         00
    0435476999                           05           04/01/03          0
    1061030122                           O            03/01/33
    0


    8496333          K15/G02             F           52,200.00         ZZ
                                         360         52,200.00          1
                                       7.625            369.47         95
                                       7.375            369.47
    JOHNSON CITY     NY   13790          5            02/19/03         41
    0435471206                           05           04/01/03         30
    029505510275                         O            03/01/33
    0


    8496377          S11/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       6.375          1,310.13         75
                                       6.125          1,310.13
    ANAHEIM          CA   92801          5            02/27/03         00
    0435489752                           05           04/01/03          0
    10211142                             O            03/01/33
    0


    8496537          A52/G02             F          114,300.00         ZZ
                                         360        114,300.00          1
                                       6.875            750.87         90
                                       6.625            750.87
    ATLANTA          GA   30331          1            02/24/03         11
    0435463898                           05           04/01/03         25
    23708                                N            03/01/33
    0


    8496861          U35/G02             F           54,000.00         ZZ
                                         360         54,000.00          2
                                       7.250            368.38         90
                                       7.000            368.38
    WABASH           IN   46992          1            03/03/03         01
    0435487384                           05           04/01/03         25
    11011074                             N            03/01/33
    0


    8497487          P27/G02             F           66,500.00         ZZ
                                         360         66,500.00          1
                                       6.250            409.45         95
                                       6.000            409.45
    WAGONER          OK   74467          5            02/03/03         01
    0435467469                           05           04/01/03         30
    2104082997                           O            03/01/33
    0
1




    8497815          X82/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.625          1,280.62         80
                                       6.375          1,280.62
    STEPHENS CITY    VA   22655          5            02/24/03         00
    0435469846                           05           04/01/03          0
    849327                               O            03/01/33
    0


    8497829          964/G02             F          223,200.00         ZZ
                                         360        223,200.00          4
                                       6.625          1,429.17         90
                                       6.375          1,429.17
    APACHE JUNCTION  AZ   85219          2            02/12/03         01
    0435460282                           05           04/01/03         25
    330711                               N            03/01/33
    0


    8497961          964/G02             F          344,000.00         ZZ
                                         360        344,000.00          1
                                       6.375          2,146.11         80
                                       6.125          2,146.11
    CLOVIS           CA   93611          5            02/03/03         00
    0435460167                           05           04/01/03          0
    340529                               O            03/01/33
    0


    8498125          964/G02             F          374,500.00         ZZ
                                         360        374,500.00          1
                                       5.750          2,185.48         58
                                       5.500          2,185.48
    ROSEBURG         OR   97470          5            02/07/03         00
    0435461496                           05           04/01/03          0
    281129                               O            03/01/33
    0


    8498293          964/G02             F          204,000.00         ZZ
                                         360        204,000.00          1
                                       6.250          1,256.06         80
                                       6.000          1,256.06
    AUBURN           CA   95603          5            02/06/03         00
    0435469713                           05           04/01/03          0
    336802                               O            03/01/33
    0


    8498305          A06/G02             F           62,050.00         ZZ
                                         360         62,050.00          1
1


                                       6.625            397.32         85
                                       6.375            397.32
    FLINT            MI   48506          5            02/28/03         11
    0435479712                           05           04/01/03         12
    021000020235775                      O            03/01/33
    0


    8498367          Q14/G02             F          229,950.00         ZZ
                                         360        229,950.00          1
                                       5.875          1,360.24         80
                                       5.625          1,360.24
    RICHMOND         MO   64085          1            02/20/03         00
    0435463633                           05           04/01/03          0
    0000310993                           O            03/01/33
    0


    8498543          964/G02             F          204,000.00         ZZ
                                         360        204,000.00          1
                                       6.500          1,289.42         80
                                       6.250          1,289.42
    GUADALUPE        CA   93434          5            02/04/03         00
    0435469101                           05           04/01/03          0
    343348                               O            03/01/33
    0


    8498595          L85/G02             F          380,000.00         ZZ
                                         360        380,000.00          1
                                       6.250          2,339.73         80
                                       6.000          2,339.73
    DEARBORN         MI   48124          5            03/04/03         00
    0435484985                           05           04/01/03          0
    10208155                             O            03/01/33
    0


    8498845          K15/G02             F          147,500.00         ZZ
                                         360        147,500.00          1
                                       6.125            896.23         90
                                       5.875            896.23
    ALBUQUERQUE      NM   87113          5            02/24/03         41
    0435469226                           05           04/01/03         25
    033505510720                         O            03/01/33
    0


    8499317          X80/G02             F          231,080.00         ZZ
                                         360        231,080.00          1
                                       6.125          1,404.07         80
                                       5.875          1,404.07
    LAKE ELSINRORE   CA   92532          1            02/20/03         00
    0435484456                           03           04/01/03          0
1


    1410118918                           N            03/01/33
    0


    8499427          X80/G02             F          276,000.00         ZZ
                                         360        276,000.00          1
                                       6.000          1,654.76         80
                                       5.750          1,654.76
    LAKEWOOD         CA   90712          1            02/25/03         00
    0435484266                           05           04/01/03          0
    1410118711                           O            03/01/33
    0


    8499877          964/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
                                       6.375            823.51         95
                                       6.125            823.51
    VICTORVILLE      CA   92392          1            02/11/03         01
    0435462619                           05           04/01/03         25
    311904                               O            03/01/33
    0


    8500179          964/G02             F          176,250.00         ZZ
                                         360        176,250.00          1
                                       5.875          1,042.59         75
                                       5.625          1,042.59
    DENVER           CO   80211          5            02/07/03         00
    0435462536                           05           04/01/03          0
    334953                               O            03/01/33
    0


    8500283          U05/G02             F          168,000.00         TX
                                         360        168,000.00          1
                                       6.625          1,075.72         80
                                       6.375          1,075.72
    HOUSTON          TX   77059          5            02/21/03         00
    0435472931                           03           04/01/03          0
    3315693                              O            03/01/33
    0


    8500417          X91/G02             F          175,000.00         ZZ
                                         360        175,000.00          1
                                       6.000          1,049.21         54
                                       5.750          1,049.21
    WAILUKU          HI   96793          5            02/21/03         00
    0435470661                           01           04/01/03          0
    803710                               O            03/01/33
    0


1


    8500427          964/G02             F          178,300.00         ZZ
                                         360        178,300.00          1
                                       6.250          1,097.82         53
                                       6.000          1,097.82
    LOMPOC           CA   93436          5            02/04/03         00
    0435462486                           05           04/01/03          0
    328665                               O            03/01/33
    0


    8502057          E22/G02             F          432,000.00         ZZ
                                         360        432,000.00          2
                                       6.500          2,730.53         80
                                       6.250          2,730.53
    SAN FRANCISCO    CA   94134          1            02/26/03         00
    0416229839                           05           04/01/03          0
    0416229839                           O            03/01/33
    0


    8502097          E22/G02             F          227,600.00         ZZ
                                         360        227,600.00          1
                                       6.500          1,438.59         90
                                       6.250          1,438.59
    MERLIN           OR   97532          1            02/28/03         04
    0416338663                           05           04/01/03         25
    0416338663                           O            03/01/33
    0


    8502099          E22/G02             F          163,150.00         ZZ
                                         360        163,150.00          1
                                       6.125            991.32         80
                                       5.875            991.32
    REDMOND          WA   98052          1            03/03/03         00
    0416347904                           05           04/01/03          0
    0416347904                           O            03/01/33
    0


    8502123          E22/G02             F           78,000.00         ZZ
                                         360         78,000.00          2
                                       6.500            493.01         71
                                       6.250            493.01
    CEDAR CITY       UT   84720          2            02/21/03         00
    0415829241                           05           04/01/03          0
    0415829241                           O            03/01/33
    0


    8502165          E22/G02             F          276,000.00         ZZ
                                         360        276,000.00          1
                                       6.375          1,721.88         80
                                       6.125          1,721.88
1


    GLENDALE         CA   91201          1            02/28/03         00
    0416145308                           05           04/01/03          0
    0416145308                           O            03/01/33
    0


    8502169          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.250          1,108.29         52
                                       6.000          1,108.29
    SEATTLE          WA   98199          2            02/17/03         00
    0416152908                           05           04/01/03          0
    0416152908                           N            03/01/33
    0


    8502535          A50/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
                                       6.500            530.94         95
                                       6.250            530.94
    SULLIGENT        AL   35586          2            02/27/03         11
    0435471842                           05           04/01/03         30
    890922                               O            03/01/33
    0


    8502543          U05/G02             F          140,000.00         TX
                                         360        140,000.00          1
                                       6.500            884.90         80
                                       6.250            884.90
    HOUSTON          TX   77077          5            02/21/03         00
    0435479704                           03           04/01/03          0
    3306692                              O            03/01/33
    0


    8502589          A50/G02             F           53,500.00         ZZ
                                         360         53,500.00          1
                                       6.500            338.16         75
                                       6.250            338.16
    COLUMBUS         GA   31904          2            02/25/03         00
    0435487764                           05           04/01/03          0
    994437                               N            03/01/33
    0


    8502701          A50/G02             F           53,775.00         ZZ
                                         360         53,775.00          1
                                       6.875            353.26         76
                                       6.625            353.26
    WARNER ROBINS    GA   31088          5            02/11/03         00
    0435489224                           05           04/01/03          0
    966627                               N            03/01/33
    0
1




    8502737          Q14/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
                                       6.000            911.32         35
                                       5.750            911.32
    CHESTERFIELD     MO   63005          2            02/26/03         00
    0435485768                           03           04/01/03          0
    00003-11302                          O            03/01/33
    0


    8502903          T08/G02             F          130,000.00         ZZ
                                         360        129,885.31          1
                                       6.625            832.40         77
                                       6.375            832.40
    PALM HARBOR      FL   34684          5            01/27/03         00
    0435464953                           03           03/01/03          0
    11111020                             O            02/01/33
    0


    8502949          T08/G02             F          161,000.00         ZZ
                                         240        160,661.75          1
                                       6.250          1,176.79         59
                                       6.000          1,176.79
    ROCKVILLE        MD   20852          2            01/24/03         00
    0435465638                           01           03/01/03          0
    132016138                            O            02/01/23
    0


    8502999          T08/G02             F          196,000.00         ZZ
                                         360        195,618.02          1
                                       6.125          1,190.92         77
                                       5.875          1,190.92
    ST CHARLES       IL   60125          2            12/26/02         00
    0435465208                           05           02/01/03          0
    13210370                             O            01/01/33
    0


    8503023          T08/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.000          1,079.19         79
                                       5.750          1,079.19
    CHICAGO          IL   60641          2            02/06/03         00
    0435465281                           05           04/01/03          0
    13210917                             O            03/01/33
    0


    8503035          T08/G02             F          156,000.00         ZZ
                                         360        155,717.18          1
1


                                       6.500            986.03         80
                                       6.250            986.03
    CAPE CORAL       FL   33990          1            12/30/02         00
    0435465349                           05           02/01/03          0
    15010505                             O            01/01/33
    0


    8503045          T08/G02             F          424,000.00         ZZ
                                         360        422,491.21          1
                                       6.625          2,714.92         80
                                       6.375          2,714.92
    JACKSONVILLE BE  FL   32250          1            10/25/02         00
    0435465372                           03           12/01/02          0
    15020300                             O            11/01/32
    0


    8503101          W96/G02             F          244,000.00         ZZ
                                         240        243,487.37          1
                                       6.250          1,783.46         80
                                       6.000          1,783.46
    ESCONDIDO        CA   92027          1            01/24/03         00
    0435466123                           05           03/01/03          0
    22110447                             O            02/01/23
    0


    8503117          W96/G02             F          189,500.00         ZZ
                                         360        189,130.70          1
                                       6.125          1,151.42         54
                                       5.875          1,151.42
    VISTA            CA   92083          5            12/24/02         00
    0435466198                           05           02/01/03          0
    22120142                             O            01/01/33
    0


    8503695          S11/G02             F          224,000.00         ZZ
                                         360        224,000.00          1
                                       6.125          1,361.05         80
                                       5.875          1,361.05
    LONG BEACH       CA   90815          1            02/25/03         00
    0435486972                           05           04/01/03          0
    10211139                             N            03/01/33
    0


    8503719          A50/G02             F           74,000.00         ZZ
                                         240         74,000.00          1
                                       7.250            584.88         79
                                       7.000            584.88
    PENSACOLA        FL   32534          1            02/12/03         00
    0435489026                           05           04/01/03          0
1


    975010                               O            03/01/23
    0


    8503737          M18/G02             F          316,000.00         ZZ
                                         360        316,000.00          1
                                       5.875          1,869.26         80
                                       5.625          1,869.26
    GLENDALE         CA   91206          1            02/14/03         00
    0435475470                           05           04/01/03          0
    980102304                            O            03/01/33
    0


    8504135          A39/G02             F          565,000.00         ZZ
                                         360        565,000.00          1
                                       6.250          3,478.80         70
                                       6.000          3,478.80
    THOUSAND OAKS    CA   91360          5            02/19/03         00
    0435472022                           05           04/01/03          0
    2300284RFC                           O            03/01/33
    0


    8504397          588/G02             F           61,600.00         ZZ
                                         360         61,600.00          2
                                       6.375            384.30         80
                                       6.125            384.30
    WEST EASTON BOR  PA   18042          1            02/27/03         00
    0435484795                           05           04/01/03          0
    1086778                              O            03/01/33
    0


    8505539          168/168             F          157,200.00         ZZ
                                         360        156,928.54          1
                                       6.750          1,019.60         80
                                       6.500          1,019.60
    LAS VEGAS        NV   89120          1            12/24/02         00
    0319334953                           05           02/01/03          0
    0319334953                           O            01/01/33
    0


    8507055          E22/G02             F          483,000.00         ZZ
                                         360        483,000.00          1
                                       6.125          2,934.76         85
                                       5.875          2,934.76
    SIMI VALLEY      CA   93065          5            02/18/03         11
    0415975382                           03           04/01/03         12
    0415975382                           O            03/01/33
    0


1


    8507159          E22/G02             F          182,400.00         ZZ
                                         360        182,400.00          1
                                       6.125          1,108.28         80
                                       5.875          1,108.28
    SEATTLE          WA   98126          5            02/27/03         00
    0416096915                           05           04/01/03          0
    0416096915                           O            03/01/33
    0


    8507295          E22/G02             F          185,915.00         ZZ
                                         360        185,915.00          1
                                       6.375          1,159.87         95
                                       6.125          1,159.87
    FARMINGVILLE     NY   11738          1            03/07/03         04
    0416246569                           05           04/01/03         30
    0416246569                           O            03/01/33
    0


    8507345          E22/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
                                       6.125            899.26         89
                                       5.875            899.26
    LAKEWOOD         WA   98498          2            02/26/03         04
    0416288462                           05           04/01/03         25
    0416288462                           O            03/01/33
    0


    8508215          K15/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
                                       6.500            986.03         80
                                       6.250            986.03
    SACRAMENTO       CA   95842          5            02/12/03         00
    0435473616                           05           04/01/03          0
    039005506923                         O            03/01/33
    0


    8508455          U05/G02             F           99,800.00         TX
                                         360         99,800.00          1
                                       6.625            639.03         70
                                       6.375            639.03
    MCKINNEY         TX   75071          5            02/24/03         00
    0435493036                           05           04/01/03          0
    3316873                              O            03/01/33
    0


    8509453          975/G02             F          117,500.00         ZZ
                                         360        117,500.00          1
                                       6.250            723.47         75
                                       6.000            723.47
1


    PERRIS           CA   92571          2            02/04/03         00
    0435487046                           05           04/01/03          0
    2025107                              N            03/01/33
    0


    8511067          L96/G02             F          137,500.00         ZZ
                                         360        137,500.00          1
                                       6.250            846.61         66
                                       6.000            846.61
    (VAN NUYS AREA)  CA   91406          5            02/12/03         00
    0435488804                           01           04/01/03          0
    4027480000                           O            03/01/33
    0


    8512319          E22/G02             F          304,000.00         ZZ
                                         360        304,000.00          1
                                       5.875          1,798.27         80
                                       5.625          1,798.27
    SEATTLE          WA   98136          5            02/28/03         00
    0416151421                           05           04/01/03          0
    0416151421                           O            03/01/33
    0


    8516295          696/G02             F          450,000.00         ZZ
                                         360        450,000.00          1
                                       6.125          2,734.25         65
                                       5.875          2,734.25
    ARLINGTON        VA   22207          2            02/26/03         00
    0435472865                           05           04/01/03          0
    25503009                             O            03/01/33
    0


    8516377          K15/G02             F           77,900.00         ZZ
                                         360         77,900.00          1
                                       7.625            551.37         95
                                       7.375            551.37
    HUME             NY   14745          5            02/12/03         41
    0435490834                           05           04/01/03         30
    023605511240                         O            03/01/33
    0


    8516451          K15/G02             F           99,700.00         ZZ
                                         360         99,700.00          1
                                       6.750            646.65         95
                                       6.500            646.65
    CASSELBERRY      FL   32707          5            02/21/03         41
    0435492251                           05           04/01/03         30
    009805507188                         O            03/01/33
    0
1




    8516545          K15/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.250          1,108.29         77
                                       6.000          1,108.29
    SACRAMENTO       CA   95829          5            02/21/03         00
    0435492723                           05           04/01/03          0
    039005507421                         O            03/01/33
    0

   TOTAL NUMBER OF LOANS   :      1,992

   TOTAL ORIGINAL BALANCE  :   373,974,998.00

   TOTAL PRINCIPAL BALANCE :   373,487,312.17

   TOTAL ORIGINAL P+I      :     2,358,886.22

   TOTAL CURRENT P+I       :     2,358,886.21


                             ***************************
                             *      END OF REPORT      *
                             ***************************


                                   EXHIBIT TWO

                         SCHEDULE OF DISCOUNT FRACTIONS

                               Schedule of Discount Fractions

    Loan Number     Current Balance    Net Mortgage Rate  Discount Fraction   PO Balance
      8039317         $178,082.30           5.970%             0.5000%          $890.41
      8094625         $380,436.14           5.345%            10.9167%        $41,530.95
      8154059         $100,404.67           5.970%             0.5000%          $502.02
      8201133         $315,244.65           5.845%             2.5833%         $8,143.82
      8226951         $96,715.72            5.845%             2.5833%         $2,498.49
      8229911         $63,019.17            5.970%             0.5000%          $315.10
      8231851         $94,728.17            5.970%             0.5000%          $473.64
      8278871         $160,528.16           5.845%             2.5833%         $4,146.98
      8283077         $204,215.82           5.970%             0.5000%         $1,021.08
      8301295         $156,701.28           5.970%             0.5000%          $783.51
      8326491         $377,224.10           5.720%             4.6667%        $17,603.79
      8341335         $479,041.91           5.720%             4.6667%        $22,355.29
      8341347         $429,141.72           5.720%             4.6667%        $20,026.61
      8344911         $180,873.30           5.845%             2.5833%         $4,672.56
      8346334         $254,752.15           5.845%             2.5833%         $6,581.10
      8348532         $411,609.08           5.970%             0.5000%         $2,058.05
      8348620         $167,037.50           5.845%             2.5833%         $4,315.14
      8348648         $260,746.33           5.845%             2.5833%         $6,735.95
      8350322         $269,724.72           5.595%             6.7500%        $18,206.42
      8351410         $497,300.00           5.845%             2.5833%        $12,846.92
      8351840         $594,000.00           5.845%             2.5833%        $15,345.00
      8352720         $128,500.00           5.845%             2.5833%         $3,319.58
      8353224         $192,000.00           5.970%             0.5000%          $960.00
      8353450         $275,500.00           5.845%             2.5833%         $7,117.08
      8365107         $66,933.30            5.720%             4.6667%         $3,123.55
      8367201         $414,606.23           5.970%             0.5000%         $2,073.03
      8368677         $224,781.32           5.845%             2.5833%         $5,806.85
      8375967         $149,854.21           5.845%             2.5833%         $3,871.23
      8375997         $119,754.70           5.595%             6.7500%         $8,083.44
      8376069         $293,700.25           5.595%             6.7500%        $19,824.77
      8376203         $246,506.99           5.720%             4.6667%        $11,503.66
      8376317         $179,632.06           5.595%             6.7500%        $12,125.16
      8377393         $279,721.26           5.720%             4.6667%        $13,053.66
      8377573         $59,192.41            5.845%             2.5833%         $1,529.14
      8377627         $300,407.74           5.845%             2.5833%         $7,760.53
      8377671         $234,960.20           5.595%             6.7500%        $15,859.81
      8378395         $107,398.00           5.970%             0.5000%          $536.99
      8379997         $81,920.30            5.845%             2.5833%         $2,116.27
      8380337         $262,738.18           5.720%             4.6667%        $12,261.12
      8380391         $374,409.68           5.845%             2.5833%         $9,672.25
      8381033         $144,949.72           5.970%             0.5000%          $724.75
      8381139         $349,624.88           5.845%             2.5833%         $9,031.98
      8381247         $251,261.45           5.845%             2.5833%         $6,490.92
      8381299         $317,294.43           5.970%             0.5000%         $1,586.47
      8381307         $369,938.44           5.970%             0.5000%         $1,849.69
      8384291         $399,611.23           5.845%             2.5833%        $10,323.29
      8384331         $598,199.12           5.720%             4.6667%        $27,915.96
      8384667         $648,763.29           5.970%             0.5000%         $3,243.82
      8386269         $94,408.15            5.845%             2.5833%         $2,438.88
      8387417         $484,054.81           5.845%             2.5833%        $12,504.75
      8387449         $140,659.83           5.720%             4.6667%         $6,564.13
      8388383         $469,554.05           5.970%             0.5000%         $2,347.77
      8392981         $163,840.60           5.845%             2.5833%         $4,232.55


 Wednesday, March 19, 2003                                                     Page 1 of 12

      8394011         $108,694.25           5.845%             2.5833%         $2,807.93
      8394493         $134,868.79           5.845%             2.5833%         $3,484.11
      8394571         $154,342.48           5.595%             6.7500%        $10,418.12
      8395775         $479,533.47           5.845%             2.5833%        $12,387.95
      8395851         $263,749.51           5.970%             0.5000%         $1,318.75
      8396909         $757,825.36           5.970%             0.5000%         $3,789.13
      8398015         $76,727.13            5.970%             0.5000%          $383.64
      8398143         $291,709.31           5.720%             4.6667%        $13,613.10
      8398203         $247,259.44           5.845%             2.5833%         $6,387.54
      8398585         $257,355.58           5.970%             0.5000%         $1,286.78
      8398865         $254,758.04           5.970%             0.5000%         $1,273.79
      8400221         $256,050.89           5.845%             2.5833%         $6,614.65
      8400617         $261,616.11           5.845%             2.5833%         $6,758.42
      8401679         $121,762.25           5.845%             2.5833%         $3,145.52
      8403413         $142,600.00           5.970%             0.5000%          $713.00
      8403651         $579,436.28           5.845%             2.5833%        $14,968.77
      8403735         $259,753.31           5.970%             0.5000%         $1,298.77
      8403941         $222,103.06           5.970%             0.5000%         $1,110.52
      8404009         $237,774.17           5.970%             0.5000%         $1,188.87
      8404171         $233,178.54           5.970%             0.5000%         $1,165.89
      8404693         $209,800.74           5.970%             0.5000%         $1,049.00
      8404773         $190,000.00           5.595%             6.7500%        $12,825.00
      8406373         $178,252.18           5.970%             0.5000%          $891.26
      8406385         $182,322.62           5.845%             2.5833%         $4,710.00
      8406491         $164,843.44           5.970%             0.5000%          $824.22
      8406539         $159,341.22           5.720%             4.6667%         $7,435.92
      8407199         $378,313.90           5.595%             6.7500%        $25,536.19
      8407203         $167,341.07           5.970%             0.5000%          $836.71
      8407225         $214,791.04           5.845%             2.5833%         $5,548.77
      8407247         $644,342.39           5.595%             6.7500%        $43,493.11
      8407287         $262,731.85           5.595%             6.7500%        $17,734.40
      8407361         $319,673.75           5.595%             6.7500%        $21,577.98
      8407417         $102,300.48           5.845%             2.5833%         $2,642.76
      8407469         $82,919.33            5.845%             2.5833%         $2,142.08
      8407481         $243,762.85           5.845%             2.5833%         $6,297.21
      8407493         $258,754.25           5.970%             0.5000%         $1,293.77
      8407521         $187,313.34           5.720%             4.6667%         $8,741.29
      8407545         $144,852.17           5.595%             6.7500%         $9,777.52
      8407549         $101,896.00           5.595%             6.7500%         $6,877.98
      8407551         $143,863.37           5.970%             0.5000%          $719.32
      8407559         $103,893.97           5.595%             6.7500%         $7,012.84
      8407565         $228,511.17           5.470%             8.8333%        $20,185.15
      8407571         $584,444.92           5.970%             0.5000%         $2,922.22
      8407577         $126,876.56           5.845%             2.5833%         $3,277.64
      8407615         $248,740.03           5.470%             8.8333%        $21,972.04
      8407633         $169,526.98           5.595%             6.7500%        $11,443.07
      8407645         $249,745.11           5.595%             6.7500%        $16,857.79
      8407649         $220,779.99           5.720%             4.6667%        $10,303.07
      8407661         $158,837.89           5.595%             6.7500%        $10,721.56
      8407735         $155,402.41           5.970%             0.5000%          $777.01
      8408377         $76,000.00            5.970%             0.5000%          $380.00
      8408571         $141,861.98           5.845%             2.5833%         $3,664.77
      8408607         $90,000.00            5.970%             0.5000%          $450.00
      8408685         $165,300.00           5.720%             4.6667%         $7,714.00
      8408711         $124,331.92           5.970%             0.5000%          $621.66
      8408713         $217,788.12           5.845%             2.5833%         $5,626.19
      8408751         $185,224.08           5.970%             0.5000%          $926.12


 Wednesday, March 19, 2003                                                     Page 2 of 12

      8408983         $322,386.35           5.845%             2.5833%         $8,328.31
      8410095         $429,072.43           5.720%             4.6667%        $20,023.38
      8410169         $488,513.20           5.720%             4.6667%        $22,797.28
      8410635         $80,321.86            5.845%             2.5833%         $2,074.98
      8411509         $94,701.02            5.470%             8.8333%         $8,365.26
      8413101         $118,082.33           5.720%             4.6667%         $5,510.51
      8413193         $183,821.17           5.845%             2.5833%         $4,748.71
      8413247         $135,000.00           5.845%             2.5833%         $3,487.50
      8413739         $174,326.28           5.720%             4.6667%         $8,135.23
      8414695         $144,862.42           5.970%             0.5000%          $724.31
      8415457         $246,400.00           5.595%             6.7500%        $16,632.00
      8415521         $163,840.60           5.845%             2.5833%         $4,232.55
      8415535         $125,000.00           5.970%             0.5000%          $625.00
      8415583         $130,000.00           5.970%             0.5000%          $650.00
      8415609         $85,247.05            5.720%             4.6667%         $3,978.20
      8415619         $226,500.00           5.845%             2.5833%         $5,851.25
      8415839         $87,916.50            5.970%             0.5000%          $439.58
      8415873         $283,900.00           5.845%             2.5833%         $7,334.08
      8416159         $106,669.71           5.720%             4.6667%         $4,977.92
      8416183         $88,240.62            5.845%             2.5833%         $2,279.55
      8416239         $89,517.64            5.970%             0.5000%          $447.59
      8416339         $59,861.70            5.970%             0.5000%          $299.31
      8416371         $139,579.79           5.720%             4.6667%         $6,513.72
      8416387         $111,671.74           5.845%             2.5833%         $2,884.85
      8416405         $295,153.04           5.970%             0.5000%         $1,475.77
      8416413         $78,994.31            5.970%             0.5000%          $394.97
      8416535         $81,836.31            5.720%             4.6667%         $3,819.03
      8416539         $131,349.61           5.970%             0.5000%          $656.75
      8416541         $217,285.79           5.970%             0.5000%         $1,086.43
      8416611         $44,770.69            5.970%             0.5000%          $223.85
      8416621         $257,497.20           5.845%             2.5833%         $6,652.01
      8416715         $224,561.50           5.845%             2.5833%         $5,801.17
      8416729         $129,867.46           5.595%             6.7500%         $8,766.05
      8416731         $91,824.96            5.970%             0.5000%          $459.12
      8416739         $449,143.82           5.970%             0.5000%         $2,245.72
      8416751         $122,398.75           5.970%             0.5000%          $611.99
      8416777         $102,456.00           5.970%             0.5000%          $512.28
      8416789         $159,695.57           5.970%             0.5000%          $798.48
      8416807         $99,809.73            5.970%             0.5000%          $499.05
      8416817         $168,027.14           5.970%             0.5000%          $840.14
      8416821         $258,258.90           5.970%             0.5000%         $1,291.29
      8416827         $348,974.24           5.845%             2.5833%         $9,015.17
      8416853         $235,800.49           5.970%             0.5000%         $1,179.00
      8416881         $70,782.89            5.720%             4.6667%         $3,303.20
      8417021         $126,882.41           5.970%             0.5000%          $634.41
      8417029         $58,631.73            5.970%             0.5000%          $293.16
      8417061         $98,702.84            5.720%             4.6667%         $4,606.13
      8417063         $98,702.84            5.720%             4.6667%         $4,606.13
      8417133         $89,742.47            5.970%             0.5000%          $448.71
      8417135         $195,618.02           5.845%             2.5833%         $5,053.47
      8417139         $114,781.19           5.970%             0.5000%          $573.91
      8417185         $86,834.45            5.970%             0.5000%          $434.17
      8417315         $174,665.79           5.970%             0.5000%          $873.33
      8417435         $128,754.55           5.970%             0.5000%          $643.77
      8417449         $76,095.91            5.720%             4.6667%         $3,551.14
      8417481         $179,657.51           5.970%             0.5000%          $898.29
      8417489         $99,570.84            5.720%             4.6667%         $4,646.64


 Wednesday, March 19, 2003                                                     Page 3 of 12

      8417507         $294,438.72           5.970%             0.5000%         $1,472.19
      8417565         $153,706.98           5.970%             0.5000%          $768.53
      8417577         $129,752.64           5.970%             0.5000%          $648.76
      8417581         $88,281.70            5.970%             0.5000%          $441.41
      8417599         $322,055.89           5.720%             4.6667%        $15,029.27
      8417637         $93,521.72            5.970%             0.5000%          $467.61
      8417733         $159,296.33           5.970%             0.5000%          $796.48
      8417737         $157,200.32           5.970%             0.5000%          $786.00
      8417745         $188,613.66           5.595%             6.7500%        $12,731.42
      8417911         $104,785.36           5.595%             6.7500%         $7,073.01
      8417949         $491,938.31           5.970%             0.5000%         $2,459.69
      8418149         $202,679.12           5.845%             2.5833%         $5,235.88
      8418161         $183,825.41           5.970%             0.5000%          $919.13
      8419135         $197,802.89           5.720%             4.6667%         $9,230.80
      8419297         $510,515.15           5.970%             0.5000%         $2,552.58
      8419301         $249,757.01           5.845%             2.5833%         $6,452.06
      8419933         $602,413.92           5.845%             2.5833%        $15,562.36
      8420173         $199,306.10           5.845%             2.5833%         $5,148.74
      8420183         $227,683.76           5.970%             0.5000%         $1,138.42
      8420213         $106,500.00           5.670%             5.5000%         $5,857.50
      8421501         $143,863.37           5.970%             0.5000%          $719.32
      8421525         $251,500.00           5.845%             2.5833%         $6,497.08
      8421547         $381,628.72           5.845%             2.5833%         $9,858.74
      8421579         $260,000.00           5.970%             0.5000%         $1,300.00
      8421587         $249,757.01           5.845%             2.5833%         $6,452.06
      8421595         $249,757.01           5.845%             2.5833%         $6,452.06
      8423091         $350,833.32           5.470%             8.8333%        $30,990.28
      8423271         $101,898.46           5.720%             4.6667%         $4,755.26
      8423329         $351,666.01           5.970%             0.5000%         $1,758.33
      8423379         $444,000.00           5.720%             4.6667%        $20,720.00
      8423579         $155,000.00           5.845%             2.5833%         $4,004.17
      8424355         $131,125.46           5.970%             0.5000%          $655.63
      8424499         $345,164.20           5.845%             2.5833%         $8,916.74
      8424731         $232,500.00           5.720%             4.6667%        $10,850.00
      8426463         $408,000.00           5.595%             6.7500%        $27,540.00
      8426873         $191,813.39           5.845%             2.5833%         $4,955.18
      8426913         $520,000.00           5.845%             2.5833%        $13,433.33
      8427031         $80,539.74            5.720%             4.6667%         $3,758.52
      8427043         $152,800.00           5.970%             0.5000%          $764.00
      8427081         $344,226.88           5.970%             0.5000%         $1,721.13
      8427095         $200,000.00           5.720%             4.6667%         $9,333.33
      8427103         $108,000.00           5.595%             6.7500%         $7,290.00
      8427113         $256,756.15           5.970%             0.5000%         $1,283.78
      8427173         $524,000.00           5.845%             2.5833%        $13,536.67
      8427203         $155,330.00           5.595%             6.7500%        $10,484.78
      8427217         $330,000.00           5.845%             2.5833%         $8,525.00
      8427223         $455,556.80           5.845%             2.5833%        $11,768.55
      8427255         $399,075.00           5.970%             0.5000%         $1,995.38
      8427273         $281,775.00           5.970%             0.5000%         $1,408.88
      8430479         $368,000.00           5.720%             4.6667%        $17,173.33
      8430513         $187,022.38           5.970%             0.5000%          $935.11
      8431297         $342,059.14           5.720%             4.6667%        $15,962.76
      8431341         $296,400.00           5.845%             2.5833%         $7,657.00
      8431363         $188,000.00           5.845%             2.5833%         $4,856.67
      8431531         $206,893.83           5.720%             4.6667%         $9,655.05
      8431579         $388,403.60           5.595%             6.7500%        $26,217.24
      8431583         $194,805.88           5.720%             4.6667%         $9,090.94


 Wednesday, March 19, 2003                                                     Page 4 of 12
      8431619         $574,441.14           5.845%             2.5833%        $14,839.73
      8431647         $490,000.00           5.970%             0.5000%         $2,450.00
      8432501         $127,500.00           5.845%             2.5833%         $3,293.75
      8432579         $450,000.00           5.845%             2.5833%        $11,625.00
      8432691         $100,400.00           5.845%             2.5833%         $2,593.67
      8432693         $196,304.38           5.720%             4.6667%         $9,160.87
      8432699         $240,000.00           5.720%             4.6667%        $11,200.00
      8432719         $79,200.00            5.970%             0.5000%          $396.00
      8432755         $113,000.00           5.970%             0.5000%          $565.00
      8432811         $104,500.00           5.970%             0.5000%          $522.50
      8432847         $150,500.00           5.720%             4.6667%         $7,023.33
      8432861         $156,000.00           5.720%             4.6667%         $7,280.00
      8432863         $152,854.82           5.970%             0.5000%          $764.27
      8432881         $189,815.33           5.845%             2.5833%         $4,903.56
      8432931         $104,700.56           5.970%             0.5000%          $523.50
      8432943         $780,000.00           5.970%             0.5000%         $3,900.00
      8432979         $165,838.66           5.845%             2.5833%         $4,284.17
      8433671         $152,000.00           5.970%             0.5000%          $760.00
      8434625         $124,000.00           5.845%             2.5833%         $3,203.33
      8435085         $367,134.15           5.720%             4.6667%        $17,132.93
      8435989         $53,249.42            5.970%             0.5000%          $266.25
      8436377         $108,000.00           5.970%             0.5000%          $540.00
      8436387         $272,679.71           5.595%             6.7500%        $18,405.88
      8436481         $549,478.14           5.970%             0.5000%         $2,747.39
      8436555         $189,810.85           5.720%             4.6667%         $8,857.84
      8436629         $415,855.04           5.970%             0.5000%         $2,079.28
      8436661         $584,403.56           5.595%             6.7500%        $39,447.24
      8436767         $424,191.38           5.970%             0.5000%         $2,120.96
      8436947         $216,500.00           5.970%             0.5000%         $1,082.50
      8437055         $101,400.00           5.845%             2.5833%         $2,619.50
      8437057         $300,000.00           5.845%             2.5833%         $7,750.00
      8437069         $224,000.00           5.970%             0.5000%         $1,120.00
      8437085         $157,000.00           5.845%             2.5833%         $4,055.83
      8437089         $55,000.00            5.970%             0.5000%          $275.00
      8437101         $285,000.00           5.845%             2.5833%         $7,362.50
      8437105         $453,500.00           5.970%             0.5000%         $2,267.50
      8437109         $610,000.00           5.845%             2.5833%        $15,758.33
      8437521         $173,356.00           5.845%             2.5833%         $4,478.36
      8437531         $138,500.00           5.970%             0.5000%          $692.50
      8437573         $329,606.05           5.970%             0.5000%         $1,648.03
      8438377         $145,920.00           5.595%             6.7500%         $9,849.60
      8438699         $347,162.25           5.845%             2.5833%         $8,968.36
      8440413         $220,000.00           5.845%             2.5833%         $5,683.33
      8440421         $278,093.00           5.595%             6.7500%        $18,771.28
      8440429         $430,000.00           5.595%             6.7500%        $29,025.00
      8440469         $170,000.00           5.970%             0.5000%          $850.00
      8440547         $464,000.00           5.970%             0.5000%         $2,320.00
      8441263         $215,795.05           5.970%             0.5000%         $1,078.98
      8441345         $80,921.28            5.845%             2.5833%         $2,090.47
      8441441         $277,136.79           5.970%             0.5000%         $1,385.68
      8441445         $399,611.23           5.845%             2.5833%        $10,323.29
      8442857         $194,814.97           5.970%             0.5000%          $974.07
      8443353         $223,500.00           5.970%             0.5000%         $1,117.50
      8443373         $128,000.00           5.720%             4.6667%         $5,973.33
      8443403         $109,500.00           5.970%             0.5000%          $547.50
      8443503         $107,000.00           5.845%             2.5833%         $2,764.17
      8443571         $210,900.00           5.970%             0.5000%         $1,054.50


 Wednesday, March 19, 2003                                                     Page 5 of 12

      8443607         $112,500.00           5.720%             4.6667%         $5,250.00
      8443613         $119,200.00           5.845%             2.5833%         $3,079.33
      8443615         $212,000.00           5.595%             6.7500%        $14,310.00
      8443779         $196,013.83           5.970%             0.5000%          $980.07
      8444739         $226,800.00           5.470%             8.8333%        $20,034.00
      8445301         $179,825.05           5.845%             2.5833%         $4,645.48
      8445331         $96,000.00            5.720%             4.6667%         $4,480.00
      8445339         $195,700.00           5.595%             6.7500%        $13,209.75
      8445411         $365,952.44           5.970%             0.5000%         $1,829.76
      8445499         $67,935.48            5.970%             0.5000%          $339.68
      8445541         $85,000.00            5.970%             0.5000%          $425.00
      8445597         $88,000.00            5.970%             0.5000%          $440.00
      8445701         $285,708.41           5.595%             6.7500%        $19,285.32
      8445705         $52,000.00            5.970%             0.5000%          $260.00
      8445753         $225,764.04           5.470%             8.8333%        $19,942.49
      8445803         $175,904.00           5.845%             2.5833%         $4,544.19
      8445853         $100,000.00           5.720%             4.6667%         $4,666.67
      8445921         $549,452.47           5.720%             4.6667%        $25,641.12
      8445929         $288,476.03           5.970%             0.5000%         $1,442.38
      8445937         $149,857.67           5.970%             0.5000%          $749.29
      8447651         $449,900.00           5.845%             2.5833%        $11,622.42
      8447871         $459,492.12           5.720%             4.6667%        $21,442.97
      8448283         $475,000.00           5.720%             4.6667%        $22,166.67
      8448821         $152,000.00           5.720%             4.6667%         $7,093.33
      8449273         $146,114.69           5.845%             2.5833%         $3,774.63
      8449911         $645,000.00           5.720%             4.6667%        $30,100.00
      8449975         $258,000.00           5.970%             0.5000%         $1,290.00
      8450127         $152,000.00           5.970%             0.5000%          $760.00
      8450131         $313,000.00           5.970%             0.5000%         $1,565.00
      8450197         $200,000.00           5.970%             0.5000%         $1,000.00
      8450209         $200,000.00           5.845%             2.5833%         $5,166.67
      8450293         $216,794.10           5.970%             0.5000%         $1,083.97
      8450301         $250,000.00           5.595%             6.7500%        $16,875.00
      8450345         $143,856.64           5.720%             4.6667%         $6,713.31
      8450387         $368,000.00           5.845%             2.5833%         $9,506.67
      8450399         $473,539.30           5.845%             2.5833%        $12,233.10
      8450933         $306,000.00           5.970%             0.5000%         $1,530.00
      8451177         $195,000.00           5.970%             0.5000%          $975.00
      8451183         $119,050.00           5.970%             0.5000%          $595.25
      8451215         $94,905.43            5.720%             4.6667%         $4,428.92
      8451547         $326,267.02           5.595%             6.7500%        $22,023.02
      8451747         $146,500.00           5.720%             4.6667%         $6,836.67
      8451755         $344,000.00           5.970%             0.5000%         $1,720.00
      8451779         $322,000.00           5.970%             0.5000%         $1,610.00
      8451811         $178,700.00           5.970%             0.5000%          $893.50
      8452617         $105,000.00           5.970%             0.5000%          $525.00
      8452923         $164,000.00           5.845%             2.5833%         $4,236.67
      8452941         $276,000.00           5.970%             0.5000%         $1,380.00
      8453035         $308,000.00           5.970%             0.5000%         $1,540.00
      8453093         $633,000.00           5.720%             4.6667%        $29,540.00
      8453415         $165,850.00           5.845%             2.5833%         $4,284.46
      8453999         $360,000.00           5.595%             6.7500%        $24,300.00
      8454137         $168,625.00           5.845%             2.5833%         $4,356.15
      8454741         $151,855.78           5.970%             0.5000%          $759.28
      8454779         $538,000.00           5.770%             3.8333%        $20,623.33
      8454901         $420,000.00           5.910%             1.5000%         $6,300.00
      8454905         $120,000.00           5.720%             4.6667%         $5,600.00


 Wednesday, March 19, 2003                                                     Page 6 of 12

      8456677         $361,500.00           5.845%             2.5833%         $9,338.75
      8456831         $254,000.00           5.720%             4.6667%        $11,853.33
      8456845         $400,000.00           5.595%             6.7500%        $27,000.00
      8456851         $225,000.00           5.345%            10.9167%        $24,562.50
      8456897         $226,768.56           5.595%             6.7500%        $15,306.88
      8456899         $125,000.00           5.970%             0.5000%          $625.00
      8456907         $220,600.00           5.845%             2.5833%         $5,698.83
      8456909         $182,000.00           5.845%             2.5833%         $4,701.67
      8456921         $182,000.00           5.345%            10.9167%        $19,868.33
      8456935         $135,000.00           5.845%             2.5833%         $3,487.50
      8456943         $140,000.00           5.970%             0.5000%          $700.00
      8456953         $196,000.00           5.720%             4.6667%         $9,146.67
      8456959         $322,700.00           5.470%             8.8333%        $28,505.17
      8456965         $189,000.00           5.970%             0.5000%          $945.00
      8456969         $228,000.00           5.595%             6.7500%        $15,390.00
      8456979         $184,000.00           5.470%             8.8333%        $16,253.33
      8456983         $116,000.00           5.970%             0.5000%          $580.00
      8456999         $150,000.00           5.095%            15.0833%        $22,625.00
      8457013         $300,000.00           5.595%             6.7500%        $20,250.00
      8457015         $240,000.00           5.595%             6.7500%        $16,200.00
      8457037         $120,000.00           5.720%             4.6667%         $5,600.00
      8457045         $192,000.00           5.845%             2.5833%         $4,960.00
      8457057         $190,000.00           5.720%             4.6667%         $8,866.67
      8457069         $225,500.00           5.720%             4.6667%        $10,523.33
      8457083         $236,000.00           5.595%             6.7500%        $15,930.00
      8457085         $280,000.00           5.470%             8.8333%        $24,733.33
      8457091         $174,800.00           5.970%             0.5000%          $874.00
      8457095         $202,900.00           5.595%             6.7500%        $13,695.75
      8457101         $540,000.00           5.970%             0.5000%         $2,700.00
      8457103         $172,000.00           5.720%             4.6667%         $8,026.67
      8457109         $128,500.00           5.720%             4.6667%         $5,996.67
      8457111         $162,400.00           5.845%             2.5833%         $4,195.33
      8457355         $142,122.48           5.845%             2.5833%         $3,671.50
      8457383         $367,588.52           5.970%             0.5000%         $1,837.94
      8457391         $182,152.76           5.970%             0.5000%          $910.76
      8457433         $116,665.22           5.970%             0.5000%          $583.33
      8457439         $543,402.75           5.845%             2.5833%        $14,037.90
      8457473         $120,769.78           5.970%             0.5000%          $603.85
      8457511         $424,191.38           5.970%             0.5000%         $2,120.96
      8457633         $182,994.30           5.970%             0.5000%          $914.97
      8457697         $153,101.80           5.720%             4.6667%         $7,144.75
      8457701         $119,557.90           5.720%             4.6667%         $5,579.37
      8457709         $167,519.28           5.970%             0.5000%          $837.60
      8457775         $156,731.60           5.970%             0.5000%          $783.66
      8458177         $71,000.00            5.970%             0.5000%          $355.00
      8458245         $68,500.00            5.845%             2.5833%         $1,769.58
      8458249         $70,400.00            5.845%             2.5833%         $1,818.67
      8458259         $120,000.00           5.970%             0.5000%          $600.00
      8458797         $234,327.57           5.970%             0.5000%         $1,171.64
      8458817         $129,587.56           5.970%             0.5000%          $647.94
      8458875         $114,282.14           5.970%             0.5000%          $571.41
      8458881         $131,748.85           5.970%             0.5000%          $658.74
      8458911         $131,748.85           5.970%             0.5000%          $658.74
      8458931         $141,550.00           5.845%             2.5833%         $3,656.71
      8458933         $147,711.56           5.845%             2.5833%         $3,815.88
      8459025         $437,000.00           5.845%             2.5833%        $11,289.17
      8459041         $338,675.00           5.970%             0.5000%         $1,693.38


 Wednesday, March 19, 2003                                                     Page 7 of 12

      8459159         $170,000.00           5.845%             2.5833%         $4,391.67
      8459187         $139,500.00           5.970%             0.5000%          $697.50
      8459191         $118,400.00           5.595%             6.7500%         $7,992.00
      8459223         $237,314.37           5.970%             0.5000%         $1,186.57
      8459265         $478,088.63           5.970%             0.5000%         $2,390.44
      8459293         $101,600.00           5.720%             4.6667%         $4,741.33
      8459301         $216,000.00           5.720%             4.6667%        $10,080.00
      8459319         $185,454.87           5.845%             2.5833%         $4,790.92
      8459435         $272,000.00           5.845%             2.5833%         $7,026.67
      8459439         $347,000.00           5.845%             2.5833%         $8,964.17
      8459457         $230,000.00           5.970%             0.5000%         $1,150.00
      8459475         $153,369.70           5.970%             0.5000%          $766.85
      8459497         $98,310.00            5.970%             0.5000%          $491.55
      8459509         $194,900.00           5.970%             0.5000%          $974.50
      8459559         $165,600.00           5.845%             2.5833%         $4,278.00
      8459615         $156,777.57           5.970%             0.5000%          $783.89
      8459665         $416,774.93           5.845%             2.5833%        $10,766.69
      8459707         $111,116.42           5.970%             0.5000%          $555.58
      8459731         $114,559.30           5.970%             0.5000%          $572.80
      8459775         $240,042.40           5.970%             0.5000%         $1,200.21
      8459841         $126,597.28           5.970%             0.5000%          $632.99
      8459843         $466,435.79           5.970%             0.5000%         $2,332.18
      8460055         $249,085.16           5.970%             0.5000%         $1,245.43
      8460077         $299,141.57           5.970%             0.5000%         $1,495.71
      8460083         $449,143.82           5.970%             0.5000%         $2,245.72
      8460199         $152,701.84           5.845%             2.5833%         $3,944.80
      8460337         $306,121.54           5.970%             0.5000%         $1,530.61
      8460379         $384,895.51           5.970%             0.5000%         $1,924.48
      8460447         $122,727.50           5.970%             0.5000%          $613.64
      8460493         $188,640.39           5.970%             0.5000%          $943.20
      8460935         $487,950.00           5.845%             2.5833%        $12,605.38
      8460975         $140,000.00           5.970%             0.5000%          $700.00
      8460977         $50,000.00            5.845%             2.5833%         $1,291.67
      8461227         $276,000.00           5.845%             2.5833%         $7,130.00
      8461255         $100,250.00           5.845%             2.5833%         $2,589.79
      8461269         $352,000.00           5.720%             4.6667%        $16,426.67
      8461661         $74,925.34            5.720%             4.6667%         $3,496.52
      8461823         $255,000.00           5.470%             8.8333%        $22,525.00
      8461901         $208,800.00           5.845%             2.5833%         $5,394.00
      8461943         $134,300.00           5.970%             0.5000%          $671.50
      8461959         $159,800.00           5.970%             0.5000%          $799.00
      8461969         $184,815.83           5.720%             4.6667%         $8,624.74
      8461971         $60,936.31            5.470%             8.8333%         $5,382.71
      8461981         $224,776.01           5.720%             4.6667%        $10,489.55
      8461983         $299,701.35           5.720%             4.6667%        $13,986.06
      8462023         $249,745.11           5.595%             6.7500%        $16,857.79
      8462037         $159,844.49           5.845%             2.5833%         $4,129.32
      8462057         $223,771.62           5.595%             6.7500%        $15,104.58
      8462063         $198,000.00           5.720%             4.6667%         $9,240.00
      8462071         $321,671.71           5.595%             6.7500%        $21,712.84
      8462097         $149,847.06           5.595%             6.7500%        $10,114.68
      8462103         $164,336.24           5.720%             4.6667%         $7,669.02
      8462105         $241,759.09           5.720%             4.6667%        $11,282.09
      8462107         $148,000.00           5.345%            10.9167%        $16,156.67
      8462113         $211,299.32           5.970%             0.5000%         $1,056.50
      8462115         $229,781.77           5.970%             0.5000%         $1,148.91
      8462143         $320,000.00           5.720%             4.6667%        $14,933.33


 Wednesday, March 19, 2003                                                     Page 8 of 12
      8462163         $247,747.16           5.595%             6.7500%        $16,722.93
      8462167         $202,598.11           5.720%             4.6667%         $9,454.58
      8462175         $295,719.15           5.970%             0.5000%         $1,478.60
      8462181         $355,653.99           5.845%             2.5833%         $9,187.73
      8462191         $209,800.74           5.970%             0.5000%         $1,049.00
      8462353         $165,000.00           5.970%             0.5000%          $825.00
      8464331         $81,300.00            5.845%             2.5833%         $2,100.25
      8464591         $131,200.00           5.720%             4.6667%         $6,122.67
      8464599         $125,000.00           5.720%             4.6667%         $5,833.33
      8464731         $552,000.00           5.845%             2.5833%        $14,260.00
      8464743         $160,000.00           5.845%             2.5833%         $4,133.33
      8464745         $60,000.00            5.970%             0.5000%          $300.00
      8464763         $104,025.00           5.845%             2.5833%         $2,687.31
      8465181         $199,000.00           5.970%             0.5000%          $995.00
      8465525         $131,862.18           5.470%             8.8333%        $11,647.83
      8465533         $154,000.00           5.470%             8.8333%        $13,603.33
      8465561         $208,077.32           5.345%            10.9167%        $22,715.11
      8465581         $158,849.13           5.970%             0.5000%          $794.25
      8465593         $293,000.97           5.595%             6.7500%        $19,777.57
      8465599         $141,365.74           5.970%             0.5000%          $706.83
      8465617         $298,000.00           5.595%             6.7500%        $20,115.00
      8465643         $400,000.00           5.970%             0.5000%         $2,000.00
      8465647         $195,000.00           5.970%             0.5000%          $975.00
      8465819         $197,381.00           5.970%             0.5000%          $986.91
      8465857         $440,000.00           5.720%             4.6667%        $20,533.33
      8465861         $284,500.00           5.470%             8.8333%        $25,130.83
      8465971         $193,500.00           5.720%             4.6667%         $9,030.00
      8466097         $118,000.00           5.845%             2.5833%         $3,048.33
      8466775         $162,400.00           5.970%             0.5000%          $812.00
      8466831         $109,000.00           5.970%             0.5000%          $545.00
      8467047         $438,700.00           5.595%             6.7500%        $29,612.25
      8467071         $544,000.00           5.845%             2.5833%        $14,053.33
      8467181         $426,000.00           5.845%             2.5833%        $11,005.00
      8467225         $192,500.00           5.970%             0.5000%          $962.50
      8467235         $81,000.00            5.970%             0.5000%          $405.00
      8467239         $160,000.00           5.720%             4.6667%         $7,466.67
      8467313         $156,000.00           5.845%             2.5833%         $4,030.00
      8467353         $124,800.00           5.845%             2.5833%         $3,224.00
      8467367        $1,000,000.00          5.845%             2.5833%        $25,833.33
      8467385         $531,750.00           5.845%             2.5833%        $13,736.88
      8467417         $351,200.00           5.970%             0.5000%         $1,756.00
      8467445         $148,000.00           5.970%             0.5000%          $740.00
      8467753         $200,000.00           5.720%             4.6667%         $9,333.33
      8467775         $168,500.00           5.845%             2.5833%         $4,352.92
      8467821         $158,400.00           5.720%             4.6667%         $7,392.00
      8467829         $268,000.00           5.970%             0.5000%         $1,340.00
      8467953         $500,000.00           5.970%             0.5000%         $2,500.00
      8467973         $206,000.00           5.970%             0.5000%         $1,030.00
      8468131         $217,500.00           5.595%             6.7500%        $14,681.25
      8470931         $144,000.00           5.970%             0.5000%          $720.00
      8472623         $380,200.00           5.845%             2.5833%         $9,821.83
      8472657         $221,400.00           5.970%             0.5000%         $1,107.00
      8472945         $144,200.00           5.970%             0.5000%          $721.00
      8473019         $184,500.00           5.845%             2.5833%         $4,766.25
      8473021         $150,600.00           5.970%             0.5000%          $753.00
      8473029         $203,000.00           5.845%             2.5833%         $5,244.17
      8473223         $275,000.00           5.970%             0.5000%         $1,375.00


 Wednesday, March 19, 2003                                                     Page 9 of 12

      8473239         $100,000.00           5.845%             2.5833%         $2,583.33
      8473257         $432,000.00           5.845%             2.5833%        $11,160.00
      8473285         $136,000.00           5.970%             0.5000%          $680.00
      8473323         $580,000.00           5.845%             2.5833%        $14,983.33
      8473333         $538,000.00           5.720%             4.6667%        $25,106.67
      8473335         $144,400.00           5.845%             2.5833%         $3,730.33
      8473339         $195,000.00           5.845%             2.5833%         $5,037.50
      8473397         $282,000.00           5.595%             6.7500%        $19,035.00
      8473449         $128,000.00           5.595%             6.7500%         $8,640.00
      8473553         $131,250.00           5.970%             0.5000%          $656.25
      8473563         $177,600.00           5.970%             0.5000%          $888.00
      8473659         $190,500.00           5.595%             6.7500%        $12,858.75
      8473753         $134,000.00           5.970%             0.5000%          $670.00
      8473755         $257,000.00           5.595%             6.7500%        $17,347.50
      8473959         $180,000.00           5.970%             0.5000%          $900.00
      8474017         $206,000.00           5.710%             4.8333%         $9,956.67
      8474067         $347,200.00           5.720%             4.6667%        $16,202.67
      8474099         $208,800.00           5.845%             2.5833%         $5,394.00
      8474105         $464,000.00           5.845%             2.5833%        $11,986.67
      8474211         $180,000.00           5.970%             0.5000%          $900.00
      8474231         $280,000.00           5.970%             0.5000%         $1,400.00
      8475001         $144,200.00           5.845%             2.5833%         $3,725.17
      8475059         $127,000.00           5.845%             2.5833%         $3,280.83
      8475089         $88,900.00            5.845%             2.5833%         $2,296.58
      8475091         $118,500.00           5.720%             4.6667%         $5,530.00
      8475147         $145,750.00           5.970%             0.5000%          $728.75
      8475177         $148,000.00           5.845%             2.5833%         $3,823.33
      8475231         $140,000.00           5.845%             2.5833%         $3,616.67
      8475255         $103,300.00           5.845%             2.5833%         $2,668.58
      8475259         $155,000.00           5.720%             4.6667%         $7,233.33
      8475349         $141,000.00           5.970%             0.5000%          $705.00
      8475387         $51,700.00            5.845%             2.5833%         $1,335.58
      8475403         $114,800.00           5.970%             0.5000%          $574.00
      8475405         $172,200.00           5.970%             0.5000%          $861.00
      8475409         $400,000.00           5.720%             4.6667%        $18,666.67
      8475445         $648,000.00           5.970%             0.5000%         $3,240.00
      8475459         $322,000.00           5.845%             2.5833%         $8,318.33
      8476589         $131,829.80           5.970%             0.5000%          $659.15
      8477047         $217,000.00           5.970%             0.5000%         $1,085.00
      8477703         $381,000.00           5.845%             2.5833%         $9,842.50
      8477717         $162,000.00           5.720%             4.6667%         $7,560.00
      8477737         $154,200.00           5.720%             4.6667%         $7,196.00
      8477805         $490,000.00           5.845%             2.5833%        $12,658.33
      8477837         $116,175.00           5.970%             0.5000%          $580.88
      8477877         $198,500.00           5.970%             0.5000%          $992.50
      8477893         $150,000.00           5.845%             2.5833%         $3,875.00
      8477901         $150,000.00           5.970%             0.5000%          $750.00
      8477905         $210,000.00           5.845%             2.5833%         $5,425.00
      8477907         $425,000.00           5.845%             2.5833%        $10,979.17
      8477915         $137,430.00           5.970%             0.5000%          $687.15
      8477925         $320,000.00           5.845%             2.5833%         $8,266.67
      8479015         $113,400.00           5.970%             0.5000%          $567.00
      8480697         $240,000.00           5.970%             0.5000%         $1,200.00
      8481819         $119,883.37           5.845%             2.5833%         $3,096.99
      8482191         $412,000.00           5.845%             2.5833%        $10,643.33
      8482629         $408,000.00           5.720%             4.6667%        $19,040.00
      8482731         $420,000.00           5.845%             2.5833%        $10,850.00


 Wednesday, March 19, 2003                                                    Page 10 of 12

    8483179         $415,665.56           5.470%             8.8333%        $36,717.12
      8483479         $49,400.00            5.845%             2.5833%         $1,276.17
      8483611         $201,000.00           5.845%             2.5833%         $5,192.50
      8483661         $240,000.00           5.970%             0.5000%         $1,200.00
      8483663         $215,000.00           5.970%             0.5000%         $1,075.00
      8483721         $165,000.00           5.970%             0.5000%          $825.00
      8483735         $129,600.00           5.720%             4.6667%         $6,048.00
      8483745         $438,000.00           5.970%             0.5000%         $2,190.00
      8483751         $63,000.00            5.720%             4.6667%         $2,940.00
      8483775         $152,000.00           5.720%             4.6667%         $7,093.33
      8483831         $165,775.00           5.970%             0.5000%          $828.88
      8483845         $204,250.00           5.595%             6.7500%        $13,786.88
      8483851         $138,500.00           5.595%             6.7500%         $9,348.75
      8483853         $187,000.00           5.970%             0.5000%          $935.00
      8483869         $212,000.00           5.970%             0.5000%         $1,060.00
      8483893         $112,000.00           5.595%             6.7500%         $7,560.00
      8483899         $179,900.00           5.970%             0.5000%          $899.50
      8483931         $230,000.00           5.970%             0.5000%         $1,150.00
      8484005         $150,880.00           5.720%             4.6667%         $7,041.07
      8484011         $239,500.00           5.720%             4.6667%        $11,176.67
      8484103         $170,000.00           5.845%             2.5833%         $4,391.67
      8484167         $520,000.00           5.845%             2.5833%        $13,433.33
      8484219         $252,000.00           5.845%             2.5833%         $6,510.00
      8484237         $204,000.00           5.720%             4.6667%         $9,520.00
      8484731         $115,700.00           5.970%             0.5000%          $578.50
      8484779         $193,900.00           5.845%             2.5833%         $5,009.08
      8485013         $268,000.00           5.720%             4.6667%        $12,506.67
      8485393         $298,400.00           5.470%             8.8333%        $26,358.67
      8485521         $447,950.00           5.845%             2.5833%        $11,572.04
      8485837         $420,091.30           5.845%             2.5833%        $10,852.36
      8486009         $390,000.00           5.720%             4.6667%        $18,200.00
      8486055         $134,868.79           5.845%             2.5833%         $3,484.11
      8486065         $106,898.47           5.970%             0.5000%          $534.49
      8486085         $180,000.00           5.845%             2.5833%         $4,650.00
      8486147         $198,000.00           5.845%             2.5833%         $5,115.00
      8486163         $113,600.00           5.595%             6.7500%         $7,668.00
      8486221         $184,000.00           5.720%             4.6667%         $8,586.67
      8486407         $196,000.00           5.845%             2.5833%         $5,063.33
      8486575         $85,000.00            5.595%             6.7500%         $5,737.50
      8486591         $480,000.00           5.845%             2.5833%        $12,400.00
      8487333         $443,500.00           5.845%             2.5833%        $11,457.08
      8487481         $116,400.00           5.845%             2.5833%         $3,007.00
      8487509         $117,000.00           5.595%             6.7500%         $7,897.50
      8487533         $199,000.00           5.720%             4.6667%         $9,286.67
      8487535         $316,500.00           5.970%             0.5000%         $1,582.50
      8487571         $408,000.00           5.845%             2.5833%        $10,540.00
      8487583         $115,200.00           5.595%             6.7500%         $7,776.00
      8487625         $220,000.00           5.845%             2.5833%         $5,683.33
      8487629         $225,000.00           5.970%             0.5000%         $1,125.00
      8488339         $460,000.00           5.845%             2.5833%        $11,883.33
      8488453         $387,000.00           5.720%             4.6667%        $18,060.00
      8488783         $86,400.00            5.720%             4.6667%         $4,032.00
      8488851         $114,000.00           5.970%             0.5000%          $570.00
      8488953         $143,450.00           5.970%             0.5000%          $717.25
      8489221         $150,100.00           5.595%             6.7500%        $10,131.75
      8489503         $157,600.00           5.845%             2.5833%         $4,071.33
      8489617         $140,110.38           5.720%             4.6667%         $6,538.48


 Wednesday, March 19, 2003                                                    Page 11 of 12

      8489631         $141,000.00           5.970%             0.5000%          $705.00
      8489667         $140,000.00           5.845%             2.5833%         $3,616.67
      8489675         $211,000.00           5.970%             0.5000%         $1,055.00
      8490465         $616,000.00           5.720%             4.6667%        $28,746.67
      8490471         $410,000.00           5.595%             6.7500%        $27,675.00
      8490509         $288,000.00           5.845%             2.5833%         $7,440.00
      8490527         $145,000.00           5.595%             6.7500%         $9,787.50
      8492309         $108,000.00           5.595%             6.7500%         $7,290.00
      8492599         $149,455.00           5.845%             2.5833%         $3,860.92
      8492743         $234,500.00           5.970%             0.5000%         $1,172.50
      8492751         $490,000.00           5.845%             2.5833%        $12,658.33
      8492769         $248,000.00           5.720%             4.6667%        $11,573.33
      8492901         $124,600.00           5.845%             2.5833%         $3,218.83
      8493091         $128,000.00           5.720%             4.6667%         $5,973.33
      8493145         $151,920.00           5.720%             4.6667%         $7,089.60
      8493409         $250,000.00           5.595%             6.7500%        $16,875.00
      8495361         $140,240.00           5.845%             2.5833%         $3,622.87
      8495383         $291,000.00           5.970%             0.5000%         $1,455.00
      8495491         $160,000.00           5.845%             2.5833%         $4,133.33
      8495611         $180,000.00           5.595%             6.7500%        $12,150.00
      8495643         $165,000.00           5.970%             0.5000%          $825.00
      8495657         $499,000.00           5.845%             2.5833%        $12,890.83
      8495739         $399,000.00           5.720%             4.6667%        $18,620.00
      8495775         $184,000.00           5.845%             2.5833%         $4,753.33
      8495819         $208,000.00           5.720%             4.6667%         $9,706.67
      8495831         $132,000.00           5.845%             2.5833%         $3,410.00
      8497487         $66,500.00            5.970%             0.5000%          $332.50
      8498125         $374,500.00           5.470%             8.8333%        $33,080.83
      8498293         $204,000.00           5.970%             0.5000%         $1,020.00
      8498367         $229,950.00           5.595%             6.7500%        $15,521.63
      8498595         $380,000.00           5.970%             0.5000%         $1,900.00
      8498845         $147,500.00           5.845%             2.5833%         $3,810.42
      8499317         $231,080.00           5.845%             2.5833%         $5,969.57
      8499427         $276,000.00           5.720%             4.6667%        $12,880.00
      8500179         $176,250.00           5.595%             6.7500%        $11,896.88
      8500417         $175,000.00           5.720%             4.6667%         $8,166.67
      8500427         $178,300.00           5.970%             0.5000%          $891.50
      8502099         $163,150.00           5.845%             2.5833%         $4,214.71
      8502169         $180,000.00           5.970%             0.5000%          $900.00
      8502737         $152,000.00           5.720%             4.6667%         $7,093.33
      8502949         $160,661.75           5.970%             0.5000%          $803.31
      8502999         $195,618.02           5.845%             2.5833%         $5,053.47
      8503023         $180,000.00           5.720%             4.6667%         $8,400.00
      8503101         $243,487.37           5.970%             0.5000%         $1,217.44
      8503117         $189,130.70           5.845%             2.5833%         $4,885.88
      8503695         $224,000.00           5.845%             2.5833%         $5,786.67
      8503737         $316,000.00           5.595%             6.7500%        $21,330.00
      8504135         $565,000.00           5.970%             0.5000%         $2,825.00
      8507055         $483,000.00           5.845%             2.5833%        $12,477.50
      8507159         $182,400.00           5.845%             2.5833%         $4,712.00
      8507345         $148,000.00           5.845%             2.5833%         $3,823.33
      8509453         $117,500.00           5.970%             0.5000%          $587.50
      8511067         $137,500.00           5.970%             0.5000%          $687.50
      8512319         $304,000.00           5.595%             6.7500%        $20,520.00
      8516295         $450,000.00           5.845%             2.5833%        $11,625.00
      8516545         $180,000.00           5.970%             0.5000%          $900.00



 Wednesday, March 19, 2003                                                    Page 12 of 12


                                  EXHIBIT THREE

                          INFORMATION TO BE INCLUDED IN
                       MONTHLY DISTRIBUTION DATE STATEMENT

(i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and
        (b) the aggregate amount included therein representing Principal Prepayments;

(ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

(iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

(iv)    the amount of any  Advance by the Master  Servicer  pursuant  to Section
        4.04;

(v) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

(vi) the aggregate Certificate Principal Balance of each Class of Certificates and each of the Senior Percentage and Subordinate Class Percentage, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

(vii) the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

(viii)  on  the  basis  of  the  most  recent   reports   furnished   to  it  by
        Sub-Servicers, (a) the number and aggregate principal balances of Mortgage Loans that are Delinquent (1) 30-59 days, (2) 60-89 days and
        (3) 90 or more days and the number and aggregate principal balance of Mortgage Loans that are in foreclosure, (b) the number and aggregate principal balances of Reportable Modified Mortgage Loans that are Delinquent (1) 30-59 days, (2) 60-89 days and (3) 90 or more days and the number and aggregate principal balance of Reportable Modified Mortgage Loans that are in foreclosure and are REO Property, indicating in each case capitalized Mortgage Loans, other Servicing Modifications and totals, and (c) for all Reportable Modified Mortgage Loans, the number and aggregate Stated Principal Balance of Reportable Modified Mortgage Loans that have been liquidated, the subject of pay-offs and that have been repurchased by the Master Servicer or Seller;

(ix)    the  number,  aggregate  principal  balance  and  book  value of any REO
        Properties;

(x) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

(xi) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

(xii) the weighted average Pool Strip Rate for such Distribution Date and the Pass-Through Rate with respect to the Class A-V Certificates and each Subclass, if any, thereof;

(xiii) the Pass-Through Rates on the Floater Certificates and Inverse Floater Certificates for such Distribution Date, separately identifying LIBOR for such Distribution Date;

(xiv) the Notional Amount with respect to each class of Interest Only Certificates and each Subclass Notional Amount;

(xv) the occurrence of the Credit Support Depletion Date and Accretion Termination Date;

(xvi) the related Senior Accelerated Distribution Percentage applicable to such distribution;

(xvii)  the related Senior Percentage for such Distribution Date;

(xviii) the aggregate amount of Realized Losses for such Distribution Date;

(xix) the aggregate amount of any recoveries on previously foreclosed loans from Sellers due to a breach of a representation or warranty assigned to the Trustee pursuant to Section 2.04;

(xx) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date; and

(xxi) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date.

        In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

        The Trustee's internet website, and assistance in using the website, can be obtained by calling the Trustee's Shareholder Relations desk at (800) 735-7777. To receive this statement via first class mail, telephone the Trustee at (800) 735-7777.

                                  EXHIBIT FOUR

                     STANDARD TERMS OF POOLING AND SERVICING
                       AGREEMENT DATED AS OF MARCH 1, 2003


                                  EXHIBIT FIVE

       AGGREGATE PLANNED PRINCIPAL BALANCES AND AGGREGATE SCHEDULED PRINCIPAL BALANCES

                                 SCHEDULE I            SCHEDULE II          SCHEDULE III

                            ---------------------  AGGREGATE SCHEDULED    AGGREGATE PLANNED
                             AGGREGATE SCHEDULED   PRINCIPAL BALANCES    PRINCIPAL BALANCES
                             PRINCIPAL BALANCES            FOR                   FOR
                                     FOR          CLASS A-2, CLASS A-3    CLASS A-1, CLASS
                              CLASS A-2, CLASS        AND CLASS A-9      A-4, CLASS A-5 AND
                             A-3, CLASS A-9 AND       CERTIFICATES            CLASS A-7
                                 CLASS A-11                                 CERTIFICATES
DISTRIBUTION DATE               CERTIFICATES

Initial Balance............        $95,473,546.00        $57,859,000.00       $200,011,000.00
April 2003.................         95,425,629.33         57,811,083.33        197,395,317.43
May 2003...................         95,210,284.16         57,595,738.16        194,798,240.66
June 2003..................         94,590,289.22         56,975,743.22        192,219,821.59
July 2003..................         93,651,681.95         56,354,933.97        189,659,931.25
August 2003 ...............         92,400,791.75         55,744,195.25        187,118,441.52
September 2003.............         90,844,819.86         55,143,400.13        184,595,225.20
October 2003...............         88,991,823.25         54,552,423.02        182,090,155.98
November 2003..............         86,850,694.17         53,971,139.66        179,603,108.42
December 2003..............         84,431,135.51         53,399,427.10        177,133,957.96
January 2004...............         81,743,631.92         52,837,163.67        174,682,580.92
February 2004..............         78,989,400.63         52,284,229.02        172,248,854.46
March 2004.................         76,305,212.63         51,740,504.04        169,832,656.61
April 2004.................         73,689,713.84         51,205,870.91        167,433,866.27
May 2004...................         71,141,573.89         50,680,213.05        165,052,363.15
June 2004..................         68,659,485.77         50,163,415.09        162,688,027.82
July 2004..................         66,242,165.38         49,655,362.91        160,340,741.68
August 2004 ...............         63,888,351.17         49,155,943.60        158,010,386.97
September 2004.............         61,596,803.78         48,665,045.44        155,696,846.73
October 2004...............         59,366,305.61         48,182,557.89        153,400,004.84
November 2004..............         57,195,660.49         47,708,371.59        151,119,745.98
December 2004..............         55,083,693.31         47,242,378.35        148,855,955.62
January 2005...............         53,029,249.65         46,784,471.12        146,608,520.06
February 2005..............         51,031,195.45         46,334,544.00        144,377,326.37
March 2005.................         49,088,416.64         45,892,492.21        142,162,262.44
April 2005.................         47,199,818.83         45,458,212.08        139,963,216.90
May 2005...................         45,364,326.94         45,031,601.05        137,780,079.19
June 2005..................         43,580,884.91         44,612,557.67        135,612,739.52
July 2005..................         41,848,455.33         44,200,981.55        133,461,088.86
August 2005 ...............         40,166,019.19         43,796,773.38        131,325,018.94
September 2005.............         38,532,575.50         43,399,834.91        129,204,422.26
October 2005...............         36,947,141.01         43,010,068.94        127,099,192.05
November 2005..............         35,408,749.93         42,627,379.32        125,009,222.31
December 2005..............         33,916,453.60         42,251,670.91        122,934,407.77
January 2006...............         32,469,320.20         41,882,849.60        120,874,643.90
February 2006..............         31,066,434.49         41,520,822.28        118,829,826.89
March 2006.................         29,706,897.51         41,165,496.85        116,799,853.68
April 2006.................         28,389,826.30         40,816,782.19        114,784,621.90
May 2006...................         27,114,353.63         40,474,588.16        112,784,029.93
June 2006..................         25,879,627.74         40,138,825.58        110,797,976.84
July 2006..................         24,684,812.06         39,809,406.24        108,826,362.41
August 2006 ...............         23,529,084.96         39,486,242.88        106,869,087.12
September 2006.............         22,411,639.51         39,169,249.15        104,926,052.15
October 2006...............         21,331,683.19         38,858,339.67        102,997,159.38
November 2006..............         20,288,437.69         38,553,429.94        101,082,311.37
December 2006..............         19,281,138.63         38,254,436.40         99,181,411.35
January 2007...............         18,309,035.34         37,961,276.38         97,294,363.25
February 2007..............         17,371,390.63         37,673,868.10         95,421,071.66
March 2007.................        $16,467,480.54        $37,392,130.66        $93,561,441.84
April 2007.................         15,596,594.13         37,115,984.03         91,715,379.73
May 2007...................         14,758,033.25         36,845,349.06         89,882,791.89
June 2007..................         13,951,112.34         36,580,147.45         88,063,585.58
July 2007..................         13,175,158.16         36,320,301.73         86,257,668.69
August 2007................         12,429,509.65         36,065,735.28         84,464,949.74
September 2007.............         11,713,517.68         35,816,372.32         82,685,337.93
October 2007...............         11,026,544.84         35,572,137.87         80,918,743.06
November 2007..............         10,367,965.26         35,332,957.79         79,165,075.59
December 2007..............          9,737,164.40         35,098,758.71         77,424,246.58
January 2008...............          9,133,538.87         34,869,468.07         75,696,167.75
February 2008..............          8,556,496.22         34,645,014.12         73,980,751.41
March 2008.................          8,005,454.74         34,425,325.85         72,277,910.49
April 2008.................          7,522,640.39         34,218,539.50         70,618,828.48
May 2008...................          7,064,278.40         34,016,318.06         68,971,998.62
June 2008..................          6,629,820.21         33,818,592.92         67,337,335.39
July 2008..................          6,218,727.28         33,625,296.26         65,714,753.83
August 2008................          5,830,470.90         33,436,360.97         64,104,169.61
September 2008.............          5,464,532.09         33,251,720.69         62,505,498.96
October 2008...............          5,120,401.35         33,071,309.77         60,918,658.72
November 2008..............          4,797,578.54         32,895,063.29         59,343,566.29
December 2008..............          4,495,572.72         32,722,917.02         57,780,139.65
January 2009...............          4,213,901.97         32,554,807.44         56,228,297.35
February 2009..............          3,952,093.25         32,390,671.74         54,687,958.51
March 2009.................          3,709,682.24         32,230,447.78         53,159,042.81
April 2009.................          3,474,691.58         32,062,901.97         51,675,865.99
May 2009...................          3,238,943.85         31,889,284.39         50,222,874.49
June 2009..................          3,002,511.05         31,709,840.72         48,799,481.50
July 2009..................          2,765,462.70         31,524,810.21         47,405,111.35
August 2009................          2,527,865.89         31,334,425.77         46,039,199.33
September 2009.............          2,289,785.33         31,138,914.15         44,701,191.48
October 2009...............          2,051,283.42         30,938,496.08         43,390,544.36
November 2009..............          1,812,420.32         30,733,386.37         42,106,724.89
December 2009..............          1,573,254.01         30,523,794.10         40,849,210.12
January 2010...............          1,333,840.31         30,309,922.68         39,617,487.07
February 2010..............          1,094,233.00         30,091,970.06         38,411,052.51
March 2010.................            854,483.82         29,870,128.80         37,229,412.81
April 2010.................            610,316.29         29,633,657.11         36,117,902.61
May 2010...................            366,281.88         29,394,075.92         35,029,236.53
June 2010..................            122,422.59         29,151,553.83         33,962,963.35
July 2010..................                     0         28,906,254.68         32,918,640.53
August 2010................                     0         28,658,337.66         31,895,834.05
September 2010.............                     0         28,407,957.40         30,894,118.27
October 2010...............                     0         28,155,264.08         29,913,075.76
November 2010..............                     0         27,900,403.57         28,952,297.13
December 2010..............                     0         27,643,517.49         28,011,380.90
January 2011...............                     0         27,384,743.31         27,089,933.34
February 2011..............                     0         27,124,214.49         26,187,568.31
March 2011.................                     0         26,862,060.52         25,303,907.13
April 2011.................                     0         26,590,135.75         24,477,871.25
May 2011...................                     0         26,317,291.10         23,668,653.20
June 2011..................                     0         26,043,631.34         22,875,919.78
July 2011..................                     0         25,769,257.98         22,099,344.28
August 2011................                    $0        $25,494,269.30        $21,338,606.33
September 2011.............                     0         25,218,760.47         20,593,391.80
October 2011...............                     0         24,942,823.60         19,863,392.65
November 2011..............                     0         24,666,547.83         19,148,306.85
December 2011..............                     0         24,390,019.39         18,447,838.23
January 2012...............                     0         24,113,321.69         17,761,696.39
February 2012..............                     0         23,836,535.35         17,089,596.60
March 2012.................                     0         23,559,738.33         16,431,259.66
April 2012.................                     0         23,277,493.40         15,818,573.70
May 2012...................                     0         22,995,827.58         15,217,920.01
June 2012..................                     0         22,714,794.04         14,629,067.12
July 2012..................                     0         22,434,444.02         14,051,787.98
August 2012................                     0         22,154,826.86         13,485,859.81
September 2012.............                     0         21,875,990.04         12,931,064.08
October 2012...............                     0         21,597,979.27         12,387,186.41
November 2012..............                     0         21,320,838.47         11,854,016.49
December 2012..............                     0         21,044,609.90         11,331,348.01
January 2013...............                     0         20,769,334.10         10,818,978.58
February 2013..............                     0         20,495,050.03         10,316,709.63
March 2013.................                     0         20,221,795.06          9,824,346.40
April 2013.................                     0         19,949,605.01          9,341,697.81
May 2013...................                     0         19,678,514.21          8,868,576.43
June 2013..................                     0         19,408,555.55          8,404,798.38
July 2013..................                     0         19,139,760.45          7,950,183.29
August 2013................                     0         18,872,159.01          7,504,554.20
September 2013.............                     0         18,605,779.93          7,067,737.54
October 2013...............                     0         18,340,650.63          6,639,563.03
November 2013..............                     0         18,076,797.24          6,219,863.64
December 2013..............                     0         17,814,244.66          5,808,475.52
January 2014...............                     0         17,553,016.57          5,405,237.92
February 2014..............                     0         17,293,135.49          5,009,993.19
March 2014.................                     0         17,034,622.77          4,622,586.64
April 2014.................                     0         16,777,498.68          4,242,866.57
May 2014...................                     0         16,521,782.39          3,870,684.13
June 2014..................                     0         16,267,492.01          3,505,893.33
July 2014..................                     0         16,014,644.64          3,148,350.97
August 2014................                     0         15,763,256.39          2,797,916.56
September 2014.............                     0         15,513,342.39          2,454,452.31
October 2014...............                     0         15,264,916.84          2,117,823.04
November 2014..............                     0         15,017,993.01          1,787,896.17
December 2014..............                     0         14,772,583.31          1,464,541.62
January 2015...............                     0         14,528,699.27          1,147,631.83
February 2015..............                     0         14,286,351.58            837,041.65
March 2015.................                     0         14,045,550.11            532,648.33
April 2015.................                     0         13,806,303.98            234,331.45
May 2015...................                     0         13,510,594.40                     0
June 2015..................                     0         12,987,967.10                     0
July 2015..................                     0         12,472,646.73                     0
August 2015................                     0         11,964,528.00                     0
September 2015.............                     0         11,463,507.04                     0
October 2015...............                     0         10,969,481.42                     0
November 2015..............                     0         10,482,350.14                     0
December 2015..............                     0         10,002,013.58                     0
January 2016...............                    $0         $9,528,373.47                    $0
February 2016..............                     0          9,061,332.93                     0
March 2016.................                     0          8,600,796.39                     0
April 2016.................                     0          8,146,669.62                     0
May 2016...................                     0          7,698,859.67                     0
June 2016..................                     0          7,257,274.88                     0
July 2016..................                     0          6,821,824.85                     0
August 2016................                     0          6,392,420.43                     0
September 2016.............                     0          5,968,973.69                     0
October 2016...............                     0          5,551,397.92                     0
November 2016..............                     0          5,139,607.61                     0
December 2016..............                     0          4,733,518.42                     0
January 2017...............                     0          4,333,047.19                     0
February 2017..............                     0          3,938,111.87                     0
March 2017.................                     0          3,548,631.58                     0
April 2017.................                     0          3,164,526.55                     0
May 2017...................                     0          2,785,718.08                     0
June 2017..................                     0          2,412,128.58                     0
July 2017..................                     0          2,043,681.54                     0
August 2017................                     0          1,680,301.48                     0
September 2017.............                     0          1,321,913.98                     0
October 2017...............                     0            968,445.63                     0
November 2017..............                     0            619,824.05                     0
December 2017..............                     0            275,977.84                     0
January 2018 and thereafter                     0                     0                     0


                                 EXECUTION COPY


================================================================================








                                STANDARD TERMS OF
                         POOLING AND SERVICING AGREEMENT



                            Dated as of March 1, 2003



                        Residential Accredit Loans, Inc.
                 Mortgage Asset-Backed Pass-Through Certificates




================================================================================

                                TABLE OF CONTENTS

                                                                                        PAGE




Article I         DEFINITIONS...............................................................2

        Section 1.01. Definitions...........................................................2

        Section 1.02. Use of Words and Phrases.............................................32

Article II        CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES..........33

        Section 2.01. Conveyance of Mortgage Loans.........................................33

        Section 2.02. Acceptance by Trustee................................................39

        Section 2.03. Representations, Warranties and Covenants of the Master Servicer
               and the Company.............................................................40

        Section 2.04. Representations and Warranties of Sellers............................42

        Section 2.05. Execution and Authentication of Certificates/Issuance of
                Certificates Evidencing Interests in REMIC I Certificates..................44

        Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests;
                Acceptance by the Trustee..................................................44

        Section 2.07. Issuance of Certificates Evidencing Interests in REMIC II............44

        Section 2.08. Purposes and Powers of the Trust.....................................44

Article III       ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...........................45

        Section 3.01. Master Servicer to Act as Servicer...................................45

        Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers;
                Enforcement of Subservicers' and Sellers' Obligations......................46
        Section 3.03. Successor Subservicers...............................................47

        Section 3.04. Liability of the Master Servicer.....................................48

        Section 3.05. No Contractual Relationship Between Subservicer and Trustee or
                Certificateholders ........................................................48

        Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee..... 48

        Section 3.07. Collection of Certain Mortgage Loan Payments;  Deposits to Custodial
                Account ...................................................................49

        Section 3.08. Subservicing Accounts; Servicing Accounts............................51

        Section 3.09. Access to Certain Documentation and  Information Regarding the Mortgage
                Loans .....................................................................53

        Section 3.10. Permitted Withdrawals from the Custodial Account.....................53

                                        i



        Section 3.11. Maintenance of the Primary Insurance  Policies; Collections Thereunder55

        Section 3.12. Maintenance of Fire Insurance and  Omissions and Fidelity Coverage...56

        Section 3.13. Enforcement of Due-on-Sale Clauses; Assumption and  Modification Agreements;
               Certain Assignments.........................................................57

        Section 3.14. Realization Upon Defaulted Mortgage Loans............................59

        Section 3.15. Trustee to Cooperate; Release of Mortgage Files......................63

        Section 3.16. Servicing and Other Compensation; Compensating Interest..............64

        Section 3.17. Reports to the Trustee and the Company...............................65

        Section 3.18. Annual Statement as to Compliance....................................65

        Section 3.19. Annual Independent Public Accountants' Servicing Report..............66

        Section 3.20. Rights of the Company in Respect of the Master Servicer..............66

        Section 3.21. Administration of Buydown Funds......................................67

Article IV        PAYMENTS TO CERTIFICATEHOLDERS...........................................68

        Section 4.01. Certificate Account..................................................68

        Section 4.02. Distributions........................................................68

        Section 4.03. Statements to Certificateholders; Statements to Rating Agencies;
                Exchange Act Reporting.....................................................68

        Section 4.04. Distribution of Reports to the Trustee and  the Company; Advances
                by the Master Servicer.............. ......................................70

        Section 4.05. Allocation of Realized Losses........................................72

        Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property........72

        Section 4.07. Optional Purchase of Defaulted Mortgage Loans........................72

        Section 4.08. Surety Bond..........................................................72

Article V         THE CERTIFICATES.........................................................74

        Section 5.01. The Certificates.....................................................74

        Section 5.02. Registration of Transfer and Exchange of Certificates................76

        Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates....................81

        Section 5.04. Persons Deemed Owners................................................82

        Section 5.05. Appointment of Paying Agent..........................................82

                                        ii


Article VI        THE COMPANY AND THE MASTER SERVICER......................................83

        Section 6.01. Respective Liabilities of the Company and the Master Servicer........83

        Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of
               Rights and Delegation of Duties by Master Servicer..........................83

        Section 6.03. Limitation on Liability of the Company,  the Master Servicer and Others 84

        Section 6.04. Company and Master Servicer Not to Resign............................85

Article VII       DEFAULT..................................................................86

        Section 7.01. Events of Default....................................................86

        Section 7.02. Trustee or Company to Act; Appointment of Successor..................88

        Section 7.03. Notification to Certificateholders...................................89

        Section 7.04. Waiver of Events of Default..........................................89

Article VIII      CONCERNING THE TRUSTEE...................................................90

        Section 8.01. Duties of Trustee....................................................90

        Section 8.02. Certain Matters Affecting the Trustee................................91

        Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans................93

        Section 8.04. Trustee May Own Certificates.........................................93

        Section 8.05. Master Servicer to Pay Trustee's Fees  and Expenses; Indemnification.93

        Section 8.06. Eligibility Requirements for Trustee.................................94

        Section 8.07. Resignation and Removal of the Trustee...............................95

        Section 8.08. Successor Trustee....................................................95

        Section 8.09. Merger or Consolidation of Trustee...................................96

        Section 8.10. Appointment of Co-Trustee or Separate Trustee........................96

        Section 8.11. Appointment of Custodians............................................97

        Section 8.12. Appointment of Office or Agency......................................98

Article IX        TERMINATION OR OPTIONAL PURCHASE OF ALL CERTIFICATES.....................99

        Section 9.01. Optional  Purchase by the Master Servicer of All Certificates;
                Termination Upon Purchase by the Master Servicer or Liquidation of All
                Mortgage Loans........ ....................................................99

                        iii

        Section 9.02. Additional Termination Requirements.................................102

        Section 9.03. Termination of Multiple REMICs......................................103

Article X         REMIC PROVISIONS........................................................104

        Section 10.01.REMIC Administration................................................104

        Section 10.02.Master Servicer, REMIC Administrator and Trustee Indemnification....107

        Section 10.03.Designation of REMIC(s).............................................108

Article XI        MISCELLANEOUS PROVISIONS................................................109

        Section 11.01.Amendment...........................................................109

        Section 11.02.Recordation of Agreement; Counterparts..............................111

        Section 11.03.Limitation on Rights of Certificateholders..........................112

        Section 11.04.Governing Law.......................................................112

        Section 11.05.Notices.............................................................113

        Section 11.06.Required Notices to Rating Agency and Subservicer...................114

        Section 11.07.Severability of Provisions..........................................114

        Section 11.08.Supplemental Provisions for Resecuritization........................114

        Section 11.09.Allocation of Voting Rights.........................................114

        Section 11.10.No Petition.........................................................114


                                        iv



                                    EXHIBITS

Exhibit A:            Form of Class A Certificate
Exhibit B:            Form of Class M Certificate
Exhibit C:            Form of Class B Certificate
Exhibit D:            Form of Class R Certificate
Exhibit E:            Form of Seller/Servicer Contract
Exhibit F:            Forms of Request for Release
Exhibit G-1:          Form of Transfer Affidavit and Agreement
Exhibit G-2:          Form of Transferor Certificate
Exhibit H:            Form of Investor Representation Letter
Exhibit I:            Form of Transferor Representation Letter
Exhibit J:            Form of Rule 144A Investment Representation Letter
Exhibit K:            Text of Amendment to Pooling and Servicing Agreement Pursuant to Section 11.01(e) for a
                      Limited Guaranty
Exhibit L:            Form of Limited Guaranty
Exhibit M:            Form of Lender Certification for Assignment of Mortgage Loan
Exhibit N:            Request for Exchange Form
Exhibit O:            Form of Form 10-K Certification
Exhibit P:            Form of Back-Up Certification to Form 10-K Certificate
Exhibit Q:            Information to be Provided by the Master Servicer to the Rating Agencies Relating to
                      Reportable Modified Mortgage Loans


        This is the Standard Terms of Pooling and Servicing Agreement, dated as of March 1, 2003 (the "Standard Terms", and as incorporated by reference into a Series Supplement dated as of the Cut-off Date, the "Pooling and Servicing Agreement" or "Agreement"), among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and the trustee named in the applicable Series Supplement (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

        The Company intends to sell certain mortgage asset-backed pass-through certificates (collectively, the "Certificates"), to be issued under the Agreement in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans.

        In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

Section 1.01.  Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

        Accretion Termination Date:  As defined in the Series Supplement.

        Accrual Certificates:  As defined in the Series Supplement.

        Accrued Certificate Interest: With respect to each Distribution Date, as to any Class or Subclass of Certificates (other than any Principal Only Certificates), interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance or Notional Amount thereof immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class or Subclass of Certificates will be reduced by the amount of:

        (i) Prepayment Interest Shortfalls on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01),

         (ii) the interest portion (adjusted to the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage
               Loan)) of Realized Losses on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group (including Excess
               Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05,

         (iii) the interest portion of Advances that were (A) previously made with respect to a Mortgage Loan or REO Property on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group, which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property and (B) made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, and

        (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated (A) among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions or (B) if the Mortgage Pool is comprised of two or more Loan Groups, the related Senior Percentage of such reductions among the related Senior Certificates in proportion to the amounts of Accrued Certificate Interest payable from the related Loan Group on such Distribution Date absent such reductions, with the remainder of such reductions allocated among the holders of the Class M Certificates and Class B Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

        Addendum  and   Assignment   Agreement:   The  Addendum  and  Assignment
Agreement, dated as of January 31, 1995, between MLCC and the Master Servicer.

        Additional Collateral: Any of the following held, in addition to the related Mortgaged Property, as security for a Mortgage Loan: (i) all money, securities, security entitlements, accounts, general intangibles, payment rights, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description now existing or hereafter acquired which is pledged as security for the repayment of such Mortgage Loan, (ii) third-party guarantees, and (A) all money, securities, security entitlements, accounts, general intangibles, payment rights, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description now existing or hereafter acquired which is pledged as collateral for such guarantee or (B) any mortgaged property securing the performance of such guarantee, or (iii) such other collateral as may be set forth in the Series Supplement.

     Additional Collateral Loan: Each Mortgage Loan that is supported by Additional Collateral.

        Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

        Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

        Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Ambac: Ambac Assurance Corporation (formerly known as AMBAC Indemnity Corporation).

        Amount Held for Future Distribution: As to any Distribution Date and, with respect to any Mortgage Pool that is comprised of two or more Loan Groups, each Loan Group, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Subsequent Recoveries, Insurance Proceeds, Curtailments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04 or 4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)), and Principal Prepayments in Full made after the related Prepayment Period, and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

        Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

        Assigned Contracts: With respect to any Pledged Asset Loan: the Credit Support Pledge Agreement; the Funding and Pledge Agreement, among GMAC Mortgage Corporation, National Financial Services Corporation and the Mortgagor or other person pledging the related Pledged Assets; the Additional Collateral Agreement, between GMAC Mortgage Corporation and the Mortgagor or other person pledging the related Pledged Assets; or such other contracts as may be set forth in the Series Supplement.

        Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

        Assignment Agreement: The Assignment and Assumption Agreement, dated the Closing Date, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

        Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

        Available Distribution Amount: As to any Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, each Loan

Group, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date, including any Subsequent Recoveries, and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date,
(iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to the second paragraph of Section 3.12(a), (iv) any amount deposited in the Certificate Account pursuant to Section 4.07, (v) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account or the Certificate Account pursuant to Section 3.16(e), (vi) any amount received by the Trustee pursuant to the Surety Bond in respect of such Distribution Date and (vii) the proceeds of any Pledged Assets received by the Master Servicer, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits,
(x) the Amount Held for Future Distribution, and (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a). Such amount shall be determined separately for each Loan Group. Additionally, with respect to any Mortgage Pool that is comprised of two or more Loan Groups, if on any Distribution Date Compensating Interest provided pursuant to this Section 3.16(e) is less than Prepayment Interest Shortfalls incurred on the Mortgage Loans in connection with Principal Prepayments in Full and Curtailments made in the prior calendar month, such Compensating Interest shall be allocated on such Distribution Date to the Available Distribution Amount for each Loan Group on a pro rata basis in accordance with the respective amounts of such Prepayment Interest Shortfalls incurred on the Mortgage Loans in such Loan Group in respect of such Distribution Date.

        Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

        Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

        Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, and designated as such in the Preliminary Statement to the Series Supplement.

        Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

        Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

        Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

        Capitalization Reimbursement Amount: As to any Distribution Date, the amount of Advances or Servicing Advances that were added to the Stated Principal Balance of the Mortgage Loans during the prior calendar month and reimbursed to the Master Servicer or Subservicer on or prior to such Distribution Date pursuant to Section 3.10(a)(vii), plus the Capitalization Reimbursement Shortfall Amount remaining unreimbursed from any prior Distribution Date and reimbursed to the Master Servicer or Subservicer on or prior to such Distribution Date.

        Capitalization Reimbursement Shortfall Amount: As to any Distribution Date, the amount, if any, by which the amount of Advances or Servicing Advances that were added to the Stated Principal Balance of the Mortgage Loans during the preceding calendar month exceeds the amount of principal payments on the Mortgage Loans included in the Available Distribution Amount for that Distribution Date.

        Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

        Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

        Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, and, in respect of any Insured Certificates, the Certificate Insurer to the extent of Cumulative Insurance Payments, except that neither a Disqualified Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

        Certificate Insurer: As defined in the Series Supplement.

        Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

        Certificate Principal Balance: With respect to each Certificate (other than any Interest Only Certificate), on any date of determination, an amount equal to:

         (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, plus

         (ii) any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 4.02, plus

        (iii) in the case of each Accrual Certificate, an amount equal to the aggregate Accrued Certificate Interest added to the Certificate Principal Balance thereof prior to such date of determination, minus

         (iv) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05;

provided, that the Certificate Principal Balance of each Certificate of the Class of Subordinate Certificates with the Lowest Priority at any given time shall be further reduced by an amount equal to the Percentage Interest represented by such Certificate multiplied by the excess, if any, of (A) the then aggregate Certificate Principal Balance of all Classes of Certificates then outstanding over (B) the then aggregate Stated Principal Balance of the Mortgage Loans.

        Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

        Class: Collectively, all of the Certificates bearing the same designation. The initial Class A-V Certificates and any Subclass thereof issued pursuant to Section 5.01(c) shall be a single Class for purposes of this Agreement.

        Class A-P Certificate: Any one of the Certificates designated as a Class A-P Certificate.

        Class A-P Collection Shortfall: With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

        Class A-P Principal Distribution Amount:  As defined in Section 4.02.

     Class A-V Certificate: Any one of the Certificates designated as a Class A-V Certificate, including any Subclass thereof.

        Class B Certificate: Any one of the Certificates designated as a Class B-1 Certificate, Class B-2 Certificate or Class B-3 Certificate.

        Class M Certificate: Any one of the Certificates designated as a Class M-1 Certificate, Class M-2 Certificate or Class M-3 Certificate.

        Closing Date:  As defined in the Series Supplement.

        Code:  The Internal Revenue Code of 1986.

     Combined Collateral LLC: Combined Collateral LLC, a Delaware limited liability company.

        Commission:  The Securities and Exchange Commission.

        Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period and Curtailments during the prior calendar month and included in the Available Distribution Amount for such Distribution Date, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee and all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date; provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to Section 7.02(a) except as may be required pursuant to the last sentence of such Section.

        Cooperative: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

        Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

        Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

        Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

        Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

        Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

        Credit Support Depletion Date: The first Distribution Date on which the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero.

        Credit Support Pledge Agreement: The Credit Support Pledge Agreement, dated as of November 24, 1998, among the Master Servicer, GMAC Mortgage Corporation, Combined Collateral LLC and The First National Bank of Chicago (now known as Bank One, National Association), as custodian.

        Cumulative Insurance Payments:  As defined in the Series Supplement.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

        Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

        Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian pursuant to which the Custodian will hold certain documents relating to the Mortgage Loans on behalf of the Trustee.

        Custodian:  A custodian appointed pursuant to a Custodial Agreement.

        Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto (or due during the month of the Cut-off Date), whether or not received.

        Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

        Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive   Certificate:   Any   Certificate   other  than  a   Book-Entry
Certificate.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

        Delinquent: As used herein, a Mortgage Loan is considered to be: "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Mortgage Loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would then be considered to be 30 to 59 days delinquent. Delinquency information as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

        Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

        Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

        Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

        Determination Date: As defined in the Series Supplement.

        Discount Fraction: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is the Discount Net Mortgage Rate minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is the Discount Net Mortgage Rate. The Discount Fraction with respect to each Discount Mortgage Loan is set forth as an exhibit attached to the Series Supplement.

        Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than the Discount Net Mortgage Rate per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

        Discount Net Mortgage Rate:  As defined in the Series Supplement.

        Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, and if not otherwise included, any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any "electing large partnership," as defined in Section 775(a) of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R
Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

        Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

        Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which the Monthly Payment is due.

        Due Period: With respect to any Distribution Date, the one-month period set forth in the Series Supplement.

        Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of Bank One, National Association, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of the Trustee, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

        Event of Default:  As defined in Section 7.01.

     Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

     Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

     Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then pplicable Special Hazard Amount.

        Excess Subordinate Principal Amount: With respect to any Distribution Date on which the aggregate Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the Lowest Priority is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the aggregate Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date as reduced by any amount calculated pursuant to Section 4.02(b)(i)(E). With respect to any Mortgage Pool that is comprised of two or more Loan Groups, the Excess Subordinate Principal Amount will be allocated between each Loan Group on a pro rata basis in accordance with the amount of
Realized Losses attributable to each Loan Group and allocated to the Certificates on such Distribution Date.

        Exchange Act:  The Securities and Exchange Act of 1934, as amended.
        ------------

        Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property (or, with respect to a Cooperative Loan, the Cooperative Apartment) or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

(a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

(b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

(c) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack:

1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

2.      by military, naval or air forces; or

3.      by an agent of any such government, power, authority or forces;

(d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

(e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

        Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

        Fannie Mae: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

        FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

        FDIC:  Federal Deposit Insurance Corporation or any successor thereto.
        ----

        Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

        Fitch:  Fitch Ratings or its successor in interest.
        -----

        Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

        Form 10-K Certification:  As defined in Section 4.03(e).

     Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

        Freddie Mac: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

        Highest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with a Certificate Principal Balance greater than zero, with the earliest priority for payments pursuant to Section 4.02(a), in the following order: Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

        Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

        Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date, as set forth in the Series Supplement.

        Initial Monthly Payment Fund: An amount representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in the first Due Period commencing subsequent to the Cut-off Date for those Mortgage Loans for which the Trustee will not be entitled to receive such payment, and as more specifically defined in the Series Supplement.

        Initial Notional Amount: With respect to any Class or Subclass of Interest Only Certificates, the amount initially used as the principal basis for the calculation of any interest payment amount, as more specifically defined in the Series Supplement.

     Initial Subordinate Class Percentage: As defined in the Series Supplement.

        Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan (excluding any Certificate Policy (as defined in the Series Supplement)), to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

        Insurer: Any named insurer under any Primary Insurance Policy or any successor thereto or the named insurer in any replacement policy.

        Interest Accrual Period: As defined in the Series Supplement.

     Interest Only Certificates: A Class or Subclass of Certificates not entitled to payments of principal, and designated as such in the Series Supplement. The Interest Only Certificates will have no Certificate Principal Balance.

        Interim Certification:  As defined in Section 2.02.

        International Borrower: In connection with any Mortgage Loan, a borrower who is (a) a United States citizen employed in a foreign country, (b) a non-permanent resident alien employed in the United States or (c) a citizen of a country other than the United States with income derived from sources outside the United States.

        Junior Certificateholder: The Holder of not less than 95% of the Percentage Interests of the Junior Class of Certificates.

        Junior Class of Certificates: The Class of Subordinate Certificates outstanding as of the date of the repurchase of a Mortgage Loan pursuant to
Section 4.07 herein that has the Lowest Priority.

        Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

        Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

        Loan Group: Any group of Mortgage Loans designated as a separate loan group in the Series Supplement. The Certificates relating to each Loan Group will be designated in the Series Supplement.

        Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

        Lower Priority: As of any date of determination and any Class of Subordinate Certificates, any other Class of Subordinate Certificates then outstanding with a later priority for payments pursuant to Section 4.02 (a).

        Lowest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with a Certificate Principal Balance greater than zero, with the latest priority for payments pursuant to Section 4.02(a), in the following order: Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 Certificates.

        Maturity Date: The latest possible maturity date, solely for purposes of
Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of Certificates (other than the Interest Only Certificates which have no Certificate Principal Balance) and each Uncertificated REMIC Regular Interest would be reduced to zero, as designated in the Series Supplement.

     MERS:  Mortgage  Electronic   Registration  Systems,  Inc.,  a  corporation
organized and existing under the laws of the State of Delaware, or any successor thereto.

        MERS(R)  System:   The  system  of  recording   transfers  of  Mortgages
electronically maintained by MERS.

        MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

        MLCC:  Merrill Lynch Credit Corporation, or its successor in interest.

     Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

        Modified Net Mortgage Rate: As to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgage Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

        MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

        Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

        Moody's:  Moody's Investors Service, Inc., or its successor in interest.

        Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

        Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

        Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative

Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

        Mortgage Loan Schedule:  As defined in the Series Supplement.

        Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

        Mortgage Pool: The pool of mortgage loans, including all Loan Groups, if any, consisting of the Mortgage Loans.

        Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto other than a Servicing Modification.

        Mortgaged Property: The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related Cooperative Lease and Cooperative Stock.

        Mortgagor:  The obligor on a Mortgage Note.
        ---------

        Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

     Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

        Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

        Non-United States Person:  Any Person other than a United States Person.

        Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer or Subservicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof. To the extent that any Mortgagor is not obligated under the related Mortgage documents to pay or reimburse any portion of any Servicing Advances that are outstanding with respect to the related Mortgage Loan as a result of a modification of such Mortgage Loan by the Master Servicer, which forgives amounts which the Master Servicer or Subservicer had previously advanced, and the Master Servicer determines that no other source of payment or reimbursement for such advances is available to it, such Servicing Advances shall be deemed to be Nonrecoverable Advances. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company, the Trustee and any Certificate Insurer.

        Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

        Notional Amount: With respect to any Class or Subclass of Interest Only Certificates, an amount used as the principal basis for the calculation of any interest payment amount, as more specifically defined in the Series Supplement.

        Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

        Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of any REMIC formed under the Series Supplement or compliance with the REMIC
Provisions must, unless otherwise specified, be an opinion of Independent counsel.

        Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03, 2.04 or 4.07.

        Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

        Pass-Through Rate:  As defined in the Series Supplement.

     Paying Agent: The Trustee or any successor Paying Agent appointed by the Trustee.

        Percentage Interest: With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Notional Amount (in the case of any Interest Only Certificate) thereof divided by the aggregate Initial Certificate Principal Balance or the aggregate of the Initial Notional Amounts, as applicable, of all the Certificates of the same Class. With respect to a Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

        Permitted Investments:  One or more of the following:

(i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

(iii)federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

(iv) commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

(vi)    other  obligations  or  securities  that are  acceptable  to each Rating
        Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

        Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

        Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        Pledged Amount: With respect to any Pledged Asset Loan, the amount of money remitted to Combined Collateral LLC, at the direction of or for the benefit of the related Mortgagor.

        Pledged Asset Loan: Any Mortgage Loan supported by Pledged Assets or such other collateral, other than the related Mortgaged Property, set forth in the Series Supplement.

        Pledged Assets: With respect to any Mortgage Loan, all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description pledged by Combined Collateral LLC as security in respect of any Realized Losses in connection with such Mortgage Loan up to the Pledged Amount for such Mortgage Loan, and any related collateral, or such other collateral as may be set forth in the Series Supplement.

        Pledged Asset Mortgage Servicing Agreement: The Pledged Asset Mortgage Servicing Agreement, dated as of February 28, 1996 between MLCC and the Master Servicer.

        Pooling and Servicing Agreement or Agreement: With respect to any Series, this Standard Terms together with the related Series Supplement.

        Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of each Mortgage Loan.

        Pool Strip Rate: With respect to each Mortgage Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Mortgage Loan over (b) the Discount Net Mortgage Rate (but not less than 0.00%) per annum.

        Prepayment Distribution Trigger: With respect to any Distribution Date and any Class of Subordinate Certificates (other than the Class M-1 Certificates), a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of such Class and each Class of Subordinate Certificates with a Lower Priority than such Class immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to the sum of the related Initial Subordinate Class Percentages of such Classes of Subordinate Certificates.

        Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the portion of the related Prepayment Period that falls during the prior calendar month, an amount equal to the excess of one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest

(adjusted to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such month to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount of such Curtailment.

        Prepayment Period: As to any Distribution Date and Principal Prepayment in Full, the period commencing on the 16th day of the month prior to the month in which that Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.

        Primary Insurance Policy: Each primary policy of mortgage guaranty insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

        Principal Only Certificates: A Class of Certificates not entitled to payments of interest, and more specifically designated as such in the Series Supplement.

        Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

        Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan that is made by the Mortgagor.

     Program Guide: Collectively, the Client Guide and the Servicer Guide for Residential Funding's Expanded Criteria Mortgage Program.

        Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee is calculated in the case of a Modified Mortgage Loan) (or at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the Due Date in the Due Period related to the Distribution Date occurring in the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

        Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, with a copy to the Custodian,

        (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution);

        (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution;

        (iii)  have a Loan-to-Value  Ratio at the time of substitution no higher
               than  that  of  the  Deleted   Mortgage   Loan  at  the  time  of
               substitution;

        (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan;

          (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and

        (vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage Loan.

Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Pool Strip Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan

        (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted Mortgage Loan for purposes of calculating the Pass-Through Rate on the Class A-V Certificates and

        (ii) the excess of the Pool Strip Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section 4.02 hereof.

        Rating Agency: Each of the statistical credit rating agencies specified in the Preliminary Statement of the Series Supplement. If any agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

        Realized Loss:  With respect to each Mortgage Loan (or REO Property):

          (a) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO

               Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the Due Date in the Due Period related to the Distribution Date on which such Realized Loss will be allocated pursuant to Section 4.05 on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances, Servicing Advances or other expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed,

        (b) which is the subject of a Servicing Modification, (i) (1) the amount by which the interest portion of a Monthly Payment or the principal balance of such Mortgage Loan was reduced or (2) the sum of any other amounts owing under the Mortgage Loan that were forgiven and that constitute Servicing Advances that are reimbursable to the Master Servicer or a Subservicer, and (ii) any such amount with respect to a Monthly Payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received,

        (c) which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation, or

        (d) which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage
Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

To the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

        Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

     Regular Certificate: Any of the Certificates other than a Class R Certificate.

     REMIC: A "real estate  mortgage  investment  conduit" within the meaning of
Section 860D of the Code.

        REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

        REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

        REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

        REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

        REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

        REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

        REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

        Reportable Modified Mortgage Loan: Any Mortgage Loan that (i) has been subject to an interest rate reduction, (ii) has been subject to a term extension or (iii) has had amounts owing on such Mortgage Loan capitalized by adding such amount to the Stated Principal Balance of such Mortgage Loan; provided, however, that a Mortgage Loan modified in accordance with clause (i) above for a temporary period shall not be a Reportable Modified Mortgage Loan if such

Mortgage Loan has not been delinquent in payments of principal and interest for six months since the date of such modification if that interest rate reduction is not made permanent thereafter.

        Request for Release: A request for release, the forms of which are attached as Exhibit F hereto, or an electronic request in a form acceptable to the Custodian.

        Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

        Required Surety Payment: With respect to any Additional Collateral Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) the principal portion of the Realized Loss with respect to such Mortgage Loan and (ii) the excess, if any, of (a) the amount of Additional Collateral required at origination with respect to such Mortgage Loan over (b) the net proceeds realized by the Subservicer from the related Additional Collateral.

        Residential  Funding:   Residential  Funding  Corporation,   a  Delaware
corporation, in its capacity as seller of the Mortgage Loans to the Company and any successor thereto.

        Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant
Secretary, any Trust Officer or Assistant Trust Officer with particular responsibility for this transaction, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

        Retail Certificates: A Senior Certificate, if any, offered in smaller minimum denominations than other Senior Certificates, and designated as such in the Series Supplement.

        Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached as an exhibit to the Series Supplement.

        Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

        Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

        Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans consistent in all material respects with those set forth in the Program Guide.

        Senior Accelerated Distribution Percentage: With respect to any Distribution Date occurring on or prior to the 60th Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, any Loan Group, 100%. With respect to any Distribution Date thereafter and any such Loan Group, if applicable, as follows:

(i) for any Distribution Date after the 60th Distribution Date but on or prior to the 72nd Distribution Date, the related Senior Percentage for such Distribution Date plus 70% of the related Subordinate Percentage for such Distribution Date;

(ii) for any Distribution Date after the 72nd Distribution Date but on or prior to the 84th Distribution Date, the related Senior Percentage for such Distribution Date plus 60% of the related Subordinate Percentage for such Distribution Date;

(iii) for any Distribution Date after the 84th Distribution Date but on or prior to the 96th Distribution Date, the related Senior Percentage for such Distribution Date plus 40% of the related Subordinate Percentage for such Distribution Date;

(iv) for any Distribution Date after the 96th Distribution Date but on or prior to the 108th Distribution Date, the related Senior Percentage for such Distribution Date plus 20% of the related Subordinate Percentage for such Distribution Date; and

(v) for any Distribution Date thereafter, the Senior Percentage for such Distribution Date;

provided, however,
--------  -------

        (i) that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either

               (a)(1)(X) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Subordinate Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Subordinate Certificates or

                (b)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and
        (2) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the Initial Certificate Principal Balances of the Subordinate Certificates, and

        (ii) that for any Distribution Date on which the Senior Percentage is greater than the Senior Percentage as of the Closing Date, the Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%, or, if the Mortgage Pool is comprised of two or more Loan Groups, for any Distribution Date on which the weighted average of the Senior Percentages for each Loan Group, weighted on the basis of the Stated Principal Balances of the Mortgage Loans in the related Loan Group, exceeds the weighted average of the initial Senior Percentages (calculated on such basis) for each Loan Group, each of the Senior Accelerated Distribution Percentages for such Distribution Date will equal 100%.

Notwithstanding the foregoing, upon the reduction of the Certificate Principal Balances of the related Senior Certificates (other than the Class A-P Certificates, if any) to zero, the related Senior Accelerated Distribution Percentage shall thereafter be 0%.

        Senior Certificate:  As defined in the Series Supplement.
        ------------------

        Senior Percentage: As defined in the Series Supplement.
        -----------------

        Senior  Support   Certificate:   A  Senior   Certificate  that  provides
additional credit enhancement to certain other classes of Senior Certificates and designated as such in the Preliminary Statement of the Series Supplement.

        Series: All of the Certificates issued pursuant to a Pooling and Servicing Agreement and bearing the same series designation.

        Series Supplement: The agreement into which this Standard Terms is incorporated and pursuant to which, together with this Standard Terms, a Series of Certificates is issued.

        Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

        Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer or a Subservicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment, (ii) any enforcement or judicial proceedings, including foreclosures, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management and liquidation of any REO Property, (iv) any mitigation procedures implemented in accordance with Section 3.07, and (v) compliance with the obligations under Sections 3.01, 3.08, 3.11, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

        Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

        Servicing Modification: Any reduction of the interest rate on or the outstanding principal balance of a Mortgage Loan, any extension of the final maturity date of a Mortgage Loan, and any increase to the outstanding principal balance of a Mortgage Loan by adding to the Stated Principal Balance unpaid principal and interest and other amounts owing under the Mortgage Loan, in each case pursuant to a modification of a Mortgage Loan that is in default, or for which, in the judgment of the Master Servicer, default is reasonably foreseeable in accordance with Section 3.07(a).

        Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

        Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) suffered by such Mortgaged Property (or Cooperative Apartment) on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

     Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

        Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the sum of (a) the Cut-off Date Principal Balance of the Mortgage Loan plus (b) any amount by which the Stated Principal Balance of the Mortgage Loan has been increased pursuant to a Servicing Modification, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

        Subclass: With respect to the Class A-V Certificates, any Subclass thereof issued pursuant to Section 5.01(c). Any such Subclass will represent the Uncertificated Class A-V REMIC Regular Interest or Interests specified by the initial Holder of the Class A-V Certificates pursuant to Section 5.01(c).

        Subordinate Certificate: Any one of the Class M Certificates or Class B Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and Exhibit C, respectively.

        Subordinate Class Percentage: With respect to any Distribution Date and any Class of Subordinate Certificates, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of such Class of Subordinate Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Subordinate Percentage: As of any Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, any Loan Group, 100% minus the related Senior Percentage as of such Distribution Date.

        Subsequent Recoveries: As of any Distribution Date, amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.10) or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement and assigned to the Trustee pursuant to Section 2.04) specifically related to a Mortgage Loan that was the subject of a Cash Liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

        Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

        Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

        Subservicer  Advance:  Any  delinquent   installment  of  principal  and
interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

        Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

        Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company. With respect to Additional Collateral Loans subserviced by MLCC, the Subservicing Agreement shall also include the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement. With respect to any Pledged Asset Loan subserviced by GMAC Mortgage Corporation, the Addendum and Assignment Agreement, dated as of November 24, 1998, between the Master Servicer and GMAC Mortgage Corporation, as such agreement may be amended from time to time.

        Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such Mortgage Loan.

        Surety: Ambac, or its successors in interest, or such other surety as may be identified in the Series Supplement.

        Surety Bond: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996 in respect to Mortgage Loans originated by MLCC, or the Surety Bond (Policy No. AB0240BE), dated March 17, 1999 in respect to Mortgage Loans originated by Novus Financial Corporation, in each case issued by Ambac for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Surety Bond covers any Additional Collateral Loans, or such other Surety Bond as may be identified in the Series Supplement.

        Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC formed under the Series Supplement and under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

        Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

        Trust Fund: The segregated pool of assets related to a Series, with respect to which one or more REMIC elections are to be made pursuant to this Agreement, consisting of:

(i) the Mortgage Loans and the related Mortgage Files and collateral securing such Mortgage Loans,

(ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan or Pledged Assets for any Pledged Asset Loan, but not including amounts on deposit in the Initial Monthly Payment Fund,

(iii) property that secured a Mortgage Loan and that has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

(iv) the hazard insurance policies and Primary Insurance Policies, if any, the Pledged Assets with respect to each Pledged Asset Loan, and the interest in the Surety Bond transferred to the Trustee pursuant to
        Section 2.01, and

(v)     all proceeds of clauses (i) through (iv) above.

        Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

        Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

        United States Person or U.S. Person: (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person or U.S. Person unless all persons that own an interest in such partnership either directly or indirectly through any chain of entities no one of which is a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States Persons,
(iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain Trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.

        Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate, and more specifically designated in Article XI of the Series Supplement.

Section 1.02.  Use of Words and Phrases.

        "Herein," "hereby," "hereunder," `hereof," "hereinbefore," "hereinafter" and other equivalent words refer to the Pooling and Servicing Agreement as a whole. All references herein to Articles, Sections or Subsections shall mean the corresponding Articles, Sections and Subsections in the Pooling and Servicing Agreement. The definition set forth herein include both the singular and the plural.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;

                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.  Conveyance of Mortgage Loans.
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(a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans in the month of the Cut-off Date). In connection with such transfer and assignment, the Company does hereby deliver to the Trustee the Certificate Policy (as defined in the Series Supplement), if any.

(b) In connection with such assignment, except as set forth in Section 2.01(c) and subject to Section 2.01(d) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee, and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) The original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or a copy of the Mortgage with evidence of recording indicated thereon;

(iii) Unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment with evidence of recording indicated thereon;

(iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of a MIN) with evidence of recordation noted thereon or attached thereto, or a copy of such assignment or assignments of the Mortgage with evidence of recording indicated thereon; and

(v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement.

        and (II) with respect to each Cooperative Loan so assigned:

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

(iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

(iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

(v)     The Security Agreement;

(vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

(ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

(x) A duly completed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and a duly completed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

(c) The Company may, in lieu of delivering the original of the documents set forth in Section 2.01(b)(I)(ii), (iii), (iv) and (v) and Section
        (b)(II)(ii), (iv), (vii), (ix) and (x) (or copies thereof as permitted by Section 2.01(b)) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth in the next sentence. Within thirty Business Days following the earlier of
        (i) the receipt of the original of all of the documents or instruments set forth in Section 2.01(b)(I)(ii), (iii), (iv) and (v) and Section
        (b)(II)(ii), (iv), (vii), (ix) and (x) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

(d) Notwithstanding the provisions of Section 2.01(c), in connection with any Mortgage Loan, if the Company cannot deliver the original of the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof as permitted by Section 2.01(b)) with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of (i) a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, or (ii) a delay in the receipt of certain information necessary to prepare the related assignments, the Company shall deliver or cause to be delivered to the Trustee or the respective Custodian a copy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

        The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(I)(iii) of Section 2.01(b), except (a) in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the Seller and its successors and assigns, and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof as permitted by Section 2.01(b)) with evidence of recording indicated thereon at the time specified in Section 2.01(c). In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

        If the Company delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank, the Company shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee in conjunction with the Interim Certification issued by the Custodian, as contemplated by Section 2.02.

        Any of the items set forth in Sections  2.01(b)(I)(ii),  (iii), (iv) and
(v) and (II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered to the Trustee or the Custodian.

        In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Company further agrees that it will cause, at the Company's own expense, within 30 Business Days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Company to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Company further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.


(e) Residential Funding hereby assigns to the Trustee its security interest in and to any Additional Collateral or Pledged Assets, its right to receive amounts due or to become due in respect of any Additional Collateral or Pledged Assets pursuant to the related Subservicing Agreement and its rights as beneficiary under the Surety Bond in respect of any Additional Collateral Loans. With respect to any Additional Collateral Loan or Pledged Asset Loan, Residential Funding shall cause to be filed in the appropriate recording office a UCC-3 statement giving notice of the assignment of the related security interest to the Trust Fund and shall thereafter cause the timely filing of all necessary continuation statements with regard to such financing statements.

(f) It is intended that the conveyance by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be and the Uncertificated REMIC Regular Interests, if any (as provided for in Section 2.06), be construed as a sale by the Company to the Trustee of the Mortgage Loans and any
Uncertificated REMIC Regular Interests for the benefit of the Certificateholders. Further, it is not intended that such conveyance be deemed to be a pledge of the Mortgage Loans and any Uncertificated REMIC Regular Interests by the Company to the Trustee to secure a debt or other obligation of the Company. Nonetheless, (a) this Agreement is intended to be and hereby is a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be, and hereby is, (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to any and all general intangibles, payment intangibles, accounts, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property and other property of whatever kind or description now existing or hereafter acquired consisting of, arising from or relating to any of the following: (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate and Cooperative Lease, (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note and Mortgage, and (iii) any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) any Uncertificated REMIC Regular Interests and (D) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B),
(C) and (D) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, payment intangibles, negotiable documents, goods, deposit accounts, letters of credit, advices of credit, investment property, certificated securities or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction as in effect (including, without limitation, Sections 8-106, 9-313 and 9-106 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for (as applicable) the Trustee for the purpose of perfecting such security interest under applicable law.

        The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were determined to create a security interest in the Mortgage Loans, any Uncertificated REMIC Regular Interests and the other property described above, such security interest would be determined to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans and any Uncertificated REMIC Regular Interests, as evidenced by an Officers' Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company, (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan or (4) any transfer of any interest of Residential Funding or the Company in any Uncertificated REMIC Regular Interest.

(g) The Master Servicer hereby acknowledges the receipt by it of the Initial Monthly Payment Fund. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the initial Distribution Date. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of any REMIC. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes,
(1) it shall be an outside reserve fund and not an asset of any REMIC, (2) it shall be owned by the Seller and (3) amounts transferred by any REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.

(h) The Company agrees that the sale of each Pledged Asset Loan pursuant to this Agreement will also constitute the assignment, sale, setting-over, transfer and conveyance to the Trustee, without recourse (but subject to the Company's covenants, representations and warranties specifically provided herein), of all of the Company's obligations and all of the Company's right, title and interest in, to and under, whether now existing or hereafter acquired as owner of the Mortgage Loan with respect to any and all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description consisting of, arising from or related to (i) the Assigned Contracts, (ii) all rights, powers and remedies of the Company as owner of such Mortgage Loan under or in connection with the Assigned Contracts, whether arising under the terms of such Assigned Contracts, by statute, at law or in equity, or otherwise arising out of any default by the Mortgagor under or in connection with the Assigned Contracts, including all rights to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, approval or waiver thereunder, (iii) the Pledged Amounts and all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description and all cash and non-cash proceeds of the sale, exchange, or redemption of, and all stock or conversion rights, rights to subscribe, liquidation dividends or preferences, stock dividends, rights to interest, dividends, earnings, income, rents, issues, profits, interest payments or other distributions of cash or other property that secures a Pledged Asset Loan, (iv) all documents, books and records concerning the foregoing (including all computer programs, tapes, disks and related items containing any such information) and (v) all insurance proceeds (including proceeds from the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation or any other insurance company) of any of the foregoing or replacements thereof or substitutions therefor, proceeds of proceeds and the conversion, voluntary or involuntary, of any thereof. The foregoing transfer, sale, assignment and conveyance does not constitute and is not intended to result in the creation, or an assumption by the Trustee, of any obligation of the Company, or any other person in connection with the Pledged Assets or under any agreement or instrument relating thereto, including any obligation to the Mortgagor, other than as owner of the Mortgage Loan.

Section 2.02.  Acceptance by Trustee.
               ---------------------

        The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section

2.01(b)(i) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, and the rights of Residential Funding with respect to any Pledged Assets, Additional Collateral and the Surety Bond assigned to the Trustee pursuant to
Section 2.01, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it, and to deliver to the Trustee a certificate (the "Interim Certification") to the effect that all documents required to be delivered pursuant to Section 2.01(b) above have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above.

        If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it in respect of the items reviewed by it pursuant to the Custodial Agreement. If such omission or defect materially and adversely affects the interests of the Certificateholders, the Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. In furtherance of the foregoing, if the Subservicer or Seller that repurchases the Mortgage Loan is not a member of MERS and the

Mortgage is registered on the MERS(R) System, the Master Servicer, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to such Subservicer or Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material and adverse defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of the Certificateholders.

Section 2.03.  Representations, Warranties and Covenants
                      of the Master Servicer and the Company.
                      --------------------------------------

(a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

(i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

(iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

(v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

(vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading;

(viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02; and

(ix) The Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

(b) Representations and warranties relating to the Mortgage Loans are set forth in Section 2.03(b) of the Series Supplement.

Section 2.04.  Representations and Warranties of Sellers.
               -----------------------------------------

        The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or the Company's rights under such Seller's Agreement relate to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement that have been assigned to the Trustee pursuant to this Section 2.04 or of a breach of any of the representations and warranties made in the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, if required pursuant to Section 2.01, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the amended Schedule of Discount Fractions, to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing

Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, insofar as Residential Funding's rights in respect of such representations and warranties are assigned to the Company pursuant to the Assignment Agreement, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in
Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

        In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of any REMIC to fail to qualify as such at any time that any Certificate is outstanding.

        It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the Trustee's right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

Section  2.05.   Execution  and  Authentication  of   Certificates/Issuance   of
     Certificates Evidencing Interests in REMIC I Certificates.

               As provided in Section 2.05 of the Series Supplement.

Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests; Acceptance by the Trustee.

               As provided in Section 2.06 of the Series Supplement.

Section 2.07. Issuance of Certificates Evidencing Interests in REMIC II.

               As provided in Section 2.07 of the Series Supplement.

Section 2.08.  Purposes and Powers of the Trust.
               --------------------------------

        The purpose of the trust, as created hereunder, is to engage in the following activities:

(a) to sell the Certificates to the Company in exchange for the Mortgage Loans;

(b) to enter into and perform its obligations under this Agreement;

(c) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(d) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

               The trust is hereby authorized to engage in the foregoing activities. Notwithstanding the provisions of Section 11.01, the trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.08 may not be amended, without the consent of the Certificateholders evidencing a majority of the aggregate Voting Rights of the Certificates.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF MORTGAGE LOANS

Section 3.01.  Master Servicer to Act as Servicer.
               ----------------------------------

(a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the commencement, prosecution or completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Master Servicer in accordance with Section 3.16(c), with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Mortgage Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the Master Servicer. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause any REMIC formed under the Series Supplement to fail to qualify as a REMIC under the Code.

The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

(b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

(c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' and Sellers' Obligations.

(a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit E. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

(b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement insofar as the Company's rights with respect to Seller's obligation has been assigned to the Trustee hereunder, to the extent that the non-performance of any such Seller's obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section
2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. For purposes of clarification only, the parties agree that the foregoing is not intended to, and does not, limit the ability of the Master Servicer to be reimbursed for expenses that are incurred in connection with the enforcement of a Seller's obligations (insofar as the Company's rights with respect to such Seller's obligations have been assigned to the Trustee hereunder) and are reimbursable pursuant to Section 3.10(a)(viii).

Section 3.03.  Successor Subservicers.
               ----------------------

        The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor
Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

Section 3.04.  Liability of the Master Servicer.
               --------------------------------

        Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05.  No Contractual Relationship Between Subservicer and
                      Trustee or Certificateholders.

        Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

Section 3.06.  Assumption or Termination of Subservicing Agreements by Trustee.
               ---------------------------------------------------------------

(a) If the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

(b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

Section 3.07.  Collection of Certain Mortgage Loan Payments;
                      Deposits to Custodial Account.
                      -----------------------------

(a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any such advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), capitalize any amounts owing on the Mortgage Loan by adding such amount to the outstanding principal balance of the Mortgage Loan, or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable; provided, further, that (1) no such modification shall reduce the interest rate on a Mortgage Loan below one-half of the Mortgage Rate as in effect on the Cut-off Date, but not less than the sum of the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrues plus the rate at which the premium paid to the Certificate Insurer, if any, accrues, (2) the final maturity date for any Mortgage Loan shall not be extended beyond the Maturity Date, (3) the Stated Principal Balance of all Reportable Modified Mortgage Loans subject to Servicing Modifications (measured at the time of the Servicing Modification and after giving effect to any Servicing Modification) can be no more than five percent of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, unless such limit is increased from time to time with the consent of the Rating Agencies and the Certificate Insurer, if any. In addition, any amounts owing on a Mortgage Loan added to the outstanding principal balance of such Mortgage Loan must be fully amortized over the term of such Mortgage Loan, and such amounts may be added to the outstanding principal balance of a Mortgage Loan only once during the life of such Mortgage Loan. Also, the addition of such amounts described in the preceding sentence shall be implemented in accordance with the Program Guide and may be implemented only by Subservicers that have been approved by the Master Servicer for such purpose. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes, except if such reissuance is described in Treasury Regulation Section 1.860G-2(b)(3).

(b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

(i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(iii) Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds (net of any related expenses of the Subservicer);

(iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

(v) Any amounts required to be deposited pursuant to Section 3.07(c) or 3.21;

(vi) All amounts transferred from the Certificate Account to the Custodial Account in accordance with Section 4.02(a);

(vii) Any amounts realized by the Subservicer and received by the Master Servicer in respect of any Additional Collateral; and

(viii)  Any  amounts  received  by the  Master  Servicer  in  respect of Pledged
        Assets.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

        With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

(c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

(d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

Section 3.08.  Subservicing Accounts; Servicing Accounts.
               -----------------------------------------

(a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

(b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee accrues in the case of a Modified Mortgage Loan) on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

(c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

(d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

Section 3.09.  Access to Certain Documentation and
                      Information Regarding the Mortgage Loans.

        If   compliance   with  this  Section  3.09  shall  make  any  Class  of
Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

Section 3.10.  Permitted Withdrawals from the Custodial Account.
               --------------------------------------------------

(a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

(i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

(ii) to reimburse itself or the related Subservicer for previously unreimbursed Advances, Servicing Advances or other expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on the related Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

(iii)to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate

     (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

(iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds and other property deposited in or credited to the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

(v) to pay to itself as additional servicing compensation any Foreclosure Profits, any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b), and any amounts paid by a Mortgagor in connection with a Principal Prepayment in Full in respect of interest for any period during the calendar month in which such Principal Prepayment in Full is to be distributed to the Certificateholders;

(vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

(vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, and any Advance or Servicing Advance made in connection with a modified Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to Section 3.07(a), to the extent the amount of the Advance or Servicing Advance was added to the Stated Principal Balance of the Mortgage Loan in the prior calendar month, or any Advance reimbursable to the Master Servicer pursuant to Section 4.02(a);

(viii) to reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.01(a), 3.11, 3.13, 3.14(c), 6.03, 10.01 or otherwise, or in connection with enforcing, in accordance with this Agreement, any repurchase, substitution or indemnification obligation of any Seller (other than an Affiliate of the Company) pursuant to the related Seller's Agreement;

(ix) to reimburse itself for Servicing Advances expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

(x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

(b)     Since, in connection with withdrawals  pursuant to clauses (ii),  (iii),
        (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

(c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance relating to an Advance pursuant to Section
        4.04 on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

Section 3.11.  Maintenance of the Primary Insurance
                      Policies; Collections Thereunder.

(a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. The Master Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan-to-Value Ratio is reduced below 80% as a result of principal payments on the Mortgage Loan after the Closing Date. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

(b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the related Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

Section 3.12.  Maintenance of Fire Insurance and
                      Omissions and Fidelity Coverage.

(a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

        If the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy.

(b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for Fannie Mae or Freddie Mac. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

Section 3.13.  Enforcement of Due-on-Sale Clauses; Assumption and
                      Modification Agreements; Certain Assignments.

(a) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

(i)     the  Master  Servicer  shall not be deemed to be in  default  under this
        Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

(ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

(b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall either (i) both (A) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the REMIC Provisions and (B) cause any portion of any REMIC formed under the Series Supplement to fail to qualify as a REMIC under the Code or (subject to Section 10.01(f)), result in the imposition of any tax on "prohibited transactions" or (ii) constitute "contributions" after the start-up date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) without any right of reimbursement or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that any portion of any REMIC formed under the Series Supplement would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on any such REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit M, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage; (ii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iii) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

Section 3.14.  Realization Upon Defaulted Mortgage Loans.
               -----------------------------------------

(a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. Alternatively, the Master Servicer may take other actions in respect of a defaulted Mortgage Loan, which may include (i) accepting a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permitting a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (ii) arranging for a repayment plan or (iii) agreeing to a modification in accordance with Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with
Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and (ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10.

               In addition to the foregoing, the Master Servicer shall use its best reasonable efforts to realize upon any Additional Collateral for such of the Additional Collateral Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Additional Collateral as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Additional Collateral in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Additional Collateral against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Additional Collateral (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Additional Collateral) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any other payment received by the Master Servicer in respect of such Additional Collateral shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10.

               For so long as the Master Servicer is the Master Servicer under the Credit Support Pledge Agreement, the Master Servicer shall perform its obligations under the Credit Support Pledge Agreement in accordance with such Agreement and in a manner that is in the best interests of the Certificateholders. Further, the Master Servicer shall use its best reasonable efforts to realize upon any Pledged Assets for such of the Pledged Asset Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Pledged Assets as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Pledged Assets in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Pledged Assets against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Pledged Assets (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Pledged Assets) shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 3.10. Any other payment received by the Master Servicer in respect of such Pledged Assets shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10.

               Concurrently  with the foregoing,  the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

(b) If title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

(c) If the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property as soon as practicable, giving due consideration to the interests of the Certificateholders, but in all cases within three full years after the taxable year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code (or such shorter period as may be necessary under applicable state (including any state in which such property is located) law to maintain the status of any portion of any REMIC formed under the Series Supplement as a REMIC under applicable state law and avoid taxes resulting from such property failing to be foreclosure property under applicable state law) or, at the expense of the Trust Fund, request, more than 60 days before the day on which such grace period would otherwise expire, an extension of such grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any REMIC formed under the Series Supplement to fail to qualify as a REMIC (for federal (or any applicable State or local) income tax purposes) at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section
3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of
Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

(e) In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

Section 3.15.  Trustee to Cooperate; Release of Mortgage Files.
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(a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit F, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting delivery to it of the Mortgage File. Within two Business Days of receipt of such certification and request, the Trustee shall release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon and to cause the removal from the registration on the MERS(R) System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

(b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit F hereto, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the

Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

(c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

Section 3.16.  Servicing and Other Compensation; Compensating Interest.
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(a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

(b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

(c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections
3.10 and 3.14.

(d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

(e) Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii), and second, to any income or gain realized from any investment of funds held in the Custodial
Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively. In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii), and (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b).

Section 3.17.  Reports to the Trustee and the Company.
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        Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

Section 3.18.  Annual Statement as to Compliance.
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        The Master Servicer will deliver to the Company and the Trustee on or before the earlier of (a) March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date or (b) with respect to any calendar year during which the Company's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

Section 3.19.  Annual Independent Public Accountants' Servicing Report.

        On or before the earlier of (a) March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, or
(b) with respect to any calendar year during which the Company's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the date on which the annual report is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

Section 3.20.  Rights of the Company in Respect of the Master Servicer.
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        The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

Section 3.21.  Administration of Buydown Funds

(a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

(b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.  Certificate Account.

(a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

(b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature or be payable on demand not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature or be payable on demand on such Distribution Date and (ii) any other investment may mature or be payable on demand on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the
Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement. The Trustee or its Affiliates are permitted to receive compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser (with respect to investments made through its Affiliates), administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

Section 4.02.  Distributions.
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                      As provided in Section 4.02 of the Series Supplement.

Section 4.03. Statements to Certificateholders; Statements to Rating Agencies; Exchange Act Reporting.

               (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall either forward by mail or make available to each Holder and the Company, via the Trustee's internet website, a statement (and at its option, any additional files containing the same information in an alternative format) setting forth information as to each Class of Certificates, the Mortgage Pool and, if the Mortgage Pool is comprised of two or more Loan Groups, each Loan Group, to the extent applicable. This statement will include the information set forth in an exhibit to the Series Supplement. Such exhibit shall set forth the Trustee's internet website address together with a phone number. The Trustee shall mail to each Holder that requests a paper copy by telephone a paper copy via first class mail. The Trustee may modify the distribution procedures set forth in this Section provided that such procedures are no less convenient for the Certificateholders. The Trustee shall provide prior notification to the Company, the Master Servicer and the Certificateholders regarding any such modification. In addition, the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer. Also, at the request of a Rating Agency, the Master Servicer shall provide the information relating to the Reportable Modified Mortgage Loans substantially in the form attached hereto as Exhibit Q to such Rating Agency within a reasonable period of time; provided, however, that the Master Servicer shall not be required to provide such information more than four times in a calendar year to any Rating Agency.

               (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and
(ii) of the exhibit to the Series Supplement referred to in subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

               (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this
Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

               (d) Upon the written request of any Certificateholder, the Master Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

               (e) The Master Servicer shall, on behalf of the Depositor and in respect of the Trust Fund, sign and cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. In connection with the preparation and filing of such periodic reports, the Trustee shall timely provide to the Master Servicer (I) a list of Certificateholders as shown on the Certificate Register as of the end of each calendar year, (II) copies of all pleadings, other legal process and any other documents relating to any claims, charges or complaints involving the Trustee, as trustee hereunder, or the Trust Fund that are received by the Trustee, (III) notice of all matters that, to the actual knowledge of a Responsible Officer of the Trustee, have been submitted to a vote of the Certificateholders, other than those matters that have been submitted to a vote of the Certificateholders at the request of the Depositor or the Master Servicer, and (IV) notice of any failure of the Trustee to make any distribution to the Certificateholders as required pursuant to the Series Supplement. Neither the Master Servicer nor the Trustee shall have any liability with respect to the Master Servicer's failure to properly prepare or file such periodic reports resulting from or relating to the Master Servicer's inability or failure to obtain any information not resulting from the Master Servicer's own negligence or willful misconduct. Any Form 10-K filed with the Commission in connection with this Section 4.03(e) shall include a certification, signed by the senior officer in charge of the servicing functions of the Master Servicer, in the form attached as Exhibit O hereto or such other form as may be required or permitted by the Commission (the "Form 10-K Certification"), in compliance with Rules 13a-14 and 15d-14 under the Exchange Act and any additional directives of the Commission. In connection with the Form 10-K Certification, the Trustee shall provide the Master Servicer with a back-up certification substantially in the form attached hereto as Exhibit P. This Section 4.03(e) may be amended in accordance with this Agreement without the consent of the Certificateholders.

Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer.

(a)  Prior to the  close of  business  on the  Determination  Date,  the  Master
Servicer shall furnish a written statement to the Trustee, any Certificate Insurer, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

(b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which

Monthly Payments were not received as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

        The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Company and the Trustee.

        If the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with
Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

        The Trustee shall deposit all funds it receives pursuant to this Section
4.04 into the Certificate Account.

Section 4.05.  Allocation of Realized Losses.
               -----------------------------

                             As   provided   in  Section   4.05  of  the  Series
Supplement.

Section 4.06.  Reports of Foreclosures and Abandonment of Mortgaged Property.
               --------------------------------------------------------------

        The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

Section 4.07.  Optional Purchase of Defaulted Mortgage Loans.
               ----------------------------------------------

        As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer, which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

        If, however, the Master Servicer shall have exercised its right to repurchase a Mortgage Loan pursuant to this Section 4.07 upon the written request of and with funds provided by the Junior Certificateholder and thereupon transferred such Mortgage Loan to the Junior Certificateholder, the Master Servicer shall so notify the Trustee in writing.

Section 4.08.  Surety Bond.
               -----------

(a) If a Required Surety Payment is payable pursuant to the Surety Bond with respect to any Additional Collateral Loan, the Master Servicer shall so notify the Trustee as soon as reasonably practicable and the Trustee shall promptly complete the notice in the form of Attachment 1 to the Surety Bond and shall promptly submit such notice to the Surety as a claim for a Required Surety. The Master Servicer shall upon request assist the Trustee in completing such notice and shall provide any information requested by the Trustee in connection therewith.

(b) Upon receipt of a Required Surety Payment from the Surety on behalf of the Holders of Certificates, the Trustee shall deposit such Required Surety Payment in the Certificate Account and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions of Section 4.02.

(c) The Trustee shall (i) receive as attorney-in-fact of each Holder of a Certificate any Required Surety Payment from the Surety and (ii) disburse the same to the Holders of such Certificates as set forth in Section 4.02.

                                   ARTICLE V

                                THE CERTIFICATES

Section 5.01.  The Certificates.
               ----------------

(a) The Senior, Class M, Class B and Class R Certificates shall be substantially in the forms set forth in Exhibits A, B, C and D, respectively, and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates shall be issuable in the minimum denominations designated in the Preliminary Statement to the Series Supplement.

        The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b) Except as provided below, registration of Book-Entry Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Holders of the Book-Entry Certificates shall hold their respective Ownership Interests in and to each of such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership
Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

        The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

        If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the
Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(c) From time to time Residential Funding, as the initial Holder of the Class A-V Certificates, may exchange such Holder's Class A-V Certificates for Subclasses of Class A-V Certificates to be issued under this Agreement by delivering a "Request for Exchange" substantially in the form attached hereto as Exhibit N executed by an authorized officer, which Subclasses, in the aggregate, will represent the Uncertificated Class A-V REMIC Regular Interests corresponding to the Class A-V Certificates so surrendered for exchange. Any Subclass so issued shall bear a numerical designation commencing with Class A-V-1 and continuing sequentially thereafter, and will evidence ownership of the Uncertificated REMIC Regular Interest or Interests specified in writing by such initial Holder to the Trustee. The Trustee may conclusively, without any independent  verification,  rely on,  and  shall be  protected  in  relying  on,
Residential Funding's determinations of the Uncertificated Class A-V REMIC Regular Interests corresponding to any Subclass, the Initial Notional Amount and the initial Pass-Through Rate on a Subclass as set forth in such Request for Exchange and the Trustee shall have no duty to determine if any Uncertificated Class A-V REMIC Regular Interest designated on a Request for Exchange corresponds to a Subclass which has previously been issued. Each Subclass so issued shall be substantially in the form set forth in Exhibit A and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery in accordance with Section 5.01(a). Every Certificate presented or surrendered for exchange by the initial Holder shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer attached to such Certificate and shall be completed to the satisfaction of the Trustee and the Certificate Registrar duly executed by, the initial Holder thereof or his attorney duly authorized in writing. The Certificates of any Subclass of Class A-V Certificates may be transferred in whole, but not in part, in accordance with the provisions of Section 5.02.

Section 5.02.  Registration of Transfer and Exchange of Certificates.
               ------------------------------------------------------

(a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

(b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class (or Subclass) and aggregate Percentage Interest.

(c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class (or Subclass) and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(d) No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer (except that, if such transfer is made by the Company or the Master Servicer or any Affiliate thereof, the Company or the
               Master Servicer shall provide such Opinion of Counsel at their own expense); provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit H hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit I hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company, and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Company, of the status of such transferee as an Affiliate of the Company or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit J attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

     (e) (i) In the case of any Class B or Class R Certificate presented for registration in the name of any Person, either (A) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of such Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer or (B) the prospective Transferee shall be required to provide the Trustee, the Company and the Master Servicer with a certification to the effect set forth in paragraph six of Exhibit H (with respect to any Class B Certificate) or paragraph fifteen of Exhibit G-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such Transferee or the Person in whose name such registration is requested either (a) is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition (each, a "Plan Investor") or (b) in the case of any Class B Certificate, the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied (each entity that satisfies this clause
          (b), a "Complying Insurance Company").

               (ii) Any Transferee of a Class M Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan Investor, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by
               PTE 97-34,  62 Fed. Reg. 39021 (July 21, 1997),  PTE 2000-58,  65
               Fed. Reg.  67765  (November 13, 2000),  and PTE 2002-41,  67 Fed.
               Reg. 54487 (August 22, 2002) (the "RFC Exemption"), and that it understands that there are certain conditions to the availability of the RFC Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (c) such Transferee is a Complying Insurance Company.

               (iii) (A) If any Class M Certificate (or any interest therein) is acquired or held by any Person that does not satisfy the conditions described in paragraph (ii) above, then the last preceding Transferee that either (i) is not a Plan Investor, (ii) acquired such Certificate in compliance with the RFC Exemption, or (iii) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Class M Certificate. The Trustee shall be under no liability to any Person for making any payments due on such Certificate to such preceding Transferee.

                      (B) Any purported  Certificate  Owner whose acquisition or holding of any Class M Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.02(e) shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, the Underwriters and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

(A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of,
     (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit G-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
     Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit G-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

(C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

(D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit G-2.

(E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

(ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

(iii)(A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

     (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

(iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

(v) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

     (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Senior, Class M or Class B Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

     (B) subject to Section 10.01(f), an Officers' Certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause any portion of any REMIC formed under the Series Supplement to cease to qualify as a REMIC and will not cause
          (x) any portion of any REMIC formed under the Series Supplement to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

(g)  No  service   charge  shall  be  made  for  any  transfer  or  exchange  of
     Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.
               --------------------------------------------------

        If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the

Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04.  Persons Deemed Owners.
               ---------------------

        Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, any Certificate Insurer, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, any Certificate Insurer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and neither the Company, the Master Servicer, the Trustee, any Certificate Insurer, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee, any Certificate Insurer or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

Section 5.05.  Appointment of Paying Agent.
               ---------------------------

        The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders.

        The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

Section 6.01.  Respective Liabilities of the Company and the Master Servicer.
               --------------------------------------------------------------

        The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

(a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

(b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that each Rating Agency's ratings, if any, of the Senior, Class M or Class B Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

(c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

Section 6.03.  Limitation on Liability of the Company,
                      the Master Servicer and Others.

        Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

        Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

Section 6.04.  Company and Master Servicer Not to Resign.
               -----------------------------------------

        Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.

                                  ARTICLE VII

                                     DEFAULT

Section 7.01.  Events of Default.
               -----------------

        Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the Master Servicer shall fail to distribute or cause to be distributed to the Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

(ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

(v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) the Master Servicer shall notify the Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

        If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

        Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

Section 7.02.  Trustee or Company to Act; Appointment of Successor.
               ----------------------------------------------------

(a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

        (b) In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (b). The successor Master Servicer shall cause such assignment to be delivered to the Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Section 7.03.  Notification to Certificateholders.
               -----------------------------------

(a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

(b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 7.04.  Waiver of Events of Default.

        The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause
(i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this
Section 7.04 shall affect the Holders of Certificates in the manner set forth in
Section 11.01(b)(i) or (ii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01.  Duties of Trustee.
               -----------------

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

        The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of any portion of any REMIC formed under the Series Supplement as a REMIC under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

(c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

     (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master

          Servicer and which on their face, do not contradict the requirements of this Agreement;

     (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and
        (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder; and

(v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

Section 8.02.  Certain Matters Affecting the Trustee.
               -------------------------------------

(a)     Except as otherwise provided in Section 8.01:

(i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

(iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

(vii)To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

(b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause any portion of any REMIC formed under the Series Supplement to fail to qualify as a REMIC at any time that any Certificates are outstanding or
        (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).

Section 8.03.  Trustee Not Liable for Certificates or Mortgage Loans.

        The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document, or of MERS or the MERS(R) System. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

Section 8.04.  Trustee May Own Certificates.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

Section 8.05.  Master Servicer to Pay Trustee's Fees
                      and Expenses; Indemnification.

(a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to
        Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

(b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the Trustee's part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement and the Custodial Agreement, provided that:

(i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

(ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

(iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

        Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders pursuant to the terms of this Agreement.

Section 8.06.  Eligibility Requirements for Trustee.
               ------------------------------------

        The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07.  Resignation and Removal of the Trustee.
               --------------------------------------

(a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

(c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08.  Successor Trustee.
               -----------------

(a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.09.  Merger or Consolidation of Trustee.
               ----------------------------------

        Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

Section 8.10.  Appointment of Co-Trustee or Separate Trustee.
               ---------------------------------------------

(a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

(b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11.  Appointment of Custodians.
               -------------------------

        The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11.

Section 8.12.  Appointment of Office or Agency.
               -------------------------------

        The Trustee will maintain an office or agency in the City of New York at the address designated in Section 11.05 of the Series Supplement where

Certificates may be surrendered for registration of transfer or exchange. The Trustee will maintain an office at the address stated in Section 11.05 of the Series Supplement where notices and demands to or upon the Trustee in respect of this Agreement may be served.

                                   ARTICLE IX

              TERMINATION OR OPTIONAL PURCHASE OF ALL CERTIFICATES

Section 9.01. Optional Purchase by the Master Servicer of All Certificates; Termination Upon Purchase by the Master Servicer or Liquidation of All Mortgage Loans

(a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

(i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

(ii) the purchase by the Master Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan) to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of -------- ------- 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of any portion of any REMIC formed under the Series Supplement as a REMIC.

        The right of the Master Servicer to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date, prior to giving effect to distributions to be made on such Distribution Date, being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer shall provide to the Trustee the certification required by
Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer the Mortgage Files pertaining to the Mortgage Loans being purchased.

        In addition to the foregoing, on any Distribution Date on which the Pool Stated Principal Balance, prior to giving effect to distributions to be made on such Distribution Date, is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, the Master Servicer shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest. If the Master Servicer exercises this right to purchase the outstanding Certificates, the Master Servicer will promptly terminate the respective obligations and responsibilities created hereby in respect of the Certificates pursuant to this
Article IX.

(b) The Master Servicer shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund or otherwise) or on which the Master Servicer anticipates that the Certificates will be purchased (as a result of the exercise by the Master Servicer to purchase the outstanding Certificates). Notice of any termination specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation or notice of any purchase of the outstanding Certificates, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Fund or to purchase the outstanding Certificates), or by the Trustee (in any other case) by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

(i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated where required pursuant to this Agreement or, in the case of the purchase by the Master Servicer of the outstanding Certificates, the Distribution Date on which such purchase is to be made,

(ii) the amount of any such final payment, or in the case of the purchase of the outstanding Certificates, the purchase price, in either case, if known, and

(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and in the case of the Senior Certificates, or in the case of all of the Certificates in connection with the exercise by the Master Servicer of its right to purchase the Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders and, if the Master Servicer is exercising its rights to purchase the outstanding Certificates, it shall give such notice to each Rating Agency at the time such notice is given to

Certificateholders. As a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund, the Master Servicer shall deposit in the Certificate Account, before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund, computed as provided above. As a result of the exercise by the Master Servicer of its right to purchase the outstanding Certificates, the Master Servicer shall deposit in an Eligible Account, established by the Master Servicer on behalf of the Trustee and separate from the Certificate Account in the name of the Trustee in trust for the registered holders of the Certificates, before the Distribution Date on which such purchase is to occur in immediately available funds an amount equal to the purchase price for the Certificates, computed as above provided, and provide notice of such deposit to the Trustee. The Trustee will withdraw from such account the amount specified in subsection
(c) below.

(c) In the case of the Senior Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, and in the case of the Class M and Class B Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof in connection with the exercise by the Master Servicer of its right to purchase the Certificates, and otherwise in accordance with Section 4.01(a), the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's election to repurchase the assets of the Trust Fund or the outstanding Certificates, or (ii) if the Master Servicer elected to so repurchase the assets of the Trust Fund or the outstanding Certificates, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest for the related Interest Accrual Period thereon and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a), and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A). Notwithstanding the reduction of the Certificate Principal Balance of any Class of Subordinate Certificates to zero, such Class will be outstanding hereunder until the termination of the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee hereunder in accordance with Article IX.

(d) If any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master

Servicer all amounts distributable to the holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

(e) If any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase of the outstanding Certificates is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer pursuant to Section 9.01(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 9.01, the Trustee shall pay to the Master Servicer all amounts distributable to the Holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 9.01. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 9.01 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder until the Master Servicer has terminated the respective obligations and responsibilities created hereby in respect of the Certificates pursuant to this Article IX. The Master Servicer shall be for all purposes the Holder thereof as of such date.

Section 9.02.  Additional Termination Requirements.
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(a) Each REMIC that comprises the Trust Fund shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of each such REMIC to comply with the requirements of this Section 9.02 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause any such REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding:

(i) The Master Servicer shall establish a 90-day liquidation period for each such REMIC and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for a REMIC under Section 860F of the Code and regulations thereunder;

(ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

(iii) If the Master Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash.

(b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for each REMIC at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.

Section 9.03.  Termination of Multiple REMICs.

        If the REMIC Administrator makes two or more separate REMIC elections, the applicable REMIC shall be terminated on the earlier of the Final Distribution Date and the date on which it is deemed to receive the last deemed distributions on the related Uncertificated REMIC Regular Interests and the last distribution due on the Certificates is made.

                                   ARTICLE X

                                REMIC PROVISIONS

Section 10.01. REMIC Administration.
               --------------------

(a) The REMIC Administrator shall make an election to treat the Trust Fund as one or more REMICs under the Code and, if necessary, under applicable state law. The assets of each such REMIC will be set forth in the Series Supplement. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of each REMIC election in respect of the Trust Fund, Certificates and interests to be designated as the "regular interests" and the sole class of "residual interests" in the REMIC will be set forth in Section 10.03 of the Series Supplement. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any REMIC elected in respect of the Trust Fund other than the "regular interests" and "residual interests" so designated.

(b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

(c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest each Class of the Class R Certificates and shall be designated as "the tax matters person" with respect to each REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1.  The REMIC Administrator, as tax matters person, shall
(i) act on behalf of each REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

(d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to each REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

(e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee, and the Trustee shall forward to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC.

(f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status of each REMIC as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any portion of any REMIC formed under the Series Supplement as a REMIC or (ii) result in the imposition of a tax upon any such REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the
Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to each REMIC created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC created hereunder or any related assets thereof, or causing any such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any such REMIC, and the Trustee shall not take any such action or cause any such REMIC to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC created hereunder as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

(g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of any such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

(h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to any REMIC created hereunder unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such REMIC will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

(k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates (other than the Interest Only Certificates) representing a regular interest in the applicable REMIC and the Uncertificated Principal Balance of each Uncertificated REMIC Regular Interest (other than each Uncertificated REMIC Regular Interest represented by a Class A-V Certificate, if any) and the rights to the Interest Only Certificates and Uncertificated REMIC Regular Interest represented by a Class A-V Certificate would be reduced to zero is the Maturity Date for each such Certificate and Interest.

(l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for each REMIC created hereunder.

(m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of any REMIC created hereunder, (iii) the termination of any such REMIC pursuant to Article IX of this Agreement or
(iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for any such REMIC, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to any such REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of such REMIC as a REMIC or
(b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause such REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

Section 10.02. Master Servicer, REMIC Administrator and Trustee Indemnification.
               -----------------------------------------------------------------

(a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

(b) The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

(c) The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the REMIC Administrator or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in
Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.

Section 10.03. Designation of REMIC(s).

        As provided in Section 10.03 of the Series Supplement.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01. Amendment.
               ---------

(a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

(i)     to cure any ambiguity,

(ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

(iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and
     (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

(v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates, by virtue of their being the "residual interests" in a REMIC, provided that
     (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause any REMIC created hereunder or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee,

(vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or

               (vii) to amend any provision herein or therein that is not material to any of the Certificateholders.

(b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates with a Certificate Principal Balance greater than zero affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

(ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

(c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause any REMIC created under the Series Supplement to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to the Custodian and each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury Regulations Section 1.860G-2(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Senior Certificateholders, the Class M Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit K (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit L, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

Section 11.02. Recordation of Agreement; Counterparts.
               ---------------------------------------

(a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

(b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03. Limitation on Rights of Certificateholders.
               -------------------------------------------

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

(b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04. Governing Law.
               -------------

        This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05. Notices.
               -------

        As provided in Section 11.05 of the Series Supplement.

Section 11.06. Required Notices to Rating Agency and Subservicer.
               --------------------------------------------------

        The Company, the Master Servicer or the Trustee, as applicable, (i) shall notify each Rating Agency at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below, (ii) shall notify the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c)(1), (g)(1), or (i) below, or (iii) provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and
(f) below:

(a)     a material change or amendment to this Agreement,

(b)     the occurrence of an Event of Default,

(c) (1) the termination or appointment of a successor Master Servicer or (2) the termination or appointment of a successor Trustee or a change in the majority ownership of the Trustee,

(d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section
        3.12 or the cancellation or modification of coverage under any such instrument,

(e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

(f) the statements required to be delivered pursuant to Sections 3.18 and 3.19,

(g) (1) a change in the location of the Custodial Account or (2) a change in the location of the Certificate Account,

(h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

(i)     the occurrence of the Final Distribution Date, and

(j)  the repurchase of or substitution for any Mortgage Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer, if applicable, of any such event known to the Master Servicer.

Section 11.07. Severability of Provisions.
               --------------------------

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.08. Supplemental Provisions for Resecuritization.
               ---------------------------------------------

        This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

        Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code).

Section 11.09. Allocation of Voting Rights.

               As provided in Section 11.09 of the Series Supplement.

Section 11.10. No Petition.
               -----------

               As provided in Section 11.10 of the Series Supplement.

                                    EXHIBIT A


FORM OF  CLASS  A  CERTIFICATE,   [PRINCIPAL  ONLY/CLASS  A-P]  CERTIFICATE  AND
     [INTEREST ONLY/CLASS A-V] CERTIFICATE



        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

        [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

Certificate No.                  [        %][Variable] Pass-Through Rate
                --------          --------
                                 [based on a Notional Amount]
Class A-     Senior
Date of Pooling and Servicing    [Percentage Interest:       %]
                                                       ------
Agreement and Cut-off Date:
___________ 1, ____              Aggregate Initial [Certificate Principal
                                 Balance] [[Interest Only/Class A-V] Notional
First Distribution Date:         Amount] [Subclass Notional Amount] of the
_________ 25, ____               Class A-     Certificates:
                                         ----

Master Servicer:                 [Initial] [Certificate Principal
Residential Funding              Balance] [Interest Only/Class A-V] [Subclass]
Corporation                      Notional Amount] of this Certificate:
                                 $                          ]
Assumed Final
Distribution Date:               CUSIP 76110F-
___________ 25, ____


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                                 SERIES ____-___

               evidencing a percentage interest in the distributions allocable to the Class A- Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the [Initial Certificate Principal Balance] [Initial [Interest Only/Class A-V] Notional Amount] of this Certificate by the aggregate [Initial Certificate Principal Balance of all Class A- Certificates] [Initial [Interest Only/Class A-V] Notional Amounts of all [Interest Only/Class A-V] Certificates], both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing

Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class A-Certificates on such Distribution Date. [The [Interest Only/Class A-V] Notional Amount of the [Interest Only/Class A-V] Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such [Interest Only/Class A-V] Certificates.] [The Subclass Notional Amount of the [Interest Only/Class A-V]- Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such [Interest Only/Class A-V]- Certificates immediately prior to such date.] [The [Interest Only/Class A-V][- ] Certificates have no Certificate Principal Balance.]

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The [Initial Certificate Principal Balance] [Initial [Interest Only/Class A-V] Notional Amount] [initial Subclass Notional Amount] of this Certificate is set forth above.] [The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [_________________________],
                                              as Trustee




                                            By:
                                               ---------------------------------
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class A- Certificates referred to in the within-mentioned Agreement.



                                            [---------------------------],
                                                 as Certificate Registrar





                                            By:
                                               ---------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



                                          _______________________________
Dated: ________________________           Signature by or on behalf of assignor




                                           _______________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________ for the account of __________________________ account number _________________, or, if mailed by check, to  ________________________.  Applicable  statements should be mailed to
___________________________.


     This information is provided by ______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT B

                           FORM OF CLASS M CERTIFICATE

        THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [CLASS M-1 CERTIFICATES] [AND CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[____] OF OID PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [_____]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[____] PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE.


        Any Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of this Certificate (or interest herein) that EITHER (a) such Transferee is not an investment manager, a named fiduciary or a trustee of any Plan, OR ANY OTHER PERSON, acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan (a "plan investor"), (B) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-29, 59 Fed. Reg. 14674 (March 29,

1994), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58,
65 Fed. Reg.  67765  (November 13, 2000),  AND PTE 2002-41,  67 Fed. Reg.  54487
(August 22, 2002) (the "RFC Exemption"), and that it understands that there are certain conditions to the availability of the RFC Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (C) (I) the transferee is an insurance company, (II) the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and (iii) the CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A "cOMPLYING INSURANCE COMPANY).

        If this Certificate (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST preceding Transferee that either (i) is not a Plan Investor, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE RFC EXEMPTION, or (iiI) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of this Certificate. The Trustee shall be under no liability to any Person for making any payments due on this Certificate to such preceding Transferee.

        Any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Pooling and Servicing Agreement shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Certificate No.                                   [      ]% Pass-Through Rate

Class M-    Subordinate                           Aggregate Certificate
                                                  Principal Balance
Date of Pooling and Servicing                     of the Class M Certificates:
Agreement and Cut-off Date:                       $
___________ 1, ____
                                                  Initial Certificate Principal
First Distribution Date:                          Balance of this Certificate:
_________ 25, ____                                $

Master Servicer:                                  CUSIP: 76110F-
Residential Funding Corporation

Assumed Final Distribution Date:
___________ 25, ____

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

        evidencing a percentage interest in any distributions allocable to the Class M- Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M- Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               As described above, no transfer of this Class M Certificate will be made unless (i) the Trustee has received either an opinion of counsel or a representation letter, each as described in the Agreement, relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, or
(ii) this Certificate is held by a Depository, in which case the Transferee will be deemed to have made representations relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, as described in Section 5.02(e) of the Agreement. In addition, any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Agreement shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the

Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [____________________________],
                                            as Trustee




                                            By:
                                               ---------------------------------
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class M- Certificates referred to in the within-mentioned Agreement.




                                            [-------------------------],
                                                  as Certificate Registrar



                                            By:
                                               ---------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



                                          _______________________________
Dated: ________________________           Signature by or on behalf of assignor




                                           _______________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________ for the account of __________________________ account number _________________, or, if mailed by check, to  ________________________.  Applicable  statements should be mailed to
___________________________.


     This information is provided by ______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT C


                           FORM OF CLASS B CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND CLASS M CERTIFICATES [AND CLASS B-1] [CLASS B-2 CERTIFICATES] DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE.

Certificate No.                                   [      ]% Pass-Through Rate

Class B-     Subordinate                          Aggregate Certificate
                                                  Principal Balance
Date of Pooling and Servicing                     of the Class B-
Agreement and Cut-off Date:                       Certificates as of
___________ 1, ____                               the Cut-off Date:
                                                  $
First Distribution Date:
_________ 25, ____                                Initial Certificate Principal
                                                  Balance of this Certificate:
Master Servicer:                                  $
Residential Funding Corporation

Assumed Final Distribution Date:
___________ 25, ____


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

       evidencing a percentage interest in any distributions allocable to the Class B- Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               This certifies that Residential Accredit Loans, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B- Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by Section 5.02(e) of the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new

Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [_____________________________],
                                   as Trustee



                                            By:
                                               ---------------------------------
                                                 Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class M- Certificates referred to in the within-mentioned Agreement.



                                            [---------------------------],
                                                 as Certificate Registrar


                                            By:
                                               ---------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



                                          _______________________________
Dated: ________________________           Signature by or on behalf of assignor




                                           _______________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________ for the account of __________________________ account number _________________, or, if mailed by check, to  ________________________.  Applicable  statements should be mailed to
___________________________.


     This information is provided by ______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT D


                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B),
(C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED  ORGANIZATION"),  OR
(F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE

PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.                                   [      ]% Pass-Through Rate

Class R Senior                                    Aggregate Initial Certificate
                                                  Principal Balance of the
Date of Pooling and Servicing                     Class R Certificates:
Agreement and Cut-off Date:                       $100.00
___________ 1, ____
                                                  Initial Certificate Principal
First Distribution Date:                          Balance of this Certificate:
_________ 25, ____                                $

Master Servicer:                                  Percentage Interest:
Residential Funding Corporation                                 %
                                                  --------------

Assumed Final Distribution Date:                  CUSIP 76110F-
___________ 25, ____


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

        evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               This certifies that is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial
Certificate  Principal  Balance of this  Certificate  by the  aggregate  Initial
Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.

               Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the

Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

               No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [____________________________],
                                            as Trustee




                                            By:
                                               ---------------------------------
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class R Certificates referred to in the within-mentioned Agreement.




                                            [----------------------------],
                                                 as Certificate Registrar



                                            By:
                                               ---------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



                                          _______________________________
Dated: ________________________           Signature by or on behalf of assignor




                                           _______________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________ for the account of __________________________ account number _________________, or, if mailed by check, to  ________________________.  Applicable  statements should be mailed to
___________________________.


     This information is provided by ______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT E


                        FORM OF SELLER/SERVICER CONTRACT

        This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this day of , 20 , by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").

        WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

        NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.      INCORPORATION OF GUIDES BY REFERENCE.

        The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.      AMENDMENTS.

        This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.      REPRESENTATIONS AND WARRANTIES.

a.      Reciprocal Representations and Warranties.

               The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

(1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

(2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

(3) There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

(4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

b.                    Seller/Servicer's    Representations,    Warranties    and
                      Covenants.

               In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.      REMEDIES OF RESIDENTIAL FUNDING.

        If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.      SELLER/SERVICER'S STATUS AS INDEPENDENT CONTRACTOR.

        At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.      PRIOR AGREEMENTS SUPERSEDED.

        This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.      ASSIGNMENT.

        This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.      NOTICES.

        All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:




      Attention:
      Telefacsimile Number:  (      )       -
                              ------  ------
9.      JURISDICTION AND VENUE.

        Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.     MISCELLANEOUS.

        This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

        IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                                 SELLER/SERVICER

[Corporate Seal]

                                                       (Name of Seller/Servicer)
By:                                     By:
   --------------------------------
      (Signature) (Signature) By: By:
      (Typed Name)                                       (Typed Name)
Title:                                  Title:
      ------------------------------
======================================= ========================================

ATTEST:                                 RESIDENTIAL FUNDING CORPORATION
[Corporate Seal]

By:                                     By:
   --------------------------------
      (Signature) (Signature) By: By:
      (Typed Name)                                       (Typed Name)
Title:                                  Title:
      ------------------------------

                                    EXHIBIT F
                          FORMS OF REQUEST FOR RELEASE

DATE:

TO:

RE:            REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
MIN#:
Borrower Name(s):
Reason for Document Request:      (circle one)

        Mortgage Loan Prepaid in Full              Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature

******************************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

Enclosed Documents:          [ ]  Promissory Note
                             [ ]  Primary Insurance Policy
                             [ ]  Mortgage or Deed of Trust
                             [ ] Assignment(s) of Mortgage or Deed of Trust
                             [ ]  Title Insurance Policy
                             [ ]  Other:

Name:
     ------------------------
Title:
      -----------------------
Date:
     ------------------------

                                   EXHIBIT G-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                         )
                                 )    ss.:
COUNTY OF                        )
               [NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of
                                    ] [the United States], on behalf of which he
makes this affidavit and
agreement.

2. That the Owner (i) is not and will not be a "disqualified organization" or an electing large partnership as of [date of transfer] within the meaning of Sections 860E(e)(5) and 775, respectively, of the Internal Revenue Code of 1986, as amended (the "Code") or an electing large partnership under Section 775(a) of the Code, (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means an electing large partnership under
Section 775 of the Code, the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations or electing large partnerships, under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on each such partnership), or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person (other than with respect to transfers to electing large partnerships) otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if either the pass-through entity is an electing large partnership under Section 775 of the Code or if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5. The Owner is either (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes and created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate that is described in
Section 7701(a)(30)(D) of the Code, or (iv) a trust that is described in Section 7701(a)(30)(E) of the Code.

6. The Owner hereby agrees that it will not cause income from the Class R Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Owner or another United States taxpayer.

7. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

8. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

9. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

10. The Owner's Taxpayer Identification Number is .

11. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

12. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax; in making this representation, the Owner warrants that the Owner is familiar with (i) Treasury Regulation Section 1.860E-1(c) and recent amendments thereto, effective as of July 19, 2002, and (ii) the preamble describing the adoption of the amendments to such regulation, which is attached hereto as
Exhibit 1.

13. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

14. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

15. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.

               IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this day of , 200 .




                                            [NAME OF OWNER]



                                            By:
                                               ---------------------------------
                                                 [Name of Officer]
                                                 [Title of Officer]
[Corporate Seal]

ATTEST:


[Assistant] Secretary

               Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

          Subscribed and sworn before me this _______ day of _____, 200___.




                                  NOTARY PUBLIC



                        COUNTY OF
                                 ---------------------------
                        STATE OF
                                ----------------------------
                         My Commission  expires the ____ day of _____,20 .

                                    EXHIBIT 1

DEPARTMENT OF THE TREASURY

Internal Revenue Service

26 CFR Parts 1 and 602

[TD 9004]
RIN 1545-AW98


Real Estate Mortgage Investment Conduits

AGENCY: Internal Revenue Service (IRS), Treasury.

ACTION: Final regulations.

-----------------------------------------------------------------------

SUMMARY: This document contains final regulations relating to safe harbor transfers of noneconomic residual interests in real estate mortgage investment conduits (REMICs). The final regulations provide additional limitations on the circumstances under which transferors may claim safe harbor treatment.

DATES: Effective Date: These regulations are effective July 19, 2002.
    Applicability Date: For dates of applicability, see Sec. 1.860E-
(1)(c)(10).

FOR FURTHER INFORMATION CONTACT: Courtney Shepardson at (202) 622-3940 (not a toll-free number).

SUPPLEMENTARY INFORMATION:

Paperwork Reduction Act

    The collection of information in this final rule has been reviewed and, pending receipt and evaluation of public comments, approved by the Office of Management and Budget (OMB) under 44 U.S.C. 3507 and assigned control number 1545-1675.
    The collection of information in this regulation is in Sec. 1.860E-1(c)(5)(ii). This information is required to enable the IRS to verify that a taxpayer is complying with the conditions of this regulation. The collection of information is mandatory and is required. Otherwise, the taxpayer will not receive the benefit of safe harbor treatment as provided in the regulation. The likely respondents are businesses and other for-profit institutions.

    Comments on the collection of information should be sent to the Office of Management and Budget, Attn: Desk Officer for the Department of the Treasury, Office of Information and Regulatory Affairs, Washington, DC, 20503, with copies to the Internal Revenue Service, Attn: IRS Reports Clearance Officer, W:CAR:MP:FP:S, Washington, DC 20224. Comments on the collection of information should be received by September 17, 2002. Comments are specifically requested concerning:
    Whether the collection of information is necessary for the proper performance of the functions of the Internal Revenue Service, including whether the information will have practical utility;
    The accuracy of the estimated burden associated with the collection of information (see below);
    How the quality, utility, and clarity of the information to be collected may be enhanced;
    How the burden of complying with the collection of information may be minimized, including through the application of automated collection techniques or other forms of information technology; and
    Estimates of capital or start-up costs and costs of operation, maintenance, and purchase of service to provide information.
    An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a valid control number assigned by the Office of Management and Budget.
    The estimated total annual reporting burden is 470 hours, based on an estimated number of respondents of 470 and an estimated average annual burden hours per respondent of one hour.
    Books or records relating to a collection of information must be retained as long as their contents may become material in the administration of any internal revenue law. Generally, tax returns and tax return information are confidential, as required by 26 U.S.C. 6103.

Background

    This document contains final regulations regarding the proposed amendments to 26 CFR part 1 under section 860E of the Internal Revenue Code (Code). The regulations provide the circumstances under which a transferor of a noneconomic REMIC residual interest meeting the investigation and representation requirements may avail itself of the safe harbor by satisfying either the formula test or the asset test.
    Final regulations governing REMICs, issued in 1992, contain rules governing the transfer of noneconomic REMIC residual interests. In general, a transfer of a noneconomic residual interest is disregarded for all tax purposes if a significant purpose of the transfer is to

[[Page 47452]]

enable the transferor to impede the assessment or collection of tax. A purpose to impede the assessment or collection of tax (a wrongful purpose) exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the

REMIC's taxable income.
    Under a safe harbor, the transferor of a REMIC noneconomic residual interest is presumed not to have a wrongful purpose if two requirements are satisfied:
(1) the transferor conducts a reasonable investigation of the transferee's financial condition (the investigation requirement); and (2) the transferor secures a representation from the transferee to the effect that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes (the representation requirement).
    The IRS and Treasury have been concerned that some transferors of noneconomic residual interests claim they satisfy the safe harbor even in situations where the economics of the transfer clearly indicate the transferee is unwilling or unable to pay the tax associated with holding the interest. For this reason, on February 7, 2000, the IRS published in the Federal Register (65 FR 5807) a notice of proposed rulemaking (REG-100276-97; REG-122450-98) designed to clarify the safe harbor by adding the "formula test," an economic test. The proposed regulation provides that the safe harbor is unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of: (1) The present value of any consideration given to the transferee to acquire the interest; (2) the present value of the expected future distributions on the interest; and (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.
    The notice of proposed rulemaking also contained rules for FASITs. Section 1.860H-6(g) of the proposed regulations provides requirements for transfers of FASIT ownership interests and adopts a safe harbor by reference to the safe harbor provisions of the REMIC regulations.
    In January 2001, the IRS published Rev. Proc. 2001-12 (2001-3 I.R.B. 335) to set forth an alternative safe harbor that taxpayers could use while the IRS and the Treasury considered comments on the proposed regulations. Under the alternative safe harbor, if a transferor meets the investigation requirement and the representation requirement but the transfer fails to meet the formula test, the transferor may invoke the safe harbor if the transferee meets a two- prong test (the asset test). A transferee generally meets the first prong of this test if, at the time of the transfer, and in each of the two years preceding the year of transfer, the transferee's gross assets exceed $100 million and its net assets exceed $10 million. A transferee generally meets the second prong of this test if it is a domestic, taxable corporation and agrees in writing not to transfer the interest to any person other than another domestic, taxable corporation that also satisfies the requirements of the asset test. A transferor cannot rely on the asset test if the transferor knows, or has reason to know, that the transferee will not comply with its written agreement to limit the restrictions on subsequent transfers of the residual interest.
    Rev. Proc. 2001-12 provides that the asset test fails to be satisfied in the case of a transfer or assignment of a noneconomic residual interest to a foreign branch of an otherwise eligible transferee. If such a transfer or assignment were permitted, a corporate taxpayer might seek to claim that the provisions of an applicable income tax treaty would resource excess inclusion income as foreign source income, and that, as a consequence, any U.S. tax liability attributable to the excess inclusion income could be offset by foreign tax credits. Such a claim would impede the assessment or collection of U.S. tax on excess inclusion income, contrary to the congressional purpose of assuring that such income will be taxable in all events. See, e.g., sections 860E(a)(1), (b),
(e) and 860G(b) of the Code.
    The Treasury and the IRS have learned that certain taxpayers transferring noneconomic residual interests to foreign branches have attempted to rely on the formula test to obtain safe harbor treatment in an effort to impede the assessment or collection of U.S. tax on excess inclusion income. Accordingly, the final regulations provide that if a noneconomic residual interest is transferred to a foreign permanent establishment or fixed base of a U.S. taxpayer, the transfer is not eligible for safe harbor treatment under either the asset test or the formula test. The final regulations also require a transferee to represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base.
    Section 1.860E-1(c)(8) provides computational rules that a taxpayer may use to qualify for safe harbor status under the formula test. Section 1.860E-1(c)(8)(i) provides that the transferee is presumed to pay tax at a rate equal to the highest rate of tax specified in section 11(b). Some commentators were concerned that this presumed rate of taxation was too high because it does not take into consideration taxpayers subject to the alternative minimum tax rate. In light of the comments received, this provision has been amended in the final regulations to allow certain transferees that compute their taxable income using the alternative minimum tax rate to use the alternative minimum tax rate applicable to corporations.
    Additionally, Sec. 1.860E-1(c)(8)(iii) provides that the present values in the formula test are to be computed using a discount rate equal to the applicable Federal short-term rate prescribed by section 1274(d). This is a
change  from  the  proposed   regulation  and  Rev.  Proc.   2001-12.  In  those
publications the provision stated that "present values are computed using a discount rate equal to the applicable Federal rate prescribed in section 1274(d) compounded semiannually" and that "[a] lower discount rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from an unrelated third party." The IRS and the Treasury Department have learned that, based on this provision, certain taxpayers have been attempting to use unrealistically low or zero interest rates to satisfy the formula test, frustrating the intent of the test. Furthermore, the Treasury Department and the IRS believe that a rule allowing for a rate other than a rate based on an objective index would add unnecessary complexity to the safe harbor. As a result, the rule in the proposed regulations that permits a transferee to use a lower discount rate, if the transferee can demonstrate that it regularly borrows substantial funds at such lower rate, is not included in the final regulations; and the Federal short-term rate has been substituted for the applicable Federal rate. To simplify taxpayers' computations, the final regulations allow use of any of the published short-term rates, provided that the present values are computed with a corresponding period of compounding. With the exception of the provisions relating to transfers to foreign branches, these changes generally have the proposed applicability date of February 4, 2000, but taxpayers may choose to apply the interest rate formula set forth in the proposed regulation and Rev. Proc. 2001-12 for transfers occurring before August 19, 2002.
    It is anticipated that when final regulations are adopted with respect to

[[Page 47453]]

FASITs, Sec. 1.860H-6(g) of the proposed regulations will be adopted in substantially its present form, with the result that the final regulations contained in this document will also govern transfers of FASIT ownership interests with substantially the same applicability date as is contained in this document.

Effect on Other Documents

    Rev. Proc. 2001-12 (2001-3 I.R.B. 335) is obsolete for transfers of noneconomic residual interests in REMICs occurring on or after August 19, 2002.

Special Analyses

    It is hereby certified that these regulations will not have a significant economic impact on a substantial number of small entities. This certification is based on the fact that it is unlikely that a substantial number of small entities will hold REMIC residual interests. Therefore, a Regulatory Flexibility Analysis under the Regulatory Flexibility Act (5 U.S.C. chapter 6) is not required. It has been determined that this Treasury decision is not a significant regulatory action as defined in Executive Order 12866. Therefore, a regulatory assessment is not required. It also has been determined that sections 553(b) and 553(d) of the Administrative Procedure Act (5 U.S.C. chapter 5) do not apply to these regulations.

Drafting Information

    The principal author of these regulations is Courtney Shepardson. However, other personnel from the IRS and Treasury Department participated in their development.

List of Subjects

26 CFR Part 1

    Income taxes, Reporting and record keeping requirements.

26 CFR Part 602

    Reporting and record keeping requirements.

Adoption of Amendments to the Regulations

    Accordingly, 26 CFR parts 1 and 602 are amended as follows:

PART 1--INCOME TAXES

    Paragraph 1. The authority citation for part 1 continues to read in part as follows:

    Authority: 26 U.S.C. 7805 * * *

                                   EXHIBIT G-2


                         FORM OF TRANSFEROR CERTIFICATE


                                           __________   , 20    ____


Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota  55437

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R

Ladies and Gentlemen:

               This letter is delivered to you in connection with the transfer by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and __________________, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-1. The Seller does not know or believe that any representation contained therein is false.

3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.


                                Very truly yours,


                                            (Seller)



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT H


                     FORM OF INVESTOR REPRESENTATION LETTER


                                  ______________, 20 ____

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

==================
------------------

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN  55437

Attention:  Residential Funding Corporation Series ____-___

               RE: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, [Class B-]

Ladies and Gentlemen:

               (the "Purchaser") intends to purchase from (the "Seller") $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and __________________, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that:

1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

     4. The Purchaser has been furnished with, and has had an opportunity to review (a) [a copy of the Private Placement Memorandum, dated ______________, 20___, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

     5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that

          (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

6.             The Purchaser

(a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

(b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

        In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either 6(a) or (b) above.


                                Very truly yours,





                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT I


                    FORM OF TRANSFEROR REPRESENTATION LETTER


                                                ___________, 20  ___

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

==================
------------------

Attention: Residential Funding Corporation Series ____-___

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, [Class B-]

Ladies and Gentlemen:

               In connection with the sale by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and __________________, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

               Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                Very truly yours,


                                            (Seller)



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT J


                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]

                            Description  of  Rule  144A  Securities,   including
numbers:


____________________________________________________________________________


               The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of ___________ 1, ____ among Residential Funding Corporation as Master Servicer, Residential
        Accredit Loans, Inc. as depositor pursuant to Section 5.02 of the Agreement and __________________, as trustee, as follows:

(a) The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

(b) The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

(c) The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

(d) Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

(e) The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

               [3. The Buyer

(a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss. 2510.3-101; or

(b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.]

4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

               IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


Print Name of Seller                              Print Name of Buyer
By:                                               By:
   ------------------------------------------
   Name:                                             Name:
   Title:                                            Title:
Taxpayer Identification                           Taxpayer Identification:
No.                                               No:
   ------------------------------------------
Date:                                             Date:
     ----------------------------------------

                              ANNEX 1 TO EXHIBIT J


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

-- Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

-- Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

-- Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

-- Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

-- Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

-- State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

-- ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

-- Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

-- SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

-- Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

-- Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit,  (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                           Will the Buyer be purchasing the Rule 144A
Yes           No           Securities only for the Buyer's own account?


6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.




                               Print Name of Buyer


                                            By:
                                                 -------------------------------
                                                 Name:
                                     Title:


                                            Date:
                                                 -------------------------------

                              ANNEX 2 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

8. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

9. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

-- The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

-- The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

10. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

11. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

12. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

13. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.




                               Print Name of Buyer


                                            By:
                                                 ------------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                       ------------------------


                                            IF AN ADVISER:



                               Print Name of Buyer


                                            Date:
                                                 ------------------------------

                                    EXHIBIT K


                   [TEXT OF AMENDMENT TO POOLING AND SERVICING
                  AGREEMENT PURSUANT TO SECTION 11.01(E) FOR A
                                LIMITED GUARANTY]

                                   ARTICLE XII

             Subordinate Certificate Loss Coverage; Limited Guaranty

               Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Sub-Servicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Sub-Servicer Advances previously made, (which will not be Advances or Sub-Servicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Sub-Servicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Sub-Servicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

               (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

               (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X) minus the sum of (i) all previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to
Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

               (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

               (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

               (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss

Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

               Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supercession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supercession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                  EXHIBIT L


                           [FORM OF LIMITED GUARANTY]


                                LIMITED GUARANTY


                        RESIDENTIAL ACCREDIT LOANS, INC.


                 Mortgage Asset-Backed Pass-Through Certificates
                                 Series ____-___


                                            ______________, 200   ___

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

Ladies and Gentlemen:

     WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of ___________ 1, ____ (the "Servicing Agreement"), among Residential Accredit Loans, Inc. (the "Company"), Residential Funding and __________________ (the "Trustee") as amended by Amendment No. ------ thereto, dated as of , with respect to the Mortgage Asset-Backed Pass-Through Certificates, ---------------- Series ____-___ (the "Certificates"); and

               WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

               WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

               NOW THEREFORE, in consideration of the premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

     1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related

Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section
12.01 of the Servicing Agreement.

               (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

3. Modification, Amendment and Termination. This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.



                            GENERAL MOTORS ACCEPTANCE
                                            CORPORATION


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


Acknowledged by:


------------------,
    as Trustee


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------



RESIDENTIAL ACCREDIT LOANS, INC.


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------

                                    EXHIBIT M


          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                                            , 20
                                        --------------------    --------

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota  55437

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

               Re:  Mortgage  Asset-Backed  Pass-Through  Certificates,   Series
                    ____-___ Assignment of Mortgage Loan

Ladies and Gentlemen:

     This letter is delivered to you in connection with the assignment by (the "Trustee") to (the "Lender") of (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

(i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

(ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

(iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

(iv) such assignment is at the request of the borrower under the related Mortgage Loan.



                                Very truly yours,



                                            (Lender)


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------

                                  EXHIBIT N


                          FORM OF REQUEST FOR EXCHANGE

                                                    [DATE]

==================
------------------

               Re:    Residential Accredit Loans, Inc.,
                      Mortgage Asset-Backed Pass-Through Certificates, Series ____-___

               Residential Funding Corporation, as the Holder of a % Percentage Interest of the [Interest Only/Class A-V][-1] Certificates, hereby requests the Trustee to exchange the above-referenced Certificates for the Subclasses referred to below:

1. [Interest Only/Class A-V]- Certificates, corresponding to the following Uncertificated REMIC Regular Interests:
                      [List numbers corresponding to the related loans and Pool Strip Rates from the Mortgage Loan Schedule]. The initial Subclass Notional Amount and the Initial Pass-Through Rate on the [Interest Only/Class A-V]- Certificates will be $ and %, respectively.

2.                    [Repeat as appropriate.]

               The Subclasses requested above will represent in the aggregate all of the Uncertificated REMIC Regular Interests represented by the [Interest Only/Class A-V][-1] Certificates surrendered for exchange.

               All capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of ___________ 1, ____, among Residential Accredit Loans, Inc., Residential Funding Corporation and __________________, as trustee.



                                            RESIDENTIAL FUNDING CORPORATION



                                            By:
                                               ------------------------------
                                            Name:
                                            Title:

                                  EXHIBIT O

                         Form of Form 10-K Certification


        I, [identify the certifying individual], certify that:

        1. I have reviewed the annual report on Form 10-K for the fiscal year [____], and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of the trust (the "Trust") created pursuant to the Series Supplement dated ___________________ to the Standard Terms of Pooling and Servicing Agreement dated ____________________ (together, the "P&S Agreement") among Residential
Accredit Loans, Inc. (the "Company"), Residential Funding Corporation (the "Master Servicer") and [Name of Trustee] (the "Trustee");

        2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

        3. Based on my knowledge, the servicing information required to be provided to the Trustee by the Master Servicer under the P&S Agreement for inclusion in these reports is included in these reports;

        4. I am responsible for reviewing the activities performed by the Master Servicer under the P&S Agreement and based upon my knowledge and the annual compliance review required under the P&S Agreement, and, except as disclosed in the reports, the Master Servicer has fulfilled its obligations under the P&S Agreement; and

        5. The reports disclose all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers as set forth in the P&S Agreement, that is included in these reports.

        In giving the certifications above, I have reasonably relied on the information provided to me by the following unaffiliated parties: [the Trustee].

Date:_______________________



____________________________*
Name:
Title:

               * to be signed by the senior officer in charge of the servicing functions of the Master Servicer

                                    EXHIBIT P


            [FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE]

     The undersigned, a Responsible Officer of [_________] (the "Trustee") certifies that:

        (a) The Trustee has performed all of the duties specifically required to be performed by it pursuant to the provisions of the Pooling and Servicing Agreement dated as of [_________], 20[__] (the "Agreement") by and among [__________], as depositor, Residential Funding Corporation, as master servicer, and the Trustee in accordance with the standards set forth therein.

        (b) Based on my knowledge, the list of Certificateholders as shown on the Certificate Register as of the end of each calendar year that is provided by the Trustee pursuant to the Agreement is accurate as of the last day of the 20[__] calendar year.

Capitalized terms used and not defined herein shall have the meanings given such terms in the Agreement.



     IN WITNESS WHEREOF, I have duly executed this certificate as of _________, 20__.]




                                      Name:______________________
                                     Title:

                                   EXHIBIT Q

INFORMATION TO BE PROVIDED BY THE MASTER SERVICER TO THE RATING AGENCIES RELATING TO REPORTABLE MODIFIED MORTGAGE LOANS

Account number

Transaction Identifier
Unpaid Principal Balance prior to Modification Next Due Date Monthly Principal and Interest Payment Total Servicing Advances Current Interest Rate Original Maturity Date Original Term to Maturity (Months) Remaining Term to Maturity
(Months) Trial Modification Indicator Mortgagor Equity Contribution Total Servicer Advances Trial Modification Term (Months) Trial Modification Start Date Trial Modification End Date Trial Modification Period Principal and Interest Payment Trial Modification Interest Rate Trial Modification Term Rate Reduction Indicator Interest Rate Post Modification Rate Reduction Start Date Rate Reduction End Date Rate Reduction Term

Term Modified Indicator
Modified Amortization Period
Modified Final Maturity Date
Total Advances Written Off
Unpaid Principal Balance Written Off
Other Past Due Amounts Written Off
Write Off Date
Unpaid Principal Balance Post Write Off
Capitalization Indicator
Mortgagor Contribution
Total Capitalized Amount
Modification Close Date
Unpaid Principal Balance  Post Capitalization Modification
Next Payment Due Date per Modification Plan
Principal and Interest Payment Post Modification

Interest Rate Post Modification
Payment Made Post Capitalization
Delinquency Status to Modification Plan